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As filed with the Securities and Exchange Commission on May 1, 2003

                                                                                                                                                  Registration No. 333-104181

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

___________

BAYVIEW FINANCIAL SECURITIES COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	56-2336517 (I.R.S. Employer Identification No.)

4425 Ponce de Leon Boulevard, 4th Floor

Coral Gables, Florida  33146

                  (305) 341-563

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

David E. Quint

Bayview Financial Securities Company, LLC

4425 Ponce de Leon Boulevard, 4th Floor

Coral Gables, Florida  33146

(305) 341-5632

(Name, address, including zip code and telephone number,

including area code, of agent for service)

_______________________

Copies to:

Edward E. Gainor, Esq. McKee Nelson LLP 1919 M Street Washington, D.C. 20036 (202) 775-4137	Brian E. Bomstein, Esq. Bayview Financial Securities Company, LLC 4425 Ponce de Leon Boulevard, 4th Floor Coral Gables, Florida 33146 (305) 341-5611

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

_______________

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  X

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset-Backed Certificates and Asset-Backed Notes	$1,000,000.00	100%	$4,000,000,000.00	$323,600.00(3)

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Calculated pursuant to Rule 457(o) under the Securities Act.

(3)

$80.90 previously paid.

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_________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains three base Prospectuses (each, a “Prospectus”) relating to the offering of one or more series of securities each of which will include one or more classes of certificates and/or one or more classes of notes.

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The first Prospectus (the “Residential Mortgage Prospectus”) contemplates the securitization of assets which may include one or more mortgage pools containing mortgage loans or participation interests in mortgage loans, including loans secured by one- to four-family residential properties, manufactured housing, shares in a cooperative corporation, multifamily properties, mixed use residential and commercial properties and unimproved land.

The second Prospectus (the “Commercial Mortgage Prospectus”) contemplates the securitization of assets which may include one or more mortgage pools containing mortgage loans or participation interests in mortgage loans, including loans secured by commercial properties, mixed use residential and commercial properties, multifamily properties and unimproved land.

The third Prospectus (the “Loan Prospectus”) contemplates the securitization of assets which may include (1) one or more mortgage pools containing (A) mortgage loans or participation interests in mortgage loans, including loans secured by one- to four-family residential properties, manufactured housing, shares in a cooperative corporation, commercial properties, mixed use residential and commercial properties, multifamily properties and unimproved land, (B) mortgage-backed securities insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae and (C) certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and  (2) one or more pools containing mortgage-backed or asset-backed securities.

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This Registration Statement also contains three forms of prospectus supplement with respect to each of the three Prospectuses.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2003

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [        ])

$[                ] (Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Certificates

[                     ],

[Servicer/Master Servicer]

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index beginning on page S-[   ] of this prospectus supplement.

The certificates will represent interests in the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue the following certificates (1):

   Class

[Price

[Proceeds

Principal

Interest

   to

[Underwriting

     to

CUSIP

Class

Balance (2)

Rate (3)

Public

    Discount

Depositor

Number

[   ]

$[        ]

[   ]%

$[        ]

[             ]

$[       ]

[   ]

  [        ]

[   ]

  [       ]]

[             ]]

  [       ]]

(1)

[In general, interest and principal payable on any distribution date will be paid first to the certificates identified with an A in their class designation, then to the Class M and Class B certificates, in that order.]

(2)

These amounts are approximate, as described in this prospectus supplement.

(3)

The interest rate for each class of certificates will be [to be described as applicable].

[The Trust will also issue class [   ] certificates that will be entitled to receive distributions of [to be described] and [REMIC residual certificates].

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the chart above [and not to the class [   ] certificates or the [REMIC residual certificates].

[Describe assets of trust fund.]

[Describe underwriting arrangements.]

The closing date for the offering of the certificates is expected to be on or about [         ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The securities offered by this prospectus supplement will be purchased by [the underwriters], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to the depositor from the sale of these securities will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriters’ commission will be the difference between the price they pay to the depositor for the offered securities and the amount they receive from the sale of the offered securities to the public.]

[Underwriters]

The date of this prospectus supplement is _______________, 2003

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

                                                                                    Page

Summary Of Terms

S-3

Risk Factors

S-8

  Limited Obligations

S-8

  Potential Inadequacy Of Credit

     Enhancement

S-8

  Unpredictability And Effect Of

     Prepayments

S-11

  Geographic Concentration  Of

    Mortgage Loans

S-11

  Greater Risk Involving Certain

    Property Types

S-12

  [Greater Risk Involving Higher

    Loan-To-Value Ratios

S-13

  [Greater Risk Involving Balloon

    Mortgage Loans

S-13

  Limited Ability To Resell

    Certificates

S-14

Description Of The Certificates

S-15

  General

S-15

  Book-Entry Registration

S-16

  Priority Of Distributions

S-17

  Distributions Of Interest

S-18

  Distributions Of Principal

S-19

  Available Distribution Amount

S-20

  Credit Enhancement

S-21

  [The Residual Certificate

S-21

  [Allocation Of Realized Losses

S-22

  Final Scheduled Distribution Date

S-24

  The Trustee

S-24

Description Of The Mortgage Loans

S-24

  General

S-24

  [Certain Mortgaged Properties

    Securing Mortgage Loans

S-33

  [The Fixed Rate Mortgage Loans

S-33

  [The Adjustable Rate Mortgage

    Loans

S-33

                                                                                    Page

  [Primary Mortgage Insurance

S-36

  [Multifamily And Mixed Use Loans

S-36

  Changes In The Mortgage Loans

S-37

  Servicing Of The Mortgage Loans

S-38

The Pooling And Servicing Agreement,

  Servicing Agreements And

  Administration Agreement

S-38

  General

S-38

  Certain Matters Under The

    Agreements

S-39

  Servicing Compensation and

    Payment Of Expenses

S-40

  Amendment

S-41

  Voting Rights

S-41

  Early Termination

S-41

Certain Yield And Prepayment

  Considerations

S-42

  General

S-42

  Yield Considerations Related to

    the Class [   ] Certificates

S-45

  Subordinate Certificates

S-46

  Modeling Assumptions

S-46

Material Federal Income Tax

  Considerations

S-50

  General

S-50

  [Residual Certificates

S-50

Legal Investment Considerations

S-51

Underwriting

S-51

ERISA Considerations

S-52

Legal Matters

S-52

Ratings

S-52

Index Of Defined Terms

S-54

Annex I Global Clearance, Settlement

  and Tax Documentation

  Procedures

S-A-1

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Whenever we refer to a percentage of some or all of the loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the scheduled principal balance of a loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

Parties

Originators

The loans were originated by various banks and lending institutions.

Seller

[         ] will sell the loans to the depositor.

Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, will sell the loans to the series [      ] trust.

Master Servicer

[to be inserted as applicable]

Servicer[s]

[to be inserted as applicable]

The Offered Certificates

Bayview Financial [      ] Trust [        ] is offering the Class [      ] and Class [      ] Asset-Backed Certificates as part of series [      ].  Each class of certificates will be issued in book-entry form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the certificates.

The certificates will represent ownership interests in the assets of the trust fund and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust fund].

The certificates will have an approximate aggregate initial principal amount of $[   ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

Servicing

[          ] will service the mortgage loans in the trust pursuant to a servicing agreement among the seller, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement” in this prospectus supplement.

[The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein.  If the servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the pooling and servicing agreement.]

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest Payments

Interest will accrue on each class of the certificates at the annual rate described in this prospectus supplement.

[You will receive from each pool of loans only the payments of interest that the component parts of your class of certificates relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of loans if those loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Certificates — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of certificates will be determined by (1) funds actually received on the loans that are available to make payments on each class of certificates, (2) the amount of interest received on the loans that is used to pay principal on each class of certificates, calculated as described in this prospectus supplement, (3) [the amount of principal received on the loans that is released to the residual certificate, calculated as described in this prospectus supplement] [, and (4)               ].

Funds actually received on the loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted loans, or repurchases of loans under the circumstances described in this prospectus supplement.

See “Description of the Certificates — Payments of Principal” in this prospectus supplement.

The last possible day on which the payment of principal on the certificates could be made is [          ] and is referred to as the last scheduled distribution date.  The certificates could be paid in full before the last scheduled distribution date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of certificates will be paid in full.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

The payment structure includes [forms of credit enhancement to be described as applicable].  [The certificates will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [   ] certificates and, to a lesser extent, the holders of class [   ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal amount of the loans is expected to exceed the total principal balance of the certificates by approximately $[        ] or approximately [   ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the loans in each pool is expected to exceed the total principal amount of the certificates’ component parts that relate to each pool of loans in approximately the same proportion.

Any interest received on the loans in each pool in excess of the amount needed to pay interest on the certificates’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal balance of those component parts in order to reduce the total principal balance of the certificates to a level set by the rating agencies until the total principal balance of the loans exceeds the total outstanding principal amount of the certificates, and the total principal balance of the loans in each pool exceeds the total principal amount of the certificates’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the loans to maintain overcollateralization.

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit

Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [   ], the assets of the trust will include [__ pools of] mortgage loans with a total principal balance of approximately $[   ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Participation Interests

On the closing date the assets of the trust will include [   ] participation interests in participated mortgage loans having an aggregate principal balance of approximately $[          ].  Each participated mortgage loan with respect to which a participation interest is included in the assets of the trust is participated pursuant to a participation agreement.  The participated mortgage loans will be serviced by [       ] for the benefit of the holders of the participation interests.  Under each participation agreement, the participation servicer will distribute amounts required to be distributed under the participation servicing agreement to the participants in accordance with their percentage interests.

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets” in the prospectus for a general description of the participation interests.]

[The Pre-Funding Arrangement

On the closing date, approximately $[          ] will be deposited by [          ] in a pre-funding account maintained by the trustee.  It is intended that additional loans will be sold to the trust by the depositor from time to time, from [          ] until [          ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional loans if applicable.]]

[Optional Termination

[          ] will have the option to purchase all the loans and the other assets of the trust fund on any distribution date when the total principal balance of the loans declines to [   ]%, or less, of their initial total principal balance.  If [            ] does not exercise that option, [          ] may purchase the loans.

If the loans in any pool and the other assets of the pool are purchased, the certificateholders will be paid accrued interest (on the certificates’ component parts that relate to that pool) and principal equal to the outstanding principal balance of those component parts.

See “Description of the Certificates —[          ]” in this prospectus supplement for a description of the purchase price to be paid for the loans.]

Tax Status

[REMIC or FASIT status to be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the notes.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

Each class of notes will initially have the following ratings from [                ]:

Class

Rating

A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the certificates.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the certificates might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

Limited Obligations

The assets of the trust fund, including any form of credit enhancement, are the sole source of payments on the certificates.  The certificates are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the certificates.  If credit enhancement is not available, holders of the certificates may suffer losses on their investment.

Potential Inadequacy of Credit Enhancement

[The certificates are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that certificateholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of loans, it will be necessary that those loans generate more interest than is needed to pay interest on the certificates and fees and expenses of the trust fund.  We expect that the loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the loans is higher than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the loans will generate:

•

Prepayments.  Every time a loan is prepaid, total excess interest after the date of prepayment will be reduced because that loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately large number of high interest rate loans would have a greater negative effect on future excess interest.

•

Defaults.  The rate of defaults on the loans may turn out to be higher than expected.  Defaulted loans may be liquidated, and liquidated loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate loans would have a greater negative effect on future excess interest.

•

[Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to certificateholders, so less cash will be available as excess interest.]

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.

Subordination.  Subordination in right of payment of the class [   ] certificates to the class [   ] certificates provides a form of credit enhancement for the class [   ] certificates.  However, if this subordination is insufficient to absorb losses in excess of any overcollateralization that is created, then holders of class [   ] certificates will not, and holders of class [   ] certificates may never receive all of their principal payments.

You should consider the following:

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created, the principal balance of your certificate will be reduced proportionately with the balances of the other class [   ] certificates by the amount of that excess;

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created plus the total balance of the class [   ] certificates, the principal balance of your certificate will be reduced proportionately with the balances of the other class [   ] certificates by the amount of that excess; and

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created plus the total balance of the class [   ] and class [   ] certificates, the principal balance of your certificate will be reduced proportionately with the balances of the other class [   ] certificates by the amount of that excess.

If, after overcollateralization is created in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fluid, the excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates by application of losses.  These payments will be made in order of seniority.  We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

•

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

[Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the certificates.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

•

weak economic conditions in [          ], [          ], and [          ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

•

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•

declines in the residential real estate market of a particular state may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; and

•

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ], [          ], and other [          ] states have experienced severe wildfires that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe wildfires.  Mortgaged properties in these states may have been affected by these fires.  In addition, [          ], [          ] and other [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the mortgage loans are secured by liens on multifamily properties or mixed use properties.]  [Approximately [   ]% of the mortgage loans are secured by liens on [manufactured homes/cooperative dwellings]].  Mortgage loans secured by multifamily property, mixed use property, [manufactured homes or cooperative dwellings] may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

[Greater Risk Involving Higher Loan-to-Value Ratios

Mortgage loans with higher original loan-to-value ratios may also present a greater risk of loss.  In particular, approximately [   ]% of the mortgage loans are known to have had loan-to-value ratios at origination or modification in excess of 80%.  [          ] will acquire for the benefit of the trust loan-level primary mortgage insurance policies to be issued by [       ] with respect to approximately [   ]% of those mortgage loans with original loan-to-value ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy.

Additionally, many of the mortgage loans may have a current loan-to-value ratio higher than the original loan-to-value ratio because the value of the related mortgaged property has declined at a faster rate than the amortization of the related mortgage loan.  No assurance can be given that the value of these mortgaged properties will not continue to decline.  Mortgage loans with high original loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with lower original loan-to-value ratios.  In addition, in the event of a bankruptcy or other proceeding, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, any losses may reduce the amounts available to be paid to the holders of the certificates.

See “Description of the Mortgage Loans—[Primary Mortgage Insurance]” in this prospectus supplement for a description of factors affecting this risk.]

[Greater Risk Involving Balloon Mortgage Loans

Approximately [   ] % of the mortgage loans are balloon mortgage loans.  These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity.  Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower’s ability to either timely refinance the balloon mortgage loan or timely sell the underlying mortgaged property.  Many borrowers may have erratic payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.

For additional information regarding balloon mortgage loans, see “Description of the Mortgage Loans” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.]

Limited Ability to Resell Certificates

The certificates will not be listed on any securities exchange.  The Underwriters are not required to assist in resales of the certificates, although they may do so.  A secondary market for the certificates may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your certificates, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

[The Series [   ] Asset-Backed Certificates (the “Certificates”) will consist of the following Classes:

•

the Class [   ] Certificates (the “Senior Certificates”);

•

the Class [   ] Certificates (the “Subordinate Certificates”); and

•

the Class R Certificate (the “Residual Certificate”).

The Senior Certificates and the Class [   ] Certificates are sometimes referred to herein as the “Offered Certificates.”  Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.

The Trust Fund will generally consist of:

•

the Loans;

•

deposits in the Certificate Account made in respect of the Loans;

•

property acquired by foreclosure of the Loans or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

Each Class of Offered Certificates will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Class Principal Balance”).  The REMIC Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Loans is increased or decreased as described under “Description of the Loans” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [          ] (each, a “Distribution Date”), to Certificateholders of record on the immediately preceding Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Distribution Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or [      ]] are closed.

Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to each Certificateholder’s address as it appears on the books of the Trustee, or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of an Offered Certificate will be made only upon presentation and surrender of the Certificate at the corporate trust office of the Trustee.  See “The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement.”

[to be provided as applicable]

Book-Entry Registration

General

Each class of Offered Certificates (the “Book-Entry Certificates”) will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Book-Entry Certificates will be issued in fully registered, certificated form in minimum denominations in principal amount of $[       ] and integral multiples of $1 in excess thereof.

Each class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex I hereto.]

No person acquiring an interest in a  Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Certificate”), except as set forth below under “Definitive Certificates” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Certificates are issued for the Book-Entry Certificates:

•

the only “Certificateholder” of the Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement;

•

Beneficial Owners of the Certificates offered hereby will receive all payments of principal of, and interest on, the Certificates from the Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

•

while the Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of, and interest on, the Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

[The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.]

Neither the Depositor nor the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Certificates

Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Certificates — Book-Entry Registration,” the Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective classes and principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and the Book-Entry Certificates, see “Description of the Certificates—Book-Entry Registration” in the prospectus.

Priority of Distributions

Distributions will be made on each Distribution Date from the Available Distribution Amount (as defined herein) in the following order of priority:

[To be provided as applicable]

Distributions of Interest

Interest on each class of Certificates will accrue during each Interest Accrual Period (as defined herein) at the interest rate specified on the front cover hereof (the "Certificate Interest Rate") and will be payable to Certificateholders on each Distribution Date, starting in [                     ].  Interest on the Class [   ] Certificates will be calculated on the basis of a 360-day year of twelve 30-day months.  Interest on the Class [   ] Certificates will be calculated on the basis of the actual number of days and a year of 360 days.

Interest will be distributed, except to the extent described below, from the Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Interest Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an “Interest Shortfall.” Interest will not accrue on Interest Shortfalls.

•

The “Certificate Interest Rate” for each Class of Offered Certificates will be the per annum rate described on the cover page hereof.

•

The “Net Mortgage Rate” for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the sum of the [Servicing Fee Rate and the Trustee Fee Rate] (each as defined herein).

•

The “Certificate Principal Amount” of any Certificate as of any Distribution Date will equal the Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on the Certificate in respect of principal and the principal portion of any Realized Losses previously allocated to the Certificate.

•

The “Interest Accrual Period” for (1) the Class [   ] Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs and (2) the Class [   ] Certificates will be the period from the preceding Distribution Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Distribution Date.

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Certificateholders on the Distribution Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Certificates could result. The difference between one month’s interest at the Mortgage Rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Distribution Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.” Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among all Classes of Certificates, pro rata in proportion to Accrued Certificate Interest thereon for the related Distribution Date.

Distributions of Principal

Distributions of principal on each class of the Offered Certificates will be made on each Distribution Date as described herein in an aggregate amount equal to the Principal Distribution Amount (as defined herein), to the extent of the Available Distribution Amount available to make payments in accordance with the priorities set forth under “— Priority of Distributions” above. The “Principal Distribution Amount” for any Distribution Date will, equal [To be provided as applicable].

The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination is generally equal to the principal balance thereof as of the Cut-off Date, reduced by (1) the principal portion of all Scheduled Payments due on or before the date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding the date of determination.

The “Class Percentage” for each Class of Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Certificate Principal Amount of the Class immediately prior to the Distribution Date by the aggregate Certificate Principal Amount of all Certificates immediately prior to that date. The “Subordinate Class Percentage” for each Class of Subordinated Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Certificate Principal Amount of the Class immediately prior to that Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates immediately prior to that date.

The “Senior Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Amount of the Senior Certificates immediately prior to the Distribution Date and the denominator of which is the aggregate Certificate Principal Amount of all Classes of Certificates immediately prior to that date. The “Subordinate Percentage” for any Distribution Date will be the difference between 100% and the Senior Percentage for that date.

[The “Senior Prepayment Percentage” for any Distribution Date will be [To be provided as applicable]]

[The Subordinate Prepayment Percentage for any Distribution Date will be the difference between 100% and the Senior Prepayment Percentage for that date.]

[The “Subordinate Principal Distribution Amount” for each Distribution Date is equal to the sum of:

[To be provided as applicable]

Available Distribution Amount

The “Due Period” related to each Distribution Date begins on the second day of the month preceding the month in which the Distribution Date occurs and ends on the first day of the month in which that Distribution Date occurs. For each Distribution Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date. The “Prepayment Period” is the calendar month preceding the month in which the related Distribution Date occurs. The “Remittance Date” is the [   ] day (or if the [   ] day is not a Business Day, the next preceding Business Day) of the month in which the related Distribution Date occurs.

The “Available Distribution Amount” on each Distribution Date, as more fully described in the Pooling and servicing agreement, will generally equal the sum of the following amounts:

(1)

the total amount of all cash received by the Servicer with respect to the related Collection Period (or the related Prepayment Period, in the case of Principal Prepayments) and remitted to the Trustee on the related Remittance Date, which includes:

(a)

Scheduled Payments due on the Mortgage Loans during the related Due Period and collected prior to the related Remittance Date or advanced by the Servicer (or the Trustee);

(b)

payments allocable to principal on the Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balance of the Mortgage Loans (“Principal Prepayments”), together with accrued interest thereon, if any, identified as having been received on the Mortgage Loans during the Prepayment Period, plus any amounts paid by the Servicer in respect of Prepayment Interest Shortfalls, in each case for that Distribution Date;

(c)

the proceeds of any repurchase of a Mortgage Loan required to be repurchased by the Servicer, the Seller or any other party as a result of a breach of a representation or warranty; and

(d)

Insurance Proceeds and Liquidation Proceeds, minus:

•

all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

•

all Principal Prepayments received or identified after the related Prepayment Period (together with any interest payments, if any, received with the prepayments to the extent that they represent (in accordance with the Servicer’s usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the related Prepayment Period);

•

Liquidation Proceeds and Insurance Proceeds received after the related Prepayment Period with respect to the Mortgage Loans; and

•

all amounts due or reimbursable to the Trustee pursuant to the Pooling and servicing agreement and to the Servicer pursuant to the Sale and Servicing Agreement; and

(2)

any other payments made by the Servicer, the Seller or the Depositor with respect to that Distribution Date.

“Insurance Proceeds” means all proceeds of applicable insurance policies, to the extent those proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor.

“Liquidation Proceeds” means all amounts net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Credit Enhancement

Credit enhancement for each Class of Certificates will take the  form of [described as applicable]:

•

[an irrevocable letter of credit];

•

[the subordination of the Class [   ] Certificates (the “Subordinate Certificates”) to the Class [   ] Certificates (the “Senior Certificates”)];

•

[reserve funds];

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

•

[a surety bond or financial guaranty insurance policy];

•

[the use of cross-support features]; and

•

[overcollateralization].

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero.  It is generally not anticipated that any material assets will be remaining for payments at that time.  See “Material Federal Income Tax Considerations” herein and in the accompanying prospectus.]

[Allocation of Realized Losses

On each Distribution Date, subject to the limitations set forth below with respect to Special Hazard Losses, Fraud Losses and Bankruptcy Losses, the principal portion of any Realized Losses on the Mortgage Loans will be allocated to and reduce the Class Certificate Principal Amounts of the Class [          ] and Class [          ] Certificates, in that order, until the Class Certificate Principal Amount of each Class of Certificates has been reduced to zero, before being allocated to the Senior Certificates, pro rata in proportion to, and in reduction of, their respective outstanding Class Certificate Principal Amounts.

The Class Certificate Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding also will be reduced by the amount, if any, by which the aggregate Certificate Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans for the related Distribution Date.

In general, a “Realized Loss” means (1) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds received in respect of the Mortgage Loan (net of related expenses), or (2) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a “Deficient Valuation”).

•

“Bankruptcy Losses” are losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation (a “Debt Service Reduction”). The principal portion of Debt Service Reductions will not be allocated in reduction of the Class Certificate Principal Balances of any Classes of Certificates.

•

“Special Hazard Losses” are, in general terms, Realized Losses arising out of certain direct physical loss or damage to Mortgaged Properties that are not covered by a standard hazard insurance policy, but excluding, among other things, faulty design or workmanship and normal wear and tear.

•

“Fraud Losses” are losses sustained on Liquidated Mortgage Loans by reason of a default arising from fraud, dishonesty or misrepresentations. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to the Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

A “Liquidated Mortgage Loan” generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of the Mortgage Loan have been received by the Servicer on behalf of the Trust.

[The principal portion of Special Hazard Losses, Bankruptcy Losses (other than Debt Service Reductions), and Fraud Losses that exceed the “Special Hazard Loss Limit,” “Bankruptcy Loss Limit,” and “Fraud Loss Limit,” respectively (“Excess Losses”), will be allocated pro rata among all Classes of Certificates in proportion to, and in reduction of, their respective outstanding Class Certificate Principal Amounts. The “Special Hazard Loss Limit” will initially be approximately $[   ], the “Bankruptcy Loss Limit” will initially be approximately $[   ], and the “Fraud Loss Limit” will initially be approximately $[   ].]

[The Special Hazard Loss Limit will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of:

(1)

the greatest of:

•

[   ]% of the aggregate of the Scheduled Principal Balances of the Mortgage Loans;

•

[          ] the Scheduled Principal Balance of the Mortgage Loan having the highest Scheduled Principal Balance; and

•

the aggregate Scheduled Principal Balance of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of that zip code area; and

(2)

the Special Hazard Loss Limit as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date.]

[The Bankruptcy Loss Limit will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates. The date on which the Bankruptcy Loss Limit has been reduced to zero is the “Bankruptcy Coverage Termination Date.”]

[The Fraud Loss Limit will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Limit will be reduced as follows: (a) on the first and second anniversaries of the Cut-off Date, to an amount equal to the excess of [   ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date Balance”) over the cumulative amount of Fraud Losses allocated to the Certificates, (b) on the third and fourth anniversaries of the Cut-off Date, to an amount equal to the excess of [   ]% of the Cut-off Date Balance over the cumulative amount of Fraud Losses allocated to the Certificates and (c) on the fifth anniversary of the Cut-off Date, to zero.]

In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, that amount will be distributed to the Certificates still outstanding, pro rata on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that those amounts will be recovered.]

Final Scheduled Distribution Date

Scheduled distributions on the Mortgage Loans included in the Trust Fund, assuming no defaults or losses that are not covered by the credit support described elsewhere herein, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the aggregate Certificate Principal Amount of the Offered Certificates to zero not later than [        ]. The actual final Distribution Date for the Offered Certificates may be earlier or later, and could be substantially earlier, than their Final Scheduled Distribution Date.

The Final Scheduled Distribution Date for the Offered Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Loan.

The Trustee

[         ] will be the Trustee under the Pooling and servicing agreement. The Trustee will be paid a monthly fee equal to [   ]% per annum (the “Trustee Fee Rate”) of the aggregate principal balance of the Loans (the “Trustee Fee”) and also will be entitled to retain, as additional compensation, any interest or other income earned on funds deposited in the Certificate Account pending distribution to Certificateholders. The Trustee’s “Corporate Trust Office” for purposes of the presentment and surrender of the Offered Certificates for the final distribution thereon and for all other purposes is located at [          ], [          ], Attention: [          ]), or any other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

Description of the Mortgage Loans

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ].  These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Loan Purchase Agreement”) on or before the date of initial issuance of the Certificates.

The Mortgage Loans were initially acquired by the Seller and the Depositor from [various unaffiliated] [affiliated] sellers.  The Mortgage Loans are secured by senior liens on fee simple interests in real property of various types as described herein.  In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form below and under the heading “The Mortgage Loans” below.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Loan, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on all classes of Securities.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Issuer pursuant to the Pooling and Servicing Agreement free and clear of any liens.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Securities (a “Securityholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

[Approximately [   ]% of the Mortgage Loans are partially insured by the FHA (the “FHA Mortgage Loans”) or are partially guaranteed by the VA (the “VA Mortgage Loans”).  The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein.  Some of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis].

[Approximately [   ]% of the Mortgage Loans have an Original Loan-to-Value Ratio of more than 80% but not greater than 100% and are not insured by Primary Mortgage Insurance Policies or insured or guaranteed by the FHA or the VA or under the RMIC Policies.  Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 100% and are neither insured by a Primary Mortgage Insurance Policy or the RMIC Policies nor insured or guaranteed by the FHA or the VA.]

[Approximately [   ]% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal.  Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from [   ] months to [   ] years from the date of origination of the Mortgage Loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note.  Any prepayment premium with respect to the Mortgage Loans will not be available to make payments on the Securities.]

The “Original Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available.  The Original Loan-to-Value Ratio with respect to a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification.  The “Current Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the closing date to, with respect to approximately [   ]% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately [   ]% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination.  The Seller utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable or in the case of certain subprime residential Mortgage Loans.

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  None of the Mortgage Loans are subject to any temporary buy-down plans.

The “Net Mortgage Rate” with respect to each Mortgage Loan will equal the Mortgage Rate thereon, minus the sum of the [applicable Servicing Fee Rate and the rate of the Trust’s administrative fees].

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [        ].]

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[          ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [   ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [   ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–	$		%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

90-Day Delinquencies of the Mortgage Loans

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [   ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [   ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

Seasoning (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [   ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL			$100.00%

Amortization Types of the Mortgage Loans

Amortization	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Fully Amortizing		$	%
Balloon
TOTAL			$100.00%

Credit Scores of the Mortgage Loans*

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Not Available		$	%
438 – 459
460 – 479
[etc.]
TOTAL			$100.00%

_________________

*

Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [   ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Single Family		$	%
Multi-Family(1)
Mixed Use(1)
[etc.][(2)]
TOTAL			$100.00%

__________________

(1)

For a summary description of the related Mortgage Loans, see “—Multifamily and Mixed Use Loans” below.

(2)

Includes undeveloped land, mobile homes, manufactured housing, duplexes and townhouses.

Occupancy Types of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Primary Home		$	%
Investment
Second Home
TOTAL			$100.00%

__________________

[Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties or second homes, including improved and unimproved land.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[        ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  Approximately [   ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [   ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[           ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  [   ]% of the Adjustable Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [   ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that generally adjust semi-annually in accordance with an index (an “Index”) equal to [insert description of applicable indices].

[Indices of the Adjustable Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBOR
[etc.]
TOTAL			$100.00%]

[Frequency of Mortgage Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%]

[Gross Margins on the Adjustable Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Minimum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 – 6		$	%
7 – 12
13 – 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Periodic Cap		$	%
0.500 – 0.750
0.751 – 1.250
[etc.]
TOTAL			$100.00%]

[Primary Mortgage Insurance

Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 80%.  Of these Mortgage Loans, approximately [   ]% are not covered by primary mortgage insurance policies.  [      ] will acquire on behalf of the Trust [policies] with respect to approximately [   ]% of those Mortgage Loans with Original Loan-to-Value Ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy (representing approximately [   ]% of the Mortgage Loans).

[insert description of any applicable insurer]]

[Multifamily and Mixed Use Loans

General.  [   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are multifamily loans or mixed use loans.  Approximately [   ]% of the multifamily loans or mixed-use loans were thirty days or more, but less than sixty days, delinquent in payment as of [        ].

[Environmental Insurance.  The Trustee will be the beneficiary, for the benefit of the Certificateholders, of environmental insurance policies providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing certain multifamily and mixed use loans.  [insert description of coverage and limitations]]

[Loan Characteristics.  Set forth below is a description of certain characteristics of the multifamily and mixed use loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the multifamily and mixed use loans are approximate percentages by aggregate principal balance of the applicable multifamily and mixed use loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the multifamily and mixed use loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100.00% due to rounding.]

[Principal Balances of the Multifamily and Mixed Use Loans as of the Cut-off Date

Range of Scheduled Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
14,203.15 – 49,999.99		$	%
50,000.00 – 99,999.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Multifamily and Mixed Use Loans is approximately $[          ].]

[Current Loan-To-Value Ratios of the Multifamily and Mixed Use Loans

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
7.03 – 30.00		$	%
30.01 – 40.00
[etc.]
TOTAL			$100.00%]

[Geographic Distribution of Mortgaged Properties –Multifamily and
Mixed Use Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Alaska
[etc.]
TOTAL			$100.00%

For information regarding types of properties securing the Loans, see the table entitled “Mortgaged Property Types of the Mortgage Loans” under “— General” above.]]

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Securities, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Securities.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Securities are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Servicing of the Mortgage Loans

Approximately [   ]% and [   ]% of the Mortgage Loans will initially be serviced by [          ] and [          ], respectively.

No information is provided herein with respect to the Seller’s mortgage loan portfolio or the Servicers’ mortgage loan servicing portfolios.  The Mortgage Loans were acquired from, and originated by, a variety of institutions.  The Depositor does not believe that the information regarding the delinquency, loss and foreclosure experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans.  For example, the delinquency and loss experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios may include loans and financial assets originated pursuant to different underwriting standards than the Mortgage Loans and loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans.  In addition, the Servicers’ consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans.

The Pooling and Servicing Agreement, Servicing Agreements and

Administration Agreement

General

The following summary describes certain terms of the Pooling and Servicing Agreement, the Servicing Agreements and the Administration Agreement (collectively, the “Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Agreements under the heading “The Agreements” in the prospectus.

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [          ] 1, [   ] among the Issuer, the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates.  Offered Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent.

The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Trustee’s address.

Certain Matters Under the Agreements

Assignment of the Trust Property

On the Closing Date, the Seller will sell the mortgage loans to the Depositor and, pursuant to the Pooling and Servicing Agreement, the Depositor will assign and transfer the mortgage loans to the Trust, without recourse.  Concurrently with these transfers, the Trustee will authenticate and deliver the Certificates.  Under the Pooling and Servicing Agreement, the Trust will be entitled to all principal and interest due on the mortgage loans on or after the Cut-off Date.

Each mortgage loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify with respect to each mortgage loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, and the maturity date.

The Depositor will, as to each mortgage loan that is not a Contract (as defined herein) or Contract for Deed, deliver or cause to be delivered to the Trustee (or its custodian) the Mortgage Note endorsed to the order of the Trustee, as trustee for Bayview Financial [          ] Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office) and an assignment of the mortgage in recordable form.  With respect to the Contracts for Deed, the Depositor will deliver to the Trustee (or its custodian) originals or copies of the related deeds, recorded in the name of the Depositor.  Except as described above, assignments of the mortgages to the Trustee (or its custodian) will be recorded in the appropriate public office for real property records.  In addition, with respect to any multifamily loans and mixed use loans, the Depositor will deliver or cause to be delivered to the Trustee (or its custodian) the assignment of leases, rents and profits (if separate from the mortgage) and an executed re-assignment of assignment of leases, rents and profits.

With respect to each installment sale contract for the purchase of manufactured housing (a “Contract”), the Depositor will deliver or cause to be delivered to the Trustee (or its custodian), the Contract, copies of documents and instruments related to each Contract and the security interest in the manufactured home securing each Contract.

Where necessary to protect the interest of the Trustee in the mortgage loans, the assignments to the Trustee in connection with the mortgage loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related mortgage loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the mortgage loans to the Seller certain representations and warranties concerning the mortgage loans that include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards — Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust and pledged to the Trustee for the benefit of Certificateholders.  Upon the occurrence of a breach of any representation or warranty with respect to a mortgage loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected mortgage loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the mortgage loan from the Trust (or, the breaching mortgage loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any mortgage loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, holders of Offered Certificates, in particular the Subordinate Certificates, may incur a loss.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) with respect to each Mortgage Loan calculated as [   ]% per annum (the “Master Servicing Fee Rate”) on the outstanding Pool Balance and, as additional compensation, the Master Servicer will retain investment income on funds in the Collection Account.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by [Interbay], not in excess of approximately [   ]% per annum; and with respect to Mortgage Loans serviced by the remaining Servicers, as set forth in the related Servicing Agreement, not in excess of approximately [   ]% per annum (each, a “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by such Servicer.  As of the Cut-off Date the weighed average Servicing Fee Rate is approximately [   ]% per annum.  If the Seller owns the related servicing rights, the Servicing Fee will be paid to the Seller, and the Seller will be responsible for paying the fees of the related Servicer, which may be less than the related Servicing Fee described above.

Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.  The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Collection Account prior to deposit into the Certificate Distribution Account.

The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Amendment

The Pooling and Servicing Agreement may be amended by the Issuer, the Depositor, the Master Servicer and the Trustee, without the consent of the Certificateholders:

•

to cure any ambiguity;

•

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

•

to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of a Certificateholder; or

•

to add, delete or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.

The Pooling and Servicing Agreement may also be amended by the Issuer, the Depositor, the Master Servicer and the Trustee with the consent of the holders of not less that 66 2/3% of the Class Certificate Principal Amount of the Certificates and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of  the Certificateholders; provided, however, that no amendment may:

•

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the assets of the Trust Fund which are required to be distributed on a Certificate of any Class without the consent of the Certificateholder; or

•

reduce the percentage of Certificates of any Class the holders of which are required to consent to any amendment unless the holders of all Certificates of the related Class have consented to the change in the percentage.

Voting Rights

Voting rights under the Pooling and Servicing Agreement will be allocated among the Certificates in proportion to their respective Certificate Principal Amounts.

Early Termination

On any Distribution Date after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than [   ]% of the Cut-off Date Balance, [            ] (subject to the terms of the Pooling and Servicing Agreement) will have the option to cause the sale of the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (1) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable mortgage rate and (2) the fair market value of all other property remaining in the Trust Fund.  The liquidation will be treated as a prepayment in full of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Trust Fund will be terminated.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early redemption) and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Trustee or the exercise by [               ] of any option to purchase Mortgage Loans, as described under “Description of the Certificates.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates.

[Some of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the related Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event the Master Servicer or the related Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The related Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if the related Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, then the related Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Certificates and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by wildfires such as those recently experienced in several western states, flooding and severe storms such as those recently experienced in several southern states, landslides, earthquakes or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Securityholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the closing date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and earthquakes, and flood or earthquake insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Offered Certificates.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Offered Certificates (except as described herein)[, and in particular the Subordinate Certificates,] will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Offered Certificates [, particularly the Subordinate Certificates,] may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Offered Certificates will depend on, among other things, the price paid by the Holders of the Offered Certificates and the applicable Interest Rates (or interest calculation).  The extent to which the yield of a Class [   ] Certificates is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early redemption) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

The payment of balloon payments may result in lower yields on Class [   ] Certificates than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.  See “Risk Factors — Greater Risk Involving Balloon Mortgage Loans.”

The effective yield to Holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Securityholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rates on the Offered Certificates are primarily affected by changes in [index].  Adjustments to the Net Mortgage Rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors in any Class of Offered Certificates may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Offered Certificates.  Although the Mortgage Rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rates on the Offered Certificates are subject to adjustment, the Interest Rates will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the Trust Fund of Mortgage Loans with a negative amortization feature may affect the yields on the Class [   ] Certificates, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Interest Remittance Amount, the Principal Remittance Amount or the amount of Excess Interest for any particular Distribution Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rates on the Offered Certificates may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Offered Certificates.

Yield Considerations Related to the Class [   ] Certificates

The yields to investors in the Class [   ] Certificates will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Class [   ] Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Class [   ] Certificates to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Class [   ] Certificates, the following tables indicate the pre-tax yield to early redemption (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class [   ] Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Offered Certificates and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates, and consequently do not purport to reflect the return on any investment in any of these Offered Certificates when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early redemption even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the loans) for the Class [   ] Certificates are as set forth below, (2) Current Interest for the Class [   ] Certificates is calculated as described herein, and (3) [       ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [          ].

Pre-Tax Yield* to Optional Call of the Class [   ] Certificates
(Assumed Purchase Price Percentage:  [          ]%)

Percentage of [CPR]
	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Yield*

__________________

*

Corporate bond equivalent basis

The yield of the Class [   ] Certificates will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Subordinate Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class.  As a result, the yields to maturity and the aggregate amount of distributions on the Class [   ] Certificates will be more sensitive than the yields of higher-ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [   ] Certificates, then to the Class [   ] Certificates, and then to the Class [   ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates.  The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Class Certificate Principal Balance of all Classes of Offered Certificates Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [       ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no Mortgage Rate of a Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [               ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early redemption of the Certificates is effected [(except in the case of “Weighted Average Life (in years) with Early Redemption”)]; (12) cash distributions are received by the Securityholders on the [25th] day of each month, commencing in [               ]; (13) no Mortgage Loan provides for monthly payments of interest only for a period of time; (14) no Mortgage Loan provides for deferred interest or negative amortization; (15) the value of each index remains constant at the per annum rates indicated below:

Index	Rate (%)

and (16) the Mortgage Loan consists of [   ] assumed mortgage loans having the following characteristics:

Assumed Mortgage Loan Characteristics

Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%) (1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index
[Fixed Rate Balloon](3)						N/A
[Fixed Rate Balloon](3)						N/A
[Fixed Rate Balloon](3)						N/A
[Fixed Rate]						N/A
[Fixed Rate]						N/A
[Fixed Rate]						N/A
[Fixed Rate]						N/A
[Fixed Rate]						N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

Rate Type	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate Balloon](3)	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]

(1)

The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate less the sum of the (1) Servicing Fee Rate, (2) Master Servicing Fee Rate, (3) Trustee Fee Rate, (4) Custodian Fee Rate, and (5) Insurance Fee Rate, as applicable.

(2)

The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

(3)

The original amortization term for the assumed fixed-rate balloon Mortgage Loans is assumed to be 360 months.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Certificate Principal Balances (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Certificate Principal Balances outstanding over time and the weighted average lives of the Certificates to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial Class principal balances of the Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of a Class of Certificates is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the initial Class principal balance of the Class of Certificates.

Percentage of Initial Class Certificate Principal Balance of Class[   ] of
Certificates Outstanding at the Following Percentages of [CPR]

	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Redemption

_______________

*

Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

General

An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [McKee Nelson LLP], assuming compliance with all provisions of the Pooling and servicing agreement, for federal income tax purposes the Trust Fund will qualify as a REMIC pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in the REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in the REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]%.  No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Nonresident, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Certificates may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the “Underwriting Agreement”), the Transferor has agreed to cause the Trust to sell to [          ] (the “Underwriter”), and the Underwriter has agreed to purchase [     ] amount of [     ] Certificates.

[In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase the [     ] Certificates offered hereby if any of the [     ] Certificates are purchased.  The Transferor has been advised by the Underwriter that it proposes initially to offer the [     ] Certificates to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Certificate.  The Underwriter may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Certificate to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]

[The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Offered Certificates that they receive the following ratings from [Rating Agency/ies] [(collectively, the “Rating Agencies”)]:

Class	[Moody’s/S&P/Fitch Ratings]

[ ]	[[ ]/ [ ]/ [ ]]
[ ]	[[ ]/ [ ]/ [ ]]
[etc., as applicable]	[etc., as applicable]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Certificateholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates.  The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms

Page

Annex I
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Bayview Financial [          ] Asset Backed Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a Global Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

•

is signed by the holder under penalties of perjury,

•

certifies that such owner is not a United States person, and

•

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

•

is signed under penalties of perjury by an authorized representative of the financial institution,

•

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

•

provides the name and address of the holder, and

•

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding Global Securities through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS FormW-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

•

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

•

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

•

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$[                ]

(Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Certificates

[                               ]

[Servicer/Master Servicer]

_______________

Preliminary Prospectus Supplement

[                ]

_______________

[Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2003

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [        ])

$[                ] (Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Notes

[                     ],

[Servicer/Master Servicer]

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index beginning on page S-[   ] of this prospectus supplement.

The notes will represent obligations of the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following notes:

   Class

[Price

[Proceeds

Principal

Interest

   to

[Underwriting

      to

CUSIP

Class

Balance (2)

Rate (3)

Public

    Discount

Depositor

Number

[   ]

$[        ]

[   ]%

$[        ]

  [            ]

$[       ]

[   ]

  [        ]

[   ]

  [       ]]

  [            ]]

  [       ]]

_____________

(1)

These amounts are approximate, as described in this prospectus supplement.

(2)

The interest rate for each class of notes will be [to be described as applicable].

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the chart above, and not to the certificate representing ownership of the residual interest in the trust, which will be issued by the trust as described in this prospectus supplement.  [Insert description of any certificates to be offered.]

[Describe assets of trust.]

[Describe underwriting arrangements.]

The closing date for the offering of the notes is expected to be on or about [                      ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The securities offered by this prospectus supplement will be purchased by [the underwriters], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to the depositor from the sale of these securities will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriters’ commission will be the difference between the price they pay to the depositor for the offered securities and the amount they receive from the sale of the offered securities to the public.]

[Underwriters]

The date of this prospectus supplement is _______________, 2003

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Page

Summary of Terms

S-3

Risk Factors

S-8

  Limited Obligations

S-8

  Potential Inadequacy of Credit

    Enhancement

S-8

  Unpredictability and Effect of

    Prepayments

S-9

  Geographic Concentration of

    Mortgage  Loans

S-10

  Greater Risk Involving Certain

    Property Types

S-11

  [Greater Risk Involving Higher

    Loan-to-Value Ratios

S-11

  [Greater Risk Involving Balloon

    Mortgage Loans

S-12

  Limited Ability to Resell Notes

S-12

Description of the Trust

S-13

  General

S-13

  The Owner Trustee

S-13

  [The Residual Certificate

S-13

Description of the Notes

S-13

  General

S-13

  Book-Entry Registration

S-14

  Priority of Payments

S-16

  Payments of Interest

S-16

  Payments of Principal

S-17

  Allocation of Losses

S-18

  Maturity Date

S-18

  Credit Enhancement

S-18

  [The Residual Certificate

S-19

Description of the Mortgage Loans

S-19

  General

S-19

  [Certain Mortgaged Properties

    Securing Mortgage Loans

S-28

  [The Fixed Rate Mortgage Loans

S-28

  [The Adjustable Rate Mortgage

    Loans

S-28

Page

  Primary Mortgage Insurance

S-31

  [Multifamily and Mixed Use Loans

S-31

  Changes in the Mortgage Loans

S-32

  Servicing of the Mortgage Loans

S-33

The Transfer and Servicing Agreement,

  Servicing Agreements, Indenture and

  Administration Agreement

S-33

  General

S-33

  Certain Matters Under the

    Agreements

S-33

  Servicing Compensation and Payment

    of Expenses

S-35

  The Indenture Trustee

S-36

  Administration

S-36

  Amendment

S-36

  Voting Rights

S-37

  Early Redemption

S-37

Certain Yield and Prepayment

  Considerations

S-38

  General

S-38

  Yield Considerations Related to the

    Class [   ] Notes

S-41

  Subordinate Notes

S-42

  Modeling Assumptions

S-43

Material Federal Income Tax

  Considerations

S-46

Legal Investment Considerations

S-46

Underwriting

S-46

ERISA Considerations

S-47

Legal Matters

S-47

Ratings

S-47

Index of Defined Terms

S-49

Annex I Global Clearance,

  Settlement and Tax Documentation

  Procedures

S-A-1

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Whenever we refer to a percentage of some or all of the loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes – Payments of Principal” how the scheduled principal balance of a loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

Parties

Originators

The loans were originated by various banks and lending institutions.

Seller

[         ] will sell the loans to the depositor.

Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, will sell the loans to the series [        ] trust.

Master Servicer

[to be inserted as applicable]

Servicer[s]

[to be inserted as applicable]

The Offered Notes

Bayview Financial [      ] Trust [        ] is offering the Class [      ] and Class [      ] Asset-Backed Notes as part of series [      ].  Each class of notes will be issued in book-entry form.

See “Description of the Notes — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust].

The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust].

The notes will have an approximate aggregate initial principal amount of $[   ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Servicing

[                  ] will service the mortgage loans in the trust pursuant to a servicing agreement among the seller, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Transfer and Servicing Agreement, Servicing Agreements, Indenture and Administration Agreement” in this prospectus supplement.

[The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein.  If the servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the transfer and servicing agreement.]

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th]day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest Payments

Interest will accrue on each class of the notes at the annual rate described in this prospectus supplement.

[You will receive from each pool of loans only the payments of interest that the component parts of your class of notes relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of loans if those loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Notes — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of notes will be determined by (1) funds actually received on the loans that are available to make payments on each class of notes, (2) the amount of interest received on the loans that is used to pay principal on each class of notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the loans that is released to the residual certificate, calculated as described in this prospectus supplement] [, and (4)           ].

Funds actually received on the loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted loans, or repurchases of loans under the circumstances described in this prospectus supplement.

See “Description of the Notes — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [          ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust.  The trust will have no other source of cash and no other entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

The payment structure includes [forms of credit enhancement to be described as applicable].  [The notes will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Notes — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Payments of interest and principal will each be made to holders of notes before payments are made to the holder of the residual certificate.  In addition, notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [   ] notes and, to a lesser extent, the holders of class [   ] notes, will receive regular payments of interest and principal.

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal amount of the loans is expected to exceed the total principal balance of the notes by approximately $[          ] or approximately [   ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the loans in each pool is expected to exceed the total principal amount of the notes’ component parts that relate to each pool of loans in approximately the same proportion.

Any interest received on the loans in each pool in excess of the amount needed to pay interest on the notes’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal balance of those component parts in order to reduce the total principal balance of the notes to a level set by the rating agencies until the total principal balance of the loans exceeds the total outstanding principal amount of the notes, and the total principal balance of the loans in each pool exceeds the total principal amount of the notes’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the loans to maintain overcollateralization.

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [      ], the assets of the trust will include [__ pools of] mortgage loans with a total principal balance of approximately

$[   ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Participation Interests

On the closing date the assets of the trust will include [   ] participation interests in participated mortgage loans having an aggregate principal balance of approximately $[          ].  Each participated mortgage loan with respect to which a participation interest is included in the assets of the trust is participated pursuant to a participation agreement.  The participated mortgage loans will be serviced by [       ] for the benefit of the holders of the participation interests.  Under each participation agreement, the participation servicer will distribute amounts required to be distributed under the participation servicing agreement to the participants in accordance with their percentage interests.

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets” in the prospectus for a general description of the participation interests.]

[The Pre-Funding Arrangement

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding

account maintained by the indenture trustee.  It is intended that additional loans will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional loans if applicable.]]

[Optional Termination

[               ] will have the option to purchase all the loans and the other assets of the trust on any payment date when the total principal balance of the loans declines to [   ]%, or less, of their initial total principal balance.  If [            ] does not exercise that option, [       ] may purchase the loans.

If the loans in any pool and the other assets of the pool are purchased, the related class[es] of notes will be redeemed, and noteholders will be paid accrued interest (on the notes’ component parts that relate to that pool) and principal equal to the outstanding principal balance of those component parts.

See “Description of the Notes — [          ]” in this prospectus supplement for a description of the purchase price to be paid for the loans.]

Tax Status

[Tax status to be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the notes.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

Each class of notes will initially have the following ratings from [                ]:

Class

Rating

A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the notes.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the notes might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.

Limited Obligations

The assets of the trust, including any form of credit enhancement, are the sole source of payments on the notes.  The notes are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the notes.  If credit enhancement is not available, holders of the notes may suffer losses on their investment.

Potential Inadequacy of Credit Credit Enhancement

[The notes are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that noteholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of loans, it will be necessary that those loans generate more interest than is needed to pay interest on the notes and fees and expenses of the trust.  We expect that the loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the loans is higher than the weighted average of the interest rates on the notes.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the loans will generate:

•

Prepayments.  Every time a loan is prepaid, total excess interest after the date of prepayment will be reduced because that loan will no longer be outstanding and generating interest.  The effect on your notes of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately large number of high interest rate loans would have a greater negative effect on future excess interest.

•

Defaults.  The rate of defaults on the loans may turn out to be higher than expected.  Defaulted loans may be liquidated, and liquidated loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate loans would have a greater negative effect on future excess interest.

•

[Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to noteholders, so less cash will be available as excess interest.]

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.

Subordination.  Subordination in right of payment of the residual interest in the trust provides a form of credit enhancement for the notes.  Similarly, subordination in right of payment of the class [   ] notes to the class [   ] notes provides a form of credit enhancement for the class [   ] notes.  However, if this subordination is insufficient to absorb losses in excess of any overcollateralization that is created, then holders of class [   ] notes will not, and holders of class [   ] notes may not, recover their entire initial investment in the notes.

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan will usually result in a prepayment on the notes.

•

If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

[Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the notes.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

•

weak economic conditions in [          ], [          ], and [          ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

•

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•

declines in the residential real estate market of a particular state may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; and

•

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ], [          ], and other [          ] states have experienced severe wildfires that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe wildfires.  Mortgaged properties in these states may have been affected by these fires.  In addition, [          ], [          ] and other [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the mortgage loans are secured by liens on multifamily properties or mixed use properties.]  [Approximately [   ]% of the mortgage loans are secured by liens on [manufactured homes / cooperative dwellings]].  Mortgage loans secured by [multifamily property, mixed use property, manufactured homes or cooperative dwellings] may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the notes could suffer a loss on their investment.

[Greater Risk Involving Higher Loan-to-Value Ratios

Mortgage loans with higher original loan-to-value ratios may also present a greater risk of loss.  In particular, approximately [   ]% of the mortgage loans are known to have had loan-to-value ratios at origination or modification in excess of 80%.  [          ] will acquire for the benefit of the trust loan-level primary mortgage insurance policies to be issued by [          ] with respect to approximately [   ]% of those mortgage loans with original loan-to-value ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy.

Additionally, many of the mortgage loans may have a current loan-to-value ratio higher than the original loan-to-value ratio because the value of the related mortgaged property has declined at a faster rate than the amortization of the related mortgage loan.  No assurance can be given that the value of these mortgaged properties will not continue to decline.  Mortgage loans with high original loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with lower original loan-to-value ratios.  In addition, in the event of a bankruptcy or other proceeding, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, any losses may reduce the amounts available to be paid to the holders of the notes.

See “Description of the Mortgage Loans—[Primary Mortgage Insurance]” in this prospectus supplement for a description of factors affecting this risk.]

[Greater Risk Involving Balloon Mortgage Loans

Approximately [   ] % of the mortgage loans are balloon mortgage loans.  These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity.  Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower’s ability to either timely refinance the balloon mortgage loan or timely sell the underlying mortgaged property.  Many borrowers may have erratic payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.

For additional information regarding balloon mortgage loans, see “Description of the Mortgage Loans” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.]

Limited Ability to Resell Notes

The notes will not be listed on any securities exchange.  The Underwriters are not required to assist in resales of the notes, although they may do so.  A secondary market for the notes may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your notes, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Trust

General

Bayview Financial [          ] Trust [       ] (the “Trust” or the “Issuer”) will be a [statutory trust] [common law trust] formed under the laws of [           ] pursuant to a trust agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between Bayview Financial Securities Company, LLC, as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), to execute the transactions described in this prospectus supplement.  The Trust will not engage in any activity other than acquiring, holding and managing the Primary Assets (as defined herein) and the other assets of the Trust and proceeds therefrom, issuing the Securities (as defined herein), making payments on the Securities and engaging in related activities.

On or about [             ] (the “Closing Date”), the Trust will purchase the Primary Assets from the Depositor pursuant to a transfer and servicing agreement (as amended and supplemented from time to time, the “Transfer and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, the Depositor, the Master Servicer, [          ] as indenture trustee (the “Indenture Trustee”) and [        ], as custodian (the “Custodian”).

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] and its principal offices are located at [                               ].  The Owner Trustee will receive a fee [equal to [        ] per annum, payable monthly], as specified in the Trust Agreement.  The compensation of the Owner Trustee will be paid by [                                       ].

[The Residual Certificate

The equity interest in the Trust will be represented by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined herein), the “Securityholders”) will be entitled to receive [to be described as applicable].]

Description of the Notes

General

The Trust will issue the Class [   ] notes and the Class [   ] notes (together, the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuer and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  [Insert description of any certificates to be offered.]  The Notes and the Residual Certificate are referred to herein as the “Securities.”  Only the Notes are offered hereby.  The Notes will be secured by the assets of the Trust (as described below) pursuant to the Indenture.

The assets of the Trust will generally consist of:

•

the Loans;

•

deposits in the Note Account made in respect of the Loans;

•

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

Each Class of Notes will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Class Principal Balance”).  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Principal Balance of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Loans is increased or decreased as described under “Description of the Loans” herein.

Payments on the Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [             ] (each, a “Payment Date”), to Noteholders of record on the immediately preceding Record Date.  The “Record Date” for each Payment Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Payment Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or  [   ]] are closed.

Payments on the Notes will be made to each registered holder entitled thereto, either (1) by check mailed to each Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing at least five Business Days prior to the related Record Date, of any holder of a Note having an initial Note Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final payment for a Note will be made only upon presentation and surrender of the Note at the corporate trust office of the Indenture Trustee.  See “The Transfer and Servicing Agreement, Servicing Agreements, Indenture and Administration Agreement.”

[To be provided as applicable]

Book-Entry Registration

General

Each class of Notes (the “Book-Entry Notes”) will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Book-Entry Notes will be issued in fully registered, certificated form in minimum denominations in principal amount of $[       ] and integral multiples of $1 in excess thereof.

Each class of Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex I hereto.]

No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Note”), except as set forth below under “Definitive Notes” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Notes are issued for the Book-Entry Notes:

•

the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture;

•

Beneficial Owners of the Notes offered hereby will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

•

while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

[The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.]

Neither the Depositor nor the Indenture Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Notes

Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Notes—Book -Entry Registration,” the Indenture Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective classes and principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of Definitive Notes as Noteholders under the Indenture.

For additional information regarding DTC and the Book-Entry Notes, see “Description of the Notes—Book-Entry Registration” in the prospectus.

Priority of Payments

Payments will be made on each Payment Date from the Available Payment Amount (as defined herein) in the following order of priority:

[To be provided as applicable]

Payments of Interest

The amount of interest paid on each payment date for each class of Notes will equal the sum of Current Interest and any Carryforward Interest (each as defined herein) for each class of Notes, to the extent of the Interest Remittance Amount for the relevant payment date.  Interest will accrue on the Notes on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.  The “Accrual Period” applicable to the Notes for each payment date will be the period beginning on the immediately preceding payment date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related payment date.

The “Interest Rate” for each class of Notes will be the applicable per annum rate described or stated on the front cover page hereof.  The Interest Rate applicable to each class of Notes will be subject to reduction by application of the Available Funds Cap (as defined herein), which is the maximum rate of interest for any class of Notes for any payment date.

The “Available Funds Cap,” expressed as a percentage, will equal [to be described as applicable].

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Noteholders on the Payment Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Notes could result. The difference between one month’s interest at the Mortgage Rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Payment Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.” Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among all Classes of Notes, pro rata in proportion to Accrued Note Interest thereon for the related Payment Date.

[additional description, including description of any applicable interest rate index or rate protection agreement, to be provided as applicable]

Payments of Principal

Payments of principal on each class of Notes will be made on each Payment Date in an aggregate amount equal to the Principal Payment Amount (as defined herein) for the applicable Payment Date.

The “Due Period” related to each Payment Date begins on the second day of the month preceding the month in which that Payment Date occurs and ends on the first day of the month in which the Payment Date occurs.  For each Payment Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date.  The “Prepayment Period” is the calendar month preceding the month in which the related Payment Date occurs.

The “Principal Payment Amount” with respect to any Payment Date will be equal to [the sum of (1) the Principal Remittance Amount (as defined below) minus the Overcollateralization Release Amount (as defined below) and (2) the Extra Principal Payment Amount (as defined below), if any, all with respect to the relevant Payment Date.]

The “Principal Remittance Amount” for any Payment Date will be equal, in general, to [the sum of (1) all principal collected or advanced or otherwise remitted in respect of monthly payments on the loans during the related Due Period, (2) all prepayments in full or in part received during the applicable Prepayment Period, (3) the portion of the purchase price allocable to principal of each loan that was purchased from the Pool during the related Prepayment Period, (4) the portion of any Substitution Amount allocable to principal paid during the related Prepayment Period and (5) all net liquidation proceeds and any other recoveries collected and remittances made during the related Prepayment Period, to the extent allocable to principal.]

The “Extra Principal Payment Amount” with respect to any Payment Date will be equal to the lesser of (1) excess interest for the Payment Date and (2) the Overcollateralization Deficiency (as defined below) for that date.

The “Overcollateralization Amount” with respect to any Payment Date will be equal to the amount, if any, by which (x) the aggregate balance of the loans exceeds (y) the aggregate class principal balance of the Notes after giving effect to payments on that Payment Date.

The “Overcollateralization Deficiency” with respect to any Payment Date (other than the first Payment Date) will be equal to [describe as applicable].

The “Overcollateralization Release Amount” with respect to any Payment Date will be equal to [describe as applicable].

[On each Payment Date, the Principal Payment Amount will be distributed to the Notes, concurrently, in proportion to the principal balances thereof.]

Allocation of Losses

[describe priority of loss allocations as applicable]

Maturity Date

The maturity date of the Notes is the Payment Date in [          ], but the actual final payment of any Class of Notes may be earlier, and could be significantly earlier, than this Payment Date.  If necessary to pay the Notes in full on their Maturity Date, the assets of the Issuer will be sold as provided in the Transfer and Servicing Agreement.

Credit Enhancement

Credit enhancement for each Class of Notes will take the  form of [described as applicable]:

•

[an irrevocable letter of credit];

•

[the subordination of the Class [   ] Notes (the “Subordinate Notes”) to the Class [   ] Notes (the “Senior Notes”)];

•

[reserve funds];

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

•

[a surety bond or financial guaranty insurance policy];

•

[the use of cross-support features]; and

•

[overcollateralization].

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Payment Amount remaining on any Payment Date after payments of principal and interest are made on each Class of Notes on that date and (2) the proceeds, if any, of the assets of the Trust remaining after each Class of Notes has been paid in full.  It is generally not anticipated that any material assets will be remaining for payments at that time.  See “Material Federal Income Tax Considerations” herein and in the accompanying prospectus.]

Description of the Mortgage Loans

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the Loans as of the Cut-off Date.  With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ].  These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Mortgage Loan Purchase Agreement”) on or before the date of initial issuance of the Notes.

The Mortgage Loans were initially acquired by the Seller and the Depositor from [various unaffiliated] [affiliated] sellers.  The Mortgage Loans are secured by senior liens on fee simple interests in real property of various types as described herein.  In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form below and under the heading “The Mortgage Loans” below.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Loan, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on all classes of Securities.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Issuer pursuant to the Transfer and Servicing Agreement free and clear of any liens.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Securities (a “Securityholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

[Approximately [   ]% of the Mortgage Loans are partially insured by the FHA (the “FHA Mortgage Loans”) or are partially guaranteed by the VA (the “VA Mortgage Loans”).  The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein.  Some of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis].

[Approximately [   ]% of the Mortgage Loans have an Original Loan-to-Value Ratio of more than 80% but not greater than 100% and are not insured by Primary Mortgage Insurance Policies or insured or guaranteed by the FHA or the VA or under the RMIC Policies.  Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 100% and are neither insured by a Primary Mortgage Insurance Policy or the RMIC Policies nor insured or guaranteed by the FHA or the VA.]

[Approximately [   ]% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal.  Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from [   ] months to [   ] years from the date of origination of the Mortgage Loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note.  Any prepayment premium with respect to the Mortgage Loans will not be available to make payments on the Securities.]

The “Original Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available.  The Original Loan-to-Value Ratio with respect to a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification.  The “Current Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the closing date to, with respect to approximately [   ]% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately [   ]% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination.  The Seller utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable or in the case of certain subprime residential Mortgage Loans.

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  None of the Mortgage Loans are subject to any temporary buy-down plans.

The “Net Mortgage Rate” with respect to each Mortgage Loan will equal the Mortgage Rate thereon, minus the sum of the [applicable Servicing Fee Rate and the rate of the Trust’s administrative fees].

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [        ].]

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[          ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [   ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [   ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

90-Day Delinquencies of the Mortgage Loans

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [   ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [   ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

Seasoning (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [   ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL			$100.00%

Amortization Types of the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Fully Amortizing		$	%
Balloon
TOTAL			$100.00%

Credit Scores of the Mortgage Loans*

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Not Available		$	%
438 – 459
460 – 479
[etc.]
TOTAL			$100.00%

_________________

*

Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [   ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Single Family		$	%
Multi-Family(1)
Mixed Use(1)
[etc.][(2)]
TOTAL			$100.00%

__________________

(1)

For a summary description of the related Mortgage Loans, see “—Multifamily and Mixed Use Loans” below.

(2)

Includes undeveloped land, mobile homes, manufactured housing, duplexes and townhouses.

Occupancy Types of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Primary Home		$	%
Investment
Second Home
TOTAL			$100.00%

__________________

[Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties or second homes, including improved and unimproved land.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[        ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  Approximately [   ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [   ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[           ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  [   ]% of the Adjustable Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [   ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that generally adjust semi-annually in accordance with an index (an “Index”) equal to [insert description of applicable indices].

[Indices of the Adjustable Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBOR
[etc.]
TOTAL			$100.00%]

[Frequency of Mortgage Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%]

[Gross Margins on the Adjustable Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Minimum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 – 6		$	%
7 – 12
13 – 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjustable Rate Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Periodic Cap (%)	Mortgage Loans	Principal Balance	Principal Balance
No Periodic Cap		$	%
0.500 – 0.750
0.751 – 1.250
[etc.]
TOTAL			$100.00%]

[Primary Mortgage Insurance

Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 80%.  Of these Mortgage Loans, approximately [   ]% are not covered by primary mortgage insurance policies.  [      ] will acquire on behalf of the Trust [policies] with respect to approximately [   ]% of those Mortgage Loans with Original Loan-to-Value Ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy (representing approximately [   ]% of the Mortgage Loans).

[insert description of any applicable insurer]]

[Multifamily and Mixed Use Loans

General.  [   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are multifamily loans or mixed use loans.  Approximately [   ]% of the multifamily loans or mixed-use loans were thirty days or more, but less than sixty days, delinquent in payment as of [        ].

[Environmental Insurance.  The Indenture Trustee will be the beneficiary, for the benefit of the Noteholders, of environmental insurance policies providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing certain multifamily and mixed-use loans.  [insert description of coverage and limitations]]

[Loan Characteristics.  Set forth below is a description of certain characteristics of the multifamily and mixed use loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the multifamily and mixed use loans are approximate percentages by aggregate principal balance of the applicable multifamily and mixed use loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the multifamily and mixed use loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100.00% due to rounding.]

[Principal Balances of the Multifamily and Mixed Use Loans as of the Cut-off Date

Range of Scheduled Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
14,203.15 – 49,999.99		$	%
50,000.00 – 99,999.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Multifamily and Mixed Use Loans is approximately $[          ].]

[Current Loan-To-Value Ratios of the Multifamily and Mixed Use Loans

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
7.03 – 30.00		$	%
30.01 – 40.00
[etc.]
TOTAL			$100.00%]

[Geographic Distribution of Mortgaged Properties – Multifamily and
Mixed Use Loans

	Number of	Aggregate	Percent of Aggregate
State	Mortgage Loans	Principal Balance	Principal Balance
Alabama		$	%
Alaska
[etc.]
TOTAL			$100.00%

For information regarding types of properties securing the Loans, see the table entitled “Mortgaged Property Types of the Mortgage Loans” under “— General” above.]]

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Securities, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Securities.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Securities are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Servicing of the Mortgage Loans

Approximately [   ]% and [   ]% of the Mortgage Loans will initially be serviced by [          ] and [          ], respectively.

No information is provided herein with respect to the Seller’s mortgage loan portfolio or the Servicers’ mortgage loan servicing portfolios.  The Mortgage Loans were acquired from, and originated by, a variety of institutions.  The Depositor does not believe that the information regarding the delinquency, loss and foreclosure experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans.  For example, the delinquency and loss experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios may include loans and financial assets originated pursuant to different underwriting standards than the Mortgage Loans and loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans.  In addition, the Servicers’ consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans.

The Transfer and Servicing Agreement, Servicing Agreements, Indenture and Administration Agreement

General

The following summary describes certain terms of the Transfer and Servicing Agreement, the Servicing Agreements, the Indenture and the Administration Agreement (collectively, the “Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Agreements under the heading “The Agreements” in the prospectus.

Certain Matters Under the Agreements

Assignment of the Trust Property

On the Closing Date,  the Seller will sell the mortgage loans to the Depositor and, pursuant to the Transfer and Servicing Agreement, the Depositor will assign and transfer the mortgage loans to the Trust, without recourse.  Concurrently with these transfers, the Trust will pledge the mortgage loans to the Indenture Trustee to secure the Notes and will cause the securities to be delivered to the Depositor.  Under the Transfer and Servicing Agreement, the Trust will be entitled to all principal and interest due on the mortgage loans on or after the Cut-off Date.

Each mortgage loan will be identified in a schedule appearing as an exhibit to the Transfer and Servicing Agreement, which will specify with respect to each mortgage loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment and the maturity date.

The Depositor will, as to each mortgage loan that is not a Contract (as defined herein) or Contract for Deed, deliver or cause to be delivered to the Indenture Trustee (or its custodian) the Mortgage Note endorsed to the order of the Indenture Trustee, as trustee for Bayview Financial [          ] Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office) and an assignment of the mortgage in recordable form.  With respect to the Contracts for Deed, the Depositor will deliver to the Indenture Trustee (or its custodian) originals or copies of the related deeds, recorded in the name of the Depositor.  Except as described above, assignments of the mortgages to the Indenture Trustee (or its custodian) will be recorded in the appropriate public office for real property records.  In addition, with respect to any multifamily loans and mixed use loans, the Depositor will deliver or cause to be delivered to the Indenture Trustee (or its custodian) the assignment of leases, rents and profits (if separate from the mortgage) and an executed re-assignment of assignment of leases, rents and profits.

With respect to each installment sale contract for the purchase of manufactured housing (a “Contract”), the Depositor will deliver or cause to be delivered to the Indenture Trustee (or its custodian), the Contract, copies of documents and instruments related to each Contract and the security interest in the manufactured home securing each Contract.

Where necessary to protect the interest of the Indenture Trustee in the mortgage loans, the assignments to the Indenture Trustee in connection with the mortgage loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related mortgage loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the mortgage loans to the Seller certain representations and warranties concerning the mortgage loans that include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards — Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust and pledged to the Indenture Trustee for the benefit of Noteholders.  Upon the occurrence of a breach of any representation or warranty with respect to a mortgage loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected mortgage loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the mortgage loan from the Trust (or, the breaching mortgage loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any mortgage loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, the Noteholders, in particular the Subordinate Notes, may fail to recover their entire investment in the Notes.

Redemption

The Notes are subject to redemption under the circumstances described under “Description of the Notes.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) with respect to each Mortgage Loan calculated as [   ]% per annum (the “Master Servicing Fee Rate”) on the outstanding Pool Balance and, as additional compensation, the Master Servicer will retain investment income on funds in the Collection Account.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by [Interbay], not in excess of approximately [   ]% per annum; and with respect to Mortgage Loans serviced by the remaining Servicers, as set forth in the related Servicing Agreement, not in excess of approximately [   ]% per annum (each, a “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by such Servicer.  As of the Cut-off Date the weighed average Servicing Fee Rate is approximately [   ]% per annum.  If the Seller owns the related servicing rights, the Servicing Fee will be paid to the Seller, and the Seller will be responsible for paying the fees of the related Servicer, which may be less than the related Servicing Fee described above.

Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.  The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Collection Account prior to deposit into the Note Distribution Account.

The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

The Indenture Trustee

Pursuant to the Indenture, [                      ], a [                ], will be appointed Indenture Trustee and will be charged with the duties set forth in the Indenture in connection with the issuance of the Notes, conservation of the Trust Estate pledged to secure the Notes and payments to Noteholders under and in accordance with the Indenture.  The Indenture Trustee will receive a fee equal to [   ] per annum, [payable monthly], as specified in the Transfer and Servicing Agreement.

The Indenture Trustee may resign, or the holders of a majority in outstanding principal amount of the Notes may remove the Indenture Trustee, at any time, in which event the Owner Trustee will be obligated to appoint a successor indenture trustee.  The Issuer is obligated to remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, becomes insolvent, or because of some conflict of interest, the Indenture Trustee otherwise becomes incapable of acting as trustee under the Indenture.  Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for the Notes does not become effective until acceptance of the appointment by the successor indenture trustee.

The offices of the Indenture Trustee are located at [                                   ].

Administration

[                   ], will act as administrator under the Administration Agreement among the Issuer, the Administrator and the Seller (the “Administration Agreement”).  The Administrator will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Certain additional administrative functions will be performed on behalf of the Issuer by the Depositor.

Amendment

The Transfer and Servicing Agreement may be amended by the Depositor, the Trust and the Indenture Trustee, without the consent of the Securityholders:

•

to cure any ambiguity;

•

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

•

to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of an Securityholder; or

•

to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.

The Transfer and Servicing Agreement may also be amended by the Depositor, the Servicer and the Indenture Trustee with the consent of the holders of not less than 662/3% of the Class Principal Balance of the Notes and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and collection or of modifying in any manner the rights of the Securityholders; provided, however, that no amendment may:

•

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the Trust assets which are required to be distributed on a Security of any Class without the consent of the Securityholder; or

•

reduce the percentage of Securities of any Class the holders of which are required to consent to any amendment unless the holders of all Securities of the related Class have consented to the change in the percentage.

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under the same conditions as those described above, except that in the case of the Trust Agreement references to Securities and Securityholders should be read as referring to Residual Certificates and Residual Certificateholders, and in the case of the Indenture these references should be read as referring to Notes and Noteholders.  Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.

In addition to the purposes described above, the Issuer and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of any property subject to the Indenture, evidencing the succession of a successor to the Issuer, adding to the covenants of the Issuer or surrendering any power conferred upon the Issuer under the Indenture, or conveying or pledging any property to the Indenture Trustee.

The Depositor will provide to a prospective or actual Noteholder, without charge, on written request, copies (without exhibits) of the Agreements.  Requests should be addressed to Bayview Financial [          ] Trust [          ], 4425 Ponce de Leon Boulevard, 4th Floor, Coral Gables, Florida 33146.

Voting Rights

[   ]% of all voting rights under the Transfer and Servicing Agreement will be allocated among all Holders of the [          ] Notes, in proportion to their then outstanding Class Principal Balances; [[   ]% of all voting rights will be allocated among the Holders of the Class [   ] Certificates;] and [   ]% of all voting rights will be allocated to the Holders of the Residual Interest Certificates.  [The Class [   ] Notes will have no voting rights.]

Early Redemption

On the first payment date on or after the date on which the aggregate Class Principal Balance of the Notes is less than [   ]% of the Initial Note Balance, the Indenture Trustee (or an agent thereof) will solicit bids in a commercially reasonable manner for the purchase of the Mortgage Loans and other property remaining in the Trust.  The Indenture Trustee will not sell the assets of the Trust unless it has received at least three bids and at least one of these bids is for not less than a minimum bid price.  This process will be repeated every three months until the specified minimum bid price is received.  The Indenture Trustee will be reimbursed for the costs of the early redemption sale before proceeds are paid to Noteholders.

The Majority Holder of the Residual Interest Certificates and the Master Servicer, as provided in the Transfer and Servicing Agreement, will have the option, on or after the Optional Call Date, if the property in the Trust has not been sold as described above, to purchase all remaining mortgage loans and other assets in the Trust, at a price to be determined by the Agreements.  The proceeds of such a distribution may not be sufficient to pay the full amount due to each Class of Notes.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early redemption) and the aggregate amount of distributions on the Securities will be affected by the rate and timing of principal payments on the loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Indenture Trustee or the exercise by [               ] of any option to purchase Mortgage Loans, as described under “Description of the Notes.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Notes.

[Some of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the related Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event the Master Servicer or the related Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The related Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if the related Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, then the related Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Notes and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Notes of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by wildfires such as those recently experienced in several western states, flooding and severe storms such as those recently experienced in several southern states, landslides, earthquakes or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Securityholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the closing date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and earthquakes, and flood or earthquake insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Notes.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Notes (except as described herein)[, and in particular the Subordinate Notes,] will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Notes[, particularly the Subordinate Notes,] may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Notes will depend on, among other things, the price paid by the Holders of the Notes and the applicable Interest Rates (or interest calculation).  The extent to which the yield of a Class [   ] Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early redemption) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

The payment of balloon payments may result in lower yields on Class [   ] Notes than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.  See “Risk Factors — Greater Risk Involving Balloon Mortgage Loans.”

The yields of the Notes will be affected by the application of Excess Cashflow as described herein and by the amount of overcollateralization.  The amount of Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans and the aggregate principal balance and characteristics of the Mortgage Loans.  There can be no assurance as to the rate at which overcollateralization will be increased, or whether the overcollateralization will be created and maintained at the levels described herein.

The effective yield to Holders of the Class [   ] Notes will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Securityholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rates on the Notes are primarily affected by changes in [index].  Adjustments to the Net Mortgage Rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors in any Class of Notes may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Notes.  Although the Mortgage Rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rates on the Notes are subject to adjustment, the Interest Rates will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the assets of the Trust of Mortgage Loans with a negative amortization feature may affect the yields on the Class [   ] Notes, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Interest Remittance Amount, the Principal Remittance Amount or the amount of Excess Interest for any particular Payment Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rates on the Notes may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Notes.

Yield Considerations Related to the Class [   ] Notes

The yields to investors in the Class [   ] Notes will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Class [   ] Notes should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Class [   ] Notes to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Class [   ] Notes, the following tables indicate the pre-tax yield to early redemption (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class [   ] Notes, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Notes and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Notes, and consequently do not purport to reflect the return on any investment in any of these Notes when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early redemption even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the loans) for the Class [   ] Notes are as set forth below, (2) Current Interest for the Class [   ] Notes is calculated as described herein, and (3) [       ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [          ].

Pre-Tax Yield* to Optional Call of the Class [   ] Notes

(Assumed Purchase Price Percentage:  [          ]%)

Percentage of [CPR]
	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Yield*

__________________

*

Corporate bond equivalent basis

The yield of the Class [   ] Notes will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Subordinate Notes

The yield on each Class of subordinate Notes, and particularly on those Classes of subordinate Notes having lower payment priorities, will be very sensitive to losses on the Mortgage Loans (and the timing thereof), to the extent that losses are not covered by overcollateralization or by any Class of subordinate Notes having lower payment priorities.  Furthermore, as described herein, the timing of receipt of principal and interest by any Class of subordinate Notes may be adversely affected by losses even if the Class does not ultimately bear such a loss.

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Class Principal Balance of all Classes of Notes Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [       ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no Mortgage Rate of a Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [               ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early redemption of the Notes is effected [(except in the case of “Weighted Average Life (in years) with Early Redemption”)]; (12) cash distributions are received by the Securityholders on the [25th] day of each month, commencing in [               ]; (13) there is no Owner Trustee Fee; (14) no Mortgage Loan provides for monthly payments of interest only for a period of time; (15) no Mortgage Loan provides for deferred interest or negative amortization; (16) the value of each index remains constant at the per annum rates indicated below:

Index	Rate (%)

and (17) the Mortgage Loan consists of [   ] assumed mortgage loans having the following characteristics:

Assumed Mortgage Loan Characteristics

Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%) (1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index

[Fixed Rate Balloon](3)						N/A
[Fixed Rate Balloon](3)						N/A
[Fixed Rate Balloon](3)						N/A
[Fixed Rate]						N/A
[Fixed Rate]						N/A
[Fixed Rate]						N/A
[Fixed Rate]						N/A
[Fixed Rate]						N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

Rate Type	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate Balloon](3)	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]

(1)

The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate less the sum of the (1) Servicing Fee Rate, (2) Master Servicing Fee Rate, (3) Indenture Trustee Fee Rate, (4) Custodian Fee Rate, and (5) Insurance Fee Rate, as applicable.

(2)

The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

(3)

The original amortization term for the assumed fixed-rate balloon Mortgage Loans is assumed to be 360 months.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Balances (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial Class principal balances of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of a Class of Notes is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Notes to the related Payment Date, (2) adding the results and (3) dividing the sum by the initial Class principal balance of the Class of Notes.

Percentage of Initial Class Principal Balance of all Classes of
LIBOR Notes Outstanding at the Following Percentages of [CPR]

	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Redemption

_______________

*

Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

[In the opinion of McKee Nelson LLP, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be a business entity classified as an association (or a publicly traded partnership) treated as a corporation or a taxable Mortgage Loan.  Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes.  See “Material Federal Income Tax Considerations” in the prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.]

Legal Investment Considerations

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes [and Certificates] (the “Underwriting Agreement”), the Transferor has agreed to cause the Trust to sell to [          ] (the “Underwriter”), and the Underwriter has agreed to purchase [     ] amount of [     ] Notes [and [     ] amount of [     ] Certificates].

[In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase the [     ] Notes [and the [     ] Certificates] offered hereby if any of the [     ] Notes [and [     ] Certificates] are purchased.  The Transferor has been advised by the Underwriter that it proposes initially to offer the [     ] Notes [and [     ] Certificates] to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Note [and not in excess of [     ]% per [     ] Certificate].  The Underwriter may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Note [and not in excess of [     ]% per [     ] Certificate] to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]

[The distribution of the Offered Notes [and Offered Certificates] by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect such transactions by selling the Notes [and Certificates] to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes [and Certificates] may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes [and Certificates] purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Notes that they receive the following ratings from [Rating Agency/ies] [(collectively, the “Rating Agencies”)]:

Class	[Moody’s/S&P/Fitch Ratings]

[ ]	[[ ]/ [ ]/ [ ]]
[ ]	[[ ]/ [ ]/ [ ]]
[etc., as applicable]	[etc., as applicable]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Noteholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes.  The ratings assigned to the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms

Page

Annex I
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Bayview Financial [          ] Asset Backed Notes (the “Global Notes”) will be available only in book-entry form.  Investors in the Global Notes may hold the Global Notes through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Notes will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Notes through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Notes through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Notes are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Notes against payment.  Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Notes.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Notes.  After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Notes are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts.  However, interest on the Global Notes would accrue from the value date.  Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Notes to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Notes from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Notes.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Notes from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a Global Note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Indenture Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Indenture Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

•

is signed by the holder under penalties of perjury,

•

certifies that such owner is not a United States person, and

•

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

•

is signed under penalties of perjury by an authorized representative of the financial institution,

•

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

•

provides the name and address of the holder, and

•

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Indenture Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Indenture Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Indenture Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

A holder holding Global Notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Notes through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

•

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

•

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

•

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$[                ]

(Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Notes

[                               ]

[Servicer/Master Servicer]

_______________

Preliminary Prospectus Supplement

[                ]

_______________

[Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2003

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [        ])

$[                ] (Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

[[   ]%] Asset-Backed Certificates

[                     ],

[Servicer/Master Servicer]

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index beginning on page S-[   ] of this prospectus supplement.

The certificates will represent interests in the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue the following certificates:

   Initial

Proceeds

   Principal

[Interest

[Price to

Underwriting

      to

CUSIP

   Balance (1)

Rate (2)

Public

Discount

Depositor

Number

   $[      ]

[    ]%]

$[     ]]

$[      ]]

[      ]]

$[      ]]

(1)

This amount is approximate, as described in this prospectus

supplement.

[(2)

The variable interest rate for the certificates will be [to be described as applicable].]

[Describe assets of trust fund.]

[Describe underwriting arrangements.]

The closing date for the offering of the certificates is expected to be on or about [                      ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The securities offered by this prospectus supplement will be purchased by [the underwriters], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to the depositor from the sale of these securities will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriters’ commission will be the difference between the price they pay to the depositor for the offered securities and the amount they receive from the sale of the offered securities to the public.]

[Underwriters]

The date of this prospectus supplement is _______________, 2003

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Page

Summary Of Terms

S-3

Risk Factors

S-8

  Limited Obligations

S-8

  Potential Inadequacy Of Credit

     Enhancement

S-8

  Unpredictability And Effect Of

     Prepayments

S-11

  Geographic Concentration  Of

    Mortgage Loans

S-11

  Greater Risk Involving Certain

    Property Types

S-12

  [Greater Risk Involving Higher

    Loan-To-Value Ratios

S-13

  [Greater Risk Involving Balloon

    Mortgage Loans

S-13

  Limited Ability To Resell

    Certificates

S-14

Description Of The Certificates

S-15

  General

S-15

  Book-Entry Registration

S-16

  Priority Of Distributions

S-17

  Distributions Of Interest

S-18

  Distributions Of Principal

S-19

  Available Distribution Amount

S-20

  Credit Enhancement

S-21

  [The Residual Certificate

S-21

  [Allocation Of Realized Losses

S-22

  Final Scheduled Distribution Date

S-24

  The Trustee

S-24

Description Of The Mortgage Loans

S-24

  General

S-24

  [Certain Mortgaged Properties

    Securing Mortgage Loans

S-33

  [The Fixed Rate Mortgage Loans

S-33

  [The Adjustable Rate Mortgage

    Loans

S-33

Page

  [Primary Mortgage Insurance

S-36

  [Multifamily And Mixed Use Loans

S-36

  Changes In The Mortgage Loans

S-37

  Servicing Of The Mortgage Loans

S-38

The Pooling And Servicing Agreement,

  Servicing Agreements And

  Administration Agreement

S-38

  General

S-38

  Certain Matters Under The

    Agreements

S-39

  Servicing Compensation and

    Payment Of Expenses

S-40

  Amendment

S-41

  Voting Rights

S-41

  Early Termination

S-41

Certain Yield And Prepayment

  Considerations

S-42

  General

S-42

  Yield Considerations Related to

    the Class [   ] Certificates

S-45

  Subordinate Certificates

S-46

  Modeling Assumptions

S-46

Material Federal Income Tax

  Considerations

S-50

  General

S-50

  [Residual Certificates

S-50

Legal Investment Considerations

S-51

Underwriting

S-51

ERISA Considerations

S-52

Legal Matters

S-52

Ratings

S-52

Index Of Defined Terms

S-54

Annex I Global Clearance, Settlement

  and Tax Documentation

  Procedures

S-A-1

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Whenever we refer to a percentage of some or all of the loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the scheduled principal balance of a loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

Parties

Originators

The loans were originated by various banks and lending institutions.

Seller

[         ] will sell the loans to the depositor.

Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, will sell the loans to the series [      ] trust.

Master Servicer

[to be inserted as applicable]

Servicer[s]

[to be inserted as applicable]

The Certificates

Bayview Financial [      ] Trust [        ] is offering the [[      ]%] Asset-Backed Certificates as part of series [      ].  The certificates will be issued in book-entry form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the certificates.

The certificates will represent an undivided ownership interest in the assets of the trust fund and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust fund].

The certificates will have an approximate aggregate initial principal amount of $[   ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

Servicing

[          ] will service the mortgage loans in the trust pursuant to a servicing agreement among the seller, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement” in this prospectus supplement.

[The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein.  If the servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the pooling and servicing agreement.]

Payments on the Certificates

Principal and interest on the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest will accrue on the certificates at the [variable] annual rate

Interest Payments

Interest will accrue on the certificates at the [variable] annual rate [of [   ]%] [described in this prospectus supplement.]

[You will receive from each pool of loans only the payments of interest that the component parts of your certificates relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of loans if those loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Certificates — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the certificates will be determined by (1) funds actually received on the loans that are available to make payments on the certificates, (2) the amount of interest received on the loans that is used to pay principal on the certificates, calculated as described in this prospectus supplement and (3) [          ].

Funds actually received on the loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted loans, or repurchases of loans under the circumstances described in this prospectus supplement.

See “Description of the Certificates — Payments of Principal” in this prospectus supplement.

The last possible day on which the payment of principal on the certificates could be made is [          ] and is referred to as the last scheduled distribution date.  The certificates could be paid in full before the last scheduled distribution date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of the certificates will be paid in full

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

The payment structure includes [forms of credit enhancement to be described as applicable].  [The certificates will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Overcollateralization

On the closing date, the total principal amount of the loans is expected to exceed the total principal balance of the certificates by approximately $[        ] or approximately [   ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the loans in each pool is expected to exceed the total principal amount of the certificates’ component parts that relate to each pool of loans in approximately the same proportion.

Any interest received on the loans in each pool in excess of the amount needed to pay interest on the certificates’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal balance of those component parts in order to reduce the total principal balance of the certificates to a level set by the rating agencies until the total principal balance of the loans exceeds the total outstanding principal amount of the certificates, and the total principal balance of the loans in each pool exceeds the total principal amount of the certificates’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the loans to maintain overcollateralization.

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [   ], the assets of the trust will include [__ pools of] mortgage loans with a total principal balance of approximately $[   ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Participation Interests

On the closing date the assets of the trust will include [   ] participation interests in participated mortgage loans having an aggregate principal balance of approximately $[          ].  Each participated mortgage loan with respect to which a participation interest is included in the assets of the trust is participated pursuant to a participation agreement.  The participated mortgage loans will be serviced by [       ] for the benefit of the holders of the participation interests.  Under each participation agreement, the participation servicer will distribute amounts required to be distributed under the participation servicing agreement to the participants in accordance with their percentage interests.

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets” in the prospectus for a general description of the participation interests.]

[The Pre-Funding Arrangement

On the closing date, approximately $[          ] will be deposited by [          ] in a pre-funding account maintained by the trustee.  It is intended that additional loans will be sold to the trust by the depositor from time to time, from [          ] until [          ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional loans if applicable.]]

[Optional Termination

[          ] will have the option to purchase all the loans and the other assets of the trust fund on any distribution date when the total principal balance of the loans declines to [   ]%, or less, of their initial total

principal balance.  If [            ] does not exercise that option, [          ] may purchase the loans.

If the loans in any pool and the other assets of the pool are purchased, the certificateholders will be paid accrued interest (on the certificates’ component parts that relate to that pool) and principal equal to the outstanding principal balance of those component parts.

See “Description of the Certificates —[          ]” in this prospectus supplement for a description of the purchase price to be paid for the loans.]

Tax Status

The Trust should be characterized as a grantor trust for federal income tax purposes, but failing that, it will be characterized as a partnership and not as an association taxable as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool.  No representation is made regarding qualification of the certificates under Section 856 or 7701(a)19(C) of the Internal Revenue Code of 1986, as amended.  Prospective investors should consult their own tax advisors regarding the federal, state, local and other tax consequences of the ownership and disposition of the certificates.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the certificates.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates will initially be rated [   ] by [      ] and [   ] by [      ].  A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the certificates.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the certificates might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

Limited Obligations

The assets of the trust fund, including any form of credit enhancement, are the sole source of payments on the certificates.  The certificates are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the certificates.  If credit enhancement is not available, holders of the certificates may suffer losses on their investment.

Potential Inadequacy of Credit Enhancement

[The certificates are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that certificateholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of loans, it will be necessary that those loans generate more interest than is needed to pay interest on the certificates and fees and expenses of the trust fund.  We expect that the loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the loans is higher than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the loans will generate:

•

Prepayments.  Every time a loan is prepaid, total excess interest after the date of prepayment will be reduced because that loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately large number of high interest rate loans would have a greater negative effect on future excess interest.

•

Defaults.  The rate of defaults on the loans may turn out to be higher than expected.  Defaulted loans may be liquidated, and liquidated loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate loans would have a greater negative effect on future excess interest.

•

[Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to certificateholders, so less cash will be available as excess interest.]

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

•

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

[Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the certificates.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

•

weak economic conditions in [          ], [          ], and [          ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

•

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•

declines in the residential real estate market of a particular state may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; and

•

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ], [          ], and other [          ] states have experienced severe wildfires that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe wildfires.  Mortgaged properties in these states may have been affected by these fires.  In addition, [          ], [          ] and other [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the mortgage loans are secured by liens on multifamily properties or mixed use properties.]  [Approximately [   ]% of the mortgage loans are secured by liens on [manufactured homes/cooperative dwellings]].  Mortgage loans secured by multifamily property, mixed use property, [manufactured homes or cooperative dwellings] may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

[Greater Risk Involving Higher Loan-to-Value Ratios

Mortgage loans with higher original loan-to-value ratios may also present a greater risk of loss.  In particular, approximately [   ]% of the mortgage loans are known to have had loan-to-value ratios at origination or modification in excess of 80%.  [          ] will acquire for the benefit of the trust loan-level primary mortgage insurance policies to be issued by [       ] with respect to approximately [   ]% of those mortgage loans with original loan-to-value ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy.

Additionally, many of the mortgage loans may have a current loan-to-value ratio higher than the original loan-to-value ratio because the value of the related mortgaged property has declined at a faster rate than the amortization of the related mortgage loan.  No assurance can be given that the value of these mortgaged properties will not continue to decline.  Mortgage loans with high original loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with lower original loan-to-value ratios.  In addition, in the event of a bankruptcy or other proceeding, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, any losses may reduce the amounts available to be paid to the holders of the certificates.

See “Description of the Mortgage Loans—[Primary Mortgage Insurance]” in this prospectus supplement for a description of factors affecting this risk.]

[Greater Risk Involving Balloon Mortgage Loans

Approximately [   ] % of the mortgage loans are balloon mortgage loans.  These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity.  Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower’s ability to either timely refinance the balloon mortgage loan or timely sell the underlying mortgaged property.  Many borrowers may have erratic payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.

For additional information regarding balloon mortgage loans, see “Description of the Mortgage Loans” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.]

Limited Ability to Resell Certificates

The certificates will not be listed on any securities exchange.  The Underwriters are not required to assist in resales of the certificates, although they may do so.  A secondary market for the certificates may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your certificates, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

The Series [   ] [[   ]%] Asset-Backed Certificates (the “Certificates”) will evidence the entire undivided beneficial ownership interest in the Trust Fund.

The Trust Fund will generally consist of:

•

the Loans;

•

deposits in the Certificate Account made in respect of the Loans;

•

property acquired by foreclosure of the Loans or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

The Certificates will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Initial Principal Balance”).  The original Initial Principal Balance of the Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Loans is increased or decreased as described under “Description of the Loans” herein.

Distributions on the Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [          ] (each, a “Distribution Date”), to Certificateholders of record on the immediately preceding Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Distribution Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or [      ]] are closed.

Distributions on the Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to each Certificateholder’s address as it appears on the books of the Trustee, or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of an Offered Certificate will be made only upon presentation and surrender of the Certificate at the corporate trust office of the Trustee.  See “The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement.”

[to be provided as applicable]

Book-Entry Registration

General

The Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Certificates will be issued in fully registered, certificated form in minimum denominations in principal amount of $[       ] and integral multiples of $1 in excess thereof.

The Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex I hereto.]

No person acquiring an interest in a  Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Certificate”), except as set forth below under “Definitive Certificates” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Certificates are issued for the Certificates:

•

the only “Certificateholder” of the Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement;

•

Beneficial Owners of the Certificates offered hereby will receive all payments of principal of, and interest on, the Certificates from the Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

•

while the Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of, and interest on, the Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

[The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.]

Neither the Depositor nor the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Certificates

Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Certificates — Book-Entry Registration,” the Trustee (through DTC) is required to notify Participants who have ownership of Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Certificates. Upon surrender by DTC of the Definitive Certificates representing the Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Certificates as Definitive Certificates in the principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and the Certificates, see “Description of the Certificates—Book-Entry Registration” in the prospectus.

Distributions of Interest

Interest on the Certificates will accrue during each Interest Accrual Period (as defined herein) [at the interest rate specified on the front cover hereof] [describe variable interest rate as applicable] (the "Certificate Interest Rate") and will be payable to Certificateholders on each Distribution Date, starting in [                     ].  Interest on the Certificates will be calculated on the basis of [a 360-day year of twelve 30-day months or the actual number of days and a year of 360 days].

Interest will be distributed, except to the extent described below, from the Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Interest Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an “Interest Shortfall.” Interest will not accrue on Interest Shortfalls.

•

The “Certificate Interest Rate” for the Certificates will be the per annum rate described on the cover page hereof.

•

The “Net Mortgage Rate” for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the sum of the [Servicing Fee Rate and the Trustee Fee Rate] (each as defined herein).

•

The “Certificate Principal Amount” of the Certificates as of any Distribution Date will equal the Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on the Certificates in respect of principal and the principal portion of any Realized Losses previously allocated to the Certificates.

•

The “Interest Accrual Period” for the Certificates will be [the calendar month immediately preceding the month in which the related Distribution Date occurs or the period from the preceding Distribution Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Distribution Date].

•

In general, a “Realized Loss” means (1) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds received in respect of the Mortgage Loan (net of related expenses), or (2) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property.

•

A “Liquidated Mortgage Loan” generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of the Mortgage Loan have been received by the Servicer on behalf of the Trust.  In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, that amount will be distributed to the Certificates still outstanding, pro rata on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that those amounts will be recovered.

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Certificateholders on the Distribution Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Certificates could result.  The difference between one month’s interest at the Mortgage Rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Distribution Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.”  Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among the Certificates, pro rata in proportion to Accrued Certificate Interest thereon for the related Distribution Date.

Distributions of Principal

Distributions of principal on the Certificates will be made on each Distribution Date as described herein in an aggregate amount equal to the Principal Distribution Amount (as defined herein), to the extent of the Available Distribution Amount available to make payments in accordance with the priorities set forth under “— Priority of Distributions” above. The “Principal Distribution Amount” for any Distribution Date will, equal [To be provided as applicable].

The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination is generally equal to the principal balance thereof as of the Cut-off Date, reduced by (1) the principal portion of all Scheduled Payments due on or before the date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding the date of determination.

Available Distribution Amount

The “Due Period” related to each Distribution Date begins on the second day of the month preceding the month in which the Distribution Date occurs and ends on the first day of the month in which that Distribution Date occurs. For each Distribution Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date. The “Prepayment Period” is the calendar month preceding the month in which the related Distribution Date occurs. The “Remittance Date” is the [   ] day (or if the [   ] day is not a Business Day, the next preceding Business Day) of the month in which the related Distribution Date occurs.

The “Available Distribution Amount” on each Distribution Date, as more fully described in the Pooling and servicing agreement, will generally equal the sum of the following amounts:

(1)

the total amount of all cash received by the Servicer with respect to the related Collection Period (or the related Prepayment Period, in the case of Principal Prepayments) and remitted to the Trustee on the related Remittance Date, which includes:

(a)

Scheduled Payments due on the Mortgage Loans during the related Due Period and collected prior to the related Remittance Date or advanced by the Servicer (or the Trustee);

(b)

payments allocable to principal on the Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balance of the Mortgage Loans (“Principal Prepayments”), together with accrued interest thereon, if any, identified as having been received on the Mortgage Loans during the Prepayment Period, plus any amounts paid by the Servicer in respect of Prepayment Interest Shortfalls, in each case for that Distribution Date;

(c)

the proceeds of any repurchase of a Mortgage Loan required to be repurchased by the Servicer, the Seller or any other party as a result of a breach of a representation or warranty; and

(d)

Insurance Proceeds and Liquidation Proceeds, minus:

•

all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

•

all Principal Prepayments received or identified after the related Prepayment Period (together with any interest payments, if any, received with the prepayments to the extent that they represent (in accordance with the Servicer’s usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the related Prepayment Period);

•

Liquidation Proceeds and Insurance Proceeds received after the related Prepayment Period with respect to the Mortgage Loans; and

•

all amounts due or reimbursable to the Trustee pursuant to the Pooling and servicing agreement and to the Servicer pursuant to the Sale and Servicing Agreement; and

(2)

any other payments made by the Servicer, the Seller or the Depositor with respect to that Distribution Date.

“Insurance Proceeds” means all proceeds of applicable insurance policies, to the extent those proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor.

“Liquidation Proceeds” means all amounts net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Credit Enhancement

Credit enhancement for the Certificates will take the  form of [described as applicable]:

•

[an irrevocable letter of credit];

•

[reserve funds];

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

•

[a surety bond or financial guaranty insurance policy];

•

[the use of cross-support features]; and

•

[overcollateralization].

Final Scheduled Distribution Date

Scheduled distributions on the Mortgage Loans included in the Trust Fund, assuming no defaults or losses that are not covered by the credit support described elsewhere herein, will be sufficient to make timely distributions of interest on the Certificates and to reduce the aggregate Certificate Principal Amount of the Certificates to zero not later than [        ]. The actual final Distribution Date for the Certificates may be earlier or later, and could be substantially earlier, than their Final Scheduled Distribution Date.

The Final Scheduled Distribution Date for the Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Loan.

The Trustee

[         ] will be the Trustee under the Pooling and servicing agreement. The Trustee will be paid a monthly fee equal to [   ]% per annum (the “Trustee Fee Rate”) of the aggregate principal balance of the Loans (the “Trustee Fee”) and also will be entitled to retain, as additional compensation, any interest or other income earned on funds deposited in the Certificate Account pending distribution to Certificateholders. The Trustee’s “Corporate Trust Office” for purposes of the presentment and surrender of the Certificates for the final distribution thereon and for all other purposes is located at [          ], [          ], Attention: [          ]), or any other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

Description of the Mortgage Loans

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ].  These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Loan Purchase Agreement”) on or before the date of initial issuance of the Certificates.

The Mortgage Loans were initially acquired by the Seller and the Depositor from [various unaffiliated] [affiliated] sellers.  The Mortgage Loans are secured by senior liens on fee simple interests in real property of various types as described herein.  In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form below and under the heading “The Mortgage Loans” below.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Loan, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on the Securities.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Issuer pursuant to the Pooling and Servicing Agreement free and clear of any liens.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Securities (a “Securityholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

[Approximately [   ]% of the Mortgage Loans are partially insured by the FHA (the “FHA Mortgage Loans”) or are partially guaranteed by the VA (the “VA Mortgage Loans”).  The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein.  Some of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis].

[Approximately [   ]% of the Mortgage Loans have an Original Loan-to-Value Ratio of more than 80% but not greater than 100% and are not insured by Primary Mortgage Insurance Policies or insured or guaranteed by the FHA or the VA or under the RMIC Policies.  Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 100% and are neither insured by a Primary Mortgage Insurance Policy or the RMIC Policies nor insured or guaranteed by the FHA or the VA.]

[Approximately [   ]% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal.  Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from [   ] months to [   ] years from the date of origination of the Mortgage Loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note.  Any prepayment premium with respect to the Mortgage Loans will not be available to make payments on the Securities.]

The “Original Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available.  The Original Loan-to-Value Ratio with respect to a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification.  The “Current Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the closing date to, with respect to approximately [   ]% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately [   ]% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination.  The Seller utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable or in the case of certain subprime residential Mortgage Loans.

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  None of the Mortgage Loans are subject to any temporary buy-down plans.

The “Net Mortgage Rate” with respect to each Mortgage Loan will equal the Mortgage Rate thereon, minus the sum of the [applicable Servicing Fee Rate and the rate of the Trust’s administrative fees].

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [        ].]

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[          ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

	Number of	Aggregate	Percent of Aggregate
Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [   ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [   ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance

–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day
Delinquencies in the 12 Months
Preceding the Delinquency	Number of	Aggregate	Percent of Aggregate
Determination Date	Mortgage Loans	Principal Balance	Principal Balance

–		$	%
–
–
TOTAL			$100.00%

90-Day Delinquencies of the Mortgage Loans

Number of 90-Day
Delinquencies in the 12 Months
Preceding the Delinquency	Number of	Aggregate	Percent of Aggregate
Determination Date	Mortgage Loans	Principal Balance	Principal Balance

–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term
to maturity	Number of	Aggregate	Percent of Aggregate
(in months)	Mortgage Loans	Principal Balance	Principal Balance

–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [   ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term
to maturity	Number of	Aggregate	Percent of Aggregate
(in months)	Mortgage Loans	Principal Balance	Principal Balance

–		$	%
–
–
TOTAL			$100.00%
As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [   ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

	Number of	Aggregate	Percent of Aggregate
Seasoning (in months)	Mortgage Loans	Principal Balance	Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [   ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
State	Mortgage Loans	Principal Balance	Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Loan Purpose	Mortgage Loans	Principal Balance	Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL			$100.00%

Amortization Types of the Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Amortization Type	Mortgage Loans	Principal Balance	Principal Balance
Fully Amortizing		$	%
Balloon
TOTAL			$100.00%

Credit Scores of the Mortgage Loans*

	Number of	Aggregate	Percent of Aggregate
Credit Score	Mortgage Loans	Principal Balance	Principal Balance
Not Available		$	%
438 – 459
460 – 479
[etc.]
TOTAL			$100.00%

_________________

*

Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [   ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Property Type	Mortgage Loans	Principal Balance	Principal Balance
Single Family		$	%
Multi-Family(1)
Mixed Use(1)
[etc.][(2)]
TOTAL			$100.00%

__________________

(1)

For a summary description of the related Mortgage Loans, see “—Multifamily and Mixed Use Loans” below.

(2)

Includes undeveloped land, mobile homes, manufactured housing, duplexes and townhouses.

Occupancy Types of the Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Occupancy Type	Mortgage Loans	Principal Balance	Principal Balance
Primary Home		$	%
Investment
Second Home
TOTAL			$100.00%

__________________

[Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties or second homes, including improved and unimproved land.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[        ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  Approximately [   ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [   ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[           ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  [   ]% of the Adjustable Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [   ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that generally adjust semi-annually in accordance with an index (an “Index”) equal to [insert description of applicable indices].

[Indices of the Adjustable Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBOR
[etc.]
TOTAL			$100.00%]

[Frequency of Mortgage Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%]

[Gross Margins on the Adjustable Rate Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Gross Margins (%)	Mortgage Loans	Principal Balance	Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Minimum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 – 6		$	%
7 – 12
13 – 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjusdtable Rate Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Periodic Cap (%)	Mortgage Loans	Principal Balance	Principal Balance
No Periodic Cap		$	%
0.500 – 0.750
0.751 – 1.250
[etc.]
TOTAL			$100.00%]

[Primary Mortgage Insurance

Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 80%.  Of these Mortgage Loans, approximately [   ]% are not covered by primary mortgage insurance policies.  [      ] will acquire on behalf of the Trust [policies] with respect to approximately [   ]% of those Mortgage Loans with Original Loan-to-Value Ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy (representing approximately [   ]% of the Mortgage Loans).

[insert description of any applicable insurer]]

[Multifamily and Mixed Use Loans

General.  [   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are multifamily loans or mixed use loans.  Approximately [   ]% of the multifamily loans or mixed-use loans were thirty days or more, but less than sixty days, delinquent in payment as of [        ].

[Environmental Insurance.  The Trustee will be the beneficiary, for the benefit of the Certificateholders, of environmental insurance policies providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing certain multifamily and mixed use loans.  [insert description of coverage and limitations]]

[Loan Characteristics.  Set forth below is a description of certain characteristics of the multifamily and mixed use loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the multifamily and mixed use loans are approximate percentages by aggregate principal balance of the applicable multifamily and mixed use loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the multifamily and mixed use loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100.00% due to rounding.]

[Principal Balances of the Multifamily and Mixed Use Loans as of the Cut-off Date

Range of Scheduled Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
14,203.15 – 49,999.99		$	%
50,000.00 – 99,999.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Multifamily and Mixed Use Loans is approximately $[          ].]

[Current Loan-To-Value Ratios of the Multifamily and Mixed Use Loans

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
7.03 – 30.00		$	%
30.01 – 40.00
[etc.]
TOTAL			$100.00%]

[Geographic Distribution of Mortgaged Properties – Multifamily and
Mixed Use Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Alaska
[etc.]
TOTAL			$100.00%

For information regarding types of properties securing the Loans, see the table entitled “Mortgaged Property Types of the Mortgage Loans” under “— General” above.]

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Securities, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Securities.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Securities are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Servicing of the Mortgage Loans

Approximately [   ]% and [   ]% of the Mortgage Loans will initially be serviced by [          ] and [          ], respectively.

No information is provided herein with respect to the Seller’s mortgage loan portfolio or the Servicers’ mortgage loan servicing portfolios.  The Mortgage Loans were acquired from, and originated by, a variety of institutions.  The Depositor does not believe that the information regarding the delinquency, loss and foreclosure experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans.  For example, the delinquency and loss experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios may include loans and financial assets originated pursuant to different underwriting standards than the Mortgage Loans and loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans.  In addition, the Servicers’ consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans.

The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement

General

The following summary describes certain terms of the Pooling and Servicing Agreement, the Servicing Agreements and the Administration Agreement (collectively, the “Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Agreements under the heading “The Agreements” in the prospectus.

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [          ] 1, [   ] among the Issuer, the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates.  Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent.

The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Trustee’s address.

Certain Matters Under the Agreements

Assignment of the Trust Property

On the Closing Date, the Seller will sell the mortgage loans to the Depositor and, pursuant to the Pooling and Servicing Agreement, the Depositor will assign and transfer the mortgage loans to the Trust, without recourse.  Concurrently with these transfers, the Trustee will authenticate and deliver the Certificates.  Under the Pooling and Servicing Agreement, the Trust will be entitled to all principal and interest due on the mortgage loans on or after the Cut-off Date.

Each mortgage loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify with respect to each mortgage loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, and the maturity date.

The Depositor will, as to each mortgage loan that is not a Contract (as defined herein) or Contract for Deed, deliver or cause to be delivered to the Trustee (or its custodian) the Mortgage Note endorsed to the order of the Trustee, as trustee for Bayview Financial [          ] Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office) and an assignment of the mortgage in recordable form.  With respect to the Contracts for Deed, the Depositor will deliver to the Trustee (or its custodian) originals or copies of the related deeds, recorded in the name of the Depositor.  Except as described above, assignments of the mortgages to the Trustee (or its custodian) will be recorded in the appropriate public office for real property records.  In addition, with respect to any multifamily loans and mixed use loans, the Depositor will deliver or cause to be delivered to the Trustee (or its custodian) the assignment of leases, rents and profits (if separate from the mortgage) and an executed re-assignment of assignment of leases, rents and profits.

With respect to each installment sale contract for the purchase of manufactured housing (a “Contract”), the Depositor will deliver or cause to be delivered to the Trustee (or its custodian), the Contract, copies of documents and instruments related to each Contract and the security interest in the manufactured home securing each Contract.

Where necessary to protect the interest of the Trustee in the mortgage loans, the assignments to the Trustee in connection with the mortgage loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related mortgage loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the mortgage loans to the Seller certain representations and warranties concerning the mortgage loans that include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards — Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust and pledged to the Trustee for the benefit of Certificateholders.  Upon the occurrence of a breach of any representation or warranty with respect to a mortgage loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected mortgage loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the mortgage loan from the Trust (or, the breaching mortgage loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any mortgage loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, holders of Certificates may incur a loss.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) with respect to each Mortgage Loan calculated as [   ]% per annum (the “Master Servicing Fee Rate”) on the outstanding Pool Balance and, as additional compensation, the Master Servicer will retain investment income on funds in the Collection Account.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by [Interbay], not in excess of approximately [   ]% per annum; and with respect to Mortgage Loans serviced by the remaining Servicers, as set forth in the related Servicing Agreement, not in excess of approximately [   ]% per annum (each, a “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by such Servicer.  As of the Cut-off Date the weighed average Servicing Fee Rate is approximately [   ]% per annum.  If the Seller owns the related servicing rights, the Servicing Fee will be paid to the Seller, and the Seller will be responsible for paying the fees of the related Servicer, which may be less than the related Servicing Fee described above.

Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.  The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Collection Account prior to deposit into the Certificate Distribution Account.

The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Amendment

The Pooling and Servicing Agreement may be amended by the Issuer, the Depositor, the Master Servicer and the Trustee, without the consent of the Certificateholders:

•

to cure any ambiguity;

•

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

•

to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of a Certificateholder; or

•

to add, delete or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the “Code”).

The Pooling and Servicing Agreement may also be amended by the Issuer, the Depositor, the Master Servicer and the Trustee with the consent of the holders of not less that 66 2/3% of the Initial Certificate Principal Amount of the Certificates and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of  the Certificateholders; provided, however, that no amendment may:

•

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the assets of the Trust Fund which are required to be distributed on a Certificate without the consent of the Certificateholder; or

•

reduce the percentage of Certificates the holders of which are required to consent to any amendment unless the holders of all Certificates have consented to the change in the percentage.

Voting Rights

Voting rights under the Pooling and Servicing Agreement will be allocated among the Certificates in proportion to their respective Certificate Principal Amounts.

Early Termination

On any Distribution Date after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than [   ]% of the Cut-off Date Balance, [            ] (subject to the terms of the Pooling and Servicing Agreement) will have the option to cause the sale of the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (1) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable mortgage rate and (2) the fair market value of all other property remaining in the Trust Fund.  The liquidation will be treated as a prepayment in full of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Trust Fund will be terminated.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early redemption) and the aggregate amount of distributions on the Certificates will be affected by the rate and timing of principal payments on the loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Trustee or the exercise by [               ] of any option to purchase Mortgage Loans, as described under “Description of the Certificates.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Certificates.

[Some of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the related Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event the Master Servicer or the related Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The related Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if the related Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, then the related Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Certificates and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by wildfires such as those recently experienced in several western states, flooding and severe storms such as those recently experienced in several southern states, landslides, earthquakes or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Securityholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the closing date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and earthquakes, and flood or earthquake insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Certificates and will reduce the yields on the Certificates to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Certificates.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Certificates will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Certificates may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Certificates will depend on, among other things, the price paid by the Holders of the Certificates and the Interest Rate (or interest calculation).  The extent to which the yield of the Certificates is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early redemption) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

The payment of balloon payments may result in lower yields on the Certificates than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.  See “Risk Factors — Greater Risk Involving Balloon Mortgage Loans.”

The effective yield to Holders of the Certificates will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Securityholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rate on the Certificates [is a fixed rate] [is primarily affected by changes in [index].]  Adjustments to the Net Mortgage Rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors of the Certificates may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to the Certificates.  Although the Mortgage Rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rate on the Certificates is subject to adjustment, the Interest Rate will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the Trust Fund of Mortgage Loans with a negative amortization feature may affect the yields on the Certificates, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Interest Remittance Amount, the Principal Remittance Amount or the amount of Excess Interest for any particular Distribution Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rate on the Certificates may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to the Certificates.

Yield Considerations Related to the Certificates

The yields to investors in the Certificates will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Certificates to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Certificates, the following tables indicate the pre-tax yield to early redemption (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Certificates and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates, and consequently do not purport to reflect the return on any investment in any of these Certificates when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early redemption even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the loans) for the Certificates are as set forth below, (2) Current Interest for the Certificates is calculated as described herein, and (3) [       ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [          ].

Pre-Tax Yield* to Optional Call of the Certificates
(Assumed Purchase Price Percentage:  [          ]%)

Percentage of [CPR]
	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Yield*

__________________

*

Corporate bond equivalent basis

The yield of the Certificates will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Certificate Principal Balance of the Certificates Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [       ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no Mortgage Rate of a Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [               ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early redemption of the Certificates is effected [(except in the case of “Weighted Average Life (in years) with Early Redemption”)]; (12) cash distributions are received by the Securityholders on the [25th] day of each month, commencing in [               ]; (13) no Mortgage Loan provides for monthly payments of interest only for a period of time; (14) no Mortgage Loan provides for deferred interest or negative amortization; (15) the value of each index remains constant at the per annum rates indicated below:

Index	Rate (%)

and (16) the Mortgage Loan consists of [   ] assumed mortgage loans having the following characteristics:

Assumed Mortgage Loan Characteristics

Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%) (1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index
[Fixed Rate Balloon](3)						N/A
[Fixed Rate Balloon](3)						N/A
[Fixed Rate Balloon](3)						N/A
[Fixed Rate]						N/A
[Fixed Rate]						N/A
[Fixed Rate]						N/A
[Fixed Rate]						N/A
[Fixed Rate]						N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

Rate Type	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate Balloon](3)	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]
[Adjustable Rate]

(1)

The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate less the sum of the (1) Servicing Fee Rate, (2) Master Servicing Fee Rate, (3) Trustee Fee Rate, (4) Custodian Fee Rate, and (5) Insurance Fee Rate, as applicable.

(2)

The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

(3)

The original amortization term for the assumed fixed-rate balloon Mortgage Loans is assumed to be 360 months.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of Initial Certificate Principal Balances (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of Initial Certificate Principal Balances outstanding over time and the weighted average lives of the Certificates to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial principal balances of the Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of the Certificates is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the Initial Certificate Principal Balance.

Percentage of Initial Certificate Principal Balance of the Offered
Certificates Outstanding at the Following Percentages of [CPR]

	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Redemption

_______________

*

Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

Characterization of the Trust

The characterization of the Trust for federal income tax purposes is not certain.  The Trust has been structured as a “grantor trust” and will likely be so treated.  See “Material Federal Income Tax Considerations – Types of Securities – Classification of Trust Certificates Generally” in the Prospectus.  Nonetheless, certain terms of the Trust may be viewed by the Internal Revenue Service (“IRS”) as inconsistent with the rules for qualification as a grantor trust.  In light of this uncertainty, McKee Nelson LLP will deliver its opinion, upon issuance of the Certificates, that for federal income tax purposes, assuming compliance with all provisions of the pooling and servicing agreement, the Trust should be treated as a grantor trust, but failing that, it will be characterized as a partnership and not as an association taxable as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool.  See “Material Federal Income Tax Considerations” in the Prospectus.  No rulings have been or will be sought from the IRS with respect to the Trust, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

Taxation of the Certificates

For a discussion of the taxation of the Certificates assuming that they are taxed as interests in a grantor trust, see “Material Federal Income Tax Considerations – Grantor Trust Certificates” in the Prospectus.  For purposes of that discussion, the Certificates should be treated as constituting [Stripped Certificates/ Standard Certificates].

The Certificates may be treated as having been issued with original issue discount (“OID”) for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]%.  No representation is made that the [Mortgage Loans] will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to OID.

No representation is made that the Certificates will constitute assets described in Section 856 or 7701(a)(19)(C) of the Code.  See “Material Federal Income Tax Considerations – Special Tax Attributes” in the Prospectus.

Foreign Persons

Payments of interest and OID made to a holder of a Certificate that is a Foreign Person generally will be subject to United States federal income and withholding tax if the Certificates were determined to be interest in a partnership for United States federal income tax purposes.  Accordingly, it is anticipated that United States federal tax will be withheld in all events.  See “Material Federal Income Tax Considerations – Special Tax Attributes – Partner Certificates – Foreign Persons” in the Prospectus.

Legal Investment Considerations

[The Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Certificates may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the “Underwriting Agreement”), the Transferor has agreed to cause the Trust to sell to [          ] (the “Underwriter”), and the Underwriter has agreed to purchase [     ] amount of [     ] Certificates.

[In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase the [     ] Certificates offered hereby if any of the [     ] Certificates are purchased.  The Transferor has been advised by the Underwriter that it proposes initially to offer the [     ] Certificates to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Certificate.  The Underwriter may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Certificate to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]

[The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Certificates that they be rated [      ] by [      ] and [      ] by [      ] [(collectively, the “Rating Agencies”).]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Certificateholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates.  The ratings assigned to the Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Certificates could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms

Page

Annex I
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Bayview Financial [          ] Asset Backed Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of [360 days or a 360-day year of twelve 30-day months].  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of [360 days or a 360-day year of twelve 30-day months].  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, holding a Global Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

•

is signed by the holder under penalties of perjury,

•

certifies that such owner is not a United States person, and

•

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

•

is signed under penalties of perjury by an authorized representative of the financial institution,

•

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

•

provides the name and address of the holder, and

•

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding Global Securities through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS FormW-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

•

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

•

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

•

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$[                ]

(Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Certificates

[                               ]

[Servicer/Master Servicer]

_______________

Preliminary Prospectus Supplement

[                ]

_______________

[Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2003

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [        ])

$[                ] (Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Certificates

[                     ],

[Servicer/Master Servicer]

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index beginning on page S-[   ] of this prospectus supplement.

The certificates will represent interests in the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue the following certificates (1):
Class	Class Principal Balance (2)	Interest Rate (3)	[Price to Public	[Underwriting Discount	[Proceeds to Depositor	CUSIP Number

[ ]	$[ ]	[ ]%	$[ ]	[ ]	$[ ]
[ ]	[ ]	[ ]	[ ]]	[ ]]	[ ]]

(1)

[In general, interest and principal payable on any distribution date will be paid first to the certificates identified with an A in their class designation, then to the Class M and Class B certificates, in that order.]

(2)

These amounts are approximate, as described in this prospectus supplement.

(3)

The interest rate for each class of certificates will be [to be described as applicable].

[The Trust will also issue class [   ] certificates that will be entitled to receive distributions of [to be described] and [REMIC residual certificates].

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the chart above [and not to the class [   ] certificates or the [REMIC residual certificates].

[Describe assets of trust fund.]

[Describe underwriting arrangements.]

The closing date for the offering of the certificates is expected to be on or about [                      ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The securities offered by this prospectus supplement will be purchased by [the underwriters], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to the depositor from the sale of these securities will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriters’ commission will be the difference between the price they pay to the depositor for the offered securities and the amount they receive from the sale of the offered securities to the public.]

[Underwriters]

The date of this prospectus supplement is _______________, 2003

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Page

Page

Summary of Terms

S-3

Risk Factors

S-8

Limited Obligations

S-8

Potential Inadequacy of Credit

Enhancement

S-8

Unpredictability and Effect of

Prepayments

S-11

Geographic Concentration  of

Mortgage Loans

S-11

Greater Risk Involving

Commercial, Multifamily and

Mixed Use Properties

S-12

[Greater Risk Involving Higher

Loan-to-Value Ratios

S-13

[Greater Risk Involving Balloon

Mortgage Loans

S-13

Limited Ability to Resell

Certificates

S-14

Description of the Certificates

S-15

General

S-15

Book-Entry Registration

S-16

Priority of Distributions

S-17

Distributions of Interest

S-18

Distributions of Principal

S-19

Available Distribution Amount

S-20

Credit Enhancement

S-21

[The Residual Certificate

S-21

[Allocation of Realized Losses

S-22

Final Scheduled Distribution

Date

S-24

The Trustee

S-24

Description of the Mortgage

Loans

S-24

General

S-24

[Certain Mortgaged Properties

Securing Mortgage Loans

S-33

[The Fixed Rate Mortgage Loans

S-33

[The Adjustable Rate Mortgage

Loans

S-33

Changes in the Mortgage Loans

S-36

Servicing of the Mortgage Loans

S-36

THE POOLING AND SERVICING

AGREEMENT, SERVICING AGREEMENTS

AND ADMINISTRATION AGREEMENT

S-37

General

S-37

Certain Matters Under the

Agreements

S-37

Servicing Compensation and

Payment of Expenses

S-38

Amendment

S-39

Voting Rights

S-40

Early Termination

S-40

Certain Yield and Prepayment

Considerations

S-40

General

S-40

Yield Considerations Related

to the Class [   ] Certificates

S-44

Subordinate Certificates

S-45

Modeling Assumptions

S-45

Material Federal Income Tax

Considerations

S-49

General

S-49

[Residual Certificates

S-49

Legal Investment Considerations

S-50

Underwriting

S-50

ERISA Considerations

S-51

Legal Matters

S-51

Ratings

S-51

Index of Defined Terms

S-53

Annex I Global Clearance,

Settlement and Tax

Documentation Procedures

 S-A-1

Summary of Terms

·

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

·

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

·

Whenever we refer to a percentage of some or all of the loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the scheduled principal balance of a loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

Parties

Originators

The loans were originated by various banks and lending institutions.

Seller

[         ] will sell the loans to the depositor.

Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, will sell the loans to the series [      ] trust.

Master Servicer

[to be inserted as applicable]

Servicer[s]

[to be inserted as applicable]

The Offered Certificates

Bayview Financial [      ] Trust [        ] is offering the Class [      ] and Class [      ] Asset-Backed Certificates as part of series [      ].  Each class of certificates will be issued in book-entry form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the certificates.

The certificates will represent ownership interests in the assets of the trust fund and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust fund].

The certificates will have an approximate aggregate initial principal amount of $[   ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

Servicing

[          ] will service the mortgage loans in the trust pursuant to a servicing agreement among the seller, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement” in this prospectus supplement.

[The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein.  If the servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the pooling and servicing agreement.]

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest Payments

Interest will accrue on each class of the certificates at the annual rate described in this prospectus supplement.

[You will receive from each pool of loans only the payments of interest that the component parts of your class of certificates relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of loans if those loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Certificates — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of certificates will be determined by (1) funds actually received on the loans that are available to make payments on each class of certificates, (2) the amount of interest received on the loans that is used to pay principal on each class of certificates, calculated as described in this prospectus supplement, (3) [the amount of principal received on the loans that is released to the residual certificate, calculated as described in this prospectus supplement] [, and (4)               ].

Funds actually received on the loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted loans, or repurchases of loans under the circumstances described in this prospectus supplement.

See “Description of the Certificates — Payments of Principal” in this prospectus supplement.

The last possible day on which the payment of principal on the certificates could be made is [          ] and is referred to as the last scheduled distribution date.  The certificates could be paid in full before the last scheduled distribution date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of certificates will be paid in full.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

The payment structure includes [forms of credit enhancement to be described as applicable].  [The certificates will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [   ] certificates and, to a lesser extent, the holders

of class [   ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal amount of the loans is expected to exceed the total principal balance of the certificates by approximately $[        ] or approximately [   ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the loans in each pool is expected to exceed the total principal amount of the certificates’ component parts that relate to each pool of loans in approximately the same proportion.

Any interest received on the loans in each pool in excess of the amount needed to pay interest on the certificates’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal balance of those component parts in order to reduce the total principal balance of the certificates to a level set by the rating agencies until the total principal balance of the loans exceeds the total outstanding principal amount of the certificates, and the total principal balance of the loans in each pool exceeds the total principal amount of the certificates’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the loans to maintain overcollateralization.

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [   ], the assets of the trust will include [__ pools of] mortgage loans with a total principal balance of approximately $[   ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Participation Interests

On the closing date the assets of the trust will include [   ] participation interests in participated mortgage loans having an aggregate principal balance of approximately $[          ].  Each participated mortgage loan with respect to which a participation interest is included in the assets of the trust is participated pursuant to a participation agreement.  The participated mortgage loans will be serviced by [       ] for the benefit of the holders of the participation interests.  Under each participation agreement, the participation servicer will distribute amounts required to be distributed under the participation servicing agreement to the participants in accordance with their percentage interests.

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets” in the prospectus for a general description of the participation interests.]

[The Pre-Funding Arrangement

On the closing date, approximately $[          ] will be deposited by [          ] in a pre-funding account maintained by the trustee.  It is intended that additional loans will be sold to the trust by the depositor from time to time, from [          ] until [          ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional loans if applicable.]]

[Optional Termination

[          ] will have the option to purchase all the loans and the other assets of the trust fund on any distribution date when the total principal balance of the loans declines to [   ]%, or less, of their initial total principal balance.  If [            ] does not exercise that option, [          ] may purchase the loans.

If the loans in any pool and the other assets of the pool are purchased, the certificateholders will be paid accrued interest (on the certificates’ component parts that relate to that pool) and principal equal to the outstanding principal balance of those component parts.

See “Description of the Certificates —[          ]” in this prospectus supplement for a description of the purchase price to be paid for the loans.]

Tax Status

[REMIC or FASIT status to be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the certificates.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

Each class of certificates will initially have the following ratings from [                ]:

Class

Rating

A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the certificates.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the certificates might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

Limited Obligations

The assets of the trust fund, including any form of credit enhancement, are the sole source of payments on the certificates.  The certificates are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the certificates.  If credit enhancement is not available, holders of the certificates may suffer losses on their investment.

Potential Inadequacy of Credit Enhancement

[The certificates are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that certificateholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of loans, it will be necessary that those loans generate more interest than is needed to pay interest on the certificates and fees and expenses of the trust fund.  We expect that the loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the loans is higher than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the loans will generate:

•

Prepayments.  Every time a loan is prepaid, total excess interest after the date of prepayment will be reduced because that loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately large number of high interest rate loans would have a greater negative effect on future excess interest.

•

Defaults.  The rate of defaults on the loans may turn out to be higher than expected.  Defaulted loans may be liquidated, and liquidated loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate loans would have a greater negative effect on future excess interest.

·

[Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to certificateholders, so less cash will be available as excess interest.]

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.

Subordination.  Subordination in right of payment of the class [   ] certificates to the class [   ] certificates provides a form of credit enhancement for the class [   ] certificates.  However, if this subordination is insufficient to absorb losses in excess of any overcollateralization that is created, then holders of class [   ] certificates will not, and holders of class [   ] certificates may never receive all of their principal payments.

You should consider the following:

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created, the principal balance of your certificate will be reduced proportionately with the balances of the other class [   ] certificates by the amount of that excess;

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created plus the total balance of the class [   ] certificates, the principal balance of your certificate will be reduced proportionately with the balances of the other class [   ] certificates by the amount of that excess; and

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created plus the total balance of the class [   ] and class [   ] certificates, the principal balance of your certificate will be reduced proportionately with the balances of the other class [   ] certificates by the amount of that excess.

If, after overcollateralization is created in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fluid, the excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates by application of losses.  These payments will be made in order of seniority.  We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

•

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

[Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the certificates.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

•

weak economic conditions in [          ], [          ], and [          ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

•

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters; and

•

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ], [          ], and other [          ] states have experienced severe wildfires that have damaged or destroyed hundreds of properties and these states remain especially susceptible to severe wildfires.  Mortgaged properties in these states may have been affected by these fires.  In addition, [          ], [          ] and other [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of properties and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Greater Risk Involving Commercial, Multifamily and Mixed Use Properties

[Approximately [   ]% of the mortgage loans are secured by liens on multifamily properties or mixed use properties.]  [In addition, approximately [   ]% of the mortgage loans are secured by liens on fee simple and/or leasehold interests in various types of commercial property.]  Mortgage loans secured by multifamily property, mixed use property or commercial property may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

See “The Trusts and the Trust Assets—Mortgage Loans—Commercial, Multifamily and Mixed Use Mortgage Loans” in the accompanying prospectus.

[Greater Risk Involving Higher Loan-to-Value Ratios

Mortgage loans with higher original loan-to-value ratios may also present a greater risk of loss.  In particular, approximately [   ]% of the mortgage loans are known to have had loan-to-value ratios at origination or modification in excess of 80%.

Additionally, many of the mortgage loans may have a current loan-to-value ratio higher than the original loan-to-value ratio because the value of the related mortgaged property has declined at a faster rate than the amortization of the related mortgage loan.  No assurance can be given that the value of these mortgaged properties will not continue to decline.  Mortgage loans with high original loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with lower original loan-to-value ratios.  In addition, in the event of a bankruptcy or other proceeding, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, any losses may reduce the amounts available to be paid to the holders of the certificates.

See “Description of the Mortgage Loans—General” and “Description of the Mortgage Loans—Commercial, Multifamily and Mixed Use Loans”  in this prospectus supplement for a description of factors affecting this risk.]

[Greater Risk Involving Balloon Mortgage Loans

Approximately [   ] % of the mortgage loans are balloon mortgage loans.  These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity.  Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower’s ability to either timely refinance the balloon mortgage loan or timely sell the underlying mortgaged property.  Many borrowers may have erratic payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.

For additional information regarding balloon mortgage loans, see “Description of the Mortgage Loans” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.]

Limited Ability to Resell Certificates

The certificates will not be listed on any securities exchange.  The Underwriters are not required to assist in resales of the certificates, although they may do so.  A secondary market for the certificates may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your certificates, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

[The Series [   ] Asset-Backed Certificates (the “Certificates”) will consist of the following Classes:

•

the Class [   ] Certificates (the “Senior Certificates”);

•

the Class [   ] Certificates (the “Subordinate Certificates”); and

•

the Class R Certificate (the “Residual Certificate”).

The Senior Certificates and the Class [   ] Certificates are sometimes referred to herein as the “Offered Certificates.”  Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.

The Trust Fund will generally consist of:

•

the Loans;

•

deposits in the Certificate Account made in respect of the Loans;

•

property acquired by foreclosure of the Loans or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

Each Class of Offered Certificates will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Class Principal Balance”).  The REMIC Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Loans is increased or decreased as described under “Description of the Loans” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [          ] (each, a “Distribution Date”), to Certificateholders of record on the immediately preceding Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Distribution Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or [      ]] are closed.

Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to each Certificateholder’s address as it appears on the books of the Trustee, or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of an Offered Certificate will be made only upon presentation and surrender of the Certificate at the corporate trust office of the Trustee.  See “The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement.”

[to be provided as applicable]

Book-Entry Registration

General

Each class of Offered Certificates (the “Book-Entry Certificates”) will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Book-Entry Certificates will be issued in fully registered, certificated form in minimum denominations in principal amount of $[       ] and integral multiples of $1 in excess thereof.

Each class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex I hereto.]

No person acquiring an interest in a  Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Certificate”), except as set forth below under “Definitive Certificates” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Certificates are issued for the Book-Entry Certificates:

•

the only “Certificateholder” of the Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement;

•

Beneficial Owners of the Certificates offered hereby will receive all payments of principal of, and interest on, the Certificates from the Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

•

while the Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of, and interest on, the Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

[The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.]

Neither the Depositor nor the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Certificates

Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Certificates — Book-Entry Registration,” the Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective classes and principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and the Book-Entry Certificates, see “Description of the Certificates—Book-Entry Registration” in the prospectus.

Priority of Distributions

Distributions will be made on each Distribution Date from the Available Distribution Amount (as defined herein) in the following order of priority:

[To be provided as applicable]

Distributions of Interest

Interest on each class of Certificates will accrue during each Interest Accrual Period (as defined herein) at the interest rate specified on the front cover hereof (the "Certificate Interest Rate") and will be payable to Certificateholders on each Distribution Date, starting in [                     ].  Interest on the Class [   ] Certificates will be calculated on the basis of a 360-day year of twelve 30-day months.  Interest on the Class [   ] Certificates will be calculated on the basis of the actual number of days and a year of 360 days.

Interest will be distributed, except to the extent described below, from the Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Interest Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an “Interest Shortfall.” Interest will not accrue on Interest Shortfalls.

•

The “Certificate Interest Rate” for each Class of Offered Certificates will be the per annum rate described on the cover page hereof.

•

The “Net Mortgage Rate” for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the sum of the [Servicing Fee Rate and the Trustee Fee Rate] (each as defined herein).

•

The “Certificate Principal Amount” of any Certificate as of any Distribution Date will equal the Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on the Certificate in respect of principal and the principal portion of any Realized Losses previously allocated to the Certificate.

•

The “Interest Accrual Period” for (1) the Class [   ] Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs and (2) the Class [   ] Certificates will be the period from the preceding Distribution Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Distribution Date.

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Certificateholders on the Distribution Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Certificates could result. The difference between one month’s interest at the Mortgage Rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Distribution Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.” Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among all Classes of Certificates, pro rata in proportion to Accrued Certificate Interest thereon for the related Distribution Date.

Distributions of Principal

Distributions of principal on each class of the Offered Certificates will be made on each Distribution Date as described herein in an aggregate amount equal to the Principal Distribution Amount (as defined herein), to the extent of the Available Distribution Amount available to make payments in accordance with the priorities set forth under “— Priority of Distributions” above. The “Principal Distribution Amount” for any Distribution Date will, equal [To be provided as applicable].

The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination is generally equal to the principal balance thereof as of the Cut-off Date, reduced by (1) the principal portion of all Scheduled Payments due on or before the date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding the date of determination.

The “Class Percentage” for each Class of Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Certificate Principal Amount of the Class immediately prior to the Distribution Date by the aggregate Certificate Principal Amount of all Certificates immediately prior to that date. The “Subordinate Class Percentage” for each Class of Subordinated Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Certificate Principal Amount of the Class immediately prior to that Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates immediately prior to that date.

The “Senior Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Amount of the Senior Certificates immediately prior to the Distribution Date and the denominator of which is the aggregate Certificate Principal Amount of all Classes of Certificates immediately prior to that date. The “Subordinate Percentage” for any Distribution Date will be the difference between 100% and the Senior Percentage for that date.

[The “Senior Prepayment Percentage” for any Distribution Date will be [To be provided as applicable]]

[The Subordinate Prepayment Percentage for any Distribution Date will be the difference between 100% and the Senior Prepayment Percentage for that date.]

[The “Subordinate Principal Distribution Amount” for each Distribution Date is equal to the sum of:

[To be provided as applicable]

Available Distribution Amount

The “Due Period” related to each Distribution Date begins on the second day of the month preceding the month in which the Distribution Date occurs and ends on the first day of the month in which that Distribution Date occurs. For each Distribution Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date. The “Prepayment Period” is the calendar month preceding the month in which the related Distribution Date occurs. The “Remittance Date” is the [   ] day (or if the [   ] day is not a Business Day, the next preceding Business Day) of the month in which the related Distribution Date occurs.

The “Available Distribution Amount” on each Distribution Date, as more fully described in the Pooling and servicing agreement, will generally equal the sum of the following amounts:

(1)

the total amount of all cash received by the Servicer with respect to the related Collection Period (or the related Prepayment Period, in the case of Principal Prepayments) and remitted to the Trustee on the related Remittance Date, which includes:

(a)

Scheduled Payments due on the Mortgage Loans during the related Due Period and collected prior to the related Remittance Date or advanced by the Servicer (or the Trustee);

(b)

payments allocable to principal on the Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balance of the Mortgage Loans (“Principal Prepayments”), together with accrued interest thereon, if any, identified as having been received on the Mortgage Loans during the Prepayment Period, plus any amounts paid by the Servicer in respect of Prepayment Interest Shortfalls, in each case for that Distribution Date;

(c)

the proceeds of any repurchase of a Mortgage Loan required to be repurchased by the Servicer, the Seller or any other party as a result of a breach of a representation or warranty; and

(d)

Insurance Proceeds and Liquidation Proceeds, minus:

•

all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

•

all Principal Prepayments received or identified after the related Prepayment Period (together with any interest payments, if any, received with the prepayments to the extent that they represent (in accordance with the Servicer’s usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the related Prepayment Period);

•

Liquidation Proceeds and Insurance Proceeds received after the related Prepayment Period with respect to the Mortgage Loans; and

•

all amounts due or reimbursable to the Trustee pursuant to the Pooling and servicing agreement and to the Servicer pursuant to the Sale and Servicing Agreement; and

(2)

any other payments made by the Servicer, the Seller or the Depositor with respect to that Distribution Date.

“Insurance Proceeds” means all proceeds of applicable insurance policies, to the extent those proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor.

“Liquidation Proceeds” means all amounts net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Credit Enhancement

Credit enhancement for each Class of Certificates will take the  form of [described as applicable]:

•

[an irrevocable letter of credit];

•

[the subordination of the Class [   ] Certificates (the “Subordinate Certificates”) to the Class [   ] Certificates (the “Senior Certificates”)];

•

[reserve funds];

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

•

[a surety bond or financial guaranty insurance policy];

•

[the use of cross-support features]; and

•

[overcollateralization].

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero.  It is generally not anticipated that any material assets will be remaining for payments at that time.  See “Material Federal Income Tax Considerations” herein and in the accompanying prospectus.]

[Allocation of Realized Losses

On each Distribution Date, subject to the limitations set forth below with respect to Special Hazard Losses, Fraud Losses and Bankruptcy Losses, the principal portion of any Realized Losses on the Mortgage Loans will be allocated to and reduce the Class Certificate Principal Amounts of the Class [          ] and Class [          ] Certificates, in that order, until the Class Certificate Principal Amount of each Class of Certificates has been reduced to zero, before being allocated to the Senior Certificates, pro rata in proportion to, and in reduction of, their respective outstanding Class Certificate Principal Amounts.

The Class Certificate Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding also will be reduced by the amount, if any, by which the aggregate Certificate Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans for the related Distribution Date.

In general, a “Realized Loss” means (1) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds received in respect of the Mortgage Loan (net of related expenses), or (2) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a “Deficient Valuation”).

•

“Bankruptcy Losses” are losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation (a “Debt Service Reduction”). The principal portion of Debt Service Reductions will not be allocated in reduction of the Class Certificate Principal Balances of any Classes of Certificates.

•

“Special Hazard Losses” are, in general terms, Realized Losses arising out of certain direct physical loss or damage to Mortgaged Properties that are not covered by a standard hazard insurance policy, but excluding, among other things, faulty design or workmanship and normal wear and tear.

•

“Fraud Losses” are losses sustained on Liquidated Mortgage Loans by reason of a default arising from fraud, dishonesty or misrepresentations. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to the Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

A “Liquidated Mortgage Loan” generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of the Mortgage Loan have been received by the Servicer on behalf of the Trust.

[The principal portion of Special Hazard Losses, Bankruptcy Losses (other than Debt Service Reductions), and Fraud Losses that exceed the “Special Hazard Loss Limit,” “Bankruptcy Loss Limit,” and “Fraud Loss Limit,” respectively (“Excess Losses”), will be allocated pro rata among all Classes of Certificates in proportion to, and in reduction of, their respective outstanding Class Certificate Principal Amounts. The “Special Hazard Loss Limit” will initially be approximately $[   ], the “Bankruptcy Loss Limit” will initially be approximately $[   ], and the “Fraud Loss Limit” will initially be approximately $[   ].]

[The Special Hazard Loss Limit will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of:

(1)

the greatest of:

•

[   ]% of the aggregate of the Scheduled Principal Balances of the Mortgage Loans;

•

[          ] the Scheduled Principal Balance of the Mortgage Loan having the highest Scheduled Principal Balance; and

•

the aggregate Scheduled Principal Balance of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of that zip code area; and

(2)

the Special Hazard Loss Limit as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date.]

[The Bankruptcy Loss Limit will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates. The date on which the Bankruptcy Loss Limit has been reduced to zero is the “Bankruptcy Coverage Termination Date.”]

[The Fraud Loss Limit will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Limit will be reduced as follows: (a) on the first and second anniversaries of the Cut-off Date, to an amount equal to the excess of [   ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date Balance”) over the cumulative amount of Fraud Losses allocated to the Certificates, (b) on the third and fourth anniversaries of the Cut-off Date, to an amount equal to the excess of [   ]% of the Cut-off Date Balance over the cumulative amount of Fraud Losses allocated to the Certificates and (c) on the fifth anniversary of the Cut-off Date, to zero.]

In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, that amount will be distributed to the Certificates still outstanding, pro rata on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that those amounts will be recovered.]

Final Scheduled Distribution Date

Scheduled distributions on the Mortgage Loans included in the Trust Fund, assuming no defaults or losses that are not covered by the credit support described elsewhere herein, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the aggregate Certificate Principal Amount of the Offered Certificates to zero not later than [        ]. The actual final Distribution Date for the Offered Certificates may be earlier or later, and could be substantially earlier, than their Final Scheduled Distribution Date.

The Final Scheduled Distribution Date for the Offered Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Loan.

The Trustee

[         ] will be the Trustee under the Pooling and servicing agreement. The Trustee will be paid a monthly fee equal to [   ]% per annum (the “Trustee Fee Rate”) of the aggregate principal balance of the Loans (the “Trustee Fee”) and also will be entitled to retain, as additional compensation, any interest or other income earned on funds deposited in the Certificate Account pending distribution to Certificateholders. The Trustee’s “Corporate Trust Office” for purposes of the presentment and surrender of the Offered Certificates for the final distribution thereon and for all other purposes is located at [          ], [          ], Attention: [          ]), or any other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

Description of the Mortgage Loans

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ].  These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Loan Purchase Agreement”) on or before the date of initial issuance of the Certificates.

The Mortgage Loans were initially acquired by the Seller and the Depositor from [various unaffiliated] [affiliated] sellers.  The Mortgage Loans are secured by senior liens on fee simple interests [(or, in the case of certain of the commercial loans, leasehold interests)] in real property of various types as described herein.  In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form below and under the heading “The Mortgage Loans” below.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Loan, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on all classes of Securities.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Issuer pursuant to the Pooling and Servicing Agreement free and clear of any liens.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Securities (a “Securityholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

[Approximately [   ]% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal.  Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from [   ] months to [   ] years from the date of origination of the Mortgage Loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note.  Any prepayment premium with respect to the Mortgage Loans will not be available to make payments on the Securities.]

The “Original Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available.  The Original Loan-to-Value Ratio with respect to a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification.  The “Current Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the closing date to, with respect to approximately [   ]% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately [   ]% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination.  The Seller utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable.

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  None of the Mortgage Loans are subject to any temporary buy-down plans.

The “Net Mortgage Rate” with respect to each Mortgage Loan will equal the Mortgage Rate thereon, minus the sum of the [applicable Servicing Fee Rate and the rate of the Trust’s administrative fees].

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [        ].].

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[          ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [   ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [   ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

90-Day Delinquencies of the Mortgage Loans

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [   ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [   ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

Seasoning (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [   ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL			$100.00%

Amortization Types of the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Fully Amortizing		$	%
Balloon
TOTAL			$100.00%

Credit Scores of the Mortgage Loans*

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Not Available		$	%
438 – 459
460 – 479
[etc.]
TOTAL			$100.00%

_________________

*

Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [   ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Commercial(1)(2)		$	%
Multi-Family(1)
Mixed Use(1)
[etc.][(3)]
TOTAL			$100.00%

__________________

(1)

For a summary description of the related Mortgage Loans, see “—Commercial, Multifamily and Mixed Use Loans” below.

(2)

Includes a variety of property types, such as marinas, day care centers, car washes, churches and funeral homes.

(3)

Includes undeveloped land.

Occupancy Types of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Primary Home		$	%
Investment*
Second Home
TOTAL			$100.00%

__________________

*Includes all Commercial Loans

[Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties, including improved and unimproved land.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[        ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  Approximately [   ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [   ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[           ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  [   ]% of the Adjustable Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [   ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that generally adjust semi-annually in accordance with an index (an “Index”) equal to [insert description of applicable indices].

[Indices of the Adjustable Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBOR
[etc.]
TOTAL			$100.00%

[Frequency of Mortgage Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%

[Gross Margins on the Adjustable Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Minimum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 – 6		$	%
7 – 12
13 – 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Periodic Cap		$	%
0.500 – 0.750
0.751 – 1.250
[etc.]
TOTAL			$100.00%

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Securities, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Securities.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Securities are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Servicing of the Mortgage Loans

Approximately [   ]% and [   ]% of the Mortgage Loans will initially be serviced by [          ] and [          ], respectively.

No information is provided herein with respect to the Seller’s mortgage loan portfolio or the Servicers’ mortgage loan servicing portfolios.  The Mortgage Loans were acquired from, and originated by, a variety of institutions.  The Depositor does not believe that the information regarding the delinquency, loss and foreclosure experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans.  For example, the delinquency and loss experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios may include loans and financial assets originated pursuant to different underwriting standards than the Mortgage Loans and loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans.  In addition, the Servicers’ consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans.

The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement

General

The following summary describes certain terms of the Pooling and Servicing Agreement, the Servicing Agreements and the Administration Agreement (collectively, the “Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Agreements under the heading “The Agreements” in the prospectus.

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [          ] 1, [   ] among the Issuer, the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates.  Offered Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent.

The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Trustee’s address.

Certain Matters Under the Agreements

Assignment of the Trust Property

On the Closing Date, the Seller will sell the mortgage loans to the Depositor and, pursuant to the Pooling and Servicing Agreement, the Depositor will assign and transfer the mortgage loans to the Trust, without recourse.  Concurrently with these transfers, the Trustee will authenticate and deliver the Certificates.  Under the Pooling and Servicing Agreement, the Trust will be entitled to all principal and interest due on the mortgage loans on or after the Cut-off Date.

Each mortgage loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify with respect to each mortgage loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, and the maturity date.

The Depositor will, as to each mortgage loan that is not a Contract for Deed, deliver or cause to be delivered to the Trustee (or its custodian) the Mortgage Note endorsed to the order of the Trustee, as trustee for Bayview Financial [          ] Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office) and an assignment of the mortgage in recordable form.  With respect to the Contracts for Deed, the Depositor will deliver to the Trustee (or its custodian) originals or copies of the related deeds, recorded in the name of the Depositor.  Except as described above, assignments of the mortgages to the Trustee (or its custodian) will be recorded in the appropriate public office for real property records.  In addition, with respect to any multifamily loans and mixed use loans, the Depositor will deliver or cause to be delivered to the Trustee (or its custodian) the assignment of leases, rents and profits (if separate from the mortgage) and an executed re-assignment of assignment of leases, rents and profits.

Where necessary to protect the interest of the Trustee in the mortgage loans, the assignments to the Trustee in connection with the mortgage loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related mortgage loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the mortgage loans to the Seller certain representations and warranties concerning the mortgage loans that include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards — Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust and pledged to the Trustee for the benefit of Certificateholders.  Upon the occurrence of a breach of any representation or warranty with respect to a mortgage loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected mortgage loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the mortgage loan from the Trust (or, the breaching mortgage loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any mortgage loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, holders of Offered Certificates, in particular the Subordinate Certificates, may incur a loss.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) with respect to each Mortgage Loan calculated as [   ]% per annum (the “Master Servicing Fee Rate”) on the outstanding Pool Balance and, as additional compensation, the Master Servicer will retain investment income on funds in the Collection Account.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by [Interbay], not in excess of approximately [   ]% per annum; and with respect to Mortgage Loans serviced by the remaining Servicers, as set forth in the related Servicing Agreement, not in excess of approximately [   ]% per annum (each, a “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by such Servicer.  As of the Cut-off Date the weighed average Servicing Fee Rate is approximately [   ]% per annum.  If the Seller owns the related servicing rights, the Servicing Fee will be paid to the Seller, and the Seller will be responsible for paying the fees of the related Servicer, which may be less than the related Servicing Fee described above.

Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.  The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Collection Account prior to deposit into the Certificate Distribution Account.

The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Amendment

The Pooling and Servicing Agreement may be amended by the Issuer, the Depositor, the Master Servicer and the Trustee, without the consent of the Certificateholders:

•

to cure any ambiguity;

•

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

•

to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of a Certificateholder; or

•

to add, delete or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.

The Pooling and Servicing Agreement may also be amended by the Issuer, the Depositor, the Master Servicer and the Trustee with the consent of the holders of not less that 66 2/3% of the Class Certificate Principal Amount of the Certificates and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of  the Certificateholders; provided, however, that no amendment may:

•

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the assets of the Trust Fund which are required to be distributed on a Certificate of any Class without the consent of the Certificateholder; or

•

reduce the percentage of Certificates of any Class the holders of which are required to consent to any amendment unless the holders of all Certificates of the related Class have consented to the change in the percentage.

Voting Rights

Voting rights under the Pooling and Servicing Agreement will be allocated among the Certificates in proportion to their respective Certificate Principal Amounts.

Early Termination

On any Distribution Date after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than [   ]% of the Cut-off Date Balance, [            ] (subject to the terms of the Pooling and Servicing Agreement) will have the option to cause the sale of the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (1) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable mortgage rate and (2) the fair market value of all other property remaining in the Trust Fund.  The liquidation will be treated as a prepayment in full of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Trust Fund will be terminated.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early redemption) and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Trustee or the exercise by [               ] of any option to purchase Mortgage Loans, as described under “Description of the Certificates.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates.

[Some of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the related Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event the Master Servicer or the related Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The related Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if (1) the related Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage or (2) in the case of a commercial loan serviced by [       ], if [         ] determines that enforcement would not be in the best economic interest of the Securityholders, then the related Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Certificates and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by wildfires such as those recently experienced in several western states, flooding and severe storms such as those recently experienced in several southern states, landslides, earthquakes or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Securityholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the closing date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and earthquakes, and flood or earthquake insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Offered Certificates.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Offered Certificates (except as described herein)[, and in particular the Subordinate Certificates,] will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Offered Certificates [, particularly the Subordinate Certificates,] may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Offered Certificates will depend on, among other things, the price paid by the Holders of the Offered Certificates and the applicable Interest Rates (or interest calculation).  The extent to which the yield of a Class [   ] Certificates is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early redemption) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

The payment of balloon payments may result in lower yields on Class [   ] Certificates than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.  See “Risk Factors — Greater Risk Involving Balloon Mortgage Loans.”

The effective yield to Holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Securityholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rates on the Offered Certificates are primarily affected by changes in [index].  Adjustments to the Net Mortgage Rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors in any Class of Offered Certificates may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Offered Certificates.  Although the Mortgage Rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rates on the Offered Certificates are subject to adjustment, the Interest Rates will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the Trust Fund of Mortgage Loans with a negative amortization feature may affect the yields on the Class [   ] Certificates, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Interest Remittance Amount, the Principal Remittance Amount or the amount of Excess Interest for any particular Distribution Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rates on the Offered Certificates may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Offered Certificates.

Yield Considerations Related to the Class [   ] Certificates

The yields to investors in the Class [   ] Certificates will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Class [   ] Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Class [   ] Certificates to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Class [   ] Certificates, the following tables indicate the pre-tax yield to early redemption (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class [   ] Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Offered Certificates and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates, and consequently do not purport to reflect the return on any investment in any of these Offered Certificates when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early redemption even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the loans) for the Class [   ] Certificates are as set forth below, (2) Current Interest for the Class [   ] Certificates is calculated as described herein, and (3) [       ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [          ].

Pre-Tax Yield* to Optional Call of the Class [   ] Certificates
(Assumed Purchase Price Percentage:  [          ]%)

Percentage of [CPR]

	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Yield*

__________________

*

Corporate bond equivalent basis

The yield of the Class [   ] Certificates will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Subordinate Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class.  As a result, the yields to maturity and the aggregate amount of distributions on the Class [   ] Certificates will be more sensitive than the yields of higher-ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [   ] Certificates, then to the Class [   ] Certificates, and then to the Class [   ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates.  The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Class Certificate Principal Balance of all Classes of Offered Certificates Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [       ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no Mortgage Rate of a Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [               ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early redemption of the Certificates is effected [(except in the case of “Weighted Average Life (in years) with Early Redemption”)]; (12) cash distributions are received by the Securityholders on the [25th] day of each month, commencing in [               ]; (13) no Mortgage Loan provides for monthly payments of interest only for a period of time; (14) no Mortgage Loan provides for deferred interest or negative amortization; (15) the value of each index remains constant at the per annum rates indicated below:

Index	Rate (%)

and (16) the Mortgage Loan consists of [   ] assumed mortgage loans having the following characteristics:

Assumed Mortgage Loan Characteristics

Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%) (1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

(1)

The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate less the sum of the (1) Servicing Fee Rate, (2) Master Servicing Fee Rate, (3) Trustee Fee Rate, (4) Custodian Fee Rate, and (5) Insurance Fee Rate, as applicable.

(2)

The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

(3)

The original amortization term for the assumed fixed-rate balloon Mortgage Loans is assumed to be 360 months.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Certificate Principal Balances (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Certificate Principal Balances outstanding over time and the weighted average lives of the Certificates to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial Class principal balances of the Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of a Class of Certificates is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the initial Class principal balance of the Class of Certificates.

Percentage of Initial Class Certificate Principal Balance of Class[   ] of
Certificates Outstanding at the Following Percentages of [CPR]

	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Redemption

_______________

*

Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

General

An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [McKee Nelson LLP], assuming compliance with all provisions of the Pooling and servicing agreement, for federal income tax purposes the Trust Fund will qualify as a REMIC pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in the REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in the REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]%.  No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Nonresident, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Certificates may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the “Underwriting Agreement”), the Transferor has agreed to cause the Trust to sell to [          ] (the “Underwriter”), and the Underwriter has agreed to purchase [     ] amount of [     ] Certificates.

[In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase the [     ] Certificates offered hereby if any of the [     ] Certificates are purchased.  The Transferor has been advised by the Underwriter that it proposes initially to offer the [     ] Certificates to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Certificate.  The Underwriter may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Certificate to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]

[The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Offered Certificates that they receive the following ratings from [Rating Agency/ies] [(collectively, the “Rating Agencies”)]:

Class	[Moody’s/S&P/Fitch Ratings]

[ ]	[[ ]/ [ ]/ [ ]]
[ ]	[[ ]/ [ ]/ [ ]]
[etc., as applicable]	[etc., as applicable]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Certificateholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates.  The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms

Page

Annex I
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Bayview Financial [          ] Asset Backed Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a Global Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

•

is signed by the holder under penalties of perjury,

•

certifies that such owner is not a United States person, and

•

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

•

is signed under penalties of perjury by an authorized representative of the financial institution,

•

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

•

provides the name and address of the holder, and

•

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding Global Securities through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS FormW-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

•

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

•

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

•

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$[                ]

(Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Certificates

[                               ]

[Servicer/Master Servicer]

_______________

Preliminary Prospectus Supplement

[                ]

_______________

[Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2003

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [        ])

$[                ] (Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Notes

[                     ],

[Servicer/Master Servicer]

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index beginning on page S-[   ] of this prospectus supplement.

The notes will represent obligations of the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following notes:
Class	Class Principal Balance (1)	Interest Rate (2)	[Price to Public	[Underwriting Discount	Proceeds to Depositor	CUSIP Number

[ ]	$[ ]	[ ]%	$[ ]	[ ]	$[ ]
[ ]	[ ]	[ ]	[ ]]	[ ]]	[ ]]

_____________

(1)

These amounts are approximate, as described in this prospectus supplement.

(2)

The interest rate for each class of notes will be [to be described as applicable].

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the chart above, and not to the certificate representing ownership of the residual interest in the trust, which will be issued by the trust as described in this prospectus supplement.  [Insert description of any certificates to be offered.]

[Describe assets of trust.]

[Describe underwriting arrangements.]

The closing date for the offering of the notes is expected to be on or about [                      ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The securities offered by this prospectus supplement will be purchased by [the underwriters], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to the depositor from the sale of these securities will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriters’ commission will be the difference between the price they pay to the depositor for the offered securities and the amount they receive from the sale of the offered securities to the public.]

[Underwriters]

The date of this prospectus supplement is _______________, 2003

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Page

Page

Summary of Terms

S-3

Risk Factors

S-8

Limited Obligations

S-8

Potential Inadequacy of Credit

Enhancement

S-8

Unpredictability and Effect of

Prepayments

S-10

Geographic Concentration  of

Mortgage Loans

S-10

Greater Risk Involving

Commercial, Multifamily and

Mixed Use Properties

S-11

[Greater Risk Involving Higher

Loan-to-Value Ratios

S-12

[Greater Risk Involving Balloon

Mortgage Loans

S-12

Limited Ability to Resell Notes

S-13

Description of the Trust

S-14

General

S-14

The Owner Trustee

S-14

[The Residual Certificate

S-14

Description of the Notes

S-14

General

S-14

Book-Entry Registration

S-15

Priority of Payments

S-17

Payments of Interest

S-17

Payments of Principal

S-18

Allocation of Losses

S-19

Maturity Date

S-19

Credit Enhancement

S-19

[The Residual Certificate

S-20

Description of the Mortgage

Loans

S-20

  General

S-20

  [Certain Mortgaged Properties

Securing Mortgage Loans

S-28

  [The Fixed Rate Mortgage

Loans

S-28

  [The Adjustable Rate Mortgage

    Loans

S-28

  Changes in the Mortgage Loans

S-31

  Servicing of the Mortgage Loans

S-31

  The Transfer and Servicing

    Agreement, Servicing Agreements,

  Indenture and Administration

    Agreement

S-32

  General

S-32

  Certain Matters Under the

    Agreements

S-32

  Servicing Compensation and

    Payment of Expenses

S-33

The Indenture Trustee

S-34

Administration

S-34

Amendment

S-35

Voting Rights

S-36

Early Redemption

S-36

Certain Yield and Prepayment

Considerations

S-36

  General

S-36

  Yield Considerations Related to

    the Class [   ] Notes

S-40

  Subordinate Notes

S-41

  Modeling Assumptions

S-41

Material Federal Income Tax

  Considerations

S-45

Legal Investment Considerations

S-45

Underwriting

S-45

ERISA Considerations

S-46

Legal Matters

S-46

Ratings

S-46

Index of Defined Terms

S-49

Annex I Global Clearance,

  Settlement and Tax

  Documentation Procedures

S-A-1

Summary of Terms

·

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

·

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

·

Whenever we refer to a percentage of some or all of the loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes – Payments of Principal” how the scheduled principal balance of a loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

Parties

Originators

The loans were originated by various banks and lending institutions.

Seller

[         ] will sell the loans to the depositor.

Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, will sell the loans to the series [        ] trust.

Master Servicer

[to be inserted as applicable]

Servicer[s]

[to be inserted as applicable]

The Offered Notes

Bayview Financial [      ] Trust [        ] is offering the Class [      ] and Class [      ] Asset-Backed Notes as part of series [      ].  Each class of notes will be issued in book-entry form.

See “Description of the Notes — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust].

The notes will have an approximate aggregate initial principal amount of $[   ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Servicing

[                  ] will service the mortgage loans in the trust pursuant to a servicing agreement among the seller, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Transfer and Servicing Agreement, Servicing Agreements, Indenture and Administration Agreement” in this prospectus supplement.

[The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein.  If the servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the transfer and servicing agreement.]

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th]day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest Payments

Interest will accrue on each class of the notes at the annual rate described in this prospectus supplement.

[You will receive from each pool of loans only the payments of interest that the component parts of your class of notes relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of loans if those loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Notes — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of notes will be determined by (1) funds actually received on the loans that are available to make payments on each class of notes, (2) the amount of interest received on the loans that is used to pay principal on each class of notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the loans that is released to the residual certificate, calculated as described in this prospectus supplement] [, and (4)               ].

Funds actually received on the loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted loans, or repurchases of loans under the circumstances described in this prospectus supplement.

See “Description of the Notes — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [          ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust.  The trust will have no other source of cash and no other entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

The payment structure includes [forms of credit enhancement to be described as applicable].  [The notes will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Notes — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Payments of interest and principal will each be made to holders of notes before payments are made to the holder of the residual certificate.  In addition, notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [   ] notes and, to a lesser extent, the holders of class [   ] notes, will receive regular payments of interest and principal.

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal amount of the loans is expected to exceed the total principal balance of the notes by approximately $[          ] or approximately [   ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the loans in each pool is expected to exceed the total principal amount of the notes’ component parts that relate to each pool of loans in approximately the same proportion.

Any interest received on the loans in each pool in excess of the amount needed to pay interest on the notes’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal balance of those component parts in order to reduce the total principal balance of the notes to a level set by the rating agencies until the total principal balance of the loans exceeds the total outstanding principal amount of the notes, and the total principal balance of the loans in each pool exceeds the total principal amount of the notes’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the loans to maintain overcollateralization.

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [      ], the assets of the trust will include [__ pools of] mortgage loans with a total principal balance of approximately $[   ].  The

mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Participation Interests

On the closing date the assets of the trust will include [   ] participation interests in participated mortgage loans having an aggregate principal balance of approximately $[          ].  Each participated mortgage loan with respect to which a participation interest is included in the assets of the trust is participated pursuant to a participation agreement.  The participated mortgage loans will be serviced by [       ] for the benefit of the holders of the participation interests.  Under each participation agreement, the participation servicer will distribute amounts required to be distributed under the participation servicing agreement to the participants in accordance with their percentage interests.

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets” in the prospectus for a general description of the participation interests.]

[The Pre-Funding Arrangement

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by the indenture trustee.  It is

intended that additional loans will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional loans if applicable.]]

[Optional Termination

[               ] will have the option to purchase all the loans and the other assets of the trust on any payment date when the total principal balance of the loans declines to [   ]%, or less, of their initial total principal balance.  If [      ] does not exercise that option, [       ] may purchase the loans.

If the loans in any pool and the other assets of the pool are purchased, the related class[es] of notes will be redeemed, and noteholders will be paid accrued interest (on the notes’ component parts that relate to that pool) and principal equal to the outstanding principal balance of those component parts.

See “Description of the Notes — [          ]” in this prospectus supplement for a description of the purchase price to be paid for the loans.]

Tax Status

[Tax status to be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the notes.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

Each class of notes will initially have the following ratings from [                ]:

Class

Rating

A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the notes.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the notes might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.

Limited Obligations

The assets of the trust, including any form of credit enhancement, are the sole source of payments on the notes.  The notes are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the notes.  If credit enhancement is not available, holders of the notes may suffer losses on their investment.

Potential Inadequacy of Credit Enhancement

[The notes are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that noteholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of loans, it will be necessary that those loans generate more interest than is needed to pay interest on the notes and fees and expenses of the trust.  We expect that the loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the loans is higher than the weighted average of the interest rates on the notes.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the loans will generate:

•

Prepayments.  Every time a loan is prepaid, total excess interest after the date of prepayment will be reduced because that loan will no longer be outstanding and generating interest.  The effect on your notes of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately large number of high interest rate loans would have a greater negative effect on future excess interest.

•

Defaults.  The rate of defaults on the loans may turn out to be higher than expected.  Defaulted loans may be liquidated, and liquidated loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate loans would have a greater negative effect on future excess interest.

•

[Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to noteholders, so less cash will be available as excess interest.]

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.

Subordination.  Subordination in right of payment of the residual interest in the trust provides a form of credit enhancement for the notes.  Similarly, subordination in right of payment of the class [   ] notes to the class [   ] notes provides a form of credit enhancement for the class [   ] notes.  However, if this subordination is insufficient to absorb losses in excess of any overcollateralization that is created, then holders of class [   ] notes will not, and holders of class [   ] notes may not, recover their entire initial investment in the notes.

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan will usually result in a prepayment on the notes.

•

If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

[Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the notes.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

•

weak economic conditions in [          ], [          ], and [          ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

•

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters; and

•

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ], [          ], and other [          ] states have experienced severe wildfires that have damaged or destroyed hundreds of properties and these states remain especially susceptible to severe wildfires.  Mortgaged properties in these states may have been affected by these fires.  In addition, [          ], [          ] and other [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of properties and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Greater Risk Involving Commercial, Multifamily and Mixed Use Properties

[Approximately [   ]% of the mortgage loans are secured by liens on multifamily properties or mixed use properties.]  [In addition, approximately [   ]% of the mortgage loans are secured by liens on fee simple and/or leasehold interests in various types of commercial property.]].  Mortgage loans secured by multifamily property, mixed use property or commercial property may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the notes could suffer a loss on their investment.

See “The Trusts and the Trust Assets—Mortgage Loans—Commercial, Multifamily and Mixed Use Mortgage Loans” in the accompanying prospectus.

[Greater Risk Involving Higher Loan-to-Value Ratios

Mortgage loans with higher original loan-to-value ratios may also present a greater risk of loss.  In particular, approximately [   ]% of the mortgage loans are known to have had loan-to-value ratios at origination or modification in excess of 80%.

Additionally, many of the mortgage loans may have a current loan-to-value ratio higher than the original loan-to-value ratio because the value of the related mortgaged property has declined at a faster rate than the amortization of the related mortgage loan.  No assurance can be given that the value of these mortgaged properties will not continue to decline.  Mortgage loans with high original loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with lower original loan-to-value ratios.  In addition, in the event of a bankruptcy or other proceeding, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, any losses may reduce the amounts available to be paid to the holders of the notes.

See “Description of the Mortgage Loans—General” and “Description of the Mortgage Loans —Commercial, Multifamily and Mixed Use Loans” in this prospectus supplement for a description of factors affecting this risk.]

[Greater Risk Involving Balloon Mortgage Loans

Approximately [   ] % of the mortgage loans are balloon mortgage loans.  These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity.  Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower’s ability to either timely refinance the balloon mortgage loan or timely sell the underlying mortgaged property.  Many borrowers may have erratic payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.

For additional information regarding balloon mortgage loans, see “Description of the Mortgage Loans” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.]

Limited Ability to Resell Notes

The notes will not be listed on any securities exchange.  The Underwriters are not required to assist in resales of the notes, although they may do so.  A secondary market for the notes may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your notes, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Trust

General

Bayview Financial [          ] Trust [       ] (the “Trust” or the “Issuer”) will be a [statutory trust] [common law trust] formed under the laws of [           ] pursuant to a trust agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between Bayview Financial Securities Company, LLC, as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), to execute the transactions described in this prospectus supplement.  The Trust will not engage in any activity other than acquiring, holding and managing the Primary Assets (as defined herein) and the other assets of the Trust and proceeds therefrom, issuing the Securities (as defined herein), making payments on the Securities and engaging in related activities.

On or about [             ] (the “Closing Date”), the Trust will purchase the Primary Assets from the Depositor pursuant to a transfer and servicing agreement (as amended and supplemented from time to time, the “Transfer and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, the Depositor, the Master Servicer, [          ] as indenture trustee (the “Indenture Trustee”) and [        ], as custodian (the “Custodian”).

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] and its principal offices are located at [                               ].  The Owner Trustee will receive a fee [equal to [        ] per annum, payable monthly], as specified in the Trust Agreement.  The compensation of the Owner Trustee will be paid by [                                       ].

[The Residual Certificate

The equity interest in the Trust will be represented by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined herein), the “Securityholders”) will be entitled to receive [to be described as applicable].]

Description of the Notes

General

The Trust will issue the Class [   ] notes and the Class [   ] notes (together, the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuer and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  [Insert description of any certificates to be offered.]  The Notes and the Residual Certificate are referred to herein as the “Securities.”  Only the Notes are offered hereby.  The Notes will be secured by the assets of the Trust (as described below) pursuant to the Indenture.

The assets of the Trust will generally consist of:

•

the Loans;

•

deposits in the Note Account made in respect of the Loans;

•

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

Each Class of Notes will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Class Principal Balance”).  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Principal Balance of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Loans is increased or decreased as described under “Description of the Loans” herein.

Payments on the Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [             ] (each, a “Payment Date”), to Noteholders of record on the immediately preceding Record Date.  The “Record Date” for each Payment Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Payment Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or  [   ]] are closed.

Payments on the Notes will be made to each registered holder entitled thereto, either (1) by check mailed to each Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing at least five Business Days prior to the related Record Date, of any holder of a Note having an initial Note Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final payment for a Note will be made only upon presentation and surrender of the Note at the corporate trust office of the Indenture Trustee.  See “The Transfer and Servicing Agreement, Servicing Agreements, Indenture and Administration Agreement.”

[to be provided as applicable]

Book-Entry Registration

General

Each class of Notes (the “Book-Entry Notes”) will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Book-Entry Notes will be issued in fully registered, certificated form in minimum denominations in principal amount of $[       ] and integral multiples of $1 in excess thereof.

Each class of Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex I hereto.]

No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Note”), except as set forth below under “Definitive Notes” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Notes are issued for the Book-Entry Notes:

•

the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture;

•

Beneficial Owners of the Notes offered hereby will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

•

while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

[The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.]

Neither the Depositor nor the Indenture Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Notes

Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Notes—Book -Entry Registration,” the Indenture Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective classes and principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of Definitive Notes as Noteholders under the Indenture.

For additional information regarding DTC and the Book-Entry Notes, see “Description of the Notes—Book-Entry Registration” in the prospectus.

Priority of Payments

Payments will be made on each Payment Date from the Available Payment Amount (as defined herein) in the following order of priority:

[To be provided as applicable]

Payments of Interest

The amount of interest paid on each payment date for each class of Notes will equal the sum of Current Interest and any Carryforward Interest (each as defined herein) for each class of Notes, to the extent of the Interest Remittance Amount for the relevant payment date.  Interest will accrue on the Notes on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.  The “Accrual Period” applicable to the Notes for each payment date will be the period beginning on the immediately preceding payment date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related payment date.

The “Interest Rate” for each class of Notes will be the applicable per annum rate described or stated on the front cover page hereof.  The Interest Rate applicable to each class of Notes will be subject to reduction by application of the Available Funds Cap (as defined herein), which is the maximum rate of interest for any class of Notes for any payment date.

The “Available Funds Cap,” expressed as a percentage, will equal [to be described as applicable].

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Noteholders on the Payment Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Notes could result. The difference between one month’s interest at the Mortgage Rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Payment Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.” Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among all Classes of Notes, pro rata in proportion to Accrued Note Interest thereon for the related Payment Date.

[additional description, including description of any applicable interest rate index or rate protection agreement, to be provided as applicable]

Payments of Principal

Payments of principal on each class of Notes will be made on each Payment Date in an aggregate amount equal to the Principal Payment Amount (as defined herein) for the applicable Payment Date.

The “Due Period” related to each Payment Date begins on the second day of the month preceding the month in which that Payment Date occurs and ends on the first day of the month in which the Payment Date occurs.  For each Payment Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date.  The “Prepayment Period” is the calendar month preceding the month in which the related Payment Date occurs.

The “Principal Payment Amount” with respect to any Payment Date will be equal to [the sum of (1) the Principal Remittance Amount (as defined below) minus the Overcollateralization Release Amount (as defined below) and (2) the Extra Principal Payment Amount (as defined below), if any, all with respect to the relevant Payment Date.]

The “Principal Remittance Amount” for any Payment Date will be equal, in general, to [the sum of (1) all principal collected or advanced or otherwise remitted in respect of monthly payments on the loans during the related Due Period, (2) all prepayments in full or in part received during the applicable Prepayment Period, (3) the portion of the purchase price allocable to principal of each loan that was purchased from the Pool during the related Prepayment Period, (4) the portion of any Substitution Amount allocable to principal paid during the related Prepayment Period and (5) all net liquidation proceeds and any other recoveries collected and remittances made during the related Prepayment Period, to the extent allocable to principal.]

The “Extra Principal Payment Amount” with respect to any Payment Date will be equal to the lesser of (1) excess interest for the Payment Date and (2) the Overcollateralization Deficiency (as defined below) for that date.

The “Overcollateralization Amount” with respect to any Payment Date will be equal to the amount, if any, by which (x) the aggregate balance of the loans exceeds (y) the aggregate class principal balance of the Notes after giving effect to payments on that Payment Date.

The “Overcollateralization Deficiency” with respect to any Payment Date (other than the first Payment Date) will be equal to [describe as applicable].

The “Overcollateralization Release Amount” with respect to any Payment Date will be equal to [describe as applicable].

[On each Payment Date, the Principal Payment Amount will be distributed to the Notes, concurrently, in proportion to the principal balances thereof.]

Allocation of Losses

[describe priority of loss allocations as applicable]

Maturity Date

The maturity date of the Notes is the Payment Date in [          ], but the actual final payment of any Class of Notes may be earlier, and could be significantly earlier, than this Payment Date.  If necessary to pay the Notes in full on their Maturity Date, the assets of the Issuer will be sold as provided in the Transfer and Servicing Agreement.

Credit Enhancement

Credit enhancement for each Class of Notes will take the  form of [described as applicable]:

•

[an irrevocable letter of credit];

•

[the subordination of the Class [   ] Notes (the “Subordinate Notes”) to the Class [   ] Notes (the “Senior Notes”)];

•

[reserve funds];

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

•

[a surety bond or financial guaranty insurance policy];

•

[the use of cross-support features]; and

•

[overcollateralization].

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Payment Amount remaining on any Payment Date after payments of principal and interest are made on each Class of Notes on that date and (2) the proceeds, if any, of the assets of the Trust remaining after each Class of Notes has been paid in full.  It is generally not anticipated that any material assets will be remaining for payments at that time.  See “Material Federal Income Tax Considerations” herein and in the accompanying prospectus.]

Description of the Mortgage Loans

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the Loans as of the Cut-off Date.  With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ].  These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Mortgage Loan Purchase Agreement”) on or before the date of initial issuance of the Notes.

The Mortgage Loans were initially acquired by the Seller and the Depositor from [various unaffiliated] [affiliated] sellers.  The Mortgage Loans are secured by senior liens on fee simple interests [(or, in the case of certain of the commercial Loans, leasehold interests)] in real property of various types as described herein.  In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form below and under the heading “The Mortgage Loans” below.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Loan, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on all classes of Securities.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Issuer pursuant to the Transfer and Servicing Agreement free and clear of any liens.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Securities (a “Securityholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

[Approximately [   ]% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal.  Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from [   ] months to [   ] years from the date of origination of the Mortgage Loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note.  Any prepayment premium with respect to the Mortgage Loans will not be available to make payments on the Securities.]

The “Original Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available.  The Original Loan-to-Value Ratio with respect to a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification.  The “Current Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the closing date to, with respect to approximately [   ]% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately [   ]% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination.  The Seller utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable.

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  None of the Mortgage Loans are subject to any temporary buy-down plans.

The “Net Mortgage Rate” with respect to each Mortgage Loan will equal the Mortgage Rate thereon, minus the sum of the [applicable Servicing Fee Rate and the rate of the Trust’s administrative fees].

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [        ].].

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[          ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [   ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [   ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

90-Day Delinquencies of the Mortgage Loans

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [   ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [   ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

Seasoning (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [   ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL			$100.00%

Amortization Types of the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Fully Amortizing		$	%
Balloon
TOTAL			$100.00%

Credit Scores of the Mortgage Loans*

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Not Available		$	%
438 – 459
460 – 479
[etc.]
TOTAL			$100.00%

_________________

*

Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [   ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Commercial(1)(2)		$	%
Multi-Family(1)
Mixed Use(1)
[etc.][(3)]
TOTAL			$100.00%

__________________

(1)

For a summary description of the related Mortgage Loans, see “—Commercial, Multifamily and Mixed Use Loans” below.

(2)

Includes a variety of property types, such as marinas, day care centers, car washes, churches and funeral homes.

(3)

Includes undeveloped land.

Occupancy Types of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Primary Home		$	%
Investment*
Second Home
TOTAL			$100.00%

__________________

*Includes all Commercial Loans

[Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties, including improved and unimproved land.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[        ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  Approximately [   ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [   ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[           ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  [   ]% of the Adjustable Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [   ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that generally adjust semi-annually in accordance with an index (an “Index”) equal to [insert description of applicable indices].

[Indices of the Adjustable Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBOR
[etc.]
TOTAL			$100.00%

[Frequency of Mortgage Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%

[Gross Margins on the Adjustable Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Minimum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 – 6		$	%
7 – 12
13 – 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Periodic Cap		$	%
0.500 – 0.750
0.751 – 1.250
[etc.]
TOTAL			$100.00%

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Securities, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Securities.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Securities are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Servicing of the Mortgage Loans

Approximately [   ]% and [   ]% of the Mortgage Loans will initially be serviced by [          ] and [          ], respectively.

No information is provided herein with respect to the Seller’s mortgage loan portfolio or the Servicers’ mortgage loan servicing portfolios.  The Mortgage Loans were acquired from, and originated by, a variety of institutions.  The Depositor does not believe that the information regarding the delinquency, loss and foreclosure experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans.  For example, the delinquency and loss experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios may include loans and financial assets originated pursuant to different underwriting standards than the Mortgage Loans and loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans.  In addition, the Servicers’ consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans.

The Transfer and Servicing Agreement, Servicing Agreements, Indenture and Administration Agreement

General

The following summary describes certain terms of the Transfer and Servicing Agreement, the Servicing Agreements, the Indenture and the Administration Agreement (collectively, the “Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Agreements under the heading “The Agreements” in the prospectus.

Certain Matters Under the Agreements

Assignment of the Trust Property

On the Closing Date,  the Seller will sell the mortgage loans to the Depositor and, pursuant to the Transfer and Servicing Agreement, the Depositor will assign and transfer the mortgage loans to the Trust, without recourse.  Concurrently with these transfers, the Trust will pledge the mortgage loans to the Indenture Trustee to secure the Notes and will cause the securities to be delivered to the Depositor.  Under the Transfer and Servicing Agreement, the Trust will be entitled to all principal and interest due on the mortgage loans on or after the Cut-off Date.

Each mortgage loan will be identified in a schedule appearing as an exhibit to the Transfer and Servicing Agreement, which will specify with respect to each mortgage loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment and the maturity date.

The Depositor will, as to each mortgage loan that is not a Contract for Deed, deliver or cause to be delivered to the Indenture Trustee (or its custodian) the Mortgage Note endorsed to the order of the Indenture Trustee, as trustee for Bayview Financial [          ] Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office) and an assignment of the mortgage in recordable form.  With respect to the Contracts for Deed, the Depositor will deliver to the Indenture Trustee (or its custodian) originals or copies of the related deeds, recorded in the name of the Depositor.  Except as described above, assignments of the mortgages to the Indenture Trustee (or its custodian) will be recorded in the appropriate public office for real property records.  In addition, with respect to any multifamily loans and mixed use loans, the Depositor will deliver or cause to be delivered to the Indenture Trustee (or its custodian) the assignment of leases, rents and profits (if separate from the mortgage) and an executed re-assignment of assignment of leases, rents and profits.

Where necessary to protect the interest of the Indenture Trustee in the mortgage loans, the assignments to the Indenture Trustee in connection with the mortgage loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related mortgage loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the mortgage loans to the Seller certain representations and warranties concerning the mortgage loans that include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards — Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust and pledged to the Indenture Trustee for the benefit of Noteholders.  Upon the occurrence of a breach of any representation or warranty with respect to a mortgage loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected mortgage loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the mortgage loan from the Trust (or, the breaching mortgage loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any mortgage loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, the Noteholders, in particular the Subordinate Notes, may fail to recover their entire investment in the Notes.

Redemption

The Notes are subject to redemption under the circumstances described under “Description of the Notes.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) with respect to each Mortgage Loan calculated as [   ]% per annum (the “Master Servicing Fee Rate”) on the outstanding Pool Balance and, as additional compensation, the Master Servicer will retain investment income on funds in the Collection Account.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by [Interbay], not in excess of approximately [   ]% per annum; and with respect to Mortgage Loans serviced by the remaining Servicers, as set forth in the related Servicing Agreement, not in excess of approximately [   ]% per annum (each, a “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by such Servicer.  As of the Cut-off Date the weighed average Servicing Fee Rate is approximately [   ]% per annum.  If the Seller owns the related servicing rights, the Servicing Fee will be paid to the Seller, and the Seller will be responsible for paying the fees of the related Servicer, which may be less than the related Servicing Fee described above.

Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.  The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Collection Account prior to deposit into the Note Distribution Account.

The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

The Indenture Trustee

Pursuant to the Indenture, [                      ], a [                ], will be appointed Indenture Trustee and will be charged with the duties set forth in the Indenture in connection with the issuance of the Notes, conservation of the Trust Estate pledged to secure the Notes and payments to Noteholders under and in accordance with the Indenture.  The Indenture Trustee will receive a fee equal to [   ] per annum, [payable monthly], as specified in the Transfer and Servicing Agreement.

The Indenture Trustee may resign, or the holders of a majority in outstanding principal amount of the Notes may remove the Indenture Trustee, at any time, in which event the Owner Trustee will be obligated to appoint a successor indenture trustee.  The Issuer is obligated to remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, becomes insolvent, or because of some conflict of interest, the Indenture Trustee otherwise becomes incapable of acting as trustee under the Indenture.  Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for the Notes does not become effective until acceptance of the appointment by the successor indenture trustee.

The offices of the Indenture Trustee are located at [                                   ].

Administration

[                   ], will act as administrator under the Administration Agreement among the Issuer, the Administrator and the Seller (the “Administration Agreement”).  The Administrator will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Certain additional administrative functions will be performed on behalf of the Issuer by the Depositor.

Amendment

The Transfer and Servicing Agreement may be amended by the Depositor, the Trust and the Indenture Trustee, without the consent of the Securityholders:

•

to cure any ambiguity;

•

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

•

to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of an Securityholder; or

•

to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.

The Transfer and Servicing Agreement may also be amended by the Depositor, the Servicer and the Indenture Trustee with the consent of the holders of not less than 662/3% of the Class Principal Balance of the Notes and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and collection or of modifying in any manner the rights of the Securityholders; provided, however, that no amendment may:

•

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the Trust assets which are required to be distributed on a Security of any Class without the consent of the Securityholder; or

•

reduce the percentage of Securities of any Class the holders of which are required to consent to any amendment unless the holders of all Securities of the related Class have consented to the change in the percentage.

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under the same conditions as those described above, except that in the case of the Trust Agreement references to Securities and Securityholders should be read as referring to Residual Certificates and Residual Certificateholders, and in the case of the Indenture these references should be read as referring to Notes and Noteholders.  Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.

In addition to the purposes described above, the Issuer and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of any property subject to the Indenture, evidencing the succession of a successor to the Issuer, adding to the covenants of the Issuer or surrendering any power conferred upon the Issuer under the Indenture, or conveying or pledging any property to the Indenture Trustee.

The Depositor will provide to a prospective or actual Noteholder, without charge, on written request, copies (without exhibits) of the Agreements.  Requests should be addressed to Bayview Financial [          ] Trust [          ], 4425 Ponce de Leon Boulevard, 4th Floor, Coral Gables, Florida 33146.

Voting Rights

[   ]% of all voting rights under the Transfer and Servicing Agreement will be allocated among all Holders of the [          ] Notes, in proportion to their then outstanding Class Principal Balances; [[   ]% of all voting rights will be allocated among the Holders of the Class [   ] Certificates;] and [   ]% of all voting rights will be allocated to the Holders of the Residual Interest Certificates.  [The Class [   ] Notes will have no voting rights.]

Early Redemption

On the first payment date on or after the date on which the aggregate Class Principal Balance of the Notes is less than [   ]% of the Initial Note Balance, the Indenture Trustee (or an agent thereof) will solicit bids in a commercially reasonable manner for the purchase of the Mortgage Loans and other property remaining in the Trust.  The Indenture Trustee will not sell the assets of the Trust unless it has received at least three bids and at least one of these bids is for not less than a minimum bid price.  This process will be repeated every three months until the specified minimum bid price is received.  The Indenture Trustee will be reimbursed for the costs of the early redemption sale before proceeds are paid to Noteholders.

The Majority Holder of the Residual Interest Certificates and the Master Servicer, as provided in the Transfer and Servicing Agreement, will have the option, on or after the Optional Call Date, if the property in the Trust has not been sold as described above, to purchase all remaining mortgage loans and other assets in the Trust, at a price to be determined by the Agreements.  The proceeds of such a distribution may not be sufficient to pay the full amount due to each Class of Notes.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early redemption) and the aggregate amount of distributions on the Securities will be affected by the rate and timing of principal payments on the loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Indenture Trustee or the exercise by [               ] of any option to purchase Mortgage Loans, as described under “Description of the Notes.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Notes.

[Some of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the related Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event the Master Servicer or the related Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The related Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if (1) the related Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage or (2) in the case of a commercial loan serviced by [       ], if [         ] determines that enforcement would not be in the best economic interest of the Securityholders, then the related Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Notes and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Notes of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase.  Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease.  The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by wildfires such as those recently experienced in several western states, flooding and severe storms such as those recently experienced in several southern states, landslides, earthquakes or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Securityholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the closing date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and earthquakes, and flood or earthquake insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Notes.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Notes (except as described herein)[, and in particular the Subordinate Notes,] will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Notes[, particularly the Subordinate Notes,] may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Notes will depend on, among other things, the price paid by the Holders of the Notes and the applicable Interest Rates (or interest calculation).  The extent to which the yield of a Class [   ] Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early redemption) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

The payment of balloon payments may result in lower yields on Class [   ] Notes than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.  See “Risk Factors — Greater Risk Involving Balloon Mortgage Loans.”

The yields of the Notes will be affected by the application of Excess Cashflow as described herein and by the amount of overcollateralization.  The amount of Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans and the aggregate principal balance and characteristics of the Mortgage Loans.  There can be no assurance as to the rate at which overcollateralization will be increased, or whether the overcollateralization will be created and maintained at the levels described herein.

The effective yield to Holders of the Class [   ] Notes will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Securityholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rates on the Notes are primarily affected by changes in [index].  Adjustments to the Net Mortgage Rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors in any Class of Notes may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Notes.  Although the Mortgage Rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rates on the Notes are subject to adjustment, the Interest Rates will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the assets of the Trust of Mortgage Loans with a negative amortization feature may affect the yields on the Class [   ] Notes, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Interest Remittance Amount, the Principal Remittance Amount or the amount of Excess Interest for any particular Payment Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rates on the Notes may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Notes.

Yield Considerations Related to the Class [   ] Notes

The yields to investors in the Class [   ] Notes will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Class [   ] Notes should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Class [   ] Notes to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Class [   ] Notes, the following tables indicate the pre-tax yield to early redemption (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class [   ] Notes, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Notes and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Notes, and consequently do not purport to reflect the return on any investment in any of these Notes when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early redemption even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the loans) for the Class [   ] Notes are as set forth below, (2) Current Interest for the Class [   ] Notes is calculated as described herein, and (3) [       ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [          ].

Pre-Tax Yield* to Optional Call of the Class [   ] Notes
(Assumed Purchase Price Percentage:  [          ]%)

Percentage of [CPR]

	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Yield*

__________________

*

Corporate bond equivalent basis

The yield of the Class [   ] Notes will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Subordinate Notes

The yield on each Class of subordinate Notes, and particularly on those Classes of subordinate Notes having lower payment priorities, will be very sensitive to losses on the Mortgage Loans (and the timing thereof), to the extent that losses are not covered by overcollateralization or by any Class of subordinate Notes having lower payment priorities.  Furthermore, as described herein, the timing of receipt of principal and interest by any Class of subordinate Notes may be adversely affected by losses even if the Class does not ultimately bear such a loss.

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Class Principal Balance of all Classes of Notes Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [       ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no Mortgage Rate of a Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [               ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early redemption of the Notes is effected [(except in the case of “Weighted Average Life (in years) with Early Redemption”)]; (12) cash distributions are received by the Securityholders on the [25th] day of each month, commencing in [               ]; (13) there is no Owner Trustee Fee; (14) no Mortgage Loan provides for monthly payments of interest only for a period of time; (15) no Mortgage Loan provides for deferred interest or negative amortization; (16) the value of each index remains constant at the per annum rates indicated below:

Index	Rate (%)

and (17) the Mortgage Loan consists of [   ] assumed mortgage loans having the following characteristics:

Assumed Mortgage Loan Characteristics

Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%) (1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

(1)

The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate less the sum of the (1) Servicing Fee Rate, (2) Master Servicing Fee Rate, (3) Indenture Trustee Fee Rate, (4) Custodian Fee Rate, and (5) Insurance Fee Rate, as applicable.

(2)

The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

(3)

The original amortization term for the assumed fixed-rate balloon Mortgage Loans is assumed to be 360 months.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Balances (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial Class principal balances of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of a Class of Notes is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Notes to the related Payment Date, (2) adding the results and (3) dividing the sum by the initial Class principal balance of the Class of Notes.

Percentage of Initial Class Principal Balance of all Classes of
LIBOR Notes Outstanding at the Following Percentages of [CPR]

	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Redemption

_______________

*

Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

[In the opinion of McKee Nelson LLP, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be a business entity classified as an association (or a publicly traded partnership) treated as a corporation or a taxable Mortgage Loan.  Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes.  See “Material Federal Income Tax Considerations” in the prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.]

Legal Investment Considerations

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes [and Certificates] (the “Underwriting Agreement”), the Transferor has agreed to cause the Trust to sell to [          ] (the “Underwriter”), and the Underwriter has agreed to purchase [     ] amount of [     ] Notes [and [     ] amount of [     ] Certificates].

[In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase the [     ] Notes [and the [     ] Certificates] offered hereby if any of the [     ] Notes [and [     ] Certificates] are purchased.  The Transferor has been advised by the Underwriter that it proposes initially to offer the [     ] Notes [and [     ] Certificates] to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Note [and not in excess of [     ]% per [     ] Certificate].  The Underwriter may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Note [and not in excess of [     ]% per [     ] Certificate] to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]
[The distribution of the Offered Notes [and Offered Certificates] by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect such transactions by selling the Notes [and Certificates] to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes [and Certificates] may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes [and Certificates] purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Notes that they receive the following ratings from [Rating Agency/ies] [(collectively, the “Rating Agencies”)]:

Class	[Moody’s/S&P/Fitch Ratings]

[ ]	[[ ]/ [ ]/ [ ]]
[ ]	[[ ]/ [ ]/ [ ]]
[etc., as applicable]	[etc., as applicable]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Noteholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes.  The ratings assigned to the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms

Page

Annex I
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Bayview Financial [          ] Asset Backed Notes (the “Global Notes”) will be available only in book-entry form.  Investors in the Global Notes may hold the Global Notes through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Notes will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Notes through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Notes through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Notes are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Notes against payment.  Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Notes.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Notes.  After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Notes are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts.  However, interest on the Global Notes would accrue from the value date.  Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Notes to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Notes from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Notes.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Notes from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a Global Note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Indenture Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Indenture Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

•

is signed by the holder under penalties of perjury,

•

certifies that such owner is not a United States person, and

•

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

•

is signed under penalties of perjury by an authorized representative of the financial institution,

•

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

•

provides the name and address of the holder, and

•

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Indenture Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Indenture Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Indenture Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

A holder holding Global Notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Notes through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

•

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

•

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

•

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$[                ]

(Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Notes

[                               ]

[Servicer/Master Servicer]

_______________

Preliminary Prospectus Supplement

[                ]

_______________

[Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2003

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [        ])

$[                ] (Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

[[   ]%] Asset-Backed Certificates

[                     ],

[Servicer/Master Servicer]

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index beginning on page S-[   ] of this prospectus supplement.

The certificates will represent interests in the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue the following certificates:
Initial Principal Balance (1)	[Interest Rate (2)	[Price to Public	[Underwriting Discount	[Proceeds to Depositor	CUSIP Number

$[ ]	[ ]%]	$[ ]]	[ ]]	$[ ]]

(1)

This amount is approximate, as described in this prospectus supplement.

[(2)

The variable interest rate for the certificates will be [to be described as applicable].]

[Describe assets of trust fund.]

[Describe underwriting arrangements.]

The closing date for the offering of the certificates is expected to be on or about [                      ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The securities offered by this prospectus supplement will be purchased by [the underwriters], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to the depositor from the sale of these securities will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriters’ commission will be the difference between the price they pay to the depositor for the offered securities and the amount they receive from the sale of the offered securities to the public.]

[Underwriters]

The date of this prospectus supplement is _______________, 2003

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Page

Page

Summary of Terms

S-3

Risk Factors

S-8

Limited Obligations

S-8

Potential Inadequacy of Credit

Enhancement

S-8

Unpredictability and Effect of

Prepayments

S-9

Geographic Concentration  of

Mortgage Loans

S-10

Greater Risk Involving

Commercial, Multifamily and

Mixed Use Properties

S-11

[Greater Risk Involving Higher

Loan-to-Value Ratios

S-11

[Greater Risk Involving Balloon

Mortgage Loans

S-12

Limited Ability to Resell

Certificates

S-12

Description of the Certificates

S-13

General

S-13

Book-Entry Registration

S-13

Distributions of Interest

S-15

Distributions of Principal

S-17

Available Distribution Amount

S-17

Credit Enhancement

S-18

Final Scheduled Distribution

Date

S-19

The Trustee

S-19

Description of the Mortgage

Loans

S-19

General

S-19

[Certain Mortgaged Properties

Securing Mortgage Loans

S-28

[The Fixed Rate Mortgage

Loans

S-28

[The Adjustable Rate Mortgage

Loans

S-28

Changes in the Mortgage Loans

S-31

Servicing of the Mortgage Loans

S-31

The Pooling and Servicing

Agreement, Servicing

Agreements and Administration

Agreement

S-32

General

S-32

Certain Matters Under the

Agreements

S-32

Servicing Compensation and

Payment of Expenses

S-33

Amendment

S-34

Voting Rights

S-35

Early Termination

S-35

Certain Yield and Prepayment

Considerations

S-35

General

S-35

Yield Considerations Related to

the Certificates

S-39

Modeling Assumptions

S-39

Material Federal Income Tax

Considerations

S-43

Characterization of the Trust

S-43

Taxation of the Certificates

S-43

Foreign Persons

S-44

Legal Investment Considerations

S-44

Underwriting

S-44

ERISA Considerations

S-45

Legal Matters

S-45

Ratings

S-45

Index of Defined Terms

S-47

Annex I Global Clearance,

Settlement and Tax

Documentation Procedures

S-A-1

Summary of Terms

·

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

·

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

·

Whenever we refer to a percentage of some or all of the loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the scheduled principal balance of a loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

Parties

Originators

The loans were originated by various banks and lending institutions.

Seller

[         ] will sell the loans to the depositor.

Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, will sell the loans to the series [      ] trust.

Master Servicer

[to be inserted as applicable]

Servicer[s]

[to be inserted as applicable]

The Certificates

Bayview Financial [      ] Trust [        ] is offering the [[      ]%] Asset-Backed Certificates as part of series [      ].  The certificates will be issued in book-entry form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the certificates.

The certificates will represent an undivided ownership interest in the assets of the trust fund and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust fund].

The certificates will have an approximate aggregate initial principal amount of $[   ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

Servicing

[          ] will service the mortgage loans in the trust pursuant to a servicing agreement among the seller, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement” in this prospectus supplement.

[The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein.  If the servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the pooling and servicing agreement.]

Payments on the Certificates

Principal and interest on the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest Payments

Interest will accrue on the certificates at the [variable] annual rate [of [   ]%] [described in this prospectus supplement.]

[You will receive from each pool of loans only the payments of interest that the component parts of your certificates relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of loans if those loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Certificates — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the certificates will be determined by (1) funds actually received on the loans that are available to make payments on the certificates, (2) the amount of interest received on the loans that is used to pay principal on the certificates, calculated as described in this prospectus supplement and (3) [          ].

Funds actually received on the loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted loans, or repurchases of loans under the circumstances described in this prospectus supplement.

See “Description of the Certificates — Payments of Principal” in this prospectus supplement.

The last possible day on which the payment of principal on the certificates could be made is [          ] and is referred to as the last scheduled distribution date.  The certificates could be paid in full before the last scheduled distribution date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of the certificates will be paid in full.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

The payment structure includes [forms of credit enhancement to be described as applicable].  [The certificates will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Overcollateralization

On the closing date, the total principal amount of the loans is expected to exceed the total principal balance of the certificates by approximately $[        ] or approximately [   ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the loans in each pool is expected to exceed the total principal amount of the certificates’ component parts that relate to each pool of loans in approximately the same proportion.

Any interest received on the loans in each pool in excess of the amount needed to pay interest on the certificates’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal balance of those component parts in order to reduce the total principal balance of the certificates to a level set by the rating agencies until the total principal balance of the loans exceeds the total outstanding principal amount of the certificates, and the total principal balance of the loans in each pool exceeds the total principal amount of the certificates’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the loans to maintain overcollateralization.

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [   ], the assets of the trust will include [__ pools of] mortgage loans with a total principal balance of approximately $[   ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Participation Interests

On the closing date the assets of the trust will include [   ] participation interests in participated mortgage loans having an aggregate principal balance of approximately $[          ].  Each participated mortgage loan with respect to which a participation interest is included in the assets of the trust is participated pursuant to a participation agreement.  The participated mortgage loans will be serviced by [       ] for the benefit of the holders of the participation interests.  Under each participation agreement, the participation servicer will distribute amounts required to be distributed under the participation servicing agreement to the participants in accordance with their percentage interests.

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets” in the prospectus for a general description of the participation interests.]

[The Pre-Funding Arrangement

On the closing date, approximately $[          ] will be deposited by [          ] in a pre-funding account maintained by the trustee.  It is intended that additional loans will be sold to the trust by the depositor from time to time, from [          ] until [          ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional loans if applicable.]]

[Optional Termination

[          ] will have the option to purchase all the loans and the other assets of the trust fund on any distribution date when the total principal balance

of the loans declines to [   ]%, or less, of their initial total principal balance.  If [            ] does not exercise that option, [          ] may purchase the loans.

If the loans in any pool and the other assets of the pool are purchased, the certificateholders will be paid accrued interest (on the certificates’ component parts that relate to that pool) and principal equal to the outstanding principal balance of those component parts.

See “Description of the Certificates —[          ]” in this prospectus supplement for a description of the purchase price to be paid for the loans.]

Tax Status

The Trust should be characterized as a grantor trust for federal income tax purposes, but failing that, it will be characterized as a partnership and not as an association taxable as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool.  No representation is made regarding qualification of the certificates under Section 856 or 7701(a)19(C) of the Internal Revenue Code of 1986, as amended.  Prospective investors should consult their own tax advisors regarding the federal, state, local and other tax consequences of the ownership and disposition of the certificates.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the certificates.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates will initially be rated [   ] by [      ] and [   ] by [      ].  A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the certificates.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the certificates might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

Limited Obligations

The assets of the trust fund, including any form of credit enhancement, are the sole source of payments on the certificates.  The certificates are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the certificates.  If credit enhancement is not available, holders of the certificates may suffer losses on their investment.

Potential Inadequacy of Credit Enhancement

[The certificates are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that certificateholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of loans, it will be necessary that those loans generate more interest than is needed to pay interest on the certificates and fees and expenses of the trust fund.  We expect that the loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the loans is higher than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the loans will generate:

•

 Prepayments.  Every time a loan is prepaid, total excess interest after the date of prepayment will be reduced because that loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately large number of high interest rate loans would have a greater negative effect on future excess interest.

•

Defaults.  The rate of defaults on the loans may turn out to be higher than expected.  Defaulted loans may be liquidated, and liquidated loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate loans would have a greater negative effect on future excess interest.

•

[Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to certificateholders, so less cash will be available as excess interest.]

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan will usually result in a prepayment on the certificates.

•

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

[Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the certificates.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

•

weak economic conditions in [          ], [          ], and [          ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

•

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters; and

•

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ], [          ], and other [          ] states have experienced severe wildfires that have damaged or destroyed hundreds of properties and these states remain especially susceptible to severe wildfires.  Mortgaged properties in these states may have been affected by these fires.  In addition, [          ], [          ] and other [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of properties and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Greater Risk Involving Commercial, Multifamily and Mixed Use Properties

[Approximately [   ]% of the mortgage loans are secured by liens on multifamily properties or mixed use properties.]  [In addition, approximately [   ]% of the mortgage loans are secured by liens on fee simple and/or leasehold interests in various types of commercial property.]  Mortgage loans secured by multifamily property, mixed use property or commercial property may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

See “The Trusts and the Trust Assets—Mortgage Loans—Commercial, Multifamily and Mixed Use Mortgage Loans” in the accompanying prospectus.

[Greater Risk Involving Higher Loan-to-Value Ratios

Mortgage loans with higher original loan-to-value ratios may also present a greater risk of loss.  In particular, approximately [   ]% of the mortgage loans are known to have had loan-to-value ratios at origination or modification in excess of 80%.

Additionally, many of the mortgage loans may have a current loan-to-value ratio higher than the original loan-to-value ratio because the value of the related mortgaged property has declined at a faster rate than the amortization of the related mortgage loan.  No assurance can be given that the value of these mortgaged properties will not continue to decline.  Mortgage loans with high original loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with lower original loan-to-value ratios.  In addition, in the event of a bankruptcy or other proceeding, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, any losses may reduce the amounts available to be paid to the holders of the certificates.

See “Description of the Mortgage Loans—General” and “Description of the Mortgage Loans—Commercial, Multifamily and Mixed Use Loans”  in this prospectus supplement for a description of factors affecting this risk.]

[Greater Risk Involving Balloon Mortgage Loans

Approximately [   ] % of the mortgage loans are balloon mortgage loans.  These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity.  Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower’s ability to either timely refinance the balloon mortgage loan or timely sell the underlying mortgaged property.  Many borrowers may have erratic payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.

For additional information regarding balloon mortgage loans, see “Description of the Mortgage Loans” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.]

Limited Ability to Resell Certificates

The certificates will not be listed on any securities exchange.  The Underwriters are not required to assist in resales of the certificates, although they may do so.  A secondary market for the certificates may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your certificates, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

The Series [   ] [[   ]%] Asset-Backed Certificates (the “Certificates”) will evidence the entire undivided beneficial ownership interest in the Trust Fund.

The Trust Fund will generally consist of:

•

the Loans;

•

deposits in the Certificate Account made in respect of the Loans;

•

property acquired by foreclosure of the Loans or deed in lieu of foreclosure; and

•

any applicable insurance policies and all proceeds thereof.

The Certificates will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Initial Principal Balance”).  The original Initial Principal Balance of the Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Loans is increased or decreased as described under “Description of the Loans” herein.

Distributions on the Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [          ] (each, a “Distribution Date”), to Certificateholders of record on the immediately preceding Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Distribution Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or [      ]] are closed.

Distributions on the Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to each Certificateholder’s address as it appears on the books of the Trustee, or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of an Offered Certificate will be made only upon presentation and surrender of the Certificate at the corporate trust office of the Trustee.  See “The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement.”

[to be provided as applicable]

Book-Entry Registration

General

The Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Certificates will be issued in fully registered, certificated form in minimum denominations in principal amount of $[       ] and integral multiples of $1 in excess thereof.

The Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex I hereto.]

No person acquiring an interest in a  Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Certificate”), except as set forth below under “Definitive Certificates” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Certificates are issued for the Certificates:

•

the only “Certificateholder” of the Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement;

•

Beneficial Owners of the Certificates offered hereby will receive all payments of principal of, and interest on, the Certificates from the Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

•

while the Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of, and interest on, the Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

[The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.]

Neither the Depositor nor the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Certificates

Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Certificates — Book-Entry Registration,” the Trustee (through DTC) is required to notify Participants who have ownership of Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Certificates. Upon surrender by DTC of the Definitive Certificates representing the Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Certificates as Definitive Certificates in the principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and the Certificates, see “Description of the Certificates—Book-Entry Registration” in the prospectus.

Distributions of Interest

Interest on the Certificates will accrue during each Interest Accrual Period (as defined herein) [at the interest rate specified on the front cover hereof] [describe variable interest rate as applicable] (the "Certificate Interest Rate") and will be payable to Certificateholders on each Distribution Date, starting in [                     ].  Interest on the Certificates will be calculated on the basis of [a 360-day year of twelve 30-day months or the actual number of days and a year of 360 days].

Interest will be distributed, except to the extent described below, from the Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Interest Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an “Interest Shortfall.” Interest will not accrue on Interest Shortfalls.

•

The “Certificate Interest Rate” for the Certificates will be the per annum rate described on the cover page hereof.

•

The “Net Mortgage Rate” for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the sum of the [Servicing Fee Rate and the Trustee Fee Rate] (each as defined herein).

•

The “Certificate Principal Amount” of the Certificates as of any Distribution Date will equal the Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on the Certificates in respect of principal and the principal portion of any Realized Losses previously allocated to the Certificates.

•

The “Interest Accrual Period” for the Certificates will be [the calendar month immediately preceding the month in which the related Distribution Date occurs or the period from the preceding Distribution Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Distribution Date].

•

In general, a “Realized Loss” means (1) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds received in respect of the Mortgage Loan (net of related expenses), or (2) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property.

•

A “Liquidated Mortgage Loan” generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of the Mortgage Loan have been received by the Servicer on behalf of the Trust.  In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, that amount will be distributed to the Certificates still outstanding, pro rata on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that those amounts will be recovered.

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Certificateholders on the Distribution Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Certificates could result.  The difference between one month’s interest at the Mortgage Rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Distribution Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.”  Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among the Certificates, pro rata in proportion to Accrued Certificate Interest thereon for the related Distribution Date.

Distributions of Principal

Distributions of principal on the Certificates will be made on each Distribution Date as described herein in an aggregate amount equal to the Principal Distribution Amount (as defined herein), to the extent of the Available Distribution Amount available to make payments in accordance with the priorities set forth under “— Priority of Distributions” above. The “Principal Distribution Amount” for any Distribution Date will, equal [To be provided as applicable].

The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination is generally equal to the principal balance thereof as of the Cut-off Date, reduced by (1) the principal portion of all Scheduled Payments due on or before the date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding the date of determination.

Available Distribution Amount

The “Due Period” related to each Distribution Date begins on the second day of the month preceding the month in which the Distribution Date occurs and ends on the first day of the month in which that Distribution Date occurs. For each Distribution Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date. The “Prepayment Period” is the calendar month preceding the month in which the related Distribution Date occurs. The “Remittance Date” is the [   ] day (or if the [   ] day is not a Business Day, the next preceding Business Day) of the month in which the related Distribution Date occurs.

The “Available Distribution Amount” on each Distribution Date, as more fully described in the Pooling and servicing agreement, will generally equal the sum of the following amounts:

(1)

the total amount of all cash received by the Servicer with respect to the related Collection Period (or the related Prepayment Period, in the case of Principal Prepayments) and remitted to the Trustee on the related Remittance Date, which includes:

(a)

Scheduled Payments due on the Mortgage Loans during the related Due Period and collected prior to the related Remittance Date or advanced by the Servicer (or the Trustee);

(b)

the payments allocable to principal on the Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balance of the Mortgage Loans (“Principal Prepayments”), together with accrued interest thereon, if any, identified as having been received on the Mortgage Loans during the Prepayment Period, plus any amounts paid by the Servicer in respect of Prepayment Interest Shortfalls, in each case for that Distribution Date;

(c)

the proceeds of any repurchase of a Mortgage Loan required to be repurchased by the Servicer, the Seller or any other party as a result of a breach of a representation or warranty; and

(d)

Insurance Proceeds and Liquidation Proceeds, minus:

(i)

all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

(ii)

all Principal Prepayments received or identified after the related Prepayment Period (together with any interest payments, if any, received with the prepayments to the extent that they represent (in accordance with the Servicer’s usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the related Prepayment Period);

(iii)

Liquidation Proceeds and Insurance Proceeds received after the related Prepayment Period with respect to the Mortgage Loans; and

(iv)

all amounts due or reimbursable to the Trustee pursuant to the Pooling and servicing agreement and to the Servicer pursuant to the Sale and Servicing Agreement; and

(2)

any other payments made by the Servicer, the Seller or the Depositor with respect to that Distribution Date.

“Insurance Proceeds” means all proceeds of applicable insurance policies, to the extent those proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor.

“Liquidation Proceeds” means all amounts net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Credit Enhancement

Credit enhancement for the Certificates will take the  form of [described as applicable]:

•

[an irrevocable letter of credit];

•

[reserve funds];

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

•

[a surety bond or financial guaranty insurance policy];

•

[the use of cross-support features]; and

•

[overcollateralization].

Final Scheduled Distribution Date

Scheduled distributions on the Mortgage Loans included in the Trust Fund, assuming no defaults or losses that are not covered by the credit support described elsewhere herein, will be sufficient to make timely distributions of interest on the Certificates and to reduce the aggregate Certificate Principal Amount of the Certificates to zero not later than [        ]. The actual final Distribution Date for the Certificates may be earlier or later, and could be substantially earlier, than their Final Scheduled Distribution Date.

The Final Scheduled Distribution Date for the Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Loan.

The Trustee

[         ] will be the Trustee under the Pooling and servicing agreement. The Trustee will be paid a monthly fee equal to [   ]% per annum (the “Trustee Fee Rate”) of the aggregate principal balance of the Loans (the “Trustee Fee”) and also will be entitled to retain, as additional compensation, any interest or other income earned on funds deposited in the Certificate Account pending distribution to Certificateholders. The Trustee’s “Corporate Trust Office” for purposes of the presentment and surrender of the Certificates for the final distribution thereon and for all other purposes is located at [          ], [          ], Attention: [          ]), or any other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

Description of the Mortgage Loans

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ].  These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Loan Purchase Agreement”) on or before the date of initial issuance of the Certificates.

The Mortgage Loans were initially acquired by the Seller and the Depositor from [various unaffiliated] [affiliated] sellers.  The Mortgage Loans are secured by senior liens on fee simple interests [(or, in the case of certain of the commercial loans, leasehold interests)] in real property of various types as described herein.  In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form below and under the heading “The Mortgage Loans” below.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Loan, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on the Securities.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Issuer pursuant to the Pooling and Servicing Agreement free and clear of any liens.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Securities (a “Securityholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

[Approximately [   ]% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal.  Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from [   ] months to [   ] years from the date of origination of the Mortgage Loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note.  Any prepayment premium with respect to the Mortgage Loans will not be available to make payments on the Securities.]

The “Original Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available.  The Original Loan-to-Value Ratio with respect to a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification.  The “Current Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the closing date to, with respect to approximately [   ]% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately [   ]% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination.  The Seller utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable.

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  None of the Mortgage Loans are subject to any temporary buy-down plans.

The “Net Mortgage Rate” with respect to each Mortgage Loan will equal the Mortgage Rate thereon, minus the sum of the [applicable Servicing Fee Rate and the rate of the Trust’s administrative fees].

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [        ].].

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[          ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [   ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [   ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

90-Day Delinquencies of the Mortgage Loans

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [   ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [   ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

Seasoning (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [   ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL			$100.00%

Amortization Types of the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Fully Amortizing		$	%
Balloon
TOTAL			$100.00%

Credit Scores of the Mortgage Loans*

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Not Available		$	%
438 – 459
460 – 479
[etc.]
TOTAL			$100.00%

_________________

*

Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [   ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Commercial (1)(2)		$	%
Multi-Family(1)
Mixed Use(1)
[etc.][(2)][(3)]
TOTAL			$100.00%

__________________

(1)

For a summary description of the related Mortgage Loans, see “—Commercial, Multifamily and Mixed Use Loans” below.

(2)

Includes a variety of property types, such as marinas, day care centers, car washes, churches and funeral homes.

(3)

Includes undeveloped land.

Occupancy Types of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Primary Home		$	%
Investment*
Second Home
TOTAL			$100.00%

__________________

*Includes all Commercial Loans

[Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties, including improved and unimproved land.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[        ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  Approximately [   ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [   ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[           ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  [   ]% of the Adjustable Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [   ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that generally adjust semi-annually in accordance with an index (an “Index”) equal to [insert description of applicable indices].

[Indices of the Adjustable Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBOR
[etc.]
TOTAL			$100.00%

[Frequency of Mortgage Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%

[Gross Margins on the Adjustable Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Minimum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 – 6		$	%
7 – 12
13 – 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Periodic Cap		$	%
0.500 – 0.750
0.751 – 1.250
[etc.]
TOTAL			$100.00%

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Securities, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Securities.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Securities are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Servicing of the Mortgage Loans

Approximately [   ]% and [   ]% of the Mortgage Loans will initially be serviced by [          ] and [          ], respectively.

No information is provided herein with respect to the Seller’s mortgage loan portfolio or the Servicers’ mortgage loan servicing portfolios.  The Mortgage Loans were acquired from, and originated by, a variety of institutions.  The Depositor does not believe that the information regarding the delinquency, loss and foreclosure experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans.  For example, the delinquency and loss experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios may include loans and financial assets originated pursuant to different underwriting standards than the Mortgage Loans and loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans.  In addition, the Servicers’ consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans.

The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement

General

The following summary describes certain terms of the Pooling and Servicing Agreement, the Servicing Agreements and the Administration Agreement (collectively, the “Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Agreements under the heading “The Agreements” in the prospectus.

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [          ] 1, [   ] among the Issuer, the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates.  Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent.

The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Trustee’s address.

Certain Matters Under the Agreements

Assignment of the Trust Property

On the Closing Date, the Seller will sell the mortgage loans to the Depositor and, pursuant to the Pooling and Servicing Agreement, the Depositor will assign and transfer the mortgage loans to the Trust, without recourse.  Concurrently with these transfers, the Trustee will authenticate and deliver the Certificates.  Under the Pooling and Servicing Agreement, the Trust will be entitled to all principal and interest due on the mortgage loans on or after the Cut-off Date.

Each mortgage loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify with respect to each mortgage loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, and the maturity date.

The Depositor will, as to each mortgage loan that is not a Contract for Deed, deliver or cause to be delivered to the Trustee (or its custodian) the Mortgage Note endorsed to the order of the Trustee, as trustee for Bayview Financial [          ] Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office) and an assignment of the mortgage in recordable form.  With respect to the Contracts for Deed, the Depositor will deliver to the Trustee (or its custodian) originals or copies of the related deeds, recorded in the name of the Depositor.  Except as described above, assignments of the mortgages to the Trustee (or its custodian) will be recorded in the appropriate public office for real property records.  In addition, with respect to any multifamily loans and mixed use loans, the Depositor will deliver or cause to be delivered to the Trustee (or its custodian) the assignment of leases, rents and profits (if separate from the mortgage) and an executed re-assignment of assignment of leases, rents and profits.

Where necessary to protect the interest of the Trustee in the mortgage loans, the assignments to the Trustee in connection with the mortgage loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related mortgage loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the mortgage loans to the Seller certain representations and warranties concerning the mortgage loans that include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards — Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust and pledged to the Trustee for the benefit of Certificateholders.  Upon the occurrence of a breach of any representation or warranty with respect to a mortgage loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected mortgage loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the mortgage loan from the Trust (or, the breaching mortgage loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any mortgage loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, holders of Certificates may incur a loss.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) with respect to each Mortgage Loan calculated as [   ]% per annum (the “Master Servicing Fee Rate”) on the outstanding Pool Balance and, as additional compensation, the Master Servicer will retain investment income on funds in the Collection Account.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by [Interbay], not in excess of approximately [   ]% per annum; and with respect to Mortgage Loans serviced by the remaining Servicers, as set forth in the related Servicing Agreement, not in excess of approximately [   ]% per annum (each, a “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by such Servicer.  As of the Cut-off Date the weighed average Servicing Fee Rate is approximately [   ]% per annum.  If the Seller owns the related servicing rights, the Servicing Fee will be paid to the Seller, and the Seller will be responsible for paying the fees of the related Servicer, which may be less than the related Servicing Fee described above.

Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.  The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Collection Account prior to deposit into the Certificate Distribution Account.

The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Amendment

The Pooling and Servicing Agreement may be amended by the Issuer, the Depositor, the Master Servicer and the Trustee, without the consent of the Certificateholders:

•

to cure any ambiguity;

•

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

•

to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of a Certificateholder; or

•

to add, delete or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the “Code”).

The Pooling and Servicing Agreement may also be amended by the Issuer, the Depositor, the Master Servicer and the Trustee with the consent of the holders of not less that 66 2/3% of the Initial Certificate Principal Amount of the Certificates and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of  the Certificateholders; provided, however, that no amendment may:

•

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the assets of the Trust Fund which are required to be distributed on a Certificate without the consent of the Certificateholder; or

•

reduce the percentage of Certificates the holders of which are required to consent to any amendment unless the holders of all Certificates have consented to the change in the percentage.

Voting Rights

Voting rights under the Pooling and Servicing Agreement will be allocated among the Certificates in proportion to their respective Certificate Principal Amounts.

Early Termination

On any Distribution Date after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than [   ]% of the Cut-off Date Balance, [            ] (subject to the terms of the Pooling and Servicing Agreement) will have the option to cause the sale of the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (1) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable mortgage rate and (2) the fair market value of all other property remaining in the Trust Fund.  The liquidation will be treated as a prepayment in full of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Trust Fund will be terminated.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early redemption) and the aggregate amount of distributions on the Certificates will be affected by the rate and timing of principal payments on the loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Trustee or the exercise by [               ] of any option to purchase Mortgage Loans, as described under “Description of the Certificates.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Certificates.

[Some of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the related Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event the Master Servicer or the related Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The related Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if (1) the related Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage or (2) in the case of a commercial loan serviced by [       ], if [         ] determines that enforcement would not be in the best economic interest of the Securityholders, then the related Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Certificates and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by wildfires such as those recently experienced in several western states, flooding and severe storms such as those recently experienced in several southern states, landslides, earthquakes or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Securityholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the closing date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and earthquakes, and flood or earthquake insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Certificates and will reduce the yields on the Certificates to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Certificates.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Certificates will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Certificates may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Certificates will depend on, among other things, the price paid by the Holders of the Certificates and the Interest Rate (or interest calculation).  The extent to which the yield of the Certificates is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early redemption) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

The payment of balloon payments may result in lower yields on the Certificates than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.  See “Risk Factors — Greater Risk Involving Balloon Mortgage Loans.”

The effective yield to Holders of the Certificates will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Securityholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rate on the Certificates [is a fixed rate] [is primarily affected by changes in [index].]  Adjustments to the Net Mortgage Rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors of the Certificates may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to the Certificates.  Although the Mortgage Rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rate on the Certificates is subject to adjustment, the Interest Rate will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the Trust Fund of Mortgage Loans with a negative amortization feature may affect the yields on the Certificates, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Interest Remittance Amount, the Principal Remittance Amount or the amount of Excess Interest for any particular Distribution Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rate on the Certificates may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to the Certificates.

Yield Considerations Related to the Certificates

The yields to investors in the Certificates will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Certificates to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Certificates, the following tables indicate the pre-tax yield to early redemption (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Certificates and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates, and consequently do not purport to reflect the return on any investment in any of these Certificates when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early redemption even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the loans) for the Certificates are as set forth below, (2) Current Interest for the Certificates is calculated as described herein, and (3) [       ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [          ].

Pre-Tax Yield* to Optional Call of the Certificates
(Assumed Purchase Price Percentage:  [          ]%)

Percentage of [CPR]

	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Yield*

__________________

*

Corporate bond equivalent basis

The yield of the Certificates will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Certificate Principal Balance of the Certificates Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [       ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no Mortgage Rate of a Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [               ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early redemption of the Certificates is effected [(except in the case of “Weighted Average Life (in years) with Early Redemption”)]; (12) cash distributions are received by the Securityholders on the [25th] day of each month, commencing in [               ]; (13) no Mortgage Loan provides for monthly payments of interest only for a period of time; (14) no Mortgage Loan provides for deferred interest or negative amortization; (15) the value of each index remains constant at the per annum rates indicated below:

Index	Rate (%)

and (16) the Mortgage Loan consists of [   ] assumed mortgage loans having the following characteristics:

Assumed Mortgage Loan Characteristics

Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%) (1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

(1)

The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate less the sum of the (1) Servicing Fee Rate, (2) Master Servicing Fee Rate, (3) Trustee Fee Rate, (4) Custodian Fee Rate, and (5) Insurance Fee Rate, as applicable.

(2)

The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

(3)

The original amortization term for the assumed fixed-rate balloon Mortgage Loans is assumed to be 360 months.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of Initial Certificate Principal Balances (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of Initial Certificate Principal Balances outstanding over time and the weighted average lives of the Certificates to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial principal balances of the Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of the Certificates is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the Initial Certificate Principal Balance.

Percentage of Initial Certificate Principal Balance of the Offered
Certificates Outstanding at the Following Percentages of [CPR]

	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Redemption

_______________

*

Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

Characterization of the Trust

The characterization of the Trust for federal income tax purposes is not certain.  The Trust has been structured as a “grantor trust” and will likely be so treated.  See “Material Federal Income Tax Considerations – Types of Securities – Classification of Trust Certificates Generally” in the Prospectus.  Nonetheless, certain terms of the Trust may be viewed by the Internal Revenue Service (“IRS”) as inconsistent with the rules for qualification as a grantor trust.  In light of this uncertainty, McKee Nelson LLP will deliver its opinion, upon issuance of the Certificates, that for federal income tax purposes, assuming compliance with all provisions of the pooling and servicing agreement, the Trust should be treated as a grantor trust, but failing that, it will be characterized as a partnership and not as an association taxable as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool.  See “Material Federal Income Tax Considerations” in the Prospectus.  No rulings have been or will be sought from the IRS with respect to the Trust, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

Taxation of the Certificates

For a discussion of the taxation of the Certificates assuming that they are taxed as interests in a grantor trust, see “Material Federal Income Tax Considerations – Grantor Trust Certificates” in the Prospectus.  For purposes of that discussion, the Certificates should be treated as constituting [Stripped Certificates/ Standard Certificates].

The Certificates may be treated as having been issued with original issue discount (“OID”) for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]%.  No representation is made that the [Mortgage Loans] will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to OID.

No representation is made that the Certificates will constitute assets described in Section 856 or 7701(a)(19)(C) of the Code.  See “Material Federal Income Tax Considerations – Special Tax Attributes” in the Prospectus.

Foreign Persons

Payments of interest and OID made to a holder of a Certificate that is a Foreign Person generally will be subject to United States federal income and withholding tax if the Certificates were determined to be interest in a partnership for United States federal income tax purposes.  Accordingly, it is anticipated that United States federal tax will be withheld in all events.  See “Material Federal Income Tax Considerations – Special Tax Attributes – Partner Certificates – Foreign Persons” in the Prospectus.

Legal Investment Considerations

[The Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Certificates may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the “Underwriting Agreement”), the Transferor has agreed to cause the Trust to sell to [          ] (the “Underwriter”), and the Underwriter has agreed to purchase [     ] amount of [     ] Certificates.

[In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase the [     ] Certificates offered hereby if any of the [     ] Certificates are purchased.  The Transferor has been advised by the Underwriter that it proposes initially to offer the [     ] Certificates to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Certificate.  The Underwriter may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Certificate to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]

[The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Certificates that they be rated [      ] by [      ] and [      ] by [      ] [(collectively, the “Rating Agencies”).]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Certificateholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates.  The ratings assigned to the Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Certificates could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms

Page

Annex I
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Bayview Financial [          ] Asset Backed Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of [360 days or a 360-day year of twelve 30-day months].  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of [360 days or a 360-day year of twelve 30-day months].  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, holding a Global Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

•

is signed by the holder under penalties of perjury,

•

certifies that such owner is not a United States person, and

•

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

•

is signed under penalties of perjury by an authorized representative of the financial institution,

•

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

•

provides the name and address of the holder, and

•

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding Global Securities through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS FormW-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

•

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

•

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

•

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$[                ]

(Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Certificates

[                               ]

[Servicer/Master Servicer]

_______________

Preliminary Prospectus Supplement

[                ]

_______________

[Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2003

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [        ])

$[                ] (Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Certificates

[                     ],

[Servicer/Master Servicer]

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index beginning on page S-[   ] of this prospectus supplement.

The certificates will represent interests in the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue the following certificates (1):
Class	Class Principal Balance (2)	Interest Rate (3)	[Price to Public	[Underwriting Discount	[Proceeds to Depositor	CUSIP Number

[ ]	$[ ]	[ ]%	$[ ]	[ ]	$[ ]
[ ]	[ ]	[ ]	[ ]]	[ ]]	[ ]]

(1)

[In general, interest and principal payable on any distribution date will be paid first to the certificates identified with an A in their class designation, then to the Class M and Class B certificates, in that order.]

(2)

These amounts are approximate, as described in this prospectus supplement.

(3)

The interest rate for each class of certificates will be [to be described as applicable].

[The Trust will also issue class [   ] certificates that will be entitled to receive distributions of [to be described] and [REMIC residual certificates].

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the chart above [and not to the class [   ] certificates or the [REMIC residual certificates].

[Describe assets of trust fund.]

[Describe underwriting arrangements.]

The closing date for the offering of the certificates is expected to be on or about [                      ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The securities offered by this prospectus supplement will be purchased by [the underwriters], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to the depositor from the sale of these securities will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriters’ commission will be the difference between the price they pay to the depositor for the offered securities and the amount they receive from the sale of the offered securities to the public.]

[Underwriters]

The date of this prospectus supplement is _______________, 2003

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Page

Summary of Terms

S-3

[The Asset-Backed Securities

S-6

Risk Factors

S-8

Limited Obligations

S-8

Potential Inadequacy of Credit Enhancement

S-8

Unpredictability and Effect of Prepayments

S-11

Geographic Concentration of Mortgage Loans

S-11

Greater Risk Involving Certain Property Types

S-12

[Greater Risk Involving Higher

Loan-to-Value Ratios

S-13

[Greater Risk Involving Balloon Mortgage Loans

S-14

Limited Amounts Payable on Underlying

Securities

S-14

Limited Ability to Resell Certificates

S-14

Description of the Certificates

S-15

General

S-15

Book-Entry Registration

S-16

Priority of Distributions

S-17

Distributions of Interest

S-18

Distributions of Principal

S-19

Available Distribution Amount

S-20

Credit Enhancement

S-21

[The Residual Certificate

S-21

[Allocation of Realized Losses

S-22

Final Scheduled Distribution Date

S-24

The Trustee

S-24

Description of the Mortgage Loans

S-24

General

S-24

[Certain Mortgaged Properties Securing Mortgage

Loans

S-33

[The Fixed Rate Mortgage Loans

S-33

[The Adjustable Rate Mortgage Loans

S-33

Page

[Primary Mortgage Insurance

S-36

[Commercial, Multifamily and Mixed
Use Loans

S-36

Changes in the Mortgage Loans

S-38

Servicing of the Mortgage Loans

S-38

[The Underlying Securities

S-38

[Servicing of the Underlying Receivables

S-38

The Pooling and Servicing Agreement,

  Servicing Agreements and Administration

  Agreement

S-39

General

S-39

Certain Matters Under the Agreements

S-39

Servicing Compensation and Payment
of Expenses

S-41

Amendment

S-41

Voting Rights

S-42

Early Termination

S-42

Certain Yield and Prepayment Considerations

S-42

General

S-42

Yield Considerations Related to the

Class [   ] Certificates

S-46

Subordinate Certificates

S-47

Modeling Assumptions

S-47

Material Federal Income Tax
Considerations

S-51

General

S-51

[Residual Certificates

S-51

Legal Investment Considerations

S-52

Underwriting

S-52

ERISA Considerations

S-53

Legal Matters

S-53

Ratings

S-53

Index of Defined Terms

S-55

Annex I Global Clearance, Settlement and

  Tax Documentation Procedures

S-A-1

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Whenever we refer to a percentage of some or all of the loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the scheduled principal balance of a loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

Parties

Originators

The loans were originated by various banks and lending institutions.

Seller

[         ] will sell the loans to the depositor.

Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, will sell the loans to the series [      ] trust.

Master Servicer

[to be inserted as applicable]

Servicer[s]

[to be inserted as applicable]

The Offered Certificates

Bayview Financial [      ] Trust [        ] is offering the Class [      ] and Class [      ] Asset-Backed Certificates as part of series [      ].  Each class of certificates will be issued in book-entry form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the certificates.

The certificates will represent ownership interests in the assets of the trust fund and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust fund].

The certificates will have an approximate aggregate initial principal amount of $[   ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

Servicing

[          ] will service the mortgage loans in the trust pursuant to a servicing agreement among the seller, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement” in this prospectus supplement.

[The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein.  If the servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the pooling and servicing agreement.]

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest Payments

Interest will accrue on each class of the certificates at the annual rate described in this prospectus supplement.

[You will receive from each pool of loans only the payments of interest that the component parts of your class of certificates relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of loans if those loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Certificates — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of certificates will be determined by (1) funds actually received on the loans that are available to make payments on each class of certificates, (2) the amount of interest received on the loans that is used to pay principal on each class of certificates, calculated as described in this prospectus supplement, (3) [the amount of principal received on the loans that is released to the residual certificate, calculated as described in this prospectus supplement] [, and (4)               ].

Funds actually received on the loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted loans, or repurchases of loans under the circumstances described in this prospectus supplement.

See “Description of the Certificates — Payments of Principal” in this prospectus supplement.

The last possible day on which the payment of principal on the certificates could be made is [          ] and is referred to as the last scheduled distribution date.  The certificates could be paid in full before the last scheduled distribution date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of certificates will be paid in full.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

The payment structure includes [forms of credit enhancement to be described as applicable].  [The certificates will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [   ] certificates and, to a lesser extent, the holders of class [   ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal amount of the loans is expected to exceed the total principal balance of the certificates by approximately $[        ] or approximately [   ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the loans in each pool is expected to exceed the total principal amount of the certificates’ component parts that relate to each pool of loans in approximately the same proportion.

Any interest received on the loans in each pool in excess of the amount needed to pay interest on the certificates’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal balance of those component parts in order to reduce the total principal balance of the certificates to a level set by the rating agencies until the total principal balance of the loans exceeds the total outstanding principal amount of the certificates, and the total principal balance of the loans in each pool exceeds the total principal amount of the certificates’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the loans to maintain overcollateralization.

See “Risk Factors  — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [   ], the assets of the trust will include [__ pools of] mortgage loans with a total principal balance of approximately $[   ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Participation Interests

On the closing date the assets of the trust will include [   ] participation interests in participated mortgage loans having an aggregate principal balance of approximately $[          ].  Each participated mortgage loan with respect to which a participation interest is included in the assets of the trust is participated pursuant to a participation agreement.  The participated mortgage loans will be serviced by [       ] for the benefit of the holders of the participation interests.  Under each participation agreement, the participation servicer will distribute amounts required to be distributed under the participation servicing agreement to the participants in accordance with their percentage interests.

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets” in the prospectus for a general description of the participation interests.]

[The Asset-Backed Securities

On the closing date, the assets of the trust will include [   ] classes of underlying securities with an aggregate principal balance of approximately $[       ].  Each class of asset-backed securities is backed by an underlying receivables pool consisting of [mortgage loans secured by senior and junior liens on fee simple interests in one- to four-family residential, mixed use, multifamily and/or commercial properties.]

See “Description of the Mortgage Loans—[The Underlying Securities]” in this prospectus supplement and “The Trusts and the Trust Assets” in the prospectus for a general description of the underlying securities.]

[The Pre-Funding Arrangement

On the closing date, approximately $[          ] will be deposited by [          ] in a pre-funding account maintained by the trustee.  It is intended that additional loans will be sold to the trust by the depositor from time to time, from [          ] until [          ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional loans if applicable.]]

[Optional Termination

[          ] will have the option to purchase all the loans and the other assets of the trust fund on any distribution date when the total principal balance of the loans declines to [   ]%, or less, of their initial total principal balance.  If [            ] does not exercise that option, [          ] may purchase the loans.

If the loans in any pool and the other assets of the pool are purchased, the certificateholders will be paid accrued interest (on the certificates’ component parts that relate to that pool) and principal equal to the outstanding principal balance of those component parts.

See “Description of the Certificates —[          ]” in this prospectus supplement for a description of the purchase price to be paid for the loans.]

Tax Status

[REMIC or FASIT status to be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the certificates.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

Each class of certificates will initially have the following ratings from [                ]:

Class

Rating

A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the certificates.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the certificates might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

Limited Obligations

The assets of the trust fund, including any form of credit enhancement, are the sole source of payments on the certificates.  The certificates are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the certificates.  If credit enhancement is not available, holders of the certificates may suffer losses on their investment.

Potential Inadequacy of Credit Enhancement

[The certificates are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that certificateholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of loans, it will be necessary that those loans generate more interest than is needed to pay interest on the certificates and fees and expenses of the trust fund.  We expect that the loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the loans is higher than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the loans will generate:

•

 Prepayments.  Every time a loan is prepaid, total excess interest after the date of prepayment will be reduced because that loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately large number of high interest rate loans would have a greater negative effect on future excess interest.

•

 Defaults.  The rate of defaults on the loans may turn out to be higher than expected.  Defaulted loans may be liquidated, and liquidated loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate loans would have a greater negative effect on future excess interest.

•

 [Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to certificateholders, so less cash will be available as excess interest.]

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.

Subordination.  Subordination in right of payment of the class [   ] certificates to the class [   ] certificates provides a form of credit enhancement for the class [   ] certificates.  However, if this subordination is insufficient to absorb losses in excess of any overcollateralization that is created, then holders of class [   ] certificates will not, and holders of class [   ] certificates may never receive all of their principal payments.

You should consider the following:

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created, the principal balance of your certificate will be reduced proportionately with the balances of the other class [   ] certificates by the amount of that excess;

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created plus the total balance of the class [   ] certificates, the principal balance of your certificate will be reduced proportionately with the balances of the other class [   ] certificates by the amount of that excess; and

•

if you buy a class [   ] certificate and losses in any month exceed excess interest and any overcollateralization that has been created plus the total balance of the class [   ] and class [   ] certificates, the principal balance of your certificate will be reduced proportionately with the balances of the other class [   ] certificates by the amount of that excess.

If, after overcollateralization is created in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fluid, the excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates by application of losses.  These payments will be made in order of seniority.  We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac certificates.  Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the certificates.]]

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan, including a mortgage loan backing an underlying security, will usually result in a prepayment on the certificates.

•

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

[Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the certificates.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

•

weak economic conditions in [          ], [          ], and [          ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

•

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•

declines in the residential real estate market of a particular state may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; and

•

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ], [          ], and other [          ] states have experienced severe wildfires that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe wildfires.  Mortgaged properties in these states may have been affected by these fires.  In addition, [          ], [          ] and other [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the mortgage loans are secured by liens on multifamily properties or mixed residential/commercial properties.]  [In addition, approximately [   ]% of the mortgage loans are secured by liens on fee simple and/or leasehold interests in various types of commercial property.]  [Approximately [   ]% of the mortgage loans are secured by liens on [manufactured homes/cooperative dwellings]].  Mortgage loans secured by multifamily property, mixed use property, commercial property, [manufactured homes or cooperative dwellings] may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

[Greater Risk Involving Higher Loan-to-Value Ratios

Mortgage loans with higher original loan-to-value ratios may also present a greater risk of loss.  In particular, approximately [   ]% of the mortgage loans are known to have had loan-to-value ratios at origination or modification in excess of 80%.  [          ] will acquire for the benefit of the trust loan-level primary mortgage insurance policies to be issued by [       ] with respect to approximately [   ]% of those mortgage loans with original loan-to-value ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy.

Additionally, many of the mortgage loans may have a current loan-to-value ratio higher than the original loan-to-value ratio because the value of the related mortgaged property has declined at a faster rate than the amortization of the related mortgage loan.  No assurance can be given that the value of these mortgaged properties will not continue to decline.  Mortgage loans with high original loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with lower original loan-to-value ratios.  In addition, in the event of a bankruptcy or other proceeding, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, any losses may reduce the amounts available to be paid to the holders of the certificates.

See “Description of the Mortgage Loans—[Primary Mortgage Insurance]” in this prospectus supplement for a description of factors affecting this risk.]

[Greater Risk Involving Balloon Mortgage Loans

Approximately [   ] % of the mortgage loans are balloon mortgage loans.  These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity.  Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower’s ability to either timely refinance the balloon mortgage loan or timely sell the underlying mortgaged property.  Many borrowers may have erratic payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.

For additional information regarding balloon mortgage loans, see “Description of the Mortgage Loans” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.]

Limited Amounts Payable on Underlying Securities

The credit enhancement provided for the benefit of each underlying security will be limited to the subordination provided by the related class or classes of subordinate securities of the related series, or by overcollateralization.  After the class principal balance of the subordinate securities, or overcollateralization, of a series of underlying securities has been reduced to zero, losses on the related underlying receivables will be borne by the related underlying securities.  Therefore, any reduction in the principal balance of an underlying security will resultantly reduce the amount available to be distributed on the certificates.

For additional information see “The Underlying Securities” in this prospectus supplement.
Limited Ability to Resell Certificates

The certificates will not be listed on any securities exchange.  The Underwriters are not required to assist in resales of the certificates, although they may do so.  A secondary market for the certificates may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your certificates, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

[The Series [   ] Asset-Backed Certificates (the “Certificates”) will consist of the following Classes:

•

the Class [   ] Certificates (the “Senior Certificates”);

•

the Class [   ] Certificates (the “Subordinate Certificates”); and

•

the Class R Certificate (the “Residual Certificate”).

The Senior Certificates and the Class [   ] Certificates are sometimes referred to herein as the “Offered Certificates.”  Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.

The Trust Fund will generally consist of:

•

the Loans;

•

deposits in the Certificate Account made in respect of the Loans;

•

property acquired by foreclosure of the Loans or deed in lieu of foreclosure;

•

[the underlying securities;] and

•

any applicable insurance policies and all proceeds thereof.

Each Class of Offered Certificates will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Class Principal Balance”).  The REMIC Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Loans is increased or decreased as described under “Description of the Loans” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [          ] (each, a “Distribution Date”), to Certificateholders of record on the immediately preceding Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Distribution Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or [      ]] are closed.

Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to each Certificateholder’s address as it appears on the books of the Trustee, or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of an Offered Certificate will be made only upon presentation and surrender of the Certificate at the corporate trust office of the Trustee.  See “The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement.”

[to be provided as applicable]

Book-Entry Registration

General

Each class of Offered Certificates (the “Book-Entry Certificates”) will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Book-Entry Certificates will be issued in fully registered, certificated form in minimum denominations in principal amount of $[       ] and integral multiples of $1 in excess thereof.

Each class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex I hereto.]

No person acquiring an interest in a  Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Certificate”), except as set forth below under “Definitive Certificates” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Certificates are issued for the Book-Entry Certificates:

•

the only “Certificateholder” of the Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement;

•

Beneficial Owners of the Certificates offered hereby will receive all payments of principal of, and interest on, the Certificates from the Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

•

while the Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of, and interest on, the Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

[The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.]

Neither the Depositor nor the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Certificates

Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Certificates — Book-Entry Registration,” the Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective classes and principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and the Book-Entry Certificates, see “Description of the Certificates—Book-Entry Registration” in the prospectus.

Priority of Distributions

Distributions will be made on each Distribution Date from the Available Distribution Amount (as defined herein) in the following order of priority:

[To be provided as applicable]

Distributions of Interest

Interest on each class of Certificates will accrue during each Interest Accrual Period (as defined herein) at the interest rate specified on the front cover hereof (the "Certificate Interest Rate") and will be payable to Certificateholders on each Distribution Date, starting in [                     ].  Interest on the Class [   ] Certificates will be calculated on the basis of a 360-day year of twelve 30-day months.  Interest on the Class [   ] Certificates will be calculated on the basis of the actual number of days and a year of 360 days.

Interest will be distributed, except to the extent described below, from the Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Interest Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an “Interest Shortfall.” Interest will not accrue on Interest Shortfalls.

•

The “Certificate Interest Rate” for each Class of Offered Certificates will be the per annum rate described on the cover page hereof.

•

The “Net Mortgage Rate” for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the sum of the [Servicing Fee Rate and the Trustee Fee Rate] (each as defined herein).

•

The “Certificate Principal Amount” of any Certificate as of any Distribution Date will equal the Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on the Certificate in respect of principal and the principal portion of any Realized Losses previously allocated to the Certificate.

•

The “Interest Accrual Period” for (1) the Class [   ] Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs and (2) the Class [   ] Certificates will be the period from the preceding Distribution Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Distribution Date.

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Certificateholders on the Distribution Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Certificates could result. The difference between one month’s interest at the Mortgage Rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Distribution Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.” Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among all Classes of Certificates, pro rata in proportion to Accrued Certificate Interest thereon for the related Distribution Date.

Distributions of Principal

Distributions of principal on each class of the Offered Certificates will be made on each Distribution Date as described herein in an aggregate amount equal to the Principal Distribution Amount (as defined herein), to the extent of the Available Distribution Amount available to make payments in accordance with the priorities set forth under “— Priority of Distributions” above. The “Principal Distribution Amount” for any Distribution Date will, equal [To be provided as applicable].

The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination is generally equal to the principal balance thereof as of the Cut-off Date, reduced by (1) the principal portion of all Scheduled Payments due on or before the date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding the date of determination.

The “Class Percentage” for each Class of Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Certificate Principal Amount of the Class immediately prior to the Distribution Date by the aggregate Certificate Principal Amount of all Certificates immediately prior to that date. The “Subordinate Class Percentage” for each Class of Subordinated Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Certificate Principal Amount of the Class immediately prior to that Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates immediately prior to that date.

The “Senior Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Amount of the Senior Certificates immediately prior to the Distribution Date and the denominator of which is the aggregate Certificate Principal Amount of all Classes of Certificates immediately prior to that date. The “Subordinate Percentage” for any Distribution Date will be the difference between 100% and the Senior Percentage for that date.

[The “Senior Prepayment Percentage” for any Distribution Date will be [To be provided as applicable]]

[The Subordinate Prepayment Percentage for any Distribution Date will be the difference between 100% and the Senior Prepayment Percentage for that date.]

[The “Subordinate Principal Distribution Amount” for each Distribution Date is equal to the sum of:

[To be provided as applicable]

Available Distribution Amount

The “Due Period” related to each Distribution Date begins on the second day of the month preceding the month in which the Distribution Date occurs and ends on the first day of the month in which that Distribution Date occurs. For each Distribution Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date. The “Prepayment Period” is the calendar month preceding the month in which the related Distribution Date occurs. The “Remittance Date” is the [   ] day (or if the [   ] day is not a Business Day, the next preceding Business Day) of the month in which the related Distribution Date occurs.

The “Available Distribution Amount” on each Distribution Date, as more fully described in the Pooling and servicing agreement, will generally equal the sum of the following amounts:

(1)

the total amount of all cash received by the Servicer with respect to the related Collection Period (or the related Prepayment Period, in the case of Principal Prepayments) and remitted to the Trustee on the related Remittance Date, which includes:

(a)

Scheduled Payments due on the Mortgage Loans during the related Due Period and collected prior to the related Remittance Date or advanced by the Servicer (or the Trustee);

(b)

payments allocable to principal on the Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balance of the Mortgage Loans (“Principal Prepayments”), together with accrued interest thereon, if any, identified as having been received on the Mortgage Loans during the Prepayment Period, plus any amounts paid by the Servicer in respect of Prepayment Interest Shortfalls, in each case for that Distribution Date;

(c)

the proceeds of any repurchase of a Mortgage Loan required to be repurchased by the Servicer, the Seller or any other party as a result of a breach of a representation or warranty; and

(d)

Insurance Proceeds and Liquidation Proceeds, minus:

(i)

all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

(ii)

all Principal Prepayments received or identified after the related Prepayment Period (together with any interest payments, if any, received with the prepayments to the extent that they represent (in accordance with the Servicer’s usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the related Prepayment Period);

(iii)

Liquidation Proceeds and Insurance Proceeds received after the related Prepayment Period with respect to the Mortgage Loans; and

(iv)

all amounts due or reimbursable to the Trustee pursuant to the Pooling and servicing agreement and to the Servicer pursuant to the Sale and Servicing Agreement; and

(2)

any other payments made by the Servicer, the Seller or the Depositor with respect to that Distribution Date.

“Insurance Proceeds” means all proceeds of applicable insurance policies, to the extent those proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor.

“Liquidation Proceeds” means all amounts net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Credit Enhancement

Credit enhancement for each Class of Certificates will take the  form of [described as applicable]:

•

[an irrevocable letter of credit];

•

[the subordination of the Class [   ] Certificates (the “Subordinate Certificates”) to the Class [   ] Certificates (the “Senior Certificates”)];

•

[reserve funds];

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

•

[a surety bond or financial guaranty insurance policy];

•

[the use of cross-support features]; and

•

[overcollateralization].

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero.  It is generally not anticipated that any material assets will be remaining for payments at that time.  See “Material Federal Income Tax Considerations” herein and in the accompanying prospectus.]

[Allocation of Realized Losses

On each Distribution Date, subject to the limitations set forth below with respect to Special Hazard Losses, Fraud Losses and Bankruptcy Losses, the principal portion of any Realized Losses on the Mortgage Loans will be allocated to and reduce the Class Certificate Principal Amounts of the Class [          ] and Class [          ] Certificates, in that order, until the Class Certificate Principal Amount of each Class of Certificates has been reduced to zero, before being allocated to the Senior Certificates, pro rata in proportion to, and in reduction of, their respective outstanding Class Certificate Principal Amounts.

The Class Certificate Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding also will be reduced by the amount, if any, by which the aggregate Certificate Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans for the related Distribution Date.

In general, a “Realized Loss” means (1) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds received in respect of the Mortgage Loan (net of related expenses), or (2) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a “Deficient Valuation”).

•

“Bankruptcy Losses” are losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation (a “Debt Service Reduction”). The principal portion of Debt Service Reductions will not be allocated in reduction of the Class Certificate Principal Balances of any Classes of Certificates.

•

“Special Hazard Losses” are, in general terms, Realized Losses arising out of certain direct physical loss or damage to Mortgaged Properties that are not covered by a standard hazard insurance policy, but excluding, among other things, faulty design or workmanship and normal wear and tear.

•

“Fraud Losses” are losses sustained on Liquidated Mortgage Loans by reason of a default arising from fraud, dishonesty or misrepresentations. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to the Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

A “Liquidated Mortgage Loan” generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of the Mortgage Loan have been received by the Servicer on behalf of the Trust.

[The principal portion of Special Hazard Losses, Bankruptcy Losses (other than Debt Service Reductions), and Fraud Losses that exceed the “Special Hazard Loss Limit,” “Bankruptcy Loss Limit,” and “Fraud Loss Limit,” respectively (“Excess Losses”), will be allocated pro rata among all Classes of Certificates in proportion to, and in reduction of, their respective outstanding Class Certificate Principal Amounts. The “Special Hazard Loss Limit” will initially be approximately $[   ], the “Bankruptcy Loss Limit” will initially be approximately $[   ], and the “Fraud Loss Limit” will initially be approximately $[   ].]

[The Special Hazard Loss Limit will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of:

(1)

the greatest of:

•

[   ]% of the aggregate of the Scheduled Principal Balances of the Mortgage Loans;

•

[          ] the Scheduled Principal Balance of the Mortgage Loan having the highest Scheduled Principal Balance; and

•

the aggregate Scheduled Principal Balance of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of that zip code area; and

(2)

the Special Hazard Loss Limit as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date.]

[The Bankruptcy Loss Limit will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates. The date on which the Bankruptcy Loss Limit has been reduced to zero is the “Bankruptcy Coverage Termination Date.”]

[The Fraud Loss Limit will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Limit will be reduced as follows: (a) on the first and second anniversaries of the Cut-off Date, to an amount equal to the excess of [   ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date Balance”) over the cumulative amount of Fraud Losses allocated to the Certificates, (b) on the third and fourth anniversaries of the Cut-off Date, to an amount equal to the excess of [   ]% of the Cut-off Date Balance over the cumulative amount of Fraud Losses allocated to the Certificates and (c) on the fifth anniversary of the Cut-off Date, to zero.]

In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, that amount will be distributed to the Certificates still outstanding, pro rata on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that those amounts will be recovered.]

Final Scheduled Distribution Date

Scheduled distributions on the Mortgage Loans included in the Trust Fund, assuming no defaults or losses that are not covered by the credit support described elsewhere herein, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the aggregate Certificate Principal Amount of the Offered Certificates to zero not later than [        ]. The actual final Distribution Date for the Offered Certificates may be earlier or later, and could be substantially earlier, than their Final Scheduled Distribution Date.

The Final Scheduled Distribution Date for the Offered Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Loan.

The Trustee

[         ] will be the Trustee under the Pooling and servicing agreement. The Trustee will be paid a monthly fee equal to [   ]% per annum (the “Trustee Fee Rate”) of the aggregate principal balance of the Loans (the “Trustee Fee”) and also will be entitled to retain, as additional compensation, any interest or other income earned on funds deposited in the Certificate Account pending distribution to Certificateholders. The Trustee’s “Corporate Trust Office” for purposes of the presentment and surrender of the Offered Certificates for the final distribution thereon and for all other purposes is located at [          ], [          ], Attention: [          ]), or any other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

Description of the Mortgage Loans

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ].  These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Loan Purchase Agreement”) on or before the date of initial issuance of the Certificates.

The Mortgage Loans were initially acquired by the Seller and the Depositor from [various unaffiliated] [affiliated] sellers.  The Mortgage Loans are secured by senior liens on fee simple interests [(or, in the case of certain of the commercial loans, leasehold interests)] in real property of various types as described herein.  In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form below and under the heading “The Mortgage Loans” below.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Loan, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on all classes of Securities.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Issuer pursuant to the Pooling and Servicing Agreement free and clear of any liens.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Securities (a “Securityholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

[Approximately [   ]% of the Mortgage Loans are partially insured by the FHA (the “FHA Mortgage Loans”) or are partially guaranteed by the VA (the “VA Mortgage Loans”).  The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein.  Some of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis].

[Approximately [   ]% of the Mortgage Loans have an Original Loan-to-Value Ratio of more than 80% but not greater than 100% and are not insured by Primary Mortgage Insurance Policies or insured or guaranteed by the FHA or the VA or under the RMIC Policies.  Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 100% and are neither insured by a Primary Mortgage Insurance Policy or the RMIC Policies nor insured or guaranteed by the FHA or the VA.]

[Approximately [   ]% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal.  Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from [   ] months to [   ] years from the date of origination of the Mortgage Loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note.  Any prepayment premium with respect to the Mortgage Loans will not be available to make payments on the Securities.]

The “Original Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available.  The Original Loan-to-Value Ratio with respect to a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification.  The “Current Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the closing date to, with respect to approximately [   ]% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately [   ]% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination.  The Seller utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable or in the case of certain subprime residential Mortgage Loans.

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  None of the Mortgage Loans are subject to any temporary buy-down plans.

The “Net Mortgage Rate” with respect to each Mortgage Loan will equal the Mortgage Rate thereon, minus the sum of the [applicable Servicing Fee Rate and the rate of the Trust’s administrative fees].

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [        ].].

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[          ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [   ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [   ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day
Delinquencies in the 12 Months
Preceding the Delinquency	Number of	Aggregate	Percent of Aggregate
Determination Date	Mortgage Loans	Principal Balance	Principal Balance
–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day
Delinquencies in the 12 Months
Preceding the Delinquency	Number of	Aggregate	Percent of Aggregate
Determination Date	Mortgage Loans	Principal Balance	Principal Balance
–		$	%
–
–
TOTAL			$100.00%

90-Day Delinquencies of the Mortgage Loans

Number of 90-Day
Delinquencies in the 12 Months
Preceding the Delinquency	Number of	Aggregate	Percent of Aggregate
Determination Date	Mortgage Loans	Principal Balance	Principal Balance
–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [   ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term
to maturity	Number of	Aggregate	Percent of Aggregate
(in months)	Mortgage Loans	Principal Balance	Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [   ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

	Number of	Aggregate	Percent of Aggregate
Seasoning (in months)	Mortgage Loans	Principal Balance	Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [   ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
State	Mortgage Loans	Principal Balance	Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Loan Purpose	Mortgage Loans	Principal Balance	Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL		$100.00%

Amortization Types of the Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Amortization Type	Mortgage Loans	Principal Balance	Principal Balance
Fully Amortizing		$	%
Balloon
TOTAL		$100.00%

Credit Scores of the Mortgage Loans*

	Number of	Aggregate	Percent of Aggregate
Credit Score	Mortgage Loans	Principal Balance	Principal Balance
Not Available		$	%
438 – 459
460 – 479
[etc.]
TOTAL		$100.00%

_________________

*

Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [   ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Property Type	Mortgage Loans	Principal Balance	Principal Balance
Single Family		$	%
Multi-Family(1)
Mixed Use(1)
[etc.][(2)][(3)]
TOTAL		$100.00%

__________________

(1)

For a summary description of the related Mortgage Loans, see “—Commercial, Multifamily and Mixed Use Loans” below.

(2)

Includes a variety of property types, such as marinas, day care centers, car washes, churches and funeral homes.

(3)

Includes undeveloped land, mobile homes, manufactured housing, duplexes and townhouses.

Occupancy Types of the Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Occupancy Type	Mortgage Loans	Principal Balance	Principal Balance
Primary Home	$	%
Investment*
Second Home
TOTAL		$100.00%

__________________

*Includes all Commercial Loans

[Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties or second homes, including improved and unimproved land.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[        ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  Approximately [   ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [   ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[           ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  [   ]% of the Adjustable Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [   ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that generally adjust semi-annually in accordance with an index (an “Index”) equal to [insert description of applicable indices].

[Indices of the Adjustable Rate Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Index	Mortgage Loans	Principal Balance	Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBOR
[etc.]
TOTAL		$100.00%

[Frequency of Mortgage Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%

[Gross Margins on the Adjustable Rate Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Gross Margins (%)	Mortgage Loans	Principal Balance	Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL		$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Minimum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 – 6		$	%
7 – 12
13 – 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjustable Rate Mortgage Loans

	Number of	Aggregate	Percent of Aggregate
Periodic Cap (%)	Mortgage Loans	Principal Balance	Principal Balance
No Periodic Cap		$	%
0.500 – 0.750
0.751 – 1.250
[etc.]
TOTAL		$100.00%

[Primary Mortgage Insurance

Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 80%.  Of these Mortgage Loans, approximately [   ]% are not covered by primary mortgage insurance policies.  [      ] will acquire on behalf of the Trust [policies] with respect to approximately [   ]% of those Mortgage Loans with Original Loan-to-Value Ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy (representing approximately [   ]% of the Mortgage Loans).

[insert description of any applicable insurer]]

[Commercial, Multifamily and Mixed Use Loans

General.  [   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans), are commercial loans.  Approximately [   ]% of the commercial loans were thirty days or more, but less than sixty days, delinquent in payment as of the [        ].

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are multifamily loans or mixed use loans.  Approximately [   ]% of the multifamily loans or mixed-use loans were thirty days or more, but less than sixty days, delinquent in payment as of [        ].

[Environmental Insurance.  The Trustee will be the beneficiary, for the benefit of the Certificateholders, of environmental insurance policies providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing certain commercial, multifamily and mixed use loans.  [insert description of coverage and limitations]]

[Loan Characteristics.  Set forth below is a description of certain characteristics of the commercial, multifamily and mixed use loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the commercial, multifamily and mixed use loans are approximate percentages by aggregate principal balance of the applicable commercial, multifamily and mixed use loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the commercial, multifamily and mixed use loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100.00% due to rounding.]

[Principal Balances of the Commercial, Multifamily and Mixed Use Loans as of the Cut-off Date

Range of Scheduled Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
14,203.15 – 49,999.99		$	%
50,000.00 – 99,999.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Commercial, Multifamily and Mixed Use Loans is approximately $[          ].]

[Current Loan-To-Value Ratios of the Commercial, Multifamily and Mixed Use Loans

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
7.03 – 30.00		$	%
30.01 – 40.00
[etc.]
TOTAL			$100.00%

[Geographic Distribution of Mortgaged Properties – Commercial, Multifamily and
Mixed Use Loans

	Number of	Aggregate	Percent of Aggregate
State	Mortgage Loans	Principal Balance	Principal Balance
Alabama		$	%
Alaska
[etc.]
TOTAL		$100.00%

For information regarding types of properties securing the Commercial Loans, see the table entitled “Mortgaged Property Types of the Mortgage Loans” under “— General” above.]]

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Securities, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Securities.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Securities are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Servicing of the Mortgage Loans

Approximately [   ]% and [   ]% of the Mortgage Loans will initially be serviced by [          ] and [          ], respectively.

No information is provided herein with respect to the Seller’s mortgage loan portfolio or the Servicers’ mortgage loan servicing portfolios.  The Mortgage Loans were acquired from, and originated by, a variety of institutions.  The Depositor does not believe that the information regarding the delinquency, loss and foreclosure experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans.  For example, the delinquency and loss experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios may include loans and financial assets originated pursuant to different underwriting standards than the Mortgage Loans and loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans.  In addition, the Servicers’ consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans.

[The Underlying Securities

On the Closing Date, the Trust Assets will include [   ] classes of Underlying Securities, each backed by an Underlying Receivables pool consisting of mortgage loans secured by senior and junior liens on fee simple interests in one- to four-family residential, mixed use, multifamily and/or commercial properties.  Generally, the credit enhancement provided for the benefit of each Underlying Security will be limited to the subordination provided by the related class or classes of subordinate securities of the related series, or by overcollateralization.]

[Servicing of the Underlying Receivables

The Underlying Receivables will be serviced by each underlying servicer under the related underlying servicing agreement.  The provisions of the underlying servicing agreements may differ in material respects from those of the Servicing Agreements.  For example, underlying servicers may not be required to make advances with respect to delinquent payments or to pay prepayment interest shortfalls.]

The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement

General

The following summary describes certain terms of the Pooling and Servicing Agreement, the Servicing Agreements and the Administration Agreement (collectively, the “Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Agreements under the heading “The Agreements” in the prospectus.

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [          ] 1, [   ] among the Issuer, the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates.  Offered Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent.

The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Trustee’s address.

Certain Matters Under the Agreements

Assignment of the Trust Property

On the Closing Date, the Seller will sell the mortgage loans to the Depositor and, pursuant to the Pooling and Servicing Agreement, the Depositor will assign and transfer the mortgage loans to the Trust, without recourse.  Concurrently with these transfers, the Trustee will authenticate and deliver the Certificates.  Under the Pooling and Servicing Agreement, the Trust will be entitled to all principal and interest due on the mortgage loans on or after the Cut-off Date.

Each mortgage loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify with respect to each mortgage loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, and the maturity date.

The Depositor will, as to each mortgage loan that is not a Contract (as defined herein) or Contract for Deed, deliver or cause to be delivered to the Trustee (or its custodian) the Mortgage Note endorsed to the order of the Trustee, as trustee for Bayview Financial [          ] Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office) and an assignment of the mortgage in recordable form.  With respect to the Contracts for Deed, the Depositor will deliver to the Trustee (or its custodian) originals or copies of the related deeds, recorded in the name of the Depositor.  Except as described above, assignments of the mortgages to the Trustee (or its custodian) will be recorded in the appropriate public office for real property records.  In addition, with respect to any multifamily loans and mixed use loans, the Depositor will deliver or cause to be delivered to the Trustee (or its custodian) the assignment of leases, rents and profits (if separate from the mortgage) and an executed re-assignment of assignment of leases, rents and profits.

With respect to each installment sale contract for the purchase of manufactured housing (a “Contract”), the Depositor will deliver or cause to be delivered to the Trustee (or its custodian), the Contract, copies of documents and instruments related to each Contract and the security interest in the manufactured home securing each Contract.

Where necessary to protect the interest of the Trustee in the mortgage loans, the assignments to the Trustee in connection with the mortgage loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related mortgage loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the mortgage loans to the Seller certain representations and warranties concerning the mortgage loans that include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards — Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust and pledged to the Trustee for the benefit of Certificateholders.  Upon the occurrence of a breach of any representation or warranty with respect to a mortgage loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected mortgage loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the mortgage loan from the Trust (or, the breaching mortgage loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any mortgage loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, holders of Offered Certificates, in particular the Subordinate Certificates, may incur a loss.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) with respect to each Mortgage Loan calculated as [   ]% per annum (the “Master Servicing Fee Rate”) on the outstanding Pool Balance and, as additional compensation, the Master Servicer will retain investment income on funds in the Collection Account.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by [Interbay], not in excess of approximately [   ]% per annum; and with respect to Mortgage Loans serviced by the remaining Servicers, as set forth in the related Servicing Agreement, not in excess of approximately [   ]% per annum (each, a “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by such Servicer.  As of the Cut-off Date the weighed average Servicing Fee Rate is approximately [   ]% per annum.  If the Seller owns the related servicing rights, the Servicing Fee will be paid to the Seller, and the Seller will be responsible for paying the fees of the related Servicer, which may be less than the related Servicing Fee described above.

Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.  The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Collection Account prior to deposit into the Certificate Distribution Account.

The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Amendment

The Pooling and Servicing Agreement may be amended by the Issuer, the Depositor, the Master Servicer and the Trustee, without the consent of the Certificateholders:

•

to cure any ambiguity;

•

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

•

to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of a Certificateholder; or

•

to add, delete or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.

The Pooling and Servicing Agreement may also be amended by the Issuer, the Depositor, the Master Servicer and the Trustee with the consent of the holders of not less that 66 2/3% of the Class Certificate Principal Amount of the Certificates and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of  the Certificateholders; provided, however, that no amendment may:

•

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the assets of the Trust Fund which are required to be distributed on a Certificate of any Class without the consent of the Certificateholder; or

•

reduce the percentage of Certificates of any Class the holders of which are required to consent to any amendment unless the holders of all Certificates of the related Class have consented to the change in the percentage.

Voting Rights

Voting rights under the Pooling and Servicing Agreement will be allocated among the Certificates in proportion to their respective Certificate Principal Amounts.

Early Termination

On any Distribution Date after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than [   ]% of the Cut-off Date Balance, [            ] (subject to the terms of the Pooling and Servicing Agreement) will have the option to cause the sale of the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (1) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable mortgage rate and (2) the fair market value of all other property remaining in the Trust Fund.  The liquidation will be treated as a prepayment in full of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Trust Fund will be terminated.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early redemption) and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Trustee or the exercise by [               ] of any option to purchase Mortgage Loans, as described under “Description of the Certificates.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates.

[Some of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the related Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event the Master Servicer or the related Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The related Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if (1) the related Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage or (2) in the case of a commercial loan serviced by [       ], if [         ] determines that enforcement would not be in the best economic interest of the Securityholders, then the related Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Certificates and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by wildfires such as those recently experienced in several western states, flooding and severe storms such as those recently experienced in several southern states, landslides, earthquakes or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Securityholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the closing date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and earthquakes, and flood or earthquake insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Offered Certificates.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Offered Certificates (except as described herein)[, and in particular the Subordinate Certificates,] will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Offered Certificates [, particularly the Subordinate Certificates,] may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Offered Certificates will depend on, among other things, the price paid by the Holders of the Offered Certificates and the applicable Interest Rates (or interest calculation).  The extent to which the yield of a Class [   ] Certificates is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early redemption) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

The payment of balloon payments may result in lower yields on Class [   ] Certificates than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.  See “Risk Factors — Greater Risk Involving Balloon Mortgage Loans.”

The effective yield to Holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Securityholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rates on the Offered Certificates are primarily affected by changes in [index].  Adjustments to the Net Mortgage Rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors in any Class of Offered Certificates may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Offered Certificates.  Although the Mortgage Rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rates on the Offered Certificates are subject to adjustment, the Interest Rates will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the Trust Fund of Mortgage Loans with a negative amortization feature may affect the yields on the Class [   ] Certificates, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Interest Remittance Amount, the Principal Remittance Amount or the amount of Excess Interest for any particular Distribution Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rates on the Offered Certificates may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Offered Certificates.

Yield Considerations Related to the Class [   ] Certificates

The yields to investors in the Class [   ] Certificates will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Class [   ] Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Class [   ] Certificates to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Class [   ] Certificates, the following tables indicate the pre-tax yield to early redemption (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class [   ] Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Offered Certificates and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates, and consequently do not purport to reflect the return on any investment in any of these Offered Certificates when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early redemption even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the loans) for the Class [   ] Certificates are as set forth below, (2) Current Interest for the Class [   ] Certificates is calculated as described herein, and (3) [       ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [          ].

Pre-Tax Yield* to Optional Call of the Class [   ] Certificates

(Assumed Purchase Price Percentage:  [          ]%)

Percentage of [CPR]

	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Yield*

__________________

*

Corporate bond equivalent basis

The yield of the Class [   ] Certificates will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Subordinate Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class.  As a result, the yields to maturity and the aggregate amount of distributions on the Class [   ] Certificates will be more sensitive than the yields of higher-ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [   ] Certificates, then to the Class [   ] Certificates, and then to the Class [   ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates.  The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Class Certificate Principal Balance of all Classes of Offered Certificates Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [       ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no Mortgage Rate of a Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [               ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early redemption of the Certificates is effected [(except in the case of “Weighted Average Life (in years) with Early Redemption”)]; (12) cash distributions are received by the Securityholders on the [25th] day of each month, commencing in [               ]; (13) no Mortgage Loan provides for monthly payments of interest only for a period of time; (14) no Mortgage Loan provides for deferred interest or negative amortization; (15) the value of each index remains constant at the per annum rates indicated below:

Index	Rate (%)

and (16) the Mortgage Loan consists of [   ] assumed mortgage loans having the following characteristics:

Assumed Mortgage Loan Characteristics

Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%) (1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

(1)

The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate less the sum of the (1) Servicing Fee Rate, (2) Master Servicing Fee Rate, (3) Trustee Fee Rate, (4) Custodian Fee Rate, and (5) Insurance Fee Rate, as applicable.

(2)

The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

(3)

The original amortization term for the assumed fixed-rate balloon Mortgage Loans is assumed to be 360 months.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Certificate Principal Balances (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Certificate Principal Balances outstanding over time and the weighted average lives of the Certificates to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial Class principal balances of the Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of a Class of Certificates is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the initial Class principal balance of the Class of Certificates.

Percentage of Initial Class Certificate Principal Balance of Class[   ] of
Certificates Outstanding at the Following Percentages of [CPR]

	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Redemption

_______________

*

Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

General

An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [McKee Nelson LLP], assuming compliance with all provisions of the Pooling and servicing agreement, for federal income tax purposes the Trust Fund will qualify as a REMIC pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in the REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in the REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]%.  No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Nonresident, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Certificates may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the “Underwriting Agreement”), the Transferor has agreed to cause the Trust to sell to [          ] (the “Underwriter”), and the Underwriter has agreed to purchase [     ] amount of [     ] Certificates.

[In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase the [     ] Certificates offered hereby if any of the [     ] Certificates are purchased.  The Transferor has been advised by the Underwriter that it proposes initially to offer the [     ] Certificates to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Certificate.  The Underwriter may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Certificate to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]

[The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Offered Certificates that they receive the following ratings from [Rating Agency/ies] [(collectively, the “Rating Agencies”)]:

Class	[Moody’s/S&P/Fitch Ratings]

[ ]	[[ ]/ [ ]/ [ ]]
[ ]	[[ ]/ [ ]/ [ ]]
[etc., as applicable]	[etc., as applicable]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Certificateholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates.  The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms

Page

Annex I
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Bayview Financial [          ] Asset Backed Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a Global Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

•

is signed by the holder under penalties of perjury,

•

certifies that such owner is not a United States person, and

•

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

•

is signed under penalties of perjury by an authorized representative of the financial institution,

•

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

•

provides the name and address of the holder, and

•

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding Global Securities through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS FormW-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

•

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

•

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

•

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$[                ]

(Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Certificates

[                               ]

[Servicer/Master Servicer]

_______________

Preliminary Prospectus Supplement

[                ]

_______________

[Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2003

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [        ])

$[                ] (Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Notes

[                     ],

[Servicer/Master Servicer]

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index beginning on page S-[   ] of this prospectus supplement.

The notes will represent obligations of the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following notes:
Class	Class Principal Balance (1)	Interest Rate (2)	[Price to Public	[Underwriting Discount	[Proceeds to Depositor	CUSIP Number

[ ]	$[ ]	[ ]%	$[ ]	[ ]	$[ ]
[ ]	[ ]	[ ]	[ ]]	[ ]]	[ ]]

_____________

(1)

These amounts are approximate, as described in this prospectus supplement.

(2)

The interest rate for each class of notes will be [to be described as applicable].

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the chart above, and not to the certificate representing ownership of the residual interest in the trust, which will be issued by the trust as described in this prospectus supplement.  [Insert description of any certificates to be offered.]

[Describe assets of trust.]

[Describe underwriting arrangements.]

The closing date for the offering of the notes is expected to be on or about [                      ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The securities offered by this prospectus supplement will be purchased by [the underwriters], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to the depositor from the sale of these securities will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriters’ commission will be the difference between the price they pay to the depositor for the offered securities and the amount they receive from the sale of the offered securities to the public.]

[Underwriters]

The date of this prospectus supplement is _______________, 2003

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Page

Page

Summary of Terms

S-3

[The Asset-Backed Securities

S-6

Risk Factors

S-8

Limited Obligations

S-8

Potential Inadequacy of Credit Enhancement

S-8

Unpredictability and Effect of Prepayments

S-10

Geographic Concentration  of Mortgage Loans

S-10

Greater Risk Involving Certain Property Types

S-11

[Greater Risk Involving Higher Loan-to-Value
Ratios

S-12

[Greater Risk Involving Balloon Mortgage
Loans

S-13

Limited Amounts Payable on Underlying
Securities

S-13

Limited Ability to Resell Notes

S-13

Description of the Trust

S-14

General

S-14

The Owner Trustee

S-14

[The Residual Certificate

S-14

Description of the Notes

S-14

General

S-14

Book-Entry Registration

S-15

Priority of Payments

S-17

Payments of Interest

S-17

Payments of Principal

S-18

Allocation of Losses

S-19

Maturity Date

S-19

Credit Enhancement

S-20

[The Residual Certificate

S-20

Description of the Mortgage Loans

S-20

General

S-20

[Certain Mortgaged Properties Securing

Mortgage Loans

S-29

[The Fixed Rate Mortgage Loans

S-29

[The Adjustable Rate Mortgage Loans

S-29

[Primary Mortgage Insurance

S-32

[Commercial, Multifamily and Mixed Use Loans

S-32

Changes in the Mortgage Loans

S-34

Servicing of the Mortgage Loans

S-34

[The Underlying Securities

S-34

[Servicing of the Underlying Receivables

S-34

The Transfer and Servicing Agreement, Servicing

Agreements, Indenture and Administration Agreement

S-35

General

S-35

Certain Matters Under the Agreements

S-35

Servicing Compensation and Payment of Expenses

S-37

The Indenture Trustee

S-37

Administration

S-38

Amendment

S-38

Voting Rights

S-39

Early Redemption

S-39

Certain Yield and Prepayment Considerations

S-39

General

S-39

Yield Considerations Related to the Class [   ] Notes

S-43

Subordinate Notes

S-44

Modeling Assumptions

S-44

Material Federal Income Tax Considerations

S-48

Legal Investment Considerations

S-48

Underwriting

S-48

ERISA Considerations

S-49

Legal Matters

S-49

Ratings

S-49

Index of Defined Terms

S-51

Annex I Global Clearance, Settlement and

  Tax Documentation Procedures

S-A-1

Summary of Terms

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Whenever we refer to a percentage of some or all of the loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes – Payments of Principal” how the scheduled principal balance of a loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

Parties

Originators

The loans were originated by various banks and lending institutions.

Seller

[         ] will sell the loans to the depositor.

Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, will sell the loans to the series [        ] trust.

Master Servicer

[to be inserted as applicable]

Servicer[s]

[to be inserted as applicable]

The Offered Certificates

Bayview Financial [      ] Trust [        ] is offering the Class [      ] and Class [      ] Asset-Backed Notes as part of series [      ].  Each class of notes will be issued in book-entry form.

See “Description of the Notes — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust].

The notes will have an approximate aggregate initial principal amount of $[   ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Servicing

[                  ] will service the mortgage loans in the trust pursuant to a servicing agreement among the seller, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Transfer and Servicing Agreement, Servicing Agreements, Indenture and Administration Agreement” in this prospectus supplement.

[The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein.  If the servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the transfer and servicing agreement.]

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25th]day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest Payments

Interest will accrue on each class of the notes at the annual rate described in this prospectus supplement.

[You will receive from each pool of loans only the payments of interest that the component parts of your class of notes relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of loans if those loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Notes — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of notes will be determined by (1) funds actually received on the loans that are available to make payments on each class of notes, (2) the amount of interest received on the loans that is used to pay principal on each class of notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the loans that is released to the residual certificate, calculated as described in this prospectus supplement] [, and (4)               ].

Funds actually received on the loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted loans, or repurchases of loans under the circumstances described in this prospectus supplement.

See “Description of the Notes — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [          ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust.  The trust will have no other source of cash and no other entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

The payment structure includes [forms of credit enhancement to be described as applicable].  [The notes will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Notes — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

Payments of interest and principal will each be made to holders of notes before payments are made to the holder of the residual certificate.  In addition, notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [   ] notes and, to a lesser extent, the holders of class [   ] notes, will receive regular payments of interest and principal.

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal amount of the loans is expected to exceed the total principal balance of the notes by approximately $[          ] or approximately [   ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the loans in each pool is expected to exceed the total principal amount of the notes’ component parts that relate to each pool of loans in approximately the same proportion.

Any interest received on the loans in each pool in excess of the amount needed to pay interest on the notes’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal balance of those component parts in order to reduce the total principal balance of the notes to a level set by the rating agencies until the total principal balance of the loans exceeds the total outstanding principal amount of the notes, and the total principal balance of the loans in each pool exceeds the total principal amount of the notes’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the loans to maintain overcollateralization.

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Notes — Credit Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [      ], the assets of the trust will include [__ pools of] mortgage loans with a total principal balance of approximately $[   ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Participation Interests

On the closing date the assets of the trust will include [   ] participation interests in participated mortgage loans having an aggregate principal balance of approximately $[          ].  Each participated mortgage loan with respect to which a participation interest is included in the assets of the trust is participated pursuant to a participation agreement.  The participated mortgage loans will be serviced by [       ] for the benefit of the holders of the participation interests.  Under each participation agreement, the participation servicer will distribute amounts required to be distributed under the participation servicing agreement to the participants in accordance with their percentage interests.

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets” in the prospectus for a general description of the participation interests.]

[The Asset-Backed Securities

On the closing date, the assets of the trust will include [   ] classes of underlying securities with an aggregate principal balance of approximately $[       ].  Each class of asset-backed securities is backed by an underlying receivables pool consisting of [mortgage loans secured by senior and junior liens on fee simple interests in one- to four-family residential, mixed use, multifamily and/or commercial properties.]

See “Description of the Mortgage Loans—[The Underlying Securities]” in this prospectus supplement and “The Trusts and the Trust Assets” in the prospectus for a general description of the underlying securities.]

[The Pre-Funding Arrangement

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by the indenture trustee.  It is intended that additional loans will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional loans if applicable.]]

[Optional Termination

[               ] will have the option to purchase all the loans and the other assets of the trust on any payment date when the total principal balance of the loans declines to [   ]%, or less, of their initial total principal balance.  If [            ] does not exercise that option, [       ] may purchase the loans.

If the loans in any pool and the other assets of the pool are purchased, the related class[es] of notes will be redeemed, and noteholders will be paid accrued interest (on the notes’ component parts that relate to that pool) and principal equal to the outstanding principal balance of those component parts.

See “Description of the Notes — [          ]” in this prospectus supplement for a description of the purchase price to be paid for the loans.]

Tax Status

[Tax status to be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the notes.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

Each class of notes will initially have the following ratings from [                ]:

Class

Rating

A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the notes.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the notes might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.

Limited Obligations

The assets of the trust, including any form of credit enhancement, are the sole source of payments on the notes.  The notes are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the notes.  If credit enhancement is not available, holders of the notes may suffer losses on their investment.

Potential Inadequacy of Credit Enhancement

[The notes are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that noteholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of loans, it will be necessary that those loans generate more interest than is needed to pay interest on the notes and fees and expenses of the trust.  We expect that the loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the loans is higher than the weighted average of the interest rates on the notes.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the loans will generate:

•

 Prepayments.  Every time a loan is prepaid, total excess interest after the date of prepayment will be reduced because that loan will no longer be outstanding and generating interest.  The effect on your notes of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately large number of high interest rate loans would have a greater negative effect on future excess interest.

•

 Defaults.  The rate of defaults on the loans may turn out to be higher than expected.  Defaulted loans may be liquidated, and liquidated loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate loans would have a greater negative effect on future excess interest.

•

[Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to noteholders, so less cash will be available as excess interest.]

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.

Subordination.  Subordination in right of payment of the residual interest in the trust provides a form of credit enhancement for the notes.  Similarly, subordination in right of payment of the class [   ] notes to the class [   ] notes provides a form of credit enhancement for the class [   ] notes.  However, if this subordination is insufficient to absorb losses in excess of any overcollateralization that is created, then holders of class [   ] notes will not, and holders of class [   ] notes may not, recover their entire initial investment in the notes.

See “Description of the Notes — Credit Enhancement” in this prospectus supplement.

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac certificates.  Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the Notes.]]

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan, including a mortgage loan backing an underlying security, will usually result in a prepayment on the notes.

•

If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

[Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the notes.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

•

weak economic conditions in [          ], [          ], and [          ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

•

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•

declines in the residential real estate market of a particular state may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; and

•

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ], [          ], and other [          ] states have experienced severe wildfires that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe wildfires.  Mortgaged properties in these states may have been affected by these fires.  In addition, [          ], [          ] and other [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the mortgage loans are secured by liens on multifamily properties or mixed residential/commercial properties.]  [In addition, approximately [   ]% of the mortgage loans are secured by liens on fee simple and/or leasehold interests in various types of commercial property.]  [Approximately [   ]% of the mortgage loans are secured by liens on [manufactured homes / cooperative dwellings]].  Mortgage loans secured by multifamily property, mixed use property, commercial property, [manufactured homes or cooperative dwellings] may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the notes could suffer a loss on their investment.

[Greater Risk Involving Higher Loan-to-Value Ratios

Mortgage loans with higher original loan-to-value ratios may also present a greater risk of loss.  In particular, approximately [   ]% of the mortgage loans are known to have had loan-to-value ratios at origination or modification in excess of 80%.  [          ] will acquire for the benefit of the trust loan-level primary mortgage insurance policies to be issued by [          ] with respect to approximately [   ]% of those mortgage loans with original loan-to-value ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy.

Additionally, many of the mortgage loans may have a current loan-to-value ratio higher than the original loan-to-value ratio because the value of the related mortgaged property has declined at a faster rate than the amortization of the related mortgage loan.  No assurance can be given that the value of these mortgaged properties will not continue to decline.  Mortgage loans with high original loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with lower original loan-to-value ratios.  In addition, in the event of a bankruptcy or other proceeding, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, any losses may reduce the amounts available to be paid to the holders of the notes.

See “Description of the Mortgage Loans—[Primary Mortgage Insurance]” in this prospectus supplement for a description of factors affecting this risk.]

[Greater Risk Involving Balloon Mortgage Loans

Approximately [   ] % of the mortgage loans are balloon mortgage loans.  These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity.  Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower’s ability to either timely refinance the balloon mortgage loan or timely sell the underlying mortgaged property.  Many borrowers may have erratic payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.

For additional information regarding balloon mortgage loans, see “Description of the Mortgage Loans” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.]

Limited Amounts Payable on Underlying Securities

The credit enhancement provided for the benefit of each underlying security will be limited to the subordination provided by the related class or classes of subordinate securities of the related series, or by overcollateralization.  After the class principal balance of the subordinate securities, or overcollateralization, of a series of underlying securities has been reduced to zero, losses on the related underlying receivables will be borne by the related underlying securities.  Therefore, any reduction in the principal balance of an underlying security will resultantly reduce the amount available to be distributed on the Notes.

For additional information see “The Underlying Securities” in this prospectus supplement.

Limited Ability to Resell Notes

The notes will not be listed on any securities exchange.  The Underwriters are not required to assist in resales of the notes, although they may do so.  A secondary market for the notes may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your notes, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Trust

General

Bayview Financial [          ] Trust [       ] (the “Trust” or the “Issuer”) will be a [statutory trust] [common law trust] formed under the laws of [           ] pursuant to a trust agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between Bayview Financial Securities Company, LLC, as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), to execute the transactions described in this prospectus supplement.  The Trust will not engage in any activity other than acquiring, holding and managing the Primary Assets (as defined herein) and the other assets of the Trust and proceeds therefrom, issuing the Securities (as defined herein), making payments on the Securities and engaging in related activities.

On or about [             ] (the “Closing Date”), the Trust will purchase the Primary Assets from the Depositor pursuant to a transfer and servicing agreement (as amended and supplemented from time to time, the “Transfer and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, the Depositor, the Master Servicer, [          ] as indenture trustee (the “Indenture Trustee”) and [        ], as custodian (the “Custodian”).

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] and its principal offices are located at [                               ].  The Owner Trustee will receive a fee [equal to [        ] per annum, payable monthly], as specified in the Trust Agreement.  The compensation of the Owner Trustee will be paid by [                                       ].

[The Residual Certificate

The equity interest in the Trust will be represented by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined herein), the “Securityholders”) will be entitled to receive [to be described as applicable].]

Description of the Notes

General

The Trust will issue the Class [   ] notes and the Class [   ] notes (together, the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuer and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  [Insert description of any certificates to be offered.]  The Notes and the Residual Certificate are referred to herein as the “Securities.”  Only the Notes are offered hereby.  The Notes will be secured by the assets of the Trust (as described below) pursuant to the Indenture.

The assets of the Trust will generally consist of:

•

the Loans;

•

deposits in the Note Account made in respect of the Loans;

•

property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure;

•

[the underlying securities;] and

•

any applicable insurance policies and all proceeds thereof.

Each Class of Notes will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Class Principal Balance”).  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Principal Balance of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Loans is increased or decreased as described under “Description of the Loans” herein.

Payments on the Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [             ] (each, a “Payment Date”), to Noteholders of record on the immediately preceding Record Date.  The “Record Date” for each Payment Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Payment Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or  [   ]] are closed.

Payments on the Notes will be made to each registered holder entitled thereto, either (1) by check mailed to each Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing at least five Business Days prior to the related Record Date, of any holder of a Note having an initial Note Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final payment for a Note will be made only upon presentation and surrender of the Note at the corporate trust office of the Indenture Trustee.  See “The Transfer and Servicing Agreement, Servicing Agreements, Indenture and Administration Agreement.”

[to be provided as applicable]

Book-Entry Registration

General

Each class of Notes (the “Book-Entry Notes”) will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Book-Entry Notes will be issued in fully registered, certificated form in minimum denominations in principal amount of $[       ] and integral multiples of $1 in excess thereof.

Each class of Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex I hereto.]

No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Note”), except as set forth below under “Definitive Notes” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Notes are issued for the Book-Entry Notes:

•

the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture;

•

Beneficial Owners of the Notes offered hereby will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

•

while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

[The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.]

Neither the Depositor nor the Indenture Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Notes

Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Notes—Book -Entry Registration,” the Indenture Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective classes and principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of Definitive Notes as Noteholders under the Indenture.

For additional information regarding DTC and the Book-Entry Notes, see “Description of the Notes—Book-Entry Registration” in the prospectus.

Priority of Payments

Payments will be made on each Payment Date from the Available Payment Amount (as defined herein) in the following order of priority:

[To be provided as applicable]

Payments of Interest

The amount of interest paid on each payment date for each class of Notes will equal the sum of Current Interest and any Carryforward Interest (each as defined herein) for each class of Notes, to the extent of the Interest Remittance Amount for the relevant payment date.  Interest will accrue on the Notes on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.  The “Accrual Period” applicable to the Notes for each payment date will be the period beginning on the immediately preceding payment date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related payment date.

The “Interest Rate” for each class of Notes will be the applicable per annum rate described or stated on the front cover page hereof.  The Interest Rate applicable to each class of Notes will be subject to reduction by application of the Available Funds Cap (as defined herein), which is the maximum rate of interest for any class of Notes for any payment date.

The “Available Funds Cap,” expressed as a percentage, will equal [to be described as applicable].

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Noteholders on the Payment Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Notes could result. The difference between one month’s interest at the Mortgage Rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Payment Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.” Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among all Classes of Notes, pro rata in proportion to Accrued Note Interest thereon for the related Payment Date.

[additional description, including description of any applicable interest rate index or rate protection agreement, to be provided as applicable]

Payments of Principal

Payments of principal on each class of Notes will be made on each Payment Date in an aggregate amount equal to the Principal Payment Amount (as defined herein) for the applicable Payment Date.

The “Due Period” related to each Payment Date begins on the second day of the month preceding the month in which that Payment Date occurs and ends on the first day of the month in which the Payment Date occurs.  For each Payment Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date.  The “Prepayment Period” is the calendar month preceding the month in which the related Payment Date occurs.

The “Principal Payment Amount” with respect to any Payment Date will be equal to [the sum of (1) the Principal Remittance Amount (as defined below) minus the Overcollateralization Release Amount (as defined below) and (2) the Extra Principal Payment Amount (as defined below), if any, all with respect to the relevant Payment Date.]

The “Principal Remittance Amount” for any Payment Date will be equal, in general, to [the sum of (1) all principal collected or advanced or otherwise remitted in respect of monthly payments on the loans during the related Due Period, (2) all prepayments in full or in part received during the applicable Prepayment Period, (3) the portion of the purchase price allocable to principal of each loan that was purchased from the Pool during the related Prepayment Period, (4) the portion of any Substitution Amount allocable to principal paid during the related Prepayment Period and (5) all net liquidation proceeds and any other recoveries collected and remittances made during the related Prepayment Period, to the extent allocable to principal.]

The “Extra Principal Payment Amount” with respect to any Payment Date will be equal to the lesser of (1) excess interest for the Payment Date and (2) the Overcollateralization Deficiency (as defined below) for that date.

The “Overcollateralization Amount” with respect to any Payment Date will be equal to the amount, if any, by which (x) the aggregate balance of the loans exceeds (y) the aggregate class principal balance of the Notes after giving effect to payments on that Payment Date.

The “Overcollateralization Deficiency” with respect to any Payment Date (other than the first Payment Date) will be equal to [describe as applicable].

The “Overcollateralization Release Amount” with respect to any Payment Date will be equal to [describe as applicable].

[On each Payment Date, the Principal Payment Amount will be distributed to the Notes, concurrently, in proportion to the principal balances thereof.]

Allocation of Losses

[describe priority of loss allocations as applicable]

Maturity Date

The maturity date of the Notes is the Payment Date in [          ], but the actual final payment of any Class of Notes may be earlier, and could be significantly earlier, than this Payment Date.  If necessary to pay the Notes in full on their Maturity Date, the assets of the Issuer will be sold as provided in the Transfer and Servicing Agreement.

Credit Enhancement

Credit enhancement for each Class of Notes will take the  form of [described as applicable]:

•

[an irrevocable letter of credit];

•

[the subordination of the Class [   ] Notes (the “Subordinate Notes”) to the Class [   ] Notes (the “Senior Notes”)];

•

[reserve funds];

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

•

[a surety bond or financial guaranty insurance policy];

•

[the use of cross-support features]; and

•

[overcollateralization].

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Payment Amount remaining on any Payment Date after payments of principal and interest are made on each Class of Notes on that date and (2) the proceeds, if any, of the assets of the Trust remaining after each Class of Notes has been paid in full.  It is generally not anticipated that any material assets will be remaining for payments at that time.  See “Material Federal Income Tax Considerations” herein and in the accompanying prospectus.]

Description of the Mortgage Loans

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the Loans as of the Cut-off Date.  With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ].  These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Mortgage Loan Purchase Agreement”) on or before the date of initial issuance of the Notes.

The Mortgage Loans were initially acquired by the Seller and the Depositor from [various unaffiliated] [affiliated] sellers.  The Mortgage Loans are secured by senior liens on fee simple interests [(or, in the case of certain of the commercial Loans, leasehold interests)] in real property of various types as described herein.  In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form below and under the heading “The Mortgage Loans” below.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Loan, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on all classes of Securities.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Issuer pursuant to the Transfer and Servicing Agreement free and clear of any liens.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Securities (a “Securityholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

[Approximately [   ]% of the Mortgage Loans are partially insured by the FHA (the “FHA Mortgage Loans”) or are partially guaranteed by the VA (the “VA Mortgage Loans”).  The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein.  Some of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis].

[Approximately [   ]% of the Mortgage Loans have an Original Loan-to-Value Ratio of more than 80% but not greater than 100% and are not insured by Primary Mortgage Insurance Policies or insured or guaranteed by the FHA or the VA or under the RMIC Policies.  Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 100% and are neither insured by a Primary Mortgage Insurance Policy or the RMIC Policies nor insured or guaranteed by the FHA or the VA.]

[Approximately [   ]% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal.  Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from [   ] months to [   ] years from the date of origination of the Mortgage Loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note.  Any prepayment premium with respect to the Mortgage Loans will not be available to make payments on the Securities.]

The “Original Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available.  The Original Loan-to-Value Ratio with respect to a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification.  The “Current Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the closing date to, with respect to approximately [   ]% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately [   ]% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination.  The Seller utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable or in the case of certain subprime residential Mortgage Loans.

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  None of the Mortgage Loans are subject to any temporary buy-down plans.

The “Net Mortgage Rate” with respect to each Mortgage Loan will equal the Mortgage Rate thereon, minus the sum of the [applicable Servicing Fee Rate and the rate of the Trust’s administrative fees].

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [        ].].

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[          ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

	Number of	Aggregate	Percent of Aggregate
Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [   ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [   ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%
90-Day Delinquencies of the Mortgage Loans

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [   ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [   ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

Seasoning (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [   ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL			$100.00%

Amortization Types of the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Fully Amortizing		$	%
Balloon
TOTAL			$100.00%

Credit Scores of the Mortgage Loans*

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Not Available		$	%
438 – 459
460 – 479
[etc.]
TOTAL			$100.00%

_________________

*

Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [   ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Single Family		$	%
Multi-Family(1)
Mixed Use(1)
[etc.][(2)][(3)]
TOTAL			$100.00%

__________________

(1)

For a summary description of the related Mortgage Loans, see “—Commercial, Multifamily and Mixed Use Loans” below.

(2)

Includes a variety of property types, such as marinas, day care centers, car washes, churches and funeral homes.

(3)

Includes undeveloped land, mobile homes, manufactured housing, duplexes and townhouses.

Occupancy Types of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Primary Home		$	%
Investment*
Second Home
TOTAL			$100.00%

__________________

*Includes all Commercial Loans

[Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties or second homes, including improved and unimproved land.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[        ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  Approximately [   ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [   ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[           ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  [   ]% of the Adjustable Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [   ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that generally adjust semi-annually in accordance with an index (an “Index”) equal to [insert description of applicable indices].

[Indices of the Adjustable Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBOR
[etc.]
TOTAL			$100.00%

[Frequency of Mortgage Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%

[Gross Margins on the Adjustable Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Minimum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 – 6		$	%
7 – 12
13 – 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Periodic Cap		$	%
0.500 – 0.750
0.751 – 1.250
[etc.]
TOTAL			$100.00%

[Primary Mortgage Insurance

Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 80%.  Of these Mortgage Loans, approximately [   ]% are not covered by primary mortgage insurance policies.  [      ] will acquire on behalf of the Trust [policies] with respect to approximately [   ]% of those Mortgage Loans with Original Loan-to-Value Ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy (representing approximately [   ]% of the Mortgage Loans).

[insert description of any applicable insurer]]

[Commercial, Multifamily and Mixed Use Loans

General.  [   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans), are commercial loans.  Approximately [   ]% of the commercial loans were thirty days or more, but less than sixty days, delinquent in payment as of the [        ].

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are multifamily loans or mixed use loans.  Approximately [   ]% of the multifamily loans or mixed-use loans were thirty days or more, but less than sixty days, delinquent in payment as of [        ].

[Environmental Insurance.  The Indenture Trustee will be the beneficiary, for the benefit of the Noteholders, of environmental insurance policies providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing certain commercial, multifamily and mixed use loans.  [insert description of coverage and limitations]]

[Loan Characteristics.  Set forth below is a description of certain characteristics of the commercial, multifamily and mixed use loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the commercial, multifamily and mixed use loans are approximate percentages by aggregate principal balance of the applicable commercial, multifamily and mixed use loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the commercial, multifamily and mixed use loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100.00% due to rounding.]

[Principal Balances of the Commercial, Multifamily and Mixed Use Loans as of the Cut-off Date

Range of Scheduled Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
14,203.15 – 49,999.99		$	%
50,000.00 – 99,999.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Commercial, Multifamily and Mixed Use Loans is approximately $[          ].]

[Current Loan-To-Value Ratios of the Commercial, Multifamily and Mixed Use Loans

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
7.03 – 30.00		$	%
30.01 – 40.00
[etc.]
TOTAL			$100.00%

[Geographic Distribution of Mortgaged Properties – Commercial, Multifamily and
Mixed Use Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Alaska
[etc.]
TOTAL			$100.00%

For information regarding types of properties securing the Commercial Loans, see the table entitled “Mortgaged Property Types of the Mortgage Loans” under “— General” above.]]

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Securities, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Securities.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Securities are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Servicing of the Mortgage Loans

Approximately [   ]% and [   ]% of the Mortgage Loans will initially be serviced by [          ] and [          ], respectively.

No information is provided herein with respect to the Seller’s mortgage loan portfolio or the Servicers’ mortgage loan servicing portfolios.  The Mortgage Loans were acquired from, and originated by, a variety of institutions.  The Depositor does not believe that the information regarding the delinquency, loss and foreclosure experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans.  For example, the delinquency and loss experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios may include loans and financial assets originated pursuant to different underwriting standards than the Mortgage Loans and loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans.  In addition, the Servicers’ consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans.

[The Underlying Securities

On the Closing Date, the Trust Assets will include [   ] classes of Underlying Securities, each backed by an Underlying Receivables pool consisting of mortgage loans secured by senior and junior liens on fee simple interests in one- to four-family residential, mixed use, multifamily and/or commercial properties.  Generally, the credit enhancement provided for the benefit of each Underlying Security will be limited to the subordination provided by the related class or classes of subordinate securities of the related series, or by overcollateralization.]

[Servicing of the Underlying Receivables

The Underlying Receivables will be serviced by each underlying servicer under the related underlying servicing agreement.  The provisions of the underlying servicing agreements may differ in material respects from those of the Servicing Agreements.  For example, underlying servicers may not be required to make advances with respect to delinquent payments or to pay prepayment interest shortfalls.]

The Transfer and Servicing Agreement, Servicing Agreements, Indenture and Administration Agreement

General

The following summary describes certain terms of the Transfer and Servicing Agreement, the Servicing Agreements, the Indenture and the Administration Agreement (collectively, the “Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Agreements under the heading “The Agreements” in the prospectus.

Certain Matters Under the Agreements

Assignment of the Trust Property

On the Closing Date,  the Seller will sell the mortgage loans to the Depositor and, pursuant to the Transfer and Servicing Agreement, the Depositor will assign and transfer the mortgage loans to the Trust, without recourse.  Concurrently with these transfers, the Trust will pledge the mortgage loans to the Indenture Trustee to secure the Notes and will cause the securities to be delivered to the Depositor.  Under the Transfer and Servicing Agreement, the Trust will be entitled to all principal and interest due on the mortgage loans on or after the Cut-off Date.

Each mortgage loan will be identified in a schedule appearing as an exhibit to the Transfer and Servicing Agreement, which will specify with respect to each mortgage loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment and the maturity date.

The Depositor will, as to each mortgage loan that is not a Contract (as defined herein) or Contract for Deed, deliver or cause to be delivered to the Indenture Trustee (or its custodian) the Mortgage Note endorsed to the order of the Indenture Trustee, as trustee for Bayview Financial [          ] Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office) and an assignment of the mortgage in recordable form.  With respect to the Contracts for Deed, the Depositor will deliver to the Indenture Trustee (or its custodian) originals or copies of the related deeds, recorded in the name of the Depositor.  Except as described above, assignments of the mortgages to the Indenture Trustee (or its custodian) will be recorded in the appropriate public office for real property records.  In addition, with respect to any multifamily loans and mixed use loans, the Depositor will deliver or cause to be delivered to the Indenture Trustee (or its custodian) the assignment of leases, rents and profits (if separate from the mortgage) and an executed re-assignment of assignment of leases, rents and profits.

With respect to each installment sale contract for the purchase of manufactured housing (a “Contract”), the Depositor will deliver or cause to be delivered to the Indenture Trustee (or its custodian), the Contract, copies of documents and instruments related to each Contract and the security interest in the manufactured home securing each Contract.

Where necessary to protect the interest of the Indenture Trustee in the mortgage loans, the assignments to the Indenture Trustee in connection with the mortgage loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related mortgage loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the mortgage loans to the Seller certain representations and warranties concerning the mortgage loans that include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards — Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust and pledged to the Indenture Trustee for the benefit of Noteholders.  Upon the occurrence of a breach of any representation or warranty with respect to a mortgage loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected mortgage loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the mortgage loan from the Trust (or, the breaching mortgage loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any mortgage loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, the Noteholders, in particular the Subordinate Notes, may fail to recover their entire investment in the Notes.

Redemption

The Notes are subject to redemption under the circumstances described under “Description of the Notes.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) with respect to each Mortgage Loan calculated as [   ]% per annum (the “Master Servicing Fee Rate”) on the outstanding Pool Balance and, as additional compensation, the Master Servicer will retain investment income on funds in the Collection Account.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by [Interbay], not in excess of approximately [   ]% per annum; and with respect to Mortgage Loans serviced by the remaining Servicers, as set forth in the related Servicing Agreement, not in excess of approximately [   ]% per annum (each, a “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by such Servicer.  As of the Cut-off Date the weighed average Servicing Fee Rate is approximately [   ]% per annum.  If the Seller owns the related servicing rights, the Servicing Fee will be paid to the Seller, and the Seller will be responsible for paying the fees of the related Servicer, which may be less than the related Servicing Fee described above.

Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.  The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Collection Account prior to deposit into the Note Distribution Account.

The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

The Indenture Trustee

Pursuant to the Indenture, [                      ], a [                ], will be appointed Indenture Trustee and will be charged with the duties set forth in the Indenture in connection with the issuance of the Notes, conservation of the Trust Estate pledged to secure the Notes and payments to Noteholders under and in accordance with the Indenture.  The Indenture Trustee will receive a fee equal to [   ] per annum, [payable monthly], as specified in the Transfer and Servicing Agreement.

The Indenture Trustee may resign, or the holders of a majority in outstanding principal amount of the Notes may remove the Indenture Trustee, at any time, in which event the Owner Trustee will be obligated to appoint a successor indenture trustee.  The Issuer is obligated to remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, becomes insolvent, or because of some conflict of interest, the Indenture Trustee otherwise becomes incapable of acting as trustee under the Indenture.  Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for the Notes does not become effective until acceptance of the appointment by the successor indenture trustee.

The offices of the Indenture Trustee are located at [                                   ].

Administration

[                   ], will act as administrator under the Administration Agreement among the Issuer, the Administrator and the Seller (the “Administration Agreement”).  The Administrator will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Certain additional administrative functions will be performed on behalf of the Issuer by the Depositor.

Amendment

The Transfer and Servicing Agreement may be amended by the Depositor, the Trust and the Indenture Trustee, without the consent of the Securityholders:

•

to cure any ambiguity;

•

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

•

to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of an Securityholder; or

•

to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.

The Transfer and Servicing Agreement may also be amended by the Depositor, the Servicer and the Indenture Trustee with the consent of the holders of not less than 662/3% of the Class Principal Balance of the Notes and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and collection or of modifying in any manner the rights of the Securityholders; provided, however, that no amendment may:

•

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the Trust assets which are required to be distributed on a Security of any Class without the consent of the Securityholder; or

•

reduce the percentage of Securities of any Class the holders of which are required to consent to any amendment unless the holders of all Securities of the related Class have consented to the change in the percentage.

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under the same conditions as those described above, except that in the case of the Trust Agreement references to Securities and Securityholders should be read as referring to Residual Certificates and Residual Certificateholders, and in the case of the Indenture these references should be read as referring to Notes and Noteholders.  Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.

In addition to the purposes described above, the Issuer and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of any property subject to the Indenture, evidencing the succession of a successor to the Issuer, adding to the covenants of the Issuer or surrendering any power conferred upon the Issuer under the Indenture, or conveying or pledging any property to the Indenture Trustee.

The Depositor will provide to a prospective or actual Noteholder, without charge, on written request, copies (without exhibits) of the Agreements.  Requests should be addressed to Bayview Financial [          ] Trust [          ], 4425 Ponce de Leon Boulevard, 4th Floor, Coral Gables, Florida 33146.

Voting Rights

[   ]% of all voting rights under the Transfer and Servicing Agreement will be allocated among all Holders of the [          ] Notes, in proportion to their then outstanding Class Principal Balances; [[   ]% of all voting rights will be allocated among the Holders of the Class [   ] Certificates;] and [   ]% of all voting rights will be allocated to the Holders of the Residual Interest Certificates.  [The Class [   ] Notes will have no voting rights.]

Early Redemption

On the first payment date on or after the date on which the aggregate Class Principal Balance of the Notes is less than [   ]% of the Initial Note Balance, the Indenture Trustee (or an agent thereof) will solicit bids in a commercially reasonable manner for the purchase of the Mortgage Loans and other property remaining in the Trust.  The Indenture Trustee will not sell the assets of the Trust unless it has received at least three bids and at least one of these bids is for not less than a minimum bid price.  This process will be repeated every three months until the specified minimum bid price is received.  The Indenture Trustee will be reimbursed for the costs of the early redemption sale before proceeds are paid to Noteholders.

The Majority Holder of the Residual Interest Certificates and the Master Servicer, as provided in the Transfer and Servicing Agreement, will have the option, on or after the Optional Call Date, if the property in the Trust has not been sold as described above, to purchase all remaining mortgage loans and other assets in the Trust, at a price to be determined by the Agreements.  The proceeds of such a distribution may not be sufficient to pay the full amount due to each Class of Notes.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early redemption) and the aggregate amount of distributions on the Securities will be affected by the rate and timing of principal payments on the loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Indenture Trustee or the exercise by [               ] of any option to purchase Mortgage Loans, as described under “Description of the Notes.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Notes.

[Some of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the related Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event the Master Servicer or the related Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The related Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if (1) the related Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage or (2) in the case of a commercial loan serviced by [       ], if [         ] determines that enforcement would not be in the best economic interest of the Securityholders, then the related Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Notes and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Notes of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase.  Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease.  The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by wildfires such as those recently experienced in several western states, flooding and severe storms such as those recently experienced in several southern states, landslides, earthquakes or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Securityholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the closing date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and earthquakes, and flood or earthquake insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Notes.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Notes (except as described herein)[, and in particular the Subordinate Notes,] will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Notes[, particularly the Subordinate Notes,] may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Notes will depend on, among other things, the price paid by the Holders of the Notes and the applicable Interest Rates (or interest calculation).  The extent to which the yield of a Class [   ] Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early redemption) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

The payment of balloon payments may result in lower yields on Class [   ] Notes than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.  See “Risk Factors — Greater Risk Involving Balloon Mortgage Loans.”

The yields of the Notes will be affected by the application of Excess Cashflow as described herein and by the amount of overcollateralization.  The amount of Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans and the aggregate principal balance and characteristics of the Mortgage Loans.  There can be no assurance as to the rate at which overcollateralization will be increased, or whether the overcollateralization will be created and maintained at the levels described herein.

The effective yield to Holders of the Class [   ] Notes will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Securityholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rates on the Notes are primarily affected by changes in [index].  Adjustments to the Net Mortgage Rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors in any Class of Notes may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Notes.  Although the Mortgage Rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rates on the Notes are subject to adjustment, the Interest Rates will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the assets of the Trust of Mortgage Loans with a negative amortization feature may affect the yields on the Class [   ] Notes, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Interest Remittance Amount, the Principal Remittance Amount or the amount of Excess Interest for any particular Payment Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rates on the Notes may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to one or more Classes of Notes.

Yield Considerations Related to the Class [   ] Notes

The yields to investors in the Class [   ] Notes will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Class [   ] Notes should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Class [   ] Notes to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Class [   ] Notes, the following tables indicate the pre-tax yield to early redemption (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class [   ] Notes, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Notes and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Notes, and consequently do not purport to reflect the return on any investment in any of these Notes when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early redemption even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the loans) for the Class [   ] Notes are as set forth below, (2) Current Interest for the Class [   ] Notes is calculated as described herein, and (3) [       ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [          ].

Pre-Tax Yield* to Optional Call of the Class [   ] Notes
(Assumed Purchase Price Percentage:  [          ]%)

Percentage of [CPR]

	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Yield*

__________________

*

Corporate bond equivalent basis

The yield of the Class [   ] Notes will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Subordinate Notes

The yield on each Class of subordinate Notes, and particularly on those Classes of subordinate Notes having lower payment priorities, will be very sensitive to losses on the Mortgage Loans (and the timing thereof), to the extent that losses are not covered by overcollateralization or by any Class of subordinate Notes having lower payment priorities.  Furthermore, as described herein, the timing of receipt of principal and interest by any Class of subordinate Notes may be adversely affected by losses even if the Class does not ultimately bear such a loss.

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Class Principal Balance of all Classes of Notes Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [       ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no Mortgage Rate of a Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [               ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early redemption of the Notes is effected [(except in the case of “Weighted Average Life (in years) with Early Redemption”)]; (12) cash distributions are received by the Securityholders on the [25th] day of each month, commencing in [               ]; (13) there is no Owner Trustee Fee; (14) no Mortgage Loan provides for monthly payments of interest only for a period of time; (15) no Mortgage Loan provides for deferred interest or negative amortization; (16) the value of each index remains constant at the per annum rates indicated below:

Index	Rate (%)

and (17) the Mortgage Loan consists of [   ] assumed mortgage loans having the following characteristics:

Assumed Mortgage Loan Characteristics

Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%) (1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

(1)

The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate less the sum of the (1) Servicing Fee Rate, (2) Master Servicing Fee Rate, (3) Indenture Trustee Fee Rate, (4) Custodian Fee Rate, and (5) Insurance Fee Rate, as applicable.

(2)

The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

(3)

The original amortization term for the assumed fixed-rate balloon Mortgage Loans is assumed to be 360 months.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Balances (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial Class principal balances of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of a Class of Notes is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Notes to the related Payment Date, (2) adding the results and (3) dividing the sum by the initial Class principal balance of the Class of Notes.

Percentage of Initial Class Principal Balance of all Classes of
LIBOR Notes Outstanding at the Following Percentages of [CPR]

	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Redemption

_______________

*

Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

[In the opinion of McKee Nelson LLP, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be a business entity classified as an association (or a publicly traded partnership) treated as a corporation or a taxable Mortgage Loan.  Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes.  See “Material Federal Income Tax Considerations” in the prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.]

Legal Investment Considerations

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes [and Certificates] (the “Underwriting Agreement”), the Transferor has agreed to cause the Trust to sell to [          ] (the “Underwriter”), and the Underwriter has agreed to purchase [     ] amount of [     ] Notes [and [     ] amount of [     ] Certificates].

[In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase the [     ] Notes [and the [     ] Certificates] offered hereby if any of the [     ] Notes [and [     ] Certificates] are purchased.  The Transferor has been advised by the Underwriter that it proposes initially to offer the [     ] Notes [and [     ] Certificates] to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Note [and not in excess of [     ]% per [     ] Certificate].  The Underwriter may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Note [and not in excess of [     ]% per [     ] Certificate] to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]

[The distribution of the Offered Notes [and Offered Certificates] by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect such transactions by selling the Notes [and Certificates] to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes [and Certificates] may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes [and Certificates] purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Notes that they receive the following ratings from [Rating Agency/ies] [(collectively, the “Rating Agencies”)]:

Class	[Moody’s/S&P/Fitch Ratings]

[ ]	[[ ]/ [ ]/ [ ]]
[ ]	[[ ]/ [ ]/ [ ]]
[etc., as applicable]	[etc., as applicable]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Noteholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes.  The ratings assigned to the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms

Page

Annex I
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Bayview Financial [          ] Asset Backed Notes (the “Global Notes”) will be available only in book-entry form.  Investors in the Global Notes may hold the Global Notes through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Notes will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Notes through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Notes through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Notes are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Notes against payment.  Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Notes.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Notes.  After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Notes are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts.  However, interest on the Global Notes would accrue from the value date.  Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Notes to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Notes from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Notes.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Notes from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Notes sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a Global Note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Indenture Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Indenture Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

•

is signed by the holder under penalties of perjury,

•

certifies that such owner is not a United States person, and

•

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

•

is signed under penalties of perjury by an authorized representative of the financial institution,

•

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

•

provides the name and address of the holder, and

•

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Indenture Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Indenture Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Indenture Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

A holder holding Global Notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Notes through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

•

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

•

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

•

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$[                ]

(Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Notes

[                               ]

[Servicer/Master Servicer]

_______________

Preliminary Prospectus Supplement

[                ]

_______________

[Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2003

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated [        ])

$[                ] (Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

[[   ]%] Asset-Backed Certificates

[                     ],

[Servicer/Master Servicer]

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Index beginning on page S-[   ] of this prospectus supplement.

The certificates will represent interests in the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue the following notes:
Initial Principal Balance (1)	[Interest Rate (2)	[Price to Public	[Underwriting Discount	[Proceeds to Depositor	CUSIP Number

$[ ]	[ ]%]	$[ ]]	[ ]]	$[ ]]

_____________

(1)

This amount is approximate, as described in this prospectus supplement.

[(2)

The variable interest rate for the certificates will be [to be described as applicable].]

[Describe assets of trust fund.]

[Describe underwriting arrangements.]

The closing date for the offering of the certificates is expected to be on or about [                      ].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[[To be added as applicable:]  The securities offered by this prospectus supplement will be purchased by [the underwriters], from the depositor, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to the depositor from the sale of these securities will be approximately [   ]% of their initial total principal amount before deducting expenses.  The underwriters’ commission will be the difference between the price they pay to the depositor for the offered securities and the amount they receive from the sale of the offered securities to the public.]

[Underwriters]

The date of this prospectus supplement is _______________, 2003

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement

Page

Page

Summary of Terms

S-3

  [The Asset-Backed Securities

S-6

Risk Factors

S-8

  Limited Obligations

S-8

  Potential Inadequacy of Credit

    Enhancement

S-8

  Unpredictability and Effect of

    Prepayments

S-10

  Geographic Concentration of

    Mortgage Loans

S-10

  Greater Risk Involving Certain

    Property Types

S-11

  [Greater Risk Involving Higher

    Loan-to-Value Ratios

S-12

  [Greater Risk Involving Balloon

    Mortgage Loans

S-13

  Limited Amounts Payable on

    Underlying Securities

S-13

  Limited Ability to Resell

    Certificates

S-13

Description of the Certificates

S-14

  General

S-15

  Book-Entry Registration

S-16

  Distributions of Interest

S-18

  Distributions of Principal

S-18

  Available Distribution Amount

S-19

  Credit Enhancement

S-20

  Final Scheduled Distribution Date

S-20

  The Trustee

S-20

Description of the Mortgage Loans

S-20

  General

S-20

  [Certain Mortgaged Properties Securing

    Mortgage Loans

S-29

  [The Fixed Rate Mortgage Loans

S-29

  [The Adjustable Rate Mortgage Loans

S-29

  [Primary Mortgage Insurance

S-32

  [Commercial, Multifamily and

  Mixed Use Loans

S-34

  Changes in the Mortgage Loans

S-34

  Servicing of the Mortgage Loans

S-34

  [The Underlying Securities

S-34

  [Servicing of the Underlying

    Receivables

S-34

The Pooling and Servicing Agreement,
  Servicing  Agreements and

Administration Agreement

S-35

  General

S-35

  Certain Matters Under the

    Agreements

S-35

  Servicing Compensation and

    Payment of Expenses

S-36

  Amendment

S-37

  Voting Rights

S-38

  Early Termination

S-38

Certain Yield and Prepayment Considerations

S-38

  General

S-38

  Yield Considerations Related to

    the Certificates

S-42

  Modeling Assumptions

S-43

  Material Federal Income Tax Considerations

S-46

  Characterization of the Trust

S-46

  Taxation of the Certificates

S-46

  Foreign Persons

S-47

Legal Investment Considerations

S-47

Underwriting

S-47

ERISA Considerations

S-48

Legal Matters

S-48

Ratings

S-48

Index of Defined Terms

S-50

Annex I Global Clearance,

  Settlement and Tax

  Documentation Procedures

S-A-1

Summary of Terms

·

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

·

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

·

Whenever we refer to a percentage of some or all of the loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those loans as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the scheduled principal balance of a loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.

Parties

Originators

The loans were originated by various banks and lending institutions.

Seller

[         ] will sell the loans to the depositor.

Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, will sell the loans to the series [      ] trust.

Master Servicer

[to be inserted as applicable]

Servicer[s]

[to be inserted as applicable]

The Certificates

Bayview Financial [      ] Trust [        ] is offering the [[      ]%] Asset-Backed Certificates as part of series [      ].  The certificates will be issued in book-entry form.

See “Description of the Certificates — Book-Entry Registration” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the certificates.

The certificates will represent an undivided ownership interest in the assets of the trust fund and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust fund].

The certificates will have an approximate aggregate initial principal amount of $[   ].  Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

Servicing

[          ] will service the mortgage loans in the trust pursuant to a servicing agreement among the seller, the servicer [and the master servicer].  The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in “Servicing of the Mortgage Loans” and “The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement” in this prospectus supplement.

[The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein.  If the servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the pooling and servicing agreement.]

Payments on the Certificates

Principal and interest on the certificates will be payable on the [25th] day of each month, beginning in [          ].  However, if the [25th] day is not a business day, payments will be made on the next business day.

Interest Payments

Interest will accrue on the certificates at the [variable] annual rate [of [   ]%] [described in this prospectus supplement.]

[You will receive from each pool of loans only the payments of interest that the component parts of your certificates relating to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of loans if those loans do not generate enough interest in any particular month to pay interest due.]

See “Description of the Certificates — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the certificates will be determined by (1) funds actually received on the loans that are available to make payments on the certificates, (2) the amount of interest received on the loans that is used to pay principal on the certificates, calculated as described in this prospectus supplement and (3) [          ].

Funds actually received on the loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted loans, or repurchases of loans under the circumstances described in this prospectus supplement.

See “Description of the Certificates — Payments of Principal” in this prospectus supplement.

The last possible day on which the payment of principal on the certificates could be made is [          ] and is referred to as the last scheduled distribution date.  The certificates could be paid in full before the last scheduled distribution date.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a discussion of the factors that could affect when the principal of the certificates will be paid in full.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash and no other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

The payment structure includes [forms of credit enhancement to be described as applicable].  [The certificates will not be insured by any financial guaranty insurance policy.]

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Overcollateralization

On the closing date, the total principal amount of the loans is expected to exceed the total principal balance of the certificates by approximately $[        ] or approximately [   ]%.  This condition is referred to as “overcollateralization.”  In the same way, the total principal balance of the loans in each pool is expected to exceed the total principal amount of the certificates’ component parts that relate to each pool of loans in approximately the same proportion.

Any interest received on the loans in each pool in excess of the amount needed to pay interest on the certificates’ component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal balance of those component parts in order to reduce the total principal balance of the certificates to a level set by the rating agencies until the total principal balance of the loans exceeds the total outstanding principal amount of the certificates, and the total principal balance of the loans in each pool exceeds the total principal amount of the certificates’ component parts that relate to that pool, by the amount required by the rating agencies.  We cannot assure you that sufficient interest will be generated by the loans to maintain overcollateralization.

See “Risk Factors — Potential Inadequacy of Credit Enhancement” and “Description of the Certificates — Credit Enhancement” in this prospectus supplement.]

The Mortgage Loans

On the closing date, which is expected to be on or about [   ], the assets of the trust will include [__ pools of] mortgage loans with a total principal balance of approximately $[   ].  The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

[The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the prospectus for a general description of the mortgage loans.

[The Participation Interests

On the closing date the assets of the trust will include [   ] participation interests in participated mortgage loans having an aggregate principal balance of approximately $[          ].  Each participated mortgage loan with respect to which a participation interest is included in the assets of the trust is participated pursuant to a participation agreement.  The participated mortgage loans will be serviced by [       ] for the benefit of the holders of the participation interests.  Under each participation agreement, the participation servicer will distribute amounts required to be distributed under the participation servicing agreement to the participants in accordance with their percentage interests.

See “Description of the Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets” in the prospectus for a general description of the participation interests.]

[The Asset-Backed Securities

On the closing date, the assets of the trust will include one class of underlying securities with an aggregate principal balance of approximately $[       ], backed by an underlying receivables pool consisting of [mortgage loans secured by senior and junior liens on fee simple interests in one- to four-family residential, mixed use, multifamily and/or commercial properties.]

See “Description of the Mortgage Loans—[The Underlying Securities]” in this prospectus supplement and “The Trusts and the Trust Assets” in the prospectus for a general description of the underlying securities.]

[The Pre-Funding Arrangement

On the closing date, approximately $[          ] will be deposited by [          ] in a pre-funding account maintained by the trustee.  It is intended that additional loans will be sold to the trust by the depositor from time to time, from [          ] until [          ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional loans if applicable.]]

[Optional Termination

[          ] will have the option to purchase all the loans and the other assets of the trust fund on any distribution date when the total principal balance of the loans declines to [   ]%, or less, of their initial total principal balance.  If [            ] does not exercise that option, [          ] may purchase the loans.

If the loans in any pool and the other assets of the pool are purchased, the certificateholders will be paid accrued interest (on the certificates’ component parts that relate to that pool) and principal equal to the outstanding principal balance of those component parts.

See “Description of the Certificates —[          ]” in this prospectus supplement for a description of the purchase price to be paid for the loans.]

Tax Status

The Trust should be characterized as a grantor trust for federal income tax purposes, but failing that, it will be characterized as a partnership and not as an association taxable as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool.  No representation is made regarding qualification of the certificates under Section 856 or 7701(a)19(C) of the Internal Revenue Code of 1986, as amended.  Prospective investors should consult their own tax advisors regarding the federal, state, local and other tax consequences of the ownership and disposition of the certificates.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Other legal restrictions apply to the ability of some types of investors to purchase the certificates.  Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates will initially be rated [   ] by [      ] and [   ] by [      ].  A rating reflects the rating agency’s assessment of the likelihood that timely payments will be made on the certificates.  Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the certificates might suffer a lower than anticipated yield due to prepayments.

See “Ratings” in this prospectus supplement.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

Limited Obligations

The assets of the trust fund, including any form of credit enhancement, are the sole source of payments on the certificates.  The certificates are not the obligations of any other entity.  None of the seller, the depositor, the underwriters, the servicer[s] or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the certificates.  If credit enhancement is not available, holders of the certificates may suffer losses on their investment.

Potential Inadequacy of Credit Enhancement

[The certificates are not insured by any financial guaranty insurance policy.  The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that certificateholders will receive regular payments of interest and principal.

Overcollateralization.  In order to maintain the initial overcollateralization for each pool of loans, it will be necessary that those loans generate more interest than is needed to pay interest on the certificates and fees and expenses of the trust fund.  We expect that the loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the loans is higher than the weighted average of the interest rates on the certificates.  We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization levels required by the rating agencies for each pool.  The following factors will affect the amount of excess interest that the loans will generate:

•

Prepayments.  Every time a loan is prepaid, total excess interest after the date of prepayment will be reduced because that loan will no longer be outstanding and generating interest.  The effect on your certificates of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately large number of high interest rate loans would have a greater negative effect on future excess interest.

•

Defaults.  The rate of defaults on the loans may turn out to be higher than expected.  Defaulted loans may be liquidated, and liquidated loans will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate loans would have a greater negative effect on future excess interest.

•

[Level of LIBOR.  If LIBOR increases, more cash will be needed to pay interest to certificateholders, so less cash will be available as excess interest.]

See “Description of the Certificates — Credit Enhancement” in this prospectus supplement.

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac certificates.  Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the certificates.]]

Unpredictability and Effect of Prepayments

Borrowers may prepay their mortgage loans in whole or in part at any time.  A prepayment of a mortgage loan, including a mortgage loan backing an underlying security, will usually result in a prepayment on the certificates.

•

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

[Approximately [   ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.]

The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans.  The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the certificates.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration of Mortgage Loans

Approximately [   ]% of the mortgage loans expected to be in the trust on the closing date are secured by mortgaged properties located in the states of [          ], [          ] and [          ], respectively.  There are also significant concentrations of mortgaged properties in other states.

·

weak economic conditions in [          ], [          ], and [          ], or of any other state (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

·

properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

·

declines in the residential real estate market of a particular state may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; and

·

any increase in the market value of properties located in a particular state would reduce the loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recently, for example, [          ], [          ], and other [          ] states have experienced severe wildfires that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe wildfires.  Mortgaged properties in these states may have been affected by these fires.  In addition, [          ], [          ] and other [          ] states have experienced severe storms and flooding that have damaged or destroyed hundreds of residences and these states remain especially susceptible to severe storms and flooding.  Mortgaged properties in these states may have been affected by these recent events.  Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.  Investors should consider the relative concentrations of mortgaged properties in these states.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Loans” in this prospectus supplement.

Greater Risk Involving Certain Property Types

[Approximately [   ]% of the mortgage loans are secured by liens on multifamily properties or mixed residential/commercial properties.]  [In addition, approximately [   ]% of the mortgage loans are secured by liens on fee simple and/or leasehold interests in various types of commercial property.]  [Approximately [   ]% of the mortgage loans are secured by liens on [manufactured homes/cooperative dwellings]].  Mortgage loans secured by multifamily property, mixed use property, commercial property, [manufactured homes or cooperative dwellings] may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property.  If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

[Greater Risk Involving Higher Loan-to-Value Ratios

Mortgage loans with higher original loan-to-value ratios may also present a greater risk of loss.  In particular, approximately [   ]% of the mortgage loans are known to have had loan-to-value ratios at origination or modification in excess of 80%.  [          ] will acquire for the benefit of the trust loan-level primary mortgage insurance policies to be issued by [       ] with respect to approximately [   ]% of those mortgage loans with original loan-to-value ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy.

Additionally, many of the mortgage loans may have a current loan-to-value ratio higher than the original loan-to-value ratio because the value of the related mortgaged property has declined at a faster rate than the amortization of the related mortgage loan.  No assurance can be given that the value of these mortgaged properties will not continue to decline.  Mortgage loans with high original loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with lower original loan-to-value ratios.  In addition, in the event of a bankruptcy or other proceeding, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, any losses may reduce the amounts available to be paid to the holders of the certificates.

See “Description of the Mortgage Loans—[Primary Mortgage Insurance]” in this prospectus supplement for a description of factors affecting this risk.]

[Greater Risk Involving Balloon Mortgage Loans

Approximately [   ] % of the mortgage loans are balloon mortgage loans.  These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity.  Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower’s ability to either timely refinance the balloon mortgage loan or timely sell the underlying mortgaged property.  Many borrowers may have erratic payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.

For additional information regarding balloon mortgage loans, see “Description of the Mortgage Loans” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.]

Limited Amounts Payable on Underlying Securities

The credit enhancement provided for the benefit of each underlying security will be limited to the subordination provided by the related class or classes of subordinate securities of the related series, or by overcollateralization.  After the class principal balance of the subordinate securities, or overcollateralization, of a series of underlying securities has been reduced to zero, losses on the related underlying receivables will be borne by the related underlying securities.  Therefore, any reduction in the principal balance of an underlying security will resultantly reduce the amount available to be distributed on the certificates.

For additional information see “The Underlying Securities” in this prospectus supplement.

Limited Ability to Resell Certificates

The certificates will not be listed on any securities exchange.  The Underwriters are not required to assist in resales of the certificates, although they may do so.  A secondary market for the certificates may not develop.  If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your certificates, or to resell them at the price you desire.

[Additional risk factors to be provided as applicable.]

Description of the Certificates

General

The Series [   ] [[   ]%] Asset-Backed Certificates (the “Certificates”) will evidence the entire undivided beneficial ownership interest in the Trust Fund.

The Trust Fund will generally consist of:

•

the Loans;

•

deposits in the Certificate Account made in respect of the Loans;

•

property acquired by foreclosure of the Loans or deed in lieu of foreclosure;

•

[the underlying securities;] and

•

any applicable insurance policies and all proceeds thereof.

The Certificates will be issued in the approximate initial principal amounts specified on the cover page hereof (the “Initial Principal Balance”).  The original Initial Principal Balance of the Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Loans is increased or decreased as described under “Description of the Loans” herein.

Distributions on the Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business Day), commencing [          ] (each, a “Distribution Date”), to Certificateholders of record on the immediately preceding Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Distribution Date occurs.  A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York or [      ]] are closed.

Distributions on the Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to each Certificateholder’s address as it appears on the books of the Trustee, or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of an Offered Certificate will be made only upon presentation and surrender of the Certificate at the corporate trust office of the Trustee.  See “The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement.”

[to be provided as applicable]

Book-Entry Registration

General

The Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants in the United States [or, through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to as “Clearstream” herein) or the Euroclear System (“Euroclear”) in Europe] and through [its/their ] participating organizations (each, a “Participant”).  The Certificates will be issued in fully registered, certificated form in minimum denominations in principal amount of $[       ] and integral multiples of $1 in excess thereof.

The Certificates will be represented by one or more certificates registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co (“Cede”).  [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.] [See “Global Clearance, Settlement and Tax Documentation Procedures” attached as Annex I hereto.]

No person acquiring an interest in a  Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a certificate representing its interest (a “Definitive Certificate”), except as set forth below under “Definitive Certificates” and in the prospectus under “The Securities—Book-Entry Registration.”

Unless and until Definitive Certificates are issued for the Certificates:

•

the only “Certificateholder” of the Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement;

•

Beneficial Owners of the Certificates offered hereby will receive all payments of principal of, and interest on, the Certificates from the Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants;

•

while the Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of, and interest on, the Certificates.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

[The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.]

Neither the Depositor nor the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Certificates

Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “The Securities—Book-Entry Registration.”

Upon the occurrence of an event described in the prospectus under “Description of the Certificates — Book-Entry Registration,” the Trustee (through DTC) is required to notify Participants who have ownership of Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Certificates. Upon surrender by DTC of the Definitive Certificates representing the Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Certificates as Definitive Certificates in the principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and the Certificates, see “Description of the Certificates—Book-Entry Registration” in the prospectus.

Distributions of Interest

Interest on the Certificates will accrue during each Interest Accrual Period (as defined herein) [at the interest rate specified on the front cover hereof] [describe variable interest rate as applicable] (the "Certificate Interest Rate") and will be payable to Certificateholders on each Distribution Date, starting in [                     ].  Interest on the Certificates will be calculated on the basis of [a 360-day year of twelve 30-day months or the actual number of days and a year of 360 days].

Interest will be distributed, except to the extent described below, from the Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Interest Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an “Interest Shortfall.” Interest will not accrue on Interest Shortfalls.

•

The “Certificate Interest Rate” for the Certificates will be the per annum rate described on the cover page hereof.

•

The “Net Mortgage Rate” for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the sum of the [Servicing Fee Rate and the Trustee Fee Rate] (each as defined herein).

•

The “Certificate Principal Amount” of the Certificates as of any Distribution Date will equal the Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on the Certificates in respect of principal and the principal portion of any Realized Losses previously allocated to the Certificates.

•

The “Interest Accrual Period” for the Certificates will be [the calendar month immediately preceding the month in which the related Distribution Date occurs or the period from the preceding Distribution Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Distribution Date].

•

In general, a “Realized Loss” means (1) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds received in respect of the Mortgage Loan (net of related expenses), or (2) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property.

•

A “Liquidated Mortgage Loan” generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of the Mortgage Loan have been received by the Servicer on behalf of the Trust.  In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, that amount will be distributed to the Certificates still outstanding, pro rata on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that those amounts will be recovered.

Prepayment Interest Shortfalls

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Certificateholders on the Distribution Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Certificates could result.  The difference between one month’s interest at the Mortgage Rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a “Prepayment Interest Shortfall.” With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Distribution Date to fund any Prepayment Interest Shortfalls. See “Servicing of the Mortgage Loans — Prepayment Interest Shortfalls.”  Any Prepayment Interest Shortfalls not funded by the Servicer (“Net Prepayment Interest Shortfalls”) will be allocated among the Certificates, pro rata in proportion to Accrued Certificate Interest thereon for the related Distribution Date.

Distributions of Principal

Distributions of principal on the Certificates will be made on each Distribution Date as described herein in an aggregate amount equal to the Principal Distribution Amount (as defined herein), to the extent of the Available Distribution Amount available to make payments in accordance with the priorities set forth under “— Priority of Distributions” above. The “Principal Distribution Amount” for any Distribution Date will, equal [To be provided as applicable].

The “Scheduled Principal Balance” of any Mortgage Loan as of any date of determination is generally equal to the principal balance thereof as of the Cut-off Date, reduced by (1) the principal portion of all Scheduled Payments due on or before the date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding the date of determination.

Available Distribution Amount

The “Due Period” related to each Distribution Date begins on the second day of the month preceding the month in which the Distribution Date occurs and ends on the first day of the month in which that Distribution Date occurs. For each Distribution Date, the “Collection Period” ends on the Business Day immediately preceding the related Remittance Date. The “Prepayment Period” is the calendar month preceding the month in which the related Distribution Date occurs. The “Remittance Date” is the [   ] day (or if the [   ] day is not a Business Day, the next preceding Business Day) of the month in which the related Distribution Date occurs.

The “Available Distribution Amount” on each Distribution Date, as more fully described in the Pooling and servicing agreement, will generally equal the sum of the following amounts:

(1)

the total amount of all cash received by the Servicer with respect to the related Collection Period (or the related Prepayment Period, in the case of Principal Prepayments) and remitted to the Trustee on the related Remittance Date, which includes:

(a)

Scheduled Payments due on the Mortgage Loans during the related Due Period and collected prior to the related Remittance Date or advanced by the Servicer (or the Trustee);

(b)

payments allocable to principal on the Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balance of the Mortgage Loans (“Principal Prepayments”), together with accrued interest thereon, if any, identified as having been received on the Mortgage Loans during the Prepayment Period, plus any amounts paid by the Servicer in respect of Prepayment Interest Shortfalls, in each case for that Distribution Date;

(c)

the proceeds of any repurchase of a Mortgage Loan required to be repurchased by the Servicer, the Seller or any other party as a result of a breach of a representation or warranty; and

(d)

Insurance Proceeds and Liquidation Proceeds, minus:

•

all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

•

all Principal Prepayments received or identified after the related Prepayment Period (together with any interest payments, if any, received with the prepayments to the extent that they represent (in accordance with the Servicer’s usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the related Prepayment Period);

•

Liquidation Proceeds and Insurance Proceeds received after the related Prepayment Period with respect to the Mortgage Loans; and

•

all amounts due or reimbursable to the Trustee pursuant to the Pooling and servicing agreement and to the Servicer pursuant to the Sale and Servicing Agreement; and

(2)

any other payments made by the Servicer, the Seller or the Depositor with respect to that Distribution Date.

“Insurance Proceeds” means all proceeds of applicable insurance policies, to the extent those proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor.

“Liquidation Proceeds” means all amounts net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Credit Enhancement

Credit enhancement for the Certificates will take the  form of [described as applicable]:

•

[an irrevocable letter of credit];

•

[reserve funds];

•

[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy];

•

[a surety bond or financial guaranty insurance policy];

•

[the use of cross-support features]; and

•

[overcollateralization].

Final Scheduled Distribution Date

Scheduled distributions on the Mortgage Loans included in the Trust Fund, assuming no defaults or losses that are not covered by the credit support described elsewhere herein, will be sufficient to make timely distributions of interest on the Certificates and to reduce the aggregate Certificate Principal Amount of the Certificates to zero not later than [        ]. The actual final Distribution Date for the Certificates may be earlier or later, and could be substantially earlier, than their Final Scheduled Distribution Date.

The Final Scheduled Distribution Date for the Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Loan.

The Trustee

[         ] will be the Trustee under the Pooling and servicing agreement. The Trustee will be paid a monthly fee equal to [   ]% per annum (the “Trustee Fee Rate”) of the aggregate principal balance of the Loans (the “Trustee Fee”) and also will be entitled to retain, as additional compensation, any interest or other income earned on funds deposited in the Certificate Account pending distribution to Certificateholders. The Trustee’s “Corporate Trust Office” for purposes of the presentment and surrender of the Certificates for the final distribution thereon and for all other purposes is located at [          ], [          ], Attention: [          ]), or any other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

Description of the Mortgage Loans

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

General

The Mortgage Loans will consist of approximately [       ] Mortgage Loans with an aggregate principal balance of the Mortgage Loans as of the Cut-off Date of approximately $[          ].  These Mortgage Loans will be sold to the Depositor by the Seller pursuant to a purchase agreement (the “Loan Purchase Agreement”) on or before the date of initial issuance of the Certificates.

The Mortgage Loans were initially acquired by the Seller and the Depositor from [various unaffiliated] [affiliated] sellers.  The Mortgage Loans are secured by senior liens on fee simple interests [(or, in the case of certain of the commercial loans, leasehold interests)] in real property of various types as described herein.  In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form below and under the heading “The Mortgage Loans” below.  [Although this information as to the Mortgage Loans is presented separately for ease of analysis, the Mortgage Loans constitute a single Mortgage Loan, and collections and other recoveries in respect of all Mortgage Loans will be available for payment of interest and principal on the Securities.]

The Seller will make certain limited representations and warranties as of the Closing Date regarding the Mortgage Loans.  The Depositor will represent and warrant that the Mortgage Loans have been transferred to the Issuer pursuant to the Pooling and Servicing Agreement free and clear of any liens.  The Depositor and the Seller will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs, including without limitation a breach which also constituted fraud in the origination, if this breach materially and adversely affects the interests of any holder of Securities (a “Securityholder” or “Holder”) in any of these Mortgage Loans.  There can be no assurance that either the Seller or the Depositor will have sufficient resources or liquidity in the future to effect repurchases in respect of breaches of representations and warranties regarding the Mortgage Loans.

[Approximately [   ]% of the Mortgage Loans are partially insured by the FHA (the “FHA Mortgage Loans”) or are partially guaranteed by the VA (the “VA Mortgage Loans”).  The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein.  Some of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis].

[Approximately [   ]% of the Mortgage Loans have an Original Loan-to-Value Ratio of more than 80% but not greater than 100% and are not insured by Primary Mortgage Insurance Policies or insured or guaranteed by the FHA or the VA or under the RMIC Policies.  Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 100% and are neither insured by a Primary Mortgage Insurance Policy or the RMIC Policies nor insured or guaranteed by the FHA or the VA.]

[Approximately [   ]% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal.  Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from [   ] months to [   ] years from the date of origination of the Mortgage Loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note.  Any prepayment premium with respect to the Mortgage Loans will not be available to make payments on the Securities.]

The “Original Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available.  The Original Loan-to-Value Ratio with respect to a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification.  The “Current Loan-to-Value Ratio” with respect to a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the closing date to, with respect to approximately [   ]% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately [   ]% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination.  The Seller utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable or in the case of certain subprime residential Mortgage Loans.

With the exception of [   ]% of the Mortgage Loans, the Mortgage Loans generally do not provide for deferred interest or negative amortization.  None of the Mortgage Loans are subject to any temporary buy-down plans.

The “Net Mortgage Rate” with respect to each Mortgage Loan will equal the Mortgage Rate thereon, minus the sum of the [applicable Servicing Fee Rate and the rate of the Trust’s administrative fees].

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance of the applicable Mortgage Loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100% due to rounding.

[The delinquency status of each Mortgage Loan was determined as of [        ].].

Original Principal Balances of the Mortgage Loans*

Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $[          ].

Mortgage Rates of the Mortgage Loans as of the Cut-off Date*

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

Reflects, generally, current Mortgage Rates for the Adjustable Rate Mortgage Loans.  In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately [   ]% per annum.

Original Loan-To-Value Ratios of the Mortgage Loans

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately [   ]% and [   ]%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans with Loan-to-Value Ratios is approximately [   ]%.

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Current Loan-to-Value Ratio of the Mortgage Loans with Current Loan-to-Value Ratios is approximately [   ]%.

Delinquency Status of the Mortgage Loans*

Delinquency Status (in days)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

___________________

*

The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the Delinquency Determination Date.

30-Day Delinquencies of the Mortgage Loans

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

60-Day Delinquencies of the Mortgage Loans

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

90-Day Delinquencies of the Mortgage Loans

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

Original Terms to Maturity of the Mortgage Loans*

Original Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

__________________

*

With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately [   ] months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to maturity (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms to maturity is approximately [   ] months.

Seasoning of the Mortgage Loans as of the Cut-off Date*

Seasoning (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
–		$	%
–
–
TOTAL			$100.00%

_________________

*

With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately [   ] months.

Geographic Distribution of Mortgaged Properties—Mortgage Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Arizona
[etc.]
TOTAL			$100.00%

No more than approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Purchase		$	%
Cash Out Refinance
Rate/Term Refinance
Unknown
TOTAL			$100.00%

Amortization Types of the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Fully Amortizing		$	%
Balloon
TOTAL			$100.00%

Credit Scores of the Mortgage Loans*

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Not Available		$	%
438 – 459
460 – 479
[etc.]
TOTAL			$100.00%

_________________

*

Credit score information was generally obtained by the Seller from one of the several credit reporting bureaus.

The weighted average credit score of the Mortgage Loans with credit scores was approximately [   ] as of the Cut-off Date.

Mortgaged Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Single Family		$	%
Multi-Family(1)
Mixed Use(1)
[etc.][(2)][(3)]
TOTAL			$100.00%

__________________

(1)

For a summary description of the related Mortgage Loans, see “—Commercial, Multifamily and Mixed Use Loans” below.

(2)

Includes a variety of property types, such as marinas, day care centers, car washes, churches and funeral homes.

(3)

Includes undeveloped land, mobile homes, manufactured housing, duplexes and townhouses.

Occupancy Types of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Primary Home		$	%
Investment*
Second Home
TOTAL			$100.00%

__________________

*Includes all Commercial Loans

[Certain Mortgaged Properties Securing Mortgage Loans

Approximately [   ]% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties or second homes, including improved and unimproved land.  Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [        ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[        ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  Approximately [   ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Fixed Rate Mortgage Loans have been modified.]

[The Adjustable Rate Mortgage Loans

The “Adjustable Rate Mortgage Loans” consist of approximately [   ] adjustable rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ].  The Adjustable Rate Mortgage Loans had individual principal balances at origination of at least $[           ] but not more than $[           ], with an average principal balance at origination of approximately $[           ].  Approximately [   ]% of the Adjustable Rate Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years.  The Adjustable Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [   ] months as of the Cut-off Date.  [   ]% of the Adjustable Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [   ]% of the Adjustable Rate Mortgage Loans have been modified.

Mortgage Rate Adjustment.  Approximately [   ] Adjustable Rate Mortgage Loans, representing [   ]% of the Adjustable Rate Mortgage Loans, have Mortgage Rates that generally adjust semi-annually in accordance with an index (an “Index”) equal to [insert description of applicable indices].

[Indices of the Adjustable Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Prime		$	%
1 Year CMT
6 Month LIBOR
[etc.]
TOTAL			$100.00%

[Frequency of Mortgage Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1		$	%
3
6
[etc.]
TOTAL			$100.00%

[Gross Margins on the Adjustable Rate Mortgage Loans

Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Margin		$	%
0.01 – 0.99
1.00 – 1.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately [   ]% per annum.]

[Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Maximum Rate		$	%
5.00 – 7.99
9.00 – 9.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately [   ]% per annum.]

[Minimum Mortgage Rates on the Adjustable Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Minimum Rate		$	%
1.00 – 1.99
2.00 – 2.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately [   ]% per annum.]

[Months to Next Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
1 – 6		$	%
7 – 12
13 – 18
[etc.]
TOTAL			$100.00%

The weighted average remaining months to the next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately [   ] months.]

[Periodic Caps of the Adjustable Rate Mortgage Loans

Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
No Periodic Cap		$	%
0.500 – 0.750
0.751 – 1.250
[etc.]
TOTAL			$100.00%

[Primary Mortgage Insurance

Approximately [   ]% of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 80%.  Of these Mortgage Loans, approximately [   ]% are not covered by primary mortgage insurance policies.  [      ] will acquire on behalf of the Trust [policies] with respect to approximately [   ]% of those Mortgage Loans with Original Loan-to-Value Ratios in excess of 60% that are not covered by an existing primary mortgage insurance policy (representing approximately [   ]% of the Mortgage Loans).

[insert description of any applicable insurer]]

[Commercial, Multifamily and Mixed Use Loans

General.  [   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans), are commercial loans.  Approximately [   ]% of the commercial loans were thirty days or more, but less than sixty days, delinquent in payment as of the [        ].

[   ] Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[           ] (representing approximately [   ]% of the Mortgage Loans) are multifamily loans or mixed use loans.  Approximately [   ]% of the multifamily loans or mixed-use loans were thirty days or more, but less than sixty days, delinquent in payment as of [        ].

[Environmental Insurance.  The Trustee will be the beneficiary, for the benefit of the Certificateholders, of environmental insurance policies providing limited coverage against certain environmental risks with respect to the Mortgaged Properties securing certain commercial, multifamily and mixed use loans.  [insert description of coverage and limitations]]

[Loan Characteristics.  Set forth below is a description of certain characteristics of the commercial, multifamily and mixed use loans as of the Cut-off Date (except as otherwise indicated).  All percentages of the commercial, multifamily and mixed use loans are approximate percentages by aggregate principal balance of the applicable commercial, multifamily and mixed use loans as of the Cut-off Date (except as otherwise indicated).  Unless otherwise specified, all principal balances of the commercial, multifamily and mixed use loans are as of the Cut-off Date and are rounded to the nearest dollar.  In some instances, percentages may not add to 100.00% due to rounding.]

[Principal Balances of the Commercial, Multifamily and Mixed Use Loans as of the Cut-off Date

Range of Scheduled Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
14,203.15 – 49,999.99		$	%
50,000.00 – 99,999.99
[etc.]
TOTAL			$100.00%

As of the Cut-off Date, the average Principal Balance of the Commercial, Multifamily and Mixed Use Loans is approximately $[          ].]

[Current Loan-To-Value Ratios of the Commercial, Multifamily and Mixed Use Loans

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
7.03 – 30.00		$	%
30.01 – 40.00
[etc.]
TOTAL			$100.00%

[Geographic Distribution of Mortgaged Properties – Commercial, Multifamily and
Mixed Use Loans

State	Number of Mortgage Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
Alabama		$	%
Alaska
[etc.]
TOTAL			$100.00%

For information regarding types of properties securing the Commercial Loans, see the table entitled “Mortgaged Property Types of the Mortgage Loans” under “— General” above.]

Changes in the Mortgage Loans

The description in this prospectus supplement of the Mortgage Loans is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, generally as adjusted for the scheduled principal payments due on or before the Cut-off Date.  Prior to the issuance of the Securities, Mortgage Loans will be removed from the pool of Mortgage Loans if the Depositor deems their removal necessary or appropriate.  A limited number of other mortgage loans may be included in the pool of Mortgage Loans prior to the issuance of the Securities.  The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the pool of Mortgage Loans as it will be constituted at the time the Securities are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

Servicing of the Mortgage Loans

Approximately [   ]% and [   ]% of the Mortgage Loans will initially be serviced by [          ] and [          ], respectively.

No information is provided herein with respect to the Seller’s mortgage loan portfolio or the Servicers’ mortgage loan servicing portfolios.  The Mortgage Loans were acquired from, and originated by, a variety of institutions.  The Depositor does not believe that the information regarding the delinquency, loss and foreclosure experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans.  For example, the delinquency and loss experience of the Seller’s mortgage loan portfolio or the Servicers’ servicing portfolios may include loans and financial assets originated pursuant to different underwriting standards than the Mortgage Loans and loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans.  In addition, the Servicers’ consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans.

[The Underlying Securities

On the Closing Date, the Trust Assets will include a single class of Underlying Securities that will be backed by an Underlying Receivables pool consisting of mortgage loans secured by senior and junior liens on fee simple interests in one- to four-family residential, mixed use, multifamily and/or commercial properties.  Generally, the credit enhancement provided for the benefit of each Underlying Security will be limited to overcollateralization.]

[Servicing of the Underlying Receivables

The Underlying Receivables will be serviced by each underlying servicer under the related underlying servicing agreement.  The provisions of the underlying servicing agreements may differ in material respects from those of the Servicing Agreements.  For example, underlying servicers may not be required to make advances with respect to delinquent payments or to pay prepayment interest shortfalls.]

The Pooling and Servicing Agreement, Servicing Agreements and Administration Agreement

General

The following summary describes certain terms of the Pooling and Servicing Agreement, the Servicing Agreements and the Administration Agreement (collectively, the “Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements.  The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Agreements under the heading “The Agreements” in the prospectus.

The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of [          ] 1, [   ] among the Issuer, the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates.  Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent.

The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Trustee’s address.

Certain Matters Under the Agreements

Assignment of the Trust Property

On the Closing Date, the Seller will sell the mortgage loans to the Depositor and, pursuant to the Pooling and Servicing Agreement, the Depositor will assign and transfer the mortgage loans to the Trust, without recourse.  Concurrently with these transfers, the Trustee will authenticate and deliver the Certificates.  Under the Pooling and Servicing Agreement, the Trust will be entitled to all principal and interest due on the mortgage loans on or after the Cut-off Date.

Each mortgage loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify with respect to each mortgage loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, and the maturity date.

The Depositor will, as to each mortgage loan that is not a Contract (as defined herein) or Contract for Deed, deliver or cause to be delivered to the Trustee (or its custodian) the Mortgage Note endorsed to the order of the Trustee, as trustee for Bayview Financial [          ] Trust [          ], or in blank, the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the mortgage together with its certificate that the original of the mortgage was delivered to the recording office) and an assignment of the mortgage in recordable form.  With respect to the Contracts for Deed, the Depositor will deliver to the Trustee (or its custodian) originals or copies of the related deeds, recorded in the name of the Depositor.  Except as described above, assignments of the mortgages to the Trustee (or its custodian) will be recorded in the appropriate public office for real property records.  In addition, with respect to any multifamily loans and mixed use loans, the Depositor will deliver or cause to be delivered to the Trustee (or its custodian) the assignment of leases, rents and profits (if separate from the mortgage) and an executed re-assignment of assignment of leases, rents and profits.

With respect to each installment sale contract for the purchase of manufactured housing (a “Contract”), the Depositor will deliver or cause to be delivered to the Trustee (or its custodian), the Contract, copies of documents and instruments related to each Contract and the security interest in the manufactured home securing each Contract.

Where necessary to protect the interest of the Trustee in the mortgage loans, the assignments to the Trustee in connection with the mortgage loans are required to be submitted for recording promptly after the Closing Date.  A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related mortgage loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

The [Originator] may have made, as of the date of sale of the mortgage loans to the Seller certain representations and warranties concerning the mortgage loans that include representations and warranties similar to those summarized in the prospectus under the heading “Loan Underwriting Procedures and Standards — Representations and Warranties.”  The Seller’s rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust and pledged to the Trustee for the benefit of Certificateholders.  Upon the occurrence of a breach of any representation or warranty with respect to a mortgage loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected mortgage loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the mortgage loan from the Trust (or, the breaching mortgage loan will be substituted with another mortgage loan).

The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the mortgage loans between the date the Seller acquires the mortgage loans from the [Originator] and the Closing Date.  In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

To the extent that any mortgage loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the mortgage loan, holders of Certificates may incur a loss.

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) with respect to each Mortgage Loan calculated as [   ]% per annum (the “Master Servicing Fee Rate”) on the outstanding Pool Balance and, as additional compensation, the Master Servicer will retain investment income on funds in the Collection Account.

A monthly fee (a “Servicing Fee”) will be paid with respect to each Mortgage Loan, calculated, with respect to Mortgage Loans initially serviced by [Interbay], not in excess of approximately [   ]% per annum; and with respect to Mortgage Loans serviced by the remaining Servicers, as set forth in the related Servicing Agreement, not in excess of approximately [   ]% per annum (each, a “Servicing Fee Rate”), on the outstanding principal balance of each Mortgage Loan serviced by such Servicer.  As of the Cut-off Date the weighed average Servicing Fee Rate is approximately [   ]% per annum.  If the Seller owns the related servicing rights, the Servicing Fee will be paid to the Seller, and the Seller will be responsible for paying the fees of the related Servicer, which may be less than the related Servicing Fee described above.

Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers.  The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Collection Account prior to deposit into the Certificate Distribution Account.

The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Amendment

The Pooling and Servicing Agreement may be amended by the Issuer, the Depositor, the Master Servicer and the Trustee, without the consent of the Certificateholders:

•

to cure any ambiguity;

•

to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

•

to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; provided that no amendment may adversely affect in any material respect the interests of a Certificateholder; or

•

to add, delete or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Internal Revenue Code of 1986, as amended (the “Code”).

The Pooling and Servicing Agreement may also be amended by the Issuer, the Depositor, the Master Servicer and the Trustee with the consent of the holders of not less that 66 2/3% of the Initial Certificate Principal Amount of the Certificates and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of  the Certificateholders; provided, however, that no amendment may:

•

reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the assets of the Trust Fund which are required to be distributed on a Certificate without the consent of the Certificateholder; or

•

reduce the percentage of Certificates the holders of which are required to consent to any amendment unless the holders of all Certificates have consented to the change in the percentage.

Voting Rights

Voting rights under the Pooling and Servicing Agreement will be allocated among the Certificates in proportion to their respective Certificate Principal Amounts.

Early Termination

On any Distribution Date after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than [   ]% of the Cut-off Date Balance, [            ] (subject to the terms of the Pooling and Servicing Agreement) will have the option to cause the sale of the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (1) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable mortgage rate and (2) the fair market value of all other property remaining in the Trust Fund.  The liquidation will be treated as a prepayment in full of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Trust Fund will be terminated.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early redemption) and the aggregate amount of distributions on the Certificates will be affected by the rate and timing of principal payments on the loans, the amount and timing of borrower defaults resulting in Realized Losses [and by adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans.]  These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the loans.  The rate of principal payments on the loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Trustee or the exercise by [               ] of any option to purchase Mortgage Loans, as described under “Description of the Certificates.”  The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of principal payments on the Certificates.

[Some of the Mortgage Loans are subject to prepayment premiums.  These prepayment premiums, to the extent they are not waived by the applicable Servicer, may have the effect of reducing the amount of the likelihood of prepayment of the Mortgage Loans during these intervals.  Subject to any this prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.]

[The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the related Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for the Mortgage Loan is not impaired by the assumption.  In the event the Master Servicer or the related Servicer does not approve an assumption, the Mortgage Loan will be due on sale.  The related Servicer will be required to enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations; [ provided, however, that if (1) the related Servicer determines that it is reasonably likely that the borrower will bring, or if any borrower does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage or (2) in the case of a commercial loan serviced by [       ], if [         ] determines that enforcement would not be in the best economic interest of the Securityholders, then the related Servicer will not be required to enforce the due-on-sale clause or to contest such an action].  The extent to which the Mortgage Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average lives of the Certificates and may result in a prepayment experience of the Mortgage Loans that differs from that of other conventional mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Holders of Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans.  Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders and by the Seller and its affiliates.  In addition, if prevailing loan rates fell significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing loan rates rose significantly above the mortgage rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Mortgage Loans with initial mortgage rates lower than the sum of the applicable index and gross margin could also increase as the mortgage rates on these Mortgage Loans increase to the sum of the applicable index and gross margin, even where the level of the index remains constant or declines.

From time to time, areas of the United States may be affected by wildfires such as those recently experienced in several western states, flooding and severe storms such as those recently experienced in several southern states, landslides, earthquakes or other natural disasters.  The Seller or the Depositor will have represented and warranted that each mortgaged property is free of material damage as of the Closing Date.  In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Securityholders, the Seller or the Depositor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the closing date, the Seller and the Depositor will have no obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and earthquakes, and flood or earthquake insurance may not have been obtained with respect to the mortgaged properties.  To the extent that the insurance proceeds received with respect to any damaged mortgage properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Certificates and will reduce the yields on the Certificates to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Certificates.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Mortgage Loans as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans.  It is likely that the borrower under each Mortgage Loan was qualified on the basis of the mortgage rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the mortgage rate increases.  Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans.  [As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories.  In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with these other programs.]  Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, Holders of the Certificates will bear all risk of losses resulting from default by borrowers.  Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Certificates may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act or similar state laws.

The yields to maturity on the Certificates will depend on, among other things, the price paid by the Holders of the Certificates and the Interest Rate (or interest calculation).  The extent to which the yield of the Certificates is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.  In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early redemption) will be lower than that anticipated at the time of purchase.  Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

The payment of balloon payments may result in lower yields on the Certificates than would be the case if all the Mortgage Loans were fully amortizing.  Balloon mortgage loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay substantial principal payments (the “Balloon Payment”) upon maturity.  A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property.  See “Risk Factors — Greater Risk Involving Balloon Mortgage Loans.”

The effective yield to Holders of the Certificates will be lower than the yield otherwise produced by the applicable Interest Rate (or interest calculation) and the related purchase price because monthly distributions will not be payable to the Securityholders until the [25th] day of the month (or the next Business Day if this day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon as a result of such a delay).

The Interest Rate on the Certificates [is a fixed rate] [is primarily affected by changes in [index].]  Adjustments to the Net Mortgage Rates of the Mortgage Loans are based on the applicable indices.  Accordingly, the yield to investors of the Certificates may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Available Funds Cap to reduce the Interest Rate applicable to the Certificates.  Although the Mortgage Rate with respect to each Mortgage Loan will adjust to reflect changes in its index, the mortgage rate is subject to any applicable periodic cap, maximum mortgage rate and minimum mortgage rate.  Furthermore, because the Interest Rate on the Certificates is subject to adjustment, the Interest Rate will generally decrease if the indices applicable to the Mortgage Loans decline on any subsequent adjustment dates.  Because there can be no assurance that the levels of the indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any index.

The inclusion in the Trust Fund of Mortgage Loans with a negative amortization feature may affect the yields on the Certificates, because the amount of the monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the Interest Remittance Amount, the Principal Remittance Amount or the amount of Excess Interest for any particular Distribution Date.  The negative amortization feature could result in periodic increases in the principal balances of the related Mortgage Loans.  These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rate on the Certificates may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high mortgage rates, to the extent that the prepayments result in application of the Available Funds Cap to reduce the Interest Rate applicable to the Certificates.

Yield Considerations Related to the Certificates

The yields to investors in the Certificates will be extremely sensitive to the rate of principal payments, including prepayments and liquidations of Mortgage Loans and to any optional repurchase of Mortgage Loans.  Prospective investors in the Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of investors in the Certificates to recover their initial investments.

To illustrate the significance of prepayments (including liquidations) on the yields on the Certificates, the following tables indicate the pre-tax yield to early redemption (on a corporate bond equivalent basis) under the specified assumptions at the constant percentages of [CPR] shown.  The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Certificates and converting the monthly rates to corporate bond equivalent rates.  These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates, and consequently do not purport to reflect the return on any investment in any of these Certificates when the reinvestment rates are considered.  It is unlikely that the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity.  The timing of changes in the rate of prepayments may significantly affect the actual yield to early redemption even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following tables were prepared on the basis of the Modeling Assumptions and the additional assumptions that (1) the applicable assumed purchase prices not including accrued interest (expressed as a percentage of the principal balance of the loans) for the Certificates are as set forth below, (2) Current Interest for the Certificates is calculated as described herein, and (3) [       ] exercises its option to purchase the Mortgage Loans and other property of the Trust on [          ].

Pre-Tax Yield* to Optional Call of the Certificates
(Assumed Purchase Price Percentage:  [          ]%)

Percentage of [CPR]

	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Yield*

__________________

*

Corporate bond equivalent basis

The yield of the Certificates will be substantially lower in the event that the Loans and other property of the Trust are purchased pursuant to the bid procedure described under “Description of the Mortgage Loans” above.

Modeling Assumptions

For purposes of preparing the table below captioned “Percentage of Initial Certificate Principal Balance of the Certificates Outstanding at the Following Percentages of [CPR],” the following assumptions (the “Modeling Assumptions”) have been made:  [(1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing [       ]; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) the Mortgage Loans prepay monthly at the respective specified constant annual percentages of [CPR] specified in the table; (4) all Mortgage Loans are fully amortizing; (5) no Mortgage Rate of a Mortgage Loan is converted to a fixed interest rate; (6) the Closing Date is [               ]; (7) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (8) there are no purchases of or substitutions for the Mortgage Loans; (9) all Mortgage Loans provide for payment on a monthly basis; (10) no Mortgage Loan accrues interest on a simple interest basis; (11) no early redemption of the Certificates is effected [(except in the case of “Weighted Average Life (in years) with Early Redemption”)]; (12) cash distributions are received by the Securityholders on the [25th] day of each month, commencing in [               ]; (13) no Mortgage Loan provides for monthly payments of interest only for a period of time; (14) no Mortgage Loan provides for deferred interest or negative amortization; (15) the value of each index remains constant at the per annum rates indicated below:

Index	Rate (%)

and (16) the Mortgage Loan consists of [   ] assumed mortgage loans having the following characteristics:

Assumed Mortgage Loan Characteristics

Rate Type	Principal Balance ($)	Weighted Average Current Gross Mortgage Rate (%)	Weighted Average Current Net Mortgage Rate (%) (1)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age (months)	Index	Weighted Average Gross Margin (%)	Weighted Average Maximum Rate (%)	Weighted Average Lifetime Rate Floor (%)	Weighted Average Periodic Cap (%)	Weighted Average Rate Adjustment Frequency (months) (2)	Weighted Average Months to Next Rate Adjustment Date
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate Balloon](3)						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Fixed Rate]						N/A	N/A	N/A	N/A	N/A	N/A	N/A
[Adjustable Rate]						[1 Month LIBOR]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year CMT]
[Adjustable Rate]						[1 Year LIBOR]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[COFI]
[Adjustable Rate]						[2 Year CMT]
[Adjustable Rate]						[3 Month CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[3 Year CMT]
[Adjustable Rate]						[5 Year CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month CMT]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[6 Month LIBOR]
[Adjustable Rate]						[7 Year CMT]
[Adjustable Rate]						[National Average]
[Adjustable Rate]						[Prime]
[Adjustable Rate]						[Prime]

(1)

The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Rate less the sum of the (1) Servicing Fee Rate, (2) Master Servicing Fee Rate, (3) Trustee Fee Rate, (4) Custodian Fee Rate, and (5) Insurance Fee Rate, as applicable.

(2)

The Mortgage Loan payment adjustment frequency is assumed to be equal to one month following the Rate Adjustment Frequency.

(3)

The original amortization term for the assumed fixed-rate balloon Mortgage Loans is assumed to be 360 months.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein is the “[Constant Prepayment Rate]” or “[CPR]” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans.  An assumption that [CPR] is equal to any particular percentage is an assumption that the percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

[CPR] does not purport to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  The percentages of [CPR] in the table below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of Initial Certificate Principal Balances (and weighted average lives) shown in the following table.  These variations may occur even if the average prepayment experience of all of these Mortgage Loans equals any of the specified percentages of [CPR].

The performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  In fact, many of the Mortgage Loans are already in default, as described herein.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [CPR] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between these assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of Initial Certificate Principal Balances outstanding over time and the weighted average lives of the Certificates to differ (which difference could be material) from the corresponding information in the table for each indicated percentage of [CPR].

Subject to the foregoing discussion and assumptions, the following table sets forth the percentages of the initial principal balances of the Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [CPR] and the corresponding weighted average lives.

The weighted average life of the Certificates is determined by (1) multiplying the amount of each principal payment by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the Initial Certificate Principal Balance.

Percentage of Initial Certificate Principal Balance of the Offered
Certificates Outstanding at the Following Percentages of [CPR]

	0%	[ ]%	[ ]%	[ ]%	28%	[ ]%	[ ]%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
[Distr. Date + 1 year]
[Distr. Date + 2 years]
[etc.]
[Distr. Date + 30 yrs]	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Redemption

_______________

*

Indicates a value between 0.0% and 0.5%.

Material Federal Income Tax Considerations

Characterization of the Trust

The characterization of the Trust for federal income tax purposes is not certain.  The Trust has been structured as a “grantor trust” and will likely be so treated.  See “Material Federal Income Tax Considerations – Types of Securities – Classification of Trust Certificates Generally” in the Prospectus.  Nonetheless, certain terms of the Trust may be viewed by the Internal Revenue Service (“IRS”) as inconsistent with the rules for qualification as a grantor trust.  In light of this uncertainty, McKee Nelson LLP will deliver its opinion, upon issuance of the Certificates, that for federal income tax purposes, assuming compliance with all provisions of the pooling and servicing agreement, the Trust should be treated as a grantor trust, but failing that, it will be characterized as a partnership and not as an association taxable as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool.  See “Material Federal Income Tax Considerations” in the Prospectus.  No rulings have been or will be sought from the IRS with respect to the Trust, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

Taxation of the Certificates

For a discussion of the taxation of the Certificates assuming that they are taxed as interests in a grantor trust, see “Material Federal Income Tax Considerations – Grantor Trust Certificates” in the Prospectus.  For purposes of that discussion, the Certificates should be treated as constituting [Stripped Certificates/ Standard Certificates].

The Certificates may be treated as having been issued with original issue discount (“OID”) for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to [   ]%.  No representation is made that the [Mortgage Loans] will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to OID.

No representation is made that the Certificates will constitute assets described in Section 856 or 7701(a)(19)(C) of the Code.  See “Material Federal Income Tax Considerations – Special Tax Attributes” in the Prospectus.

Foreign Persons

Payments of interest and OID made to a holder of a Certificate that is a Foreign Person generally will be subject to United States federal income and withholding tax if the Certificates were determined to be interest in a partnership for United States federal income tax purposes.  Accordingly, it is anticipated that United States federal tax will be withheld in all events.  See “Material Federal Income Tax Considerations – Special Tax Attributes – Partner Certificates – Foreign Persons” in the Prospectus.

Legal Investment Considerations

[The Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Certificates may be purchased by them.

See “Legal Investment Considerations” in the prospectus.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the “Underwriting Agreement”), the Transferor has agreed to cause the Trust to sell to [          ] (the “Underwriter”), and the Underwriter has agreed to purchase [     ] amount of [     ] Certificates.

[In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase the [     ] Certificates offered hereby if any of the [     ] Certificates are purchased.  The Transferor has been advised by the Underwriter that it proposes initially to offer the [     ] Certificates to the public at the price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of [     ]% per [     ] Certificate.  The Underwriter may allow and such dealers may re-allow a concession not in excess of [     ]% per [     ] Certificate to certain other dealers.  After the initial public offering, the public offering price and such concessions may be changed.]

[The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).]

The Underwriting Agreement provides that the [Depositor] will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, or contribute to payments the Underwriter may be required to make in respect thereof.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying prospectus.

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Certificates that they be rated [      ] by [      ] and [      ] by [      ] [(collectively, the “Rating Agencies”).]

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by Certificateholders of payments in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates.  The ratings assigned to the Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

The security ratings assigned to the Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Certificates could be lower than the ratings assigned by the Rating Agencies.

Index of Defined Terms

Defined terms

Page

Annex I
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Bayview Financial [          ] Asset Backed Certificates (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of [360 days or a 360-day year of twelve 30-day months].  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of [360 days or a 360-day year of twelve 30-day months].  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, holding a Global Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

1.

the Trustee or the U.S. withholding agent receives a statement –

from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that –

•

is signed by the holder under penalties of perjury,

•

certifies that such owner is not a United States person, and

•

provides the name and address of the holder, or

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that –

•

is signed under penalties of perjury by an authorized representative of the financial institution,

•

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

•

provides the name and address of the holder, and

•

attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

2.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

3.

the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

4.

the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding Global Securities through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Global Securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances an IRS Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  An IRS Form W-8BEN, if furnished without a TIN, and an IRS FormW-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding Global Securities through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

•

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

•

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

•

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$[                ]

(Approximate)

BAYVIEW FINANCIAL [                      ] TRUST

[                       ]

Asset-Backed Certificates

[                               ]

[Servicer/Master Servicer]

_______________

Preliminary Prospectus Supplement

[                ]

_______________

[Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

Subject to Completion, May ___, 2003

Asset-Backed Notes/Asset-Backed Certificates
(Issuable in Series)

Bayview Financial Securities Company, LLC
Depositor

The Trusts:

•

may periodically issue asset-backed notes or asset-backed pass-through securities, in each case in one or more series with one or more classes; and

•

will be established from time to time as separate trusts to hold assets transferred to a trust by Bayview Financial Securities Company, LLC in connection with each series of securities.  These assets may include:

•

mortgage loans or participation interests in mortgage loans, including loans secured by one-to four-family residential properties, manufactured housing, shares in a cooperative corporation, multifamily properties, mixed use residential and commercial properties, or unimproved land; and

•

other assets described in the applicable prospectus supplement, including various forms of credit enhancement.

The assets in your trust will be specified in the prospectus supplement for your securities.  The types of assets that may be included in a trust, whether or not included in your trust, are described in this prospectus.

The Securities:

•

will be offered for sale pursuant to a prospectus supplement;

•

will evidence beneficial ownership of, or be secured by, the assets in the related trust and will be paid only from the trust assets described in the applicable prospectus supplement; and

•

will have the benefit of one or more forms of credit enhancement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May ___, 2003

Page

The Trusts and the Trust Assets

1

General

1

Mortgage Loans

3

Manufactured Housing Contracts

13

Participation Interests

14

Pre-Funding

14

Assignment of Primary Assets

15

The Depositor

16

Bayview Financial Trading Group, L.P.

16

Use of Proceeds

17

Origination, Acquisition and Servicing of Loans

17

Origination and Acquisition of Loans

17

Servicing

18

The Securities

19

General

19

Payments on the Securities

20

Optional Termination

23

Optional Purchase of Securities

23

Other Purchases or Redemption

23

Book-Entry Registration

24

Credit Enhancement

29

Financial Guaranty Insurance Policies; Surety Bonds

29

Letters of Credit

30

Subordinate Securities

31

Shifting Interest

32

Overcollateralization

32

Interest Rate Caps and Swaps; Yield Supplement Agreements

32

Purchase Obligations

33

Reserve Funds

34

Performance Bond

36

Insurance

37

Primary Mortgage Insurance Policies

37

FHA Insurance and VA Guarantees

39

Standard Hazard Insurance Policies on Mortgage Loans

40

Standard Hazard Insurance Policies on Manufactured Homes

41

Environmental Insurance

42

Pool Insurance Policies

42

Special Hazard Insurance Policies

45

Mortgagor Bankruptcy Bond

46

Yield and Prepayment Considerations

46

Yield

46

Maturity and Prepayment

50

The Agreements

53

General

54

Assignment of Primary Assets

54

The Pooling and Servicing Agreement and the Servicing Agreements

59

The Indenture

71

The Trust Agreement

74

Reports to Securityholders

75

The Trustees; Agents

77

Loss Mitigation Advisor; Investment Manager; Other Parties

77

Certain Legal Aspects of Loans and Contracts

78

Mortgage Loans

78

Contracts for Deed

78

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

80

Cooperatives

82

Manufactured Housing Contracts

83

Foreclosure

86

Realizing Upon Cooperative Security

87

Rights of Redemption

88

Anti-Deficiency Legislation and Other Limitations on Lenders

89

Bankruptcy Laws

92

Due-on-Sale Clauses

94

Enforceability of Certain Provisions

95

Environmental Considerations

96

Soldiers’ and Sailors’ Relief Act

98

Alternative Mortgage Instruments

98

Consumer Protection Laws

99

Applicability of Usury Laws

100

Multifamily and Mixed Use Loans

100

Leases and Rents

101

Default Interest and Limitations on Prepayment

102

Secondary Financing; Due-on-Encumbrance Provisions

102

Certain Laws and Regulations

103

Type of Mortgaged Property

103

Americans with Disabilities Act

103

FHA Insurance and VA Guaranty

103

Material Federal Income Tax Considerations

107

Types of Securities

108

Taxation of Securities Treated as Debt Instruments

112

REMIC Residual Certificates

119

FASIT Ownership Certificates

127

Grantor Trust Certificates

128

Partner Certificates

131

Special Tax Attributes

134

Backup Withholding

137

State And Local Tax Considerations

137

ERISA Considerations

137

General

137

Debt Securities

138

Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities

139

Other Considerations

145

Legal Investment Considerations

146

Method of Distribution

148

Legal Matters

150

Financial Information

150

Additional Information

150

Reports to Securityholders

150

Incorporation of Certain Information by Reference

150

Ratings

151

Index of Defined Terms

153

The Trusts and the Trust Assets

General

Notes will be secured by a pledge of the assets of the applicable trust, or one or more subgroups of trust assets (each an “Asset Group”), and certificates will represent beneficial ownership interests in the assets of the applicable trust, or an individual Asset Group, each as specified in the related prospectus supplement.  The securities of a series will be non-recourse obligations of the trust.  Holders of notes may only proceed against the assets of the trust as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust not pledged to secure the notes, or against the assets of any trustee or any other party other than a party, such as an insurer, that expressly undertakes to guarantee payments on securities.

Each trust will be administered by a trustee identified in the applicable prospectus supplement, which may be referred to as the trustee, the owner trustee or the managing trustee.  In addition, in the case of a series of securities that include notes issued pursuant to an indenture, the prospectus supplement will identify the trustee under the indenture, generally referred to as the indenture trustee.  References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, owner trustee, managing trustee or indenture trustee, as applicable, unless the context requires otherwise.

If specified in the applicable prospectus supplement, the trust for a series will be a special purpose statutory trust organized under the laws of the state of Delaware or such other state as is specified.

The property or the trust for each series of securities will generally consist of:

•

mortgage loans or manufactured housing contracts secured by properties of the types described in this prospectus;

•

participation interests in mortgage loans or manufactured housing contracts;

•

amounts due and payable with respect to the Primary Assets (as defined herein) as of the cut-off date specified in the prospectus supplement;

•

amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•

mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•

any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

•

any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in the prospectus supplement;

•

any servicing agreements relating to mortgage loans in the trust, to the extent that these agreements are assigned to the trustee;

•

any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to mortgage loans in the trust;

•

any environmental insurance policy relating to multifamily or mixed use properties;

•

investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•

any other asset, instrument or agreement relating to the trust and specified in the prospectus supplement.

For convenience of reference, we sometimes refer in this prospectus to mortgage loans and manufactured housing contracts collectively as “Loans.”

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or by the seller of the Primary Asset, but will be retained by that party (the “retained interest”).  Therefore, amounts received with respect to retained interest in a Loan included in the trust for a series will not be included in the trust but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the agreements.

The “Primary Assets” in the trust for a series of securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

•

mortgage loans or participation interests in mortgage loans; and

•

manufactured home loans or participation interests in manufactured home loans.

If so specified in the applicable prospectus supplement, the depositor or an affiliate of the depositor will have the right or obligation to purchase, or to substitute other assets for, Primary Assets due to breaches of representations and warranties, default or such other reason as is specified in the prospectus supplement.  If so specified in the applicable prospectus supplement, the depositor or an affiliate of the depositor will have the right to purchase a specified amount or percentage of the Primary Assets, or specified Primary Assets, under the circumstances described in the prospectus supplement.

Mortgage Loans

General

If stated in the prospectus supplement with respect to a series, the trust for that series may include one or more pools containing:

•

conventional one- to four-family residential, first and/or junior lien mortgage loans;

•

cooperative loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular cooperative dwelling;

•

mortgage loans secured by multifamily property;

•

mortgage loans secured by mixed use property;

•

mortgage loans secured by unimproved land;

•

mortgage loans insured by the FHA or partially guaranteed by the VA;

•

mortgage participation certificates evidencing interests in those loans;

•

manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing interests in those contracts; or

•

any combination of the foregoing.

The mortgage loans and contracts will be newly originated or seasoned, and will be purchased by the depositor, either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the depositor.  Mortgage loans and contracts may have been originated by an affiliate of the depositor or by a variety of originators pursuant to varying underwriting guidelines.

The mortgage loans will be evidenced by notes (“mortgage notes”).  Single family property will consist of one-to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, cooperative dwellings and such other type of homes or units as are described in the related prospectus supplement.  Multi-family property may include multifamily residential rental properties, condominium projects and apartment buildings owned by cooperative housing corporations.  Attached homes may consist of duplexes or units connected to more than one other unit (multifamily structures where each borrower owns the land upon which the unit is built with the remaining adjacent land owned in common).  Multifamily property may include, and mixed use property will consist of, mixed commercial and residential buildings.  The mortgaged properties may include investment properties and vacation and second homes.  If specified in the applicable prospectus supplement, mortgaged properties may be located outside of the United States.  Mortgage loans secured by multifamily property or mixed use property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties, or by personal guarantees of the borrowers or principals of the borrowers, to the extent specified in the applicable prospectus supplement.  Mortgage loans may be secured by additional collateral such as securities or accounts, to the extent specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans with adjustable mortgage rates.  Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payment on the mortgage loan will be adjusted to provide for the payment of the remaining principal balance of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan.  Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment.  As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid.  See “Yield and Prepayment Considerations” in this prospectus.  In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or “deferred” interest may be added to the principal balance of the mortgage loan, unless otherwise paid by the borrower, and will bear interest at the mortgage rate in effect from time to time.  The amount by which the mortgage rate or monthly payment may increase or decrease and, if applicable, the total amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

If stated in the applicable prospectus supplement, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, or from a fixed to an adjustable rate, at the option of the borrower under certain circumstances.  If stated in the related prospectus supplement, the related agreements will provide that the seller from which the depositor (or its affiliate) acquired the convertible adjustable-rate mortgage loans, or the master servicer or servicer, will be obligated to repurchase from the trust any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement.  The amount of the purchase price will be required to be deposited in the distribution account and will be distributed to the securityholders on the distribution date in the month following the month of the exercise of the conversion option.  The obligation of the related seller or other party to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to maturity of more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide that the lender will be required to make future advances to the borrowers, in incremental amounts up to the maximum amount specified under the terms of the related mortgage loan, if the borrowers satisfy certain requirements that generally involve making certain repairs or improvements to the related mortgaged property (“partially disbursed loans”), mortgage loans with respect to which a portion of the loan proceeds may be held in a custodial account by the applicable servicer, an escrow agent or an attorney for disbursement to the related borrowers when certain repairs or improvements to the related mortgaged properties have been completed (“holdback loans”) or mortgage loans that otherwise provide for future advances to the borrowers.  Additional advances under partially disbursed loans will be funded or acquired by the trust by withdrawals from a fund established by the depositor, by application of amounts that would otherwise be payable as principal to securityholders, or as otherwise described in the applicable prospectus supplement.

A trust may include VA loans or FHA loans.  VA loans will be partially guaranteed by the United States Department of Veteran’s Affairs (the “VA”), under the Servicemen’s Readjustment Act of 1944, as amended.  FHA loans will be insured by the Federal Housing Administration (the “FHA”), as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended.  FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties.

With respect to any trust that contains mortgage loans, the prospectus supplement for the series of securities related to that trust will contain information as to the types of mortgage loans that will comprise the related mortgage pool.  The related prospectus supplement will also contain information, to the extent material to investors, as to:

•

the total principal balance of the mortgage loans as of the applicable cut-off date;

•

the types of mortgaged properties securing the mortgage loans;

•

the range of original terms to maturity of the mortgage loans;

•

the range of principal balances and average principal balance of the mortgage loans;

•

the earliest origination date and latest maturity date of the mortgage loans;

•

mortgage loans having loan-to-value ratios at origination exceeding 80%;

•

the interest rate or range of interest rates borne by the mortgage loans;

•

the geographical distribution of the mortgage loans;

•

the total principal balance of buydown loans or GPM loans, if applicable;

•

the delinquency status of the mortgage loans as of the cut-off date;

•

with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans; and

•

whether the mortgage loan provides for an interest only period and whether the principal balance of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The total principal balance of the mortgage loans or contracts in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

No assurance can be given that values of the mortgaged properties securing mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans.  If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, the value of property securing cooperative loans and the delinquency rate with respect to cooperative loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable.  See “Certain Legal Aspects of Loans and Contracts — Cooperatives” in this prospectus.  To the extent that such losses are not covered by the methods of credit enhancement or the insurance policies described in this prospectus or by alternative forms of credit enhancement described in the applicable prospectus supplement, they will be borne by holders of the securities of the related series.

The depositor will cause the mortgage loans included in each trust to be assigned to the trustee named in the applicable prospectus supplement for the benefit of the holders of the securities of that series.  The master servicer, servicer or servicers identified in the applicable prospectus supplement will service the mortgage loans, either directly or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to the agreements for the series or a separate servicing agreement, and will receive a fee for those services.  With respect to those mortgage loans subserviced by a subservicer, the subservicer will be required to service the related mortgage loans in accordance with a subservicing agreement between the servicer and the subservicer, and will receive the fee for the services specified in the related subservicing agreement; however, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related mortgage loans.  Bayview Financial Trading Group, L.P. (“BFTG”) or its affiliates, or third parties from which mortgage loans were acquired, may retain ownership of the servicing rights related to mortgage loans included in a trust.  The servicing of the mortgage loans is generally described under “Origination, Acquisition and Servicing of Loans” and “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements” in this prospectus supplement.

If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse.  As described in this prospectus, each seller of the mortgage loans will make certain representations and warranties with respect to the mortgage loans, which will generally be assigned to the trustee.  Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the seller will generally be obligated either to cure the breach in all material respects or to purchase the mortgage loan or, if stated in the related prospectus supplement, to substitute another mortgage loan.  This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to a securityholders or the trustee for a breach of representation and warranty by the seller.

Single Family Mortgage Loans

The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of the mortgage loans and the loan-to-value ratios of the mortgage loans.  Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans.  If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments.  Mortgage pools may also include other types of single family mortgage loans to the extent described in the applicable prospectus supplement.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments made by the borrower during the early years following origination will be less than the scheduled monthly payment on that mortgage loan (“buydown loans”).  The resulting difference in payment on a buydown loan will be compensated for from amounts on deposit in the related buydown fund or as described in the applicable prospectus supplement.  In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the buydown fund.  Buydown loans included in a mortgage pool will provide for a reduction in monthly interest payments by the borrower for an initial period of the term of such mortgage loans.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments by the borrower during the early years following origination are less than the amount of interest that would otherwise be payable (“GPM loans”).  GPM loans generally provide for a schedule of fixed, gradually increasing monthly payments over time.  If stated in the related prospectus supplement, the resulting difference in payment on the early payments due under a GPM loan will be compensated for from amounts on deposit in a segregated fund (a “GPM fund”).  In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related rating agency to fund the GPM fund.

If specified in the related prospectus supplement, a trust may contain re-performing loans, which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified.  These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales.  The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

If specified in the applicable prospectus supplement, the mortgage loans may include “step-down” mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest.  The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

If specified in the applicable prospectus supplement, a trust may include “reverse mortgage loans” that do not provide for monthly payments of principal and interest by the borrower.  Instead, these mortgage loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related mortgaged property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related mortgaged property, or for payments calculated as otherwise specified in the related mortgage note, in each case upon the occurrence of specified maturity events.  Maturity events will generally include:

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the death of the borrower, or the last living of two co-borrowers;

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the borrower, or the last living of two co-borrowers, ceasing to use the related mortgaged property as his or her principal residence; or

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the sale of the related Mortgaged Property.

The maturity of a reverse mortgage loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the mortgaged property.

Multifamily and Mixed Use Mortgage Loans

The multifamily mortgage loans and mixed use mortgage loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property; cooperatively owned multifamily properties and/or mixed residential and commercial property; and related property and interests.

Certain of the multifamily and mixed use mortgage loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Multifamily and mixed use mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral.  Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower.  State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.  See “Certain Legal Aspects of Loans and Contracts — Leases and Rents” in this prospectus.

Certain of the multifamily and mixed use mortgage loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the mortgaged property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Multifamily and mixed use mortgage loans may be originated by an affiliate of the depositor.  Other originators of multifamily and mixed use mortgage loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

A borrower (or the borrowers) under a multifamily or mixed use loan may be one or more individuals or may be a corporation or other registered organization.  In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property.  In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of multifamily and mixed use loans.  For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

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local and regional economic conditions;

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the physical condition of the property;

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the types of services and amenities provided;

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the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

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availability of alternative rental properties;

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changes in the surrounding neighborhood;

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management;

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the level of mortgage interest rates;

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dependence upon government rent subsidies;

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any applicable rent control laws; and

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state and local regulations.

The value of a multifamily or mixed use property may also be affected by a variety of other factors.

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower.  If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  See “Certain Legal Aspects of Loans and Contracts — Environmental Considerations” in this prospectus.  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, certain environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.  Property owners in some areas have been subject to liability claims associated with mold.

No single multifamily or mixed use loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the loans in the trust.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.  Neither the depositor, the master servicer or servicer, the trustee, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans.  A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment.  Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan.  As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.  Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less.  If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled.  However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled.  If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment.  The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most mortgage loans are computed and applied on an actuarial basis.  Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Contracts for Deed

The mortgage loans in a trust may also consist of installment contracts for the purchase of real property (“contracts for deed”).  An affiliate of the depositor, referred to in this prospectus as a title-holding trust, will retain record title to contracts for deed and the related real estate.  Instead of acquiring title to those assets and assigning them to the trust, BFTG , as owner of the undivided trust interest representing the entire beneficial interest in property of the title-holding trust that has not been allocated to special units of beneficial interest in the title-holding trust, will cause the title-holding trust to create a class of certificates of beneficial interest (a “special interest certificate”) that will evidence beneficial ownership of the applicable contracts for deed and related property (“special interest assets”) to be issued to the trustee.  The special interest certificate for a series will represent the entire beneficial interest in the related contracts for deed, which will be an indirect beneficial interest rather than a direct legal interest, and will entitle the trustee as holder to receive all payments and other cash proceeds in respect of the related contracts for deed.  Property of other special units of beneficial interest of a title-holding trust and the proceeds of that property will not be available to make payments on securities of any series other than a series for which a particular special interest certificate has been issued to the trustee.

See “Certain Legal Aspects of Loans and Contracts — Contracts for Deed” in this prospectus.

Manufactured Housing Contracts

If stated in the prospectus supplement with respect to a series, the trust for that series may include manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor.  The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA.  Each contract will be secured by a manufactured home.  The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

The depositor will cause the contracts to be assigned to the trustee named in the related prospectus supplement for the benefit of the related securityholders.  The servicer specified in the related prospectus supplement will service the contracts, either directly or through subservicers.  BFTG or its affiliates, or third parties from which contracts were acquired, may retain ownership of the servicing rights related to contracts included in a trust.  See “Origination, Acquisition and Servicing of Loans” in this prospectus.  With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related contracts.  If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to the pooling and servicing agreement or a custodial agreement.

The related prospectus supplement will specify for the contracts contained in the related contract pool, among other things:

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the range of dates of origination of the contracts;

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the weighted average annual percentage rate on the contracts;

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the range of outstanding principal balances as of the cut-off date;

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the average outstanding principal balance of the contracts as of the cut-off date;

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the weighted average term to maturity as of the cut-off date; and

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the range of original maturities of the contracts.

As described in this prospectus, each seller of the contracts will make certain representations and warranties with respect to the contracts, which will generally be assigned to the trustee.  Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the seller will generally be obligated either to cure the breach in all material respects or to purchase the affected contract or, if stated in the related prospectus supplement, to substitute another contract.  This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to a securityholders or the trustee for a breach of representation and warranty by the seller.

Participation Interests

A trust may include participation interests in individual Loans or pools of Loans.  Each participation interest will entitle the trust to receive a proportionate share of interest and principal collected on the underlying loans, based on the participation percentage evidenced by the participation interest.  Unless otherwise specified in the applicable prospectus supplement, each participation interest that is included in the trust will be treated as a mortgage loan having a principal balance equal to the product of the principal balance of the related participated mortgage loan or loans and the applicable participation percentage.  Neither the trustee nor securityholders entitled to vote on matters relating to the trust and the Loans will have the decision-making authority typically afforded the holder of a mortgage loan upon default or with respect to other matters requiring consent or vote.  Any such consent or vote with respect to a participated mortgage loan will require the agreement of the holder of the remaining participation interest in that participated mortgage loan, which may be the seller, another trust or a third party.  There may be multiple participants for each participated mortgage loan or group of loans, and in some cases the trust will hold less than a 50% participation percentage in the participated mortgage loans.  There can be no assurance that any holders of participation interests not included in a trust will act in the best interests of securityholders.

Pre-Funding

If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional Primary Assets from time to time during the time period specified in the related prospectus supplement.  Prior to the application of amounts on deposit in the related pre-funding account to purchase additional Primary Assets, those amounts may be invested in one or more investments permitted under the applicable agreements.

Additional Primary Assets that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement.  The eligibility criteria for additional Primary Assets will be consistent with the eligibility criteria of the Primary Assets included in the related trust as of the closing date subject to the exceptions stated in the related prospectus supplement.

Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

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the period during which additional Primary Assets may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

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the additional Primary Assets to be acquired by the related trust will be subject to the same representations and warranties as the Primary Assets included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional Primary Assets may be purchased exceed one year.

Assignment of Primary Assets

General

In general, the Primary Assets will be originated by affiliates of the depositor or will be acquired from various third parties, and will be assigned by the depositor to the trustee or the trust.  The applicable prospectus supplement will specify whether the documents evidencing the Primary Assets will be held by the trustee or by a custodian on behalf of the trustee, and, to the extent applicable, whether those documents will be indorsed or otherwise marked to indicate their assignment to the trustee.

For more information, see “The Agreements — Assignment of Primary Assets” in this prospectus.

Representations and Warranties

Unless otherwise specified in the applicable prospectus supplement, a seller of Loans to the depositor will make certain representations and warranties as to each Loan, including representations and warranties to the effect that:

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the seller has good title to the Loan;

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the seller is transferring the Loan free of any liens;

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the Loan was originated in accordance with applicable law;

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if applicable, the related mortgage or security agreement creates a valid lien on the collateral securing the Loan;

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the loan and the related mortgage or security agreement are enforceable; and

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if applicable, the mortgaged property has not incurred material damage from fire, storm or other casualty.

The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be (1) to the extent provided in the applicable agreements, the obligation of the seller to repurchase the affected Primary Assets for the applicable repurchase price, or, if so specified, to substitute another Primary Asset for the defective Loan, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the seller for losses due to breaches of representations and warranties.

Status of the Loans and Related Assets in the Event of Insolvency of the Seller

Each transfer of a Loan to the applicable seller, from the seller to the depositor and from the depositor to the trust, will have been intended to be an absolute and unconditional sale of such Loan.  However, in the event of insolvency of a prior owner of a Loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that Loan by such insolvent party as a borrowing secured by a pledge of the Loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series.  If such an attempt were successful, it is possible that the affected Loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

In addition, the insolvency of a servicer or subservicer that remains, for purposes of FHA administration, the record owner of an FHA mortgage loan could result in delays in receipt of payments under the related FHA insurance or failure to recover such payments.

The Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, was organized on March 21, 2003 for the limited purposes of establishing trusts; acquiring, owning and transferring Primary Assets and other property; selling securities evidencing interests in or obligations secured by Primary Assets; and engaging in related activities.  The depositor will not guarantee payments on any securities.

The depositor is a wholly owned subsidiary of Bayview Financial Trading Group, L.P.  The principal executive offices of the depositor are located at 4425 Ponce de Leon Boulevard, 4th Floor, Coral Gables, Florida 33146.  Its telephone number is (305) 341-5632.

Bayview Financial Trading Group, L.P.

BFTG is an investment banking firm specializing in the mortgage banking industry.  BFTG began business in 1978 under the name Reserve Financial providing valuation, servicing brokerage and merger and acquisition advisory services to the mortgage banking industry.  In 1994, BFTG began purchasing and selling mortgage loans as principal.  As of the date of this prospectus supplement, BFTG had acquired more than $6 billion in principal balance of mortgage loans since 1994.

Use of Proceeds

The depositor will apply all or substantially all of the proceeds from the sale of the securities of each series to purchase the related Primary Assets and certain other property, to fund any applicable credit enhancement and to pay fees and expenses associated with the issuance of the securities.

Origination, Acquisition and Servicing of Loans

Origination and Acquisition of Loans

BFTG and other affiliates of the depositor acquire pools of loans (and participation interests in loans or loan pools) from a wide variety of sources, including, for example, banks, savings institutions, finance companies, leasing companies, mortgage companies, mortgage brokers, insurance companies, and governmental agencies.  BFTG and its affiliates generally obtain information on available pools of loans from several sources, including referrals from sellers with whom BFTG has transacted business in the past.  Pools of loans generally are acquired in negotiated transactions or through sealed competitive bids.

Prior to making an offer to purchase a pool of loans, BFTG (or an affiliate) generally conducts an evaluation of the individual loans comprising the pool of mortgage loans and/or the separate parcels of real estate or other collateral in the pool.  If this evaluation proves satisfactory, BFTG (or an affiliate) will make an offer to purchase the pool of loans, which offer is subject to further diligence with respect to the mortgage pool.  If the offer is accepted, diligence typically consists of an analysis of the information provided by the seller of the loans (generally, the credit and collateral files for the loans), other relevant material that may be available (including tax records) and the underlying collateral.  The purchaser either performs its own diligence or engages third party to perform the reunderwriting of the credit files and review of collateral documentation.  BFTG (or affiliated purchaser) obtains broker price value opinions from third parties if it determines that they are necessary, and, in some cases, conducts site inspections.  The purchaser may also review information on the local economy and real estate markets including the amount of time generally required to complete foreclosure on real property in the jurisdiction in which the property is located.  The credit score is reviewed if available.  In connection with its review of a pool of loans being considered for acquisition, BFTG (or its affiliate) generally reviews each loan or property in such pool of loans and designs a preliminary servicing plan for each loan and property that is intended to maximize the cash flow from such loan or property.  In some cases, however, review of loans purchased by BFTG and its affiliates will be more limited than described above.

Upon completion of the diligence process and confirmation to the purchaser’s satisfaction that the information supplied by the seller of the loans is accurate, the seller of the loans and BFTG (or an affiliate) will generally enter into a loan purchase agreement containing representations and warranties by the seller of the loans concerning the loans being sold (which representations and warranties will generally not be assigned to the trustee).  In some cases BFTG and its affiliates will purchase loans on an “as is” basis, receiving only very limited (or no) representations and warranties from the seller.

BFTG and an affiliate, Interbay Funding, LLC (“Interbay”) also originate commercial, multifamily, mixed use and residential mortgage loans.  If loans originated by BFTG or Interbay constitute a substantial portion of the Loans included in a trust, the applicable prospectus supplement will include a summary description of the underwriting process.

Loans originated by BFTG or Interbay will generally be serviced initially by Interbay, although the related servicing rights may subsequently be sold, or the servicing may be transferred, to a third party.  Loans acquired by BFTG and its affiliates may be purchased on a servicing-released basis, meaning that the purchaser acquires the servicing rights, or on a servicing-retained basis, meaning that the seller retains the servicing rights.  In either case the seller or a third party may service the loans, or they may be serviced by Interbay.  BFTG or an affiliate may retain ownership of servicing rights with respect to Loans included in a trust.

Servicing

The agreements for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.  References in this prospectus to “master servicer” under an agreement are intended to refer as to any particular series of securities to the master servicer or, if there is no master servicer, to the servicer under the related agreements, as applicable, unless the context requires otherwise.  Similarly, references to obligations of the “servicer” for a series may apply to the master servicer.

Unless otherwise specified in the applicable prospectus supplement, the servicers will service the mortgage loans, directly or through subservicers under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreements.  The master servicer will generally not be ultimately responsible for the servicing of the mortgage loans except to the limited extent described under “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Advances” in this prospectus, and will generally not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted mortgage loans, workouts, discounted payoffs, foreclosure, and disposition of REO property.  However, if the master servicer becomes aware that a servicer is not fulfilling its obligations under the servicing agreement with respect to such matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreements), appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable agreements.  Following termination of a servicer and prior to the appointment of a successor, the master servicer will assume the obligation to make Advances.

BFTG or its affiliates, or third parties, will, if specified in the applicable prospectus supplement, retain ownership of the servicing rights related to Loans included in a trust.  These parties, referred to as “servicing rights owners,” will have the right, to the extent provided in the applicable agreements, to sell the servicing rights or to transfer the servicing of the related Loans to one or more third parties, subject to the limitations set forth in the applicable agreements.

The Securities

General

The asset-backed certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust created pursuant to the related agreements.  A series of securities may also include asset-backed notes (referred to together with the certificates of a series as the “securities”) that will represent indebtedness of the related trust and will be issued pursuant to an indenture.  See “The Agreements” in this prospectus.

Each series of securities will consist of one or more classes of securities, one or more of which may:

•

accrue interest based on a variable or adjustable rate;

•

provide for the accrual of interest, which is periodically added to the principal balance of the securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement;

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be entitled to payments of principal but not to any payments of interest;

•

be entitled to a greater percentage of interest on the assets underlying or comprising the Primary Assets for the series than the percentage of principal on the Primary Assets to which the securities are entitled;

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be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the securities are entitled;

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not be entitled to principal until the earlier of the date specified in or determined as described in the prospectus supplement or the date on which the principal of all securities of the series having an earlier final scheduled distribution date have been paid in full;

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be entitled to payments of principal in accordance with a schedule;

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be entitled to payments of interest for a specified period of time;

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be entitled to a portion of interest and principal collections on some, but not all, of the Primary Assets in a trust;

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be subordinate to one or more other classes of securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement; and/or

•

have other payment characteristics, as described in the prospectus supplement.

If specified in the prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion of the assets in the related trust.

Each class of securities offered by this prospectus and the prospectus supplement (the “offered securities”) will be issued in the minimum original principal balance or notional balance (or percentage interest) for securities of that class specified in the prospectus supplement.  The transfer of any offered securities may be registered, and those securities may be exchanged, without the payment of any service charge.  The classes of securities of a series may be issued in fully registered, certificated form (“definitive securities”) or issued in book-entry form only (“book-entry securities”) in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement.  See “— Book-Entry Registration” below.

Payments on the Securities

General

Payments on the securities of each series will be made by or on behalf of the trustee from the available distribution amount for that series, on each distribution date, as specified in the prospectus supplement.  Payments (other than the final payment) will be made to the persons in whose names the securities are registered on the close of business on the record date specified in the prospectus supplement.  Payments will be made by check mailed to the registered owners at their addresses appearing on the applicable security register, or by wire transfer in certain circumstances described in the prospectus supplement; provided, however, that the final payment in retirement of a security will be made only upon presentation and surrender of the security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement.  Advance notice of the final distribution on a security will be provided to the securityholders.

Payments of interest on securities entitled to receive interest will be made periodically at the intervals and on the basis of the interest rates specified in or determined in accordance with the prospectus supplement.  The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement.  Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such payments.  Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis.  Distributions of principal on each class of securities in a series that are entitled to receive principal will be made on a pro rata or random lot basis among all of the securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the distribution account (together with any amounts transferred from any reserve fund or applicable credit enhancement) may be insufficient to make the full distribution to securityholders on a distribution date.  In that case, the funds available for payment to the securityholders of each class will be distributed in accordance with their respective interests.  However, as described in the prospectus supplement, holders of senior securities will receive their current payments and past amounts due but unpaid to them before holders of subordinate securities are paid (in each case, these amounts will be calculated as described in the prospectus supplement).  The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for payment and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next distribution date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders” in this prospectus

Single Class Securities Generally

With respect to a series of securities that is not a multi-class series, distributions on the securities on each distribution date will generally be allocated to each security entitled to payment on the basis of the undivided percentage interest evidenced by the security, or on the basis of the security's outstanding principal balance or notional balance (subject to any subordination of the rights of any classes of subordinate securities to receive current distributions), as specified in the prospectus supplement.  See “— Subordinate Securities” below.

If the Primary Assets for a series of securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the securities or on a class in the series (the “interest rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising the Primary Assets.  If the Primary Assets for a series have fixed interest rates, then the interest rate on securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets.  If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the interest rate on the securities of the related series may also reflect those caps.

Multi-Class Series

A series of securities may include fixed and floating rate securities, accrual securities, interest-only and principal-only securities, planned amortization securities, classes of subordinate securities and senior securities, and classes of securities of various types described in the prospectus supplement (a “multi class series”).  For a series of securities that is not a multi-class series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets.  This designation does not change over the term of the securities unless the series has a subordination feature in one or more classes of subordinate securities that protects one or more classes of senior securities in the event of failure of timely payment of the Primary Assets.  Unless otherwise specified in the prospectus supplement, each security of a multi-class series will have a principal balance or a notional balance and a specified interest rate (that may be zero).  Interest distributions on a multi-class series will be made on each security entitled to an interest distribution on each distribution date at the interest rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the distribution account, subject to any subordination of the rights of any classes of subordinate securities to receive current distributions.  See “ — Subordinate Securities” below and “Credit Enhancement — Subordinate Securities” in this prospectus.

Distributions of interest on accrual securities will begin only after the related accretion termination date specified in the prospectus supplement.  On each distribution date on or before the accretion termination date, interest on the accrual securities accrues, and the amount of interest accrued is added on each distribution date to the principal balance of the security.  On each distribution date after the accretion termination date, interest distributions will be made on classes of accrual securities as described in the prospectus supplement.

A multi-class series may include one or more classes of floating rate securities.  The interest rate of a floating rate security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate or both, as specified in the prospectus supplement.  For each class of floating rate securities, the prospectus supplement will set forth the initial floating rate (or the method of determining it), the period during which the floating rate applies, and the formula, index, or other method by which the floating rate for each period will be determined.

Subordinate Securities

A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series.  The rights of holders of some classes of securities (the “subordinate securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “senior securities”) but only to the extent described in the prospectus supplement.  If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature.  This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another Asset Group within the trust.  Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each a “rating agency”), subordinate securities will not be offered by this prospectus or the prospectus supplement.  See “Credit Enhancement — Subordinate Securities” in this prospectus.

Optional Termination

If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust, or cause an early termination of the trust by purchasing all of the Primary Assets from the trust or directing the sale of the Primary Assets.  This termination may occur on a date on or after the date on which either (1) the total principal balance of the Primary Assets is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement.  If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the trust.  This bid process may be subject to a minimum bid price.

The optional termination described in this section will be in addition to terminations that may result from other events.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Master Servicer Default” and “— Optional Purchase or Substitution of Assets; Termination” in this prospectus.

Optional Purchase of Securities

The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances.  Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases or Redemption

If specified in the prospectus supplement for a series, any class of securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class, or to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity.  The terms and conditions of any redemption or mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies.  As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

•

call protection for any class of securities of a series;

•

a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

•

certain other guarantees described in the prospectus supplement.

Book-Entry Registration

General

If provided for in the prospectus supplement, one or more classes of the offered securities of any series will be issued as book-entry securities, and each of these classes will be represented by one or more single securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to herein as “Clearstream”) or the Euroclear System (“Euroclear”).  Each class of book-entry securities will be issued in one or more securities or notes, as the case may be, that equal the initial principal balance of the related class of offered securities and will initially be registered in the name of Cede & Co. or another nominee.

No person acquiring an interest in a book-entry security (each, a “Beneficial Owner”) will be entitled to receive a definitive security, except as set forth below under “— Definitive Securities.”  Unless and until definitive securities are issued for the book-entry securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the book-entry securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the book-entry securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

Beneficial Owners will hold their book-entry securities through DTC in the United States, or, if the offered securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“participants”) of those systems.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations.  Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the book-entry securities, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities.  Transactions may be settled in Clearstream in United States dollars or in certain foreign currencies.  Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.  Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of Clearstream, either directly or indirectly.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in United States dollars or in certain foreign currencies.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “cooperative corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative corporation.  The cooperative corporation establishes policy for Euroclear on behalf of its participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its participants, and has no record of or relationship with persons holding through participants of Euroclear.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book-Entry Securities

Except as described below or as otherwise described in the prospectus supplement, no Beneficial Owner will be entitled to receive a physical certificate representing a security.  Unless and until definitive securities are issued, it is anticipated that the only “securityholder” of the offered securities will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be “Certificateholders,” “Noteholders” or “Securityholders” as those terms are used in the related agreements.  Beneficial Owners are only permitted to exercise their rights indirectly through participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner's account for that purpose.  In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the offered securities from the trustee through DTC and its participants.  While the offered securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered securities and is required to receive and transmit distributions of principal of, and interest on, the offered securities.  participants and indirect participants with whom Beneficial Owners have accounts with respect to offered securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess securities or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive securities or notes representing their respective interests in the offered securities, except under the limited circumstances described below.  Unless and until definitive securities are issued, Beneficial Owners who are not participants may transfer ownership of offered securities only through participants and indirect participants by instructing the participants and indirect participants to transfer offered securities, by book-entry transfer, through DTC for the account of the purchasers of the offered securities, which account is maintained with their respective participants.  Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of book-entry securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.  Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant participants of Clearstream or Euroclear on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the securities, see “Material Federal Income Tax Considerations” in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between participants of DTC will occur in accordance with DTC Rules.  Transfers between participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable participants of DTC in accordance with DTC's normal procedures.  Each participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent.  Each financial intermediary will be responsible for disbursing funds to the Beneficial Owners of the book-entry securities that it represents.

Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co.  Any distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations” in this prospectus.  Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for the book-entry securities.  In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related agreements, only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities.  If the book-entry securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related agreements, on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related participants, with respect to some offered securities that conflict with actions taken with respect to other offered securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as definitive securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the depositor is unable to locate a qualified successor, (2) if the depositor, at its option, elects to end the book-entry system through DTC or (3) in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of definitive securities for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book- Entry securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the definitive securities to which they are entitled, and thereafter the trustee will recognize the holders of those definitive securities as securityholders under the related agreements.

Credit Enhancement

Credit enhancement for a series of securities may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of securities, provision for shifting interest credit enhancement, the establishment of a reserve fund, another method of credit enhancement specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, insurance arrangements of the types set forth in this prospectus under “Insurance.”  The amount and method of credit enhancement will be described in the prospectus supplement with respect to a series of securities.

Financial Guaranty Insurance Policies; Surety Bonds

The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series.  Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date.  The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement.  A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls.  In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

The letters of credit, if any, with respect to a series of securities will be issued by the bank or other financial institution specified in the related prospectus supplement.  The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in a total fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the total principal balance on the related cut-off date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series.  The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of securities will be in compliance with the requirements established by the related rating agency and will be set forth in the prospectus supplement relating to that series of securities.  The amount available under the letter of credit in all cases will be reduced to the extent of the unreimbursed payments previously made under the letter of credit.  The obligations of the letter of credit bank under the letter of credit for each series of securities will expire 30 days (or such other period of time as is specified in the applicable prospectus supplement) after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related pool or the repurchase of all mortgage loans or contracts in the pool, or on another date specified in the related prospectus supplement.

If stated in the applicable prospectus supplement, under the related agreements, the master servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment.  On the distribution date, the letter of credit bank will be required to honor the trustee’s request for payment in an amount equal to the lesser of (unless otherwise specified):

•

the remaining amount available under the letter of credit; and

•

the outstanding principal balances of any liquidating loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the distribution account and will be distributed to securityholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the master servicer and the servicers and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a liquidating loan, it will be entitled to receive an assignment by the trustee of that liquidating loan, and the letter of credit bank will thereafter own the liquidating loan free of any further obligation to the trustee or the securityholders with respect to that loan.  Payments made to the distribution account by the letter of credit bank under the letter of credit with respect to a liquidating loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that liquidating loan.  The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

To the extent the proceeds of liquidation of a liquidating loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by obligors on the Assets in the trust.  If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

Subordinate Securities

To the extent of the subordinated amount as specified in the applicable prospectus supplement, credit enhancement may be provided by the subordination of the rights of the holders of one or more classes or subclasses of securities to receive distributions with respect to the mortgage loans or contracts in the pool underlying that series, to the rights of senior securityholders or holders of one or more classes or subclasses of subordinated securities of that series to receive distributions.  In such a case, credit enhancement may also be provided by the establishment of a reserve fund, as described under “— Reserve Funds.”  If stated in the related prospectus supplement, the subordinated amount will decline over time in accordance with a schedule that will also be set forth in the related prospectus supplement.

If specified in the applicable prospectus supplement, losses on particular Primary Assets or on a pool of Primary Assets will be allocated to reduce the principal balances of the securities, or of the subordinate securities, in inverse order of seniority.  If the principal balance of the most subordinate class of securities outstanding will be reduced by an amount equal to the amount by which the total principal balance of the securities exceeds the total principal balance of the Loans, the amount of such reduction will be referred to as an “applied loss amount” or other term specified in the applicable prospectus supplement.

Shifting Interest

If stated in the prospectus supplement for a series of securities for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated securities of that series to receive distributions with respect to the mortgage loans or contracts in the related trust will be subordinated to the right of the holders of senior securities of that series to receive distributions to the extent described in that prospectus supplement.  This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior securities against losses due to borrower defaults.

The protection afforded to the holders of senior securities of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior securities a disproportionately greater percentage of prepayments of principal on the related mortgage loans or contracts.  The initial percentage of principal to be received by the senior securities for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement.  This disproportionate distribution of prepayments of principal on the related mortgage loans or contracts will have the effect of accelerating the amortization of the senior securities while increasing the respective interest of the subordinated securities in the pool.  Increasing the respective interest of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the benefits of the subordination provided by the subordinated securities.

Overcollateralization

If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date.  To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the total outstanding balance of the mortgage loans or contracts, thereby creating overcollateralization and additional protection for the securityholders, if and to the extent specified in the accompanying prospectus supplement.

If stated in the applicable prospectus supplement, the total principal balance of the mortgage loans or contracts (or other assets of the trust) may exceed the total principal balance of the securities of that series on the date of issuance.

Interest Rate Caps and Swaps; Yield Supplement Agreements

The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars intended to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including the London Interbank Offered Rate (“LIBOR”), a specified bank’s prime rate or U.S. Treasury Bill rates.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).  An interest rate cap and an interest rate floor are, essentially, two separate agreements that taken together achieve the same economic result as a swap.  Under a cap agreement, the counterparty would agree to pay to the trust a specified fixed or floating rate of interest on a notional principal amount for a specified period of time.  Under a floor agreement, the trust would agree to pay to the counterparty a fixed or floating rate of interest on a notional principal amount that may or may not be the same as the amount on which payments received under the cap agreement held by the trust are calculated.  If a trust is party to both a cap and floor agreement, the counterparties may be different.  The counterparty under a floor agreement may be an affiliate of the depositor.

The credit rating of the counterparty under any interest rate swap or cap agreement will be specified in the applicable prospectus supplement.

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation.

Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous.  In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

Some of the mortgage loans or contracts and classes of securities of any series, if specified in the related prospectus supplement, may be subject to a purchase obligation.  The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement.  A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related securities.  Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company or other party.  Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series.  Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the securityholders of the related series, or if stated in the related prospectus supplement, to some other person.  Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

Reserve Funds

If stated in the related prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment and maintenance with the trustee, in trust, of one or more reserve funds for certain classes of that series.  The reserve fund for a series may or may not be included in the trust for that series.  The reserve fund for each series will be created by the depositor and will be funded by:

•

the retention by the servicer of certain payments on the mortgage loans or contracts;

•

the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or contracts or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

•

an initial deposit;

•

any combination of the foregoing; or

•

some other manner as specified in the related prospectus supplement.

Unless otherwise described in the applicable prospectus supplement, following the initial issuance of the securities of a series and until the balance of the reserve fund first equals or exceeds the required amount, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a segregated pool, otherwise distributable to the holders of securities and deposit those amounts in the reserve fund.  After the amount in the reserve fund for a series first equals or exceeds the applicable required amount, the trustee will deposit in the reserve fund only so much of future collections as may be necessary, after the application of distributions to amounts due and unpaid on the applicable securities of that series, to maintain the reserve fund at the required amount.  The balance in the reserve fund in excess of the required amount will be paid to the applicable class or subclass of securities, or to another specified person or entity, as set forth in the related prospectus supplement, and will be unavailable thereafter for future distribution to securityholders of any class.  The prospectus supplement for each series will set forth the amount of the required amount applicable from time to time.  The amount required to be maintained in the reserve fund may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement, or otherwise.  A reserve fund may be funded and maintained in any other manner described in the applicable prospectus supplement.

Amounts held in the reserve fund for a series from time to time will continue to be the property of the securityholders of the classes or subclasses specified in the related prospectus supplement, if so specified, until withdrawn from the reserve fund and transferred to the distribution account as described below.  If on any distribution date the amount in the distribution account available to be applied to distributions on the senior securities of that series, after giving effect to any delinquency advances made by the master servicer or the servicer on the related distribution date, is less than the amount required to be distributed to the senior securityholders on that distribution date, or as otherwise described in the applicable prospectus supplement, the servicer will withdraw from the reserve fund and deposit into the distribution account or pay directly to securityholders the lesser of:

•

the entire amount on deposit in the reserve fund available for distribution to the senior securityholders, which amount will not in any event exceed the required amount; or

•

the amount necessary to increase the funds in the distribution account eligible for distribution to the senior securityholders on that distribution date to the amount required to be distributed to the senior securityholders on that distribution date, or such other amount as is described in the applicable prospectus supplement.

In some cases, whenever amounts on deposit in a reserve fund are less than the required amount, holders of the subordinated securities of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below; however, if stated in the related prospectus supplement, holders of securities of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the required amount.  If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the required amount on any distribution date, the holders of securities of the applicable class or subclass will be entitled to receive from the distribution account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the agreements.

If specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in the following order:

(1)

to the reimbursement of Advances determined by the master servicer and the servicers to be otherwise unrecoverable, and the reimbursement of liquidation expenses incurred by the master servicer and the servicers if sufficient funds for reimbursement are not otherwise available in the related servicing accounts and distribution account;

(2)

to the payment to the holders of the senior securities of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the distribution account are not available therefor; and

(3)

to the payment to the holders of the senior securities of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related interest rate, to the extent that sufficient funds in the distribution account are not available therefor.

If so specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in any other manner so specified.

Amounts in the reserve fund in excess of the required amount, including any investment income on amounts in the reserve fund, as set forth below, will then be released to the holders of the subordinated securities, or to some other person as is specified in the applicable prospectus supplement.

Funds in the reserve fund for a series will be invested as provided in the related agreements.  The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated securities in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement, or if specified in the applicable prospectus supplement will be paid to the trustee, an affiliate of the depositor or some other party.  Investment income in the reserve fund will not available for distribution to the holders of the senior securities of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior securities unless specified in the applicable prospectus supplement.  Eligible investments for monies deposited in the reserve fund will be specified in the agreements for a series of securities for which a reserve fund is established and generally will be limited to investments acceptable to the related rating agencies as being consistent with the ratings of the securities.

The time necessary for the reserve fund of a series to reach and maintain the applicable required amount at any time after the initial issuance of the securities of that series and the availability of amounts in the reserve fund for distributions on the related securities will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust and/or in the segregated pool and therefore cannot be accurately predicted.

Performance Bond

If stated in the related prospectus supplement, the master servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer of one or more of its obligations under the related agreements, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related agreements.  In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer may be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

Insurance

To the extent described in the applicable prospectus supplement, the real property or manufactured home that secures a mortgage loan or contract will be covered by a standard hazard insurance policy and other insurance policies.  Mortgage loans will be covered by primary mortgage insurance policies to the extent described in the applicable prospectus supplement.  In addition, other forms of insurance, such as environmental insurance or pool insurance, may be applicable if described in the applicable prospectus supplement.  The most common forms of insurance are described below.  The terms of particular insurance policies will differ from these general descriptions; material terms of each policy, to the extent different from these descriptions, will be described in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

To the extent specified in the related prospectus supplement, the agreements for the related series will require that the master servicer or the applicable servicer cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy.  Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% (or such other percentage as is specified in the related prospectus supplement) of the value of the mortgaged property at origination.  Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination.  Primary mortgage insurance may be obtained on a loan-by-loan basis or with respect to a specified group of loans.  A policy for a group of loans may be obtained by the depositor or an affiliate of the depositor, or by the trustee.  Any primary credit insurance policies relating to the contracts underlying a series of securities will be generally described in the related prospectus supplement.

Although the terms of a particular policy may differ, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan generally will consist of the insured portion of the unpaid principal balance of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

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all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

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hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

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amounts expended but not approved by the primary mortgage insurer;

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claim payments previously made by the primary mortgage insurer; and

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unpaid premiums.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the borrower:

(1)

advance or discharge:

(A)

all hazard insurance premiums; and

(B)

as necessary and approved in advance by the primary mortgage insurer:

•

real estate property taxes;

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all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

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property sales expenses;

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any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

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foreclosure costs, including court costs and reasonable attorneys’ fees;

(2)

in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

(3)

tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

(1)

no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

(2)

written notice must be given to the primary mortgage insurer within 10 days (or another specified period) after the related insured becomes aware that a borrower is delinquent in the payment of a sum equal to the total of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the borrower’s interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

(3)

the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the notice period described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

(4)

the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

(5)

the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

(6)

the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

A primary mortgage insurance policy covering a group of loans may be subject to an aggregate loss coverage limitation or other limitation if specified in the applicable prospectus supplement.

FHA Insurance and VA Guarantees

Any FHA insurance or VA guarantees relating to contracts underlying a series of securities will be described in the related prospectus supplement, to the extent not described in this prospectus.  Further information regarding FHA insurance and VA guarantees applicable to mortgage loans is provided under “Certain Legal Aspects of Loans and Contracts — FHA Insurance and VA Guaranty” in this prospectus.

Standard Hazard Insurance Policies on Mortgage Loans

The agreements for a series will generally require that standard hazard insurance policies covering the mortgage loans provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage.  In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions.  The most significant terms of these policies, however, generally will be determined by state law and generally will be similar.

Most standard hazard insurance policies typically will not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudslides, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of (unless otherwise specified):

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the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

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the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

The agreements will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan or on a condominium unit.  Generally, the cooperative (or condominium project) itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower’s cooperative dwelling or that cooperative’s building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit enhancement; the same would be true for a condominium.

Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudslides and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to cooperative loans could affect distributions to securityholders.

With respect to mortgage loans secured mixed use property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property.  The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by mixed use property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

Standard Hazard Insurance Policies on Manufactured Homes

The agreements for a series will generally require that the servicer cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy will be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy.  When a manufactured home’s location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.  Each standard hazard insurance policy will contain a standard loss payee clause in favor of the servicer and its successors and assigns.  If any borrower is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the borrower’s obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

The master servicer or applicable servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the borrower to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the borrower’s interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies.  Any blanket policy will be substantially in the form and in the amount carried by the servicer as of the date of the applicable agreements.  The master servicer or applicable servicer will pay the premium for the policy on the basis described in that policy and will pay any deductible amount with respect to claims under the policy relating to the contracts.  If the insurer thereunder ceases to be acceptable to the master servicer or servicer, the master servicer or servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies”) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain multifamily and mixed use loans.  Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits.  Subject to the terms of the applicable policy, if a mortgaged property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Pool Insurance Policies

If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool, or a specified portion of a pool, underlying securities of that series.  The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement.  Each pool insurance policy will cover any loss, subject to the limitations described below and in the applicable prospectus supplement, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee.  The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement.  A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below.  Any pool insurance policies relating to the mortgage loans or contracts will be described in the related prospectus supplement.

A pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required:

(1)

to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

(2)

to advance as necessary and approved in advance by the pool insurer:

•

real estate property taxes;

•

all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

•

property sales expenses;

•

any outstanding liens on the mortgaged property; and

•

foreclosure costs including court costs and reasonable attorneys’ fees; and

(3)

if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%.  FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined, unless otherwise specified, as follows:

(1)

the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

(2)

the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

(3)

advances as described above, less:

•

all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

•

amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•

any claims payments previously made by the pool insurer on the related mortgage loan;

•

due and unpaid premiums payable with respect to the pool insurance policy; and

•

all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy.  If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

•

that the restoration will increase the proceeds to the securityholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the master servicer; and

•

that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, liquidation proceeds, insurance proceeds, amounts in the reserve fund, if any, or payments under any other form of credit enhancement, if any, with respect to that series.

No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

(1)

fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

(2)

the exercise by the related insured of a “due-on-sale” clause or other similar provision in the mortgage loan.

Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred.  Such a breach, if it materially and adversely affects the interests of the securityholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under “The Agreements — Assignment of Primary Assets.”

The original amount of coverage under the pool insurance policy will be reduced over the life of the securities of the related series by the total dollar amount of claims paid less the total of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

The amount of claims paid will include certain expenses incurred by the master servicer or the servicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.  Accordingly, if total net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the securities of that series.  In addition, unless the servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, the servicer would not be obligated to make an advance respecting any delinquency, since the advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Advances” in this prospectus.

Any pool insurance policy for a contract pool underlying a series of securities will be described in the related prospectus supplement.

Special Hazard Insurance Policies

If stated in the related prospectus supplement, the trustee or servicer obtain a special hazard insurance policy for the mortgage pool underlying a series of securities.  A special hazard insurance policy for a mortgage pool underlying the securities of a series will be issued by the special hazard insurer named in the applicable prospectus supplement.  Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located.  The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils.  Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of:

•

the cost of repair or replacement of the mortgaged property; or

•

upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

No claim may be validly presented under a special hazard insurance policy unless:

•

hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

•

the related insured has acquired title to the mortgaged property as a result of default by the borrower.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property.  Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

The terms of the related agreements will require the master servicer to maintain the special hazard insurance policy in full force and effect throughout the term of the agreements.  If a pool insurance policy is required to be maintained pursuant to the related agreements, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy.  In that event, the related agreements will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

Any special hazard insurance policies for a contract pool underlying a series of securities will be described in the related prospectus supplement.

Mortgagor Bankruptcy Bond

In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan.  The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court.  In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding.  If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies.  Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement.  Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon.  The coverage of the mortgagor bankruptcy bond with respect to a series of securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

Yield and Prepayment Considerations

Yield

The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal payments on the related Primary Assets, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase.  This is particularly true for interest-only securities.  In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed.  This is particularly true for principal-only securities.  The effect of principal prepayments, liquidations and purchases of Loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest.  In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans.  In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates.  In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment.  In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the accompanying prospectus supplement, or may not be entitled to payments of interest at all.  A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date.  An adjustable interest rate may be calculated by reference to an index or otherwise.

The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans.  The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of Loans in the event of breaches of representations made for the loans by the seller and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate.

In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years.  The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans.  Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards.  A trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent.  The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies.  To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies.  The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under “The Agreements — The Pooling and Servicing Agreement,” in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination.  Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate.  The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate.  In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower’s circumstances.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure.  Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs.  For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan.  In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity.  Those loans pose a greater risk of default than fully-amortizing loans, because the borrower’s ability to make such a substantial payment at maturity will in most cases depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions.  None of the depositor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently.  Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to their principal balance and will bear interest at the applicable loan rate.

If stated in the accompanying prospectus supplement, a trust may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination.  Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment.  To the extent that the related borrower’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

Manufactured homes, unlike residential real estate properties, in most cases depreciate in value.  Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal balance outstanding under the related contract.

If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security.  In the event of a default under the terms of a letter of credit, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the Primary Assets underlying a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination.  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan or contract, the borrower under the mortgage loan or the borrower under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365.  Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received.  Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made.  Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities.  See “— Maturity and Prepayment” below.

Maturity and Prepayment

The original terms to maturity of the loans in a given trust will vary depending on the types of loans included in that trust.  The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust.  The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model.  The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model.  There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of some of the factors that may affect prepayment experience:

•

homeowner mobility;

•

economic conditions;

•

changes in borrowers’ housing needs;

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job transfers;

•

unemployment;

•

borrowers’ equity in the properties securing the mortgages;

•

servicing decisions;

•

enforceability of due-on-sale clauses;

•

mortgage market interest rates;

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mortgage recording taxes;

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solicitations and the availability of mortgage funds; and

•

the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities.  The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years.  In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans.  Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty.  The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans or contracts.  The servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.  However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges.  As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

The inclusion in the a trust of mortgage loans with a negative amortization feature may affect the yields on the securities of the related series, because the amount of the borrower’s monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the amount of interest collections for any particular distribution date.  The negative amortization feature could result in periodic increases in the principal balances of the related mortgage loans.  Those mortgage loans may experience a higher rate of delinquency and default and a greater severity of loss than mortgage loans without this feature.

The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property.  In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract.  This assumption would have the effect of extending the average life of the mortgage loan or contract.  FHA loans and VA loans are not permitted to contain “due on sale” clauses, and are freely assumable.

An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption.  The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreement — Due on Sale Clauses; Assumptions,” and “Certain Legal Aspects of Loans and Contracts — Enforceability of Certain Provisions” in this prospectus for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

The terms of the agreements for a specific series generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Due on Sale Clauses; Assumptions” and “Certain Legal Aspects of Loans and Contracts” in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property.  Upon any refinancing, the new loans will not be included in the related pool and the related servicer will be required to repurchase the affected mortgage loan.  A borrower may be legally entitled to require the servicer to allow a refinancing.  Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices.  If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

Mortgage loans made with respect to multifamily properties and mixed use properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan.  Prepayments of these mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of multifamily property and mixed use property.

If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust under the conditions stated in the related prospectus supplement.  For any series of securities for which the depositor has elected to treat the trust as a REMIC (as defined herein), any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein) so as to constitute a “qualifying liquidation” thereunder.  In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust.  The sellers will also have certain repurchase obligations, as more fully described in this prospectus.

The Agreements

The following summaries describe certain material provisions of the agreements.  The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements.  Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

General

Primary Assets will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the applicable seller or sellers to the depositor pursuant to a sale agreement or similar document (the “sale agreement”).  Pass-through certificates representing interests in a trust, or an Asset Group, that the trustee will elect to have treated as a REMIC, a FASIT (as defined herein) or a grantor trust will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement or trust agreement among the depositor, the trustee and the master servicer or servicer, and any other parties identified in the applicable prospectus supplement, or a trust agreement among the depositor, the trustee and any other parties identified in the applicable prospectus supplement.  A series of notes issued by a trust will be issued pursuant to an indenture between the related trust and an indenture trustee named in the prospectus supplement.  In the case of a series of notes, the trust, the depositor and any other parties identified in the applicable prospectus supplement will also enter into an agreement, which may be referred to as a sale and servicing agreement, transfer and servicing agreement, or sale and collection agreement, with the indenture trustee.

The sale agreement or other similar document, pooling and servicing agreement, trust agreement, indenture, sale and servicing agreement, transfer and servicing agreement and sale and collection agreement, to the extent applicable to securities of a particular series, are referred to collectively as the “agreements” for that series.  In addition, the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable, are referred to as the “pooling and servicing agreement” for the applicable series.  In the case of a series of notes, the trust will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes.  The Primary Assets of a trust will be serviced in accordance with the agreements or one or more underlying servicing agreements.  In some cases, provisions regarding the servicing of Loans that are described in this prospectus as being included in the agreements may appear in the related servicing agreement.

Assignment of Primary Assets

General

The applicable seller or sellers will convey the Primary Assets to the depositor pursuant to a sale agreement.  Unless otherwise specified in the applicable prospectus supplement, the depositor will assign its rights under the sale agreement to the trust or trustee.  The trustee will have no recourse directly against the depositor except to the limited extent, if any, provided in the pooling and servicing agreement.

Mortgage Loans

The depositor will cause the Loans to be included in a trust to be assigned to the trustee, together with (generally) all principal and interest received on or with respect to those mortgage loans after the cut-off date, but not including principal and interest due on or before the cut-off date.  The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor or its designee in exchange for the Loans.  Each mortgage loan will be identified in a schedule appearing as an exhibit to a related agreement.  The schedule will include information such as the adjusted principal balance of each mortgage loan as of the cut-off date, as well as information respecting the interest rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the mortgage note and the loan-to-value ratio of the mortgage loan.

If stated in the applicable prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of mortgages for a mortgage loan in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS System.  For trust assets registered through the MERS System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

In addition, unless otherwise specified in the applicable prospectus supplement the depositor will, as to each mortgage loan that is not a cooperative loan, deliver or cause to be delivered to the trustee, or to its custodian, the mortgage note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS, an assignment of the mortgage in recordable form.  With respect to any mortgage not returned from the public recording office, the depositor will, unless otherwise specified in the applicable prospectus supplement, deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office.  Unless otherwise specified in the applicable prospectus supplement, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.  In other cases, the mortgage notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement.  In addition, with respect to any multifamily mortgage loans and mixed-use mortgage loans, unless otherwise specified in the applicable prospectus supplement the depositor will deliver or cause to be delivered to the trustee or its custodian, if applicable, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent or a custodian, with respect to any cooperative loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers.  A financing statement will be filed in the appropriate office evidencing the trustee’s security interest in each cooperative loan.

The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt, review the mortgage loan documents.  If the seller or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the seller or other entity will be obligated as provided in the related agreements to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trust within the time period specified in the related prospectus supplement at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances (as defined herein) made by the servicer in respect of the related mortgage loan.  This purchase obligation and any related indemnity will constitute the sole remedy available to the securityholders or the trustee for a material omission or defect in a constituent document.  If stated in the related prospectus supplement, mortgage loans will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

If stated in the applicable prospectus supplement, with respect to the mortgage loans in a pool, the depositor or the seller will make representations and warranties as to certain matters regarding the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan.  See “The Trusts and the Trust Assets — Assignment of Primary Assets” in this prospectus.  In addition, if stated in the related prospectus supplement, the depositor or the seller will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan is more than 30 days delinquent as to payment of principal and interest.  Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of securityholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph.  In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph.  This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the seller.

Within the period, if any, specified in the related prospectus supplement following the date of issuance of a series of securities, the applicable seller or the depositor may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of securityholders.  The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in the prospectus supplement.

If stated in related prospectus supplement, mortgage loans may be transferred to the trust with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies.  If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below.  The special servicer may also be a party to the agreements with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

Contracts

The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together (generally) with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date.  If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract.  The trustee will, concurrently with the assignment of contracts, deliver the securities to the depositor or its designee in exchange for the contracts.  Each contract will be identified in a schedule appearing as an exhibit to a related agreement.  That contract schedule will specify, with respect to each contract, among other things:

•

the original principal balance and the adjusted principal balance as of the close of business on the cut-off date;

•

the annual percentage rate;

•

the current scheduled monthly level payment of principal and interest; and

•

the maturity of the contract.

In addition, unless otherwise specified in the applicable prospectus supplement the depositor, as to each contract, will deliver or cause to be delivered to the trustee or its custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract.  In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement.  In order to give notice of the right, title and interest of the securityholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral.  If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust.  However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust.  Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the securityholders in the contracts could be defeated.  See “Certain Legal Aspects of Loans and Contracts — Contracts for Deed” in this prospectus.

The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt.  If any contract document is found to be defective in any material respect as provided in the related agreements, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement.  If the defect is not cured, the related seller will be required to repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal (unless otherwise specified) to:

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the remaining unpaid principal balance of the defective contract; or

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in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

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in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract.  The repurchase obligation and any related indemnity constitutes the sole remedy available to the securityholders or the trustee for a material defect in a contract document.

If stated in the applicable prospectus supplement, with respect to the contracts in a pool, the depositor or the seller will make representations and warranties as to certain matters regarding the related contracts and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each contract.  See “The Trusts and the Trust Assets — Assignment of Primary Assets” in this prospectus.  In addition, if stated in the related prospectus supplement, the depositor or the seller will represent and warrant that, as of the cut-off date for the related series of securities, no contract is more than 30 days delinquent as to payment of principal and interest.  Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of securityholders, the depositor or the seller, as applicable, will be obligated as provided in the related documents either to cure the breach in all material respects or to purchase the contract at the purchase price set forth in the previous paragraph.  In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph.  This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the seller.

If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

If stated in related prospectus supplement, contracts may be transferred to the trust with documentation of defects or omissions, such as missing documents.  If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those contracts if the defect or omission is not cured.

If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the contracts as the agent of the trustee.

Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the contracts assigned to the trustee as more fully set forth below.  The special servicer may also be a party to the agreement with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

The Pooling and Servicing Agreement and the Servicing Agreements

The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement, sale and servicing agreement, transfer and servicing agreement or sale and collection agreement, and to the servicing agreements.

General

If the securities of a series consist of pass-through certificates, the certificates will be issued pursuant to the pooling and servicing agreement.  If the securities of a series consist of notes and certificates, the notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

The pooling and servicing agreement for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.

Servicing

Each servicer will be required to service the Loans in accordance with the provisions of the applicable servicing agreement under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreement.  Unless otherwise specified in the applicable prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by any servicer, except, unless otherwise specified in the applicable prospectus supplement, as described under “— Advances” below.  In addition, otherwise specified in the applicable prospectus supplement, the master servicer will not be responsible for the supervision of the activities of the servicers related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of real property to which title has been taken by the servicer by foreclosure, deed-in-lieu of foreclosure or otherwise (“REO property”).  If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer will be obligated to terminate that servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreement), appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

A servicer will be permitted, subject to the provisions of the servicing agreement, to modify the terms of a mortgage loan in order to prevent default or to mitigate a loss.  These modifications could include, for example, changes in the applicable mortgage loan interest rate, monthly payment amount or maturity date (provided, however, that no maturity date may be extended past the maturity date of the mortgage loan with the latest maturity date as of the closing date), or forgiveness of defaulted payments.

A servicer will have the discretion to waive prepayment premiums as provided in the related servicing agreement.

The depositor or an affiliate of the depositor may retain ownership of the servicing rights with respect to certain of the mortgage loans, and may transfer those servicing rights, subject to the conditions set forth in the pooling and servicing agreement, and may transfer the servicing related thereto to one or more successor servicers at any time, subject to the conditions set forth in the applicable servicing agreement and the pooling and servicing agreement, including the requirement that, in the case of transfers to a successor servicer other than a servicer identified in the applicable prospectus supplement, each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the securities of the related series.

Affiliates of the depositor may undertake certain limited loss mitigation and foreclosure efforts with respect to defaulted mortgage loans.

Certain of the FHA mortgage loans and VA mortgage loans in a trust will, if specified in the applicable prospectus supplement, be serviced on a full recourse basis.  See “— Full Recourse Servicing of Certain FHA and VA Mortgage Loans” below

A servicer may, to the extent permitted by law and if provided in the applicable servicing agreement, establish and maintain an escrow in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items.  This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made.  Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in that escrow account, if required, and to clear and terminate that escrow account.  The servicer will be responsible for the administration of each escrow account and will be obligated, to the extent provided in the applicable servicing agreement, to make advances to those accounts when a deficiency exists in any of those escrow accounts.  Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related rating agency, covering loss occasioned by the failure to escrow such amounts.

Collections and Remittances

Each servicing agreement will require that the applicable servicer remit to the master servicer for deposit in a segregated account (the “collection account”) on a monthly basis collections and other recoveries in respect of the Mortgage Loans, as reduced by the servicing fees for the related period and by the amount of any prior Advances and expenses reimbursable to such servicer.  The master servicer may make withdrawals from the collection account, to the extent provided in the pooling and servicing agreement, for the following purposes:

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to withdraw amounts deposited in error;

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to make distributions of retained interest to any retained interest holder;

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if so provided in the applicable prospectus supplement, to pay itself income earned (net of losses) on investment of funds in the collection account;

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to reimburse itself or a servicer for outstanding Advances, as provided in the agreements;

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to reimburse itself or a servicer for liquidation expenses and other amounts related to operation, maintenance and disposition of REO property;

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to pay itself the master servicing fee;

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to reimburse itself and other parties for expenses to the extent provided in the pooling and servicing agreement;

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to reimburse a successor master servicer for amounts incurred in connection with the termination of a prior master servicer;

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to make such other payments as are provided for in the pooling and servicing agreement;

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to remit amounts to the trustee as provided in the pooling and servicing agreement; and

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to clear and termination the collection account upon termination of the trust.

The master servicer will be required to remit to the trustee on the date specified in the pooling and servicing agreement amounts for distribution to securityholders, as provided in the pooling and servicing agreement.

The trustee will establish and maintain a segregated account (the “distribution account”) on behalf of securityholders into which amounts released from the collection account will be deposited and from which distributions to securityholders will be made.  If notes are issued pursuant to an indenture, the trustee will establish separate distribution accounts for amounts payable to noteholders and certificateholders.

Standard Hazard Insurance

Unless otherwise provided in the applicable prospectus supplement, the terms of the servicing agreements will require each servicer to cause to be maintained for each mortgage loan that it services a standard hazard insurance policy covering the mortgaged property in an amount that is at least equal to the maximum insurable value of the improvements securing the mortgage loan or the principal balance of such mortgage loan, whichever is less.  Unless otherwise provided in the applicable prospectus supplement, each servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of (1) the replacement cost of the improvements that are a part of the mortgaged property and (2) the outstanding principal balance of the mortgage loan at the time it was acquired.  Any amounts collected by a servicer under the policies (other than amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with normal servicing procedures) will be deposited in the related servicing account and remitted to the master servicer for deposit in the collection account.  Unless otherwise provided in the applicable prospectus supplement, any cost incurred in maintaining any such insurance will not, for the purpose of calculating monthly distributions to securityholders, be added to the amount owing under the mortgage loan, notwithstanding that the terms of the mortgage loan may so permit.  This cost will be recoverable by a servicer only by withdrawal of funds from the custodial account as provided in the applicable servicing agreement.  Unless otherwise provided in the applicable prospectus supplement, no earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan, other than pursuant to the related mortgage loan documents or to such applicable laws and regulations as may at any time be in force and as shall require such additional insurance.  Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

Unless otherwise provided in the applicable prospectus supplement, the agreements will not require that a Standard Hazard Insurance Policy or a flood insurance policy be maintained on a condominium unit relating to any condominium loan.  See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” in this prospectus.

Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to the condominium loans could affect distributions to securityholders.

In the event that a servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related mortgage loans, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each mortgage loan.  This blanket policy may contain a deductible clause, in which case such servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the custodial account, the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property.  With respect to the mixed use loans and the multifamily loans, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation and rent loss insurance to cover income losses following damage or destruction of the mortgaged property.

See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” and “Insurance — Standard Hazard Insurance Policies on Manufactured Homes” in this prospectus.

Primary Mortgage Insurance

To the extent specified in the applicable prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or “the insured,” under each primary mortgage insurance policy.  The servicer will not be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of securities that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related rating agencies.  See “Insurance — Primary Mortgage Insurance Policies” in this prospectus.

If specified in the applicable prospectus supplement, a pool level primary mortgage insurance policy will be obtained for a specified group of Loans.

Other Insurance

Unless otherwise specified in the applicable prospectus supplement, the agreements will not provide for special hazard insurance or other insurance coverage for the Loans.

Due on Sale Clauses; Assumptions

Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the conveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any “due-on-sale” clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, (2) in certain cases, the servicer determines that such enforcement would adversely affect collectibility of the mortgage loans or would not be in the best economic interest of the securityholders.  In either such case, where the due-on-sale clause will not be exercised, a servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the mortgage loan will continue to be covered by any related Primary Mortgage Insurance Policy.  In the case of an FHA mortgage loan, such an assumption can occur only with HUD approval of the substitute borrower.  Each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note.  See “Certain Legal Aspects of Loans and Contracts — Due-on-Sale Clauses.”

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.  To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month’s interest, the applicable servicer, (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency.  To the extent specified in the applicable prospectus supplement, this obligation will be limited to the amount of the applicable servicer’s servicing fee for the related period or to some lesser amount.  Generally, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

Advances

The information in the following three paragraphs applies generally to the servicing of mortgage loans other than FHA mortgage loans and VA mortgage loans that are serviced on a full recourse basis, as described below.

Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a “delinquency advance”); provided, however, that with respect to delinquent balloon payments a servicer’s obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan.  References in this prospectus to delinquency advances do not include amounts advanced by a servicer in respect of a full recourse mortgage loan, as described below.

Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds.  The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses.  The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act or similar legislation or regulations.

The servicers generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney’s fees (collectively, “servicing advances”).  Property protection expenses are certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

We refer to delinquency advances and servicing advances collectively as “Advances.”  If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer’s determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which the unreimbursed Advance was made.  In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicers out of any funds in the custodial account prior to remittance to the master servicer and reimbursed to the master servicer out of any funds in the collection account prior to distribution on the securities.

Full Recourse Servicing of Certain FHA and VA Mortgage Loans

To the extent provided in the applicable prospectus supplement, a servicer will be required under the related servicing agreement to make certain payments from its own funds in respect of delinquencies and defaults on FHA and VA mortgage loans, and will not be reimbursed from the assets of the trust for those payments.  We refer to these FHA and VA mortgage loans as full recourse mortgage loans.

In general, if a servicer is required to make such payments, prior to each distribution date the servicer will be required to make advances (out of its own funds or funds held in its custodial account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the full recourse mortgage loans during the immediately preceding due period and delinquent at the close of business on the related determination date.  The servicer will be required to advance such amounts without regard to whether such amounts are deemed to be recoverable from related late collections, insurance proceeds or liquidation proceeds, and without any right of reimbursement from the related custodial account or the collection account except as described below.  In addition, the servicer will be required under the related servicing agreement to remit to the master servicer on a monthly basis, from its own funds, the amount of any realized loss incurred during the related due period with respect to a full recourse mortgage loan, and the amount, generally, of any loss incurred as the result of a buydown of a VA mortgage loan.

When a full recourse mortgage loan is liquidated, the servicer will be entitled to reimbursement to the extent that the total of all amounts collected and advanced with respect to such mortgage loan exceeds the sum of Monthly Payments received thereon and the outstanding principal balance thereof (plus interest accrued and unpaid) at the time of liquidation.

As described under “— Servicing” above, if the servicer fails to fulfill its obligations with respect to the servicing of the full recourse mortgage loans, the master servicer will be obligated to terminate the servicer as servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the related servicing agreement.  If the master servicer is unable to identify a successor servicer that is willing to service such mortgage loans on a full recourse basis, then the full recourse mortgage loans will be serviced generally as described elsewhere in this prospectus and not as described above.  Unless otherwise specified in the applicable prospectus supplement, neither the master servicer nor its affiliates will be obligated under any circumstances to service any mortgage loan on a full recourse basis

Foreclosure and Other Disposition

Under the servicing agreements, each servicer will be required to use its best efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  Generally, in connection with such foreclosure or other conversion, each servicer will follow such practices and procedures as are deemed necessary or advisable in accordance with generally accepted servicing customs and practices of the mortgage servicing industry, or as otherwise set forth in the related servicing agreement, except when, in the case of FHA mortgage loans or VA mortgage loans, applicable regulations require otherwise.  However, a servicer will not be required to expend its own funds towards the restoration of any property unless it determines that such restoration will increase the proceeds of liquidation of the related Loan to securityholders after reimbursement to itself for such expenses, and that such expenses will be recoverable to it either through liquidation proceeds, insurance proceeds or otherwise.

As an alternative to foreclosure, a servicer may sell a defaulted Loan if such servicer determines that such a sale is likely to increase the net proceeds of liquidation.

Evidence as to Compliance

The pooling and servicing agreement provides that each year during which the master servicer directly services any of the mortgage loans a firm of independent accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the master servicer’s performance of its servicing obligations under the pooling and servicing agreement and similar agreements and that, on the basis of such examination, such firm is of the opinion that the master servicing has been conducted in accordance with the terms of the pooling and servicing agreement, except for such exceptions as the firm believes to be immaterial and such other exceptions set forth in such statement.  The servicing agreements will require the servicers to furnish similar reports to the master servicer on an annual basis, together with an officer’s certification to the effect that, based upon a review of the activities of the servicer during the preceding calendar year, the servicer has fulfilled its obligations under the servicing agreement.

Errors and Omissions Coverage

The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing Compensation and Payment of Expenses

The master servicer will be paid the compensation specified in the applicable prospectus supplement.  This may be a monthly fee calculated as a fixed percentage on the principal balance of the Loans in the trust, investment income on funds on deposit in the collection account, a combination of these or another form of compensation specified in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each servicer will be paid a monthly fee (the “servicing fee”) calculated as a fixed percentage on the principal balance of the Loans serviced by it.  A special servicer may be paid an additional fee calculated as a percentage of recoveries on liquidated mortgage loans or such other method as is described in the prospectus supplement.  If an affiliate of the depositor owns the servicing rights relating to particular Loans, the servicing fee may be paid to the seller, and the seller will be responsible for paying the fees of the related servicer, which may be less than the related servicing fee described above.

Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account (a “servicing account”) pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers.

The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Master Servicer Default

A “master servicer event of default” under the pooling and servicing agreement will consist of: (1) any failure by the master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the note distribution account; (2) any failure by the master servicer to observe or perform any other of its covenants or agreements in the pooling and servicing agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 30 days after receipt of notice thereof as provided in the pooling and servicing agreement; (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer, and (4) any failure by the master servicer to deliver a report expressly required by the pooling and servicing agreement, and the continuation of such failure for a period of three business days after the date upon which written notice of such failure has been given to the master servicer by the seller, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default

So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing not less than 51% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee shall appoint a successor master servicer or, if no such successor master servicer is appointed by the trustee within 60 days (or such other period of time as provided in the pooling and servicing agreement)), the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement  and will be entitled to similar compensation arrangements.  In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer.  Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity.  The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

Amendment

In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error, (iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iii) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account must be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the trust, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

The pooling and servicing agreement may also be amended by the parties with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 66-2/3% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the Loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.

Optional Purchase or Substitution of Assets; Termination

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the trust and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the Loans or securities to a specified level.  The purchase price will be specified in the applicable prospectus supplement.  In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for dale of the property of the trust to the highest bidder.  This auction may or may not be subject to a minimum bid price.

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain Loans or a specified proportion of Loans, or to substitute new loans for certain Loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights

Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement.  If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 51% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 30-day period by securityholders having not less than 51% of the voting rights.  However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.

Certain Risks

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the pooling and servicing agreement pursuant to Section 365 of the Bankruptcy Code, thus forcing the trustee to appoint a successor servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the Loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement.  These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer.  If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust.  Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

The Indenture

Modification of Indenture

If a trust has issued notes pursuant to an indenture, the trust and the indenture trustee may, with the consent of holders of  66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding notes of the related series (or of one or more specified classes of notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

Without the consent of noteholders, the trust and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  However, without the consent of each Noteholder affected by the provisions of a supplemental indenture, no supplemental indenture will:

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change the amount of, or delay the timing of, payments on any note;

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alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the transfer and servicing agreement;

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reduce the proportion of notes required to consent to a supplemental indenture; or

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permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture

Events of default under an indenture (each, an “indenture default”) will generally consist, unless otherwise specified, of:

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a default for five days or more in the payment of any interest on any note of the class of notes then outstanding that has the highest priority of payment of interest (the “highest priority class”);

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a default in the payment of the entire principal of any note having a principal balance or the entire amount due on any interest-only notes on the applicable maturity date;

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a default in the observance or performance of any covenant or agreement of the Issuer made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer as provided in the indenture;

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any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Issuer as provided in the indenture; or

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certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

If an indenture default occurs and is continuing, the indenture trustee or holders of a majority by percentage interest of the highest priority class notes then outstanding may declare the principal of the notes having principal balances, and all amounts due on any interest-only notes, to be immediately due and payable.  Such declaration may, under certain circumstances, be rescinded by the holders of a majority by percentage interest of such highest priority class notes.

If the notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the Loans and other assets of the trust pledged to secure the notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration.  However, the indenture trustee is prohibited from selling the Loans and related assets following an indenture default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any highest priority class note, unless (1) the holders of all outstanding notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (3) the indenture trustee determines that the proceeds of the Loans and the other property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% (or such other percentage as is specified) of the aggregate outstanding principal balance of the notes.

If the collateral securing the notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture.  In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all notes remaining outstanding have been repaid in full.

If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request.  Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

Except as described above in the case of an indenture default, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

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such holder previously has given to the Indenture Trustee written notice of a continuing indenture default;

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the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

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such holder or holders have offered the indenture trustee reasonable indemnity;

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the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and

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no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

Covenants

Each indenture will provide generally that the related trust will not, among other things:

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so long as any notes are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

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except as expressly permitted by the indenture or the transfer and servicing agreement, sell, transfer or otherwise dispose of the assets of the trust, unless directed to do so by the indenture trustee;

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claim any credit on, or make any deduction from the principal or interest payable in respect of, the notes of the related series(other than amounts withheld under the Code) or assert any claim against any present or former Noteholder by reason of the payment of taxes levied or assessed upon any part of the collateral;

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permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as expressly provided by the indenture;

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permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

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take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the indenture trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee nor the owner trustee in their respective individual capacities, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.

Indenture Trustee’s Annual Report

To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related notes and that has not been previously reported.
Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the notes.

The Trust Agreement

Each trust that is an obligor on notes issued under an indenture will be organized pursuant to a trust agreement as a statutory business trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

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issuing notes pursuant to an indenture and to conducting an offering of the notes;

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issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

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acquiring Loans and other property from the depositor and, pursuant to an indenture, pledging the Loans to the indenture trustee as security for the trust’s obligations under the notes;

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entering into and performing its obligations under the transfer and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;

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entering into any applicable interest rate cap or swap agreements;

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such other purposes as are described in the applicable prospectus supplement;

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engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

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engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the transfer and servicing agreement and related documents.

Reports to Securityholders

The pooling and servicing agreement will provide that on each distribution date, the trustee will make available to each securityholder of record a statement or statements, based (if applicable) on information provided by the master servicer, setting forth generally the following information, to the extent applicable and to the extent specified in the pooling and servicing agreement:

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the amount of the distribution with respect to each class of securities;

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the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

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the amount of such distributions allocable to interest;

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the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

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if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

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the amount of any Advances for such distribution date, and the amount of any outstanding Advances remaining after such distribution date;

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the purchase price deposited into the collection account with respect to any mortgage loan;

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the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

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the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

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the pool balance as of such distribution;

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any applied loss amount applied to any class of securities;

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the amount of any basis risk shortfall with respect to any class of securities;

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the overcollateralization amount for such distribution date;

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the amount of any shortfalls in distributions of interest with respect to each class of Notes on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

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the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

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the amount of fees paid to the trustee, the custodian, the master servicer and the servicers for such distribution date; and

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such other information as is required under the pooling and servicing agreement.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year.  This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an internet web site, provided that access to such website is limited as provided in the pooling and servicing agreement.  In the event that an internet web site is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

The Trustees; Agents

The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement.  References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

Each trustee’s liability in connection with the issuance and sale of securities of a series and its administration of the trust will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related trust for losses and expenses it may incur, to the extent provided in the applicable agreements.  Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee.  A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee.  Such a party will be entitled to compensation as described in the prospectus supplement.  In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

Loss Mitigation Advisor; Investment Manager; Other Parties

The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor that will perform the functions described in the applicable prospectus supplement, which may include analysis of Loan performance data and advising the servicer regarding servicing of defaulted loans, (2) an investment manager, which may be an affiliate of the depositor, for the limited purposes described in the prospectus supplement, or (3) such other parties performing such other functions as are described in the prospectus supplement.  Such parties will be entitled to compensation as described in the prospectus supplement.

Certain Legal Aspects of Loans and Contracts

The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts that are general in nature.  Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

Mortgage Loans

The mortgage loans are secured by first or junior mortgages, contracts for deed and deeds of trust.  The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.  It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers.  Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office.  There are two parties to a mortgage:  the borrower, who is the obligor under the loan and the property owner, and the mortgagee, which is the lender.  In a mortgage state, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan.  The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements.  However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease.  A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

Contracts for Deed

The mortgage loans may also consist of contracts for deed.  Under a contract for deed, the lender (referred to in this section as the “mortgagee”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of such contract for deed.  Only after full performance by the borrower of the contract for deed is the mortgagee obligated to convey title to the property to the borrower.  As with mortgage or deed of trust financing, during the effective period of the contract for deed, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.  The method of enforcing the rights of the mortgagee under a contract for deed varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the contract for deed strictly according to its terms.  The terms of contracts for deed generally provide that upon default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the borrower’s equitable interest in the property is forfeited.  The mortgagee in such a situation does not have to foreclose in order to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the borrower has recorded notice of the contract for deed) and an ejectment action to recover possession may be necessary.  In a few states, particularly in cases of default during the early years of a contract for deed, ejectment of the borrower and a forfeiture of his or her interest in the property will be permitted.  However, in most states, laws (analogous to mortgage laws) have been enacted to protect borrowers under contracts for deed from the harsh consequences of forfeiture.  These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the borrower a notice of default and some grace period during which the contract for deed may be reinstated upon full payment of the default amount.  Additionally, the borrower may have a post-foreclosure statutory redemption right, and, in some states, a borrower with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

In order to avoid the expense and administrative burden of recording the deeds to real property securing the contracts for deed in the name of the trustee, an affiliate of the depositor organized as a Delaware statutory business trust, referred to in this prospectus as a title-holding trust, will retain record title to such deeds and other special interest assets and will cause the special interest certificate to be issued to the trustee.  An affiliate of the depositor will service the contracts for deed pursuant to a servicing agreement between the title-holding trust and the servicer.

Because the trustee will not appear as record holder to the real property securing a special interest asset in the registry of deeds or other appropriate local filing office, the trustee may not be able to directly assert the rights and seek the remedies detailed in the preceding paragraph and may require the assistance of the depositor, in its capacity as record holder of the related deed, in realizing upon the real property securing such special interest asset.  The title-holding trust will covenant to take such actions on behalf of the trustee, as beneficiary under the special interest certificate, as may be necessary to permit the trustee to realize upon the security for the special interest assets.

Because the title-holding trust retains record title to the real property that is the subject of a contract for deed, the title-holding trust retains the power to transfer to a bona fide purchaser for value a deed conveying the legal title to such real property and the economic benefits that accrue to the legal title holder under the contract for deed, which economic benefits have previously been assigned to the trustee as holder of the special interest certificate.  Depending upon applicable state law, such bona fide purchaser will have priority over the trustee if it receives the deed without notice of the trustee’s interest or if the purchaser, without notice of the trustee’s interest, records the deed before the trustee records a deed conveying legal title to the real property to it.  In addition, if the title-holding trust were to become a debtor under the United States Bankruptcy Code (the “Bankruptcy Code”), a trustee in bankruptcy or the title-holding trust as debtor in possession could avoid the interest of the trustee under the special interest certificate pursuant to its “strong arm” avoiding power under Section 544(a)(3) of the Bankruptcy Code, and therefore include in the title-holding trust’s bankruptcy estate the legal title to such real property and the economic benefits that accrue to the seller under the contract for deed.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

The rights of the trustee (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the applicable servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan.  As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust.  Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust.  The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.  In those states, the borrower or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired.  Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.  While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance.  If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance.  Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens.  Priority of advances under a future advance clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust.  Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor.  All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished.  For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement.  If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperatives

Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, is also responsible for meeting these mortgage or rental obligations.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.  Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “— Realizing Upon Cooperative Security” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code.  In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders.  By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis.  Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such section for any particular year.  In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts

General

A manufactured housing contract evidences both:

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the obligation of the borrower to repay the loan evidenced by the contract; and

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the grant of a security interest in the manufactured home to secure repayment of the loan.

Certain aspects of both features of manufactured housing contracts are described below.

Security Interests in Manufactured Homes

The law governing perfection of a security interest in a manufactured home varies from state to state.  Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law.  In some non-title states, perfection under the provisions of the Uniform Commercial Code in the applicable jurisdiction (the “UCC”) is required.  The lender or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered.  If the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the securityholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract.  As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located.  These filings must be made in the real estate records office of the county where the manufactured home is located.  In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller’s security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.  In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws.  If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related securityholders would be against the seller under its repurchase obligation for breach of representations or warranties.

The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the securityholders.  See “The Agreements — Assignment of Primary Assets” in this prospectus.  If stated in the applicable prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party.  In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party.  Accordingly, the depositor or any other entity that may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee’s security interest in the state, the security interest in the manufactured home will cease to be perfected.  While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

When a borrower under a manufactured housing contract sells a manufactured home, the trustee or the servicer on behalf of the trustee must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.  The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer.  The Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”)  preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes.  To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest.  The applicable seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract.  However, liens could arise at any time during the term of a manufactured housing contract.  No notice will be given to the trustee or securityholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreements.

To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered.  Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the related agreements, the seller or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian, unless otherwise specified in the applicable prospectus supplement.  In addition, the servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee’s ownership of the manufactured housing contracts.  If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee.  In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee.  Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee’s interest in the manufactured housing contracts could be defeated.  Even if unsuccessful, these claims could delay payments to the related trust and securityholders.  If successful, losses to the related trust and securityholders also could result.  To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans.  See “— Mortgage Loans” above.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.  If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained therein.

Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust.  In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders.  If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.  Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale.  However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “— Rights of Redemption” below) and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale.  Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale.  The costs of operating and maintaining mixed use property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisors’) perception of the quality of such operations.  Frequently, the lender employs a third-party management company to manage and operate the property.  The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of mortgage insurance proceeds or proceeds from FHA insurance or a VA guaranty.

In addition to applicable state law, a mortgagee’s ability to foreclose on an FHA mortgage loan or a VA mortgage loan is limited by the regulations promulgated and procedures prescribed by such agencies.

Realizing Upon Cooperative Security

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement.  The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates.  In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder.  Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale.  In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes.  In some states, the right to redeem is an equitable right.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Borrowers under installment contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans.  Where redemption statutes do exist under state laws for installment contracts, the redemption period is usually far shorter than for mortgages.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale.  The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC.  Some courts have construed the provisions of the UCC regarding a secured party’s right to dispose of collateral after default to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, in a Chapter 13 case under the Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness.  A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  Certain court decisions have applied such relief to claims secured by the debtor’s principal residence.

The Bankruptcy Code and the laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust.  Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans.  These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations.  These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.

The mortgage securing each mortgage loan relating to multifamily property or mixed use property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the applicable lender, while retaining a license to collect the rents so long as there is no default.  In the event the borrower defaults, the license terminates and the trustee (as the assignee of such assignment) is entitled to collect the rents.  The trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a bankruptcy trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case.  If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition.  As a consequence, the other party or parties to such executory contract or unexpired lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan.  Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee.  In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease.  Thus, an undetermined third party may assume the obligations of the lessee or a borrower under a lease in the event of commencement of a case under the Bankruptcy Code with respect to the lessee or a borrower, as applicable.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in- possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.

Bankruptcy Laws

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case.  The delay and consequences thereof caused by such automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien.  Certain of the mortgaged properties may have a junior “wraparound” mortgage or deed of trust encumbering such mortgaged property.  In general terms, a “wraparound” mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the borrower under the wraparound mortgage.  As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances.  The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or reduction) of the final maturity date.  Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the full amount due under the original loan is never repaid.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

A “deficient valuation” with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the “outstanding balance”), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code.  As used in this prospectus, “deficient valuation” means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof.  If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan’s revised amortization schedule).  A “debt service reduction” with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case.  Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents.  Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or (3) to the extent other collateral may be substituted for the rents.

To the extent a borrower’s ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease.  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.

In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease.  If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate.  Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected.  Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee’s poor financial condition.  In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease.  Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the borrower under the related mortgage loan.  Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor’s mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is “adequate protection” of the existing mortgagee’s interest.  To the extent that a mortgage loan is secured only by a mortgage on the debtor’s principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such “superpriority” status pursuant to a reorganization plan under chapter 11 or chapter 13 of the Bankruptcy Code, but there has been no definitive judicial resolution of this question.

Both the House of Representatives and the Senate have passed major bankruptcy reform bills.  The two bills contain certain inconsistencies and, as of the date of this Memorandum, lawmakers have not resolved these differences through the conference process.  It is impossible to predict with any degree of certainty which, if any, of the substantial changes that are included in the two bills will be enacted.  Each of the bills contains provisions that could adversely affect the value of the mortgage loans.  No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from either of the bills as passed.

Due-on-Sale Clauses

The enforceability of due-on-sale clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied.  However, the Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.  The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.  State and federal statutes or regulations may also limit a lender’s right to collect a prepayment penalty when the prepayment is caused by the lender’s acceleration of the loan pursuant to a due-on-sale clause.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Pursuant to the agreements, late charges and certain other fees (to the extent permitted by law and not waived by the applicable servicer) may be retained by the applicable servicer or master servicer as additional servicing compensation.

Some of the multifamily loans and mixed use loans included in a trust will include a “debt-acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices.  The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts.  For example, a lender’s practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause.  State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default.  Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents.  Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.  In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a junior mortgage or deed of trust affecting the property.  In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks  Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan.  In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where the mortgaged properties are located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state.  In several states such lien has priority over the lien of an existing mortgage against such property.  Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee.  Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property.  Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender.  Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.”  The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations.  Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA.  CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.”  The definition of “hazardous substances” under CERCLA specifically excludes petroleum products.  Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”).  Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks.  However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

Unless otherwise stated in the applicable prospectus supplement, the seller will represent, as of the applicable date described in this prospectus, that either (1) to the best of its knowledge no mortgaged property securing a multifamily loan or a mixed use loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such mortgaged property or which would subject the owner or operator of such mortgaged property or a lender secured by such mortgaged property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the mortgaged property which are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an environmental insurance policy is in effect with respect to each affected mortgaged property.  In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the mortgaged property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected mortgaged property is in the best economic interest of securityholders.  Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan.  However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents.  Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Soldiers’ and Sailors’ Relief Act

Under the terms of the Soldiers’ and Sailors’ Relief Act of 1940, as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender.  Any shortfall in interest collections on the related mortgage loans resulting from the application of the Relief Act or similar state laws (“Relief Act shortfalls”), to the extent not covered by any applicable enhancements, could result in losses to the holders of the securities.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state law.  Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act.  In addition, the Relief Act imposes limitations that would impair the ability of the servicers to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three months thereafter.  Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions.  Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”).  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the “NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII authorized any state to reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions.  Certain states have taken such action.

Consumer Protection Laws

The Reigle Community Development and Regulatory Improvement Act of 1994 (the “Reigle Act”) incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act (“TILA”).  These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans.  In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455.  The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995.  These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans.  In addition, any assignee of a creditor, including the trust and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Mortgage loans are also subject to various other federal laws, including (1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers’ credit experience.  Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages.

State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.  Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the trust to damages.

Applicability of Usury Laws

Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Multifamily and Mixed Use Loans

The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial portion of mixed use properties or renting the dwelling units, or such other factors as are considered by the originator.  Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced.  With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

Some of the multifamily and mixed use loans are secured by an assignment of leases (each a “lease”) and rents of one or more lessees (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage.  Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan.  In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents.  Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases.  Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease.  However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.  See “—Bankruptcy Laws” above.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans.  Some of the mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.  Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender.  Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Type of Mortgaged Property

Securityholders may be subject to additional risk depending upon the type and use of the mortgaged property in question.  Mortgages on mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the person(s) appointed or elected by the condominium unit owners to govern the affairs of the condominium.  A “condominium form” of ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units.  In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below.  To the extent that amounts payable under the applicable Policy are insufficient to cover losses in respect of the related mortgage loan, any such loss in excess of the applicable credit enhancement will be borne by securityholders.

Under both the FHA and VA programs the servicers must follow certain prescribed procedures in submitting claims for payment.  Failure to follow such procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated mortgage loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA Insurance

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the National Housing Act of 1934, as amended (the “National Housing Act”), and the United States Housing Act of 1937, as amended.  FHA mortgage loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units as well as to refinance an existing mortgage.  These programs generally limit the principal balance of the mortgage loans insured.  Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%.  Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA mortgage loans will be collected by the servicers and paid to FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD.  With respect to a defaulted FHA mortgage loan, a servicer is limited in its ability to initiate foreclosure proceedings.  Servicers of FHA mortgage loans are required to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of loss mitigation plans with the borrower.  Such relief may involve forbearance, the reduction or suspension of monthly payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage loan, loan modification and the rescheduling or other adjustment of payments due under the mortgage loan up to or beyond the scheduled maturity date.  In addition, in certain instances, HUD may provide relief by making partial claim payment for the delinquent amounts due under the mortgage loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD).  With certain exceptions, at least three full installments must be due and unpaid under the mortgage loan before a servicer may initiate foreclosure proceedings.

HUD monitors the servicing of insured mortgage loans and reviews servicers to ensure that they are offering appropriate loss mitigation options to borrowers in accordance with HUD requirements.  In cases in which HUD determines that servicers are not properly servicing insured mortgage loans and are not offering loss mitigation options to delinquent borrowers, HUD may seek to require the servicer to indemnify HUD against any losses it sustains.

To help ensure that mortgagees provide the required assistance to borrowers and offer them appropriate loss mitigation alternatives, Congress amended the National Housing Act to include the failure to engage in loss mitigation actions as grounds for the imposition of a civil money penalty against a mortgagee.  The penalty for failing to engage in loss mitigation activities is set by statute at three times the amount of any insurance benefits claimed by the mortgagee with respect to any mortgage loan for which the mortgagee failed to engage in such loss mitigation actions.  To date, however, HUD has not adopted implementing regulations.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Current practice is to pay such claims in cash, and claims have not been paid in debentures since 1965.  HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.  The related servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA mortgage loan for an amount equal to the principal balance of such debenture.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default.  When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than such accrued interest.  As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the mortgage Rate on the related mortgage loan.  Such negative interest spread between the debenture rate and the mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders.  The interest payable may be curtailed if a servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process.  When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Guaranty

VA mortgage loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan.  The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.  The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan.  At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months.  Generally, a claim for the guarantee is submitted after foreclosure and after the mortgagee files with the VA a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”).  In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property.  The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan.  The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to such defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to such reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “buydown”).  In the case of a buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan.  The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above.  As a result of such limitations, losses associated with defaulted VA mortgage loans could be substantial.

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities.  This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor.  This discussion is based on authorities that are subject to change or differing interpretations.  Any such change or differing interpretation could be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners (as defined herein) that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code.  The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership and disposition of securities.  We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership and disposition of securities.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

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“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

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“Code,” we mean the Internal Revenue Code of 1986, as amended;

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“IRS,” we mean the Internal Revenue Service;

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“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (1) a citizen or resident of the United States; (2) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (3) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (4) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (5) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

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REMIC securities;

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FASIT securities;

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notes issued by a trust, including a trust for which a REIT election has been made; and

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trust securities issued by trusts for which a REMIC or FASIT election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement.  Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities.  The discussions under “—Special Tax Attributes” and “—Backup Withholding” below address all types of securities.

REMIC Securities Generally

With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement or other applicable agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code.  The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest.  We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular security.”  REMIC regular securities generally will be treated for federal income tax purposes as debt instruments issued by the REMIC.  The tax treatment of securities treated as debt instruments, including REMIC regular securities, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  You should be aware, however, that although you  normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular security in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.”  The tax treatment of REMIC residual securities is discussed under “—REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC in which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “— Special Tax Attributes” below.  In the case of an inadvertent termination of REMIC status, the United States Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”).  The outside reserve fund typically would be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

FASIT Securities Generally

With respect to each series of FASIT securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust will qualify as a “FASIT” within the meaning of Section 860L of the Code.  In such case, the securities will represent one or more classes of FASIT regular interests, which we refer to herein as “FASIT regular securities,” and a single ownership interest, which we refer to herein as the “Ownership Certificate.”  The prospectus supplement for FASIT securities will identify the regular interests and ownership interest in the FASIT.

FASIT regular securities generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such securities under an accrual method of accounting, even if it otherwise would have used another method.  The tax treatment of securities treated as debt instruments, including FASIT regular securities, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.

Certain FASIT regular interests, referred to as “High-Yield Interests,” are subject to special rules.  The applicable prospectus supplement will identify those FASIT regular securities, if any, that are High-Yield Interests.  Generally, High-Yield Interests may be held only by domestic “C” corporations, other FASITs and dealers in securities who hold such interests in inventory.  If a securities dealer (other than a domestic “C” corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate.  In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes.  In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular security that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security that have the same features as High-Yield Interests.

The Ownership Certificate in a FASIT must be held by an “eligible corporation” within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable “C” corporation other than a REIT, regulated investment company or cooperative).  The tax treatment of Ownership securities is discussed under “— FASIT Ownership Certificates” below.

Qualification as a FASIT requires ongoing compliance with certain conditions.  If a trust for which a FASIT election has been made fails to comply with one or more of the Code’s ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter.  If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain.  The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership.  The FASIT regular securities could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT.  Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued.  It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT’s income for a period of time in which the requirements for FASIT status are not satisfied.

On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs.  Subject to certain exceptions, the proposed regulations would become effective only at the time the regulations are issued in final form.  Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

Issuance of Notes Generally

For each issuance of notes by a trust (which does not make a REMIC or FASIT election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the pooling and servicing agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes.  No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes.  The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes.  The tax treatment of securities treated as debt instruments is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “—Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”).  In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code.  The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Securities Generally

With respect to each series of trust securities for which no REMIC or FASIT election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the pooling and servicing agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a security will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the securities issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a security issued by the trust will be a partner in that partnership (we refer to such securities as “Partner Certificates”).  The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes.  The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (1) REMIC regular securities, (2) FASIT regular securities and (3) notes issued by a trust that does not make a REMIC or FASIT election.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount.  Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security  pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal balance (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular securities or FASIT regular securities, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting.  If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity.  Qualified Stated Interest payable on a REMIC regular security or FASIT regular security must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each distribution date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets.  The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes.  No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate.  The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.  It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium.  Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security.  Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a discount from its outstanding principal balance (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the Debt Security and (3) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero.  It appears that de minimis market discount would be reported in a manner similar to de minimis OID.  See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the United States Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code.  If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”).  In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.  In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.  The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply.  If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.  Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above.  A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular securities or FASIT regular securities, or in the case of Debt Securities for which a REMIC of FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that:  (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness.  Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security.  The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular security that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner.  The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.  For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter.  The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day.  Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting.  There are, however, certain modifications.  First, a deduction is allowed for accruals of interest and OID on the REMIC regular securities issued by the REMIC.  Second, market discount will be included in income as it accrues, based on a constant yield to maturity method.  Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account.  Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code.  Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees.  See, however, “— Pass Through of Certain Expenses” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.  For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code.  See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules.  For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate.  If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions.  The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers.  Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions.  For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income.  For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year.  Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year.  Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year.  The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued  OID relating to those regular interests.  When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal balance of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal balance of that loan.  Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above.  The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (1) the daily portions of REMIC net loss taken into account by the Residual Owner and (2) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution.  The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero.  To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss.  Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC residual certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC.  Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Payments

The tax treatment of any payments made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate is unclear.  We recommend, therefore, that you consult your tax advisor concerning the tax treatment of such payments.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer.  For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement.  The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent.  The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.  For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code.  In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity.  Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income.  Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.  If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust.  See “-Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion concerning prepayment assumptions.

All transfers of REMIC residual securities will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded.  Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.  The applicable prospectus supplement will disclose whether offered REMIC residual securities may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations provide a safe harbor for transfers of REMIC residual securities and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes.  To qualify under the safe harbor set out in the regulations, (1) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (2) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (3) the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (4) either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporation sin transactions that qualify for the same “safe harbor” provision.  Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.  The regulations providing this safe harbor generally are applicable to transfers of residual interest on or after February 4, 2000, but certain provisions only apply to transfers of residual interests occurring on or after August 19, 2002.  The safe harbor rules contain additional detail regarding their application.  If you are a Residual Owner, we recommend that you consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual securities that have tax avoidance potential are disregarded for all federal income tax purposes.  If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate.  A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.  This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business.  Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate.  The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (1) the mortgage loans were issued after July  18, 1984, and (2) the trust to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form.  Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Excess Inclusions” above.  If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates.  If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “— Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”  Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual securities.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual securities of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual securities for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Securities” below.

Mark-to-Market Rule

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year.  The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT Ownership Certificates

An Ownership Certificate represents the residual equity interest in a FASIT.  As such, the beneficial owner of an Ownership Certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below).  In general, the character of the income to the beneficial owner of an Ownership Certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership Certificate is treated as ordinary income.  In determining that taxable income, the beneficial owner of an Ownership Certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT’s assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting.  In addition, the beneficial owner of the Ownership Certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests.  See “— Types of Securities — FASIT Securities Generally” above.

A Security Owner that holds an Ownership Certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular securities to the extent the value of the assets exceeds the Security Owner’s basis in those assets.  Moreover, in the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments.  Any gain recognized will increase the Security Owner’s basis in the assets held in the FASIT.  Proposed Treasury Regulations would, if issued in final form, provide that the Security Owner holding the Ownership Certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to the Ownership Certificate.  Accordingly, losses on dispositions of an Ownership Certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership Certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership Certificate.

The beneficial owner of an Ownership Certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any “prohibited transactions.”  Prohibited transactions include:

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the receipt of income derived from assets that are not permitted assets;

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certain dispositions of permitted assets;

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the receipt of any income derived from any loan originated by a FASIT; and

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in certain cases, the receipt of income representing a servicing fee or other compensation.

Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of securities issued by a Grantor Trust:  “Standard Certificates” and “Stripped Certificates.”  Each security issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate.  First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only securities, all the securities of that trust likely will be Stripped Certificates.  Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the securities issued by the trust could be Stripped Certificates.  Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the securities of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”).  Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid.  As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under  “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments.  Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments — Information Reporting.”  Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates.  However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price.  In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “—Taxation of Standard Certificates” below.  In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate.  While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust.  Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period.  The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust.  As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate.  Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the security would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting.  In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets.  Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above.  Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses.  Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust.  In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income.  In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (1) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (2) 80 percent of the amount of itemized deductions otherwise allowable for that year.  This reduction is currently scheduled to be phased-out over a five-year period beginning 2006.  As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.  In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate.  Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate.  The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income.  See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition” above.  Any remaining gain or any loss will be capital gain or loss.  Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest.  In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns.  The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities.  See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments — Foreign Persons” above.

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax.  Instead, pursuant to the terms of the pooling and servicing agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates.  Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year.  The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.  The trustee will allocate that taxable income among the Partner Certificates.  The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above.  Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate.  If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate.  If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution.  The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale.  Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners.  The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners.  If the Partner Certificates are book entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller.  The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code.  To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement.  As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust.  The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1.  The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.  Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates.  In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates.  The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year.  Brokers and nominees who fail to provide the information may be subject to penalties.  However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership.  An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities

REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.  Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular securities also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code, and will be “permitted assets” within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs (“Tiered REMICs”) for federal income tax purposes.  Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement.  See “Types of Securities — REMIC Securities Generally” above.  Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

FASIT Regular Securities

FASIT regular securities held by a REIT will qualify as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and interest on such securities will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered.  Likewise, FASIT regular securities held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC securities would be so considered.  See “— REMIC Securities” above.

Non-REMIC and Non-FASIT Debt Securities

Debt Securities that are not REMIC regular securities or FASIT regular securities and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.”  Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.”  In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates.  We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs,  a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

State And Local Tax Considerations

In addition to the federal income tax consequences described above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law.  Such characterization could result in entity level income or franchise taxation of the trust.  We recommend that prospective investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing (each a “Benefit Plan”).  ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Benefit Plan be made in accordance with the documents governing the Benefit Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be fiduciary of the Benefit Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements.  Accordingly, assets of those plans may be invested in the securities subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.  Governmental plans are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code (“Similar Law”).

In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of “prohibited transactions” involving assets of Benefit Plans and, as relevant here, the acquisition, holding and disposition of the securities between a Benefit Plan and persons that are “parties in interest” as described in Section 3(14) of ERISA or “disqualified persons” as described in Section 4975 of the Code (collectively, “parties in interest”) with respect to such Benefit Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

In addition, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchase securities issued by that trust if assets of the trust were deemed to be assets of the Benefits Plan.  Under a regulation issued by the United States Department of Labor (the “DOL”) (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  A certificate will normally be treated as an equity interest for these purposes.

Debt Securities

Although there is little guidance on how the definition of “equity interest” described above applies, the depositor may from time to time determine that, at the time of their issuance, that the notes of a particular series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  This determination will be based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a direct prohibited transaction upon its acquisition from a party in interest such as the depositor, the underwriter or the trustee or their respective affiliates or an indirect prohibited transaction if the trust, the owner of 50% or more of the equity interests in the trust, the owner trustee, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan.  However, a number of prohibited transaction class exemptions (or “PTCEs”) issued by the DOL might apply to exempt a prohibited transaction arising by virtue of the purchase or holding of a note by or on behalf of, or with the assets of a Benefit Plan:  PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by independent qualified professional asset managers).  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the notes that might be construed as prohibited transactions.  There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

To the extent provided in the applicable prospectus supplement, each purchaser and transferee of a Note will be deemed to represent and warrant to the Issuer that either (1) it is not a Benefit Plan or (2) it is a Benefit Plan and its acquisition and holding of such Note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar exemption, or, in the case of a Benefit Plan subject to Similar Law, will not result in a violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such Note in violation of the foregoing.

Notes of a series should also not be purchased with the assets of a Benefit Plan if BFTG, the seller, the depositor, the indenture trustee, the owner trustee, the master servicer, any other servicer, the cap or swap counterparty, any underwriter or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan, unless such purchase and acquisition would be governed by an applicable prohibited transaction exemption.

Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions” or the collectively the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Benefit Plans of both certificate and debt securities issued by entities that hold certain fixed pools of receivables, loans and other obligations of the types held by the trust and the servicing, operation and management of such entities, provided that the conditions and requirements of the applicable Underwriter Exemption are met.  Although the Exemption is an individual exemption separately granted to a specific underwriter, when it or its affiliate acts as the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent, the terms and conditions that generally apply to each Exemption are substantially similar and are described below.

General Conditions of the Underwriter Exemptions

Benefit Plans acquiring securities may be eligible for protection under the Exemption if:

(1)

at the time of the acquisition, the class of securities acquired by the Benefit Plan has received a rating rated in one of the four, (or in the case of “designated transactions” described below, three) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc. (each a “rating agency” as defined herein);

(2)

the trustee is not an affiliate of any member of the “Restricted Group” other than the underwriter.  The “Restricted Group” includes BFTG, the depositor, any underwriter, any trustee, any master servicer or servicer, any insurer with respect to any group of Loans, the obligor under any other form of credit enhancement or the counterparty under any interest rate cap or swap agreement, an obligor with respect to any obligation constituting more than five percent of the total unamortized principal balance of the assets of the related trust on the date of issuance of the related securities, or any affiliate of those parties;

(3)

the applicable series of securities evidences ownership in assets of a particular trust that may include Loans, certain mortgage-backed or asset-backed securities, contracts or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

(4)

the class of securities acquired by the Benefit Plan is not subordinated to other classes of securities of that trust with respect to the right to receive payments in the event of defaults or delinquencies on the underlying assets of the related trust unless none of the Loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100% (i.e., “fully secured”);

(5)

the Loans held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans backing certain types of securities in “designated transactions” described below);

(6)

the Benefit Plan is an “accredited investor,” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

(7)

the acquisition of the securities by a Benefit Plan is on terms, including the price for the securities, that are at least as favorable to the Benefit Plan as they would be in an arm’s length transaction with an unrelated party;

(8)

the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities;

(9)

the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust to the trust represents not more than the fair market value of those assets;

(10)

the sum of all payments made to and retained by the master servicer and each servicer represents not more than reasonable compensation for their services and reimbursement of their reasonable expenses;

(11)

assets of the type included as assets of a particular trust have been included in other investment pools; and securities evidencing interests in those other pools have been both:  (i) rated in one of the four (or in the case of a designated transaction, three) highest generic rating categories by a rating agency and (ii) purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan’s acquisition of securities in reliance upon the Exemption.

Designated Transactions

In the case where the securities are backed by trust assets which are fully secured one-to-four family residential, home equity, manufactured housing, multifamily, mixed use, cooperative or commercial loans which are described and defined in the Exemption as “designated transactions”, the Exemption permits the securities issued by the trust in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated.  The assets will be considered “designated transactions” for purposes of the Exemption unless otherwise specified in the prospectus supplement.  In addition, one subset of designated transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are:

(1)

not subordinated to the rights and interests evidenced by securities of the same trust;

(2)

such securities acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

(3)

any Loan included in the corpus or assets of the trust is secured by collateral whose loan-to-value ratio or combined loan-to-value ratio at the time of issuance of the securities does not exceed 125%.

Insurance Company General Accounts

In the event that securities do not meet the requirements of the Exemption solely because they are subordinate securities or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates (but not debt securities) pursuant to PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain Permitted Assets

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust subject to certain conditions.  An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:

(1)

is an “eligible Swap;”

(2)

is with an “eligible counterparty;”

(3)

is purchased by a “qualified plan investor;”

(4)

meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5)

permits the trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:

(1)

is denominated in U.S. dollars;

(2)

pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

(3)

has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”);

(4)

is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

(5)

has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and

(6)

does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable rating agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

(1)

a “qualified professional asset manager” (“QPAM”) under PTCE 84 14;

(2)

an “in-house asset manager” under PTCE 96 23; or

(3)

has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

(1)

obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

(2)

cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(1)

obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

(2)

cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

(3)

terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust with respect to certificates purchased by Plans if it meets the following conditions:

(1)

it is denominated in U.S. dollars;

(2)

it pays an Allowable Interest Rate;

(3)

it is not Leveraged;

(4)

it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(5)

it is entered into between the trust and an eligible counterparty and

(6)

it has an Allowable Notional Amount.

Pre-Funding Accounts

The Exemption permits transactions using pre-funding accounts (“Pre-Funding Account”) whereby a portion of the Loans are transferred to the trust within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such Loans be either identified or transferred on or before the closing date, provided that the following conditions are met:

(1)

the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%);

(2)

all Loans transferred after the closing date (referred to here as “additional Loans”) must meet the same terms and conditions for eligibility as the original Loans used to create the trust, which terms and conditions have been approved by the rating agency;

(3)

the transfer of such additional Loans to the trust during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust;

(4)

solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the Loans in the trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the trust on the closing date;

(5)

either:  (i) the characteristics of the additional Loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional Loans conform to the characteristics described in the prospectus or prospectus supplement (“Offering Documents”) and/or the pooling and servicing agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date;

(6)

the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement;

(7)

amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional Loans (“Capitalized Interest Account”) used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency.  Such investments must consist only of:  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency; and

(8)

certain disclosure requirements must be met.

Limitations on Scope of Relief

The Underwriter Exemption will not apply to a Benefit Plan’s investment in securities if the Benefit Plan fiduciary responsible for the decision to invest in the securities is a borrower or obligor with respect to obligations representing no more than five percent of the fair market value of the obligations constituting the assets of the related trust, or an affiliate of such an obligor, unless:

(1)

in the case of an acquisition in connection with the initial issuance of any series of securities, at least 50% of each class of securities in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

(2)

the Benefit Plan’s investment in any class of securities does not exceed 25% of the outstanding securities of that class at the time of acquisition;

(3)

immediately after the acquisition, no more than 25% of the Benefit Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in securities evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

(4)

the Benefit Plan is not sponsored by any member of the Restricted Group.

Whether the conditions of an Underwriter Exemption will be satisfied as to the securities of any particular class will depend upon the relevant facts and circumstances existing at the time the Benefit Plan acquires the securities.  Any Benefit Plan investor that proposes to use assets of a Benefit Plan to acquire securities in reliance upon an Underwriter Exemption should determine whether the Benefit Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of an Underwriter Exemption.

Other Considerations

Any member of the Restricted Group, a borrower or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Benefit Plan.  In that event, the acquisition or holding of securities of the applicable series or class by, on behalf of or with assets of that Benefit Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless an Underwriter Exemption or another exemption is available.  Accordingly, before a Benefit Plan investor makes the investment decision to purchase, to commit to purchase or to hold securities of any series or class, the Benefit Plan investor should determine whether an Underwriter Exemption is applicable and adequate exemptive relief is available or whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code.

Prospective Benefit Plan investors in securities should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in securities.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

The sale of any of the securities to a Benefit Plan will not constitute a representation by the depositor, the underwriters or the trustee that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

All Benefit Plan investors should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular security.

Legal Investment Considerations

The applicable prospectus supplement for a series of securities will specify whether a class or subclass of those securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a “mortgage related security” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  That class or subclass, if any, constituting a “mortgage related security” will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Accordingly, the investors affected by the legislation will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe.  In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities.  The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of securities), except under limited circumstances.

The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled “Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities,” or “TB 13a,” which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.  One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•

conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives; and

•

conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features.  One or more classes of the securities offered by this prospectus and the accompanying prospectus supplement may be viewed as “complex securities.”  The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions.  Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk.  TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The predecessor to the OTS issued a bulletin entitled “Mortgage Derivative Products and Mortgage Swaps” applicable to thrift institutions regulated by the OTS.  The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise “troubled” institutions.  Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement.  The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998.  The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk.  The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions.  The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Investors should consult their own legal advisers in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

Method of Distribution

Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters.  The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

Generally, the underwriters will be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.  The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date.  Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor.  The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject.  The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale.  The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal.  Sales will be made at negotiated prices determined at the time of those sales.

One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to a trust.

Legal Matters

Certain legal matters in connection with the securities offered by this prospectus will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C.  Certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Financial Information

The depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus.  The securities will not represent an interest in or an obligation of the depositor.

A new trust will be formed for each series of securities, and no trust will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series.  Accordingly, no financial statements for any trust will be included in this prospectus or in the applicable prospectus supplement.

Additional Information

The depositor has filed the registration statement with the Securities and Exchange Commission.  The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission.  The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows:  Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s web site (http://www.sec.gov).

Reports to Securityholders

Periodic reports containing information about the securities of a series and the related trust will be made available to holders of securities of that series as described under “The Agreements — Reports to Securityholders” in this prospectus.  These periodic reports will contain financial information that will not have been examined or reported on by an independent certified public accountant.

Incorporation of Certain Information by Reference

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust for the securities.  This means that the depositor can disclose important information to any investor by referring the investor to these documents.  The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information.  Documents that may be incorporated by reference for a particular series of securities include an insurer’s financial statements, a security policy, mortgage pool policy, computational materials, collateral term sheets, the related agreement and amendments thereto, and other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related trust.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents.  Requests should be directed in writing to Legal Department, Bayview Financial Securities Company, LLC.

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying Primary Assets.  These ratings address such factors as:

•

structural and legal aspects associated with the securities;

•

the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

•

the credit quality of the credit enhancer or guarantor, if any.

Ratings on the securities do not, however, constitute a statement regarding:

•

the likelihood of principal prepayments by borrowers;

•

the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

•

whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

As a result, investors in securities of any series might suffer a lower than anticipated yield.

A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.

Index of Defined Terms

Page

Page

1986 Act 110	electing large partnership 122
accrual class 111	eligible counterparty 140
acquisition premium 113	eligible Swap 140
ADA 119	eligible yield supplement agreement 161
Advances 82	Environmental Policies 57
AFR 124	ERISA 154
Agency Securities 6	Euroclear 39
agreements 70	Euroclear Operator 40
Allowable Interest Rate 159	European Depositaries 41
Allowable Notional Amount 159	excess inclusion 142
applied loss amount 47	Exchange Act 40
Asset Conservation Act 112	Exemption 156
Asset Group 4	FASIT 126
Bankruptcy Code 96	FASIT regular securities 126
basis risk shortfalls 36	FHA 8
Beneficial Owner 39	FHA/VA Claim Proceeds 120
Benefit Plan 154	Foreign Person 124
book-entry securities 35	full recourse mortgage loans 82
borrower 95	future advance 97
buydown 122	Garn-St Germain Act 101
buydown loans 11	GPM fund 11
CERCLA 15	GPM loans 11
clearing agency 40	Grantor Trust 128
clearing corporation 40	Grantor Trust Certificates 128
Clearstream 39	hazardous substances 113
Code 124	highest priority class 88
coinsurance 55	High-Yield Interests 126
collection account 77	holdback loans 8
condominium form 119	indenture default 88
constant yield election 133	indirect participants 40
contracts for deed 17	in-house asset manager 160
cooperative corporation 41	interest rate 37
credit limit 97	IRS 124
Debt Securities 128	lease 116
debt service reduction 109	lessee 116
debt-acceleration 111	Leveraged 159
deficient valuation 108	LIBOR 48
definitive securities 35	Loans 5
delinquency advance 81	market discount bond 131
distribution account 78	master servicer 33
DOL 155	master servicer event of default 84
DTC 39	mortgage notes 7
due-on-sale 110	mortgagee 95

multi-class series 37	Relief Act 114
National Housing Act 120	Relief Act shortfalls 114
NCUA 115	REMIC regular security 125
No-Bid 122	REMIC residual certificate 125
Non-Agency Securities 6	REO property 76
noneconomic 140	residual interests 125
non-pro rata security 133	Residual Owner 125
Non-ratings dependent Swaps 161	Restricted Group 157
notional 48	retained interest 5
obligatory 97	Rules 42
offered securities 35	sale agreement 69
OID 129	SBA 4
OID Regulations 128	SBJPA of 1996 152
optional 97	securities 34
outside reserve fund 126	Securities Act 29
outstanding balance 108	Security Owner 124
Ownership Certificate 126	securityholder 41
PAC Method 130	senior securities 38
partially disbursed loans 8	servicer 34
participants 39	servicing account 84
parties in interest 155	servicing advances 81
Partner Certificates 128	servicing fee 84
pass through entity 140	servicing rights owners 34
permitted assets 152	Similar Law 155
Plan Assets Regulation 155	SMMEA 164
pooling and servicing agreement 70	special assessment loans 19
Pre-Funding Account 161	special assessments 19
Pre-Funding Limit 161	special interest assets 17
Primary Assets 5	special interest certificate 17
prohibited transaction 125	Standard Certificates 145
prohibited transactions 145	Stripped Bond Rules 145
PTCEs 156	stripped bonds 145
QPAM 160	Stripped Certificates 145
qualified mortgages 152	subordinate securities 38
qualified plan investor 159	super premium class 130
Qualified Stated Interest 129	Swap 159
qualifying liquidation 69	Swap Agreement 159
rating agency 38	tax matters person 143
ratings dependent Swaps 160	Terms and Conditions 41
RCRA 113	Tiered REMICs 152
real estate assets 151	TILA 115
real estate investment trust 128	Title V 116
regular interests 125	Title VIII 114
Reigle Act 115	Trust Indenture Act 87
REIT 128	U.S. Person 124
Relevant Depositary 41	UCC 100
Underlying Securities 6	VA 8
Underwriter Exemptions 156	withholding agent 135

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

Subject to Completion, May ___, 2003

Asset-Backed Notes/Asset-Backed Certificates
(Issuable in Series)

Bayview Financial Securities Company, LLC
Depositor

The Trusts:

•

may periodically issue asset-backed notes or asset-backed pass-through securities, in each case in one or more series with one or more classes; and

•

will be established from time to time as separate trusts to hold assets transferred to a trust by Bayview Financial Securities Company, LLC in connection with each series of securities.  These assets may include:


•

mortgage loans or participation interests in mortgage loans, including loans secured by multifamily properties, commercial properties, mixed use residential and commercial properties, or unimproved land; and

•

other assets described in the applicable prospectus supplement, including various forms of credit enhancement.


The assets in your trust will be specified in the prospectus supplement for your securities.  The types of assets that may be included in a trust, whether or not included in your trust, are described in this prospectus.

The Securities:

•

will be offered for sale pursuant to a prospectus supplement;

•

will evidence beneficial ownership of, or be secured by, the assets in the related trust and will be paid only from the trust assets described in the applicable prospectus supplement; and

•

will have the benefit of one or more forms of credit enhancement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May ___, 2003


Page

The Trusts and the Trust Assets 1
General 1
Mortgage Loans 2
Participation Interests 12
Pre-Funding 12
Assignment of Primary Assets 13
The Depositor 14
Bayview Financial Trading Group, L.P. 14
Use of Proceeds 14
Origination, Acquisition and Servicing of Loans 14
Origination and Acquisition of Loans 14
Servicing 16
The Securities 16
General 16
Payments on the Securities 18
Optional Termination 20
Optional Purchase of Securities 20
Other Purchases or Redemption 21
Book-Entry Registration 21
Credit Enhancement 27
Financial Guaranty Insurance Policies; Surety Bonds 27
Letters of Credit 27
Subordinate Securities 29
Shifting Interest 29
Overcollateralization 30
Interest Rate Caps and Swaps; Yield Supplement Agreements 30
Purchase Obligations 31
Reserve Funds 31
Performance Bond 34
Insurance 34
Standard Hazard Insurance Policies on Mortgage Loans 34
Environmental Insurance 36
Special Hazard Insurance Policies 36
Mortgagor Bankruptcy Bond 37
Yield and Prepayment Considerations 38
Yield 38
Maturity and Prepayment 41
The Agreements 44
General 45
Assignment of Primary Assets 45
The Pooling and Servicing Agreement and the Servicing Agreements 48
The Indenture 58



Page

The Trust Agreement 62
Reports to Securityholders 62
The Trustees; Agents 64
Loss Mitigation Advisor; Investment Manager; Other Parties 65
Certain Legal Aspects of Loans and Contracts 65
Mortgage Loans 65
Contracts for Deed 66
Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries 67
Cooperatives 69
Foreclosure 70
Realizing Upon Cooperative Security 72
Rights of Redemption 73
Anti-Deficiency Legislation and Other Limitations on Lenders 73
Bankruptcy Laws 76
Due-on-Sale Clauses 78
Enforceability of Certain Provisions 79
Environmental Considerations 80
Soldiers’ and Sailors’ Relief Act 82
Alternative Mortgage Instruments 83
Consumer Protection Laws 83
Applicability of Usury Laws 84
Commercial, Multifamily and Mixed Use Loans 84
Leases and Rents 85
Default Interest and Limitations on Prepayment 86
Secondary Financing; Due-on- Encumbrance Provisions 86
Certain Laws and Regulations 87
Type of Mortgaged Property 87
Americans with Disabilities Act 87
Personal Property 88
Material Federal Income Tax Considerations 88
Types of Securities 89
Taxation of Securities Treated as Debt Instruments 93
REMIC Residual Certificates 101
FASIT Ownership Certificates 109
Grantor Trust Certificates 110
Partner Certificates 113
Special Tax Attributes 116
Backup Withholding 119
State And Local Tax Considerations 119
ERISA Considerations 119
General 119
Debt Securities 120
Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities 121
Other Considerations 128
Legal Investment Considerations 129



Page

Method of Distribution 131
Legal Matters 132
Financial Information 132
Additional Information 133
Reports to Securityholders 133
Incorporation of Certain Information by Reference 133
Ratings 134
Index of Defined Terms 135


The Trusts and the Trust Assets

General

Notes will be secured by a pledge of the assets of the applicable trust, or one or more subgroups of trust assets (each an “Asset Group”), and certificates will represent beneficial ownership interests in the assets of the applicable trust, or an individual Asset Group, each as specified in the related prospectus supplement.  The securities of a series will be non-recourse obligations of the trust.  Holders of notes may only proceed against the assets of the trust as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust not pledged to secure the notes, or against the assets of any trustee or any other party other than a party, such as an insurer, that expressly undertakes to guarantee payments on securities.

Each trust will be administered by a trustee identified in the applicable prospectus supplement, which may be referred to as the trustee, the owner trustee or the managing trustee.  In addition, in the case of a series of securities that include notes issued pursuant to an indenture, the prospectus supplement will identify the trustee under the indenture, generally referred to as the indenture trustee.  References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, owner trustee, managing trustee or indenture trustee, as applicable, unless the context requires otherwise.

If specified in the applicable prospectus supplement, the trust for a series will be a special purpose statutory trust organized under the laws of the state of Delaware or such other state as is specified.

The property or the trust for each series of securities will generally consist of:

•

mortgage loans secured by properties of the types described in this prospectus;

•

participation interests in mortgage loans;


•

amounts due and payable with respect to the Primary Assets (as defined herein) as of the cut-off date specified in the prospectus supplement;


•

amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•

mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•

any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

•

any security insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in the prospectus supplement;

•

any servicing agreements relating to mortgage loans in the trust, to the extent that these agreements are assigned to the trustee;

•

any environmental insurance policy relating to commercial, multifamily or mixed use properties;

•

investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•

any other asset, instrument or agreement relating to the trust and specified in the prospectus supplement.


For convenience of reference, we sometimes refer in this prospectus to mortgage loans as “Loans.”


The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or by the seller of the Primary Asset, but will be retained by that party (the “retained interest”).  Therefore, amounts received with respect to retained interest in a Loan included in the trust for a series will not be included in the trust but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the agreements.


The “Primary Assets” in the trust for a series of securities may consist of mortgage loans or participation interests in mortgage loans, to the extent and as specified in the prospectus supplement.


If so specified in the applicable prospectus supplement, the depositor or an affiliate of the depositor will have the right or obligation to purchase, or to substitute other assets for, Primary Assets due to breaches of representations and warranties, default or such other reason as is specified in the prospectus supplement.  If so specified in the applicable prospectus supplement, the depositor or an affiliate of the depositor will have the right to purchase a specified amount or percentage of the Primary Assets, or specified Primary Assets, under the circumstances described in the prospectus supplement.

Mortgage Loans

General

If stated in the prospectus supplement with respect to a series, the trust for that series may include one or more pools containing:

•

mortgage loans secured by multifamily property;

•

mortgage loans secured by commercial property, including agricultural land;

•

mortgage loans secured by mixed use property;

•

mortgage loans secured by unimproved land;

•

mortgage participation certificates evidencing interests in those loans; or

•

any combination of the foregoing.

The mortgage loans and contracts will be newly originated or seasoned, and will be purchased by the depositor, either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the depositor.  Mortgage loans and contracts may have been originated by an affiliate of the depositor or by a variety of originators pursuant to varying underwriting guidelines.

The mortgage loans will be evidenced by notes (“mortgage notes”).  Multi-family property may include multifamily residential rental properties, condominium projects and apartment buildings owned by cooperative housing corporations.  Attached homes may consist of duplexes or units connected to more than one other unit (multifamily structures where each borrower owns the land upon which the unit is built with the remaining adjacent land owned in common).  Multifamily property may include, and mixed use property will consist of, mixed commercial and residential buildings.  The mortgaged properties may include investment properties and vacation and second homes.  Commercial property will consist of income-producing commercial real estate, unimproved land or other property types described in the applicable prospectus supplement.  If specified in the applicable prospectus supplement, borrowers may not be United States residents and mortgaged properties may be located outside of the United States.  Mortgage loans secured by commercial property, multifamily property or mixed use property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties, or by personal guarantees of the borrowers or principals of the borrowers, to the extent specified in the applicable prospectus supplement.  Mortgage loans may be secured by additional collateral such as securities or accounts, to the extent specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans with adjustable mortgage rates.  Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payment on the mortgage loan will be adjusted to provide for the payment of the remaining principal balance of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan.  Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment.  As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid.  See “Yield and Prepayment Considerations” in this prospectus.  In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or “deferred” interest may be added to the principal balance of the mortgage loan, unless otherwise paid by the borrower, and will bear interest at the mortgage rate in effect from time to time.  The amount by which the mortgage rate or monthly payment may increase or decrease and, if applicable, the total amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

If stated in the applicable prospectus supplement, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, or from a fixed to an adjustable rate, at the option of the borrower under certain circumstances.  If stated in the related prospectus supplement, the related agreements will provide that the seller from which the depositor (or its affiliate) acquired the convertible adjustable-rate mortgage loans, or the master servicer or servicer, will be obligated to repurchase from the trust any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement.  The amount of the purchase price will be required to be deposited in the distribution account and will be distributed to the securityholders on the distribution date in the month following the month of the exercise of the conversion option.  The obligation of the related seller or other party to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to maturity of more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide that the lender will be required to make future advances to the borrowers, in incremental amounts up to the maximum amount specified under the terms of the related mortgage loan, if the borrowers satisfy certain requirements that generally involve making certain repairs or improvements to the related mortgaged property (“partially disbursed loans”), mortgage loans with respect to which a portion of the loan proceeds may be held in a custodial account by the applicable servicer, an escrow agent or an attorney for disbursement to the related borrowers when certain repairs or improvements to the related mortgaged properties have been completed (“holdback loans”) or mortgage loans that otherwise provide for future advances to the borrowers.  Additional advances under partially disbursed loans will be funded or acquired by the trust by withdrawals from a fund established by the depositor, by application of amounts that would otherwise be payable as principal to securityholders, or as otherwise described in the applicable prospectus supplement.

With respect to any trust that contains mortgage loans, the prospectus supplement for the series of securities related to that trust will contain information as to the types of mortgage loans that will comprise the related mortgage pool.  The related prospectus supplement will also contain information, to the extent material to investors, as to:

•

the total principal balance of the mortgage loans as of the applicable cut-off date;

•

the types of mortgaged properties securing the mortgage loans;

•

the range of original terms to maturity of the mortgage loans;

•

the range of principal balances and average principal balance of the mortgage loans;

•

the earliest origination date and latest maturity date of the mortgage loans;

•

mortgage loans having loan-to-value ratios at origination exceeding 80%;

•

the interest rate or range of interest rates borne by the mortgage loans;

•

the geographical distribution of the mortgage loans;

•

the delinquency status of the mortgage loans as of the cut-off date;

•

with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans; and

•

whether the mortgage loan provides for an interest only period and whether the principal balance of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The total principal balance of the mortgage loans or contracts in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

No assurance can be given that values of the mortgaged properties securing mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans.  If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, the value of property securing cooperative loans and the delinquency rate with respect to cooperative loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable.  See “Certain Legal Aspects of Loans and Contracts — Cooperatives” in this prospectus.  To the extent that such losses are not covered by the methods of credit enhancement or the insurance policies described in this prospectus or by alternative forms of credit enhancement described in the applicable prospectus supplement, they will be borne by holders of the securities of the related series.

The depositor will cause the mortgage loans included in each trust to be assigned to the trustee named in the applicable prospectus supplement for the benefit of the holders of the securities of that series.  The master servicer, servicer or servicers identified in the applicable prospectus supplement will service the mortgage loans, either directly or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to the agreements for the series or a separate servicing agreement, and will receive a fee for those services.  With respect to those mortgage loans subserviced by a subservicer, the subservicer will be required to service the related mortgage loans in accordance with a subservicing agreement between the servicer and the subservicer, and will receive the fee for the services specified in the related subservicing agreement; however, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related mortgage loans.  Bayview Financial Trading Group, L.P. (“BFTG”) or its affiliates, or third parties from which mortgage loans were acquired, may retain ownership of the servicing rights related to mortgage loans included in a trust.  The servicing of the mortgage loans is generally described under “Origination, Acquisition and Servicing of Loans” and “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements” in this prospectus supplement.

If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse.  As described in this prospectus, each seller of the mortgage loans will make certain representations and warranties with respect to the mortgage loans, which will generally be assigned to the trustee.  Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the seller will generally be obligated either to cure the breach in all material respects or to purchase the mortgage loan or, if stated in the related prospectus supplement, to substitute another mortgage loan.  This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to a securityholders or the trustee for a breach of representation and warranty by the seller.

Commercial, Multifamily and Mixed Use Mortgage Loans

The commercial mortgage loans, multifamily mortgage loans and mixed use mortgage loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property, including agricultural property and partially improved or unimproved land; multifamily residential property; cooperatively owned multifamily properties and/or mixed residential and commercial property; and related property and interests.

Certain of the commercial, multifamily and mixed use mortgage loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Commercial, multifamily and mixed use mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral.  Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower.  State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.  See “Certain Legal Aspects of Loans and Contracts — Leases and Rents” in this prospectus.

Certain of the commercial, multifamily and mixed use mortgage loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the mortgaged property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Commercial, multifamily and mixed use mortgage loans may be originated by an affiliate of the depositor.  Other originators of commercial, multifamily and mixed use mortgage loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

Commercial, multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Commercial, multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Commercial, multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed use real estate lending.

A borrower (or the borrowers) under a commercial, multifamily or mixed use loan may be one or more individuals or may be a corporation or other registered organization.  In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property.  In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of commercial, multifamily and mixed use loans.  For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•

local and regional economic conditions;

•

the physical condition of the property;

•

the types of services and amenities provided;

•

the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•

availability of alternative rental properties;

•

changes in the surrounding neighborhood;

•

management;

•

the level of mortgage interest rates;

•

dependence upon government rent subsidies;

•

any applicable rent control laws; and

•

state and local regulations.

The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

•

the quality and success of a retail property’s tenants;

•

closing of a major store in the shopping center where the related property is located;

•

changes in consumer preferences;

•

declines in consumer spending;

•

competition from local merchants and from catalog and internet retailers; and

•

product obsolescence.

The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

•

quality and nature of tenants;

•

tenant concentration — i.e., predominantly high tech firms, law firms, government agencies, etc.;

•

the physical condition of the property;

•

the types of services and amenities provided;

•

changes in the surrounding neighborhood; and

•

availability of alternative office space.

The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

•

the design and adaptability of the building;

•

success or failure of the business of the tenant, which is frequently the sole tenant of the property;

•

availability of alternative space; and

•

quality of the local and regional transportation system.

The value of a commercial, multifamily or mixed use property may also be affected by a variety of other factors.  In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  With respect to commercial, multifamily and mixed use loans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower.  If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed use loans than with respect to residential mortgage loans.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  See “Certain Legal Aspects of Loans and Contracts — Environmental Considerations” in this prospectus.  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, certain environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.  Property owners in some areas have been subject to liability claims associated with mold.

No single commercial, multifamily or mixed use loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the loans in the trust.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.  Neither the depositor, the master servicer or servicer, the trustee, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans.  A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment.  Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan.  As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.  Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less.  If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled.  However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled.  If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment.  The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most mortgage loans are computed and applied on an actuarial basis.  Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Contracts for Deed

The mortgage loans in a trust may also consist of installment contracts for the purchase of real property (“contracts for deed”).  An affiliate of the depositor, referred to in this prospectus as a title-holding trust, will retain record title to contracts for deed and the related real estate.  Instead of acquiring title to those assets and assigning them to the trust, BFTG , as owner of the undivided trust interest representing the entire beneficial interest in property of the title-holding trust that has not been allocated to special units of beneficial interest in the title-holding trust, will cause the title-holding trust to create a class of certificates of beneficial interest (a “special interest certificate”) that will evidence beneficial ownership of the applicable contracts for deed and related property (“special interest assets”) to be issued to the trustee.  The special interest certificate for a series will represent the entire beneficial interest in the related contracts for deed, which will be an indirect beneficial interest rather than a direct legal interest, and will entitle the trustee as holder to receive all payments and other cash proceeds in respect of the related contracts for deed.  Property of other special units of beneficial interest of a title-holding trust and the proceeds of that property will not be available to make payments on securities of any series other than a series for which a particular special interest certificate has been issued to the trustee.

See “Certain Legal Aspects of Loans and Contracts — Contracts for Deed” in this prospectus.

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Participation Interests

A trust may include participation interests in individual Loans or pools of Loans.  Each participation interest will entitle the trust to receive a proportionate share of interest and principal collected on the underlying loans, based on the participation percentage evidenced by the participation interest.  Unless otherwise specified in the applicable prospectus supplement, each participation interest that is included in the trust will be treated as a mortgage loan having a principal balance equal to the product of the principal balance of the related participated mortgage loan or loans and the applicable participation percentage.  Neither the trustee nor securityholders entitled to vote on matters relating to the trust and the Loans will have the decision-making authority typically afforded the holder of a mortgage loan upon default or with respect to other matters requiring consent or vote.  Any such consent or vote with respect to a participated mortgage loan will require the agreement of the holder of the remaining participation interest in that participated mortgage loan, which may be the seller, another trust or a third party.  There may be multiple participants for each participated mortgage loan or group of loans, and in some cases the trust will hold less than a 50% participation percentage in the participated mortgage loans.  There can be no assurance that any holders of participation interests not included in a trust will act in the best interests of securityholders.

Pre-Funding

If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional Primary Assets from time to time during the time period specified in the related prospectus supplement.  Prior to the application of amounts on deposit in the related pre-funding account to purchase additional Primary Assets, those amounts may be invested in one or more investments permitted under the applicable agreements.

Additional Primary Assets that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement.  The eligibility criteria for additional Primary Assets will be consistent with the eligibility criteria of the Primary Assets included in the related trust as of the closing date subject to the exceptions stated in the related prospectus supplement.

Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

•

the period during which additional Primary Assets may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

•

the additional Primary Assets to be acquired by the related trust will be subject to the same representations and warranties as the Primary Assets included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional Primary Assets may be purchased exceed one year.

Assignment of Primary Assets

General

In general, the Primary Assets will be originated by affiliates of the depositor or will be acquired from various third parties, and will be assigned by the depositor to the trustee or the trust.  The applicable prospectus supplement will specify whether the documents evidencing the Primary Assets will be held by the trustee or by a custodian on behalf of the trustee, and, to the extent applicable, whether those documents will be indorsed or otherwise marked to indicate their assignment to the trustee.

For more information, see “The Agreements — Assignment of Primary Assets” in this prospectus.

Representations and Warranties

Unless otherwise specified in the applicable prospectus supplement, a seller of Loans to the depositor will make certain representations and warranties as to each Loan, including representations and warranties to the effect that:

•

the seller has good title to the Loan;

•

the seller is transferring the Loan free of any liens;

•

the Loan was originated in accordance with applicable law;

•

if applicable, the related mortgage or security agreement creates a valid lien on the collateral securing the Loan;

•

the loan and the related mortgage or security agreement are enforceable; and

•

if applicable, the mortgaged property has not incurred material damage from fire, storm or other casualty.

The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be (1) to the extent provided in the applicable agreements, the obligation of the seller to repurchase the affected Primary Assets for the applicable repurchase price, or, if so specified, to substitute another Primary Asset for the defective Loan, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the seller for losses due to breaches of representations and warranties.

Status of the Loans and Related Assets in the Event of Insolvency of the Seller

Each transfer of a Loan to the applicable seller, from the seller to the depositor and from the depositor to the trust, will have been intended to be an absolute and unconditional sale of such Loan.  However, in the event of insolvency of a prior owner of a Loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that Loan by such insolvent party as a borrowing secured by a pledge of the Loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series.  If such an attempt were successful, it is possible that the affected Loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

The Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, was organized on March 21, 2003 for the limited purposes of establishing trusts; acquiring, owning and transferring Primary Assets and other property; selling securities evidencing interests in or obligations secured by Primary Assets; and engaging in related activities.  The depositor will not guarantee payments on any securities.

The depositor is a wholly owned subsidiary of Bayview Financial Trading Group, L.P.  The principal executive offices of the depositor are located at 4425 Ponce de Leon Boulevard, 4th Floor, Coral Gables, Florida 33146.  Its telephone number is (305) 341-5632.

Bayview Financial Trading Group, L.P.

BFTG is an investment banking firm specializing in the mortgage banking industry.  BFTG began business in 1978 under the name Reserve Financial providing valuation, servicing brokerage and merger and acquisition advisory services to the mortgage banking industry.  In 1994, BFTG began purchasing and selling mortgage loans as principal.  As of the date of this prospectus supplement, BFTG had acquired more than $6 billion in principal balance of mortgage loans since 1994.

Use of Proceeds

The depositor will apply all or substantially all of the proceeds from the sale of the securities of each series to purchase the related Primary Assets and certain other property, to fund any applicable credit enhancement and to pay fees and expenses associated with the issuance of the securities.

Origination, Acquisition and Servicing of Loans

Origination and Acquisition of Loans

BFTG and other affiliates of the depositor acquire pools of loans (and participation interests in loans or loan pools) from a wide variety of sources, including, for example, banks, savings institutions, finance companies, leasing companies, mortgage companies, mortgage brokers, insurance companies, and governmental agencies.  BFTG and its affiliates generally obtain information on available pools of loans from several sources, including referrals from sellers with whom BFTG has transacted business in the past.  Pools of loans generally are acquired in negotiated transactions or through sealed competitive bids.

Prior to making an offer to purchase a pool of loans, BFTG (or an affiliate) generally conducts an evaluation of the individual loans comprising the pool of mortgage loans and/or the separate parcels of real estate or other collateral in the pool.  If this evaluation proves satisfactory, BFTG (or an affiliate) will make an offer to purchase the pool of loans, which offer is subject to further diligence with respect to the mortgage pool.  If the offer is accepted, diligence typically consists of an analysis of the information provided by the seller of the loans (generally, the credit and collateral files for the loans), other relevant material that may be available (including tax records) and the underlying collateral.  The purchaser either performs its own diligence or engages third party to perform the reunderwriting of the credit files and review of collateral documentation.  BFTG (or affiliated purchaser) obtains broker price value opinions from third parties if it determines that they are necessary, and, in some cases, conducts site inspections.  The purchaser may also review information on the local economy and real estate markets including the amount of time generally required to complete foreclosure on real property in the jurisdiction in which the property is located.  The credit score is reviewed if available.  In connection with its review of a pool of loans being considered for acquisition, BFTG (or its affiliate) generally reviews each loan or property in such pool of loans and designs a preliminary servicing plan for each loan and property that is intended to maximize the cash flow from such loan or property.  In some cases, however, review of loans purchased by BFTG and its affiliates will be more limited than described above.

Upon completion of the diligence process and confirmation to the purchaser’s satisfaction that the information supplied by the seller of the loans is accurate, the seller of the loans and BFTG (or an affiliate) will generally enter into a loan purchase agreement containing representations and warranties by the seller of the loans concerning the loans being sold (which representations and warranties will generally not be assigned to the trustee).  In some cases BFTG and its affiliates will purchase loans on an “as is” basis, receiving only very limited (or no) representations and warranties from the seller.

BFTG and an affiliate, Interbay Funding, LLC (“Interbay”) also originate commercial, multifamily, mixed use and residential mortgage loans.  If loans originated by BFTG or Interbay constitute a substantial portion of the Loans included in a trust, the applicable prospectus supplement will include a summary description of the underwriting process.

Loans originated by BFTG or Interbay will generally be serviced initially by Interbay, although the related servicing rights may subsequently be sold, or the servicing may be transferred, to a third party.  Loans acquired by BFTG and its affiliates may be purchased on a servicing-released basis, meaning that the purchaser acquires the servicing rights, or on a servicing-retained basis, meaning that the seller retains the servicing rights.  In either case the seller or a third party may service the loans, or they may be serviced by Interbay.  BFTG or an affiliate may retain ownership of servicing rights with respect to Loans included in a trust.

Servicing

The agreements for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.  References in this prospectus to “master servicer” under an agreement are intended to refer as to any particular series of securities to the master servicer or, if there is no master servicer, to the servicer under the related agreements, as applicable, unless the context requires otherwise.  Similarly, references to obligations of the “servicer” for a series may apply to the master servicer.

Unless otherwise specified in the applicable prospectus supplement, the servicers will service the mortgage loans, directly or through subservicers under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreements.  The master servicer will generally not be ultimately responsible for the servicing of the mortgage loans except to the limited extent described under “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Advances” in this prospectus, and will generally not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted mortgage loans, workouts, discounted payoffs, foreclosure, and disposition of REO property.  However, if the master servicer becomes aware that a servicer is not fulfilling its obligations under the servicing agreement with respect to such matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreements), appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable agreements.  Following termination of a servicer and prior to the appointment of a successor, the master servicer will assume the obligation to make Advances.

BFTG or its affiliates, or third parties, will, if specified in the applicable prospectus supplement, retain ownership of the servicing rights related to Loans included in a trust.  These parties, referred to as “servicing rights owners,” will have the right, to the extent provided in the applicable agreements, to sell the servicing rights or to transfer the servicing of the related Loans to one or more third parties, subject to the limitations set forth in the applicable agreements.

The Securities

General

The asset-backed certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust created pursuant to the related agreements.  A series of securities may also include asset-backed notes (referred to together with the certificates of a series as the “securities”) that will represent indebtedness of the related trust and will be issued pursuant to an indenture.  See “The Agreements” in this prospectus.

Each series of securities will consist of one or more classes of securities, one or more of which may:

•

accrue interest based on a variable or adjustable rate;

•

provide for the accrual of interest, which is periodically added to the principal balance of the securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement;

•

be entitled to payments of principal but not to any payments of interest;

•

be entitled to a greater percentage of interest on the assets underlying or comprising the Primary Assets for the series than the percentage of principal on the Primary Assets to which the securities are entitled;

•

be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the securities are entitled;

•

not be entitled to principal until the earlier of the date specified in or determined as described in the prospectus supplement or the date on which the principal of all securities of the series having an earlier final scheduled distribution date have been paid in full;

•

be entitled to payments of principal in accordance with a schedule;

•

be entitled to payments of interest for a specified period of time;

•

be entitled to a portion of interest and principal collections on some, but not all, of the Primary Assets in a trust;

•

be subordinate to one or more other classes of securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement; and/or

•

have other payment characteristics, as described in the prospectus supplement.

If specified in the prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion of the assets in the related trust.

Each class of securities offered by this prospectus and the prospectus supplement (the “offered securities”) will be issued in the minimum original principal balance or notional balance (or percentage interest) for securities of that class specified in the prospectus supplement.  The transfer of any offered securities may be registered, and those securities may be exchanged, without the payment of any service charge.  The classes of securities of a series may be issued in fully registered, certificated form (“definitive securities”) or issued in book-entry form only (“book-entry securities”) in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement.  See “— Book-Entry Registration” below.

Payments on the Securities

General

Payments on the securities of each series will be made by or on behalf of the trustee from the available distribution amount for that series, on each distribution date, as specified in the prospectus supplement.  Payments (other than the final payment) will be made to the persons in whose names the securities are registered on the close of business on the record date specified in the prospectus supplement.  Payments will be made by check mailed to the registered owners at their addresses appearing on the applicable security register, or by wire transfer in certain circumstances described in the prospectus supplement; provided, however, that the final payment in retirement of a security will be made only upon presentation and surrender of the security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement.  Advance notice of the final distribution on a security will be provided to the securityholders.

Payments of interest on securities entitled to receive interest will be made periodically at the intervals and on the basis of the interest rates specified in or determined in accordance with the prospectus supplement.  The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement.  Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such payments.  Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis.  Distributions of principal on each class of securities in a series that are entitled to receive principal will be made on a pro rata or random lot basis among all of the securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the distribution account (together with any amounts transferred from any reserve fund or applicable credit enhancement) may be insufficient to make the full distribution to securityholders on a distribution date.  In that case, the funds available for payment to the securityholders of each class will be distributed in accordance with their respective interests.  However, as described in the prospectus supplement, holders of senior securities will receive their current payments and past amounts due but unpaid to them before holders of subordinate securities are paid (in each case, these amounts will be calculated as described in the prospectus supplement).  The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for payment and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next distribution date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders” in this prospectus

Single Class Securities Generally

With respect to a series of securities that is not a multi-class series, distributions on the securities on each distribution date will generally be allocated to each security entitled to payment on the basis of the undivided percentage interest evidenced by the security, or on the basis of the security's outstanding principal balance or notional balance (subject to any subordination of the rights of any classes of subordinate securities to receive current distributions), as specified in the prospectus supplement.  See “— Subordinate Securities” below.

If the Primary Assets for a series of securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the securities or on a class in the series (the “interest rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets.  If the Primary Assets for a series have fixed interest rates, then the interest rate on securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets.  If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the interest rate on the securities of the related series may also reflect those caps.

Multi-Class Series

A series of securities may include fixed and floating rate securities, accrual securities, interest-only and principal-only securities, planned amortization securities, classes of subordinate securities and senior securities, and classes of securities of various types described in the prospectus supplement (a “multi class series”).  For a series of securities that is not a multi-class series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets.  This designation does not change over the term of the securities unless the series has a subordination feature in one or more classes of subordinate securities that protects one or more classes of senior securities in the event of failure of timely payment of the Primary Assets.  Unless otherwise specified in the prospectus supplement, each security of a multi-class series will have a principal balance or a notional balance and a specified interest rate (that may be zero).  Interest distributions on a multi-class series will be made on each security entitled to an interest distribution on each distribution date at the interest rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the distribution account, subject to any subordination of the rights of any classes of subordinate securities to receive current distributions.  See “ — Subordinate Securities” below and “Credit Enhancement — Subordinate Securities” in this prospectus.

Distributions of interest on accrual securities will begin only after the related accretion termination date specified in the prospectus supplement.  On each distribution date on or before the accretion termination date, interest on the accrual securities accrues, and the amount of interest accrued is added on each distribution date to the principal balance of the security.  On each distribution date after the accretion termination date, interest distributions will be made on classes of accrual securities as described in the prospectus supplement.

A multi-class series may include one or more classes of floating rate securities.  The interest rate of a floating rate security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate or both, as specified in the prospectus supplement.  For each class of floating rate securities, the prospectus supplement will set forth the initial floating rate (or the method of determining it), the period during which the floating rate applies, and the formula, index, or other method by which the floating rate for each period will be determined.

Subordinate Securities

A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series.  The rights of holders of some classes of securities (the “subordinate securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “senior securities”) but only to the extent described in the prospectus supplement.  If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature.  This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another Asset Group within the trust.  Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a “rating agency”), subordinate securities will not be offered by this prospectus or the prospectus supplement.  See “Credit Enhancement — Subordinate Securities” in this prospectus.

Optional Termination

If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust, or cause an early termination of the trust by purchasing all of the Primary Assets from the trust or directing the sale of the Primary Assets.  This termination may occur on a date on or after the date on which either (1) the total principal balance of the Primary Assets is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement.  If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the trust.  This bid process may be subject to a minimum bid price.

The optional termination described in this section will be in addition to terminations that may result from other events.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Master Servicer Default” and “— Optional Purchase or Substitution of Assets; Termination” in this prospectus.

Optional Purchase of Securities

The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances.  Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases or Redemption

If specified in the prospectus supplement for a series, any class of securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class, or to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity.  The terms and conditions of any redemption or mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies.  As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

•

call protection for any class of securities of a series;

•

a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

•

certain other guarantees described in the prospectus supplement.

Book-Entry Registration

General

If provided for in the prospectus supplement, one or more classes of the offered securities of any series will be issued as book-entry securities, and each of these classes will be represented by one or more single securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to herein as “Clearstream”) or the Euroclear System (“Euroclear”).  Each class of book-entry securities will be issued in one or more securities or notes, as the case may be, that equal the initial principal balance of the related class of offered securities and will initially be registered in the name of Cede & Co. or another nominee.

No person acquiring an interest in a book-entry security (each, a “Beneficial Owner”) will be entitled to receive a definitive security, except as set forth below under “— Definitive Securities.”  Unless and until definitive securities are issued for the book-entry securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the book-entry securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the book-entry securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

Beneficial Owners will hold their book-entry securities through DTC in the United States, or, if the offered securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“participants”) of those systems.  participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations.  Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the book-entry securities, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities.  Transactions may be settled in Clearstream in United States dollars or in certain foreign currencies.  Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.  Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of Clearstream, either directly or indirectly.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in United States dollars or in certain foreign currencies.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “cooperative corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative corporation.  The cooperative corporation establishes policy for Euroclear on behalf of its participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its participants, and has no record of or relationship with persons holding through participants of Euroclear.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book-Entry Securities

Except as described below or as otherwise described in the prospectus supplement, no Beneficial Owner will be entitled to receive a physical certificate representing a security.  Unless and until definitive securities are issued, it is anticipated that the only “securityholder” of the offered securities will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be “Certificateholders,” “Noteholders” or “Securityholders” as those terms are used in the related agreements.  Beneficial Owners are only permitted to exercise their rights indirectly through participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner's account for that purpose.  In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the offered securities from the trustee through DTC and its participants.  While the offered securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered securities and is required to receive and transmit distributions of principal of, and interest on, the offered securities.  participants and indirect participants with whom Beneficial Owners have accounts with respect to offered securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess securities or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive securities or notes representing their respective interests in the offered securities, except under the limited circumstances described below.  Unless and until definitive securities are issued, Beneficial Owners who are not participants may transfer ownership of offered securities only through participants and indirect participants by instructing the participants and indirect participants to transfer offered securities, by book-entry transfer, through DTC for the account of the purchasers of the offered securities, which account is maintained with their respective participants.  Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of book-entry securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.  Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant participants of Clearstream or Euroclear on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the securities, see “Material Federal Income Tax Considerations” in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between participants of DTC will occur in accordance with DTC Rules.  Transfers between participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable participants of DTC in accordance with DTC's normal procedures.  Each participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent.  Each financial intermediary will be responsible for disbursing funds to the Beneficial Owners of the book-entry securities that it represents.

Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co.  Any distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations” in this prospectus.  Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for the book-entry securities.  In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related agreements, only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities.  If the book-entry securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related agreements, on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related participants, with respect to some offered securities that conflict with actions taken with respect to other offered securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as definitive securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the depositor is unable to locate a qualified successor, (2) if the depositor, at its option, elects to end the book-entry system through DTC or (3) in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of definitive securities for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book- Entry securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the definitive securities to which they are entitled, and thereafter the trustee will recognize the holders of those definitive securities as securityholders under the related agreements.

Credit Enhancement

Credit enhancement for a series of securities may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of securities, provision for shifting interest credit enhancement, the establishment of a reserve fund, another method of credit enhancement specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, insurance arrangements of the types set forth in this prospectus under “Insurance.”  The amount and method of credit enhancement will be described in the prospectus supplement with respect to a series of securities.

Financial Guaranty Insurance Policies; Surety Bonds

The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series.  Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date.  The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement.  A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls.  In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

The letters of credit, if any, with respect to a series of securities will be issued by the bank or other financial institution specified in the related prospectus supplement.  The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in a total fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the total principal balance on the related cut-off date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series.  The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of securities will be in compliance with the requirements established by the related rating agency and will be set forth in the prospectus supplement relating to that series of securities.  The amount available under the letter of credit in all cases will be reduced to the extent of the unreimbursed payments previously made under the letter of credit.  The obligations of the letter of credit bank under the letter of credit for each series of securities will expire 30 days (or such other period of time as is specified in the applicable prospectus supplement) after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related pool or the repurchase of all mortgage loans or contracts in the pool, or on another date specified in the related prospectus supplement.

If stated in the applicable prospectus supplement, under the related agreements, the master servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment.  On the distribution date, the letter of credit bank will be required to honor the trustee’s request for payment in an amount equal to the lesser of (unless otherwise specified):

•

the remaining amount available under the letter of credit; and

•

the outstanding principal balances of any liquidating loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the distribution account and will be distributed to securityholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the master servicer and the servicers and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a liquidating loan, it will be entitled to receive an assignment by the trustee of that liquidating loan, and the letter of credit bank will thereafter own the liquidating loan free of any further obligation to the trustee or the securityholders with respect to that loan.  Payments made to the distribution account by the letter of credit bank under the letter of credit with respect to a liquidating loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that liquidating loan.  The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

To the extent the proceeds of liquidation of a liquidating loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by obligors on the Assets in the trust.  If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

Subordinate Securities

To the extent of the subordinated amount as specified in the applicable prospectus supplement, credit enhancement may be provided by the subordination of the rights of the holders of one or more classes or subclasses of securities to receive distributions with respect to the mortgage loans or contracts in the  pool underlying that series, to the rights of senior securityholders or holders of one or more classes or subclasses of subordinated securities of that series to receive distributions.  In such a case, credit enhancement may also be provided by the establishment of a reserve fund, as described under “— Reserve Funds.”  If stated in the related prospectus supplement, the subordinated amount will decline over time in accordance with a schedule that will also be set forth in the related prospectus supplement.

If specified in the applicable prospectus supplement, losses on particular Primary Assets or on a pool of Primary Assets will be allocated to reduce the principal balances of the securities, or of the subordinate securities, in inverse order of seniority.  If the principal balance of the most subordinate class of securities outstanding will be reduced by an amount equal to the amount by which the total principal balance of the securities exceeds the total principal balance of the Loans, the amount of such reduction will be referred to as an “applied loss amount” or other term specified in the applicable prospectus supplement.

Shifting Interest

If stated in the prospectus supplement for a series of securities for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated securities of that series to receive distributions with respect to the mortgage loans or contracts in the related trust will be subordinated to the right of the holders of senior securities of that series to receive distributions to the extent described in that prospectus supplement.  This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior securities against losses due to borrower defaults.

The protection afforded to the holders of senior securities of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior securities a disproportionately greater percentage of prepayments of principal on the related mortgage loans or contracts.  The initial percentage of principal to be received by the senior securities for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement.  This disproportionate distribution of prepayments of principal on the related mortgage loans or contracts will have the effect of accelerating the amortization of the senior securities while increasing the respective interest of the subordinated securities in the pool.  Increasing the respective interest of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the benefits of the subordination provided by the subordinated securities.

Overcollateralization

If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date.  To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the total outstanding balance of the mortgage loans or contracts, thereby creating overcollateralization and additional protection for the securityholders, if and to the extent specified in the accompanying prospectus supplement.

If stated in the applicable prospectus supplement, the total principal balance of the mortgage loans or contracts (or other assets of the trust) may exceed the total principal balance of the securities of that series on the date of issuance.

Interest Rate Caps and Swaps; Yield Supplement Agreements

The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars intended to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or notional principal amount for another.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed rate on a “notional” principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including the London Interbank Offered Rate (“LIBOR”), a specified bank’s prime rate or U.S. Treasury Bill rates.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).  An interest rate cap and an interest rate floor are, essentially, two separate agreements that taken together achieve the same economic result as a swap.  Under a cap agreement, the counterparty would agree to pay to the trust a specified fixed or floating rate of interest on a notional principal amount for a specified period of time.  Under a floor agreement, the trust would agree to pay to the counterparty a fixed or floating rate of interest on a notional principal amount that may or may not be the same as the amount on which payments received under the cap agreement held by the trust are calculated.  If a trust is party to both a cap and floor agreement, the counterparties may be different.  The counterparty under a floor agreement may be an affiliate of the depositor.

The credit rating of the counterparty under any interest rate swap or cap agreement will be specified in the applicable prospectus supplement.

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation.

Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous.  In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

Some of the mortgage loans or contracts and classes of securities of any series, if specified in the related prospectus supplement, may be subject to a purchase obligation.  The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement.  A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related securities.  Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company or other party.  Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series.  Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the securityholders of the related series, or if stated in the related prospectus supplement, to some other person.  Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

Reserve Funds

If stated in the related prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment and maintenance with the trustee, in trust, of one or more reserve funds for certain classes of that series.  The reserve fund for a series may or may not be included in the trust for that series.  The reserve fund for each series will be created by the depositor and will be funded by:

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the retention by the servicer of certain payments on the mortgage loans or contracts;

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the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or contracts or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

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an initial deposit;

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any combination of the foregoing; or

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some other manner as specified in the related prospectus supplement.

Unless otherwise described in the applicable prospectus supplement, following the initial issuance of the securities of a series and until the balance of the reserve fund first equals or exceeds the required amount, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a segregated pool, otherwise distributable to the holders of securities and deposit those amounts in the reserve fund.  After the amount in the reserve fund for a series first equals or exceeds the applicable required amount, the trustee will deposit in the reserve fund only so much of future collections as may be necessary, after the application of distributions to amounts due and unpaid on the applicable securities of that series, to maintain the reserve fund at the required amount.  The balance in the reserve fund in excess of the required amount will be paid to the applicable class or subclass of securities, or to another specified person or entity, as set forth in the related prospectus supplement, and will be unavailable thereafter for future distribution to securityholders of any class.  The prospectus supplement for each series will set forth the amount of the required amount applicable from time to time.  The amount required to be maintained in the reserve fund may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement, or otherwise.  A reserve fund may be funded and maintained in any other manner described in the applicable prospectus supplement.

Amounts held in the reserve fund for a series from time to time will continue to be the property of the securityholders of the classes or subclasses specified in the related prospectus supplement, if so specified, until withdrawn from the reserve fund and transferred to the distribution account as described below.  If on any distribution date the amount in the distribution account available to be applied to distributions on the senior securities of that series, after giving effect to any delinquency advances made by the master servicer or the servicer on the related distribution date, is less than the amount required to be distributed to the senior securityholders on that distribution date, or as otherwise described in the applicable prospectus supplement, the servicer will withdraw from the reserve fund and deposit into the distribution account or pay directly to securityholders the lesser of:

•

the entire amount on deposit in the reserve fund available for distribution to the senior securityholders, which amount will not in any event exceed the required amount; or

•

the amount necessary to increase the funds in the distribution account eligible for distribution to the senior securityholders on that distribution date to the amount required to be distributed to the senior securityholders on that distribution date, or such other amount as is described in the applicable prospectus supplement.

In some cases, whenever amounts on deposit in a reserve fund are less than the required amount, holders of the subordinated securities of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below; however, if stated in the related prospectus supplement, holders of securities of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the required amount.  If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the required amount on any distribution date, the holders of securities of the applicable class or subclass will be entitled to receive from the distribution account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the agreements.

If specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in the following order:

(1)

to the reimbursement of Advances determined by the master servicer and the servicers to be otherwise unrecoverable, and the reimbursement of liquidation expenses incurred by the master servicer and the servicers if sufficient funds for reimbursement are not otherwise available in the related servicing accounts and distribution account;

(2)

to the payment to the holders of the senior securities of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the distribution account are not available therefor; and

(3)

to the payment to the holders of the senior securities of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related interest rate, to the extent that sufficient funds in the distribution account are not available therefor.

If so specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in any other manner so specified.

Amounts in the reserve fund in excess of the required amount, including any investment income on amounts in the reserve fund, as set forth below, will then be released to the holders of the subordinated securities, or to some other person as is specified in the applicable prospectus supplement.

Funds in the reserve fund for a series will be invested as provided in the related agreements.  The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated securities in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement, or if specified in the applicable prospectus supplement will be paid to the trustee, an affiliate of the depositor or some other party.  Investment income in the reserve fund will not available for distribution to the holders of the senior securities of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior securities unless specified in the applicable prospectus supplement.  Eligible investments for monies deposited in the reserve fund will be specified in the agreements for a series of securities for which a reserve fund is established and generally will be limited to investments acceptable to the related rating agencies as being consistent with the ratings of the securities.

The time necessary for the reserve fund of a series to reach and maintain the applicable required amount at any time after the initial issuance of the securities of that series and the availability of amounts in the reserve fund for distributions on the related securities will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust and/or in the segregated pool and therefore cannot be accurately predicted.

Performance Bond

If stated in the related prospectus supplement, the master servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer of one or more of its obligations under the related agreements, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related agreements.  In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer may be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

Insurance

To the extent described in the applicable prospectus supplement, the real property that secures a mortgage loan or contract will be covered by a standard hazard insurance policy and other insurance policies.  In addition, other forms of insurance, such as environmental insurance, may be applicable if described in the applicable prospectus supplement.  The most common forms of insurance are described below.  The terms of particular insurance policies will differ from these general descriptions; material terms of each policy, to the extent different from these descriptions, will be described in the applicable prospectus supplement.

Standard Hazard Insurance Policies on Mortgage Loans

The agreements for a series will generally require that standard hazard insurance policies covering the mortgage loans provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage.  In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions.  The most significant terms of these policies, however, generally will be determined by state law and generally will be similar.

Most standard hazard insurance policies typically will not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudslides, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of (unless otherwise specified):

•

the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

•

the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

The agreements will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan or on a condominium unit.  Generally, the cooperative (or condominium project) itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower’s cooperative dwelling or that cooperative’s building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit enhancement; the same would be true for a condominium.

Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudslides and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to cooperative loans could affect distributions to securityholders.

With respect to mortgage loans secured by commercial property, mixed use property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property.  The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, mixed use property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies”) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain commercial, multifamily and mixed use loans.  An Environmental Policy will generally cover most commercial loans originated by affiliates of the depositor if so specified in the applicable prospectus supplement; however, the depositor expects that loans acquired from other sources will not be covered by environmental insurance.  Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits.  Subject to the terms of the applicable policy, if a mortgaged property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Special Hazard Insurance Policies

If stated in the related prospectus supplement, the trustee or servicer obtain a special hazard insurance policy for the mortgage pool underlying a series of securities.  A special hazard insurance policy for a mortgage pool underlying the securities of a series will be issued by the special hazard insurer named in the applicable prospectus supplement.  Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located.  The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils.  Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of:

•

the cost of repair or replacement of the mortgaged property; or

•

upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

No claim may be validly presented under a special hazard insurance policy unless:

•

hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

•

the related insured has acquired title to the mortgaged property as a result of default by the borrower.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property.  Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

The terms of the related agreements will require the master servicer to maintain the special hazard insurance policy in full force and effect throughout the term of the agreements.

Any special hazard insurance policies for a contract pool underlying a series of securities will be described in the related prospectus supplement.

Mortgagor Bankruptcy Bond

In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan.  The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court.  In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding.  If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies.  Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement.  Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon.  The coverage of the mortgagor bankruptcy bond with respect to a series of securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

Yield and Prepayment Considerations

Yield

The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal payments on the related Primary Assets, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase.  This is particularly true for interest-only securities.  In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed.  This is particularly true for principal-only securities.  The effect of principal prepayments, liquidations and purchases of Loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest.  In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans.  In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates.  In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment.  In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the accompanying prospectus supplement, or may not be entitled to payments of interest at all.  A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date.  An adjustable interest rate may be calculated by reference to an index or otherwise.

The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans.  The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of Loans in the event of breaches of representations made for the loans by the seller and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate.

In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years.  The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans.  Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards.  A trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent.  The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies.  To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies.  The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under “The Agreements — The Pooling and Servicing Agreement,” in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination.  Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate.  The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate.  In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower’s circumstances.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure.  Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs.  For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan.  In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity.  Those loans pose a greater risk of default than fully-amortizing loans, because the borrower’s ability to make such a substantial payment at maturity will in most cases depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions.  None of the depositor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently.  Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to their principal balance and will bear interest at the applicable loan rate.

If stated in the accompanying prospectus supplement, a trust may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination.  Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment.  To the extent that the related borrower’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security.  In the event of a default under the terms of a letter of credit, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the Primary Assets underlying a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination.  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan or contract, the borrower under the mortgage loan or the borrower under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365.  Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received.  Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made.  Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities.  See “— Maturity and Prepayment” below.

Maturity and Prepayment

The original terms to maturity of the loans in a given trust will vary depending on the types of loans included in that trust.  The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust.  The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model.  The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model.  There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of some of the factors that may affect prepayment experience:

•

homeowner mobility;

•

economic conditions;

•

changes in borrowers’ housing needs;

•

job transfers;

•

unemployment;

•

borrowers’ equity in the properties securing the mortgages;

•

servicing decisions;

•

enforceability of due-on-sale clauses;

•

mortgage market interest rates;

•

mortgage recording taxes;

•

solicitations and the availability of mortgage funds; and

•

the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities.  The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years.  In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans.  Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty.  The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans or contracts.  The servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.  However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges.  As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

The inclusion in the a trust of mortgage loans with a negative amortization feature may affect the yields on the securities of the related series, because the amount of the borrower’s monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the amount of interest collections for any particular distribution date.  The negative amortization feature could result in periodic increases in the principal balances of the related mortgage loans.  Those mortgage loans may experience a higher rate of delinquency and default and a greater severity of loss than mortgage loans without this feature.

The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

Mortgage loans and contracts with fixed interest rates generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property.  In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract.  This assumption would have the effect of extending the average life of the mortgage loan or contract.

An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption.  The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Due on Sale Clauses; Assumptions,” and “Certain Legal Aspects of Loans and Contracts — Enforceability of Certain Provisions” in this prospectus for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

The terms of the agreements for a specific series generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Due on Sale Clauses; Assumptions” and “Certain Legal Aspects of Loans and Contracts” in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property.  Upon any refinancing, the new loans will not be included in the related pool and the related servicer will be required to repurchase the affected mortgage loan.  A borrower may be legally entitled to require the servicer to allow a refinancing.  Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices.  If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

Mortgage loans made with respect to commercial properties, multifamily properties and mixed use properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan.  Prepayments of these mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and mixed use property.

If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust under the conditions stated in the related prospectus supplement.  For any series of securities for which the depositor has elected to treat the trust as a REMIC (as defined herein), any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein) so as to constitute a “qualifying liquidation” thereunder.  In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust.  The sellers will also have certain repurchase obligations, as more fully described in this prospectus.

The Agreements

The following summaries describe certain material provisions of the agreements.  The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements.  Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

General

Primary Assets will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the applicable seller or sellers to the depositor pursuant to a sale agreement or similar document (the “sale agreement”).  Pass-through certificates representing interests in a trust, or an Asset Group, that the trustee will elect to have treated as a REMIC, a FASIT (as defined herein) or a grantor trust will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement or trust agreement among the depositor, the trustee and the master servicer or servicer, and any other parties identified in the applicable prospectus supplement, or a trust agreement among the depositor, the trustee and any other parties identified in the applicable prospectus supplement.  A series of notes issued by a trust will be issued pursuant to an indenture between the related trust and an indenture trustee named in the prospectus supplement.  In the case of a series of notes, the trust, the depositor and any other parties identified in the applicable prospectus supplement will also enter into an agreement, which may be referred to as a sale and servicing agreement, transfer and servicing agreement, or sale and collection agreement, with the indenture trustee.

The sale agreement or other similar document, pooling and servicing agreement, trust agreement, indenture, sale and servicing agreement, transfer and servicing agreement and sale and collection agreement, to the extent applicable to securities of a particular series, are referred to collectively as the “agreements” for that series.  In addition, the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable, are referred to as the “pooling and servicing agreement” for the applicable series.  In the case of a series of notes, the trust will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes.  The Primary Assets of a trust will be serviced in accordance with the agreements or one or more underlying servicing agreements.  In some cases, provisions regarding the servicing of Loans that are described in this prospectus as being included in the agreements may appear in the related servicing agreement.

Assignment of Primary Assets

General

The applicable seller or sellers will convey the Primary Assets to the depositor pursuant to a sale agreement.  Unless otherwise specified in the applicable prospectus supplement, the depositor will assign its rights under the sale agreement to the trust or trustee.  The trustee will have no recourse directly against the depositor except to the limited extent, if any, provided in the pooling and servicing agreement.

Mortgage Loans

The depositor will cause the Loans to be included in a trust to be assigned to the trustee, together with (generally) all principal and interest received on or with respect to those mortgage loans after the cut-off date, but not including principal and interest due on or before the cut-off date.  The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor or its designee in exchange for the Loans.  Each mortgage loan will be identified in a schedule appearing as an exhibit to a related agreement.  The schedule will include information such as the adjusted principal balance of each mortgage loan as of the cut-off date, as well as information respecting the interest rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the mortgage note and the loan-to-value ratio of the mortgage loan.

If stated in the applicable prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of mortgages for a mortgage loan in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS System.  For trust assets registered through the MERS System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

In addition, unless otherwise specified in the applicable prospectus supplement the depositor will, as to each mortgage loan that is not a cooperative loan, deliver or cause to be delivered to the trustee, or to its custodian, the mortgage note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS, an assignment of the mortgage in recordable form.  With respect to any mortgage not returned from the public recording office, the depositor will, unless otherwise specified in the applicable prospectus supplement, deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office.  Unless otherwise specified in the applicable prospectus supplement, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.  In other cases, the mortgage notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement.  In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and mixed-use mortgage loans, unless otherwise specified in the applicable prospectus supplement the depositor will deliver or cause to be delivered to the trustee or its custodian, if applicable, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent or a custodian, with respect to any cooperative loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers.  A financing statement will be filed in the appropriate office evidencing the trustee’s security interest in each cooperative loan.

The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt, review the mortgage loan documents.  If the seller or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the seller or other entity will be obligated as provided in the related agreements to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trust within the time period specified in the related prospectus supplement at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances (as defined herein) made by the servicer in respect of the related mortgage loan.  This purchase obligation and any related indemnity will constitute the sole remedy available to the securityholders or the trustee for a material omission or defect in a constituent document.  If stated in the related prospectus supplement, mortgage loans will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

If stated in the applicable prospectus supplement, with respect to the mortgage loans in a pool, the depositor or the seller will make representations and warranties as to certain matters regarding the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan.  See “The Trusts and the Trust Assets — Assignment of Primary Assets” in this prospectus.  In addition, if stated in the related prospectus supplement, the depositor or the seller will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan is more than 30 days delinquent as to payment of principal and interest.  Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of securityholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph.  In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph.  This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the seller.

Within the period, if any, specified in the related prospectus supplement following the date of issuance of a series of securities, the applicable seller or the depositor may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of securityholders.  The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in the prospectus supplement.

If stated in related prospectus supplement, mortgage loans may be transferred to the trust with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies.  If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below.  The special servicer may also be a party to the agreements with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

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The Pooling and Servicing Agreement and the Servicing Agreements

The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement, sale and servicing agreement, transfer and servicing agreement or sale and collection agreement, and to the servicing agreements.

General

If the securities of a series consist of pass-through certificates, the certificates will be issued pursuant to the pooling and servicing agreement.  If the securities of a series consist of notes and certificates, the notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

The pooling and servicing agreement for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.

Servicing

Each servicer will be required to service the Loans in accordance with the provisions of the applicable servicing agreement under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreement.  Unless otherwise specified in the applicable prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by any servicer, except, unless otherwise specified in the applicable prospectus supplement, as described under “— Advances” below.  In addition, otherwise specified in the applicable prospectus supplement, the master servicer will not be responsible for the supervision of the activities of the servicers related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of real property to which title has been taken by the servicer by foreclosure, deed-in-lieu of foreclosure or otherwise (“REO property”).  If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer will be obligated to terminate that servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreement), appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

A servicer will be permitted, subject to the provisions of the servicing agreement, to modify the terms of a mortgage loan in order to prevent default or to mitigate a loss.  These modifications could include, for example, changes in the applicable mortgage loan interest rate, monthly payment amount or maturity date (provided, however, that no maturity date may be extended past the maturity date of the mortgage loan with the latest maturity date as of the closing date), or forgiveness of defaulted payments.

A servicer will have the discretion to waive prepayment premiums as provided in the related servicing agreement.

The depositor or an affiliate of the depositor may retain ownership of the servicing rights with respect to certain of the mortgage loans, and may transfer those servicing rights, subject to the conditions set forth in the pooling and servicing agreement, and may transfer the servicing related thereto to one or more successor servicers at any time, subject to the conditions set forth in the applicable servicing agreement and the pooling and servicing agreement, including the requirement that, in the case of transfers to a successor servicer other than a servicer identified in the applicable prospectus supplement, each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the securities of the related series.

Affiliates of the depositor may undertake certain limited loss mitigation and foreclosure efforts with respect to defaulted mortgage loans.

A servicer may, to the extent permitted by law and if provided in the applicable servicing agreement, establish and maintain an escrow in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items.  This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made.  Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in that escrow account, if required, and to clear and terminate that escrow account.  The servicer will be responsible for the administration of each escrow account and will be obligated, to the extent provided in the applicable servicing agreement, to make advances to those accounts when a deficiency exists in any of those escrow accounts.  Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related rating agency, covering loss occasioned by the failure to escrow such amounts.

Collections and Remittances

Each servicing agreement will require that the applicable servicer remit to the master servicer for deposit in a segregated account (the “collection account”) on a monthly basis collections and other recoveries in respect of the Mortgage Loans, as reduced by the Servicing Fees for the related period and by the amount of any prior Advances and expenses reimbursable to such servicer.  The master servicer may make withdrawals from the collection account, to the extent provided in the pooling and servicing agreement, for the following purposes:

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to withdraw amounts deposited in error;

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to make distributions of retained interest to any retained interest holder;

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if so provided in the applicable prospectus supplement, to pay itself income earned (net of losses) on investment of funds in the collection account;

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to reimburse itself or a servicer for outstanding Advances, as provided in the agreements;

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to reimburse itself or a servicer for liquidation expenses and other amounts related to operation, maintenance and disposition of REO property;

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to pay itself the master servicing fee;

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to reimburse itself and other parties for expenses to the extent provided in the pooling and servicing agreement;

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to reimburse a successor master servicer for amounts incurred in connection with the termination of a prior master servicer;

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to make such other payments as are provided for in the pooling and servicing agreement;

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to remit amounts to the trustee as provided in the pooling and servicing agreement; and

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to clear and termination the collection account upon termination of the trust.

The master servicer will be required to remit to the trustee on the date specified in the pooling and servicing agreement amounts for distribution to securityholders, as provided in the pooling and servicing agreement.

The trustee will establish and maintain a segregated account (the “distribution account”) on behalf of securityholders into which amounts released from the collection account will be deposited and from which distributions to securityholders will be made.  If notes are issued pursuant to an indenture, the trustee will establish separate distribution accounts for amounts payable to noteholders and certificateholders.

Standard Hazard Insurance

Unless otherwise provided in the applicable prospectus supplement, the terms of the servicing agreements will require each servicer to cause to be maintained for each mortgage loan that it services a standard hazard insurance policy covering the mortgaged property in an amount that is at least equal to the maximum insurable value of the improvements securing the mortgage loan or the principal balance of such mortgage loan, whichever is less.  Unless otherwise provided in the applicable prospectus supplement, each servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of (1) the replacement cost of the improvements that are a part of the mortgaged property and (2) the outstanding principal balance of the mortgage loan at the time it was acquired.  Any amounts collected by a servicer under the policies (other than amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with normal servicing procedures) will be deposited in the related servicing account and remitted to the master servicer for deposit in the collection account.  Unless otherwise provided in the applicable prospectus supplement, any cost incurred in maintaining any such insurance will not, for the purpose of calculating monthly distributions to securityholders, be added to the amount owing under the mortgage loan, notwithstanding that the terms of the mortgage loan may so permit.  This cost will be recoverable by a servicer only by withdrawal of funds from the custodial account as provided in the applicable servicing agreement.  Unless otherwise provided in the applicable prospectus supplement, no earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan, other than pursuant to the related mortgage loan documents or to such applicable laws and regulations as may at any time be in force and as shall require such additional insurance.  Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

Unless otherwise provided in the applicable prospectus supplement, the agreements will not require that a Standard Hazard Insurance Policy or a flood insurance policy be maintained on a condominium unit relating to any condominium loan.  See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” in this prospectus.

Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to the condominium loans could affect distributions to securityholders.

In the event that a servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related mortgage loans, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each mortgage loan.  This blanket policy may contain a deductible clause, in which case such servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the Custodial account, the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property.  With respect to the mixed use loans and the multifamily loans, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation and rent loss insurance to cover income losses following damage or destruction of the mortgaged property.

See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” in this prospectus.

Other Insurance

Unless otherwise specified in the applicable prospectus supplement, the agreements will not provide for special hazard insurance or other insurance coverage for the Loans.

Due on Sale Clauses; Assumptions

Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the conveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, (2) in certain cases, the servicer determines that such enforcement would adversely affect collectibility of the mortgage loans or would not be in the best economic interest of the securityholders.  In either such case, where the due-on-sale clause will not be exercised, a servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the borrower remains liable thereon.  Each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note.  See “Certain Legal Aspects of Loans and Contracts — Due-on-Sale Clauses.”

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.  To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month’s interest, the applicable servicer, (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency.  To the extent specified in the applicable prospectus supplement, this obligation will be limited to the amount of the applicable servicer’s servicing fee for the related period or to some lesser amount.  Generally, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

Advances

Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a “delinquency advance”); provided, however, that with respect to delinquent balloon payments a servicer’s obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan.  References in this prospectus to delinquency advances do not include amounts advanced by a servicer in respect of a full recourse mortgage loan, as described below.

Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds.  The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses.  The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act or similar legislation or regulations.

The servicers generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney’s fees (collectively, “servicing advances”).  Property protection expenses are certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

We refer to delinquency advances and servicing advances collectively as “Advances.”  If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer’s determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which the unreimbursed Advance was made.  In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicers out of any funds in the custodial account prior to remittance to the master servicer and reimbursed to the master servicer out of any funds in the collection account prior to distribution on the securities.

Foreclosure and Other Disposition

Under the servicing agreements, each servicer will be required to use its best efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  Generally, in connection with such foreclosure or other conversion, each servicer will follow such practices and procedures as are deemed necessary or advisable in accordance with generally accepted servicing customs and practices of the mortgage servicing industry, or as otherwise set forth in the related servicing agreement.  However, a servicer will not be required to expend its own funds towards the restoration of any property unless it determines that such restoration will increase the proceeds of liquidation of the related Loan to securityholders after reimbursement to itself for such expenses, and that such expenses will be recoverable to it either through liquidation proceeds, insurance proceeds or otherwise.

As an alternative to foreclosure, a servicer may sell a defaulted Loan if such servicer determines that such a sale is likely to increase the net proceeds of liquidation.

Evidence as to Compliance

The pooling and servicing agreement provides that each year during which the master servicer directly services any of the mortgage loans a firm of independent accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the master servicer’s performance of its servicing obligations under the pooling and servicing agreement and similar agreements and that, on the basis of such examination, such firm is of the opinion that the master servicing has been conducted in accordance with the terms of the pooling and servicing agreement, except for such exceptions as the firm believes to be immaterial and such other exceptions set forth in such statement.  The servicing agreements will require the servicers to furnish similar reports to the master servicer on an annual basis, together with an officer’s certification to the effect that, based upon a review of the activities of the servicer during the preceding calendar year, the servicer has fulfilled its obligations under the servicing agreement.

Errors and Omissions Coverage

The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing Compensation and Payment of Expenses

The master servicer will be paid the compensation specified in the applicable prospectus supplement.  This may be a monthly fee calculated as a fixed percentage on the principal balance of the Loans in the trust, investment income on funds on deposit in the collection account, a combination of these or another form of compensation specified in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each servicer will be paid a monthly fee (the “servicing fee”) calculated as a fixed percentage on the principal balance of the Loans serviced by it.  A special servicer may be paid an additional fee calculated as a percentage of recoveries on liquidated mortgage loans or such other method as is described in the prospectus supplement.  If an affiliate of the depositor owns the servicing rights relating to particular Loans, the servicing fee may be paid to the seller, and the seller will be responsible for paying the fees of the related servicer, which may be less than the related servicing fee described above.

Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account (a “servicing account”) pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers.

The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Master Servicer Default

A “master servicer event of default” under the pooling and servicing agreement will consist of: (1) any failure by the master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the note distribution account; (2) any failure by the master servicer to observe or perform any other of its covenants or agreements in the pooling and servicing agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 30 days after receipt of notice thereof as provided in the pooling and servicing agreement; (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer, and (4) any failure by the master servicer to deliver a report expressly required by the pooling and servicing agreement, and the continuation of such failure for a period of three business days after the date upon which written notice of such failure has been given to the master servicer by the seller, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default

So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing not less than 51% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee shall appoint a successor master servicer or, if no such successor master servicer is appointed by the trustee within 60 days (or such other period of time as provided in the pooling and servicing agreement)), the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement  and will be entitled to similar compensation arrangements.  In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer.  Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity.  The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

Amendment

In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error, (iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iii) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account must be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the trust, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

The pooling and servicing agreement may also be amended by the parties with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 66-2/3% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the Loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.

Optional Purchase or Substitution of Assets; Termination

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the trust and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the Loans or securities to a specified level.  The purchase price will be specified in the applicable prospectus supplement.  In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for dale of the property of the trust to the highest bidder.  This auction may or may not be subject to a minimum bid price.

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain Loans or a specified proportion of Loans, or to substitute new loans for certain Loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights

Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement.  If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 51% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 30-day period by securityholders having not less than 51% of the voting rights.  However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.

Certain Risks

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the pooling and servicing agreement pursuant to Section 365 of the Bankruptcy Code, thus forcing the trustee to appoint a successor servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the Loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement.  These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer.  If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust.  Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

The Indenture

Modification of Indenture

If a trust has issued notes pursuant to an indenture, the trust and the indenture trustee may, with the consent of holders of  66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding notes of the related series (or of one or more specified classes of notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

Without the consent of noteholders, the trust and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  However, without the consent of each Noteholder affected by the provisions of a supplemental indenture, no supplemental indenture will:

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change the amount of, or delay the timing of, payments on any note;

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alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the transfer and servicing agreement;

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reduce the proportion of notes required to consent to a supplemental indenture; or

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permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture

Events of default under an indenture (each, an “indenture default”) will generally consist, unless otherwise specified, of:

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a default for five days or more in the payment of any interest on any note of the class of notes then outstanding that has the highest priority of payment of interest (the “highest priority class”);

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a default in the payment of the entire principal of any note having a principal balance or the entire amount due on any interest-only notes on the applicable maturity date;

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a default in the observance or performance of any covenant or agreement of the Issuer made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer as provided in the indenture;

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any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Issuer as provided in the indenture; or

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certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

If an indenture default occurs and is continuing, the indenture trustee or holders of a majority by percentage interest of the highest priority class notes then outstanding may declare the principal of the notes having principal balances, and all amounts due on any interest-only notes, to be immediately due and payable.  Such declaration may, under certain circumstances, be rescinded by the holders of a majority by percentage interest of such highest priority class notes.

If the notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the Loans and other assets of the trust pledged to secure the notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration.  However, the indenture trustee is prohibited from selling the Loans and related assets following an indenture default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any highest priority class note, unless (1) the holders of all outstanding notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (3) the indenture trustee determines that the proceeds of the Loans and the other property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% (or such other percentage as is specified) of the aggregate outstanding principal balance of the notes.

If the collateral securing the notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture.  In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all notes remaining outstanding have been repaid in full.

If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request.  Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

Except as described above in the case of an indenture default, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

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such holder previously has given to the Indenture Trustee written notice of a continuing indenture default;

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the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

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such holder or holders have offered the indenture trustee reasonable indemnity;

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the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and

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no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

Covenants

Each indenture will provide generally that the related trust will not, among other things:

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so long as any notes are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

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except as expressly permitted by the indenture or the transfer and servicing agreement, sell, transfer or otherwise dispose of the assets of the trust, unless directed to do so by the indenture trustee;

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claim any credit on, or make any deduction from the principal or interest payable in respect of, the notes of the related series(other than amounts withheld under the Code) or assert any claim against any present or former Noteholder by reason of the payment of taxes levied or assessed upon any part of the collateral;

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permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as expressly provided by the indenture;

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permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

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take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the indenture trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee nor the owner trustee in their respective individual capacities, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.

Indenture Trustee’s Annual Report

To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the notes.

The Trust Agreement

Each trust that is an obligor on notes issued under an indenture will be organized pursuant to a trust agreement as a statutory business trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

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issuing notes pursuant to an indenture and to conducting an offering of the notes;

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issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

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acquiring Loans and other property from the depositor and, pursuant to an indenture, pledging the Loans to the indenture trustee as security for the trust’s obligations under the notes;

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entering into and performing its obligations under the transfer and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;

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entering into any applicable interest rate cap or swap agreements;

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such other purposes as are described in the applicable prospectus supplement;

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engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

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engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the transfer and servicing agreement and related documents.

Reports to Securityholders

The pooling and servicing agreement will provide that on each distribution date, the trustee will make available to each securityholder of record a statement or statements, based (if applicable) on information provided by the master servicer, setting forth generally the following information, to the extent applicable and to the extent specified in the pooling and servicing agreement:

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the amount of the distribution with respect to each class of securities;

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the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

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the amount of such distributions allocable to interest;

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the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

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if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

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the amount of any Advances for such distribution date, and the amount of any outstanding Advances remaining after such distribution date;

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the purchase price deposited into the collection account with respect to any mortgage loan;

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the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

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the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

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the pool balance as of such distribution;

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any applied loss amount applied to any class of securities;

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the amount of any basis risk shortfall with respect to any class of securities;

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the overcollateralization amount for such distribution date;

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the amount of any shortfalls in distributions of interest with respect to each class of Notes on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

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the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

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the amount of fees paid to the trustee, the custodian, the master servicer and the servicers for such distribution date; and

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such other information as is required under the pooling and servicing agreement.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year.  This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an internet web site, provided that access to such website is limited as provided in the pooling and servicing agreement.  In the event that an internet web site is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

The Trustees; Agents

The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement.  References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

Each trustee’s liability in connection with the issuance and sale of securities of a series and its administration of the trust will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related trust for losses and expenses it may incur, to the extent provided in the applicable agreements.  Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee.  A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee.  Such a party will be entitled to compensation as described in the prospectus supplement.  In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

Loss Mitigation Advisor; Investment Manager; Other Parties

The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor that will perform the functions described in the applicable prospectus supplement, which may include analysis of Loan performance data and advising the servicer regarding servicing of defaulted loans, (2) an investment manager, which may be an affiliate of the depositor, for the limited purposes described in the prospectus supplement, or (3) such other parties performing such other functions as are described in the prospectus supplement.  Such parties will be entitled to compensation as described in the prospectus supplement.

Certain Legal Aspects of Loans and Contracts

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The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature.  Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

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Mortgage Loans

The mortgage loans are secured by first or junior mortgages, contracts for deed and deeds of trust.  The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.  It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers.  Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office.  There are two parties to a mortgage:  the borrower, who is the obligor under the loan and the property owner, and the mortgagee, which is the lender.  In a mortgage state, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan.  The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements.  However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease.  A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

Contracts for Deed

The mortgage loans may also consist of contracts for deed.  Under a contract for deed, the lender (referred to in this section as the “mortgagee”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of such contract for deed.  Only after full performance by the borrower of the contract for deed is the mortgagee obligated to convey title to the property to the borrower.  As with mortgage or deed of trust financing, during the effective period of the contract for deed, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.  The method of enforcing the rights of the mortgagee under a contract for deed varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the contract for deed strictly according to its terms.  The terms of contracts for deed generally provide that upon default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the borrower’s equitable interest in the property is forfeited.  The mortgagee in such a situation does not have to foreclose in order to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the borrower has recorded notice of the contract for deed) and an ejectment action to recover possession may be necessary.  In a few states, particularly in cases of default during the early years of a contract for deed, ejectment of the borrower and a forfeiture of his or her interest in the property will be permitted.  However, in most states, laws (analogous to mortgage laws) have been enacted to protect borrowers under contracts for deed from the harsh consequences of forfeiture.  These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the borrower a notice of default and some grace period during which the contract for deed may be reinstated upon full payment of the default amount.  Additionally, the borrower may have a post-foreclosure statutory redemption right, and, in some states, a borrower with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

In order to avoid the expense and administrative burden of recording the deeds to real property securing the contracts for deed in the name of the trustee, an affiliate of the depositor organized as a Delaware statutory business trust, referred to in this prospectus as a title-holding trust, will retain record title to such deeds and other special interest assets and will cause the special interest certificate to be issued to the trustee.  An affiliate of the depositor will service the contracts for deed pursuant to a servicing agreement between the title-holding trust and the servicer.

Because the trustee will not appear as record holder to the real property securing a special interest asset in the registry of deeds or other appropriate local filing office, the trustee may not be able to directly assert the rights and seek the remedies detailed in the preceding paragraph and may require the assistance of the depositor, in its capacity as record holder of the related deed, in realizing upon the real property securing such special interest asset.  The title-holding trust will covenant to take such actions on behalf of the trustee, as beneficiary under the special interest certificate, as may be necessary to permit the trustee to realize upon the security for the special interest assets.

Because the title-holding trust retains record title to the real property that is the subject of a contract for deed, the title-holding trust retains the power to transfer to a bona fide purchaser for value a deed conveying the legal title to such real property and the economic benefits that accrue to the legal title holder under the contract for deed, which economic benefits have previously been assigned to the trustee as holder of the special interest certificate.  Depending upon applicable state law, such bona fide purchaser will have priority over the trustee if it receives the deed without notice of the trustee’s interest or if the purchaser, without notice of the trustee’s interest, records the deed before the trustee records a deed conveying legal title to the real property to it.  In addition, if the title-holding trust were to become a debtor under the United States Bankruptcy Code (the “Bankruptcy Code”), a trustee in bankruptcy or the title-holding trust as debtor in possession could avoid the interest of the trustee under the special interest certificate pursuant to its “strong arm” avoiding power under Section 544(a)(3) of the Bankruptcy Code, and therefore include in the title-holding trust’s bankruptcy estate the legal title to such real property and the economic benefits that accrue to the seller under the contract for deed.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

The rights of the trustee (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the applicable servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan.  As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust.  Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust.  The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.  In those states, the borrower or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired.  Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.  While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance.  If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance.  Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens.  Priority of advances under a future advance clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust.  Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor.  All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished.  For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement.  If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperatives

Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, is also responsible for meeting these mortgage or rental obligations.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.  Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “— Realizing Upon Cooperative Security” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code.  In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders.  By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis.  Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such section for any particular year.  In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.  If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained therein.

Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust.  In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders.  If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.  Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale.  However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “— Rights of Redemption” below) and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale.  Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale.  The costs of operating and maintaining commercial and mixed use property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisors’) perception of the quality of such operations.  Frequently, the lender employs a third-party management company to manage and operate the property.  The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

Realizing Upon Cooperative Security

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement.  The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates.  In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder.  Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale.  In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes.  In some states, the right to redeem is an equitable right.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Borrowers under installment contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans.  Where redemption statutes do exist under state laws for installment contracts, the redemption period is usually far shorter than for mortgages.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale.  The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC.  Some courts have construed the provisions of the UCC regarding a secured party’s right to dispose of collateral after default to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, in a Chapter 13 case under the Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness.  A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  Certain court decisions have applied such relief to claims secured by the debtor’s principal residence.

The Bankruptcy Code and the laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust.  Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans.  These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations.  These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.

The mortgage securing each mortgage loan relating to commercial, multifamily property or mixed use property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the applicable lender, while retaining a license to collect the rents so long as there is no default.  In the event the borrower defaults, the license terminates and the trustee (as the assignee of such assignment) is entitled to collect the rents.  The trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a bankruptcy trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case.  If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition.  As a consequence, the other party or parties to such executory contract or unexpired lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan.  Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee.  In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease.  Thus, an undetermined third party may assume the obligations of the lessee or a borrower under a lease in the event of commencement of a case under the Bankruptcy Code with respect to the lessee or a borrower, as applicable.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in- possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.

Bankruptcy Laws

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case.  The delay and consequences thereof caused by such automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien.  Certain of the mortgaged properties may have a junior “wraparound” mortgage or deed of trust encumbering such mortgaged property.  In general terms, a “wraparound” mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the borrower under the wraparound mortgage.  As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances.  The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or reduction) of the final maturity date.  Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the full amount due under the original loan is never repaid.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

A “deficient valuation” with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the “outstanding balance”), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code.  As used in this prospectus, “deficient valuation” means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof.  If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan’s revised amortization schedule).  A “debt service reduction” with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case.  Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents.  Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or (3) to the extent other collateral may be substituted for the rents.

To the extent a borrower’s ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease.  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.

In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease.  If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate.  Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected.  Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee’s poor financial condition.  In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease.  Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the borrower under the related mortgage loan.  Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor’s mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is “adequate protection” of the existing mortgagee’s interest.  To the extent that a mortgage loan is secured only by a mortgage on the debtor’s principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such “superpriority” status pursuant to a reorganization plan under chapter 11 or chapter 13 of the Bankruptcy Code, but there has been no definitive judicial resolution of this question.

Both the House of Representatives and the Senate have passed major bankruptcy reform bills.  The two bills contain certain inconsistencies and, as of the date of this Memorandum, lawmakers have not resolved these differences through the conference process.  It is impossible to predict with any degree of certainty which, if any, of the substantial changes that are included in the two bills will be enacted.  Each of the bills contains provisions that could adversely affect the value of the mortgage loans.  No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from either of the bills as passed.

Due-on-Sale Clauses

The enforceability of “due-on-sale” clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied.  However, the Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.  The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.  State and federal statutes or regulations may also limit a lender’s right to collect a prepayment penalty when the prepayment is caused by the lender’s acceleration of the loan pursuant to a due-on-sale clause.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Pursuant to the agreements, late charges and certain other fees (to the extent permitted by law and not waived by the applicable servicer) may be retained by the applicable servicer or master servicer as additional servicing compensation.

Some of the commercial loans, multifamily loans and mixed use loans included in a trust will include a “debt-acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices.  The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts.  For example, a lender’s practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause.  State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default.  Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents.  Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.  In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a junior mortgage or deed of trust affecting the property.  In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks  Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan.  In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where the mortgaged properties are located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state.  In several states such lien has priority over the lien of an existing mortgage against such property.  Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee.  Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property.  Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender.  Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.”  The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations.  Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA.  CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.”  The definition of “hazardous substances” under CERCLA specifically excludes petroleum products.  Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”).  Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks.  However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

Unless otherwise stated in the applicable prospectus supplement, the seller will represent, as of the applicable date described in this prospectus, that either (1) to the best of its knowledge no mortgaged property securing a commercial loan, a multifamily loan or a mixed use loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such mortgaged property or which would subject the owner or operator of such mortgaged property or a lender secured by such mortgaged property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the mortgaged property which are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an environmental insurance policy is in effect with respect to each affiliated mortgaged property.  In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the mortgaged property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected mortgaged property is in the best economic interest of securityholders.  Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan.  However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents.  Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Soldiers’ and Sailors’ Relief Act

Under the terms of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender.  Any shortfall in interest collections on the related mortgage loans resulting from the application of the Relief Act or similar state laws (“Relief Act shortfalls”), to the extent not covered by any applicable enhancements, could result in losses to the holders of the securities.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state law.  Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act.  In addition, the Relief Act imposes limitations that would impair the ability of the servicers to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three months thereafter.  Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions.  Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”).  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the “NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII authorized any state to reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions.  Certain states have taken such action.

Consumer Protection Laws

The Reigle Community Development and Regulatory Improvement Act of 1994 (the “Reigle Act”) incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act (“TILA”).  These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans.  In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455.  The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995.  These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans.  In addition, any assignee of a creditor, including the trust and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Mortgage loans are also subject to various other federal laws, including (1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers’ credit experience.  Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages.

State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.  Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the trust to damages.

Applicability of Usury Laws

Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Commercial, Multifamily and Mixed Use Loans

The market value of any commercial, multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, or such other factors as are considered by the originator.  Because a default on a commercial loan, multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced.  With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

Some of the commercial, multifamily and mixed use loans are secured by an assignment of leases (each, a “lease”) and rents of one or more lessees (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage.  Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan.  In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents.  Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases.  Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease.  However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.  See “—Bankruptcy Laws” above.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans secured by commercial property, mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans.  Some of the mortgage loans secured by commercial property, mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.  Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender.  Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Type of Mortgaged Property

Securityholders may be subject to additional risk depending upon the type and use of the mortgaged property in question.  Mortgages on mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the person(s) appointed or elected by the condominium unit owners to govern the affairs of the condominium.  A “condominium form” of ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units.  In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

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The equipment securing a franchise loan generally is considered personal property.  The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction.  To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required.  If a trustee or servicer fails to file any necessary continuation statement, another creditor’s security interest in the related property could have priority over the security interest of the related trust.

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Repossession of personal property is governed by state law and is subject to certain limitations.  Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

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Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities.  This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor.  This discussion is based on authorities that are subject to change or differing interpretations.  Any such change or differing interpretation could be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners (as defined herein) that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code.  The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership and disposition of securities.  We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership and disposition of securities.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

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“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

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“Code,” we mean the Internal Revenue Code of 1986, as amended;

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“IRS,” we mean the Internal Revenue Service;

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“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (1) a citizen or resident of the United States; (2) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (3) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (4) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (5) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

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REMIC securities;

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FASIT securities;

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notes issued by a trust, including a trust for which a REIT election has been made; and

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trust securities issued by trusts for which a REMIC or FASIT election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement.  Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities.  The discussions under “—Special Tax Attributes” and “—Backup Withholding” below address all types of securities.

REMIC Securities Generally

With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement or other applicable agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code.  The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest.  We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular security.”  REMIC regular securities generally will be treated for federal income tax purposes as debt instruments issued by the REMIC.  The tax treatment of securities treated as debt instruments, including REMIC regular securities, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  You should be aware, however, that although you  normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular security in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.”  The tax treatment of REMIC residual securities is discussed under “—REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC in which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “— Special Tax Attributes” below.  In the case of an inadvertent termination of REMIC status, the United States Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”).  The outside reserve fund typically would be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

FASIT Securities Generally

With respect to each series of FASIT securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust will qualify as a “FASIT” within the meaning of Section 860L of the Code.  In such case, the securities will represent one or more classes of FASIT regular interests, which we refer to herein as “FASIT regular securities,” and a single ownership interest, which we refer to herein as the “Ownership Certificate.”  The prospectus supplement for FASIT securities will identify the regular interests and ownership interest in the FASIT.

FASIT regular securities generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such securities under an accrual method of accounting, even if it otherwise would have used another method.  The tax treatment of securities treated as debt instruments, including FASIT regular securities, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.

Certain FASIT regular interests, referred to as “High-Yield Interests,” are subject to special rules.  The applicable prospectus supplement will identify those FASIT regular securities, if any, that are High-Yield Interests.  Generally, High-Yield Interests may be held only by domestic “C” corporations, other FASITs and dealers in securities who hold such interests in inventory.  If a securities dealer (other than a domestic “C” corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate.  In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes.  In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular security that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security that have the same features as High-Yield Interests.

The Ownership Certificate in a FASIT must be held by an “eligible corporation” within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable “C” corporation other than a REIT, regulated investment company or cooperative).  The tax treatment of Ownership securities is discussed under “— FASIT Ownership Certificates” below.

Qualification as a FASIT requires ongoing compliance with certain conditions.  If a trust for which a FASIT election has been made fails to comply with one or more of the Code’s ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter.  If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain.  The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership.  The FASIT regular securities could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT.  Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued.  It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT’s income for a period of time in which the requirements for FASIT status are not satisfied.

On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs.  Subject to certain exceptions, the proposed regulations would become effective only at the time the regulations are issued in final form.  Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

Issuance of Notes Generally

For each issuance of notes by a trust (which does not make a REMIC or FASIT election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the pooling and servicing agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes.  No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes.  The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes.  The tax treatment of securities treated as debt instruments is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “—Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”).  In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code.  The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Securities Generally

With respect to each series of trust securities for which no REMIC or FASIT election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the pooling and servicing agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a security will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the securities issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a security issued by the trust will be a partner in that partnership (we refer to such securities as “Partner Certificates”).  The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes.  The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (1) REMIC regular securities, (2) FASIT regular securities and (3) notes issued by a trust that does not make a REMIC or FASIT election.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount.  Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security  pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal balance (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular securities or FASIT regular securities, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting.  If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity.  Qualified Stated Interest payable on a REMIC regular security or FASIT regular security must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each distribution date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets.  The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes.  No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate.  The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.  It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium.  Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security.  Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a discount from its outstanding principal balance (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the Debt Security and (3) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero.  It appears that de minimis market discount would be reported in a manner similar to de minimis OID.  See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the United States Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code.  If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”).  In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.  In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.  The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply.  If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.  Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above.  A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular securities or FASIT regular securities, or in the case of Debt Securities for which a REMIC of FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that:  (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness.  Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security.  The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular security that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner.  The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.  For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter.  The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day.  Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting.  There are, however, certain modifications.  First, a deduction is allowed for accruals of interest and OID on the REMIC regular securities issued by the REMIC.  Second, market discount will be included in income as it accrues, based on a constant yield to maturity method.  Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account.  Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code.  Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees.  See, however, “— Pass Through of Certain Expenses” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.  For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code.  See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules.  For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate.  If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions.  The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers.  Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions.  For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income.  For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year.  Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year.  Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year.  The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued  OID relating to those regular interests.  When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal balance of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal balance of that loan.  Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above.  The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (1) the daily portions of REMIC net loss taken into account by the Residual Owner and (2) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution.  The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero.  To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss.  Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC residual certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC.  Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Payments

The tax treatment of any payments made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate is unclear.  We recommend, therefore, that you consult your tax advisor concerning the tax treatment of such payments.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer.  For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement.  The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent.  The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.  For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code.  In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity.  Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income.  Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.  If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust.  See “-Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion concerning prepayment assumptions.

All transfers of REMIC residual securities will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded.  Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.  The applicable prospectus supplement will disclose whether offered REMIC residual securities may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations provide a safe harbor for transfers of REMIC residual securities and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes.  To qualify under the safe harbor set out in the regulations, (1) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (2) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (3) the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (4) either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporation sin transactions that qualify for the same “safe harbor” provision.  Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.  The regulations providing this safe harbor generally are applicable to transfers of residual interest on or after February 4, 2000, but certain provisions only apply to transfers of residual interests occurring on or after August 19, 2002.  The safe harbor rules contain additional detail regarding their application.  If you are a Residual Owner, we recommend that you consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual securities that have tax avoidance potential are disregarded for all federal income tax purposes.  If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate.  A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.  This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business.  Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate.  The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (1) the mortgage loans were issued after July  18, 1984, and (2) the trust to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form.  Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Excess Inclusions” above.  If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates.  If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “— Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”  Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual securities.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual securities of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual securities for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Securities” below.

Mark-to-Market Rule

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year.  The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT Ownership Certificates

An Ownership Certificate represents the residual equity interest in a FASIT.  As such, the beneficial owner of an Ownership Certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below).  In general, the character of the income to the beneficial owner of an Ownership Certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership Certificate is treated as ordinary income.  In determining that taxable income, the beneficial owner of an Ownership Certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT’s assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting.  In addition, the beneficial owner of the Ownership Certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests.  See “— Types of Securities — FASIT Securities Generally” above.

A Security Owner that holds an Ownership Certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular securities to the extent the value of the assets exceeds the Security Owner’s basis in those assets.  Moreover, in the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments.  Any gain recognized will increase the Security Owner’s basis in the assets held in the FASIT.  Proposed Treasury Regulations would, if issued in final form, provide that the Security Owner holding the Ownership Certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to the Ownership Certificate.  Accordingly, losses on dispositions of an Ownership Certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership Certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership Certificate.

The beneficial owner of an Ownership Certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any “prohibited transactions.”  Prohibited transactions include:

•

the receipt of income derived from assets that are not permitted assets;

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certain dispositions of permitted assets;

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the receipt of any income derived from any loan originated by a FASIT; and

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in certain cases, the receipt of income representing a servicing fee or other compensation.

Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of securities issued by a Grantor Trust:  “Standard Certificates” and “Stripped Certificates.”  Each security issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate.  First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only securities, all the securities of that trust likely will be Stripped Certificates.  Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the securities issued by the trust could be Stripped Certificates.  Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the securities of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”).  Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid.  As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under  “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments.  Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments — Information Reporting.”  Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates.  However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price.  In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “—Taxation of Standard Certificates” below.  In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate.  While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust.  Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period.  The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust.  As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate.  Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the security would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting.  In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets.  Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above.  Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses.  Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust.  In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income.  In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (1) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (2) 80 percent of the amount of itemized deductions otherwise allowable for that year.  This reduction is currently scheduled to be phased-out over a five-year period beginning 2006.  As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.  In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate.  Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate.  The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income.  See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition” above.  Any remaining gain or any loss will be capital gain or loss.  Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest.  In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns.  The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities.  See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments — Foreign Persons” above.

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax.  Instead, pursuant to the terms of the pooling and servicing agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates.  Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year.  The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.  The trustee will allocate that taxable income among the Partner Certificates.  The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above.  Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate.  If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate.  If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution.  The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale.  Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners.  The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners.  If the Partner Certificates are book entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller.  The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code.  To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement.  As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust.  The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1.  The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.  Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates.  In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates.  The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year.  Brokers and nominees who fail to provide the information may be subject to penalties.  However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership.  An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities

REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.  Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular securities also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code, and will be “permitted assets” within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs (“Tiered REMICs”) for federal income tax purposes.  Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement.  See “Types of Securities — REMIC Securities Generally” above.  Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

FASIT Regular Securities

FASIT regular securities held by a REIT will qualify as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and interest on such securities will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered.  Likewise, FASIT regular securities held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC securities would be so considered.  See “— REMIC Securities” above.

Non-REMIC and Non-FASIT Debt Securities

Debt Securities that are not REMIC regular securities or FASIT regular securities and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.”  Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.”  In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates.  We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs,  a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

State And Local Tax Considerations

In addition to the federal income tax consequences described above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law.  Such characterization could result in entity level income or franchise taxation of the trust.  We recommend that prospective investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing (each a “Benefit Plan”).  ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Benefit Plan be made in accordance with the documents governing the Benefit Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be fiduciary of the Benefit Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements.  Accordingly, assets of those plans may be invested in the securities subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.  Governmental plans are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code (“Similar Law”).

In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of “prohibited transactions” involving assets of Benefit Plans and, as relevant here, the acquisition, holding and disposition of the securities between a Benefit Plan and persons that are “parties in interest” as described in Section 3(14) of ERISA or “disqualified persons” as described in Section 4975 of the Code (collectively, “parties in interest”) with respect to such Benefit Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

In addition, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchase securities issued by that trust if assets of the trust were deemed to be assets of the Benefits Plan.  Under a regulation issued by the United States Department of Labor (the “DOL”) (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  A certificate will normally be treated as an equity interest for these purposes.

Debt Securities

Although there is little guidance on how the definition of “equity interest” described above applies, the depositor may from time to time determine that, at the time of their issuance, that the notes of a particular series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  This determination will be based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a direct prohibited transaction upon its acquisition from a party in interest such as the depositor, the underwriter or the trustee or their respective affiliates or an indirect prohibited transaction if the trust, the owner of 50% or more of the equity interests in the trust, the owner trustee, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan.  However, a number of prohibited transaction class exemptions (or “PTCEs”) issued by the DOL might apply to exempt a prohibited transaction arising by virtue of the purchase or holding of a note by or on behalf of, or with the assets of a Benefit Plan:  PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by independent qualified professional asset managers).  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the notes that might be construed as prohibited transactions.  There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

To the extent provided in the applicable prospectus supplement, each purchaser and transferee of a Note will be deemed to represent and warrant to the Issuer that either (1) it is not a Benefit Plan or (2) it is a Benefit Plan and its acquisition and holding of such Note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar exemption, or, in the case of a Benefit Plan subject to Similar Law, will not result in a violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such Note in violation of the foregoing.

Notes of a series should also not be purchased with the assets of a Benefit Plan if BFTG, the seller, the depositor, the indenture trustee, the owner trustee, the master servicer, any other servicer, the cap or swap counterparty, any underwriter or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan, unless such purchase and acquisition would be governed by an applicable prohibited transaction exemption.

Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions” or the collectively the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Benefit Plans of both certificate and debt securities issued by entities that hold certain fixed pools of receivables, loans and other obligations of the types held by the trust and the servicing, operation and management of such entities, provided that the conditions and requirements of the applicable Underwriter Exemption are met.  Although the Exemption is an individual exemption separately granted to a specific underwriter, when it or its affiliate acts as the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent, the terms and conditions that generally apply to each Exemption are substantially similar and are described below.

General Conditions of the Underwriter Exemptions

Benefit Plans acquiring securities may be eligible for protection under the Exemption if:

(1)

at the time of the acquisition, the class of securities acquired by the Benefit Plan has received a rating rated in one of the four, (or in the case of “designated transactions” described below, three) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc. (each a “rating agency,” as defined herein);

(2)

the trustee is not an affiliate of any member of the “Restricted Group” other than the underwriter.  The “Restricted Group” includes BFTG, the depositor, any underwriter, any trustee, any master servicer or servicer, any insurer with respect to any group of Loans, the obligor under any other form of credit enhancement or the counterparty under any interest rate cap or swap agreement, an obligor with respect to any obligation constituting more than five percent of the total unamortized principal balance of the assets of the related trust on the date of issuance of the related securities, or any affiliate of those parties;

(3)

the applicable series of securities evidences ownership in assets of a particular trust that may include Loans, certain mortgage-backed or asset-backed securities, contracts or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

(4)

the class of securities acquired by the Benefit Plan is not subordinated to other classes of securities of that trust with respect to the right to receive payments in the event of defaults or delinquencies on the underlying assets of the related trust unless none of the Loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100% (i.e., “fully secured”);

(5)

the Loans held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans backing certain types of securities in “designated transactions” described below);

(6)

the Benefit Plan is an “accredited investor,” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

(7)

the acquisition of the securities by a Benefit Plan is on terms, including the price for the securities, that are at least as favorable to the Benefit Plan as they would be in an arm’s length transaction with an unrelated party;

(8)

the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities;

(9)

the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust to the trust represents not more than the fair market value of those assets;

(10)

the sum of all payments made to and retained by the master servicer and each servicer represents not more than reasonable compensation for their services and reimbursement of their reasonable expenses;

(11)

assets of the type included as assets of a particular trust have been included in other investment pools; and securities evidencing interests in those other pools have been both:  (i) rated in one of the four (or in the case of a designated transaction, three) highest generic rating categories by a Rating agency and (ii) purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan’s acquisition of securities in reliance upon the Exemption.

Designated Transactions

In the case where the securities are backed by trust assets which are fully secured one-to-four family residential, home equity, manufactured housing, multifamily, mixed use, cooperative or commercial loans which are described and defined in the Exemption as “designated transactions”, the Exemption permits the securities issued by the trust in such transactions to be rated in one of the highest four generic rating categories by a Rating agency and/or to be subordinated.  The assets will be considered “designated transactions” for purposes of the Exemption unless otherwise specified in the prospectus supplement.  In addition, one subset of designated transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are:

(1)

not subordinated to the rights and interests evidenced by securities of the same trust;

(2)

such securities acquired by the Plan have received a rating from a Rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

(3)

any Loan included in the corpus or assets of the trust is secured by collateral whose loan-to-value ratio or combined loan-to-value ratio at the time of issuance of the securities does not exceed 125%.

Insurance Company General Accounts

In the event that securities do not meet the requirements of the Exemption solely because they are subordinate securities or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates (but not debt securities) pursuant to PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain Permitted Assets

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust subject to certain conditions.  An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:

(1)

is an “eligible Swap;”

(2)

is with an “eligible counterparty;”

(3)

is purchased by a “qualified plan investor;”

(4)

meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5)

permits the trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:

(1)

is denominated in U.S. dollars;

(2)

pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

(3)

has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”);

(4)

is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

(5)

has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and

(6)

does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

(1)

a “qualified professional asset manager” (“QPAM”) under PTCE 84 14;

(2)

an “in-house asset manager” under PTCE 96 23; or

(3)

has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating agency below a level specified by the Rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

(1)

obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

(2)

cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating agency such that the then current rating by the Rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(1)

obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

(2)

cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

(3)

terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust with respect to certificates purchased by Plans if it meets the following conditions:

(1)

it is denominated in U.S. dollars;

(2)

it pays an Allowable Interest Rate;

(3)

it is not Leveraged;

(4)

it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(5)

it is entered into between the trust and an eligible counterparty; and

(6)

it has an Allowable Notional Amount.

Pre-Funding Accounts

The Exemption permits transactions using pre-funding accounts (“Pre-Funding Account”) whereby a portion of the Loans are transferred to the trust within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such Loans be either identified or transferred on or before the closing date, provided that the following conditions are met.

(1)

the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%);

(2)

all Loans transferred after the closing date (referred to here as “additional Loans”) must meet the same terms and conditions for eligibility as the original Loans used to create the trust, which terms and conditions have been approved by the Rating agency;

(3)

the transfer of such additional Loans to the trust during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust;

(4)

solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the Loans in the trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the trust on the closing date;

(5)

either:  (i) the characteristics of the additional Loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the Rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional Loans conform to the characteristics described in the prospectus or prospectus supplement (“Offering Documents”) and/or the pooling and servicing agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date;

(6)

the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement;

(7)

amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional Loans (“Capitalized Interest Account”) used in connection with the pre-funding may be invested only in investments which are permitted by the Rating agency.  Such investments must consist only of:  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating agency; and

(8)

certain disclosure requirements must be met.

Limitations on Scope of Relief

The Underwriter Exemption will not apply to a Benefit Plan’s investment in securities if the Benefit Plan fiduciary responsible for the decision to invest in the securities is a borrower or obligor with respect to obligations representing no more than five percent of the fair market value of the obligations constituting the assets of the related trust, or an affiliate of such an obligor, unless:

(1)

in the case of an acquisition in connection with the initial issuance of any series of securities, at least 50% of each class of securities in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

(2)

the Benefit Plan’s investment in any class of securities does not exceed 25% of the outstanding securities of that class at the time of acquisition;

(3)

immediately after the acquisition, no more than 25% of the Benefit Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in securities evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

(4)

the Benefit Plan is not sponsored by any member of the Restricted Group.

Whether the conditions of an Underwriter Exemption will be satisfied as to the securities of any particular class will depend upon the relevant facts and circumstances existing at the time the Benefit Plan acquires the securities.  Any Benefit Plan investor that proposes to use assets of a Benefit Plan to acquire securities in reliance upon an Underwriter Exemption should determine whether the Benefit Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of an Underwriter Exemption.

Other Considerations

Any member of the Restricted Group, a borrower or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Benefit Plan.  In that event, the acquisition or holding of securities of the applicable series or class by, on behalf of or with assets of that Benefit Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless an Underwriter Exemption or another exemption is available.  Accordingly, before a Benefit Plan investor makes the investment decision to purchase, to commit to purchase or to hold securities of any series or class, the Benefit Plan investor should determine whether an Underwriter Exemption is applicable and adequate exemptive relief is available or whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code.

Prospective Benefit Plan investors in securities should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in securities.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

The sale of any of the securities to a Benefit Plan will not constitute a representation by the depositor, the underwriters or the trustee that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

All Benefit Plan investors should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular security.**

Legal Investment Considerations

The applicable prospectus supplement for a series of securities will specify whether a class or subclass of those securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a “mortgage related security” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  That class or subclass, if any, constituting a “mortgage related security” will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Accordingly, the investors affected by the legislation will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe.  In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities.  The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of securities), except under limited circumstances.

The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled “Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities,” or “TB 13a,” which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.  One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•

conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives; and

•

conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features.  One or more classes of the securities offered by this prospectus and the accompanying prospectus supplement may be viewed as “complex securities.”  The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions.  Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk.  TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The predecessor to the OTS issued a bulletin entitled “Mortgage Derivative Products and Mortgage Swaps” applicable to thrift institutions regulated by the OTS.  The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise “troubled” institutions.  Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement.  The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998.  The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk.  The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions.  The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Investors should consult their own legal advisers in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

Method of Distribution

Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters.  The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

Generally, the underwriters will be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.  The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date.  Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor.  The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject.  The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale.  The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal.  Sales will be made at negotiated prices determined at the time of those sales.

One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to a trust.

Legal Matters

Certain legal matters in connection with the securities offered by this prospectus will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C.  Certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Financial Information

The depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus.  The securities will not represent an interest in or an obligation of the depositor.

A new trust will be formed for each series of securities, and no trust will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series.  Accordingly, no financial statements for any trust will be included in this prospectus or in the applicable prospectus supplement.

Additional Information

The depositor has filed the registration statement with the Securities and Exchange Commission.  The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission.  The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows:  Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s web site (http://www.sec.gov).

Reports to Securityholders

Periodic reports containing information about the securities of a series and the related trust will be made available to holders of securities of that series as described under “The Agreements — Reports to Securityholders” in this prospectus.  These periodic reports will contain financial information that will not have been examined or reported on by an independent certified public accountant.

Incorporation of Certain Information by Reference

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust for the securities.  This means that the depositor can disclose important information to any investor by referring the investor to these documents.  The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information.  Documents that may be incorporated by reference for a particular series of securities include an insurer’s financial statements, a security policy, mortgage pool policy, computational materials, collateral term sheets, the related agreement and amendments thereto, and other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related trust.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents.  Requests should be directed in writing to Legal Department, Bayview Financial Securities Company, LLC.

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying Primary Assets.  These ratings address such factors as:

•

structural and legal aspects associated with the securities;

•

the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

•

the credit quality of the credit enhancer or guarantor, if any.

Ratings on the securities do not, however, constitute a statement regarding:

•

the likelihood of principal prepayments by borrowers;

•

the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

•

whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

As a result, investors in securities of any series might suffer a lower than anticipated yield.

A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.


Index of Defined Terms

Page	Page
1986 Act 93	eligible counterparty 124
accrual class 94	eligible Swap 124
acquisition premium 96	eligible yield supplement agreement 126
ADA 87	Environmental Policies 36
Advances 53	ERISA 119
AFR 89	Euroclear 21
agreements 45	Euroclear Operator 23
Allowable Interest Rate 124	European Depositaries 23
Allowable Notional Amount 124	excess inclusion 107
applied loss amount 29	Exchange Act 22
Asset Conservation Act 81	Exemption 121
Asset Group 1	FASIT 91
Bankruptcy Code 67	FASIT regular securities 91
basis risk shortfalls 18	Foreign Person 89
Beneficial Owner 21	future advance 68
Benefit Plan 119	Grantor Trust 93
book-entry securities 18	Grantor Trust Certificates 93
borrower 66	hazardous substances 81
CERCLA 10	highest priority class 59
clearing agency 22	High-Yield Interests 91
clearing corporation 22	holdback loans 4
Clearstream 21	indenture default 59
Code 89	indirect participants 22
coinsurance 35	in-house asset manager 125
collection account 50	interest rate 19
condominium form 87	IRS 89
constant yield election 98	lease 85
contracts for deed 11	lessee 85
cooperative corporation 23	Leveraged 124
credit limit 68	LIBOR 30
Debt Securities 93	Loans 2
debt service reduction 77	market discount bond 96
debt-acceleration 79	master servicer 16
deficient valuation 77	master servicer event of default 55
definitive securities 17	mortgage notes 3
delinquency advance 53	mortgagee 66
distribution account 50	multi class series 19
DOL 120	NCUA 83
DTC 21	noneconomic 105
due-on-sale 78	non-pro rata security 98
electing large partnership 105	Non-ratings dependent Swaps 125



Page	Page
notional 30	residual interests 90
obligatory 68	Residual Owner 90
offered securities 17	Restricted Group 122
OID 94	retained interest 2
OID Regulations 93	Rules 24
optional 68	sale agreement 45
outside reserve fund 91	SBJPA of 1996 117
outstanding balance 77	securities 16
Ownership Certificate 91	Security Owner 89
PAC Method 95	securityholder 24
partially disbursed loans 4	senior securities 20
participants 22	servicer 16
parties in interest 120	servicing account 55
Partner Certificates 93	servicing advances 53
pass through entity 105	servicing fee 55
permitted assets 117	servicing rights owners 16
Plan Assets Regulation 120	Similar Law 120
pooling and servicing agreement 45	SMMEA 129
Pre-Funding Account 126	special interest assets 11
Pre-Funding Limit 126	special interest certificate 11
Primary Assets 2	Standard Certificates 110
prohibited transaction 90	Stripped Bond Rules 110
prohibited transactions 110	stripped bonds 110
PTCEs 121	Stripped Certificates 110
QPAM 125	subordinate securities 20
qualified mortgages 117	super-premium class 94
qualified plan investor 124	Swap 124
Qualified Stated Interest 94	Swap Agreement 124
qualifying liquidation 44	tax matters person 108
rating agency 20	Terms and Conditions 23
ratings dependent Swaps 125	Tiered REMICs 117
RCRA 81	TILA 83
real estate assets 116	Title V 84
real estate investment trust 93	Title VIII 83
regular interests 90	Trust Indenture Act 58
Reigle Act 83	U.S. Person 89
REIT 93	UCC 72
Relevant Depositary 23	Underwriter Exemptions 121
Relief Act 82	withholding agent 100
Relief Act shortfalls 82
REMIC regular security 90
REMIC residual certificate 90
REO property 49


The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus
Subject to Completion, May ___, 2003

Asset-Backed Notes/Asset-Backed Certificates
(Issuable in Series)

Bayview Financial Securities Company, LLC
Depositor

The Trusts:

•

may periodically issue asset-backed notes or asset-backed pass-through securities, in each case in one or more series with one or more classes; and

•

will be established from time to time as separate trusts to hold assets transferred to a trust by Bayview Financial Securities Company, LLC in connection with each series of securities.  These assets may include:

•

mortgage loans or participation interests in mortgage loans, including loans secured by one-to four-family residential properties, manufactured housing, shares in a cooperative corporation, multifamily properties, commercial properties, mixed use residential and commercial properties, or unimproved land;


•

mortgage-backed securities insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;


•

asset-backed securities backed by assets of the type described in this prospectus; and

•

other assets described in the applicable prospectus supplement, including various forms of credit enhancement.

The assets in your trust will be specified in the prospectus supplement for your securities.  The types of assets that may be included in a trust, whether or not included in your trust, are described in this prospectus.

The Securities:

•

will be offered for sale pursuant to a prospectus supplement;

•

will evidence beneficial ownership of, or be secured by, the assets in the related trust and will be paid only from the trust assets described in the applicable prospectus supplement; and

•

will have the benefit of one or more forms of credit enhancement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May ___, 2003

Page


The Trusts and the Trust Assets

1

General

1

Mortgage Loans

3

Manufactured Housing Contracts

14

Participation Interests

15

Agency Securities

16

Non-Agency Securities

22

Pre-Funding

24

Assignment of Primary Assets

24

The Depositor

26

Bayview Financial Trading Group, L.P.

26

Use of Proceeds

26

Origination, Acquisition and Servicing of Loans

26

Origination and Acquisition of Loans

26

Servicing

27

The Securities

28

General

28

Payments on the Securities

29

Optional Termination

32

Optional Purchase of Securities

32

Other Purchases or Redemption

32

Book-Entry Registration

33

Credit Enhancement

38

Financial Guaranty Insurance Policies; Surety Bonds

39

Letters of Credit

39

Subordinate Securities

40

Shifting Interest

41

Overcollateralization

41

Interest Rate Caps and Swaps; Yield Supplement Agreements

42

Purchase Obligations

43

Reserve Funds

43

Performance Bond

45

Insurance

46

Primary Mortgage Insurance Policies

46

FHA Insurance and VA Guarantees

49

Standard Hazard Insurance Policies on Mortgage Loans

49

Standard Hazard Insurance Policies on Manufactured Homes

50

Environmental Insurance

51

Pool Insurance Policies

51

Special Hazard Insurance Policies

54

Mortgagor Bankruptcy Bond

55

Yield and Prepayment Considerations

56



Yield

56

Maturity and Prepayment

60

The Agreements

63

General

63

Assignment of Primary Assets

64

The Pooling and Servicing Agreement and the Servicing Agreements

69

The Indenture

81

The Trust Agreement

84

Reports to Securityholders

85

The Trustees; Agents

87

Loss Mitigation Advisor; Investment Manager; Other Parties

87

Certain Legal Aspects of Loans and Contracts

87

Mortgage Loans

88

Contracts for Deed

88

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

90

Cooperatives

91

Manufactured Housing Contracts

93

Foreclosure

95

Realizing Upon Cooperative Security

97

Rights of Redemption

98

Anti-Deficiency Legislation and Other Limitations on Lenders

98

Bankruptcy Laws

101

Due-on-Sale Clauses

104

Enforceability of Certain Provisions

104

Environmental Considerations

105

Soldiers’ and Sailors’ Relief Act

107

Alternative Mortgage Instruments

108

Consumer Protection Laws

108

Applicability of Usury Laws

109

Commercial, Multifamily and Mixed Use Loans

109

Leases and Rents

110

Default Interest and Limitations on Prepayment

111

Secondary Financing; Due-on-Encumbrance Provisions

111

Certain Laws and Regulations

112

Type of Mortgaged Property

112

Americans with Disabilities Act

112

Personal Property

113

FHA Insurance and VA Guaranty

113

Material Federal Income Tax Considerations

116

Types of Securities

117

Taxation of Securities Treated as Debt Instruments

121

REMIC Residual Certificates

128

FASIT Ownership Certificates

137

Grantor Trust Certificates

138

Partner Certificates

141



Special Tax Attributes

144

Backup Withholding

147

State And Local Tax Considerations

147

ERISA Considerations

147

General

147

Debt Securities

148

Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities

149

Other Considerations

156

Legal Investment Considerations

157

Method of Distribution

159

Legal Matters

160

Financial Information

160

Additional Information

160

Reports to Securityholders

161

Incorporation of Certain Information by Reference

161

Ratings

161

Index of Defined Terms

163


The Trusts and the Trust Assets

General

Notes will be secured by a pledge of the assets of the applicable trust, or one or more subgroups of trust assets (each an “Asset Group”), and certificates will represent beneficial ownership interests in the assets of the applicable trust, or an individual Asset Group, each as specified in the related prospectus supplement.  The securities of a series will be non-recourse obligations of the trust.  Holders of notes may only proceed against the assets of the trust as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust not pledged to secure the notes, or against the assets of any trustee or any other party other than a party, such as an insurer, that expressly undertakes to guarantee payments on securities.

Each trust will be administered by a trustee identified in the applicable prospectus supplement, which may be referred to as the trustee, the owner trustee or the managing trustee.  In addition, in the case of a series of securities that include notes issued pursuant to an indenture, the prospectus supplement will identify the trustee under the indenture, generally referred to as the indenture trustee.  References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, owner trustee, managing trustee or indenture trustee, as applicable, unless the context requires otherwise.

If specified in the applicable prospectus supplement, the trust for a series will be a special purpose statutory trust organized under the laws of the state of Delaware or such other state as is specified.

The property or the trust for each series of securities will generally consist of:

•

mortgage loans or manufactured housing contracts secured by properties of the types described in this prospectus;

•

participation interests in mortgage loans or manufactured housing contracts;


•

asset-backed or mortgage-backed securities, all of which are sometimes referred to in this prospectus as asset-backed securities, of the types described in this prospectus supplement;


•

amounts due and payable with respect to the Primary Assets (as defined herein) as of the cut-off date specified in the prospectus supplement;

•

amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•

mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•

any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

•

any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in the prospectus supplement;

•

any servicing agreements relating to mortgage loans in the trust, to the extent that these agreements are assigned to the trustee;

•

any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to mortgage loans in the trust;

•

any environmental insurance policy relating to commercial, multifamily or mixed use properties;

•

investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•

any other asset, instrument or agreement relating to the trust and specified in the prospectus supplement.


For convenience of reference, we sometimes refer in this prospectus to mortgage loans and manufactured housing contracts collectively as “Loans.”


The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or by the seller of the Primary Asset, but will be retained by that party (the “retained interest”).  Therefore, amounts received with respect to retained interest in a Loan, an Agency Security or a Non-Agency Security (each as defined herein) included in the trust for a series will not be included in the trust but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the agreements.

The “Primary Assets” in the trust for a series of securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

•

mortgage loans or participation interests in mortgage loans;

•

manufactured home loans or participation interests in manufactured home loans;


•

Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates, all of which are referred to in this prospectus as “Agency Securities;”


•

securities representing a fractional, undivided interest in or secured by Primary Assets (“Non-Agency Securities”); and

•

For convenience of reference, Agency Securities and Non-Agency Securities are sometimes referred to in this prospectus collectively as “Underlying Securities.”

If so specified in the applicable prospectus supplement, the depositor or an affiliate of the depositor will have the right or obligation to purchase, or to substitute other assets for, Primary Assets due to breaches of representations and warranties, default or such other reason as is specified in the prospectus supplement.  If so specified in the applicable prospectus supplement, the depositor or an affiliate of the depositor will have the right to purchase a specified amount or percentage of the Primary Assets, or specified Primary Assets, under the circumstances described in the prospectus supplement.

Mortgage Loans

General

If stated in the prospectus supplement with respect to a series, the trust for that series may include one or more pools containing:

•

conventional one- to four-family residential, first and/or junior lien mortgage loans;

•

cooperative loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular cooperative dwelling;

•

mortgage loans secured by multifamily property;

•

mortgage loans secured by commercial property, including agricultural land;

•

mortgage loans secured by mixed use property;

•

mortgage loans secured by unimproved land;

•

mortgage loans insured by the FHA or partially guaranteed by the VA;

•

mortgage participation certificates evidencing interests in those loans;

•

manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing interests in those contracts; or

•

any combination of the foregoing.

The mortgage loans and contracts will be newly originated or seasoned, and will be purchased by the depositor, either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the depositor.  Mortgage loans and contracts may have been originated by an affiliate of the depositor or by a variety of originators pursuant to varying underwriting guidelines.

The mortgage loans will be evidenced by notes (“mortgage notes”).  Single family property will consist of one-to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, cooperative dwellings and such other type of homes or units as are described in the related prospectus supplement.  Multi-family property may include multifamily residential rental properties, condominium projects and apartment buildings owned by cooperative housing corporations.  Attached homes may consist of duplexes or units connected to more than one other unit (multifamily structures where each borrower owns the land upon which the unit is built with the remaining adjacent land owned in common).  Multifamily property may include, and mixed use property will consist of, mixed commercial and residential buildings.  The mortgaged properties may include investment properties and vacation and second homes.  Commercial property will consist of income-producing commercial real estate, unimproved land or other property types described in the applicable prospectus supplement.  If specified in the applicable prospectus supplement, borrowers may not be United States residents and mortgaged properties may be located outside of the United States.  Mortgage loans secured by commercial property, multifamily property or mixed use property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties, or by personal guarantees of the borrowers or principals of the borrowers, to the extent specified in the applicable prospectus supplement.  Mortgage loans may be secured by additional collateral such as securities or accounts, to the extent specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans with adjustable mortgage rates.  Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payment on the mortgage loan will be adjusted to provide for the payment of the remaining principal balance of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan.  Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment.  As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid.  See “Yield and Prepayment Considerations” in this prospectus.  In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or “deferred” interest may be added to the principal balance of the mortgage loan, unless otherwise paid by the borrower, and will bear interest at the mortgage rate in effect from time to time.  The amount by which the mortgage rate or monthly payment may increase or decrease and, if applicable, the total amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

If stated in the applicable prospectus supplement, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, or from a fixed to an adjustable rate, at the option of the borrower under certain circumstances.  If stated in the related prospectus supplement, the related agreements will provide that the seller from which the depositor (or its affiliate) acquired the convertible adjustable-rate mortgage loans, or the master servicer or servicer, will be obligated to repurchase from the trust any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement.  The amount of the purchase price will be required to be deposited in the distribution account and will be distributed to the securityholders on the distribution date in the month following the month of the exercise of the conversion option.  The obligation of the related seller or other party to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to maturity of more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide that the lender will be required to make future advances to the borrowers, in incremental amounts up to the maximum amount specified under the terms of the related mortgage loan, if the borrowers satisfy certain requirements that generally involve making certain repairs or improvements to the related mortgaged property (“partially disbursed loans”), mortgage loans with respect to which a portion of the loan proceeds may be held in a custodial account by the applicable servicer, an escrow agent or an attorney for disbursement to the related borrowers when certain repairs or improvements to the related mortgaged properties have been completed (“holdback loans”) or mortgage loans that otherwise provide for future advances to the borrowers.  Additional advances under partially disbursed loans will be funded or acquired by the trust by withdrawals from a fund established by the depositor, by application of amounts that would otherwise be payable as principal to securityholders, or as otherwise described in the applicable prospectus supplement.

A trust may include VA loans or FHA loans.  VA loans will be partially guaranteed by the United States Department of Veteran’s Affairs (the “VA”), under the Servicemen’s Readjustment Act of 1944, as amended.  FHA loans will be insured by the Federal Housing Administration (the “FHA”), as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended.  FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties.

With respect to any trust that contains mortgage loans, the prospectus supplement for the series of securities related to that trust will contain information as to the types of mortgage loans that will comprise the related mortgage pool.  The related prospectus supplement will also contain information, to the extent material to investors, as to:

•

the total principal balance of the mortgage loans as of the applicable cut-off date;

•

the types of mortgaged properties securing the mortgage loans;

•

the range of original terms to maturity of the mortgage loans;

•

the range of principal balances and average principal balance of the mortgage loans;

•

the earliest origination date and latest maturity date of the mortgage loans;

•

mortgage loans having loan-to-value ratios at origination exceeding 80%;

•

the interest rate or range of interest rates borne by the mortgage loans;

•

the geographical distribution of the mortgage loans;

•

the total principal balance of buydown loans or GPM loans, if applicable;

•

the delinquency status of the mortgage loans as of the cut-off date;

•

with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans; and

•

whether the mortgage loan provides for an interest only period and whether the principal balance of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The total principal balance of the mortgage loans or contracts in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

No assurance can be given that values of the mortgaged properties securing mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans.  If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, the value of property securing cooperative loans and the delinquency rate with respect to cooperative loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable.  See “Certain Legal Aspects of Loans and Contracts — Cooperatives” in this prospectus.  To the extent that such losses are not covered by the methods of credit enhancement or the insurance policies described in this prospectus or by alternative forms of credit enhancement described in the applicable prospectus supplement, they will be borne by holders of the securities of the related series.

The depositor will cause the mortgage loans included in each trust to be assigned to the trustee named in the applicable prospectus supplement for the benefit of the holders of the securities of that series.  The master servicer, servicer or servicers identified in the applicable prospectus supplement will service the mortgage loans, either directly or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to the agreements for the series or a separate servicing agreement, and will receive a fee for those services.  With respect to those mortgage loans subserviced by a subservicer, the subservicer will be required to service the related mortgage loans in accordance with a subservicing agreement between the servicer and the subservicer, and will receive the fee for the services specified in the related subservicing agreement; however, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related mortgage loans.  Bayview Financial Trading Group, L.P. (“BFTG”) or its affiliates, or third parties from which mortgage loans were acquired, may retain ownership of the servicing rights related to mortgage loans included in a trust.  The servicing of the mortgage loans is generally described under “Origination, Acquisition and Servicing of Loans” and “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreement” in this prospectus supplement.

If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse.  As described in this prospectus, each seller of the mortgage loans will make certain representations and warranties with respect to the mortgage loans, which will generally be assigned to the trustee.  Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the seller will generally be obligated either to cure the breach in all material respects or to purchase the mortgage loan or, if stated in the related prospectus supplement, to substitute another mortgage loan.  This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to a securityholders or the trustee for a breach of representation and warranty by the seller.

Single Family Mortgage Loans

The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of the mortgage loans and the loan-to-value ratios of the mortgage loans.  Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans.  If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments.  Mortgage pools may also include other types of single family mortgage loans to the extent described in the applicable prospectus supplement.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments made by the borrower during the early years following origination will be less than the scheduled monthly payment on that mortgage loan  (“buydown loans”).  The resulting difference in payment on a buydown loan will be compensated for from amounts on deposit in the related buydown fund or as described in the applicable prospectus supplement.  In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the buydown fund.  Buydown loans included in a mortgage pool will provide for a reduction in monthly interest payments by the borrower for an initial period of the term of such mortgage loans.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments by the borrower during the early years following origination are less than the amount of interest that would otherwise be payable (“GPM loans”).  GPM loans generally provide for a schedule of fixed, gradually increasing monthly payments over time.  If stated in the related prospectus supplement, the resulting difference in payment on the early payments due under a GPM loan will be compensated for from amounts on deposit in a segregated fund (a “GPM fund”).  In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related rating agency to fund the GPM fund.

If specified in the related prospectus supplement, a trust may contain “re-performing loans,” which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified.  These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales.  The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

If specified in the applicable prospectus supplement, the mortgage loans may include “step-down” mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest.  The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

If specified in the applicable prospectus supplement, a trust may include “reverse mortgage loans” that do not provide for monthly payments of principal and interest by the borrower.  Instead, these mortgage loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related mortgaged property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related mortgaged property, or for payments calculated as otherwise specified in the related mortgage note, in each case upon the occurrence of specified maturity events.  Maturity events will generally include:

•

the death of the borrower, or the last living of two co-borrowers;

•

the borrower, or the last living of two co-borrowers, ceasing to use the related mortgaged property as his or her principal residence; or

•

the sale of the related Mortgaged Property.

The maturity of a reverse mortgage loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the mortgaged property.

Commercial, Multifamily and Mixed Use Mortgage Loans

The commercial mortgage loans, multifamily mortgage loans and mixed use mortgage loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property, including agricultural property and partially improved or unimproved land; multifamily residential property; cooperatively owned multifamily properties and/or mixed residential and commercial property; and related property and interests.

Certain of the commercial, multifamily and mixed use mortgage loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Commercial, multifamily and mixed use mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral.  Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower.  State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.  See “Certain Legal Aspects of Loans and Contracts — Leases and Rents” in this prospectus.

Certain of the commercial, multifamily and mixed use mortgage loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the mortgaged property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Commercial, multifamily and mixed use mortgage loans may be originated by an affiliate of the depositor.  Other originators of commercial, multifamily and mixed use mortgage loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

Commercial, multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Commercial, multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Commercial, multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed use real estate lending.

A borrower (or the borrowers) under a commercial, multifamily or mixed use loan may be one or more individuals or may be a corporation or other registered organization.  In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property.  In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of commercial, multifamily and mixed use loans.  For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•

local and regional economic conditions;

•

the physical condition of the property;

•

the types of services and amenities provided;

•

the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•

availability of alternative rental properties;

•

changes in the surrounding neighborhood;

•

management;

•

the level of mortgage interest rates;

•

dependence upon government rent subsidies;

•

any applicable rent control laws; and

•

state and local regulations.

The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

•

the quality and success of a retail property’s tenants;

•

closing of a major store in the shopping center where the related property is located;

•

changes in consumer preferences;

•

declines in consumer spending;

•

competition from local merchants and from catalog and internet retailers; and

•

product obsolescence.

The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

•

quality and nature of tenants;

•

tenant concentration — i.e., predominantly high tech firms, law firms, government agencies, etc.;

•

the physical condition of the property;

•

the types of services and amenities provided;

•

changes in the surrounding neighborhood; and

•

availability of alternative office space.

The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

•

the design and adaptability of the building;

•

success or failure of the business of the tenant, which is frequently the sole tenant of the property;

•

availability of alternative space; and

•

quality of the local and regional transportation system.

The value of a commercial, multifamily or mixed use property may also be affected by a variety of other factors.  In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  With respect to commercial, multifamily and mixed use loans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower.  If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed use loans than with respect to residential mortgage loans.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  See “Certain Legal Aspects of Loans and Contracts — Environmental Considerations” in this prospectus.  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, certain environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.  Property owners in some areas have been subject to liability claims associated with mold.

No single commercial, multifamily or mixed use loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the loans in the trust.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.  Neither the depositor, the master servicer or servicer, the trustee, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans.  A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment.  Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan.  As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.  Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less.  If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled.  However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled.  If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment.  The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most mortgage loans are computed and applied on an actuarial basis.  Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Contracts for Deed

The mortgage loans in a trust may also consist of installment contracts for the purchase of real property (“contracts for deed”).  An affiliate of the depositor, referred to in this prospectus as a title-holding trust, will retain record title to contracts for deed and the related real estate.  Instead of acquiring title to those assets and assigning them to the trust, BFTG , as owner of the undivided trust interest representing the entire beneficial interest in property of the title-holding trust that has not been allocated to special units of beneficial interest in the title-holding trust, will cause the title-holding trust to create a class of certificates of beneficial interest (a “special interest certificate”) that will evidence beneficial ownership of the applicable contracts for deed and related property (“special interest assets”) to be issued to the trustee.  The special interest certificate for a series will represent the entire beneficial interest in the related contracts for deed, which will be an indirect beneficial interest rather than a direct legal interest, and will entitle the trustee as holder to receive all payments and other cash proceeds in respect of the related contracts for deed.  Property of other special units of beneficial interest of a title-holding trust and the proceeds of that property will not be available to make payments on securities of any series other than a series for which a particular special interest certificate has been issued to the trustee.

See “Certain Legal Aspects of Loans and Contracts — Contracts for Deed” in this prospectus.

Manufactured Housing Contracts

If stated in the prospectus supplement with respect to a series, the trust for that series may include manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor.  The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA.  Each contract will be secured by a manufactured home.  The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

The depositor will cause the contracts to be assigned to the trustee named in the related prospectus supplement for the benefit of the related securityholders.  The servicer specified in the related prospectus supplement will service the contracts, either directly or through subservicers.  BFTG or its affiliates, or third parties from which contracts were acquired, may retain ownership of the servicing rights related to contracts included in a trust.  See “Origination, Acquisition and Servicing of Loans” in this prospectus.  With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related contracts.  If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to the pooling and servicing agreement or a custodial agreement.

The related prospectus supplement will specify for the contracts contained in the related contract pool, among other things:

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the range of dates of origination of the contracts;

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the weighted average annual percentage rate on the contracts;

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the range of outstanding principal balances as of the cut-off date;

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the average outstanding principal balance of the contracts as of the cut-off date;

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the weighted average term to maturity as of the cut-off date; and

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the range of original maturities of the contracts.

As described in this prospectus, each seller of the contracts will make certain representations and warranties with respect to the contracts, which will generally be assigned to the trustee.  Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the seller will generally be obligated either to cure the breach in all material respects or to purchase the affected contract or, if stated in the related prospectus supplement, to substitute another contract.  This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to a securityholders or the trustee for a breach of representation and warranty by the seller.

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Participation Interests

A trust may include participation interests in individual Loans or pools of Loans.  Each participation interest will entitle the trust to receive a proportionate share of interest and principal collected on the underlying loans, based on the participation percentage evidenced by the participation interest.  Unless otherwise specified in the applicable prospectus supplement, each participation interest that is included in the trust will be treated as a mortgage loan having a principal balance equal to the product of the principal balance of the related participated mortgage loan or loans and the applicable participation percentage.  Neither the trustee nor securityholders entitled to vote on matters relating to the trust and the Loans will have the decision-making authority typically afforded the holder of a mortgage loan upon default or with respect to other matters requiring consent or vote.  Any such consent or vote with respect to a participated mortgage loan will require the agreement of the holder of the remaining participation interest in that participated mortgage loan, which may be the seller, another trust or a third party.  There may be multiple participants for each participated mortgage loan or group of loans, and in some cases the trust will hold less than a 50% participation percentage in the participated mortgage loans.  There can be no assurance that any holders of participation interests not included in a trust will act in the best interests of securityholders.

Agency Securities

Government National Mortgage Association

Ginnie Mae is a wholly owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development.  Section 306(g) of Title 11 of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection."  In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates.  Each Ginnie Mae certificate held in a trust will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans.  Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program.  The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans.  Each mortgage loan is secured by a one-to four-family or multifamily residential property.  Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer.  Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States.  Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years).  Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the total amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate.  In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment.  Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate.  If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment.  The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes.  The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the peel of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point.  The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due.  The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee, by the 20th day of each month in the case of a Ginnie Mae II certificate.  Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan.  Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account.  The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans.  The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years.  The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans.  No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans.  Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above.  Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation

Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended.  The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks.  Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mae currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates.  Each Freddie Mac certificate represents an undivided interest in a pool of , mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans.  Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement.  A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust will consist of mortgage loans with original terms to maturity of between 10 and 40 years.  Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970.  A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group.  Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate.  whether or not received.  Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates.  guarantee the timely payment of scheduled principal.  Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.  Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure.  Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal, In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards that require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller.  Freddie Mac is required to remit each registered Freddie Mae securityholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mae pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate.  Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac.  The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance.  The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.  Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established b upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month.  The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate.  Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month.  The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

Federal National Mortgage Association

Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending.  Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates.  These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae.  Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program.  Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust will consist of conventional mortgage loans, FHA loans or VA loans.  Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years.  The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years.  Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other.  The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee.  Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate.  Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses.  Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate.  Under this option Fannie Mae assumes the entire risk for foreclosure losses.  If specified in the related prospectus supplement, Fannie Mae certificate may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate sham of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal balance of any foreclosed or other finally liquidated mortgage loan, whether or not the principal balance is actually recovered.  The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States.  Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to 52.25 billion outstanding at anytime, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner.  If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only.  Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month.  Distributions on Fannie Mae certificates issued in book-entry form will be made by wire.  Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in a trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above.  Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities

Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement.  Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie-Mae or Ginnie Mae certificates.  The underlying securities will be held under a trust agreement by Freddie Mac.  Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement.  The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities

If specified in the related prospectus supplement, a trust may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.  The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement.  If so specified, a combination of different types of Agency Securities may be held in a trust.

Non-Agency Securities

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Non-Agency Securities may consist of pass-through certificates or notes representing an ownership interest in, or secured by, pools of mortgage loans and manufactured housing contracts.  Non-Agency Securities will have been issued pursuant to a pooling and servicing agreement, trust agreement, indenture or similar agreement.

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If so specified in the related prospectus supplement, the sponsor or issuer of Non-Agency Securities may he an affiliate of the depositor.  The obligations of the sponsor of Non-Agency Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust.  The sponsor of Non-Agency Securities will not have guaranteed any of the assets conveyed to the related trust or any of the Non-Agency Securities issued under the agreements.  Additionally, although the mortgage loans underlying the Non-Agency Securities may be guaranteed by an agency or instrumentality the United States, the Non-Agency Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Non-Agency Securities on the dates specified in the related prospectus supplement.  The Non-Agency Securities may he entitled to receive nominal or no principal distributions or nominal or no interest distributions.  Principal and interest distributions will he made on the Non-Agency Securities by the private trustee or the private servicer.  The sponsor of Non-Agency Securities may have the right to repurchase assets underlying the Non-Agency Securities after a certain date or under other circumstances specified in the related prospectus supplement.

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The loans underlying the Non-Agency Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features.  The mortgage loans may be secured by single family property or multifamily property, by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative, by manufactured housing or by commercial property.

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The prospectus supplement for a series for which the trust includes Non-Agency Securities will specify, to the extent material to investors:

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the total approximate principal amount and type of the Non-Agency Securities to be included in the trust;

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certain characteristics of the loans that comprise the underlying assets for the Non-Agency Securities, including:

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the payment features of the underlying loans,

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the approximate total principal balance, known, of underlying mortgage loans insured or guaranteed by a governmental entity,

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the servicing fee or range of servicing fees with respect to the loans and

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the minimum and maximum stated maturities of the underlying mortgage loans at origination;

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maximum original term-to-stated maturity of the Non-Agency Securities;

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the weighted average term-to stated maturity of the Non-Agency Securities;

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the interest rates of the Non-Agency Securities;

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the weighted interest rate of the Non-Agency Securities;

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the issuer of Non-Agency Securities;

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certain characteristics of credit enhancement, if any, applicable to the Non-Agency Securities; and

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the terms on which the underlying loans for the Non-Agency Securities may, or are required to be purchased (or substituted for) before the stated maturity of the Non-Agency Securities.

Non-Agency Securities included in the trust for a series of securities that were issued by an issuer of Non-Agency Securities that is not affiliated with the depositor must, if issued in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), be acquired in bona fide secondary market transactions, and must either have been previously registered under the Securities Act or, if not registered, have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

Pre-Funding

If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional Primary Assets from time to time during the time period specified in the related prospectus supplement.  Prior to the application of amounts on deposit in the related pre-funding account to purchase additional Primary Assets, those amounts may be invested in one or more investments permitted under the applicable agreements.

Additional Primary Assets that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement.  The eligibility criteria for additional Primary Assets will be consistent with the eligibility criteria of the Primary Assets included in the related trust as of the closing date subject to the exceptions stated in the related prospectus supplement.

Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

•

the period during which additional Primary Assets may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

•

the additional Primary Assets to be acquired by the related trust will be subject to the same representations and warranties as the Primary Assets included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional Primary Assets may be purchased exceed one year.

Assignment of Primary Assets

General

In general, the Primary Assets will be originated by affiliates of the depositor or will be acquired from various third parties, and will be assigned by the depositor to the trustee or the trust.  The applicable prospectus supplement will specify whether the documents evidencing the Primary Assets will be held by the trustee or by a custodian on behalf of the trustee, and, to the extent applicable, whether those documents will be indorsed or otherwise marked to indicate their assignment to the trustee.

For more information, see “The Agreements — Assignment of Primary Assets” in this prospectus.

Representations and Warranties

Unless otherwise specified in the applicable prospectus supplement, a seller of Loans to the depositor will make certain representations and warranties as to each Loan, including representations and warranties to the effect that:

•

the seller has good title to the Loan;

•

the seller is transferring the Loan free of any liens;

•

the Loan was originated in accordance with applicable law;

•

if applicable, the related mortgage or security agreement creates a valid lien on the collateral securing the Loan;

•

the loan and the related mortgage or security agreement are enforceable; and

•

if applicable, the mortgaged property has not incurred material damage from fire, storm or other casualty.

In general, a seller of Agency or Non-Agency Securities will make only very limited representations and warranties, including:

•

the seller has good title to the Underlying Securities; and

•

the seller is transferring the Underlying Securities free of any liens.

The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be (1) to the extent provided in the applicable agreements, the obligation of the seller to repurchase the affected Primary Assets for the applicable repurchase price, or, if so specified, to substitute another Primary Asset for the defective Loan or Underlying Security, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the seller for losses due to breaches of representations and warranties.

Status of the Loans and Related Assets in the Event of Insolvency of the Seller

Each transfer of a Loan to the applicable seller, from the seller to the depositor and from the depositor to the trust, will have been intended to be an absolute and unconditional sale of such Loan.  However, in the event of insolvency of a prior owner of a Loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that Loan by such insolvent party as a borrowing secured by a pledge of the Loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series.  If such an attempt were successful, it is possible that the affected Loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

In addition, the insolvency of a servicer or subservicer that remains, for purposes of FHA administration, the record owner of an FHA mortgage loan could result in delays in receipt of payments under the related FHA insurance or failure to recover such payments.

The Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, was organized on March 21, 2003 for the limited purposes of establishing trusts; acquiring, owning and transferring Primary Assets and other property; selling securities evidencing interests in or obligations secured by Primary Assets; and engaging in related activities.  The depositor will not guarantee payments on any securities.

The depositor is a wholly owned subsidiary of Bayview Financial Trading Group, L.P.  The principal executive offices of the depositor are located at 4425 Ponce de Leon Boulevard, 4th Floor, Coral Gables, Florida 33146.  Its telephone number is (305) 341-5632.

Bayview Financial Trading Group, L.P.

BFTG is an investment banking firm specializing in the mortgage banking industry.  BFTG began business in 1978 under the name Reserve Financial providing valuation, servicing brokerage and merger and acquisition advisory services to the mortgage banking industry.  In 1994, BFTG began purchasing and selling mortgage loans as principal.  As of the date of this prospectus supplement, BFTG had acquired more than $6 billion in principal balance of mortgage loans since 1994.

Use of Proceeds

The depositor will apply all or substantially all of the proceeds from the sale of the securities of each series to purchase the related Primary Assets and certain other property, to fund any applicable credit enhancement and to pay fees and expenses associated with the issuance of the securities.

Origination, Acquisition and Servicing of Loans

Origination and Acquisition of Loans

BFTG and other affiliates of the depositor acquire pools of loans (and participation interests in loans or loan pools) from a wide variety of sources, including, for example, banks, savings institutions, finance companies, leasing companies, mortgage companies, mortgage brokers, insurance companies, and governmental agencies.  BFTG and its affiliates generally obtain information on available pools of loans from several sources, including referrals from sellers with whom BFTG has transacted business in the past.  Pools of loans generally are acquired in negotiated transactions or through competitive bids.

Prior to making an offer to purchase a pool of loans, BFTG (or an affiliate) generally conducts an evaluation of the individual loans comprising the pool of mortgage loans and/or the separate parcels of real estate or other collateral in the pool.  If this evaluation proves satisfactory, BFTG (or an affiliate) will make an offer to purchase the pool of loans, which offer is subject to further diligence with respect to the mortgage pool.  If the offer is accepted, diligence typically consists of an analysis of the information provided by the seller of the loans (generally, the credit and collateral files for the loans), other relevant material that may be available (including tax records) and the underlying collateral.  The purchaser either performs its own diligence or engages third party to perform the reunderwriting of the credit files and review of collateral documentation.  BFTG (or affiliated purchaser) obtains broker price value opinions from third parties if it determines that they are necessary, and, in some cases, conducts site inspections.  The purchaser may also review information on the local economy and real estate markets including the amount of time generally required to complete foreclosure on real property in the jurisdiction in which the property is located.  The credit score is reviewed if available.  In connection with its review of a pool of loans being considered for acquisition, BFTG (or its affiliate) generally reviews each loan or property in such pool of loans and designs a preliminary servicing plan for each loan and property that is intended to maximize the cash flow from such loan or property.  In some cases, however, review of loans purchased by BFTG and its affiliates will be more limited than described above.

Upon completion of the diligence process and confirmation to the purchaser’s satisfaction that the information supplied by the seller of the loans is accurate, the seller of the loans and BFTG (or an affiliate) will generally enter into a loan purchase agreement containing representations and warranties by the seller of the loans concerning the loans being sold (which representations and warranties will generally not be assigned to the trustee).  In some cases BFTG and its affiliates will purchase loans on an “as is” basis, receiving only very limited (or no) representations and warranties from the seller.

BFTG and an affiliate, Interbay Funding, LLC (“Interbay”) also originate commercial, multifamily, mixed use and residential mortgage loans.  If loans originated by BFTG or Interbay constitute a substantial portion of the Loans included in a trust, the applicable prospectus supplement will include a summary description of the underwriting process.

Loans originated by BFTG or Interbay will generally be serviced initially by Interbay, although the related servicing rights may subsequently be sold, or the servicing may be transferred, to a third party.  Loans acquired by BFTG and its affiliates may be purchased on a servicing-released basis, meaning that the purchaser acquires the servicing rights, or on a servicing-retained basis, meaning that the seller retains the servicing rights.  In either case the seller or a third party may service the loans, or they may be serviced by Interbay.  BFTG or an affiliate may retain ownership of servicing rights with respect to Loans included in a trust.

Servicing

The agreements for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.  References in this prospectus to “master servicer” under an agreement are intended to refer as to any particular series of securities to the master servicer or, if there is no master servicer, to the servicer under the related agreements, as applicable, unless the context requires otherwise.  Similarly, references to obligations of the “servicer” for a series may apply to the master servicer.

Unless otherwise specified in the applicable prospectus supplement, the servicers will service the mortgage loans, directly or through subservicers under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreements.  The master servicer will generally not be ultimately responsible for the servicing of the mortgage loans except to the limited extent described under “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Advances” in this prospectus, and will generally not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted mortgage loans, workouts, discounted payoffs, foreclosure, and disposition of REO property.  However, if the master servicer becomes aware that a servicer is not fulfilling its obligations under the servicing agreement with respect to such matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreements), appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable agreements.  Following termination of a servicer and prior to the appointment of a successor, the master servicer will assume the obligation to make Advances.

BFTG or its affiliates, or third parties, will, if specified in the applicable prospectus supplement, retain ownership of the servicing rights related to Loans included in a trust.  These parties, referred to as “servicing rights owners,” will have the right, to the extent provided in the applicable agreements, to sell the servicing rights or to transfer the servicing of the related Loans to one or more third parties, subject to the limitations set forth in the applicable agreements.

The Securities

General

The asset-backed certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust created pursuant to the related agreements.  A series of securities may also include asset-backed notes (referred together with the certificates of a series as the “securities”) that will represent indebtedness of the related trust and will be issued pursuant to an indenture.  See “The Agreements” in this prospectus.

Each series of securities will consist of one or more classes of securities, one or more of which may:

•

accrue interest based on a variable or adjustable rate;

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provide for the accrual of interest, which is periodically added to the principal balance of the securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement;

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be entitled to payments of principal but not to any payments of interest;

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be entitled to a greater percentage of interest on the assets underlying or comprising the Primary Assets for the series than the percentage of principal on the Primary Assets to which the securities are entitled;

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be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the securities are entitled;

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not be entitled to principal until the earlier of the date specified in or determined as described in the prospectus supplement or the date on which the principal of all securities of the series having an earlier final scheduled distribution date have been paid in full;

•

be entitled to payments of principal in accordance with a schedule;

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be entitled to payments of interest for a specified period of time;

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be entitled to a portion of interest and principal collections on some, but not all, of the Primary Assets in a trust;

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be subordinate to one or more other classes of securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement; and/or

•

have other payment characteristics, as described in the prospectus supplement.

If specified in the prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion of the assets in the related trust.

Each class of securities offered by this prospectus and the prospectus supplement (the “offered securities”) will be issued in the minimum original principal balance or notional balance (or percentage interest) for securities of that class specified in the prospectus supplement.  The transfer of any offered securities may be registered, and those securities may be exchanged, without the payment of any service charge.  The classes of securities of a series may be issued in fully registered, certificated form (“definitive securities”) or issued in book-entry form only (“book-entry securities”) in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement.  See “— Book-Entry Registration” below.

Payments on the Securities

General

Payments on the securities of each series will be made by or on behalf of the trustee from the available distribution amount for that series, on each distribution date, as specified in the prospectus supplement.  Payments (other than the final payment) will be made to the persons in whose names the securities are registered on the close of business on the record date specified in the prospectus supplement.  Payments will be made by check mailed to the registered owners at their addresses appearing on the applicable security register, or by wire transfer in certain circumstances described in the prospectus supplement; provided, however, that the final payment in retirement of a security will be made only upon presentation and surrender of the security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement.  Advance notice of the final distribution on a security will be provided to the securityholders.

Payments of interest on securities entitled to receive interest will be made periodically at the intervals and on the basis of the interest rates specified in or determined in accordance with the prospectus supplement.  The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement.  Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such payments.  Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis.  Distributions of principal on each class of securities in a series that are entitled to receive principal will be made on a pro rata or random lot basis among all of the securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the distribution account (together with any amounts transferred from any reserve fund or applicable credit enhancement) may be insufficient to make the full distribution to securityholders on a distribution date.  In that case, the funds available for payment to the securityholders of each class will be distributed in accordance with their respective interests.  However, as described in the prospectus supplement, holders of senior securities will receive their current payments and past amounts due but unpaid to them before holders of subordinate securities are paid (in each case, these amounts will be calculated as described in the prospectus supplement).  The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for payment and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next distribution date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders” in this prospectus

Single Class Securities Generally

With respect to a series of securities that is not a multi-class series, distributions on the securities on each distribution date will generally be allocated to each security entitled to payment on the basis of the undivided percentage interest evidenced by the security, or on the basis of the security’s outstanding principal balance or notional balance (subject to any subordination of the rights of any classes of subordinate securities to receive current distributions), as specified in the prospectus supplement.  See “— Subordinate Securities” below.

If the Primary Assets for a series of securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the securities or on a class in the series (the “interest rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets.  If the Primary Assets for a series have fixed interest rates, then the interest rate on securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets.  If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the interest rate on the securities of the related series may also reflect those caps.

Multi-Class Series

A series of securities may include fixed and floating rate securities, accrual securities, interest-only and principal-only securities, planned amortization securities, classes of subordinate securities and senior securities, and classes of securities of various types described in the prospectus supplement (a “multi-class series”).  For a series of securities that is not a multi-class series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets.  This designation does not change over the term of the securities unless the series has a subordination feature in one or more classes of subordinate securities that protects one or more classes of senior securities in the event of failure of timely payment of the Primary Assets.  Unless otherwise specified in the prospectus supplement, each security of a multi-class series will have a principal balance or a notional balance and a specified interest rate (that may be zero).  Interest distributions on a multi-class series will be made on each security entitled to an interest distribution on each distribution date at the interest rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the distribution account, subject to any subordination of the rights of any classes of subordinate securities to receive current distributions.  See “ — Subordinate Securities” below and “Credit Enhancement — Subordinate Securities” in this prospectus.

Distributions of interest on accrual securities will begin only after the related accretion termination date specified in the prospectus supplement.  On each distribution date on or before the accretion termination date, interest on the accrual securities accrues, and the amount of interest accrued is added on each distribution date to the principal balance of the security.  On each distribution date after the accretion termination date, interest distributions will be made on classes of accrual securities as described in the prospectus supplement.

A multi-class series may include one or more classes of floating rate securities.  The interest rate of a floating rate security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate or both, as specified in the prospectus supplement.  For each class of floating rate securities, the prospectus supplement will set forth the initial floating rate (or the method of determining it), the period during which the floating rate applies, and the formula, index, or other method by which the floating rate for each period will be determined.

Subordinate Securities

A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series.  The rights of holders of some classes of securities (the “subordinate securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “senior securities”) but only to the extent described in the prospectus supplement.  If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature.  This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another Asset Group within the trust.  Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a “rating agency”), subordinate securities will not be offered by this prospectus or the prospectus supplement.  See “Credit Enhancement — Subordinate Securities” in this prospectus.

Optional Termination

If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust, or cause an early termination of the trust by purchasing all of the Primary Assets from the trust or directing the sale of the Primary Assets.  This termination may occur on a date on or after the date on which either (1) the total principal balance of the Primary Assets is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement.  If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the trust.  This bid process may be subject to a minimum bid price.

The optional termination described in this section will be in addition to terminations that may result from other events.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Master Servicer Default” and “— Optional Purchase or Substitution of Assets; Termination” in this prospectus.

Optional Purchase of Securities

The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances.  Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases or Redemption

If specified in the prospectus supplement for a series, any class of securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class, or to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity.  The terms and conditions of any redemption or mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies.  As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

•

call protection for any class of securities of a series;

•

a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

•

certain other guarantees described in the prospectus supplement.

Book-Entry Registration

General

If provided for in the prospectus supplement, one or more classes of the offered securities of any series will be issued as book-entry securities, and each of these classes will be represented by one or more single securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking, société anonyme (formerly Cedelbank) (referred to herein as “Clearstream”) or the Euroclear System (“Euroclear”).  Each class of book-entry securities will be issued in one or more securities or notes, as the case may be, that equal the initial principal balance of the related class of offered securities and will initially be registered in the name of Cede & Co. or another nominee.

No person acquiring an interest in a book-entry security (each, a “Beneficial Owner”) will be entitled to receive a definitive security, except as set forth below under “— Definitive Securities.”  Unless and until definitive securities are issued for the book-entry securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the book-entry securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the book-entry securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

Beneficial Owners will hold their book-entry securities through DTC in the United States, or, if the offered securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“participants”) of those systems.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations.  Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the book-entry securities, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities.  Transactions may be settled in Clearstream in United States dollars or in certain foreign currencies.  Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.  Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of Clearstream, either directly or indirectly.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in United States dollars or in certain foreign currencies.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “cooperative corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative corporation.  The cooperative corporation establishes policy for Euroclear on behalf of its participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its participants, and has no record of or relationship with persons holding through participants of Euroclear.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book-Entry Securities

Except as described below or as otherwise described in the prospectus supplement, no Beneficial Owner will be entitled to receive a physical certificate representing a security.  Unless and until definitive securities are issued, it is anticipated that the only “securityholder” of the offered securities will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be “Certificateholders,” “Noteholders” or “Securityholders” as those terms are used in the related agreements.  Beneficial Owners are only permitted to exercise their rights indirectly through participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner's account for that purpose.  In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the offered securities from the trustee through DTC and its participants.  While the offered securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered securities and is required to receive and transmit distributions of principal of, and interest on, the offered securities.  participants and indirect participants with whom Beneficial Owners have accounts with respect to offered securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess securities or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive securities or notes representing their respective interests in the offered securities, except under the limited circumstances described below.  Unless and until definitive securities are issued, Beneficial Owners who are not participants may transfer ownership of offered securities only through participants and indirect participants by instructing the participants and indirect participants to transfer offered securities, by book-entry transfer, through DTC for the account of the purchasers of the offered securities, which account is maintained with their respective participants.  Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of book-entry securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.  Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant participants of Clearstream or Euroclear on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the securities, see “Material Federal Income Tax Considerations” in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between participants of DTC will occur in accordance with DTC Rules.  Transfers between participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable participants of DTC in accordance with DTC's normal procedures.  Each participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent.  Each financial intermediary will be responsible for disbursing funds to the Beneficial Owners of the book-entry securities that it represents.

Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co.  Any distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations” in this prospectus.  Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for the book-entry securities.  In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related agreements, only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities.  If the book-entry securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related agreements, on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related participants, with respect to some offered securities that conflict with actions taken with respect to other offered securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as definitive securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the depositor is unable to locate a qualified successor, (2) if the depositor, at its option, elects to end the book-entry system through DTC or (3) in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of definitive securities for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book- Entry securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the definitive securities to which they are entitled, and thereafter the trustee will recognize the holders of those definitive securities as securityholders under the related agreements.

Credit Enhancement

Credit enhancement for a series of securities may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of securities, provision for shifting interest credit enhancement, the establishment of a reserve fund, another method of credit enhancement specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, insurance arrangements of the types set forth in this prospectus under “Insurance.”  The amount and method of credit enhancement will be described in the prospectus supplement with respect to a series of securities.

Financial Guaranty Insurance Policies; Surety Bonds

The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series.  Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date.  The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement.  A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls.  In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

The letters of credit, if any, with respect to a series of securities will be issued by the bank or other financial institution specified in the related prospectus supplement.  The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in a total fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the total principal balance on the related cut-off date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series.  The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of securities will be in compliance with the requirements established by the related rating agency and will be set forth in the prospectus supplement relating to that series of securities.  The amount available under the letter of credit in all cases will be reduced to the extent of the unreimbursed payments previously made under the letter of credit.  The obligations of the letter of credit bank under the letter of credit for each series of securities will expire 30 days (or such other period of time as is specified in the applicable prospectus supplement) after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related pool or the repurchase of all mortgage loans or contracts in the pool, or on another date specified in the related prospectus supplement.

If stated in the applicable prospectus supplement, under the related agreements, the master servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment.  On the distribution date, the letter of credit bank will be required to honor the trustee’s request for payment in an amount equal to the lesser of (unless otherwise specified):

•

the remaining amount available under the letter of credit; and

•

the outstanding principal balances of any liquidating loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the distribution account and will be distributed to securityholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the master servicer and the servicers and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a liquidating loan, it will be entitled to receive an assignment by the trustee of that liquidating loan, and the letter of credit bank will thereafter own the liquidating loan free of any further obligation to the trustee or the securityholders with respect to that loan.  Payments made to the distribution account by the letter of credit bank under the letter of credit with respect to a liquidating loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that liquidating loan.  The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

To the extent the proceeds of liquidation of a liquidating loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by obligors on the Assets in the trust.  If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

Subordinate Securities

To the extent of the subordinated amount as specified in the applicable prospectus supplement, credit enhancement may be provided by the subordination of the rights of the holders of one or more classes or subclasses of securities to receive distributions with respect to the mortgage loans or contracts in the  pool underlying that series, to the rights of senior securityholders or holders of one or more classes or subclasses of subordinated securities of that series to receive distributions.  In such a case, credit enhancement may also be provided by the establishment of a reserve fund, as described under “— Reserve Funds.”  If stated in the related prospectus supplement, the subordinated amount will decline over time in accordance with a schedule that will also be set forth in the related prospectus supplement.

If specified in the applicable prospectus supplement, losses on particular Primary Assets or on a pool of Primary Assets will be allocated to reduce the principal balances of the securities, or of the subordinate securities, in inverse order of seniority.  If the principal balance of the most subordinate class of securities outstanding will be reduced by an amount equal to the amount by which the total principal balance of the securities exceeds the total principal balance of the Loans, the amount of such reduction will be referred to as an “applied loss amount” or other term specified in the applicable prospectus supplement.

Shifting Interest

If stated in the prospectus supplement for a series of securities for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated securities of that series to receive distributions with respect to the mortgage loans or contracts in the related trust will be subordinated to the right of the holders of senior securities of that series to receive distributions to the extent described in that prospectus supplement.  This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior securities against losses due to borrower defaults.

The protection afforded to the holders of senior securities of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior securities a disproportionately greater percentage of prepayments of principal on the related mortgage loans or contracts, or on the loans underlying the related Non-Agency Securities.  The initial percentage of principal to be received by the senior securities for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement.  This disproportionate distribution of prepayments of principal on the related mortgage loans or contracts or loans underlying the related Non-Agency Securities will have the effect of accelerating the amortization of the senior securities while increasing the respective interest of the subordinated securities in the pool.  Increasing the respective interest of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the benefits of the subordination provided by the subordinated securities.

Overcollateralization

If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date.  To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the total outstanding balance of the mortgage loans or contracts, thereby creating overcollateralization and additional protection for the securityholders, if and to the extent specified in the accompanying prospectus supplement.  If stated in the applicable prospectus supplement, the total principal balance of the mortgage loans or contracts (or other assets of the trust) may exceed the total principal balance of the securities of that series on the date of issuance.

Interest Rate Caps and Swaps; Yield Supplement Agreements

The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars intended to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including the London Interbank Offered Rate (“LIBOR”), a specified bank’s prime rate or U.S. Treasury Bill rates.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).  An interest rate cap and an interest rate floor are, essentially, two separate agreements that taken together achieve the same economic result as a swap.  Under a cap agreement, the counterparty would agree to pay to the trust a specified fixed or floating rate of interest on a notional principal amount for a specified period of time.  Under a floor agreement, the trust would agree to pay to the counterparty a fixed or floating rate of interest on a notional principal amount that may or may not be the same as the amount on which payments received under the cap agreement held by the trust are calculated.  If a trust is party to both a cap and floor agreement, the counterparties may be different.  The counterparty under a floor agreement may be an affiliate of the depositor.

The credit rating of the counterparty under any interest rate swap or cap agreement will be specified in the applicable prospectus supplement.

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation.

Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous.  In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

Some of the mortgage loans or contracts and classes of securities of any series, if specified in the related prospectus supplement, may be subject to a purchase obligation.  The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement.  A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related securities.  Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company or other party.  Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series.  Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the securityholders of the related series, or if stated in the related prospectus supplement, to some other person.  Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

Reserve Funds

If stated in the related prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment and maintenance with the trustee, in trust, of one or more reserve funds for certain classes of that series.  The reserve fund for a series may or may not be included in the trust for that series.  The reserve fund for each series will be created by the depositor and will be funded by:

•

the retention by the servicer of certain payments on the mortgage loans or contracts;

•

the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or contracts or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

•

an initial deposit;

•

any combination of the foregoing; or

•

some other manner as specified in the related prospectus supplement.

Unless otherwise described in the applicable prospectus supplement, following the initial issuance of the securities of a series and until the balance of the reserve fund first equals or exceeds the required amount, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a segregated pool, otherwise distributable to the holders of securities and deposit those amounts in the reserve fund.  After the amount in the reserve fund for a series first equals or exceeds the applicable required amount, the trustee will deposit in the reserve fund only so much of future collections as may be necessary, after the application of distributions to amounts due and unpaid on the applicable securities of that series, to maintain the reserve fund at the required amount.  The balance in the reserve fund in excess of the required amount will be paid to the applicable class or subclass of securities, or to another specified person or entity, as set forth in the related prospectus supplement, and will be unavailable thereafter for future distribution to securityholders of any class.  The prospectus supplement for each series will set forth the amount of the required amount applicable from time to time.  The amount required to be maintained in the reserve fund may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement, or otherwise.  A reserve fund may be funded and maintained in any other manner described in the applicable prospectus supplement.

Amounts held in the reserve fund for a series from time to time will continue to be the property of the securityholders of the classes or subclasses specified in the related prospectus supplement, if so specified, until withdrawn from the reserve fund and transferred to the distribution account as described below.  If on any distribution date the amount in the distribution account available to be applied to distributions on the senior securities of that series, after giving effect to any delinquency advances made by the master servicer or the servicer on the related distribution date, is less than the amount required to be distributed to the senior securityholders on that distribution date, or as otherwise described in the applicable prospectus supplement, the servicer will withdraw from the reserve fund and deposit into the distribution account or pay directly to securityholders the lesser of:

•

the entire amount on deposit in the reserve fund available for distribution to the senior securityholders, which amount will not in any event exceed the required amount, or

•

the amount necessary to increase the funds in the distribution account eligible for distribution to the senior securityholders on that distribution date to the amount required to be distributed to the senior securityholders on that distribution date, or such other amount as is described in the applicable prospectus supplement.

In some cases, whenever amounts on deposit in a reserve fund are less than the required amount, holders of the subordinated securities of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below; however, if stated in the related prospectus supplement, holders of securities of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the required amount.  If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the required amount on any distribution date, the holders of securities of the applicable class or subclass will be entitled to receive from the distribution account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the agreements.

If specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in the following order:

(1)

to the reimbursement of Advances determined by the master servicer and the servicers to be otherwise unrecoverable, and the reimbursement of liquidation expenses incurred by the master servicer and the servicers if sufficient funds for reimbursement are not otherwise available in the related servicing accounts and distribution account;

(2)

to the payment to the holders of the senior securities of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the distribution account are not available therefor; and

(3)

to the payment to the holders of the senior securities of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related interest rate, to the extent that sufficient funds in the distribution account are not available therefor.

If so specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in any other manner so specified.

Amounts in the reserve fund in excess of the required amount, including any investment income on amounts in the reserve fund, as set forth below, will then be released to the holders of the subordinated securities, or to some other person as is specified in the applicable prospectus supplement.

Funds in the reserve fund for a series will be invested as provided in the related agreements.  The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated securities in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement, or if specified in the applicable prospectus supplement will be paid to the trustee, an affiliate of the depositor or some other party.  Investment income in the reserve fund will not available for distribution to the holders of the senior securities of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior securities unless specified in the applicable prospectus supplement.  Eligible investments for monies deposited in the reserve fund will be specified in the agreements for a series of securities for which a reserve fund is established and generally will be limited to investments acceptable to the related rating agencies as being consistent with the ratings of the securities.

The time necessary for the reserve fund of a series to reach and maintain the applicable required amount at any time after the initial issuance of the securities of that series and the availability of amounts in the reserve fund for distributions on the related securities will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust and/or in the segregated pool and therefore cannot be accurately predicted.

Performance Bond

If stated in the related prospectus supplement, the master servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer of one or more of its obligations under the related agreements, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related agreements.  In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer may be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

Insurance

To the extent described in the applicable prospectus supplement, the real property or manufactured home that secures a mortgage loan or contract will be covered by a standard hazard insurance policy and other insurance policies.  Mortgage loans will be covered by primary mortgage insurance policies to the extent described in the applicable prospectus supplement.  In addition, other forms of insurance, such as environmental insurance or pool insurance, may be applicable if described in the applicable prospectus supplement.  The most common forms of insurance are described below.  The terms of particular insurance policies will differ from these general descriptions; material terms of each policy, to the extent different from these descriptions, will be described in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

To the extent specified in the related prospectus supplement, the agreements for the related series will require that the master servicer or the applicable servicer cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy.  Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% (or such other percentage as is specified in the related prospectus supplement) of the value of the mortgaged property at origination.  Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination.  Primary mortgage insurance may be obtained on a loan-by-loan basis or with respect to a specified group of loans.  A policy for a group of loans may be obtained by the depositor or an affiliate of the depositor, or by the trustee.  Any primary credit insurance policies relating to the contracts underlying a series of securities will be generally described in the related prospectus supplement.

Although the terms of a particular policy may differ, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan generally will consist of the insured portion of the unpaid principal balance of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•

all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

•

hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•

amounts expended but not approved by the primary mortgage insurer;

•

claim payments previously made by the primary mortgage insurer; and

•

unpaid premiums.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the borrower:

(1)

advance or discharge:

(A)

all hazard insurance premiums; and

(B)

as necessary and approved in advance by the primary mortgage insurer:

•

real estate property taxes;

•

all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

•

property sales expenses;

•

any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

•

foreclosure costs, including court costs and reasonable attorneys’ fees;

(2)

in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

(3)

tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

(1)

no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

(2)

written notice must be given to the primary mortgage insurer within 10 days (or another specified period) after the related insured becomes aware that a borrower is delinquent in the payment of a sum equal to the total of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the borrower’s interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

(3)

the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the notice period described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

(4)

the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

(5)

the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

(6)

the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

A primary mortgage insurance policy covering a group of loans may be subject to an aggregate loss coverage limitation or other limitation if specified in the applicable prospectus supplement.

FHA Insurance and VA Guarantees

Any FHA insurance or VA guarantees relating to contracts underlying a series of securities will be described in the related prospectus supplement, to the extent not described in this prospectus.  Further information regarding FHA insurance and VA guarantees applicable to mortgage loans is provided under “Certain Legal Aspects of Loans and Contracts — FHA Insurance and VA Guaranty” in this prospectus.

Standard Hazard Insurance Policies on Mortgage Loans

The agreements for a series will generally require that standard hazard insurance policies covering the mortgage loans provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage.  In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions.  The most significant terms of these policies, however, generally will be determined by state law and generally will be similar.

Most standard hazard insurance policies typically will not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudslides, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of (unless otherwise specified):

•

the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

•

the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

The agreements will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan or on a condominium unit.  Generally, the cooperative (or condominium project) itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower’s cooperative dwelling or that cooperative’s building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit enhancement; the same would be true for a condominium.

Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudslides and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to cooperative loans could affect distributions to securityholders.

With respect to mortgage loans secured by commercial property, mixed use property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property.  The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, mixed use property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

Standard Hazard Insurance Policies on Manufactured Homes

The agreements for a series will generally require that the servicer cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy will be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy.  When a manufactured home’s location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.  Each standard hazard insurance policy will contain a standard loss payee clause in favor of the servicer and its successors and assigns.  If any borrower is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the borrower’s obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

The master servicer or applicable servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the borrower to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the borrower’s interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies.  Any blanket policy will be substantially in the form and in the amount carried by the servicer as of the date of the applicable agreements.  The master servicer or applicable servicer will pay the premium for the policy on the basis described in that policy and will pay any deductible amount with respect to claims under the policy relating to the contracts.  If the insurer thereunder ceases to be acceptable to the master servicer or servicer, the master servicer or servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies”) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain commercial, multifamily and mixed use loans.  An Environmental Policy will generally cover most commercial loans originated by affiliates of the depositor if so specified in the applicable prospectus supplement; however, the depositor expects that loans acquired from other sources will not be covered by environmental insurance.  Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits.  Subject to the terms of the applicable policy, if a mortgaged property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Pool Insurance Policies

If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool, or a specified portion of a pool, underlying securities of that series.  The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement.  Each pool insurance policy will cover any loss, subject to the limitations described below and in the applicable prospectus supplement, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee.  The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement.  A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below.  Any pool insurance policies relating to the mortgage loans or contracts will be described in the related prospectus supplement.

A pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required:

(1)

to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

(2)

to advance, as necessary and approved in advance by the pool insurer,

•

real estate property taxes;

•

all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

•

property sales expenses;

•

any outstanding liens on the mortgaged property; and

•

foreclosure costs including court costs and reasonable attorneys’ fees; and

(3)

if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%.  FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined, unless otherwise specified, as follows:

(1)

the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

(2)

the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

(3)

advances as described above, less:

•

all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

•

amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•

any claims payments previously made by the pool insurer on the related mortgage loan;

•

due and unpaid premiums payable with respect to the pool insurance policy; and

•

all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy.  If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

•

that the restoration will increase the proceeds to the securityholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the master servicer; and

•

that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, liquidation proceeds, insurance proceeds, amounts in the reserve fund, if any, or payments under any other form of credit enhancement, if any, with respect to that series.

No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

(1)

fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

(2)

the exercise by the related insured of a “due-on-sale” clause or other similar provision in the mortgage loan.

Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred.  Such a breach, if it materially and adversely affects the interests of the securityholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under “The Agreements — Assignment of Primary Assets.”

The original amount of coverage under the pool insurance policy will be reduced over the life of the securities of the related series by the total dollar amount of claims paid less the total of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

The amount of claims paid will include certain expenses incurred by the master servicer or the servicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.  Accordingly, if total net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the securities of that series.  In addition, unless the servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, the servicer would not be obligated to make an advance respecting any delinquency, since the advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Advances” in this prospectus.

Any pool insurance policy for a contract pool underlying a series of securities will be described in the related prospectus supplement.

Special Hazard Insurance Policies

If stated in the related prospectus supplement, the trustee or servicer obtain a special hazard insurance policy for the mortgage pool underlying a series of securities.  A special hazard insurance policy for a mortgage pool underlying the securities of a series will be issued by the special hazard insurer named in the applicable prospectus supplement.  Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located.  The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils.  Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of:

•

the cost of repair or replacement of the mortgaged property; or

•

upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

No claim may be validly presented under a special hazard insurance policy unless:

•

hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

•

the related insured has acquired title to the mortgaged property as a result of default by the borrower.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property.  Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

The terms of the related agreements will require the master servicer to maintain the special hazard insurance policy in full force and effect throughout the term of the agreements.  If a pool insurance policy is required to be maintained pursuant to the related agreements, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy.  In that event, the related agreements will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

Any special hazard insurance policies for a contract pool underlying a series of securities will be described in the related prospectus supplement.

Mortgagor Bankruptcy Bond

In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan.  The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court.  In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding.  If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies.  Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement.  Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon.  The coverage of the mortgagor bankruptcy bond with respect to a series of securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

Yield and Prepayment Considerations

Yield

The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal payments on the related Primary Assets, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase.  This is particularly true for interest-only securities.  In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed.  This is particularly true for principal-only securities.  The effect of principal prepayments, liquidations and purchases of Loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest.  In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans.  In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates.  In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment.  In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the accompanying prospectus supplement, or may not be entitled to payments of interest at all.  A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date.  An adjustable interest rate may be calculated by reference to an index or otherwise.

The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans.  The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of Loans in the event of breaches of representations made for the loans by the seller and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate.

In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years.  The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans.  Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards.  A trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent.  The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies.  To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies.  The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under “The Agreements — The Pooling and Servicing Agreement,” in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination.  Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate.  The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate.  In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower’s circumstances.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure.  Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs.  For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan.  In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity.  Those loans pose a greater risk of default than fully-amortizing loans, because the borrower’s ability to make such a substantial payment at maturity will in most cases depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions.  None of the depositor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently.  Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to their principal balance and will bear interest at the applicable loan rate.

If stated in the accompanying prospectus supplement, a trust may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination.  Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment.  To the extent that the related borrower’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

Manufactured homes, unlike residential real estate properties, in most cases depreciate in value.  Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal balance outstanding under the related contract.

If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security.  In the event of a default under the terms of a letter of credit, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the Primary Assets underlying a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination.  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan or contract, the borrower under the mortgage loan or the borrower under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365.  Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received.  Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made.  Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities.  See “— Maturity and Prepayment” below.

Maturity and Prepayment

The original terms to maturity of the loans in a given trust will vary depending on the types of loans included in that trust.  The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust.  The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model.  The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model.  There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of some of the factors that may affect prepayment experience:

•

homeowner mobility;

•

economic conditions;

•

changes in borrowers’ housing needs;

•

job transfers;

•

unemployment;

•

borrowers’ equity in the properties securing the mortgages;

•

servicing decisions;

•

enforceability of due-on-sale clauses;

•

mortgage market interest rates;

•

mortgage recording taxes;

•

solicitations and the availability of mortgage funds; and

•

the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities.  The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years.  In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans.  Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty.  The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans or contracts.  The servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.  However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges.  As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

The inclusion in the a trust of mortgage loans with a negative amortization feature may affect the yields on the securities of the related series, because the amount of the borrower’s monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the amount of interest collections for any particular distribution date.  The negative amortization feature could result in periodic increases in the principal balances of the related mortgage loans.  Those mortgage loans may experience a higher rate of delinquency and default and a greater severity of loss than mortgage loans without this feature.

The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property.  In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract.  This assumption would have the effect of extending the average life of the mortgage loan or contract.  FHA loans and VA loans are not permitted to contain “due on sale” clauses, and are freely assumable.

An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption.  The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Due on Sale Clauses; Assumptions,” and “Certain Legal Aspects of Loans and Contracts — Enforceability of Certain Provisions” in this prospectus for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

The terms of the agreements for a specific series generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Due on Sale Clauses; Assumptions” and “Certain Legal Aspects of Loans and Contracts” in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property.  Upon any refinancing, the new loans will not be included in the related pool and the related servicer will be required to repurchase the affected mortgage loan.  A borrower may be legally entitled to require the servicer to allow a refinancing.  Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices.  If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

Mortgage loans made with respect to commercial properties, multifamily properties and mixed use properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan.  Prepayments of these mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and mixed use property.

If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust under the conditions stated in the related prospectus supplement.  For any series of securities for which the depositor has elected to treat the trust as a REMIC, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein) so as to constitute a “qualifying liquidation” thereunder.  In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust.  The sellers will also have certain repurchase obligations, as more fully described in this prospectus.  In addition, the mortgage loans underlying Underlying Securities may be subject to repurchase under circumstances similar to those described above.  Repurchases of the mortgage loans underlying Underlying Securities will have the same effect as prepayments in full.

The Agreements

The following summaries describe certain material provisions of the agreements.  The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements.  Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

General

Primary Assets will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the applicable seller or sellers to the depositor pursuant to a sale agreement or similar document (the “sale agreement”).  Pass-through certificates representing interests in a trust, or an Asset Group, that the trustee will elect to have treated as a REMIC, a FASIT or a grantor trust will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement or trust agreement among the depositor, the trustee and the master servicer or servicer, and any other parties identified in the applicable prospectus supplement, or a trust agreement among the depositor, the trustee and any other parties identified in the applicable prospectus supplement.  A series of notes issued by a trust will be issued pursuant to an indenture between the related trust and an indenture trustee named in the prospectus supplement.  In the case of a series of notes, the trust, the depositor and any other parties identified in the applicable prospectus supplement will also enter into an agreement, which may be referred to as a sale and servicing agreement, transfer and servicing agreement, or sale and collection agreement, with the indenture trustee.

The sale agreement or other similar document, pooling and servicing agreement, trust agreement, indenture, sale and servicing agreement, transfer and servicing agreement and sale and collection agreement, to the extent applicable to securities of a particular series, are referred to collectively as the “agreements” for that series.  In addition, the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable, are referred to as the “pooling and servicing agreement” for the applicable series.  In the case of a series of notes, the trust will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes.  The Primary Assets of a trust will be serviced in accordance with the agreements or one or more underlying servicing agreements.  In some cases, provisions regarding the servicing of Loans that are described in this prospectus as being included in the agreements may appear in the related servicing agreement.

Assignment of Primary Assets

General

The applicable seller or sellers will convey the Primary Assets to the depositor pursuant to a sale agreement.  Unless otherwise specified in the applicable prospectus supplement, the depositor will assign its rights under the sale agreement to the trust or trustee.  The trustee will have no recourse directly against the depositor except to the limited extent, if any, provided in the pooling and servicing agreement.

Mortgage Loans

The depositor will cause the Loans to be included in a trust to be assigned to the trustee, together with (generally) all principal and interest received on or with respect to those mortgage loans after the cut-off date, but not including principal and interest due on or before the cut-off date.  The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor or its designee in exchange for the Loans.  Each mortgage loan will be identified in a schedule appearing as an exhibit to a related agreement.  The schedule will include information such as the adjusted principal balance of each mortgage loan as of the cut-off date, as well as information respecting the interest rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the mortgage note and the loan-to-value ratio of the mortgage loan.

If stated in the applicable prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of mortgages for a mortgage loan in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS System.  For trust assets registered through the MERS System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

In addition, unless otherwise specified in the applicable prospectus supplement the depositor will, as to each mortgage loan that is not a cooperative loan, deliver or cause to be delivered to the trustee, or to its custodian, the mortgage note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS, an assignment of the mortgage in recordable form.  With respect to any mortgage not returned from the public recording office, the depositor will, unless otherwise specified in the applicable prospectus supplement, deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office.  Unless otherwise specified in the applicable prospectus supplement, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.  In other cases, the mortgage notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement.  In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and mixed-use mortgage loans, unless otherwise specified in the applicable prospectus supplement the depositor will deliver or cause to be delivered to the trustee or its custodian, if applicable, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any cooperative loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers.  A financing statement will be filed in the appropriate office evidencing the trustee’s security interest in each cooperative loan.

The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt, review the mortgage loan documents.  If the seller or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the seller or other entity will be obligated as provided in the related agreements to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trust within the time period specified in the related prospectus supplement at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances (as defined herein) made by the servicer in respect of the related mortgage loan.  This purchase obligation and any related indemnity will constitute the sole remedy available to the securityholders or the trustee for a material omission or defect in a constituent document.  If stated in the related prospectus supplement, mortgage loans will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

If stated in the applicable prospectus supplement, with respect to the mortgage loans in a pool, the depositor or the seller will make representations and warranties as to certain matters regarding the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan.  See “The Trusts and the Trust Assets — Assignment of Primary Assets” in this prospectus.  In addition, if stated in the related prospectus supplement, the depositor or the seller will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan is more than 30 days delinquent as to payment of principal and interest.  Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of securityholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph.  In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph.  This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the seller.

Within the period, if any, specified in the related prospectus supplement following the date of issuance of a series of securities, the applicable seller or the depositor may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of securityholders.  The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in the prospectus supplement.

If stated in related prospectus supplement, mortgage loans may be transferred to the trust with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies.  If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below.  The special servicer may also be a party to the agreements with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

Contracts

The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together (generally) with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date.  If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract.  The trustee will, concurrently with the assignment of contracts, deliver the securities to the depositor or its designee in exchange for the contracts.  Each contract will be identified in a schedule appearing as an exhibit to a related agreement.  That contract schedule will specify, with respect to each contract, among other things:

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the original principal balance and the adjusted principal balance as of the close of business on the cut-off date;

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the annual percentage rate;

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the current scheduled monthly level payment of principal and interest; and

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the maturity of the contract.

In addition, unless otherwise specified in the applicable prospectus supplement the depositor, as to each contract, will deliver or cause to be delivered to the trustee or its custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract.  In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement.  In order to give notice of the right, title and interest of the securityholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral.  If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust.  However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust.  Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the securityholders in the contracts could be defeated.  See “Certain Legal Aspects of Loans and Contracts — Contracts for Deed” in this prospectus.

The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt.  If any contract document is found to be defective in any material respect as provided in the related agreements, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement.  If the defect is not cured, the related seller will be required to repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal (unless otherwise specified) to:

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the remaining unpaid principal balance of the defective contract; or

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in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

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in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract.  The repurchase obligation and any related indemnity constitutes the sole remedy available to the securityholders or the trustee for a material defect in a contract document.

If stated in the applicable prospectus supplement, with respect to the contracts in a pool, the depositor or the seller will make representations and warranties as to certain matters regarding the related contracts and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each contract.  See “The Trusts and the Trust Assets — Assignment of Primary Assets” in this prospectus.  In addition, if stated in the related prospectus supplement, the depositor or the seller will represent and warrant that, as of the cut-off date for the related series of securities, no contract is more than 30 days delinquent as to payment of principal and interest.  Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of securityholders, the depositor or the seller, as applicable, will be obligated as provided in the related documents either to cure the breach in all material respects or to purchase the contract at the purchase price set forth in the previous paragraph.  In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph.  This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the seller.

If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

If stated in related prospectus supplement, contracts may be transferred to the trust with documentation of defects or omissions, such as missing documents.  If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those contracts if the defect or omission is not cured.

If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the contracts as the agent of the trustee.

Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the contracts assigned to the trustee as more fully set forth below.  The special servicer may also be a party to the agreement with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

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Agency and Non-Agency Securities

Pursuant to the applicable agreements for a series of securities as to which Agency or Non-Agency Securities are included in the related trust, the depositor will cause the Underlying Securities to be transferred to the trustee together with all principal and interest payable thereon after the date specified in the applicable prospectus supplement.  Each Underlying Security included in a trust will be identified in a schedule appearing as an exhibit to the applicable agreement.  The schedule will include information as to the principal balance of each Underlying Security as of the date of issuance of the securities and its interest rate.  In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Underlying Security that is included in a trust and to provide for all distributions on each Underlying Security to be made directly to the trustee.

In connection with the assignment of Underlying Securities to the trustee, the depositor or seller will make certain limited representations and warranties in the related agreements as to, among other things, its ownership of the Underlying Securities.  In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of securityholders in the Underlying Securities , the depositor or seller will be required to repurchase the affected Underlying Securities at a price equal (unless otherwise specified)  to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related interest rate to the distribution date for the Underlying Securities.  The Underlying Securities with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement.  Any amounts received in respect of repurchases of Underlying Securities will be distributed to securityholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Underlying Securities.

If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of securities, the depositor or seller may, in lieu of the repurchase obligation described above, and in certain other circumstances, deliver to the trustee new Underlying Securities in substitution for any one or more of the Underlying Securities initially included in the trust.  The required characteristics or any such substitute Underlying Securities and any additional restrictions relating to the substitution of Underlying Securities will be set forth in the related prospectus supplement.

The Pooling and Servicing Agreement and the Servicing Agreements

The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement, sale and servicing agreement, transfer and servicing agreement or sale and collection agreement, and to the servicing agreements.

General

If the securities of a series consist of pass-through certificates, the certificates will be issued pursuant to the pooling and servicing agreement.  If the securities of a series consist of notes and certificates, the notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

The pooling and servicing agreement for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.

Servicing

Each servicer will be required to service the Loans in accordance with the provisions of the applicable servicing agreement under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreement.  Unless otherwise specified in the applicable prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by any servicer, except, unless otherwise specified in the applicable prospectus supplement, as described under “— Advances” below.  In addition, otherwise specified in the applicable prospectus supplement, the master servicer will not be responsible for the supervision of the activities of the servicers related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of real property to which title has been taken by the servicer by foreclosure, deed-in-lieu of foreclosure or otherwise (“REO property”).  If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer will be obligated to terminate that servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreement), appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

A servicer will be permitted, subject to the provisions of the servicing agreement, to modify the terms of a mortgage loan in order to prevent default or to mitigate a loss.  These modifications could include, for example, changes in the applicable mortgage loan interest rate, monthly payment amount or maturity date (provided, however, that no maturity date may be extended past the maturity date of the mortgage loan with the latest maturity date as of the closing date), or forgiveness of defaulted payments.

A servicer will have the discretion to waive prepayment premiums as provided in the related servicing agreement.

The depositor or an affiliate of the depositor may retain ownership of the servicing rights with respect to certain of the mortgage loans, and may transfer those servicing rights, subject to the conditions set forth in the pooling and servicing agreement, and may transfer the servicing related thereto to one or more successor servicers at any time, subject to the conditions set forth in the applicable servicing agreement and the pooling and servicing agreement, including the requirement that, in the case of transfers to a successor servicer other than a servicer identified in the applicable prospectus supplement, each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the securities of the related series.

Affiliates of the depositor may undertake certain limited loss mitigation and foreclosure efforts with respect to defaulted mortgage loans.

Certain of the FHA mortgage loans and VA mortgage loans in a trust will, if specified in the applicable prospectus supplement, be serviced on a full recourse basis.  See “— Full Recourse Servicing of Certain FHA and VA Mortgage Loans” below.

A servicer may, to the extent permitted by law and if provided in the applicable servicing agreement, establish and maintain an escrow in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items.  This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made.  Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in that escrow account, if required, and to clear and terminate that escrow account.  The servicer will be responsible for the administration of each escrow account and will be obligated, to the extent provided in the applicable servicing agreement, to make advances to those accounts when a deficiency exists in any of those escrow accounts.  Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related rating agency, covering loss occasioned by the failure to escrow such amounts.

Collections and Remittances

Each servicing agreement will require that the applicable servicer remit to the master servicer for deposit in a segregated account (the “collection account”) on a monthly basis collections and other recoveries in respect of the Mortgage Loans, as reduced by the Servicing Fees for the related period and by the amount of any prior Advances and expenses reimbursable to such servicer.  The master servicer may make withdrawals from the collection account, to the extent provided in the pooling and servicing agreement, for the following purposes:

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to withdraw amounts deposited in error;

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to make distributions of retained interest to any retained interest holder;

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if so provided in the applicable prospectus supplement, to pay itself income earned (net of losses) on investment of funds in the collection account;

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to reimburse itself or a servicer for outstanding Advances, as provided in the agreements;

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to reimburse itself or a servicer for liquidation expenses and other amounts related to operation, maintenance and disposition of REO property;

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to pay itself the master servicing fee;

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to reimburse itself and other parties for expenses to the extent provided in the pooling and servicing agreement;

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to reimburse a successor master servicer for amounts incurred in connection with the termination of a prior master servicer;

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to make such other payments as are provided for in the pooling and servicing agreement;

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to remit amounts to the trustee as provided in the pooling and servicing agreement; and

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to clear and termination the collection account upon termination of the trust.

The master servicer will be required to remit to the trustee on the date specified in the pooling and servicing agreement amounts for distribution to securityholders, as provided in the pooling and servicing agreement.

The trustee will establish and maintain a segregated account (the “distribution account”) on behalf of securityholders into which amounts released from the collection account will be deposited and from which distributions to securityholders will be made.  If notes are issued pursuant to an indenture, the trustee will establish separate distribution accounts for amounts payable to noteholders and certificateholders.

Standard Hazard Insurance

Unless otherwise provided in the applicable prospectus supplement, the terms of the servicing agreements will require each servicer to cause to be maintained for each mortgage loan that it services a standard hazard insurance policy covering the mortgaged property in an amount that is at least equal to the maximum insurable value of the improvements securing the mortgage loan or the principal balance of such mortgage loan, whichever is less.  Unless otherwise provided in the applicable prospectus supplement, each servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of (1) the replacement cost of the improvements that are a part of the mortgaged property and (2) the outstanding principal balance of the mortgage loan at the time it was acquired.  Any amounts collected by a servicer under the policies (other than amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with normal servicing procedures) will be deposited in the related servicing account and remitted to the master servicer for deposit in the collection account.  Unless otherwise provided in the applicable prospectus supplement, any cost incurred in maintaining any such insurance will not, for the purpose of calculating monthly distributions to securityholders, be added to the amount owing under the mortgage loan, notwithstanding that the terms of the mortgage loan may so permit.  This cost will be recoverable by a servicer only by withdrawal of funds from the custodial account as provided in the applicable servicing agreement.  Unless otherwise provided in the applicable prospectus supplement, no earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan, other than pursuant to the related mortgage loan documents or to such applicable laws and regulations as may at any time be in force and as shall require such additional insurance.  Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

Unless otherwise provided in the applicable prospectus supplement, the agreements will not require that a Standard Hazard Insurance Policy or a flood insurance policy be maintained on a condominium unit relating to any condominium loan.  See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” in this prospectus.

Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to the condominium loans could affect distributions to securityholders.

In the event that a servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related mortgage loans, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each mortgage loan.  This blanket policy may contain a deductible clause, in which case such servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the custodial account, the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property.  With respect to the mixed use loans and the multifamily loans, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation and rent loss insurance to cover income losses following damage or destruction of the mortgaged property.

See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” and “Insurance — Standard Hazard Insurance Policies on Manufactured Homes” in this prospectus.

Primary Mortgage Insurance

To the extent specified in the applicable prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or “insured,” under each primary mortgage insurance policy.  The servicer will not be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of securities that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related rating agencies.  See “Insurance — Primary Mortgage Insurance Policies” in this prospectus.

If specified in the applicable prospectus supplement, a pool level primary mortgage insurance policy will be obtained for a specified group of Loans.

Other Insurance

Unless otherwise specified in the applicable prospectus supplement, the agreements will not provide for special hazard insurance or other insurance coverage for the Loans.

Due on Sale Clauses; Assumptions

Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the conveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, (2) in certain cases, the servicer determines that such enforcement would adversely affect collectibility of the mortgage loans or would not be in the best economic interest of the securityholders.  In either such case, where the due-on-sale clause will not be exercised, a servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the mortgage loan will continue to be covered by any related Primary Mortgage Insurance Policy.  In the case of an FHA mortgage loan, such an assumption can occur only with HUD approval of the substitute borrower.  Each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note.  See “Certain Legal Aspects of Loans and Contracts — Due-on-Sale Clauses.”

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.  To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month’s interest, the applicable servicer, (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency.  To the extent specified in the applicable prospectus supplement, this obligation will be limited to the amount of the applicable servicer’s servicing fee for the related period or to some lesser amount.  Generally, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

Advances

The information in the following three paragraphs applies generally to the servicing of mortgage loans other than FHA mortgage loans and VA mortgage loans that are serviced on a full recourse basis, as described below.

Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a “delinquency advance”); provided, however, that with respect to delinquent balloon payments a servicer’s obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan.  References in this prospectus to delinquency advances do not include amounts advanced by a servicer in respect of a full recourse mortgage loan, as described below.

Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds.  The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses.  The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act or similar legislation or regulations.

The servicers generally will also be obligated to make servicing advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney’s fees (collectively, “servicing advances”).  Property protection expenses are certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

We refer to delinquency advances and servicing advances collectively as “Advances.”  If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer’s determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, Insurance Proceeds or Liquidation Proceeds from the mortgage loan as to which the unreimbursed Advance was made.  In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the servicers out of any funds in the custodial account prior to remittance to the master servicer and reimbursed to the master servicer out of any funds in the collection account prior to distribution on the securities.

Full Recourse Servicing of Certain FHA and VA Mortgage Loans

To the extent provided in the applicable prospectus supplement, a servicer will be required under the related servicing agreement to make certain payments from its own funds in respect of delinquencies and defaults on FHA and VA mortgage loans, and will not be reimbursed from the assets of the trust for those payments.  We refer to these FHA and VA mortgage loans as “full recourse mortgage loans.”

In general, if a servicer is required to make such payments, prior to each distribution date the servicer will be required to make advances (out of its own funds or funds held in its custodial account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the full recourse mortgage loans during the immediately preceding due period and delinquent at the close of business on the related determination date.  The servicer will be required to advance such amounts without regard to whether such amounts are deemed to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds, and without any right of reimbursement from the related custodial account or the collection account except as described below.  In addition, the servicer will be required under the related servicing agreement to remit to the master servicer on a monthly basis, from its own funds, the amount of any realized loss incurred during the related Due Period with respect to a full recourse mortgage loan, and the amount, generally, of any loss incurred as the result of a buydown (as defined herein) of a VA mortgage loan.

When a full recourse mortgage loan is liquidated, the servicer will be entitled to reimbursement to the extent that the total of all amounts collected and advanced with respect to such mortgage loan exceeds the sum of Monthly Payments received thereon and the outstanding principal balance thereof (plus interest accrued and unpaid) at the time of liquidation.

As described under “— Servicing” above, if the servicer fails to fulfill its obligations with respect to the servicing of the full recourse mortgage loans, the master servicer will be obligated to terminate the servicer as servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the related servicing agreement.  If the master servicer is unable to identify a successor servicer that is willing to service such mortgage loans on a full recourse basis, then the full recourse mortgage loans will be serviced generally as described elsewhere in this prospectus and not as described above.  Unless otherwise specified in the applicable prospectus supplement, neither the master servicer nor its affiliates will be obligated under any circumstances to service any mortgage loan on a full recourse basis

Foreclosure and Other Disposition

Under the servicing agreements, each servicer will be required to use its best efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  Generally, in connection with such foreclosure or other conversion, each servicer will follow such practices and procedures as are deemed necessary or advisable in accordance with generally accepted servicing customs and practices of the mortgage servicing industry, or as otherwise set forth in the related servicing agreement, except when, in the case of FHA mortgage loans or VA mortgage loans, applicable regulations require otherwise.  However, a servicer will not be required to expend its own funds towards the restoration of any property unless it determines that such restoration will increase the proceeds of liquidation of the related Loan to securityholders after reimbursement to itself for such expenses, and that such expenses will be recoverable to it either through liquidation proceeds, insurance proceeds or otherwise.

As an alternative to foreclosure, a servicer may sell a defaulted Loan if such servicer determines that such a sale is likely to increase the net proceeds of liquidation.

Evidence as to Compliance

The pooling and servicing agreement provides that each year during which the master servicer directly services any of the mortgage loans a firm of independent accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the master servicer’s performance of its servicing obligations under the pooling and servicing agreement and similar agreements and that, on the basis of such examination, such firm is of the opinion that the master servicing has been conducted in accordance with the terms of the pooling and servicing agreement, except for such exceptions as the firm believes to be immaterial and such other exceptions set forth in such statement.  The servicing agreements will require the servicers to furnish similar reports to the master servicer on an annual basis, together with an officer’s certification to the effect that, based upon a review of the activities of the servicer during the preceding calendar year, the servicer has fulfilled its obligations under the servicing agreement.

Errors and Omissions Coverage

The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing Compensation and Payment of Expenses

The master servicer will be paid the compensation specified in the applicable prospectus supplement.  This may be a monthly fee calculated as a fixed percentage on the principal balance of the Loans in the trust, investment income on funds on deposit in the collection account, a combination of these or another form of compensation specified in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each servicer will be paid a monthly fee (the “servicing fee”) calculated as a fixed percentage on the principal balance of the Loans serviced by it.  A special servicer may be paid an additional fee calculated as a percentage of recoveries on liquidated mortgage loans or such other method as is described in the prospectus supplement.  If an affiliate of the depositor owns the servicing rights relating to particular Loans, the servicing fee may be paid to the seller, and the seller will be responsible for paying the fees of the related servicer, which may be less than the related servicing fee described above.

Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account (a “servicing account”) pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers.

The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Master Servicer Default

A master servicer event of default under the pooling and servicing agreement will consist of: (1) any failure by the master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the note distribution account; (2) any failure by the master servicer to observe or perform any other of its covenants or agreements in the pooling and servicing agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 30 days after receipt of notice thereof as provided in the pooling and servicing agreement; (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer, and (4) any failure by the master servicer to deliver a report expressly required by the pooling and servicing agreement, and the continuation of such failure for a period of three business days after the date upon which written notice of such failure has been given to the master servicer by the seller, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default

So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing not less than 51% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee shall appoint a successor master servicer or, if no such successor master servicer is appointed by the trustee within 60 days (or such other period of time as provided in the pooling and servicing agreement)), the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement  and will be entitled to similar compensation arrangements.  In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer.  Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity.  The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

Amendment

In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error, (iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iii) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account must be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the trust, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

The pooling and servicing agreement may also be amended by the parties with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 66-2/3% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the Loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.

Optional Purchase or Substitution of Assets; Termination

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the trust and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the Loans or securities to a specified level.  The purchase price will be specified in the applicable prospectus supplement.  In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for dale of the property of the trust to the highest bidder.  This auction may or may not be subject to a minimum bid price.

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain Loans or a specified proportion of Loans, or to substitute new loans for certain Loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights

Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement.  If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 51% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 30-day period by securityholders having not less than 51% of the voting rights.  However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.

Certain Risks

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the pooling and servicing agreement pursuant to Section 365 of the Bankruptcy Code, thus forcing the trustee to appoint a successor servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the Loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement.  These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer.  If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust.  Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

The Indenture

Modification of Indenture

If a trust has issued notes pursuant to an indenture, the trust and the indenture trustee may, with the consent of holders of  66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding notes of the related series (or of one or more specified classes of notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

Without the consent of noteholders, the trust and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  However, without the consent of each Noteholder affected by the provisions of a supplemental indenture, no supplemental indenture will:

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change the amount of, or delay the timing of, payments on any note;

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alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the transfer and servicing agreement;

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reduce the proportion of notes required to consent to a supplemental indenture; or

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permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture

Events of default under an indenture (each, an “indenture default”) will generally consist, unless otherwise specified, of:

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a default for five days or more in the payment of any interest on any note of the class of notes then outstanding that has the highest priority of payment of interest (the “highest priority class”);

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 a default in the payment of the entire principal of any note having a principal balance or the entire amount due on any interest-only notes on the applicable maturity date;

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a default in the observance or performance of any covenant or agreement of the Issuer made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer as provided in the indenture;

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any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Issuer as provided in the indenture; or

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certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

If an indenture default occurs and is continuing, the indenture trustee or holders of a majority by percentage interest of the highest priority class notes then outstanding may declare the principal of the notes having principal balances, and all amounts due on any interest-only notes, to be immediately due and payable.  Such declaration may, under certain circumstances, be rescinded by the holders of a majority by percentage interest of such highest priority class notes.

If the notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the Loans and other assets of the trust pledged to secure the notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration.  However, the indenture trustee is prohibited from selling the Loans and related assets following an indenture default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any highest priority class note, unless (1) the holders of all outstanding notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (3) the indenture trustee determines that the proceeds of the Loans and the other property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% (or such other percentage as is specified) of the aggregate outstanding principal balance of the notes.

If the collateral securing the notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture.  In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all notes remaining outstanding have been repaid in full.

If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request.  Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

Except as described above in the case of an indenture default, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

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such holder previously has given to the Indenture Trustee written notice of a continuing indenture default;

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the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

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such holder or holders have offered the indenture trustee reasonable indemnity;

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the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and

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no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

Covenants

Each indenture will provide generally that the related trust will not, among other things:

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so long as any notes are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

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except as expressly permitted by the indenture or the transfer and servicing agreement, sell, transfer or otherwise dispose of the assets of the trust, unless directed to do so by the indenture trustee;

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claim any credit on, or make any deduction from the principal or interest payable in respect of, the notes of the related series(other than amounts withheld under the Code) or assert any claim against any present or former Noteholder by reason of the payment of taxes levied or assessed upon any part of the collateral;

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permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as expressly provided by the indenture;

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permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

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take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the indenture trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee nor the owner trustee in their respective individual capacities, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.

Indenture Trustee’s Annual Report

To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the notes.

The Trust Agreement

Each trust that is an obligor on notes issued under an indenture will be organized pursuant to a trust agreement as a statutory business trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally;

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issuing notes pursuant to an indenture and to conducting an offering of the notes;

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issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

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acquiring Loans and other property from the depositor and, pursuant to an indenture, pledging the Loans to the indenture trustee as security for the trust’s obligations under the notes;

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entering into and performing its obligations under the transfer and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;

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entering into any applicable interest rate cap or swap agreements;

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such other purposes as are described in the applicable prospectus supplement;

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engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

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engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the transfer and servicing agreement and related documents/

Reports to Securityholders

The pooling and servicing agreement will provide that on each distribution date, the trustee will make available to each securityholder of record a statement or statements, based (if applicable) on information provided by the master servicer, setting forth generally the following information, to the extent applicable and to the extent specified in the pooling and servicing agreement:

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the amount of the distribution with respect to each class of securities;

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the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

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the amount of such distributions allocable to interest;

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the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

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if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

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the amount of any Advances for such distribution date, and the amount of any outstanding Advances remaining after such distribution date;

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the purchase price deposited into the collection account with respect to any mortgage loan;

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the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

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the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

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the pool balance as of such distribution;

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any applied loss amount applied to any class of securities;

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the amount of any basis risk shortfall with respect to any class of securities;

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the overcollateralization amount for such distribution date;

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the amount of any shortfalls in distributions of interest with respect to each class of Notes on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

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the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

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the amount of fees paid to the trustee, the custodian, the master servicer and the servicers for such distribution date; and

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such other information as is required under the pooling and servicing agreement.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year.  This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an internet web site, provided that access to such website is limited as provided in the pooling and servicing agreement.  In the event that an internet web site is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

The Trustees; Agents

The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement.  References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

Each trustee’s liability in connection with the issuance and sale of securities of a series and its administration of the trust will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related trust for losses and expenses it may incur, to the extent provided in the applicable agreements.  Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee.  A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee.  Such a party will be entitled to compensation as described in the prospectus supplement.  In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

Loss Mitigation Advisor; Investment Manager; Other Parties

The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor that will perform the functions described in the applicable prospectus supplement, which may include analysis of Loan performance data and advising the servicer regarding servicing of defaulted loans, (2) an investment manager, which may be an affiliate of the depositor, for the limited purposes described in the prospectus supplement, or (3) such other parties performing such other functions as are described in the prospectus supplement.  Such parties will be entitled to compensation as described in the prospectus supplement.

Certain Legal Aspects of Loans and Contracts

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The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts that are general in nature.  Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

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Mortgage Loans

The mortgage loans are secured by first or junior mortgages, contracts for deed and deeds of trust.  The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.  It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers.  Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office.  There are two parties to a mortgage:  the borrower, who is the obligor under the loan and the property owner, and the mortgagee, which is the lender.  In a mortgage state, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan.  The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements.  However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease.  A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

Contracts for Deed

The mortgage loans may also consist of contracts for deed.  Under a contract for deed, the lender (referred to in this section as the “mortgagee”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of such contract for deed.  Only after full performance by the borrower of the contract for deed is the mortgagee obligated to convey title to the property to the borrower.  As with mortgage or deed of trust financing, during the effective period of the contract for deed, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.  The method of enforcing the rights of the mortgagee under a contract for deed varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the contract for deed strictly according to its terms.  The terms of contracts for deed generally provide that upon default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the borrower’s equitable interest in the property is forfeited.  The mortgagee in such a situation does not have to foreclose in order to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the borrower has recorded notice of the contract for deed) and an ejectment action to recover possession may be necessary.  In a few states, particularly in cases of default during the early years of a contract for deed, ejectment of the borrower and a forfeiture of his or her interest in the property will be permitted.  However, in most states, laws (analogous to mortgage laws) have been enacted to protect borrowers under contracts for deed from the harsh consequences of forfeiture.  These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the borrower a notice of default and some grace period during which the contract for deed may be reinstated upon full payment of the default amount.  Additionally, the borrower may have a post-foreclosure statutory redemption right, and, in some states, a borrower with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

In order to avoid the expense and administrative burden of recording the deeds to real property securing the contracts for deed in the name of the trustee, an affiliate of the depositor organized as a Delaware statutory business trust, referred to in this prospectus as a title-holding trust, will retain record title to such deeds and other special interest assets and will cause the special interest certificate to be issued to the trustee.  An affiliate of the depositor will service the contracts for deed pursuant to a servicing agreement between the title-holding trust and the servicer.

Because the trustee will not appear as record holder to the real property securing a special interest asset in the registry of deeds or other appropriate local filing office, the trustee may not be able to directly assert the rights and seek the remedies detailed in the preceding paragraph and may require the assistance of the depositor, in its capacity as record holder of the related deed, in realizing upon the real property securing such special interest asset.  The title-holding trust will covenant to take such actions on behalf of the trustee, as beneficiary under the special interest certificate, as may be necessary to permit the trustee to realize upon the security for the special interest assets.

Because the title-holding trust retains record title to the real property that is the subject of a contract for deed, the title-holding trust retains the power to transfer to a bona fide purchaser for value a deed conveying the legal title to such real property and the economic benefits that accrue to the legal title holder under the contract for deed, which economic benefits have previously been assigned to the trustee as holder of the special interest certificate.  Depending upon applicable state law, such bona fide purchaser will have priority over the trustee if it receives the deed without notice of the trustee’s interest or if the purchaser, without notice of the trustee’s interest, records the deed before the trustee records a deed conveying legal title to the real property to it.  In addition, if the title-holding trust were to become a debtor under the United States Bankruptcy Code (the “Bankruptcy Code”), a trustee in bankruptcy or the title-holding trust as debtor in possession could avoid the interest of the trustee under the special interest certificate pursuant to its “strong arm” avoiding power under Section 544(a)(3) of the Bankruptcy Code, and therefore include in the title-holding trust’s bankruptcy estate the legal title to such real property and the economic benefits that accrue to the seller under the contract for deed.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

The rights of the trustee (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the applicable servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan.  As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust.  Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust.  The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.  In those states, the borrower or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired.  Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.  While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance.  If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance.  Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens.  Priority of advances under a future advance clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust.  Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor.  All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished.  For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement.  If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperatives

Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, is also responsible for meeting these mortgage or rental obligations.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.  Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “— Realizing Upon Cooperative Security.”

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code.  In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders.  By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis.  Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such section for any particular year.  In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts

General

A manufactured housing contract evidences both:

•

the obligation of the borrower to repay the loan evidenced by the contract; and

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the grant of a security interest in the manufactured home to secure repayment of the loan.

Certain aspects of both features of manufactured housing contracts are described below.

Security Interests in Manufactured Homes

The law governing perfection of a security interest in a manufactured home varies from state to state.  Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law.  In some non-title states, perfection under the provisions of the Uniform Commercial Code in the applicable jurisdiction (the “UCC”) is required.  The lender or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered.  If the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the securityholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract.  As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located.  These filings must be made in the real estate records office of the county where the manufactured home is located.  In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller’s security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.  In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws.  If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related securityholders would be against the seller under its repurchase obligation for breach of representations or warranties.

The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the securityholders.  See “The Agreements — Assignment of Primary Assets” in this prospectus.  If stated in the applicable prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party.  In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party.  Accordingly, the depositor or any other entity that may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee’s security interest in the state, the security interest in the manufactured home will cease to be perfected.  While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

When a borrower under a manufactured housing contract sells a manufactured home, the trustee or the servicer on behalf of the trustee must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.  The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer.  The Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”)  preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes.  To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest.  The applicable seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract.  However, liens could arise at any time during the term of a manufactured housing contract.  No notice will be given to the trustee or securityholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreements.

To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered.  Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the related agreements, the seller or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian, unless otherwise specified in the applicable prospectus supplement.  In addition, the servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee’s ownership of the manufactured housing contracts.  If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee.  In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee.  Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee’s interest in the manufactured housing contracts could be defeated.  Even if unsuccessful, these claims could delay payments to the related trust and securityholders.  If successful, losses to the related trust and securityholders also could result.  To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans.  See “— Mortgage Loans” above.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.  If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained therein.

Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust.  In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders.  If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.  Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale.  However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “— Rights of Redemption” below) and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale.  Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale.  The costs of operating and maintaining commercial and mixed use property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisors’) perception of the quality of such operations.  Frequently, the lender employs a third-party management company to manage and operate the property.  The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of mortgage insurance proceeds or proceeds from FHA insurance or a VA guaranty.

In addition to applicable state law, a mortgagee’s ability to foreclose on an FHA mortgage loan or a VA mortgage loan is limited by the regulations promulgated and procedures prescribed by such agencies.

Realizing Upon Cooperative Security

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement.  The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates.  In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder.  Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale.  In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes.  In some states, the right to redeem is an equitable right.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Borrowers under installment contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans.  Where redemption statutes do exist under state laws for installment contracts, the redemption period is usually far shorter than for mortgages.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale.  The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC.  Some courts have construed the provisions of the UCC regarding a secured party’s right to dispose of collateral after default to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, in a Chapter 13 case under the Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness.  A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  Certain court decisions have applied such relief to claims secured by the debtor’s principal residence.

The Bankruptcy Code and the laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust.  Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans.  These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations.  These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.

The mortgage securing each mortgage loan relating to commercial, multifamily property or mixed use property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the applicable lender, while retaining a license to collect the rents so long as there is no default.  In the event the borrower defaults, the license terminates and the trustee (as the assignee of such assignment) is entitled to collect the rents.  The trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a bankruptcy trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case.  If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition.  As a consequence, the other party or parties to such executory contract or unexpired lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan.  Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee.  In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease.  Thus, an undetermined third party may assume the obligations of the lessee or a borrower under a lease in the event of commencement of a case under the Bankruptcy Code with respect to the lessee or a borrower, as applicable.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in- possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.

Bankruptcy Laws

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case.  The delay and consequences thereof caused by such automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien.  Certain of the mortgaged properties may have a junior “wraparound” mortgage or deed of trust encumbering such mortgaged property.  In general terms, a “wraparound” mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the borrower under the wraparound mortgage.  As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances.  The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or reduction) of the final maturity date.  Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the full amount due under the original loan is never repaid.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

A “deficient valuation” with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the “outstanding balance”), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code.  As used in this prospectus, “deficient valuation” means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof.  If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan’s revised amortization schedule).  A “debt service reduction” with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case.  Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents.  Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or (3) to the extent other collateral may be substituted for the rents.

To the extent a borrower’s ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease.  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.

In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease.  If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate.  Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected.  Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee’s poor financial condition.  In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease.  Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the borrower under the related mortgage loan.  Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor’s mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is “adequate protection” of the existing mortgagee’s interest.  To the extent that a mortgage loan is secured only by a mortgage on the debtor’s principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such “superpriority” status pursuant to a reorganization plan under chapter 11 or chapter 13 of the Bankruptcy Code, but there has been no definitive judicial resolution of this question.

Both the House of Representatives and the Senate have passed major bankruptcy reform bills.  The two bills contain certain inconsistencies and, as of the date of this Memorandum, lawmakers have not resolved these differences through the conference process.  It is impossible to predict with any degree of certainty which, if any, of the substantial changes that are included in the two bills will be enacted.  Each of the bills contains provisions that could adversely affect the value of the mortgage loans.  No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from either of the bills as passed.

Due-on-Sale Clauses

The enforceability of “due-on-sale” clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied.  However, the Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.  The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.  State and federal statutes or regulations may also limit a lender’s right to collect a prepayment penalty when the prepayment is caused by the lender’s acceleration of the loan pursuant to a due-on-sale clause.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Pursuant to the agreements, late charges and certain other fees (to the extent permitted by law and not waived by the applicable servicer) may be retained by the applicable servicer or master servicer as additional servicing compensation.

Some of the commercial loans, multifamily loans and mixed use loans included in a trust will include a “debt-acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices.  The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts.  For example, a lender’s practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause.  State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default.  Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents.  Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.  In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a junior mortgage or deed of trust affecting the property.  In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks  Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan.  In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where the mortgaged properties are located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state.  In several states such lien has priority over the lien of an existing mortgage against such property.  Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee.  Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property.  Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender.  Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.”  The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations.  Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA.  CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.”  The definition of “hazardous substances” under CERCLA specifically excludes petroleum products.  Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”).  Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks.  However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

Unless otherwise stated in the applicable prospectus supplement, the seller will represent, as of the applicable date described in this prospectus, that either (1) to the best of its knowledge no mortgaged property securing a commercial loan, a multifamily loan or a mixed use loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such mortgaged property or which would subject the owner or operator of such mortgaged property or a lender secured by such mortgaged property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the mortgaged property which are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an environmental insurance policy is in effect with respect to each affected mortgaged property.  In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the mortgaged property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected mortgaged property is in the best economic interest of securityholders.  Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan.  However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents.  Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Soldiers’ and Sailors’ Relief Act

Under the terms of the Soldiers’ and Sailors Civil Relief Act of 1940, as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender.  Any shortfall in interest collections on the related mortgage loans resulting from the application of the Relief Act or similar state laws ((“Relief Act shortfalls”), to the extent not covered by any applicable enhancements, could result in losses to the holders of the securities.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state law.  Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act.  In addition, the Relief Act imposes limitations that would impair the ability of the servicers to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three months thereafter.  Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions.  Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”).  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the “NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII authorized any state to reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions.  Certain states have taken such action.

Consumer Protection Laws

The Reigle Community Development and Regulatory Improvement Act of 1994 (the “Reigle Act”) incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act (“TILA”).  These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans.  In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455.  The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995.  These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans.  In addition, any assignee of a creditor, including the trust and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Mortgage loans are also subject to various other federal laws, including (1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers’ credit experience.  Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages.

State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.  Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the trust to damages.

Applicability of Usury Laws

Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Commercial, Multifamily and Mixed Use Loans

The market value of any commercial, multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, or such other factors as are considered by the originator.  Because a default on a commercial loan, multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced.  With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

Some of the commercial, multifamily and mixed use loans are secured by an assignment of leases (each , a “lease”) and rents of one or more lessees (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage.  Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan.  In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents.  Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases.  Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease.  However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.  See “—Bankruptcy Laws” above.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans secured by commercial property, mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans.  Some of the mortgage loans secured by commercial property, mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.  Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender.  Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Type of Mortgaged Property

Securityholders may be subject to additional risk depending upon the type and use of the mortgaged property in question.  Mortgages on mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the person(s) appointed or elected by the condominium unit owners to govern the affairs of the condominium.  A “condominium form” of ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units.  In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

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The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction.  To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required.  If a trustee or servicer fails to file any necessary continuation statement, another creditor’s security interest in the related property could have priority over the security interest of the related trust.

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Repossession of personal property is governed by state law and is subject to certain limitations.  Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below.  To the extent that amounts payable under the applicable Policy are insufficient to cover losses in respect of the related mortgage loan, any such loss in excess of the applicable credit enhancement will be borne by securityholders.

Under both the FHA and VA programs the servicers must follow certain prescribed procedures in submitting claims for payment.  Failure to follow such procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated mortgage loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA Insurance

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the National Housing Act of 1934, as amended (the “National Housing Act”), and the United States Housing Act of 1937, as amended.  FHA mortgage loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units as well as to refinance an existing mortgage.  These programs generally limit the principal balance of the mortgage loans insured.  Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%.  Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA mortgage loans will be collected by the servicers and paid to FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD.  With respect to a defaulted FHA mortgage loan, a servicer is limited in its ability to initiate foreclosure proceedings.  Servicers of FHA mortgage loans are required to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of loss mitigation plans with the borrower.  Such relief may involve forbearance, the reduction or suspension of monthly payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage loan, loan modification and the rescheduling or other adjustment of payments due under the mortgage loan up to or beyond the scheduled maturity date.  In addition, in certain instances, HUD may provide relief by making partial claim payment for the delinquent amounts due under the mortgage loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD).  With certain exceptions, at least three full installments must be due and unpaid under the mortgage loan before a servicer may initiate foreclosure proceedings.

HUD monitors the servicing of insured mortgage loans and reviews servicers to ensure that they are offering appropriate loss mitigation options to borrowers in accordance with HUD requirements.  In cases in which HUD determines that servicers are not properly servicing insured mortgage loans and are not offering loss mitigation options to delinquent borrowers, HUD may seek to require the servicer to indemnify HUD against any losses it sustains.

To help ensure that mortgagees provide the required assistance to borrowers and offer them appropriate loss mitigation alternatives, Congress amended the National Housing Act to include the failure to engage in loss mitigation actions as grounds for the imposition of a civil money penalty against a mortgagee.  The penalty for failing to engage in loss mitigation activities is set by statute at three times the amount of any insurance benefits claimed by the mortgagee with respect to any mortgage loan for which the mortgagee failed to engage in such loss mitigation actions.  To date, however, HUD has not adopted implementing regulations.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Current practice is to pay such claims in cash, and claims have not been paid in debentures since 1965.  HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.  The related servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA mortgage loan for an amount equal to the principal balance of such debenture.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default.  When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than such accrued interest.  As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the mortgage Rate on the related mortgage loan.  Such negative interest spread between the debenture rate and the mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders.  The interest payable may be curtailed if a servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process.  When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Guaranty

VA mortgage loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan.  The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.  The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan.  At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months.  Generally, a claim for the guarantee is submitted after foreclosure and after the mortgagee files with the VA a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”).  In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property.  The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan.  The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to such defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to such reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “buydown”).  In the case of a buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan.  The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above.  As a result of such limitations, losses associated with defaulted VA mortgage loans could be substantial.

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Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities.  This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor.  This discussion is based on authorities that are subject to change or differing interpretations.  Any such change or differing interpretation could be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners (as defined herein) that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code.  The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership and disposition of securities.  We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership and disposition of securities.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

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“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

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“Code,” we mean the Internal Revenue Code of 1986, as amended;

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“IRS,” we mean the Internal Revenue Service;

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“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (1) a citizen or resident of the United States; (2) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (3) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (4) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (5) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

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REMIC securities,

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FASIT securities,

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notes issued by a trust, including a trust for which a REIT election has been made, and

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trust securities issued by trusts for which a REMIC or FASIT election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement.  Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities.  The discussions under “—Special Tax Attributes” and “—Backup Withholding” below address all types of securities.

REMIC Securities Generally

With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement or other applicable agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code.  The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest.  We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular security.”  REMIC regular securities generally will be treated for federal income tax purposes as debt instruments issued by the REMIC.  The tax treatment of securities treated as debt instruments, including REMIC regular securities, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  You should be aware, however, that although you  normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular security in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.”  The tax treatment of REMIC residual securities is discussed under “—REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC in which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “— Special Tax Attributes” below.  In the case of an inadvertent termination of REMIC status, the United States Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”).  The outside reserve fund typically would be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

FASIT Securities Generally

With respect to each series of FASIT securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust will qualify as a “FASIT” within the meaning of Section 860L of the Code.  In such case, the securities will represent one or more classes of FASIT regular interests, which we refer to herein as “FASIT regular securities,” and a single ownership interest, which we refer to herein as the “Ownership Certificate.”  The prospectus supplement for FASIT securities will identify the regular interests and ownership interest in the FASIT.

FASIT regular securities generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such securities under an accrual method of accounting, even if it otherwise would have used another method.  The tax treatment of securities treated as debt instruments, including FASIT regular securities, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.

Certain FASIT regular interests, referred to as “High-Yield Interests,” are subject to special rules.  The applicable prospectus supplement will identify those FASIT regular securities, if any, that are High-Yield Interests.  Generally, High-Yield Interests may be held only by domestic “C” corporations, other FASITs and dealers in securities who hold such interests in inventory.  If a securities dealer (other than a domestic “C” corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate.  In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes.  In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular security that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security that have the same features as High-Yield Interests.

The Ownership Certificate in a FASIT must be held by an “eligible corporation” within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable “C” corporation other than a REIT, regulated investment company or cooperative).  The tax treatment of Ownership securities is discussed under “— FASIT Ownership Certificates” below.

Qualification as a FASIT requires ongoing compliance with certain conditions.  If a trust for which a FASIT election has been made fails to comply with one or more of the Code’s ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter.  If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain.  The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership.  The FASIT regular securities could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT.  Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued.  It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT’s income for a period of time in which the requirements for FASIT status are not satisfied.

On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs.  Subject to certain exceptions, the proposed regulations would become effective only at the time the regulations are issued in final form.  Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

Issuance of Notes Generally

For each issuance of notes by a trust (which does not make a REMIC or FASIT election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the pooling and servicing agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes.  No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes.  The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes.  The tax treatment of securities treated as debt instruments is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “—Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”).  In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code.  The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Securities Generally

With respect to each series of trust securities for which no REMIC or FASIT election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the pooling and servicing agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a security will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the securities issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a security issued by the trust will be a partner in that partnership (we refer to such securities as “Partner Certificates”).  The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes.  The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (1) REMIC regular securities, (2) FASIT regular securities and (3) notes issued by a trust that does not make a REMIC or FASIT election.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount.  Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security  pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal balance (a “super premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular securities or FASIT regular securities, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting.  If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity.  Qualified Stated Interest payable on a REMIC regular security or FASIT regular security must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each distribution date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets.  The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes.  No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate.  The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.  It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium.  Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security.  Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a discount from its outstanding principal balance (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the Debt Security and (3) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero.  It appears that de minimis market discount would be reported in a manner similar to de minimis OID.  See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the United States Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code.  If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security).”  In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.  In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.  The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply.  If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.  Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above.  A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular securities or FASIT regular securities, or in the case of Debt Securities for which a REMIC of FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that:  (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness.  Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security.  The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular security that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner.  The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.  For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter.  The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day.  Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting.  There are, however, certain modifications.  First, a deduction is allowed for accruals of interest and OID on the REMIC regular securities issued by the REMIC.  Second, market discount will be included in income as it accrues, based on a constant yield to maturity method.  Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account.  Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code.  Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees.  See, however, “— Pass Through of Certain Expenses” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.  For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code.  See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules.  For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate.  If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions.  The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers.  Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions.  For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income.  For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year.  Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year.  Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year.  The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued  OID relating to those regular interests.  When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal balance of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal balance of that loan.  Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above.  The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (1) the daily portions of REMIC net loss taken into account by the Residual Owner and (2) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution.  The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero.  To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss.  Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC residual certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC.  Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Payments

The tax treatment of any payments made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate is unclear.  We recommend, therefore, that you consult your tax advisor concerning the tax treatment of such payments.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer.  For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement.  The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent.  The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.  For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code.  In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity.  Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income.  Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.  If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust.  See “-Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion concerning prepayment assumptions.

All transfers of REMIC residual securities will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded.  Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.  The applicable prospectus supplement will disclose whether offered REMIC residual securities may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations provide a safe harbor for transfers of REMIC residual securities and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes.  To qualify under the safe harbor set out in the regulations, (1) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (2) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (3) the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (4) either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporation sin transactions that qualify for the same “safe harbor” provision.  Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.  The regulations providing this safe harbor generally are applicable to transfers of residual interest on or after February 4, 2000, but certain provisions only apply to transfers of residual interests occurring on or after August 19, 2002.  The safe harbor rules contain additional detail regarding their application.  If you are a Residual Owner, we recommend that you consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual securities that have tax avoidance potential are disregarded for all federal income tax purposes.  If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate.  A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.  This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business.  Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate.  The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (1) the mortgage loans were issued after July  18, 1984, and (2) the trust to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form.  Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Excess Inclusions” above.  If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates.  If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “— Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”  Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual securities.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual securities of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual securities for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Securities” below.

Mark-to-Market Rule

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year.  The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT Ownership Certificates

An Ownership Certificate represents the residual equity interest in a FASIT.  As such, the beneficial owner of an Ownership Certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below).  In general, the character of the income to the beneficial owner of an Ownership Certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership Certificate is treated as ordinary income.  In determining that taxable income, the beneficial owner of an Ownership Certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT’s assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting.  In addition, the beneficial owner of the Ownership Certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests.  See “— Types of Securities — FASIT Securities Generally” above.

A Security Owner that holds an Ownership Certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular securities to the extent the value of the assets exceeds the Security Owner’s basis in those assets.  Moreover, in the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments.  Any gain recognized will increase the Security Owner’s basis in the assets held in the FASIT.  Proposed Treasury Regulations would, if issued in final form, provide that the Security Owner holding the Ownership Certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to the Ownership Certificate.  Accordingly, losses on dispositions of an Ownership Certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership Certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership Certificate.

The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any “prohibited transactions.”  Prohibited transactions include:

•

the receipt of income derived from assets that are not permitted assets,

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certain dispositions of permitted assets,

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the receipt of any income derived from any loan originated by a FASIT, and

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in certain cases, the receipt of income representing a servicing fee or other compensation.

Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of securities issued by a Grantor Trust:  “Standard Certificates” and “Stripped Certificates.”  Each security issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate.  First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only securities, all the securities of that trust likely will be Stripped Certificates.  Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the securities issued by the trust could be Stripped Certificates.  Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the securities of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”).  Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid.  As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under  “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments.  Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments — Information Reporting.”  Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates.  However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price.  In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “—Taxation of Standard Certificates” below.  In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate.  While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust.  Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period.  The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust.  As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate.  Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the security would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting.  In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets.  Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above.  Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses.  Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust.  In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income.  In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (1) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (2) 80 percent of the amount of itemized deductions otherwise allowable for that year.  This reduction is currently scheduled to be phased-out over a five-year period beginning 2006.  As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.  In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate.  Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate.  The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income.  See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition” above.  Any remaining gain or any loss will be capital gain or loss.  Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest.  In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns.  The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities.  See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments — Foreign Persons” above.

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax.  Instead, pursuant to the terms of the pooling and servicing agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates.  Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year.  The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.  The trustee will allocate that taxable income among the Partner Certificates.  The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above.  Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate.  If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate.  If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution.  The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale.  Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners.  The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners.  If the Partner Certificates are book entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller.  The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code.  To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement.  As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust.  The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1.  The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.  Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates.  In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates.  The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year.  Brokers and nominees who fail to provide the information may be subject to penalties.  However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership.  An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities

REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.  Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular securities also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code, and will be “permitted assets” within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs (“Tiered REMICs”) for federal income tax purposes.  Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement.  See “Types of Securities — REMIC Securities Generally” above.  Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

FASIT Regular Securities

FASIT regular securities held by a REIT will qualify as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and interest on such securities will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered.  Likewise, FASIT regular securities held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC securities would be so considered.  See “— REMIC Securities” above.

Non-REMIC and Non-FASIT Debt Securities

Debt Securities that are not REMIC regular securities or FASIT regular securities and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.”  Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.”  In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates.  We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs,  a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

State And Local Tax Considerations

In addition to the federal income tax consequences described above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law.  Such characterization could result in entity level income or franchise taxation of the trust.  We recommend that prospective investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing (each a “Benefit Plan”).  ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Benefit Plan be made in accordance with the documents governing the Benefit Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be fiduciary of the Benefit Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements.  Accordingly, assets of those plans may be invested in the securities subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.  Governmental plans are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code (“Similar Law”).

In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of “prohibited transactions” involving assets of Benefit Plans and, as relevant here, the acquisition, holding and disposition of the securities between a Benefit Plan and persons that are “parties in interest” as described in Section 3(14) of ERISA or “disqualified persons” as described in Section 4975 of the Code (collectively, “parties in interest”) with respect to such Benefit Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

In addition, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchase securities issued by that trust if assets of the trust were deemed to be assets of the Benefits Plan.  Under a regulation issued by the United States Department of Labor (the “DOL”) (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  A certificate will normally be treated as an equity interest for these purposes.

Debt Securities

Although there is little guidance on how the definition of “equity interest” described above applies, the depositor may from time to time determine that, at the time of their issuance, that the notes of a particular series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  This determination will be based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a direct prohibited transaction upon its acquisition from a party in interest such as the depositor, the underwriter or the trustee or their respective affiliates or an indirect prohibited transaction if the trust, the owner of 50% or more of the equity interests in the trust, the owner trustee, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan.  However, a number of prohibited transaction class exemptions (or “PTCEs”) issued by the DOL might apply to exempt a prohibited transaction arising by virtue of the purchase or holding of a note by or on behalf of, or with the assets of a Benefit Plan:  PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by independent qualified professional asset managers).  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the notes that might be construed as prohibited transactions.  There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

To the extent provided in the applicable prospectus supplement, each purchaser and transferee of a Note will be deemed to represent and warrant to the Issuer that either (1) it is not a Benefit Plan or (2) it is a Benefit Plan and its acquisition and holding of such Note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar exemption, or, in the case of a Benefit Plan subject to Similar Law, will not result in a violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such Note in violation of the foregoing.

Notes of a series should also not be purchased with the assets of a Benefit Plan if BFTG, the seller, the depositor, the indenture trustee, the owner trustee, the master servicer, any other servicer, the cap or swap counterparty, any underwriter or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan, unless such purchase and acquisition would be governed by an applicable prohibited transaction exemption.

Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions” or the collectively the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Benefit Plans of both certificate and debt securities issued by entities that hold certain fixed pools of receivables, loans and other obligations of the types held by the trust and the servicing, operation and management of such entities, provided that the conditions and requirements of the applicable Underwriter Exemption are met.  Although the Exemption is an individual exemption separately granted to a specific underwriter, when it or its affiliate acts as the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent, the terms and conditions that generally apply to each Exemption are substantially similar and are described below.

General Conditions of the Underwriter Exemptions

Benefit Plans acquiring securities may be eligible for protection under the Exemption if:

(1)

at the time of the acquisition, the class of securities acquired by the Benefit Plan has received a rating rated in one of the four, (or in the case of “designated transactions” described below, three) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc. (each a “rating agency,” as defined herein);

(2)

the trustee is not an affiliate of any member of the “Restricted Group” other than the underwriter.  The “Restricted Group” includes BFTG, the depositor, any underwriter, any trustee, any master servicer or servicer, any insurer with respect to any group of Loans, the obligor under any other form of credit enhancement or the counterparty under any interest rate cap or swap agreement, an obligor with respect to any obligation constituting more than five percent of the total unamortized principal balance of the assets of the related trust on the date of issuance of the related securities, or any affiliate of those parties;

(3)

the applicable series of securities evidences ownership in assets of a particular trust that may include Loans, Agency Securities or Non-Agency Securities, contracts or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

(4)

the class of securities acquired by the Benefit Plan is not subordinated to other classes of securities of that trust with respect to the right to receive payments in the event of defaults or delinquencies on the underlying assets of the related trust unless none of the Loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%, (i.e., “fully secured”);

(5)

the Loans held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans backing certain types of securities in “designated transactions” described below);

(6)

the Benefit Plan is an “accredited investor,” as defined in Rule 501(a)(1) of Regulation D under the Securities Act;

(7)

the acquisition of the securities by a Benefit Plan is on terms, including the price for the securities, that are at least as favorable to the Benefit Plan as they would be in an arm’s length transaction with an unrelated party;

(8)

the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities;

(9)

the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust to the trust represents not more than the fair market value of those assets;

(10)

the sum of all payments made to and retained by the master servicer and each servicer represents not more than reasonable compensation for their services and reimbursement of their reasonable expenses; and

(11)

assets of the type included as assets of a particular trust have been included in other investment pools; and securities evidencing interests in those other pools have been both:  (i) rated in one of the four (or in the case of a designated transaction, three) highest generic rating categories by a rating agency and (ii) purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan’s acquisition of securities in reliance upon the Exemption.

Designated Transactions

In the case where the securities are backed by trust assets which are fully secured one-to-four family residential, home equity, manufactured housing, multifamily, mixed use, cooperative or commercial loans which are described and defined in the Exemption as “designated transactions”, the Exemption permits the securities issued by the trust in such transactions to be rated in one of the highest four generic rating categories by a Rating agency and/or to be subordinated.  The assets will be considered “designated transactions” for purposes of the Exemption unless otherwise specified in the prospectus supplement.  In addition, one subset of designated transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are:

(1)

not subordinated to the rights and interests evidenced by securities of the same trust;

(2)

such securities acquired by the Plan have received a rating from a Rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

(3)

any Loan included in the corpus or assets of the trust is secured by collateral whose loan-to-value ratio or combined loan-to-value ratio at the time of issuance of the securities does not exceed 125%.

Insurance Company General Accounts

In the event that securities do not meet the requirements of the Exemption solely because they are subordinate securities or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates (but not debt securities) pursuant to PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain Permitted Assets

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust subject to certain conditions.  An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:

(1)

is an “eligible Swap;”

(2)

is with an “eligible counterparty;”

(3)

is purchased by a “qualified plan investor;”

(4)

meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and

(5)

permits the trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:

(1)

is denominated in U.S. dollars;

(2)

pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

(3)

has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”);

(4)

is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

(5)

has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid; and

(6)

does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

(1)

a “qualified professional asset manager” (“QPAM”) under PTCE 84-14,

(2)

an “in-house asset manager” under PTCE 96-23; or

(3)

has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

(1)

obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

(2)

cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(1)

obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

(2)

cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

(3)

terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust with respect to certificates purchased by Plans if it meets the following conditions:

(1)

it is denominated in U.S. dollars;

(2)

it pays an Allowable Interest Rate;

(3)

it is not Leveraged;

(4)

it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(5)

it is entered into between the trust and an eligible counterparty; and

(6)

it has an Allowable Notional Amount.

Pre-Funding Accounts

The Exemption permits transactions using pre-funding accounts (“Pre-Funding Account”) whereby a portion of the Loans are transferred to the trust within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such Loans be either identified or transferred on or before the closing date, provided that the following conditions are met.

(1)

The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).

(2)

All Loans transferred after the closing date (referred to here as “additional Loans”) must meet the same terms and conditions for eligibility as the original Loans used to create the trust, which terms and conditions have been approved by the rating agency.

(3)

The transfer of such additional Loans to the trust during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

(4)

Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the Loans in the trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the trust on the closing date.

(5)

Either:  (i) the characteristics of the additional Loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional Loans conform to the characteristics described in the prospectus or prospectus supplement (“Offering Documents”) and/or the pooling and servicing agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date.

(6)

The DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement.

(7)

Amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional Loans (“Capitalized Interest Account”) used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency.  Such investments must consist only of:  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency.

(8)

Certain disclosure requirements must be met.

Limitations on Scope of Relief

The Underwriter Exemption will not apply to a Benefit Plan’s investment in securities if the Benefit Plan fiduciary responsible for the decision to invest in the securities is a borrower or obligor with respect to obligations representing no more than five percent of the fair market value of the obligations constituting the assets of the related trust, or an affiliate of such an obligor, unless:

(1)

in the case of an acquisition in connection with the initial issuance of any series of securities, at least 50% of each class of securities in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

(2)

the Benefit Plan’s investment in any class of securities does not exceed 25% of the outstanding securities of that class at the time of acquisition;

(3)

immediately after the acquisition, no more than 25% of the Benefit Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in securities evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

(4)

the Benefit Plan is not sponsored by any member of the Restricted Group.

Whether the conditions of an Underwriter Exemption will be satisfied as to the securities of any particular class will depend upon the relevant facts and circumstances existing at the time the Benefit Plan acquires the securities.  Any Benefit Plan investor that proposes to use assets of a Benefit Plan to acquire securities in reliance upon an Underwriter Exemption should determine whether the Benefit Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of an Underwriter Exemption.

Other Considerations

Any member of the Restricted Group, a borrower or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Benefit Plan.  In that event, the acquisition or holding of securities of the applicable series or class by, on behalf of or with assets of that Benefit Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless an Underwriter Exemption or another exemption is available.  Accordingly, before a Benefit Plan investor makes the investment decision to purchase, to commit to purchase or to hold securities of any series or class, the Benefit Plan investor should determine whether an Underwriter Exemption is applicable and adequate exemptive relief is available or whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code.

Prospective Benefit Plan investors in securities should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in securities.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

The sale of any of the securities to a Benefit Plan will not constitute a representation by the depositor, the underwriters or the trustee that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

All Benefit Plan investors should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular security.

Legal Investment Considerations

The applicable prospectus supplement for a series of securities will specify whether a class or subclass of those securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a “mortgage related security” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  That class or subclass, if any, constituting a “mortgage related security” will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Accordingly, the investors affected by the legislation will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe.  In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities.  The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of securities), except under limited circumstances.

The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled “Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities,” or “TB 13a,” which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.  One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•

conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives; an

•

conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features.  One or more classes of the securities offered by this prospectus and the accompanying prospectus supplement may be viewed as “complex securities.”  The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions.  Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk.  TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The predecessor to the OTS issued a bulletin entitled “Mortgage Derivative Products and Mortgage Swaps” applicable to thrift institutions regulated by the OTS.  The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise “troubled” institutions.  Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement.  The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998.  The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk.  The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions.  The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Investors should consult their own legal advisers in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

Method of Distribution

Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters.  The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

Generally, the underwriters will be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.  The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date.  Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor.  The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject.  The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale.  The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal.  Sales will be made at negotiated prices determined at the time of those sales.

One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to a trust.

Legal Matters

Certain legal matters in connection with the securities offered by this prospectus will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C.  Certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Financial Information

The depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus.  The securities will not represent an interest in or an obligation of the depositor.

A new trust will be formed for each series of securities, and no trust will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series.  Accordingly, no financial statements for any trust will be included in this prospectus or in the applicable prospectus supplement.

Additional Information

The depositor has filed the registration statement with the Securities and Exchange Commission.  The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission.  The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows:  Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s web site (http://www.sec.gov).

Reports to Securityholders

Periodic reports containing information about the securities of a series and the related trust will be made available to holders of securities of that series as described under “The Agreements — Reports to Securityholders” in this prospectus.  These periodic reports will contain financial information that will not have been examined or reported on by an independent certified public accountant.

Incorporation of Certain Information by Reference

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust for the securities.  This means that the depositor can disclose important information to any investor by referring the investor to these documents.  The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information.  Documents that may be incorporated by reference for a particular series of securities include an insurer’s financial statements, a security policy, mortgage pool policy, computational materials, collateral term sheets, the related agreement and amendments thereto, and other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related trust.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents.  Requests should be directed in writing to Legal Department, Bayview Financial Securities Company, LLC.

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying Primary Assets.  These ratings address such factors as:

•

structural and legal aspects associated with the securities;

•

the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

•

the credit quality of the credit enhancer or guarantor, if any.

•

Ratings on the securities do not, however, constitute a statement regarding:

•

the likelihood of principal prepayments by borrowers;

•

the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

•

whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

As a result, investors in securities of any series might suffer a lower than anticipated yield.

A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.

Index of Defined Terms

Page

Page


1986 Act 121	electing large partnership 133
accrual class 122	eligible counterparty 152
acquisition premium 124	eligible Swap 151
ADA 112	eligible yield supplement agreement 154
Advances 75	Environmental Policies 51
AFR 117	ERISA 147
Agency Securities 2	Euroclear 33
agreements 63	Euroclear Operator 34
Allowable Interest Rate 152	European Depositaries 35
Allowable Notional Amount 152	excess inclusion 135
applied loss amount 41	Exchange Act 34
Asset Conservation Act 106	Exemption 149
Asset Group 41	FASIT 119
Bankruptcy Code 89	FASIT regular securities 119
basis risk shortfalls 30	FHA 5
Beneficial Owner 33	FHA/VA Claim Proceeds 113
Benefit Plan 147	Foreign Person 117
book-entry securities 29	full recourse mortgage loans 75
borrower 88	future advance 90
buydown 116	Garn-St Germain Act 95
buydown loans 7	GPM fund 8
CERCLA 12	GPM loans 8
clearing agency 34	Grantor Trust 121
clearing corporation 34	Grantor Trust Certificates 121
Clearstream 33	hazardous substances 106
Code 117	highest priority class 81
coinsurance 49	High-Yield Interests 119
collection account 71	holdback loans 5
condominium form 112	indenture default 81
constant yield election 126	indirect participants 34
contracts for deed 14	in-house asset manager 153
cooperative corporation 35	interest rate 31
credit limit 91	IRS 117
Debt Securities 121	lease 110
debt service reduction 102	lessee 110
debt-acceleration 104	Leveraged 152
deficient valuation 102	LIBOR 42
definitive securities 29	Loans 2
delinquency advance 74	market discount bond 124
distribution account 72	master servicer 28
DOL 148	master servicer event of default 77
DTC 33	mortgage notes 4
due-on-sale 104	mortgagee 88



multi-class series 31	REMIC regular security 118
National Housing Act 113	REMIC residual certificate 118
NCUA 108	REO property 70
No-Bid 115	residual interests 118
Non-Agency Securities 3	Residual Owner 118
noneconomic 133	Restricted Group 150
non-pro rata security 126	retained interest 2
Non-ratings dependent Swaps 153	Rules 36
notional 42	sale agreement 63
obligatory 90	SBJPA of 1996 145
offered securities 29	securities 28
OID 122	Securities Act 24
OID Regulations 121	Security Owner 117
optional 90	securityholder 35
outside reserve fund 119	senior securities 32
outstanding balance 102	servicer 28
Ownership Certificate 119	servicing account 77
PAC Method 123	servicing advances 75
partially disbursed loans 5	servicing fee 77
participants 33	servicing rights owners 28
parties in interest 148	Similar Law 148
Partner Certificates 121	SMMEA 157
pass through entity 133	special interest assets 14
permitted assets 145	special interest certificate 14
Plan Assets Regulation 148	Standard Certificates 138
pooling and servicing agreement 63	Stripped Bond Rules 138
Pre-Funding Account 154	stripped bonds 138
Pre-Funding Limit 154	Stripped Certificates 138
Primary Assets 2	subordinate securities 32
prohibited transaction 118	super premium class 122
prohibited transactions 137	Swap 151
PTCEs 148	Swap Agreement 151
QPAM 153	tax matters person 136
qualified mortgages 145	Terms and Conditions 35
qualified plan investor 152	Tiered REMICs 145
Qualified Stated Interest 122	TILA 108
qualifying liquidation 63	Title V 109
rating agency 32	Title VIII 108
ratings dependent Swaps 153	Trust Indenture Act 81
RCRA 106	U.S. Person 117
real estate assets 144	UCC 93
real estate investment trust 121	Underlying Securities 3
regular interests 118	Underwriter Exemptions 149
Reigle Act 108	VA 5
REIT 121	withholding agent 128
Relevant Depositary 35
Relief Act 107
Relief Act shortfalls 107


PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:


SEC Registration Fee	$ 323,600.00
Trustee’s Fees and Expenses (including counsel fees)*	175,000.00
Printing and Engraving Costs*	280,000.00
Rating Agency Fees*	1,330,000.00
Legal Fees and Expenses*	1,850,000.00
Blue Sky Fees and Expenses*	35,000.00
Accounting Fees and Expenses*	210,000.00
Miscellaneous*	6,400.00
Total	$4,210,000.00

__________

*

Estimated in accordance with Item 511 of Regulation S-K.

Item 15.  Indemnification of Directors and Officers.

The registrant’s Limited Liability Company Agreement provides that members, managers and officers of the registrant will be indemnified as permitted by Delaware law.  Section 18-108 of the Delaware Limited Liability Company Act provides, in substance, that a Delaware limited liability company may and shall have the power, under specified circumstances, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever.

The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides, under certain circumstances, for indemnification of the Registrant and other persons.

Item 16.  Exhibits.

1.1(1)

Form of Underwriting Agreement

3.1.1(1)

Certificate of Formation of Bayview Financial Securities Company, LLC

3.1.2(1)

Limited Liability Company Agreement of Bayview Financial Securities Company, LLC

4.1(1)

Form of Indenture

4.2(1)

Form of Transfer and Servicing Agreement

4.3

Form of Pooling and Servicing Agreement

4.4(1)

Form of Trust Agreement

5.1(1)

Opinion of McKee Nelson LLP as to securities offered

8.1(1)

Opinion of McKee Nelson LLP with respect to tax matters (included in Exhibit 5.1)

10.1(1)

Form of Loan Purchase Agreement

10.2(1)

Form of Administration Agreement

10.3(1)

Form of Securities Transfer Agreement

23.1(1)

Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)

24.1(1)

Powers of Attorney of officers and managers of Bayview Financial Securities Company, LLC

_____________________

(1)

Previously filed.

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Item 17.  Undertakings

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2)  For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Coral Gables, state of Florida on the 1st day of May, 2003.

BAYVIEW FINANCIAL SECURITIES COMPANY, LLC

By:

 /s/ Robert A. Wegner

Robert A. Wegner

Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Davie E. Quint* David E. Quint	President and Director, Bayview Financial Securities Management Company President and Manager, Bayview Financial Securities Company, LLC (principal executive officer)	May 1, 2003
/s/ Robert A. Wegner Robert A. Wegner	Vice President, Chief Financial Officer and Chief Accounting Officer, Bayview Financial Securities Company, LLC (principal financial and accounting officer)	May 1, 2003
David Ertel* David Ertel	Director, Bayview Financial Securities Management Company	May 1, 2003
*By: /s/Robert A. Wegner Robert A. Wegner Attorney-in-Fact


Exhibit 4.3

FORM OF

POOLING AND SERVICING AGREEMENT

among

BAYVIEW FINANCIAL SECURITIES COMPANY, LLC,

as Depositor

[          ],

as Master Servicer

and

[          ],

as Trustee

BAYVIEW FINANCIAL
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES [          ]

Dated as of [          ]

Page

ARTICLE I DEFINITIONS

3

Section 1.01.  Certain Defined Terms.

3

Section 1.02.  Provisions of General Application.

33

ARTICLE II TRANSFER OF ASSETS

34

Section 2.01.  Conveyance of Loan Assets.

34

Section 2.02.  Acceptance and Acknowledgement by Trustee.

37

Section 2.03.  Repurchase or Substitution of Mortgage Loans by the Seller or

                       the Depositor.                                                                                      38

Section 2.04.  Grant of Security Interest; Intended Characterization.

41

Section 2.05.  Transmission of Mortgage Files.

43

Section 2.06.  REMIC Matters.

43

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS

44

Section 3.01.  Representations and Warranties of the Master Servicer.

44

Section 3.02.  Representations and Warranties of the Depositor.

45

Section 3.03.  Representations and Warranties of the Depositor with respect to the Mortgage Notes.

47

ARTICLE IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

48

Section 4.01.  Duties of the Master Servicer.

48

Section 4.02.  Monitoring of Servicers’ Performance.

49

Section 4.03.  Master Servicer Fidelity Bond and Master Servicer Errors and

                       Omissions Insurance Policy.

49

Section 4.04.  Master Servicer’s Financial Statements and Related

                       Information.                                                                                         49

Section 4.05.  Power to Act; Procedures.

50

Section 4.06.  Servicing Agreements; Enforcement of Servicers’ Obligations.

50

Section 4.07.  Collection Account.

51

Section 4.08.  Application of Funds in the Collection Account.

52

Section 4.09.  [Determination of LIBOR.

54

Section 4.10.  Termination of Servicing Agreements; Successor Servicers.

54

Section 4.11.  Master Servicer Liable for Enforcement.

55

Section 4.12.  No Contractual Relationship Between Servicers and Master

                       Servicer or Depositor.

55

Section 4.13.  Assumption by Trustee.

55

Section 4.14.  “Due-on-Sale” Clauses; “Due-on-Encumbrance” Clauses,

                       Assumption Agreements; Release of Collateral.

56

Section 4.15.  Release of Mortgage Files.

57

Section 4.16.  Documents, Records and Funds in Possession of Master Servicer

                       To Be Held for Trustee.

57

Section 4.17.  Removal of Master Servicer; Resignation of Master Servicer;

                       Term of Servicing.

59

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Section 4.18.  Cross-Collateralized Mortgage Loans

62

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Section 4.19.  Standard Hazard and Flood Insurance Policies.

62

Section 4.20.  Presentment of Claims and Collection of Proceeds.

63

Section 4.21.  Maintenance of the Primary Mortgage Insurance Policies.

63

Section 4.22.  Trustee To Retain Possession of Certain Insurance Policies and

                       Documents.                                                                                          63

Section 4.23.  Realization Upon Defaulted Mortgage Loans.

64

Section 4.24.  Compensation to the Master Servicer.

64

Section 4.25.  REO Property.

64

Section 4.26.  Delinquency Advances and Servicing Advances.

65

Section 4.27.  Master Servicer Reports.

66

Section 4.28.  Annual Officer’s Certificate as to Compliance.

66

Section 4.29.  Annual Independent Accountants’ Servicing Report.

67

Section 4.30.  Merger or Consolidation.

67

Section 4.31.  [Reserved].

68

Section 4.32.  Assignment or Delegation of Duties by the Master Servicer.

68

Section 4.33.  Limitation on Liability of the Master Servicer and Others.

68

Section 4.34.  Transfer of Servicing.

69

ARTICLE V THE CERTIFICATES

70

Section 5.01.  The Certificates.

70

Section 5.02.  Certificate Register; Registration of Transfer and Exchange of

                       Certificates.                                                                                          71

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

75

Section 5.04.  Persons Deemed Owners.

76

Section 5.05.  Access to List of Certificateholders’ Names and Addresses.

76

Section 5.06.  Maintenance of Office or Agency.

76

ARTICLE VI DEPOSITS AND DISTRIBUTIONS

76

Section 6.01.  Rights of the Holders.

76

Section 6.02.  Establishment of Trust Accounts and Certificate Distribution

                       Account.                                                                                              76

Section 6.03.  Investment of Amounts.

81

Section 6.04.  Collections.

82

Section 6.05.  Flow of Funds.

82

Section 6.06.  Disbursement of Funds.

83

Section 6.07.  Allocation of Losses.

83

Section 6.08.  Reports to Certificateholders.

83

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Section 6.09.  Presentation of Certificates.

86

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Section 6.10.  Compensating Interest.

86

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Section 6.11.  Certain Provisions With Respect to the Underlying Securities,

                       Rate Protection Agreements and Participations.

86

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ARTICLE VII REMEDIES

87

Section 7.01.  Limitation on Suits.

87

Section 7.02.  Restoration of Rights and Remedies.

87

Section 7.03.  Rights and Remedies Cumulative.

87

Section 7.04.  Delay or Omission Not Waiver.

88

Section 7.05.  Control by Certificateholders.

88

Section 7.06.  Waiver of Past Defaults.

88

Section 7.07.  Undertaking for Costs.

89

Section 7.08.  Waiver of Stay or Extension Laws.

89

ARTICLE VIII LIMITATION ON LIABILITY; INDEMNITIES

89

Section 8.01.  Liabilities of Mortgagors.

89

Section 8.02.  Liability of the Depositor.

89

Section 8.03.  Relationship of Master Servicer.

90

Section 8.04.  Indemnities of the Master Servicer.

90

ARTICLE IX CONCERNING THE TRUSTEE

91

Section 9.01.  Duties of Trustee.

91

Section 9.02.  Certain Matters Affecting the Trustee.

92

Section 9.03.  Trustee’s Disclaimer.

93

Section 9.04.  Trustee May Own Certificates.

93

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Section 9.05.  Compensation and Indemnity.

93

Section 9.06.  Replacement of Trustee.

93

Section 9.07.  Successor Trustee by Merger.

94

Section 9.08.  Appointment of Co-Trustee or Separate Trustee.

95

Section 9.09.  Eligibility; Disqualification.

96

Section 9.10.  Fees and Expenses.

96

Section 9.11.  Representations and Warranties.

96

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ARTICLE X MISCELLANEOUS

97

Section 10.01.  Termination upon Liquidation or Purchase of all Mortgage

                         Loans.                                                                                                97

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Section 10.02.  Final Distribution on the Certificates.

97

Section 10.03.  Additional Termination Requirements.

100

Section 10.04.  Beneficiaries.

100

Section 10.05.  Amendment.

100

Section 10.06.  Notices.

102

Section 10.07.  Merger and Integration.

103

Section 10.08.  Headings.

103

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Section 10.09.  Provision of Information.

103

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Section 10.10.  Severability of Provisions.

104

Section 10.11.  No Proceedings.

104

Section 10.12.  Governing Law; Consent to Jurisdiction; Waiver of Jury

                         Trial.                                                                                                104

Section 10.13.  Counterparts.

105

Section 10.14.  Taxes.

105

Section 10.15.  Periodic Filings.

107

Section 10.16.  Rule 144A Information; Periodic Filings.

107

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EXHIBITS

Exhibit A

Form of Master Servicer’s Monthly Report

Exhibit B

Form of Initial Certification

Exhibit C

Form of Interim Certification

Exhibit D

Form of Final Certification

Exhibit E

Form of Request for Release of Documents

Exhibit F

[Reserved]

Exhibit G

Rate Protection Agreements

Exhibit H

List of Servicing Agreements

Exhibit I

Form of Confirmation and Confidentiality Agreement

Exhibit J

Transferor Certificate

Exhibit K

Investment Letter

Exhibit L

Rule 144A Letter

Exhibit M

Form of Transfer Affidavit

SCHEDULES

Schedule I

Mortgage Loan Schedule

Schedule I-A

Performing Mortgage Loans

Schedule I-B

Non-Performing Mortgage Loans

Schedule I-C

Simple Interest Mortgage Loans

Schedule I-D

[Reserved]

Schedule I-E

Prepayment Premium Conveyed Mortgage Loans

Schedule I-F

Bi-Weekly Mortgage Loans

Schedule I-G

Convertible Mortgage Loans

Schedule I-H

[Reserved]

Schedule I-I

Holdback Mortgage Loans

Schedule I-J

[Reserved]

Schedule II-A

[Reserved]

[The provisions of the Pooling and Servicing Agreement for each series will be modified as applicable]

POOLING AND SERVICING AGREEMENT, dated as of [          ] (this “Agreement” or “Pooling and Servicing Agreement”), among Bayview Financial Securities Company, LLC, a Delaware limited liability company, as Depositor (the “Depositor”), [          ], a [          ], its successors and permitted assigns, as Master Servicer (the “Master Servicer”) and [          ], a [          ], its successors and permitted assigns, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, [          ], a [          ] (the “Seller”), has conveyed the Mortgage Loans to the Depositor pursuant to the Purchase Agreement;

[WHEREAS, the Depositor will transfer such Mortgage Loans to the Trustee pursuant to this Agreement];

WHEREAS, the Depositor will transfer any and all of its rights in certain Rate Protection Agreements and certain other assets to the Trustee pursuant to this Agreement;

WHEREAS, the Master Servicer is willing to act as the Master Servicer hereunder to supervise the servicing of the Mortgage Loans (other than the Participations), as provided herein, on behalf of the Trustee.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.  As provided herein, the Trustee will elect that the Trust Fund be treated for federal income tax purposes as comprising [two] real estate mortgage investment conduits (each a “REMIC” or, in the alternative, [the “Subsidiary REMIC” and the “Master REMIC”,] respectively).  The [Subsidiary] REMIC will hold as assets all property of the Trust Fund and will be evidenced by (i) the [Subsidiary] REMIC Regular Interests, which will be uncertificated and will represent the “REMIC regular interests” in the [Subsidiary] REMIC, and (ii) the Class [   ] Interest, which will represent the “REMIC residual interest” in the [Subsidiary] REMIC.  The [Master] REMIC will hold as assets the [Subsidiary] REMIC Regular Interests and will be evidenced by the Certificates, each of which (other than the Class [   ] Certificate) will represent ownership of one or more “REMIC regular interests” in the [Master] REMIC.  The Class [   ] Certificate will represent ownership of the sole class of “REMIC residual interest” in each of the [Subsidiary] REMIC and the [Master] REMIC.  The latest possible maturity date, for federal income tax purposes, of all REMIC regular interests created herein shall be the Latest Possible Maturity Date.

The following table sets forth characteristics of the Certificates, together with minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):

Class Designation	Initial Class Principal Balance	Interest Rate (per annum)	Minimum Denomination	Integral Multiples in Excess of Minimum
Class [ ]	$[ ]	[ ]%	$[ ]	$[ ]
Class [ ]	(1)	[ ]%	$[ ]	$[ ]
Class [ ](3)	$[ ]	[ ]%	(4)	(4)

(1)

The Class [   ] Certificates shall accrue interest on the Class [   ] Notional Amount (initially, $[   ]).  The Class [   ] Certificates shall not receive any distributions of principal.

(2)

Minimum denomination is based on the Notional Amount of such Class.

(3)

The Class R Certificate represents the sole class of residual interest in each REMIC.

(4)

The Class R Certificate shall be issued as two separate certificates, one with an initial Percentage Interest of [   ] % and the Tax Matters Person Certificate with an initial Class Percentage Interest of [   ] %.

The following table specifies the class designation, interest rate and principal amount for each class of [Subsidiary] REMIC Interest:

[Subsidiary] REMIC Interest	Initial Principal Balance	Interest Rate	Corresponding Certificates
SR-[ ]	$[ ]	[ ]%	[ ], [ ](1)
SR-[ ]	$[ ]	[ ]%	[ ]
SR-[ ]	(2)	(2)	[ ]

(1)

The Class [   ] Certificates are entitled to receive on each Distribution Date a specified portion of the interest payable on the SR-[   ] [Subsidiary] REMIC Interest.  Specifically, for each Accrual Period, the Class [   ] Certificates are entitled to interest accruals on the SR-[   ] [Subsidiary] REMIC Interest at a per annum rate equal to [   ].

(2)

The SR-[   ] is the sole class of residual interest in the [Subsidiary] REMIC.  It pays no interest or principal.

On each Distribution Date, the Available Funds shall be distributed with respect to the [Subsidiary] REMIC interests in the following manner:

(1)

Interest is to be distributed with respect to each [Subsidiary] REMIC Regular Interest at the rate described above to the same extent that interest is distributed with respect to each [Subsidiary] REMIC Regular Interest’s Corresponding Class or Classes of Certificates; and

(2)

Principal to be distributed with respect to each [Subsidiary] REMIC Interest in the same manner and in the same amount as principal is distributed with respect to each [Subsidiary] REMIC Regular Interest’s Corresponding Class or Classes of Certificates.

On each Distribution Date, Realized Losses shall be allocated among the [Subsidiary] REMIC Interests in the same manner that Realized Losses are allocated among each [Subsidiary] REMIC Interest’s Corresponding Class or Classes of Certificates.

ARTICLE I

DEFINITIONS

Section 1.01.  Certain Defined Terms.

As used herein, the following terms shall have the following meanings:

Accepted Master Servicing Practices:  With respect to any Mortgage Loan (other than any Participation), as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer), or (y) the Servicing Standard applicable to any Servicer, but in no event below the standard set forth in clause (x) above.

Accrual Period:  With respect to the Securities and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) and ending on the day immediately preceding the current Distribution Date.  All calculations of interest on the Class [   ] Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months[, and all calculations of interest on the Class [   ] Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days].

Adjustable Rate Mortgage Loan:  A Mortgage Loan that provides for the adjustment of the Mortgage Rate payable in respect thereto, identified as such on the Mortgage Loan Schedule.

Adjustable Rate Performing Mortgage Loan:  Any Adjustable Rate Mortgage Loan that is a Performing Mortgage Loan.

Advances:  Delinquency Advances and Servicing Advances.

Adverse Claim:  Any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than any security interest created under this Agreement.

Affiliate:  With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement:  This Pooling and Servicing Agreement, as amended from time to time, including all exhibits and schedules hereto.

Asset Balance:  With respect to any Distribution Date, the sum of the Pool Balance for such date and the Underlying Securities Balance for such date.

Assignment:  With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the Mortgage.

Authorized Officer:  With respect to any corporation or limited liability company, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or the members and manager of such limited liability company specifically authorized in resolutions of the Board of Directors of such corporation or limited liability company to sign agreements, instruments or other documents in connection with this Agreement on behalf of such corporation or limited liability company, as the case may be.  With respect to any trust, any Authorized Officer of the corporate trustee or any individual co-trustee.

[Available Funds Cap:  With respect to each Class of Certificates and any Distribution Date, (A)(1)(a) the sum of (i) the aggregate of interest accrued (whether or not collected or advanced) for the related Due Period on all the Mortgage Loans at the applicable Net Mortgage Rates, (ii) any amount received with respect to such Distribution Date under the terms of any Rate Protection Agreement and (iii) any interest distributable on the Underlying Securities with respect to such Distribution Date minus (b) the aggregate of interest accrued for the related Accrual Period on all Classes of Certificates having a higher priority of distribution than such Class divided by (2) the Class Certificate Principal Balance of such Class immediately prior to such Distribution Date multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.]

Balloon Loan:  A Mortgage Loan with a Monthly Payment that does not fully amortize the principal amount of such Mortgage Loan over its term to stated maturity and that requires a substantial principal payment at maturity.

Balloon Payment:  With respect to any Balloon Loan, a payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is greater than the preceding Monthly Payment.

Bankruptcy Coverage Termination Date.  The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss.  With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

Bankruptcy Loss Coverage Amount.  As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-Off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect than any such reduction will not result in a downgrading of the then current ratings assigned to the Classes of Certificates rated by it.

Basic Documents:  This Agreement, the Purchase Agreement, the Servicing Agreements and any other agreements relating to the servicing of the Mortgage Loans, the Securities Transfer Agreement, the Custody Agreement, the Underwriting Agreement, any Rate Protection Agreement and any amendment or supplement to any such document.

[Basis Risk Shortfall:  With respect to any Distribution Date and to any Class of Certificates, the amount, if any, by which (i) the aggregate amount by which interest distributed on such Class on previous Distribution Dates has been reduced by application of the Available Funds Cap, together with interest on such amounts at the applicable Interest Rate without regard to the applicable Available Funds Cap, exceeds (ii) the aggregate of amounts previously distributed on such Class in respect of such amounts.]

Bi-Weekly Mortgage Loan:  Each Mortgage Loan listed on Schedule I-F hereto.

Book-Entry Certificate:  Any Certificate registered in the name of the Depository or its nominee.

Business Day:  Any day other than a Saturday or a Sunday, or another day on which banks in the State of Maryland, the State of Minnesota, the State of North Carolina or the State of New York (or such other states in which the Corporate Trust Office or the principal offices of the Master Servicer or any Servicer are subsequently located, as specified in writing by such party to the other parties hereto) are required, or authorized by law, to close.

Carryforward Interest: With respect to any Distribution Date and to each Class of Certificates other than the Residual Certificate, the amount, if any, by which (i) the sum of (x) Current Interest for such Class for the immediately preceding Distribution Date and (y) any unpaid Carryforward Interest, together with interest on such amounts at the applicable Interest Rate, for such Class from previous Distribution Dates exceeds (ii) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date.

CERCLA:  The Comprehensive Environmental Response, Compensation and Liability Act of 1980.

Certificate:  Any of the Class [   ] Certificates and the Residual Certificates issued pursuant to this Agreement.

Certificate Distribution Account:  The separate Eligible Account established and maintained by the Trustee pursuant to Section 6.02(a)(iv).

Certificate Owner or Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books and records of the Depository or on the books of a Direct Participant or on the books of an Indirect Participant for which a Direct Participant acts as agent.

Certificate Register:  The register maintained pursuant to Section 5.02 hereof.

Certificateholder or Holder.  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interest evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof (other than the second sentence of Section 10.01 hereof) that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder.  The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Civil Relief Act:  The Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended.

Class:  Any Certificates having the same class designation.

Class [   ] Certificates:  [to be provided or omitted, as applicable]

Class Notional Balance:  [to be provided or omitted, as applicable]

Class Certificate Principal Balance:  With respect to any Class of Certificates and any date, the initial aggregate principal balance of the Certificates of such Class less the sum of (i) all amounts previously distributed to Holders of the Certificates of such Class with respect to principal pursuant to Section 6.05 hereof and (ii) all Realized Losses previously allocated to such Class pursuant to Section 6.07.

Closing Date:  [          ].

Code:  The Internal Revenue Code of 1986, as amended.

Collection Account:  The separate Eligible Account established and maintained by the Master Servicer, on behalf of the Trustee, pursuant to Section 4.07.

Combined Loan-to-Value Ratio:  With respect to any Junior Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is equal to the outstanding Principal Balance of such Mortgage Loan as of the Cut-off Date, plus the aggregate outstanding principal balance of the mortgage loan senior thereto, and the denominator of which is equal to the value of the related Mortgaged Property on the basis of the lesser of the appraised value at origination or the sales price of such Mortgaged Property.

Commission:  The Securities and Exchange Commission.

Compensating Interest:  With respect to any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Master Servicing Fees payable to the Master Servicer with respect to all Mortgage Loans for such Distribution Date and (ii) the aggregate of prepayment interest shortfalls with respect to the Mortgage Loans for such Distribution Date.

Contract for Deed:  A contract for the purchase of real property that provides for retention by the mortgagee of the deed to such real property, pending satisfaction of the purchaser’s obligations under such contract, as security for such obligations.

Control:  The meaning specified in Section 8-106 of the New York UCC.

Convertible Mortgage Loan:  Any Adjustable Rate Mortgage Loan listed, together with the applicable purchase price percentage, on Schedule I-G hereto, which by its terms grants to the related Mortgagor the option to convert the interest rate borne by such Mortgage Loan from an adjustable interest rate to a fixed interest rate.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares:  Shares issued by a Cooperative Corporation.

Corporate Trust Office:  [          ].

Cross-Collateralized Mortgage Loan:

Current Interest: With respect to each Class of Certificates other than the Residual Certificates and the Class [   ] Certificates and any Distribution Date, the aggregate amount of interest accrued during the applicable Accrual Period at the applicable Interest Rate on the Class Certificate Principal Balance or Class Notional Balance of such Class immediately prior to such Distribution Date.

Current Overcollateralization Percentage:  With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Overcollateralization Amount for such Distribution Date and the denominator of which is the Asset Balance for such date.

Custodial Account:  The custodial account maintained by a Servicer pursuant to a Servicing Agreement.

Cut-off Date:  [          ].

Cut-off Date Asset Balance:  The sum of the Cut-off Date Pool Balance and the Initial Underlying Securities Balance.

Cut-off Date Pool Balance:  $[   ].

Debt:  For any Person, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA.

Debt Service Reduction.  With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

[Deferred Amount:  Any Basis Risk Shortfall or Deferred Principal Amount.]

[Deferred Principal Amount:  With respect to any Distribution Date and to any Class of Certificates, the amount, if any, by which (i) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Certificate Principal Balance thereof, together with interest thereon at the applicable Interest Rate, exceeds (ii) the aggregate of amounts previously distributed on such Class in reimbursement of such amounts.]

Deficient Valuation:  With respect to any Mortgage Loan, the dollar amount of any reduction in the principal balance owed by the related Mortgagor, as ordered by a court in connection with a bankruptcy proceeding with respect to the related Mortgagor.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

Delinquency Advance:  With respect to the Master Servicer, as defined in Section 4.26(a) hereof, and with respect to any Servicer, any advance of funds in respect of a delinquent Monthly Payment made pursuant to the terms of the applicable Servicing Agreement.

Depositor:  Bayview Financial Securities Company, LLC, a Delaware statutory trust, and its successors and assigns.

Depository:  The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

Determination Date:  With respect to any Distribution Date, the [   ] day of the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

Direct Participant:  Any broker-dealer, bank or other financial institution for which the Depository holds the Book-Entry Certificates from time to time as a securities depository.

Distribution Date:  The [   ] calendar day of each month (or the immediately succeeding Business Day if such day is not a Business Day), commencing in [          ].

Dollar and $:  Lawful currency of the United States of America.

Due Date:  The day of the calendar month in which the Monthly Payment on a Mortgage Loan is due.

Due Period:  The period from and including the second day of the calendar month preceding the calendar month in which any Distribution Date occurs to and including the first day of the calendar month in which such Distribution Date occurs.

Electronic Ledger:  The electronic master record of the Mortgage Loans maintained by the Master Servicer or any Servicer.

Eligible Account:  (i) An account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody’s and A-1+ by S&P at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee.  Eligible Accounts may bear interest.

Eligible Investments:  [Any of the following (which may be purchased by or through the Trustee, the Master Servicer or any of their respective Affiliates):

(i)

obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(ii)

repurchase agreements on obligations specified in clause (a);  provided, that the short-term debt obligations of the party agreeing to repurchase are rated no less than F1 by Fitch (or if not rated by Fitch, A-1 by S&P) and P 1 by Moody’s;

(iii)

federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state; provided, that the short-term obligations of such depository institution or trust company are rated no less than F1 by Fitch (or if not rated by Fitch, A 1 by S&P) and P-1 by Moody’s;

(iv)

commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated no less than F1 by Fitch (or if not rated by Fitch, A 1 by S&P) and P 1 by Moody’s;

(v)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a short-term credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, no less than F1 by Fitch (or if not rated by Fitch, A 1 by S&P) and P-1 by Moody’s; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed [   ]% of the sum of the Asset Balance; provided, further, that such securities will not be Eligible Investments if they are identified as being under review with negative implications from either Rating Agency;

(vi)

securities of money market funds or mutual funds rated AAAm or AAAm-G by S&P or, if not rated by S&P, AAA or better by Fitch and Aa1 by Moody’s (including any such funds for which the Trustee in its individual capacity or the Master Servicer, or any of their respective Affiliates, receives compensation as administrator, sponsor, agent or the like); and

(vii)

any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security, or other investment rated in the highest rating category by each Rating Agency or otherwise approved in writing by each Rating Agency;

provided that (A) such obligation or security is held for a temporary period pursuant to Treasury Regulation Section 1.860G-2(g)(1) and (B) no instrument described above is permitted to evidence either the right to receive (a) only interest or only principal with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.]

Entitlement Holder:  The meaning specified in Section 8-102(a)(7) of the New York UCC.

Entitlement Order:  The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

Event of Master Servicer Default:  As defined in Section 4.17.

[Excess Cashflow:  With respect to any Distribution Date, the sum of (a) Excess Interest for such date and (b) the Overcollateralization Release Amount for such date.]

[Excess Interest:  With respect to any Distribution Date, the sum of (x) the amount of any Interest Remittance Amount remaining after application pursuant to clauses (i) through (x) of Section 6.05(b) on such date and (y) the proceeds of the sale of any Excess Cap Amount.]

Excess Loss:  The amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Excluded Servicing Obligations:  As defined in Section 4.01 hereof.

Extra Principal Distribution Amount:  With respect to any Distribution Date, the lesser of (a) Excess Interest for such Distribution Date and (b) the Overcollateralization Deficiency for such date.

FDIC:  The Federal Deposit Insurance Corporation.

FHA:  The Federal Housing Administration.

FHA Approved Mortgagee:  A corporation or other entity approved as a mortgagee by FHA under the Housing Act and applicable FHA Regulations, and eligible to own and service, as applicable, loans insured by the FHA.

FHA Insurance:  An insurance policy granted by the FHA with respect to any Mortgage Loan.

FHA Mortgage Loan:  At any time, any Mortgage Loan that is subject to FHA Insurance and eligible for reimbursement thereunder.

FHA Regulations:  Regulations promulgated by HUD under the Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to mortgage loans insured by the FHA, including, without limitation, related handbooks, circulars, notices and mortgagee letters.

FHA/VA Claim Proceeds:  Either (i) the amount of insurance proceeds received from the FHA under FHA Insurance in the event of a default with respect to an FHA Mortgage Loan or (ii) the amount of proceeds received from the VA under a VA Guaranty in the event of a default with respect to a VA Mortgage Loan.

FHLMC:  The Federal Home Loan Mortgage Corporation.

Final Scheduled Distribution Date:  [          ].

Financial Asset:  The meaning specified in Section 8 102(a)(9) of the New York UCC.

Fitch:  Fitch, Inc. or any successor thereto.

Fixed Rate Mortgage Loan:  A Mortgage Loan that has a fixed Mortgage Rate, identified as such on the Mortgage Loan Schedule.

Fixed Rate Performing Mortgage Loan:  Any Fixed Rate Mortgage Loan that is a Performing Mortgage Loan.

FNMA:  The Federal National Mortgage Association.

Fraud Loss.  A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

Fraud Loss Coverage Amount:  As of the Closing Date, $[          ], subject to reduction from time to time by the amount of Fraud Loss allocated to the Certificates.  In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 1% of the then aggregate Stated Principal Balances of all the Mortgage Loans on such anniversary and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary; and (b) on the fifth anniversary of the Cut-off Date, to zero.

Fraud Loss Coverage Termination Date:  The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

Fraud Losses:  Realized Losses on Mortgage Loans as to which a loss is sustained by reason of default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

Full Recourse Servicing Agreement:  Any Servicing Agreement that obligates the related Servicer to make delinquency advances in respect of FHA Mortgage Loans or VA Mortgage Loans without regard to recoverability thereof from the proceeds of the related Mortgage Loans, or to pay buydown amounts or realized loss amounts with respect to the related Mortgage Loans from its own funds.

GAAP:  Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

Governmental Authority:  The United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

Holdback Amount:  With respect to any Holdback Mortgage Loan, any portion of the indebtedness evidenced by the related Mortgage Note that is not disbursed to the related Mortgagor, and is held in a custodial account established by the Servicer for the benefit of the Trustee, as identified on Schedule I-I attached hereto.

Holdback Mortgage Loan:  Each Mortgage Loan listed on Schedule I-I hereto.

Housing Act:  The National Housing Act of 1934, as amended.

HUD:  United States Department of Housing and Urban Development.

Independent Public Accountant:  Any of (a) Deloitte & Touche LLP, (b) PricewaterhouseCoopers, (c) Ernst & Young LLP and (d) KPMG LLP (and any successors of the foregoing); provided, that such firm must be independent with respect to the Master Servicer or any Servicer, as the case may be, within the meaning of the Securities Act.

Index:  With respect to each Adjustable Rate Mortgage Loan, the index specified in the related Mortgage Note, installment sale contract or Contract for Deed that, when added to the gross margin specified therein, equals the Mortgage Rate thereon.

Indirect Participant:  Any financial institution for which any Direct Participant holds an interest in a Book-Entry Certificate.

Initial Aggregate Certificate Principal Balance:  $[   ].

Initial Bankruptcy Coverage Amount:  [   ].

Initial Underlying Securities Balance:  $[   ].

Insurance Policy:  Any hazard, title, flood, environmental or primary mortgage or other insurance policy, including any Primary Mortgage Insurance Policy, relating to a Mortgage Loan.

Insurance Proceeds:  With respect to any Distribution Date, all insurance proceeds received by the Master Servicer or any Servicer during the related Prepayment Period (including, without limitation, the proceeds of any hazard insurance, flood insurance or title insurance policies, or Primary Mortgage Insurance Policies, and payments made by the Master Servicer or any Servicer pursuant hereto in respect of a deductible clause in any blanket policy) that are not Liquidation Proceeds, that are not applied to the restoration or repair of the related Property or other servicing expenses or released to the related Mortgagor in accordance with the normal servicing procedures of the Master Servicer or such Servicer, and were applied by the Master Servicer or such Servicer to reduce the Principal Balance of the related Mortgage Loan or to pay interest on the related Mortgage Loan.

Interest Rate:  With respect to each Class of Certificates, the per annum rate of interest applicable to Certificates of such Class, as specified below:

Class

Interest Rate

[          ]

[to be provided, as applicable]

[          ]

[to be provided, as applicable]

[          ]

[to be provided, as applicable]

[          ]

[          ]

Interest Remittance Amount:  With respect to any Distribution Date, to the extent conveyed to the Trustee hereunder and received by the Master Servicer (or, in the case of clause (vii), by the Trustee) and to the extent provided in this Agreement and the applicable Servicing Agreement, (a) the sum of (i) all interest collected (other than Payaheads) or advanced or otherwise remitted in respect of Monthly Payments, other than any prepayment premiums or yield maintenance payments, during the related Due Period (less (x) the Master Servicing Fee and the applicable Servicing Fees, (y) Outstanding Advances and other amounts due to the Master Servicer, the Servicers, the Trustee (other than the Trustee Fee), to the extent allocable to interest, and (z) any Net Prepayment Interest Excess for such Distribution Date), (ii) any Compensating Interest paid by the Master Servicer and any amounts paid by any Servicer in respect of prepayment interest shortfalls with respect to such Distribution Date, (iii) the portion of the Purchase Price allocable to interest (less Outstanding Advances, to the extent allocable to interest) and other amounts due the Master Servicer, the Servicers, the Trustee, to the extent allocable to interest) of each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period, (iv) the portion of any Substitution Amount allocable to interest paid during the related Prepayment Period, (v) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected and remittances made during the related Prepayment Period, to the extent allocable to interest, less Outstanding Advances, to the extent allocable to interest, and other amounts due the Master Servicer, the Servicers, the Trustee, to the extent allocable to interest, (vi) all Subsequent Recoveries collected during the related Prepayment Period, (vii) any distribution of interest received with respect to the Underlying Securities by the Trustee on the related Underlying Distribution Date, (viii) any payments received with respect to such Distribution Date under any Rate Protection Agreement and (ix) the Yield Maintenance Amount, if any, as reduced by (b) any expenses of the Trustee reimbursable pursuant to this Agreement and not reimbursed pursuant to clauses (a)(i), (a)(iii) or (a)(v) above.

Investment Company Act:  The Investment Company Act of 1940, as amended.

Junior Mortgage Loan:  Any Mortgage Loan that is secured by a junior lien on the related Mortgaged Property.

[LIBOR:  As to any Accrual Period other than the initial Accrual Period, the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on the related LIBOR Rate Adjustment Date.  “Telerate Screen Page 3750” means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying one-month LIBOR or comparable rates as may be selected by the Master Servicer), the rate will be the Reference Bank Rate.  The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of the Class [ ] Certificates then outstanding.  The Master Servicer will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations.  If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Master Servicer as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month.  If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

LIBOR for the initial Accrual Period shall be [   ]%.]

[LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England or in the city of New York, New York are required or authorized by law to be closed.]

[LIBOR Rate Adjustment Date:  With respect to any Accrual Period, the second LIBOR Business Day immediately prior to the commencement of such Accrual Period.]

Liquidated Mortgage Loan:  As to any Distribution Date, any Mortgage Loan in respect of which the related Servicer or the Master Servicer, as applicable, has determined, in accordance with the servicing procedures specified herein and in the applicable Servicing Agreement, as of the end of the related Due Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

Liquidation Expenses:  Customary and reasonable out-of-pocket expenses exclusive of overhead which are incurred by a Servicer or the Master Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any Outstanding Advances expended by any Servicer or the Master Servicer with respect to such Mortgage Loan.

Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, any amounts (including the proceeds of any Insurance Policy and the proceeds from the sale of REO Property, and including any FHA/VA Claim Proceeds not retained by the applicable Servicer pursuant to the related Servicing Agreement) recovered by the Master Servicer or any Servicer in connection with such Liquidated Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law.

Loan Assets:  Collectively, the Mortgage Loans and the Underlying Securities.

Loan Collateral:  With respect to any Mortgage Loan, the related Mortgaged Property and any personal property securing the related Mortgage Loan, including any lessor’s interest in such property, whether characterized or recharacterized as an ownership or security interest, and including any accounts or deposits pledged to secure such Mortgage Loan.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is equal to the outstanding Principal Balance of such Mortgage Loan as of the Cut-off Date, and the denominator of which is equal to the value of the related Mortgaged Property on the basis of the lesser of the appraised value at origination or the sales price of such Mortgaged Property.

Majority Holder of the Residual Certificates:  The Holder of more than 50% of the Percentage Interest in the Residual Certificates.

Manufactured Home:  A new or used unit of manufactured housing.

Manufactured Housing Loan:  A Mortgage Loan made to finance the purchase of a Manufactured Home.

[Master] REMIC:  As described in the Preliminary Statement.

Master Servicer:  [          ] or any successor or permitted assign under the terms of this Agreement.

Master Servicer Remittance Date:  With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

Master Servicer’s Monthly Report:  The report containing the information described in Section 4.27 hereof, in substantially the form of Exhibit A hereto.

Master Servicing Fee:  Subject to Section 4.13, with respect to each Distribution Date and each Loan Asset, the product of the Master Servicing Fee Rate and the Principal Balance or Principal Amount of such Loan Asset as of the start of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date).

Master Servicing Fee Rate:  Subject to Section 4.13, [   ]% per annum.

Maximum Master Servicing Fee Rate:  [   ]% per annum.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware Corporation, or any successor in interest thereto.

MERS Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage, or an Assignment, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

Mixed Use Property:  A property occupied for both residential and commercial purposes.

Monthly Payment:  The scheduled monthly principal and interest payment on a Mortgage Loan for any month, as such monthly payment may have been reduced by any Deficient Valuation.  The Monthly Payment on each Balloon Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan.  The Monthly Payment for any Bi-Weekly Mortgage Loan shall be deemed to include all bi-weekly payments due on such Mortgage Loan during the related Due Period.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.

Mortgage:  The written instrument creating a valid lien on real property or a Manufactured Home, which instrument may be in the form of a mortgage, deed of trust, deed to secure debt or security deed, certificate of title or other instrument creating a lien on or interest in the Loan Collateral; or, in the case of a Cooperative Loan, the Security Agreement.

Mortgage File:  As defined in Section 2.01 hereof.

Mortgage Loan:

(a)

either

(i)

a fixed rate closed-end (which term includes a revolving line of credit under which no additional amounts may be drawn, a Partially Disbursed Mortgage Loan under which Additional Loan Amounts may be advanced and a Holdback Mortgage Loan under which Holdback Amounts may be disbursed or applied to principal) mortgage loan and promissory note, installment sale contract or Contract for Deed, including the right to payment of any interest or finance charges and other obligations of the Mortgagor with respect thereto, listed on the Mortgage Loan Schedule and included as part of the Trust Fund; or

(ii)

an adjustable rate closed-end (which term includes a revolving line of credit under which no additional amounts may be drawn, a Partially Disbursed Mortgage Loan under which Additional Loan Amounts may be advanced and a Holdback Mortgage Loan under which Holdback Amounts may be disbursed or applied to principal) mortgage loan and promissory note, installment sale contract or Contract for Deed, including the right to payment of any interest or finance charges and other obligations of the Mortgagor with respect thereto, listed on the Mortgage Loan Schedule and included as part of the Trust Fund;

(b)

all security interests or liens and real and personal property subject thereto from time to time purporting to secure payment by the related Mortgagor;

(c)

all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, Uniform Commercial Code financing statements, certificates of title or other title documentation and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Mortgage Loan;

(d)

all collections with respect to any of the foregoing;

(e)

all Records with respect to any of the foregoing; and

(f)

all proceeds of any of the foregoing.

In addition, as used herein the term “Mortgage Loan” includes any Participation, except where otherwise specified or where the context requires otherwise.

Mortgage Loan Certificate:  With respect to each Mortgage Loan with FHA Insurance, the mortgage insurance certificate evidencing such insurance.

Mortgage Loan Negative Amortization:  With respect to any Adjustable Rate Mortgage Loan that provides for negative amortization, an amount added to the principal balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note, generally equal to the excess, if any, of interest accrued at the Mortgage Rate for any month over the greater of (a) the amount of the Monthly Payment for such month and (b) the amount of interest received in respect of such month from the related Mortgagor.

Mortgage Loan Schedule:  As of any date, the list of Mortgage Loans included in the Trust Fund, attached hereto as Schedule I (and subdivided into Schedule I-A, Schedule I-B, Schedule I-C, Schedule I-D, Schedule I-E, Schedule I-F, Schedule I-G, Schedule I-H and Schedule I-I), and such Mortgage Loans the beneficial ownership of which is evidenced by the Special Interest Certificate.  The Mortgage Loan Schedule shall be prepared by or on behalf of the Depositor and shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgage Loan identifying number;

(ii)

the Mortgagor’s name;

(iii)

the street address of the Mortgaged Property including the city, state and zip code;

(iv)

a code indicating whether the Mortgaged Property is owner-occupied;

(v)

the type of residential dwelling, if any, constituting the Mortgaged Property;

(vi)

the lien position of such Mortgage Loan;

(vii)

whether such Mortgage Loan is a Balloon Loan;

(viii)

whether such Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

(ix)

the original term to maturity (from origination or, if such Mortgage Loan has been modified, from modification);

(x)

the stated remaining months to maturity from the Cut-off Date based on the amortization schedule;

(xi)

the Loan-to-Value Ratio or, in the case of Junior Mortgage Loans, the Combined Loan-to-Value Ratio, at origination;

(xii)

the current Loan-to-Value Ratio or, in the case of Junior Mortgage Loans, the current Combined Loan-to-Value Ratio;

(xiii)

the Mortgage Rate as of the Cut-off Date;

(xiv)

the date on which the first Monthly Payment was due on the Mortgage Loan;

(xv)

the Due Date currently in effect;

(xvi)

the stated Final Scheduled Distribution Date;

(xvii)

the amount of the Monthly Payment due on the first Due Date on or after the Cut-off Date;

(xviii)

the last Due Date on which a Monthly Payment was actually applied to the unpaid principal balance;

(xix)

the original principal amount of the Mortgage Loan;

(xx)

the outstanding scheduled principal balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(xxi)

in the case of each Adjustable Rate Mortgage Loan, the gross margin;

(xxii)

a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xxiii)

in the case of each Adjustable Rate Mortgage Loan, the maximum mortgage rate;

(xxiv)

in the case of each Adjustable Rate Mortgage Loan, the minimum mortgage rate;

(xxv)

the Mortgage Rate at origination;

(xxvi)

in the case of each Adjustable Rate Mortgage Loan, the periodic rate cap;

(xxvii)

in the case of each Adjustable Rate Mortgage Loan, the Index;

(xxviii)

 in the case of each Adjustable Rate Mortgage Loan, the first adjustment date immediately following the Cut-off Date;

(xxix)

in the case of each Adjustable Rate Mortgage Loan, the rounding code (nearest 0.125%);

(xxx)

a code indicating the Servicer and related Servicing Fee Rate;

(xxxi)

a code indicating whether such Mortgage Loan is a Pool PMI-Insured Mortgage Loan;

(xxxii)

a code identifying the Pool PMI Insurer, if any;

(xxxiii)  whether such Mortgage Loan provides for negative amortization;

(xxxiv)

 in the case of a Holdback Mortgage Loan, the related Holdback Amount; and

(xxxv)

if such Mortgage Loan is a Retained Interest Mortgage Loan, the Retained Interest Rate.

Mortgage Note:  The original executed promissory note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or if such Mortgage is not evidenced by a promissory note, the original executed document or other instrument primarily evidencing the indebtedness of the Mortgagor under such Mortgage Loan.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note, which is set forth in such Mortgage Note.

Mortgaged Property:  Any of (x) the fee simple interest (or, in the case of certain commercial real estate, leasehold interest) in real property, together with improvements thereto and any fixtures, leases and other real or personal property securing the related Mortgage Note, (y) the related Manufactured Home or (z) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor:  With respect to any Mortgage Loan, the Person or Persons primarily obligated to make payments in respect thereto.

Multifamily Property:  A multifamily residential rental property consisting of five or more dwelling units.

Net Insurance Proceeds:  As to any Mortgage Loan, any Insurance Proceeds received with respect thereto net of amounts payable therefrom to the Master Servicer or any Servicer in respect of Outstanding Advances relating to such Mortgage Loan.

Net Liquidation Proceeds:  As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) amounts payable therefrom to the Master Servicer or any Servicer in respect of Liquidation Expenses and Outstanding Advances relating to such Mortgage Loan and (ii) any Seller Amounts relating to such Mortgage Loan.

Net Mortgage Rate:  As to each Mortgage Loan, with respect to any date of determination, a rate per annum equal to the excess of the Mortgage Rate in effect as of the Due Date in the preceding calendar month over the sum of the applicable Servicing Fee Rate, the Master Servicing Fee Rate, the Trustee Fee Rate, any lender-paid primary mortgage insurance premium expressed as an annual rate.

Net Prepayment Interest Excess:  With respect to any Distribution Date, the excess, if any, of the Gross Prepayment Interest Excess with respect to the Non-Servicer Obligated Mortgage Loans for such Distribution Date over the Gross Prepayment Interest Shortfall with respect to such Mortgage Loans for such Distribution Date.

New York UCC:  The Uniform Commercial Code as in effect in the State of New York.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

Non-Performing Mortgage Loan:  Each Mortgage Loan listed on Schedule I-B hereto.

Non-Recoverable Advance:  Any Advance which a Servicer, the Master Servicer or the Trustee, as applicable, has determined in its good faith business judgment will not or, in the case of a proposed Advance, would not, be ultimately recoverable by such Servicer, the Master Servicer or the Trustee from late payments, Insurance Proceeds, Liquidation Proceeds and other collections or recoveries in respect of the related Mortgage Loan or REO Property.  The determination by a Servicer or the Master Servicer that it has made a Non-Recoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Trustee and the Depositor setting forth such determination and the procedures and considerations of such Servicer or the Master Servicer forming the basis of such determination, which shall include a copy of any information or reports obtained by a Servicer or the Master Servicer which may support such determination.

Officer’s Certificate:  With respect to any Person, a certificate signed by an Authorized Officer of such Person or, in the case of the Master Servicer or a Servicer, by a Servicing Officer.

Opinion of Counsel:  A written opinion of counsel (who may be counsel to the Seller, the Depositor, the Master Servicer or a Servicer), which opinion is reasonably acceptable to the Trustee.  With respect to any opinion dealing with federal income tax matters, such counsel must (i) in fact be independent of the Seller, the Depositor, the Master Servicer, the Trustee and each Servicer, (ii) not have any direct financial interest in the Seller, the Depositor, the Master Servicer, the Trustee or a Servicer or in any Affiliate of any of them and (iii) not be connected with the Seller, the Depositor, the Master Servicer, the Trustee or a Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Originator:  The Person that originated the Mortgage Loan pursuant to a written agreement with the related Mortgagor.

Outstanding Advances:  As of any date with respect to a Mortgage Loan, the total amount of Advances made on such Mortgage Loan for which the Master Servicer or any Servicer has not been reimbursed, to the extent that the Master Servicer is entitled to reimbursement hereunder or such Servicer is entitled to reimbursement therefor pursuant to the applicable Servicing Agreement.

Overcollateralization Amount:  With respect to any Distribution Date, the amount, if any, by which (a) the Asset Balance for such date exceeds (b) the aggregate principal balance of the Certificates on such date after giving effect to distributions on such Distribution Date.

Overcollateralization Deficiency:  With respect to any Distribution Date other than the first Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Class Certificate Principal Balances of the Certificates resulting from the distribution of the Principal Remittance Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.  With respect to the first Distribution Date, the Overcollateralization Deficiency will be equal to the amount, if any, by which the Overcollateralization Amount on the Closing Date exceeds the amount calculated as described in clause (y).

Overcollateralization Release Amount:  With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such date in reduction of the Class Certificate Principal Balances of the Certificates, exceeds (ii) the Targeted Overcollateralization Amount for such date.

Ownership Interest:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Participated Mortgage Loan:  [to be provided or omitted, as applicable]

Participation Agreement:  [to be provided or omitted, as applicable].

Participation Percentage:  [to be provided or omitted, as applicable].

Participations:  [to be provided or omitted, as applicable].

Participation Seller:  [to be provided or omitted, as applicable].

Percentage Interest:  The percentage interest (which may be expressed as a fraction) evidenced by any Certificate, which is equal to a fraction, the numerator of which is the initial principal [(or notional)] balance of such Certificate, and the denominator of which is the initial Class Certificate Principal Balance [(or Class Notional Balance)] of all Certificates of the same Class.

Performing Mortgage Loans:  All Mortgage Loans other than Non-Performing Mortgage Loans.

Person:  An individual, partnership, corporation (including a statutory trust), joint stock company, limited liability company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

Policy:  With respect to any FHA Mortgage Loan or VA Mortgage Loan, the applicable FHA Insurance or VA Guaranty.

Policy Payments Account:  The account established and maintained by the Trustee pursuant to Section 6.12(b).

Pool Balance:  With respect to any Distribution Date, the aggregate of the Principal Balances of the Mortgage Loans for such date.

Prepayment in Full:  With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such Mortgage Loan, together with interest thereon at the related Mortgage Rate to the date of such prepayment, and resulting in the full satisfaction of such Mortgage Loan.

Prepayment Period:  As to any Distribution Date, the calendar month immediately preceding the month of such Distribution Date.

Preservation Expenses:  Reasonable and customary expenditures made by the Master Servicer or the Servicers in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes and assessments, payments to senior lienholders or holders of any ground lease, hazard insurance premiums, property restoration or preservation.

Primary Mortgage Insurance Policy:  Any policy of primary mortgage guaranty insurance issued by an insurance company, FHA Insurance or a VA Guaranty with respect to any Mortgage Loan.

Principal Balance:  With respect to any Mortgage Loan (other than a Participation) as of any Distribution Date, the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor as of the Cut-off Date after deduction of all Monthly Payments due on or before the Cut-off Date, plus any Mortgage Loan Negative Amortization, plus, in the case of a Partially Disbursed Mortgage Loan, any Additional Loan Amounts conveyed to the Trustee after the Cut-off Date, minus the sum of (i) all principal collected or advanced in respect of Monthly Payments due after the Cut-off Date through the last day of the related Due Period and (ii) all Principal Prepayments received, and the principal portion of all Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries collected (other than Subsequent Recoveries), through the last day of the related Prepayment Period.  With respect to any Participation Interest as of any Distribution Date, the product of the related Participation Percentage and the Principal Balance (as calculated for a Mortgage Loan) of the related Participated Mortgage Loan.

Principal Distribution Amount:  With respect to any Distribution Date, the sum of (i) the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date and (ii) the Extra Principal Distribution Amount, if any, for such date.

Principal Prepayment:  With respect to any Mortgage Loan, any payment of principal made by the related Mortgagor in advance of the Due Date therefor other than the principal portion of (i) Monthly Payments other than Balloon Payments and (ii) Payaheads.

Principal Remittance Amount:  With respect to any Distribution Date, to the extent conveyed to the Trustee hereunder and received by the Master Servicer, the sum of (i) all principal collected (other than Payaheads) or advanced or otherwise remitted in respect of Monthly Payments during the related Due Period, (ii) all Prepayments in Full or partial Principal Prepayments received during the applicable Prepayment Period, (iii) the portion of the Purchase Price of each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period allocable to principal, (iv) the portion of any Substitution Amount allocable to principal paid during the related Prepayment Period, (v) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected (other than Subsequent Recoveries) and remittances made during the related Prepayment Period, to the extent allocable to principal, (vi) any Holdback Amount applied in reduction of the principal balance of a Mortgage Loan during the applicable Prepayment Period, as reduced, in each case, to the extent provided in this Agreement or the applicable Servicing Agreement, by Outstanding Advances, to the extent allocable to principal, and other amounts due to the Master Servicer, the Servicers or the Trustee, hereunder or under the Servicing Agreements, to the extent not reimbursed from the Interest Remittance Amount for such Distribution Date and (vii) any distribution of principal received with respect to the Underlying Securities by the Trustee on the related Underlying Distribution Date.

Private Certificate:  Each Class [  ], Class [  ] and Class [  ] Certificate.

Proprietary Lease:  With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus:  The prospectus dated [       ], as supplemented by the prospectus supplement dated [               ,       ], relating to the Certificates.

Purchase Agreement:  The Loan Purchase Agreement dated as of [          ], by and between the Seller and the Depositor, providing for the transfer of the Mortgage Loans to the Depositor.

Purchase Price:  With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan immediately prior to the repurchase date, (ii) any accrued and unpaid interest thereon from the date as to which interest was last paid to (but not including) the date of purchase, calculated at the Mortgage Rate thereon and (iii) any unreimbursed Servicing Advances with respect to such Mortgage Loan.

Qualified Substitute Mortgage Loan:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) in the case of any Adjustable Rate Mortgage Loan, have a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) in the case of any Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) in the case of any Adjustable Rate Mortgage Loan, have a gross margin equal to the gross margin of the Deleted Mortgage Loan, (vi) in the case of any Adjustable Rate Mortgage Loan, have a next adjustment date not more than two months later than the next adjustment date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio (or a Combined Loan-to-Value Ratio, as applicable) as of the date of substitution equal to or lower than the Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, as applicable) of the Deleted Mortgage Loan as of such date, (x) be an FHA Mortgage Loan if the Deleted Mortgage Loan was an FHA Mortgage Loan and be a VA Mortgage Loan if the Deleted Mortgage Loan was a VA Mortgage Loan, (xi) not be more than 29 days delinquent in payment unless the Deleted Mortgage Loan is delinquent in payment, and then only to the extent that the Deleted Mortgage Loan is delinquent and (xii) conform to each representation and warranty set forth in Section 6 of the Purchase Agreement applicable to the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios (or Combined Loan-to-Value Ratios, as applicable) described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rate Protection Agreement:  Any interest rate cap agreement entered into by the Trustee on behalf of Certificateholders, which agreement provides for payment by the applicable Rate Protection Provider to the Trust Fund subject to the conditions provided therein, together with any schedules or other agreements relating thereto, each attached hereto as part of Exhibit G (as such may be modified or replaced in connection with the sale of any Excess Cap Amount).

Rate Protection Provider:  Any counterparty to the Trustee required to make payment to the Trust Fund under any Rate Protection Agreement.

Rating Agency:  Each of [Moody’s, S&P and Fitch].

Ratings Requirement:  With respect to the Rate Protection Provider, (i) a long-term senior unsecured debt rating or credit rating of at least “A1” by Moody’s and a short-term credit rating of “P-1” by Moody’s and (ii) a long-term senior unsecured debt rating or credit rating of at least “A+” by Standard & Poor’s and a short-term senior unsecured debt rating or issuer credit rating of at least “A-1” by Standard & Poor’s.

Readjustment Act:  The Serviceman’s Readjustment Act of 1944, as amended.

Real Estate:  All Loan Collateral whose perfection is governed by state real estate statutes or other state real estate law.

Realized Loss:  An amount determined by the applicable Servicer and evidenced by an Officer’s Certificate of such Servicer delivered to the Master Servicer pursuant to the applicable Servicing Agreement, in connection with any Mortgage Loan equal to (a) with respect to any Liquidated Mortgage Loan (other than a Liquidated Mortgage Loan with respect to which a Deficient Valuation has occurred), the excess of the Principal Balance of such Liquidated Mortgage Loan plus interest thereon at a rate equal to the sum of the applicable Mortgage Rate less the Servicing Fee Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such liquidation over proceeds, if any, received in connection with such liquidation, after application of all withdrawals permitted to be made by the related Servicer or the Master Servicer from the related Custodial Account or the Collection Account with respect to such Mortgage Loan, or (b) with respect to any Mortgage Loan which has become the subject of a Deficient Valuation, the excess of the Principal Balance of the Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation.

Recognition Agreement:  With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Record Date:  With respect to any Distribution Date (i) in the case of the Class [   ] Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs or, in the case of the first Distribution Date, the Closing Date and (ii) in the case of the Class [          ] Certificates, the Business Day immediately preceding such Distribution Date.

Records:  All documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Servicers and the Master Servicer or by or on behalf of the Seller with respect to the Mortgage Loans and the related Mortgagors.

Regulations:  FHA Regulations or VA Regulations, as the case may be.

Relevant UCC:  The Uniform Commercial Code as in effect in the applicable jurisdiction.

REMIC:  A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Change of Law:  Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REO Imputed Payment:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, an amount equal to the scheduled Monthly Payment that would have been due on the related Mortgage Loan were such Mortgage Loan still outstanding, after giving effect to any adjustment of the Mortgage Rate, if applicable.

REO Property:  Loan Collateral acquired by the Master Servicer or any Servicer on behalf of the Trustee through foreclosure or deed-in-lieu of foreclosure or otherwise in connection with a defaulted Mortgage Loan.

Request For Release:  The form set forth as Exhibit E hereto.

Required Certificateholders:  Holders who hold Certificates evidencing not less than 51% of the aggregate Voting Rights of the Certificates; provided, however, that for purposes of Section 10.05(b), such percentage shall be increased to 66-2/3%.

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Reserve Fund:  [To be provided as applicable].

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Residual Certificate:  As specified in the Preliminary Statement.

Responsible Officer:  Any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Corporate Trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

S&P:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act:  The Securities Act of 1933, as amended.

Securities Intermediary:  The Person acting as Securities Intermediary under this Agreement (which is [          ]), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 6.02(c).

Securities Transfer Agreement:  [to be provided or omitted, as applicable].

Security Agreement:  With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Loan that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Security Entitlement:  The meaning specified in Section 8-102(a)(17) of the New York UCC.

Seller:  [          ], as seller under the Purchase Agreement.

Seller Amount:  With respect to any Mortgage Loan listed on Schedule I-B that has become a Liquidated Mortgage Loan, the amount, if any, by which (i) Liquidation Proceeds received with respect to such Mortgage Loan exceed (ii) the sum, without duplication, of (a) the Principal Balance, (b) the principal portion of any delinquent Monthly Payment not advanced, (c) interest accrued since the Cut-off Date and neither paid nor advanced, (d) any outstanding Servicing Advances and (e) any Liquidation Expenses, in each case with respect to such Mortgage Loan.

Senior Certificate:  Any Class [   ] Certificate.

Servicer:  Any Person with which the Seller or the Trustee has entered into a Servicing Agreement.  The initial Servicers shall be [          ].

Servicer Remittance Date:  As defined in the applicable Servicing Agreement.

Servicing Advance:  The reasonable “out-of-pocket” costs and expenses incurred by the Servicers or the Master Servicer in connection with a default, delinquency or other unanticipated event in the performance of their respective servicing obligations or master servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property.  Servicing Fees and Master Servicing Fees, to the extent not paid when due, shall be deemed, and shall be reimbursable as, a Servicing Advance.

Servicing Agreement:  Any written contract for the servicing of the Mortgage Loans (other than with respect to the Participations) to which the Trustee is either a party or a third party beneficiary.  A list of the Servicing Agreements (including servicing acknowledgement agreements) with respect to the Servicers as of the Closing Date is attached hereto as Exhibit H.

Servicing Fee:  With respect to each Distribution Date and each Mortgage Loan, the product of the applicable per annum Servicing Fee Rate and the Principal Balance of such Mortgage Loan immediately preceding the applicable Servicer Remittance Date.

Servicing Fee Rate:  With respect to each Mortgage Loan, the per annum rate specified in the related Servicing Agreement and the Mortgage Loan Schedule.  In the event that servicing is transferred to a successor Servicer, the Servicing Fee Rate may be increased or decreased, but in no event shall the Servicing Fee Rate be greater than 75 basis points (0.75%) per annum.

Servicing Officer:  Any officer or employee of the Servicer or Master Servicer involved in, or responsible for, the administration and servicing or master servicing, respectively, of Mortgage Loans whose name appears on a list of servicing officers attached to Officer’s Certificates furnished to the Master Servicer and the Trustee, respectively, as such lists may be amended from time to time.

Servicing Rights Owner:  The owner of the servicing rights under any Servicing Agreement.

Servicing Standard:  Shall have the meaning assigned thereto in each Servicing Agreement.

Simple Interest Mortgage Loans:  The Mortgage Loans listed in Schedule I-C attached hereto.

Special Hazard Loss:  Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section 4.19 to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

(a)

normal wear and tear;

(b)

fraud, conversion or other dishonest act on the part of the Trustee, the Master Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(c)

errors in design, faulty workmanship of faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(d)

nuclear or chemic reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss;”

(e)

hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

(i)

by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

(ii)

by military, naval or air forces; or

(iii)

by an agent of any such government, power, authority or forces;

(f)

any weapon of war employing nuclear fission, fusion or radioactive force, whether in time of peace or war; or

(g)

insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

Special Hazard Loss Coverage Amount:  With respect to the first Distribution Date, $[   ].  With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate of the principal balances of all Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date.  All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

Special Hazard Mortgage Loan:  A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

[Subsidiary] REMIC:  As described in the Preliminary Statement.

[Subsidiary] REMIC Interest:  Any one of the [Subsidiary] REMIC Interests or the SR-[   ] Interest.

[Subsidiary] REMIC Regular Interest:  Any one of the “regular interests” in the [Subsidiary] REMIC described in the Preliminary Statement.

Subordinate Certificate:  Any Certificate other than a Senior Certificate.

Subsequent Recoveries:  With respect to any Mortgage Loan, any collection or other recovery of amounts owed thereunder after such Mortgage Loan becomes a Liquidated Mortgage Loan.

Special Hazard Coverage Termination Date:  The point in time in which the Special Hazard Loss Coverage Amount is reduced to zero.

Substitution Amount:  As defined in Section 2.03(d).

Successor Master Servicer:  Any successor to the Master Servicer.

Tax or Taxes:  All taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, profits, withholding, excise, property, sales, use, occupation and franchise taxes (including, in each such case, any interest, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees or other assessments) imposed by the United States, any state or political subdivision thereof, any foreign government or any other jurisdiction or taxing authority.

Tax Matters Person:  The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)1T.  Initially, the Tax Matters Person shall be the Trustee.

Tax Matters Person Certificate:  The Class [   ] Certificate with a Denomination of $[0.01].

Termination Date:  As defined in Section 10.01.

Termination Price:  As defined in Section 10.01.

Total Distribution Amount:  With respect to any Distribution Date, the sum (without duplication) of the Interest Remittance Amount and the Principal Remittance Amount for such date.

Trust Account:  As defined in Section 6.02(b).

Trust Account Property:  The Trust Accounts, the Certificate Distribution Account, all amounts and investments held from time to time in the Trust Accounts and the Certificate Distribution Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

Trust Fund:  The corpus of the trust created hereunder, consisting of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, arising from or relating to any of the following:  (a) the Trust Receipts, (b) the Mortgage Loans, other than the related servicing rights, listed in the Mortgage Loan Schedule attached hereto as Schedule I (and subdivided into Schedule I-A, Schedule I-B, Schedule I-C, Schedule I-E, Schedule I-F, Schedule I-G, Schedule I-H, Schedule I-I and Schedule I-J), including all interest (but not including any prepayment premiums or penalties or yield maintenance payments except for prepayment premiums or penalties received or receivable by the Depositor on or with respect to the Mortgage Loans listed on Schedule I-E hereto), and principal due and payable after the Cut-off Date, but not including interest and principal due and payable on any Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to such Mortgage Loans and all rights of the Depositor in the Loan Collateral, (c) any Insurance Proceeds, REO Property, Liquidation Proceeds and other recoveries (in each case, subject to clause (b) above), (d) the Collection Account, the Certificate Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (e) any Insurance Policies, (f) any Eligible Investments held or amounts on deposit in any Trust Account, (g) the Underlying Securities, including, without limitation, the right to all distributions of principal and interest received on or with respect to the Underlying Securities, (h) the Rate Protection Agreements and all payments thereunder, (i) the rights of the Depositor under the Purchase Agreement, the Securities Transfer Agreement and each Servicing Agreement, (j) the rights of the Trustee under each Servicing Agreement, (k) all Holdback Amounts on deposit in custodial accounts established by [       ] for the benefit of the Trust Fund, (l) the Participations, and all of the right, title and interest of the Depositor in the Participation Agreement, and (m) all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing.

Trustee:  [          ], a national banking association, and any successor in interest, in its capacity as Trustee hereunder.

Trustee Fee:  With respect to each Distribution Date, the product of the Trustee Fee Rate and the Asset Balance as of the opening of business on the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date).

Trustee Fee Rate:  [   ]% per annum.

Underlying Agreement:  [to be provided or omitted, as applicable].

Underlying Distribution Date:  [to be provided or omitted, as applicable].

Underlying Distribution Date Statement:  [to be provided or omitted, as applicable].

Underlying Loans:  [to be provided or omitted, as applicable].

Underlying Securities:  [to be provided or omitted, as applicable].

Underlying Securities Balance:  $[   ].

Underlying Servicing Fee Rate:  [to be provided or omitted, as applicable].

Underlying Trust Fund:  [to be provided or omitted, as applicable].

Underlying Trustee:  [to be provided or omitted, as applicable].

U.S. Person:  A person who is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

VA:  The U.S. Department of Veterans Affairs.

VA Guaranty:  A guaranty granted by the VA with respect to any Mortgage Loan.

VA Loan Guaranty Certificate:  With respect to each Mortgage Loan with a VA Guaranty, the loan guaranty certificate evidencing such guaranty.

VA Mortgage Loan:  At any time, any Mortgage Loan that is subject to a VA Guaranty and eligible for reimbursement thereunder.

VA Regulations:  Regulations promulgated by the VA pursuant to the Readjustment Act, codified in 38 Code of Federal Regulations, and other VA issuances relating to mortgage loans guaranteed by the VA, including, without limitation, related handbooks, circulars, notices and mortgage letters.

Voting Rights:  The portion of the aggregate voting rights of all the Certificates evidenced by a Certificate.  [   ]% of all voting rights under this Agreement shall be allocated among all holders of the Class [   ] Certificates, in proportion to their then outstanding Class Certificate Principal Balances; [   ]% of all voting rights shall be allocated among the holders of the Class [   ] Certificates; and [   ]% of all voting rights shall be allocated to the holders of the Residual Certificates.

Section 1.02.  Provisions of General Application.

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(ii)

All terms used in Article 8 and Article 9 of the New York UCC, and not specifically defined herein, are used herein as defined in such Article.

(iii)

The terms defined in this Article include the plural as well as the singular.

(iv)

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole.  All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

(v)

References to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations (including, when consistent with market practice, proposed regulations) promulgated pursuant to such statutes.
(vi)

Except with respect to accrued interest on the Class [ ] Certificates or as otherwise specified herein, all per annum percentage rate calculations hereunder shall be based upon a 360-day year consisting of twelve 30-day months.

ARTICLE II

TRANSFER OF ASSETS

Section 2.01.  Conveyance of Loan Assets.

On the Closing Date, the Depositor, in exchange for the delivery to the Depositor or its designee(s) of the Certificates, registered in such names as the Depositor shall designate, concurrently with the execution and delivery of this Agreement and on the terms set forth herein does hereby grant, transfer, assign, set over and otherwise convey to the Trustee, without recourse (except to the extent specified herein), all right, title and interest of the Depositor in, to and under the assets constituting the Trust Fund.

In connection with such transfer and assignment, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trustee all of the Depositor’s rights, but none of its obligations, under the Purchase Agreement (other than its rights to indemnification thereunder), the Securities Transfer Agreement, each Participation Agreement and the Servicing Agreements.  The Trustee hereby accepts such transfer and assignment of rights under such agreements, and, subject to the provisions hereof, shall be entitled to exercise all of the rights of the Depositor under such agreements as if, for such purpose, it were the Depositor.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, Trustee for the benefit of Certificateholders, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned (other than the Participations):

(i)

(A) the original Mortgage Note, endorsed in the following form: “Pay to the order of [          ], as Trustee for Bayview Financial [          ] Trust [          ], without recourse,” or in blank, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or (B) an original or copy of the installment sale contract or Contract for Deed for the purchase of the related Mortgaged Property;

(ii)

with respect to each Mortgage Loan other than a Contract for Deed, (A) the original Mortgage or copy of the Mortgage with evidence of recording thereon, and (B) the original or a copy of recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii)

with respect to each Non-MERS Mortgage Loan other than a Contract for Deed, an original Assignment of the Mortgage executed in the following form: “[          ], as Trustee,” or in blank;

(iv)

the original recorded Assignment or Assignments of the Mortgage and originals or copies of all intervening assignments showing a complete chain of assignment from the originator (or, if applicable, from the U.S. Department of Housing and Urban Development) to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii), or, in the case of a Cooperative Loan, an original Assignment of the Security Agreement;

(v)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

(vi)

with respect to each Mortgage Loan other than a Contract for Deed or a Cooperative Loan, the original or a copy of lender’s title insurance policy or attorney’s opinion of title or a copy thereof certified as true and correct by the applicable insurer, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or junior lien, as applicable, on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date;

(vii)

with respect to any Cooperative Loan, the following documents: the Security Agreement; a stock certificate evidencing the Cooperative Shares and related stock power; Proprietary Lease; and Recognition Agreement;

(viii)

with respect to each Mortgage Loan insured by the FHA, the original Mortgage Loan Certificate, and as to each Mortgage Loan guaranteed by the VA, the original VA Loan Guaranty Certificate, or in each case a “duplicate original” thereof in accordance with applicable Regulations; and

(ix)

if any assignment of leases is separate from the Mortgage, the original or copy thereof, together with an executed reassignment of such instrument to the Trustee.

With respect to the Participations, the Depositor does hereby deliver to the Trustee, a copy of each Participation Agreement and the original assignment of the Participations to the Trustee.

The Depositor shall promptly (and in no event later than 30 Business Days following the Closing Date) submit or cause to be submitted for recording in the name of the Trustee, at the Depositor’s own expense, in the appropriate public office, each Assignment referred to in Section 2.01(iii) above.  In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.  The Depositor shall take such actions on behalf of the Trustee, as beneficiary under each Special Interest Certificate, as may be necessary in the good faith determination of the Trustee to permit the Trustee to realize upon the security for each Contract for Deed or any other applicable Special Interest Asset.

With respect to each MERS Mortgage Loan, the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the applicable Servicer, shall cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  With respect to each Non-MERS Mortgage Loan, the Depositor shall promptly (and in no event later than 30 Business Days following the Closing Date) submit or cause to be submitted for recording in the name of the Trustee at the Depositor’s own expense, in the appropriate public office, each Assignment referred to in Section 2.01(iii) above.  In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.  The Depositor shall take such actions on behalf of the Trustee, as beneficiary under each Special Interest Certificate, as may be necessary in the good faith determination of the Trustee to permit the Trustee to realize upon the security for each Contract for Deed or any other applicable Special Interest Asset.

In connection with the assignment of any MERS Mortgage Loan, the Depositor further agrees that it will cause, at the Depositor’s expense, within 30 Business Days after the Closing Date, the MERS system to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files (a) the code in the field that identifies the Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued.  The Depositor further agrees that, within 30 Business Days after the Closing Date, it will provide evidence satisfactory to the Trustee that the requirements set forth in the immediately preceding sentence have been complied with and that it will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

If any original Mortgage Note referred to in Section 2.01(i)(A) cannot be located, the obligation of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of an original affidavit certifying that the original Mortgage Note has been lost, misplaced or destroyed.  If any of the documents referred to in Sections 2.01(i)(B) or (iii) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.  Notice shall be provided to the Trustee and the Rating Agencies by the Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date.  If the original lender’s title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, promptly after receipt thereof, the original lender’s title insurance policy.  The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

All original documents relating to the Mortgage Loans (other than the Participations) that are not delivered to the Trustee are and shall be held by or on behalf of the Seller, the Depositor, the Servicers or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders.  In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee.  Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the related Servicer.

In connection with the assignment of the Underlying Securities, the Depositor shall have caused the Underlying Securities to be registered in the name of, or endorsed to the order of, [          ], as Trustee, or in the name of a nominee of the Trustee, and to be delivered or transferred to the Trustee.  The Depositor shall cooperate with the Trustee in providing any required transfer documentation with respect to such conveyance.  Any payment received by the Depositor that shall be due to the Trust Fund hereunder shall be paid immediately to the Trustee.

In addition, the Depositor herewith delivers to the Trustee an executed copy of the Purchase Agreement, the Securities Transfer Agreement and each Underlying Agreement.

Section 2.02.  Acceptance and Acknowledgement by Trustee.

Subject to the provisions of Section 2.01, the Trustee acknowledges receipt of the assets transferred by the Depositor of the assets included in the Trust Fund and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of “Trust Fund” be delivered to the Trustee.

Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt by it of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)), the Underlying Securities, each Rate Protection Agreement and all other assets included in the definition of “Trust Fund,” and declares that it holds and will hold the Underlying Securities, such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” from time to time in trust for the benefit of all present and future Certificateholders.

At or prior to the Closing Date, the Trustee shall certify in substantially the form attached hereto as Exhibit B that (x) with respect to each Mortgage Loan (other than a Participation) listed in the Mortgage Loan Schedule (other than any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification) the related Mortgage File contains the documents specified in Exhibit B and (y) with respect to each Participation listed in the Mortgage Loan Schedule, (other than any Participation specifically identified in the exception report as not being covered by such certification) the Trustee has received a copy of the Participation Agreement and the original assignment of the Participations to the Trustee.

The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File within [   ] days after the Closing Date (or, with respect to any document delivered after the Closing Date, within [   ] days of receipt and with respect to any Qualified Substitute Mortgage Loan, within [   ] days after the assignment thereof) and to certify, in substantially the form attached hereto as Exhibit C that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii) of the definition of Mortgage Loan Schedule contained herein accurately reflects information set forth in the Mortgage File.  It is herein acknowledged that, in conducting such review, the Trustee is not under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.  In addition, the Trustee makes no representation or warranty regarding collectibility, insurability, effectiveness or suitability of any Mortgage Loan.

Prior to the first anniversary date of this Agreement, the Trustee shall deliver to the Depositor and the Master Servicer a final certification in the form annexed hereto as Exhibit D evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor.  In addition, upon the discovery by the Trustee, the Depositor or the Master Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Purchase Agreement in respect of any other Mortgage Loan or by the Depositor in this Agreement which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03.  Repurchase or Substitution of Mortgage Loans by the Seller or the Depositor.

(a)

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Purchase Agreement (i) in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Purchase Agreement, (ii) in connection with any such breach (subject to clause (i) above) or any missing or defective document required to be delivered pursuant to Section 2.01(i) or 2.01(ii)(A), to purchase such Mortgage Loan from the Trustee at the Purchase Price within 120 days after the date on which the Seller was notified of such breach, and (iii) in connection with any other document required to be delivered pursuant to Section 2.01 hereof that is missing or defective, notwithstanding any delivery of an affidavit with respect to a missing Mortgage Note pursuant to Section 2.01, to purchase such Mortgage Loan from the Trustee at the Purchase Price within 10 Business Days after receipt of notification from the Trustee that the absence of such document or defect with respect thereto has materially impaired the ability of the Trustee to enforce the related Mortgage Note or Mortgage, in each case if and to the extent that the Seller is obligated to do so under the Purchase Agreement.  With respect to any Participated Mortgage Loan that is repurchased by the Seller, the Depositor shall be obligated to promptly repurchase the related Participation from the Trust Fund.  The Trustee shall also enforce the Seller’s indemnification obligations under the Purchase Agreement and the Revolving Purchase Agreement, if applicable.  The Purchase Price for the repurchased Mortgage Loan or Participation shall be deposited in the Collection Account and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File.  In lieu of purchasing any such Mortgage Loan (other than a Participated Mortgage Loan) as provided above, if so provided in the Purchase Agreement, the Seller may cause such Mortgage Loan (other than a Participated Mortgage Loan) to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d).  It is understood and agreed that the obligation of the Seller to cure, repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing, or to indemnify the Trust Fund or the Trustee, shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

The Seller shall have the right, and the obligation, to repurchase Mortgage Loans from the Trust Fund only to the limited extent provided in Section 7 of the Purchase Agreement and in this Section.  Any repurchase of a Mortgage Loan by the Seller pursuant to Section 7 of the Purchase Agreement shall be effected in accordance with the provisions of this Section.

(b)

Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 3.02 with respect to any Mortgage Loan, which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall (i) cure such breach in all material respects, (ii) repurchase the Mortgage Loan from the Trustee at the Purchase Price or (iii) remove such Mortgage Loan (other than a Participated Mortgage Loan) from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d).  The Purchase Price for any repurchased Mortgage Loan shall be delivered to the Master Servicer for deposit in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall at the Depositor’s direction release to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment furnished by the Depositor, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Loan released pursuant hereto.

(c)

Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 3.01 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

(d)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), in the case of the Seller, or Section 2.03(b), in the case of the Depositor, must be effected prior to the date that is two years after the Closing Date.

As to any Deleted Mortgage Loan for which the Seller or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller or the Depositor, as the case may be, by delivering to the Trustee in exchange for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officer’s Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Amount, if any, in connection with such substitution.  The Trustee shall acknowledge receipt of such Qualified Substitute Mortgage Loan or Loans and, within 45 Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C, with any applicable exceptions noted thereon.  Within one year of the date of substitution, the Trustee shall deliver to the Depositor and the Master Servicer a certification substantially in the form of Exhibit D hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the Due Period of substitution will not be part of the Trust Fund and will be retained by the Depositor or the Seller, as the case may be.  For the Due Period of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in such Due Period and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and to the Master Servicer.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute a Mortgage Loan hereunder and shall be subject in all respects to the terms of this Agreement and the Purchase Agreement if the Qualified Substitution Mortgage Loan will replace any other Mortgage Loan, including all applicable representations and warranties thereof included in the Purchase Agreement as of the date of substitution.  In the case of any substitution effected by the Depositor, the Qualified Substitute Mortgage Loan shall have been acquired by the Depositor from the Seller pursuant to the Purchase Agreement and Depositor shall assign to the Trustee the representations and warranties made by the Seller with respect to such Qualified Substitute Mortgage Loan.

For any month in which the Depositor or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Depositor or the Seller, as applicable, will determine the amount (the “Substitution Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Mortgage Rate.  On the date of such substitution, the Depositor or the Seller, as the case may be, will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Depositor or the Seller, as the case may be, the related Mortgage File or Files and the Trustee (or the  Depositor, in the case of any Special Interest Asset) shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

Section 2.04.  Grant of Security Interest; Intended Characterization.

(a)

It is intended that the conveyance by the Depositor to the Trustee of the Loan Assets, as provided for in Section 2.01 be construed as a sale by the Depositor to the Trustee of the Loan Assets and other assets in the Trust Fund for the benefit of the Certificateholders.  Further, it is not intended that any such conveyance be deemed to be a pledge of the Loan Assets by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  However, in the event that the Loan Assets are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Loan Assets and other assets in the Trust Fund, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Relevant UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Eligible Investments held in any Trust Account, (D) all Underlying Securities, including, without limitation, the right to all distributions of principal and interest received on or with respect to such Underlying Securities, (E) the Rate Protection Agreements, (F) all Holdback Amounts and (G) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Trust Accounts or the Certificate Deposit Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C), (D), (E), (F) and (G); (c) the possession by the Trustee or any agent of the Trustee on behalf of Certificateholders of Mortgage Notes, the Underlying Securities or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee on behalf of Certificateholders for the purpose of perfecting such security interest under applicable law.

(b)

The Depositor and, at the Depositor’s direction, the Trustee on behalf of Certificateholders shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Loan Assets and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans as evidenced by an Officer’s Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

The Depositor shall not organize under the law of any jurisdiction other than the State under which it is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Trustee.  Before effecting such change, the Depositor shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by the Basic Documents, the Depositor authorizes its immediate or mediate transferee, including the Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.04(b).

(c)

The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan, the Underlying Securities and the other property of the Trust Fund is held by the Trustee on behalf of Certificateholders.  In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan, the Underlying Securities or any other property of the Trust Fund by stating that it is not the owner of such Mortgage Loan or Underlying Securities and that ownership of such Mortgage Loan, Underlying Securities or other property of the Trust Fund is held by the Trustee on behalf of the Certificateholders.

Section 2.05.  Transmission of Mortgage Files.

Written instructions as to the method of shipment and shipper(s) the Trustee is directed to utilize in connection with transmission of files and loan documents in the performance of the Trustee’s duties hereunder shall be delivered by the applicable Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) to the Trustee prior to any shipment of any Mortgage Files and loan documents hereunder.  In the event that the Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) fails to provide such written instructions, the Trustee shall be hereby authorized to use a nationally recognized courier servicer.  The Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) will arrange for the provision of such services at its sole cost and expense (or, at the Trustee’s option, reimburse the Trustee for all costs and expenses incurred by the Trustee consistent with such instructions or for having used an overnight courier service) and will maintain such insurance in connection with shipment of the Mortgage Files against loss or damage to files and loan documents as the Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) deems appropriate.  Without limiting the generality of the provisions of Section 8.04(a) hereof, it is expressly agreed that in no event shall the Trustee have any liability for any losses or damages to any Person with respect to the Mortgage Files arising out of actions of the Trustee consistent with instructions of the Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer).

Section 2.06.  REMIC Matters.

The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests created hereby.  The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date.  The “tax matters person” with respect to each REMIC hereunder shall be the Trustee and the Trustee shall hold the Tax Matters Person Certificate.  Each REMIC’s fiscal year shall be the calendar year.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01.  Representations and Warranties of the Master Servicer.

The Master Servicer hereby represents, warrants and covenants to the Depositor and the Trustee for their own benefit and for the benefit of the Holders of the Certificates that, as of the Closing Date:

(i)

The Master Servicer is duly organized, validly existing and in good standing under the laws of the United States as a national banking association, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

(ii)

The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Master Servicer.

(iii)

This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(iv)

The Master Servicer is not in violation of, and the execution, delivery and performance of this Agreement by the Master Servicer and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or the Mortgage Loans or would materially and adversely affect its performance hereunder.  The execution, delivery and performance of this Agreement by the Master Servicer and its compliance with the terms hereof will not in any material respect conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Master Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Master Servicer is a party or by which it is bound, or result in the creation or imposition of any lien or encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

(v)

No litigation, actions, proceedings or investigations are pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or would materially and adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation of any of the transactions contemplated by this Agreement.

(vi)

No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Master Servicer contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report, in light of the circumstances under which it was or will be made, not misleading.

(vii)

No consent, approval, authorization, license or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained.

(viii)

The Master Servicer, or an Affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a FNMA and FHLMC approved seller/servicer, and FHA Approved Mortgagee and VA-approved lender, and no event has occurred, including, but not limited to, a change in insurance coverage, which would make the Master Servicer unable to comply with FNMA, FHLMC, FHA or VA eligibility requirements or which would require notification to any of FNMA, FHLMC, FHA or VA.

(ix)

The Master Servicer has obtained an errors and omissions insurance policy and a fidelity bond, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder.

Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in this Section which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

Section 3.02.  Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the Master Servicer and the Trustee for their own benefit and for the benefit of the Holders of the Certificates that as of the Closing Date:

(i)

The Depositor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

(ii)

The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary trust action on the part of the Depositor.

(iii)

This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(iv)

The Depositor is not in violation of, and the execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder.  The execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the governing instrument of the Depositor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any lien or encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

(v)

No litigation, actions, proceedings or investigations are pending or, to the best of the Depositor’s knowledge, threatened against the Depositor which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation of any of the transactions contemplated by this Agreement.

(vi)

No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Depositor contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report, in light of the circumstances in which it was made or will be made, not misleading.

(vii)

All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Depositor of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement.

(viii)

The Depositor is conveying to the Trustee the entire interest in the Mortgage Loans, which the Depositor has acquired from the Seller, free and clear of any Adverse Claims created by, or for the benefit of, the Depositor.

(ix)

Immediately prior to the sale thereof to the Trustee, the Depositor owned the Underlying Securities and had good and marketable title thereto, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

(x)

The Depositor has no knowledge of any event of default, or any event that with the passage of time, the giving of notice, or both, would be an event of default, under any Underlying Agreement.

(xi)

The copy of each Underlying Agreement that was provided to the Trustee is a true and correct copy of such Underlying Agreement as in effect on the Closing Date.

Section 3.03.  Representations and Warranties of the Depositor with respect to the Mortgage Notes.

With respect to the Mortgage Notes, the Depositor hereby represents and warrants to the Master Servicer and the Trustee for their own benefit and for the benefit of the Holders of the Certificates that as of the Closing Date and each Transfer Date:

(i)

The Mortgage Notes constitute “instruments” within the meaning of the Relevant UCC;

(ii)

The Depositor owns and has good title to the Mortgage Notes free and clear of any lien, claim or encumbrance of any Person;

(iii)

The Depositor has received all consents and approvals required by the terms of the Mortgage Notes to the transfer of the Mortgage Notes hereunder to the Trustee;

(iv)

All original executed copies of each Mortgage Note have been or will be delivered to the Trustee, as set forth in this Agreement;

(v)

The Depositor has received a written acknowledgement from the Trustee that the Trustee is holding the Mortgage Notes solely on behalf and for the benefit of the Certificateholders;

(vi)

Other than the transfer to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes.  The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of the collateral covering the Mortgage Notes other than a financing statement relating to the transfer to the Trustee hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor; and

(vii)

None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee on behalf of Certificateholders.

The representations and warranties set forth in this Section shall survive the Closing Date and shall not be waived.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Except as provided under Section 4.07 hereof, the Master Servicer shall have no duties or obligations under this Article IV with respect to the Participations, and the term “Mortgage Loan” as used in this Article IV shall not be deemed to refer to the Participations for purposes of this Article.

Section 4.01.  Duties of the Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreements, except the activities of the Servicers with respect to Mortgage Loans that are in default, including collection activity, modification of Mortgage Loans, foreclosure, and disposition of REO Property, and the processing of any FHA or VA claims (“Excluded Servicing Obligations”), and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices.  Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall, from time to time, receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall otherwise exercise its reasonable best efforts to cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement.  The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, prepare the report specified in Section 4.27 and any other information, statements and reports required hereunder.  Notwithstanding anything in this Agreement or any Servicing Agreement to the contrary, the Master Servicer shall have no duty or obligation to supervise, monitor or oversee the activities of any Servicer or to enforce the obligations of any Servicer under its Servicing Agreement with respect to (i) calculation of payments due under any Simple Interest Mortgage Loans or any Bi-Weekly Mortgage Loans, or (ii) the collection of amounts with respect to the Mortgage Loans described on the Mortgage Loan Schedule attached as Schedule I-B hereto representing principal and/or interest due and owing on any such Mortgage Loan prior to the Cut-off Date.  The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Collection Account pursuant to the applicable Servicing Agreements.

To the extent applicable to the obligations of the Master Servicer under this agreement, the Master Servicer shall at all times comply with the Housing Act, FHA Regulations, the Readjustment Act, VA Regulations, and any administrative guidelines issued thereunder.

Section 4.02.  Monitoring of Servicers’ Performance.

Subject to Section 4.01, the Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement.  In the review of each Servicer’s activities, the Master Servicer may rely upon an Officer’s Certificate of the Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement.  In the event that the Master Servicer, in its reasonable judgment, determines that it requires reports from any Servicer in addition to the reports such Servicer is required to deliver to the Master Servicer pursuant to the applicable Servicing Agreement and the Master Servicer is obligated to reimburse the Servicer for the cost of such additional reports, the Master Servicer shall be reimbursed for such amounts from the Collection Account.  In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and, absent instructions to the contrary from the Trustee within five days of the delivery of such notice, the Master Servicer shall issue such notice or take such other action as it deems appropriate.

Subject to the provisions of Section 4.01 hereof, the Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

Section 4.03.  Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 4.04.  Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee each Rating Agency and the Depositor a copy of the Master Servicer’s annual unaudited financial statements on or prior to May 31 of each year, which may be in the form of the consolidated financial statements of the Master Servicer’s corporate parent.  Such financial statements shall include a balance sheet, income statement and statement of retained earnings.

Section 4.05.  Power to Act; Procedures.

(a)

The Master Servicer shall master service the Mortgage Loans as provided in this Agreement and shall have full power and authority to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Trustee shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney or other such documents by the Master Servicer or any Servicer).  If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.10 of this Agreement.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

(b)

In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with Accepted Master Servicing Practices.

Section 4.06.  Servicing Agreements; Enforcement of Servicers’ Obligations.

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, in each case subject to Section 4.02, terminate the rights and obligations of such Servicer thereunder and either service the related Mortgage Loans in accordance with the terms and provisions of the related Servicing Agreement or enter into a Servicing Agreement with a successor Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement from its own funds, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action or such amounts are permitted to be withdrawn from the Collection Account.

With respect to Excluded Servicing Obligations, the obligation of the Master Servicer to terminate the rights and obligations of the applicable Servicer is conditioned upon the Master Servicer having notice or actual knowledge of such Servicer’s failure to comply with the requirements of such sections.

The parties acknowledge that there will be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer.  To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer are not fully and timely reimbursed by the Seller or the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

In the event that the Seller receives any amounts from a Servicer relating to a Mortgage Loan and such amounts constitute part of the Trust Fund, the Seller shall immediately notify the Master Servicer and transfer such amounts to the Collection Account by wire transfer of immediately available funds.

Section 4.07.  Collection Account.

(a)

On the Closing Date, the Master Servicer shall open and shall thereafter maintain an account held in trust (the “Collection Account”), entitled “[          ], as trustee, in trust for the benefit of the Holders of Bayview Financial Mortgage Pass-Through Certificates, Series [          ].”  The Collection Account shall relate solely to the Certificates issued by the Trustee hereunder, and funds in such Collection Account shall not be commingled with any other monies.

(b)

The Collection Account shall be an Eligible Account.  If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

(c)

The Master Servicer will give to the Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account.  The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Trustee (subject to such Master Servicer’s right to direct payments and investments and its rights of withdrawal) under this Agreement.  The Master Servicer, at its option, may choose to make daily remittances from the Collection Account to the Trustee for deposit into the Certificate Distribution Account.

(d)

The Master Servicer shall deposit into the Collection Account, no later than the Business Day following the Closing Date, any amounts representing Monthly Payments on the Mortgage Loans due after the Cut-off Date and received by the Master Servicer on or before the Closing Date.  Thereafter, promptly upon receipt, the Master Servicer shall deposit or cause to be deposited in the Collection Account all amounts remitted to it by the Servicers in respect of the Mortgage Loans (which deposits may be net of the Master Servicing Fees).  Funds in the Collection Account may be invested in Eligible Investments (selected by and at the direction of the Master Servicer) which shall mature not later than the Master Servicer Remittance Date (except that if such Eligible Investment is an obligation of the Trustee and such Collection Account is maintained with the Trustee, then such Eligible Investment shall mature not later than such applicable Distribution Date) and any such Eligible Investment shall not be sold or disposed of prior to its maturity.  In the absence of direction by the Master Servicer, all funds in the Collection Account shall remain uninvested.  All such Eligible Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee.  All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time and shall not be part of the Trust Fund.  The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.  The Trustee has no duty with respect to and shall not be held liable by reason of any insufficiency in the Collection Account resulting from any investment loss on any investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).  The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or, to the extent provided in the applicable Servicing Agreement, the applicable Servicer as additional servicing compensation.  If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account.

Section 4.08.  Application of Funds in the Collection Account.

The Master Servicer shall, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes, in the following order of priority:

[(i)

to withdraw funds deposited in error in the Collection Account;

(ii)

to pay to itself income earned, net of losses incurred, on the investment of funds deposited in the Collection Account and any Net Prepayment Interest Excess;

(iii)

to reimburse itself or any Servicer for previously Outstanding Advances made by it or by such Servicer pursuant to Section 4.26 or otherwise reimbursable pursuant to the terms of this Agreement or any Servicing Agreement; it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be limited to collections on the Mortgage Loans to which such Outstanding Advances relate and shall be prior to the rights of the Certificateholders;

(iv)

to reimburse itself or any Servicer, following a final liquidation of a Mortgage Loan, for any amounts that represent Non-Recoverable Advances, it being understood, in the case of any such reimbursement, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(v)

to reimburse itself or the applicable Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Sections 4.23 and 4.25(a) in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the Master Servicing Fee Rate and the Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(vi)

in the event it has elected not to pay itself the Master Servicing Fee out of any Mortgagor payment on account of interest or other recovery with respect to a particular Mortgage Loan prior to the deposit of such Mortgagor payment or recovery in the Collection Account, to pay to itself the Master Servicing Fee for each Distribution Date and any unpaid Master Servicing Fees for prior Distribution Dates from any Mortgagor payment as to interest or such other recovery with respect to that Mortgage Loan, as is permitted by this Agreement;

(vii)

to reimburse itself for expenses incurred by and recoverable by or reimbursable to it or any Servicer pursuant to Sections 4.02, 4.05, 4.06, 4.19, 4.25(a) or 4.33, or any other provision of this Agreement, to the extent expressly permitted thereunder;

(viii)

to reimburse the Trustee for all reasonable ordinary out of pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, including the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

(ix)

to reimburse a Successor Master Servicer (solely in its capacity as Successor Master Servicer), for any fee, expense or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a Successor Master Servicer appointed by the Trustee pursuant to Section 4.13 or 4.17, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders;

(x)

to make payment to itself and others pursuant to any provision of this Agreement, to the extent expressly provided thereunder;

(xi)

to pay to itself, a Servicer, the Seller, the Depositor or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Sections 2.03 or 10.02, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Principal Balance or Purchase Price is determined;

(xii)

to reimburse any Servicer for such amounts as are due thereto from the Trust Fund pursuant to this Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement, or to reimburse any expenses of the Trust Fund or the Trustee expressly provided for in the Servicing Agreement;

(xiii)

to make payments to the Trustee for deposit into the Certificate Distribution Account in the amounts and in the manner provided for in Section 6.04; and

(xiv)

to clear and terminate any Collection Account pursuant to Section 10.02.]

Section 4.09.  [Determination of LIBOR.

(a)

On each LIBOR Rate Adjustment Date the Master Servicer shall determine LIBOR on the basis of the provisions of the definition of “LIBOR.”

(b)

The establishment of LIBOR by the Master Servicer and the Master Servicer’s subsequent calculation of the Interest Rate or Rates applicable to the Class [ ] Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.  In all cases, absent manifest error, the Master Servicer may conclusively rely on quotations of LIBOR as such quotations appear on Telerate Screen Page 3750.]

Section 4.10.  Termination of Servicing Agreements; Successor Servicers.

(a)

The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and this Agreement.  In such event, within 90 days of such termination, the Master Servicer shall appoint a successor Servicer or shall itself (or through an Affiliate) act as servicer of the related Mortgage Loans; provided, however, that for so long as the Seller is the Servicing Rights Owner under any such Servicing Agreement, the Seller shall have the right to appoint a successor Servicer within thirty (30) days of the Master Servicer providing notice to the Trustee of its intent to terminate such Servicer, subject to the provisions of Section 4.34 hereof.  If the Master Servicer assumes the role of successor Servicer, or until a successor Servicer is appointed, the Master Servicer shall (i) immediately make Advances and (ii) perform all responsibilities, duties and liabilities of the Master Servicer; provided, however, that for the first 90-day period following a termination of a Servicer, the Master Servicer, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.

(b)

If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.  The Master Servicer shall, however, be deemed to have made the representations contained in Section 3.01 hereof as of the assumption by the Master Servicer of the duties of the applicable Servicer.  The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in respect of the related Mortgage Loans.

(c)

In the event that the Master Servicer terminates the rights and obligations of any Servicer under a Full Recourse Servicing Agreement pursuant to this Section, the Master Servicer shall use its reasonable best efforts to appoint a successor Servicer that will service the related Mortgage Loans in accordance with the provisions of the applicable Full Recourse Servicing Agreement.  If the Master Servicer is unable to appoint such a successor Servicer, the Master Servicer shall modify the provisions of such Full Recourse Servicing Agreement as it deems appropriate, in its reasonable best judgment and with the consent of the Depositor, and shall either appoint a successor Servicer or service such Mortgage Loans itself (or through an Affiliate) as provided herein.  In no event shall the Master Servicer or any of its Affiliates be required to service any Mortgage Loans pursuant to any Full Recourse Servicing Agreement in the absence of such modification.

(d)

In no event shall the Master Servicer be responsible for monitoring, supervising or overseeing the obligations of any subservicer under any subservicing agreement.

Section 4.11.  Master Servicer Liable for Enforcement.

The Master Servicer shall, subject to the provisions hereof, enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders.

Section 4.12.  No Contractual Relationship Between Servicers and Master Servicer or Depositor.

Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Servicer shall be deemed to be between such Servicer and the other parties thereto (and to the extent the Trustee is assigned rights thereunder or made third-party beneficiaries thereof, the Trustee) and the Depositor and the Master Servicer shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to such Servicing Agreement except as set forth in this Article IV.

Section 4.13.  Assumption by Trustee.

(a)

In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Master Servicer Default under this Agreement), the Trustee shall have the right to appoint a Successor Master Servicer, who shall assume all of the Master Servicer’s rights, duties and obligations hereunder.  If no such Successor Master Servicer is appointed within 60 days, the Trustee shall thereupon assume all of the rights and obligations of the Master Servicer hereunder (including the right to receive the Master Servicing Fee hereunder); provided, however, the Trustee shall not be required to make any of the representations or warranties in Section 3.01 hereof.  The Trustee, its designee or any Successor Master Servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein.

The Trustee shall determine the Master Servicing Fee Rate applicable to a Successor Master Servicer (other than the Trustee in such capacity), such Master Servicing Fee Rate not to exceed the Maximum Master Servicing Fee Rate.

(b)

In the event the Master Servicer is terminated, the Master Servicer shall, (i) upon request of the Trustee but at the expense of such Master Servicer, timely deliver to the assuming party all documents and records (including, without limitation, computer tapes, disks and other electronic or magnetic media, in each case in readable format) in its possession relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient assumption of its duties as Master Servicer to the assuming party and (ii) make such reimbursements as are required under Section 4.08(x) hereof.

(c)

The Master Servicer shall be entitled to terminate the rights and obligations of the Seller under the applicable Servicing Agreement, to the extent provided therein, in accordance with the terms and conditions of such Servicing Agreement and this Agreement.  In such event, the applicable Servicer shall assume such rights and obligations to the extent provided in the applicable Servicing Agreement.

Section 4.14.  “Due-on-Sale” Clauses; “Due-on-Encumbrance” Clauses, Assumption Agreements; Release of Collateral.

(a)

To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause the Servicers to enforce due-on-sale clauses with respect to the Mortgage Loans in accordance with the applicable Servicing Agreement, to the extent such clauses are enforceable.  If applicable law prohibits the enforcement of a due on sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

(b)

If any Mortgage Loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, the Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer, on behalf of the Trustee, to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in accordance with the applicable Servicing Standard.

(c)

The Master Servicer or the related Servicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, and certified to the Trustee, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectibility of, such Mortgage Loan would not be adversely affected thereby.  Any fee collected by the Master Servicer or the related Servicer for processing such a request will be retained by the Master Servicer or such Servicer as additional servicing compensation.

Section 4.15.  Release of Mortgage Files.

(a)

Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement, promptly notify the Trustee by a certification substantially in the form of Exhibit E hereto (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.07 have been or will be so deposited) of a Servicing Officer and shall request the Trustee to deliver to the applicable Servicer the related Mortgage File.  Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the applicable Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File.  Upon any such payment in full, each Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that (unless otherwise expressly provided in the related Servicing Agreement) no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account or any Custodial Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Standard and the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings.  The Trustee shall, upon the request of a Servicer or the Master Servicer, and delivery to the Trustee of a Request for Release signed by a Servicing Officer substantially in the form of Exhibit E, release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer.  Such Request for Release shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Request for Release shall be delivered by the Trustee to the Servicer or the Master Servicer.

Section 4.16.  Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)

The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee.  Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement.  The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation in its possession regarding the Mortgage Loans to the Trustee and the Depositor, their agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority.  Such access shall be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trust Fund; provided, however, that the Master Servicer and each Servicer shall be entitled to deduct from any such funds any amounts that are permitted to be withdrawn by the Master Servicer pursuant to Section 4.08 hereof or by such Servicer under the applicable Servicing Agreement.

(c)

The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds now or hereafter held by, or under the control of, the Master Servicer that are collected by the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which a Servicer is entitled under its Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer shall be held by the Master Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by relevant Uniform Commercial Code or other laws.

(d)

The Master Servicer agrees that it shall not create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan, except as otherwise expressly provided herein.

Section 4.17.  Removal of Master Servicer; Resignation of Master Servicer; Term of Servicing.

(a)

If any of the following events (each, an “Event of Master Servicer Default”) shall occur and be continuing:

(i)

Any failure by the Master Servicer (x) to deposit to the Collection Account all collections received by the Master Servicer directly within two Business Days following the Business Day on which such amounts are deposited by the Master Servicer to its general account (which shall be within one Business Day following receipt of such amount) and are determined by the Master Servicer to relate to the Mortgage Loans or (y) to remit to the Trustee for deposit in the Certificate Distribution Account any amount required to be deposited therein pursuant to Section 6.04(c) hereof by the related Master Servicer Remittance Date; or

(ii)

Failure on the part of the Master Servicer to observe or perform any term, covenant or agreement in this Agreement (other than those covered by clause (i) above) or a failure to comply with the provisions of Accepted Master Servicing Practices, which failure materially and adversely affects the rights of the Holders of the Certificates and which continues unremedied for [    ] days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trustee or the Certificateholders who, in the aggregate, hold Certificates evidencing Voting Rights of [   ]% or more; or

(iii)

Any proceeding shall be instituted against the Master Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

(iv)

The commencement by the Master Servicer of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Master Servicer in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Master Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Master Servicer in furtherance of any such action; or

(v)

The Master Servicer shall fail to deliver a report expressly required by this Agreement, and the continuance of such failure for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Depositor or the Trustee (except that such three Business Day period shall be deemed not to run as to any portion of such report during such time as the Master Servicer’s failure to provide such information is for cause or inability beyond its control and the Master Servicer provides the Trustee and the Depositor with an Officer’s Certificate of the Master Servicer to such effect);

then the Trustee at the direction of the Required Certificateholders shall, in each case by delivery to the Master Servicer of a written notice specifying the occurrence of any of the foregoing events terminate the responsibilities of the Master Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Master Servicer; provided, that, in the event any of the events described in subsections (i)(y), (iii) or (iv) shall have occurred, termination of the duties and responsibilities of the Master Servicer shall automatically occur, without, demand, protest, or further notice of any kind, all of which are expressly waived by the Master Servicer; provided that in the case of a proceeding described in subsection (iii) brought by a third party and not consented to by the Master Servicer, an Event of Master Servicer Default shall not be deemed to have occurred until the earliest to occur of (A) the failure of the relevant court to grant the Master Servicer’s motion to dismiss such proceeding within [   ] days of the filing of such motion, (B) the denial of the Master Servicer’s motion to dismiss such proceeding by the relevant court, (C) the failure of the Master Servicer to file such a motion within [   ] days of the notice of the proceeding and (D) the subsequent withdrawal by the Master Servicer of its motion to dismiss such proceeding.

If an Event of Master Servicer Default occurs and is continuing and if the Trustee has actual knowledge or has received notice thereof, the Trustee shall give prompt written notice of thereof to the Depositor, the Master Servicer, the Rating Agencies and each Certificateholder.

(b)

The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except with the consent of the Depositor and the Trustee or upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to the effect that such duties are not so permissible (the cost of which shall be borne by the Master Servicer) to such effect which shall be delivered to the Trustee, the Depositor, the Rating Agencies and the Certificateholders.

(c)

Except as may be required by law, no resignation of the Master Servicer shall become effective until a Successor Master Servicer shall have assumed all of the Master Servicer’s responsibilities and obligations hereunder.

(d)

If the Master Servicer is removed or resigns and the Trustee does not appoint a Successor Master Servicer in accordance with Section 4.13 hereof, then the Trustee shall become the Successor Master Servicer.  The Trustee shall be entitled to reimbursement from the predecessor Master Servicer for the costs and expenses of the Trustee related to a termination of the Master Servicer, the appointment of a successor Master Servicer or the transfer and assumption of servicing by the Trustee, as Successor Master Servicer, each due to an Event of Master Servicer Default.  To the extent that such costs and expenses of the Trustee are not fully and timely reimbursed by the predecessor Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Collection Account in accordance with Section 4.08(x).

(e)

Any collections received by the Master Servicer after removal or resignation shall be endorsed by it and remitted directly and immediately to the Successor Master Servicer.  The Master Servicer shall be entitled to receive the Master Servicing Fee through the day on which it is terminated as Master Servicer (which may be pro rated for a partial month).

To the extent that the Master Servicer, at the time of its removal or resignation, has theretofore expended any amounts as Advances with respect to any Mortgage Loan, which Advances remain Outstanding Advances as of such date, the Master Servicer shall thereafter be entitled to receive from the Successor Master Servicer, monthly, such information as may be generated by the Successor Master Servicer as may be reasonably necessary to enable the Master Servicer to monitor the recovery of, and collection efforts undertaken with respect to, such Outstanding Advances, which information will include details of collection activities, payment records and trial balances.  To the extent that the Successor Master Servicer receives any amounts which relate to reimbursement for Outstanding Advances made by the prior Master Servicer, such amounts shall be remitted to the prior Master Servicer on the related Distribution Date.  To the extent that the Master Servicer, based upon the information supplied by the Successor Master Servicer, believes that any discrepancies exist between actual Outstanding Advances received by the Successor Master Servicer and the amounts forwarded to the Master Servicer as recovered Outstanding Advances, the Master Servicer and the Successor Master Servicer shall attempt in good faith to reconcile such discrepancies.

(f)

The Master Servicer agrees to cooperate reasonably with the Successor Master Servicer in effecting the termination of the Master Servicer’s servicing responsibilities and rights hereunder and shall promptly provide to the Successor Master Servicer all documents and records reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and shall promptly also transfer to the Successor Master Servicer all amounts which then have been or should have been deposited in the Collection Account, or which are thereafter received with respect to the Mortgage Loans.  The Successor Master Servicer shall not be held liable for any acts or omissions of the prior Master Servicer or by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.  The Master Servicer shall reimburse the Successor Master Servicer for its reasonable costs and expenses associated with the transfer of the master servicing following resignation of the Master Servicer or termination of the Master Servicer pursuant to this Section 4.17.

Section 4.18.  Cross-Collateralized Mortgage Loans.

The Master Servicer shall administer any Cross-Collateralized Mortgage Loans that are cross-collateralized with each other, in accordance with this Agreement, as a single Mortgage Loan.

All amounts collected in respect of any related Cross-Collateralized Mortgage Loans shall be applied between or among such Mortgage Loans in accordance with the express provisions of the related loan documents or, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then due as to each of such Mortgage Loans.

Notwithstanding anything to the contrary herein, the Master Servicer shall not waive any right that it has, or grant any consent it is otherwise entitled to withhold, under any related due-on-sale clause governing the transfer of any Mortgaged Property that secures Cross-Collateralized Mortgage Loans unless all of the Mortgaged Properties securing such Cross-Collateralized Mortgage Loans are transferred simultaneously to the same transferee.

Section 4.19.  Standard Hazard and Flood Insurance Policies.

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the related Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreement.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on any REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 4.07, any amounts collected by the Master Servicer, or remitted to the Master Servicer by any Servicer, under any insurance policies maintained pursuant to this Section 4.19 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.08.  Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.08.

Section 4.20.  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (subject to Section 4.01 and to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim and compliance with any applicable requirements of FHA or VA) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 4.21.  Maintenance of the Primary Mortgage Insurance Policies.

(a)

Subject to Section 4.01, the Master Servicer shall not take, or knowingly permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder.  The Master Servicer shall, subject to Section 4.01, use its reasonable best efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall not, and shall not knowingly permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)

The Master Servicer agrees, subject to Section 4.01,  to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Section 4.07, any amounts collected by the Master Servicer or remitted to the Master Servicer by any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.08.

Section 4.22.  Trustee To Retain Possession of Certain Insurance Policies and Documents.

The Trustee shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificates of insurance, if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts distributable in respect of the Mortgage Notes have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.  The Master Servicer shall promptly deliver or cause to be delivered to the Trustee upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 4.23.  Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall, subject to Section 4.01, cause each Servicer (to the extent required under the related Servicing Agreement) to use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the  applicable Servicing Agreement.

Section 4.24.  Compensation to the Master Servicer.

The Master Servicer shall be entitled either (a) to pay itself the Master Servicing Fee in respect of remittances from the Servicers prior to the deposit of such payment in the Collection Account or (b) to withdraw from the Collection Account, subject to Section 4.08, the Master Servicing Fee.  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty or yield maintenance payment) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account.  In addition, the Master Servicer will be entitled to retain any Net Prepayment Interest Excess.  If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to the Master Servicer by withdrawal from the Certificate Distribution Account to the extent that payments have been received with respect to the applicable Mortgage Loan.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.  Pursuant to Section 4.07 all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as additional compensation.

The Master Servicing Fee for each Distribution Date shall be reduced as provided in Section 6.10.

Section 4.25.  REO Property.

(a)

In the event the Trustee acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders.  The Master Servicer shall use its reasonable best efforts, subject to Section 4.01 and to the extent provided in the applicable Servicing Agreement, to cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall, subject to Section 4.01, cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement.

(b)

The Master Servicer shall, subject to Section 4.01 and to the extent required by the related Servicing Agreement, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Collection Account.

(c)

The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related Outstanding Advances and other unreimbursed advances from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such Outstanding Advances may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Certificate Distribution Account on the next succeeding Master Servicer Remittance Date.

Section 4.26.  Delinquency Advances and Servicing Advances.

(a)

Not later than 12:00 noon [       ] time on each Master Servicer Remittance Date, the Master Servicer, except as otherwise stated herein, shall advance funds (each such advance, a “Delinquency Advance”) to the Certificate Distribution Account in the amount of any Monthly Payment that is due during the related Due Period and not received by the Master Servicer from the related Servicer as of the related Determination Date; provided, however, that the Master Servicer will not be required to make any such Delinquency Advance (i) if the related Mortgage is listed on Schedule I-J hereto or (ii) if the Master Servicer determines in reasonable good faith that such Delinquency Advance would be a Non-Recoverable Advance.  Such determination by the Master Servicer will be evidenced by a certificate signed by a Servicing Officer delivered to the Trustee no later than such Master Servicer Remittance Date for the related Distribution Date.  Each Delinquency Advance shall increase the Outstanding Advances with respect to the related Mortgage Loan.  The Master Servicer shall be permitted to fund Delinquency Advances from its own funds, and from amounts then on deposit in the Collection Account in excess of the Total Distribution Amount for the related Master Servicer Remittance Date.

(b)

The Master Servicer may recover Delinquency Advances (i) from the Collection Account out of collections on the Mortgage Loan whose delinquency gave rise to such Delinquency Advance subsequent to the related Due Period, from Liquidation Proceeds and/or Insurance Proceeds recovered on account of such Mortgage Loan to the extent of the amount of such Delinquency Advance prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Collection Account and (ii) from the Collection Account generally, if such Delinquency Advance has been determined to be a Non-Recoverable Advance.

(c)

The Master Servicer, to the extent the Master Servicer becomes the successor to a Servicer pursuant to Section 4.10 and to the extent required by the related Servicing Agreement, will advance all “out-of-pocket” costs and expenses incurred in the performance of its servicing obligations with respect to defaulted Mortgage Loans, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, and any reasonable legal expenses in connection with the assertion by a Mortgagor of any claim or defense that the Mortgagor may have had against the originator in connection with the sale, financing or construction of such Mortgagor’s home and which the Mortgagor asserts against the Master Servicer and (iii) the management and liquidation of REO Property, but shall only pay such costs and expenses to the extent the Master Servicer reasonably believes such costs and expenses will be recovered from the related Mortgage Loan and will increase Net Liquidation Proceeds on the related Mortgage Loan.  Each such expenditure, if customary and reasonable, and exclusive of overhead, will constitute a “Servicing Advance.”  The Master Servicer may recover a Servicing Advance from the Mortgagor to the extent permitted by the related Mortgage Loan, from the Collection Account out of collections on the related Mortgage Loan, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan, from Insurance Proceeds collected with respect to the related Mortgage Loan prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Collection Account or, if such Liquidation Proceeds and Insurance Proceeds are insufficient to reimburse the Master Servicer for such Servicing Advance, from the Collection Account.

Section 4.27.  Master Servicer Reports.

To the extent the Master Servicer receives timely information from each Servicer not later than 2:00 p.m. [       ] time two Business Days prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee the related Master Servicer’s Monthly Report which shall contain (i) a summary report of Mortgage Loan payment activity for such month, (ii) delinquency summary reports for Mortgage Loans with respect to which scheduled payments due in such month were not made, (iii) an itemization by category of all amounts to be paid on the Distribution Date and (iv) such other information as is necessary for the Trustee to report items in Sections 6.08(a) and (b); provided, however, that the Master Servicer shall provide the information detailed in clauses (iii) and (v) above with respect to the assets of the Trust Fund other than the Mortgage Loans only to the extent that it receives such information in a timely manner from the parties that are required to provide such information to the Master Servicer.  In the event the Master Servicer does not receive timely information from each Servicer, the Master Servicer shall deliver or cause to be delivered the Master Servicer’s Monthly Report to the Trustee within [one] Business Day following the Master Servicer’s receipt of the necessary information.

Section 4.28.  Annual Officer’s Certificate as to Compliance.

(a)

The Master Servicer shall deliver to the Trustee, the Depositor and the Rating Agencies on or before [          ] of each year, commencing on [          ], an Officer’s Certificate, certifying that with respect to the period ending December 31: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

(b)

Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 4.29.  Annual Independent Accountants’ Servicing Report.

If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of Independent Public Accountants to furnish a statement to the Trustee, the Rating Agencies and the Depositor on or before [          ] of each year, commencing on [          ], to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report.  Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).  If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 4.30.  Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA, FHLMC, FHA and VA and shall have a net worth of not less than $[   ].

Section 4.31.  [Reserved].

Section 4.32.  Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, the Depositor or the Rating Agencies to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder.  Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a Successor Master Servicer, the entire amount of the Master Servicing Fee and other compensation payable to the Master Servicer pursuant hereto after the date of such transfer, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 4.24 hereof, shall thereafter be payable to such Successor Master Servicer.

Section 4.33.  Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Depositor or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this  Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided in Section 4.08.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent the Trustee or the Trust Fund incurs damages or expenses as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers in accordance with Section 4.01 hereof.

Section 4.34.  Transfer of Servicing.

The Servicing Rights Owner shall provide written notice to the Trustee and the Master Servicer thirty days prior to any transfer or assignment by the Servicing Rights Owner of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any other Person.  In addition, the transfer or assignment of rights and delegation of duties under any Servicing Agreement or the transfer of the servicing thereunder to a successor servicer (whether by the Servicing Rights Owner or the Master Servicer) shall be subject to the following conditions:

(a)

Such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement and must be reasonably acceptable to the Master Servicer, whose approval shall not be unreasonably withheld;

(b)

Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under the applicable Servicing Agreement;

(c)

There must be delivered to the Trustee and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates; provided, however, that this requirement shall not apply to any transfer of servicing to [          ] or to a successor servicer that is, prior to the date of such transfer, a Servicer of Mortgage Loans;

(d)

The Servicing Rights Owner shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to such successor servicer, including, but not limited to, the following: (i) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Servicing Rights Owner shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (ii) prior to the effective date of such transfer of servicing, the Servicing Rights Owner shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (iii) on or prior to the effective date of such transfer of servicing, the Servicing Rights Owner shall cause the prior Servicer to deliver to the successor servicer all related loan documents and any related records or materials; (iv) on or prior to the effective date of such transfer of servicing, the Servicing Rights Owner shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Master Servicer Remittance Date, to the Master Servicer, all funds held by the Servicer in respect of the Mortgage Loans; (v) on or prior to the effective date of such transfer of servicing, the Servicing Rights Owner shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (vi) the Servicing Rights Owner shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request;

(e)

In the event that the Servicing Rights Owner transfers its servicing rights under the applicable Servicing Agreement, any successor Servicing Rights Owner of the servicing rights shall acknowledge in writing that it is subject to the provisions of Section 4.06 in respect of the obligations of the Seller thereunder and Section 4.34 of this Agreement; and

(f)

Prior to amending any Servicing Agreement or consenting to any amendment or modification thereof, the Servicing Rights Owner shall obtain the prior written consent of the Master Servicer and the Trustee (such consent to be not unreasonably withheld).

ARTICLE V

THE CERTIFICATES

Section 5.01.  The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.02 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Certificate Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals ‘who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their countersignature.  On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.02.  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)

The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)

No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit J (the “Transferor Certificate”) and (i) deliver a letter in substantially the form of either Exhibit K (the “Investment Letter”) or Exhibit L (the “Rule 144A Letter”) or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L, or in the event such Certificate is a Residual Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit M), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 or ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of a Certificate that is an ERISA-Restricted Certificate and that has been the subject of an ERISA qualifying underwriting, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section (V)(e) of prohibited transaction class exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase and holding of such ERISA-Restricted Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit M.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter.  The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

(f)

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51 % of the aggregate Class Certificate Principal Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same.  Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates.  Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.  Persons Deemed Owners.

The Master Servicer, the Trustee and any agent of the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

Section 5.05.  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06.  Maintenance of Office or Agency.

The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange.  The Trustee initially designates its Corporate Trust Office for such purposes.  The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

DEPOSITS AND DISTRIBUTIONS

Section 6.01.  Rights of the Holders.

Amounts held by the Trustee for future distribution to the Certificateholders, including, without limitation, amounts in the Collection Account, any Reserve Fund and the Certificate Distribution Account, shall not be distributed except in accordance with the terms of this Agreement.

Section 6.02.  Establishment of Trust Accounts and Certificate Distribution Account.

(a)

(i)

The Master Servicer shall establish and maintain in the name of the Trustee the Collection Account as provided in Section 4.07, which account shall be property of the Trust Fund.

(ii)

The Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

(b)

(i)

Funds on deposit in the Collection Account, any Reserve Fund and the Certificate Distribution Account (each, a “Trust Account”) may be invested, and if invested shall be invested in Eligible Investments at the direction of the Master Servicer, in the case of the Collection Account, and otherwise at the direction of the Depositor, and such investments shall not be sold or disposed of prior to their maturity.  All such investments shall be made in the name of the Trustee in the manner provided herein.  Subject to paragraph (b)(ii) below, funds on deposit in the Trust Accounts, if invested, shall be invested (1) in Eligible Investments selected (x) in the case of the Collection Account, by the Master Servicer and (y) in the case of the Certificate Distribution Account, by the Depositor or (2) by an investment manager in Eligible Investments selected by such investment manager; provided that (A) such investment manager shall be selected by the Master Servicer, in the case of the Collection Account, and by the Depositor, in the case of the Certificate Distribution Account, (B) such investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds, and (C) any investment so selected by such investment manager shall be made in the name of the Trustee and shall be settled by a delivery to the Trustee that complies with the terms of this Agreement as it relates to investing such funds.  It is understood and agreed that the Trustee shall not be liable for any loss arising from an investment made in accordance with this Section 6.02(b).  All such investments shall be held by the Trustee for the benefit of the Certificateholders and the Certificateholders, as applicable; provided, that amounts on deposit in the Collection Account shall be applied as provided in the last sentence of this paragraph.  Other than as permitted by each Rating Agency, funds on deposit in the Trust Accounts and the Certificate Distribution Account, if invested, shall be invested in Eligible Investments that will mature not later than the Business Day immediately preceding the next Distribution Date (or on such next Distribution Date if either (x) such investment is held in the trust department of the institution with which the Trust Accounts or the Certificate Distribution Account, as applicable, is then maintained and is invested in a time deposit of the Trustee rated at least A-1 (or the equivalent) by each Rating Agency (such account being maintained within the trust department of the Trustee) or (y) the Trustee (so long as the short-term unsecured debt obligations of the Trustee are either (A) rated at least A-1 (or the equivalent) by each Rating Agency on the date such investment is made or (B) guaranteed by an entity whose short-term unsecured debt obligations are rated at least A-1 (or the equivalent) by each Rating Agency on the date such investment is made) has agreed to advance funds on such Distribution Date to the Certificate Distribution Account, as applicable, in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date).  For the purposes of the foregoing, unless the Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance and it shall not be responsible to make such advance.  The Master Servicer shall deposit into the Collection Account an amount equal to any loss realized on any investment of funds in the Collection Account immediately as any such loss is realized.  The Depositor shall deposit in the Certificate Distribution Account, as applicable, an amount equal to any loss realized on any investment of funds in such account immediately as any such loss is realized.  Funds on deposit in the Collection Account shall be withdrawn therefrom by the Master Servicer on the Master Servicer Remittance Date immediately preceding each Distribution Date to make deposits and distributions on each such date in the manner and priorities set forth in Section 4.08.

(ii)

Notwithstanding anything to the contrary in paragraph (b)(i) above, funds on deposit in any Reserve Fund, if invested, shall be invested only in Eligible Investments specified in clause (a) or clause (e) of the definition thereof.  Such investments shall not be sold or disposed of prior to their maturity.  All such Eligible Investments shall be made in the name of the Trustee in its capacity as such) or its nominee.  All income and gain realized from such investments shall be distributed to Certificateholders pursuant to this Agreement.  The Trustee shall not in any way be held liable by reason of any insufficiency in any Reserve Fund resulting from any investment loss on any investment made hereunder.  Any losses on investments arising out of funds invested from any Reserve Fund shall be paid by the Depositor.

(c)

The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Fund.  The Trust Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders.  If, at any time, any of the Trust Accounts ceases to be an Eligible Account, the Trustee (or the Master Servicer on its behalf) shall within 30 Business Days establish a new Trust Account as applicable, as an Eligible Account and shall transfer any cash and/or any investments to such new account.

The Depositor and the Trustee hereby appoint [          ] as Securities Intermediary with respect to the Trust Accounts and this Agreement creates in the Trustee, for the benefit of the Certificateholders, a security interest to secure all amounts due Certificateholders hereunder in and to the Trust Accounts and the Security Entitlements to all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Trust Accounts and all proceeds thereof.  Amounts held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the benefit of the Trustee, as collateral agent, for the benefit of the Certificateholders.  Upon the termination of the Trust Fund the Trustee shall inform the Securities Intermediary of such termination.  By acceptance of their Certificates or interests therein, the Certificateholders shall be deemed to have appointed [          ] as Securities Intermediary.  [          ] hereby accepts such appointment as Securities Intermediary.

(i)

With respect to the Trust Account Property credited to the Trust Accounts, the Securities Intermediary agrees that:

(A)

with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(B)

the sole assets permitted in the Trust Accounts shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

(C)

any such Trust Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Trustee with respect thereto over which the Securities Intermediary or such other institution has Control;

(ii)

The Securities Intermediary hereby confirms that (A) each Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to any Trust Account, (B) all Trust Account Property in respect of any Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trust Account shall be registered in the name of the Seller or the Depositor, payable to the order of the Seller or the Depositor or specially endorsed to the Seller or the Depositor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

(iii)

The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to any Trust Account shall be treated as a Financial Asset;

(iv)

If at any time the Securities Intermediary shall receive an Entitlement Order from the Trustee directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Seller, the Depositor or any other Person.  If at any time the Trustee notifies the Securities Intermediary in writing that the Trust Fund has been terminated in accordance herewith, and the security interest granted pursuant to this Agreement has been released, then thereafter if the Securities Intermediary shall receive any order from the Seller or the Depositor directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Trustee or any other Person;

(v)

In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Trust Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Trustee.  The Financial Assets credited to the Trust Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Trustee in the case of the Trust Accounts (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Accounts, and (ii) the face amount of any checks which have been credited to any Trust Account but are subsequently returned unpaid because of uncollected or insufficient funds);

(vi)

There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor with respect to any Trust Account.  In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(vii)

The rights and powers granted herein to the Trustee have been granted in order to perfect its security interest in the Trust Accounts and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor nor by the lapse of time.  The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Trustee in the Trust Accounts, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Trustee has notified the Securities Intermediary of such termination in writing; and

(viii)

Notwithstanding anything else contained herein, the Depositor and the Trustee agree that the Trust Accounts will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows:  (1) it will comply with Entitlement Orders related to the Trust Accounts issued by the Trustee, as collateral agent, without further consent by the Depositor or the Trustee; (2) until termination of the Trust Fund it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Trustee, as collateral agent with respect to the Trust Accounts; and (3) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to the applicable account.

(d)

Notwithstanding the foregoing, the Depositor shall have the power, revocable by the Trustee, to instruct the Trustee and the Master Servicer to make withdrawals and distributions from the Trust Accounts for the purpose of permitting the Master Servicer, the Trustee or the Depositor to carry out its respective duties hereunder.

(e)

The Depositor agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Trustee on behalf of Certificateholders and otherwise fully to effectuate the purposes, terms and conditions of this Section.  The Depositor shall:

(i)

promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Trustee’s security interest in the Trust Account Property; and

(ii)

make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following:  (1) any change in its corporate name or any trade name or its jurisdiction of organization; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Trustee of any such filings.

The Depositor shall not organize under the law of any jurisdiction other than the State under which it is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Trustee.  Before effecting such change, the Depositor shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Trust Account Property.  In connection with the transactions contemplated by the Basic Documents relating to the Trust Account Property, the Depositor authorizes its immediate or mediate transferee, including the Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 6.02(e).

None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Trustee or the Certificateholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder.  The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document.  The Trust Fund shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct.  The foregoing indemnification shall survive any termination of this Agreement.

Section 6.03.  Investment of Amounts.

To the extent there are uninvested amounts in the Certificate Distribution Account prior to 3:00 p.m. New York City time of any Business Day, the Trustee shall invest such amounts in Eligible Investments of the type described in subsection (e) of the definition of Eligible Investments.  All such investments shall be made in the name of the Trustee.  The Depositor shall be entitled to any income on such investments and shall be liable for any losses thereon.

Section 6.04.  Collections.

(a)

The Master Servicer shall provide each Servicer with such instructions as are necessary to permit the transfer by wire transfer in immediately available funds of all amounts on deposit in the Custodial Accounts which constitute collections to the Collection Account on the Servicer Remittance Date specified in the related Servicing Agreement.

(b)

On or prior to each Master Servicer Remittance Date, the Master Servicer shall determine the Interest Remittance Amount, the Principal Remittance Amount, the Principal Distribution Amount, the Total Distribution Amount, and the Trustee Fee, in each case for the related Distribution Date.  For purposes of this Section 6.04 and Section 6.08, with respect to any Distribution Date, in determining the amount received from any Rate Protection Provider or from the Underlying Securities, the Master Servicer shall be entitled to rely conclusively on the accuracy of the information provided to it by any Rate Protection Provider or by the Trustee, as applicable, and the Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such amount.

(c)

On each Master Servicer Remittance Date, the Master Servicer shall remit the Total Distribution Amount for the related Distribution Date, exclusive of any amounts received with respect to the related Distribution Date under any Rate Protection Agreement or in respect of the Underlying Securities or the Participations that have not been deposited in the Collection Account, to the Certificate Distribution Account.  Prior to disbursing the Total Distribution Amount, the Trustee shall withdraw from the Certificate Distribution Account on each Distribution Date and pay, solely from and in reduction of the Interest Remittance Amount, to itself, the Trustee Fee for such Distribution Date.

(d)

[Reserved]

(e)

The Trustee shall deposit into the Certificate Distribution Account on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any payments or distributions are received by the Trustee with respect to any Rate Protection Agreement or Underlying Securities, or the Participations, all such amounts.

(f)

Immediately following the purchase or early termination of any Underlying Securities pursuant to the related Underlying Agreement and receipt of amounts in respect thereof, the Trustee shall transfer the aggregate of such amounts into the Certificate Distribution Account.

Section 6.05.  Flow of Funds.

(a)

On each Distribution Date, the Trustee shall retain in the Certificate Distribution Account, and shall distribute, the Total Distribution Amount (net of the Trustee Fee to Holders of the Certificates, in the amounts and priorities specified in this Section.

(b)

On each Distribution Date, the Trustee shall retain in or deposit in the applicable account, and shall distribute, the Interest Remittance Amount for such date in the following order of priority:

[to be provided as applicable]

(c)

On each Distribution Date, the Principal Distribution Amount shall be distributed in the following order of priority:

[to be provided as applicable]

(d)

On each Distribution Date, the Trustee shall retain in or deposit in the applicable account, and shall distribute, the Excess Cashflow in the following order of priority:

[to be provided as applicable]

(e)

On the Termination Date, the Trustee shall distribute to each Class of Certificates the related Termination Price therefor, as set forth in the Section 10.01 hereof.

Section 6.06.  Disbursement of Funds.

All distributions shall be made pursuant to Section 6.05 by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date; provided, that, a Certificateholder shall only be entitled to receive distributions by wire transfer if such Certificateholder is the registered Holder of Certificates having an initial aggregate principal amount equal to or in excess of $[   ] or a Percentage Interest equal to or in excess of [   ]%; and in all other cases by check mailed to each such Certificateholder at such Holder’s address appearing in the Certificate Register.

Section 6.07.  Allocation of Losses.

(a)

On each Distribution Date, the Class Certificate Principal Balance of each Class of Certificates shall be reduced by the amount of any Realized Losses for such date, in the following order of priority:

[to be provided as applicable]

(b)

Any Realized Losses so allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective principal balances.  Any allocation of an Realized Losses pursuant to this Section shall be accomplished by reducing the Class Certificate Principal Balance of the applicable Class on the applicable Distribution Date.

Section 6.08.  Reports to Certificateholders.

(a)

On each Distribution Date, concurrently with the distribution to the Certificateholders, the Trustee shall furnish to the Certificateholders, the Depositor and each Rating Agency, a report, based solely on information provided to the Trustee by the Master Servicer, the Underlying Distribution Date Statements for the related Underlying Distribution Date, and in the Master Servicer’s Monthly Report, containing the following information:

(i)

the amount of the distribution on such Distribution Date with respect to each Class of Certificates;

(ii)

the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included therein;

(iii)

the amount of such distributions allocable to interest;

(iv)

the Class Certificate Principal Balance (or Class Notional Balance) for each Class of Certificates as of such Distribution Date together with the principal amount or notional amount of the Certificates of the related Class (based on a Certificate in the original principal amount or notional amount of $[   ]) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

[(v)

the level of LIBOR and the Interest Rates applicable to the Class [     ] Certificates for such Distribution Date;]

[(vi)

[if applicable, a statement that interest distributable on one or more Classes of Certificates on such Distribution Date represents interest accrued on such Classes at a rate equal to the Available Funds Cap;]

(vii)

the Pool Balance as of such Distribution Date;

(viii)

the Overcollateralization Amount for such Distribution Date;

(ix)

the amount of any Delinquency Advances for such Distribution Date, and the amount of any Outstanding Advances in respect of Delinquency Advances remaining after such Distribution Date; the amount of any Purchase Prices deposited into the Collection Account;

(x)

the amount of current and cumulative Realized Losses on the Mortgage Loans;

(xi)

the number of Mortgagor bankruptcies;

(xii)

the number of Mortgage Loans and the aggregate Principal Balance thereof that were repurchased by the Seller or Depositor pursuant Section 2.03 hereof during the one-month period immediately preceding the related Determination Date;

(xiii)

the amount of any Realized Losses applied to any Class of Certificates on such Distribution Date;

(xiv)

the amount of any Basis Risk Shortfall with respect to any Class of Certificates;

(xv)

the amount of any shortfalls in distributions of interest with respect to each Class of Certificates on such Distribution Date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior Distribution Dates;

(xvi)

the amount of Servicing Fees, the Master Servicing Fee and the Trustee Fee paid with respect to such Distribution Date; and

(xvii)

the amount of any payments received under the Rate Protection Agreements.

Items (i) through (iii) above shall, with respect to the Certificates be presented on the basis of a Certificate having an original $[   ] denomination and on an aggregate basis.  The Trustee may, at its option, make the information set forth above available each month to Certificateholders and the parties to this Agreement via the Trustee’s internet website.  Access to this service shall be limited to Persons with valid passwords, and such access shall be permitted only to Persons that have submitted to the Trustee a letter substantially in the form attached hereto as Exhibit I.  The Trustee shall provide such information by mail to any Certificateholder that requests paper copies.  Each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to items (i), (ii) and (iii) above with respect to the related Certificates for such calendar year.

(b)

In addition, on each Distribution Date the Trustee will distribute to each Certificateholder (which shall be the Depository Trust Company as long as the Certificates are in book-entry form), the following information (based upon information provided to the Trustee by the Master Servicer) as of the close of business on the last business day of the prior calendar month:

(i)

the total number of Mortgage Loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of Performing Mortgage Loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

(ii)

the number and aggregate principal balance of Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

(iii)

the number and aggregate principal balance of all Mortgage Loans relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clauses (i) and (ii)).

(c)

Annually, in January of each year, the Trustee shall furnish to each Person that was a Certificateholder during the prior calendar year a statement showing the aggregate interest and the aggregate principal received by such Person with respect to the Certificates during the prior calendar year, together with any standard federal income tax reporting form for such information, and information furnished by the Trustee upon request pursuant to Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Certificateholders in computing their market discount.

Section 6.09.  Presentation of Certificates.

Upon receipt of notice of the final Distribution Date with respect to any Class, the Trustee will notify each affected Certificateholder that the next Distribution Date will be the final Distribution Date.  In the event that a Certificateholder fails to deliver its Certificate(s) for cancellation on the final Distribution Date, by its purchase of a Certificate it agrees to indemnify the Depositor, the Master Servicer, the Trustee and the Trust Fund against all claims with respect to such Certificate arising following such Distribution Date.  Claims against the Trust Fund for payment on such Certificate shall be void unless made within three years from the Termination Date.

Section 6.10.  Compensating Interest.

Prior to each Distribution Date, the Master Servicer shall deposit into the Certificate Distribution Account from its own funds, but not in excess of the amount of the Master Servicing Fee for such date, the amount of any Compensating Interest for such date.

Section 6.11.  Certain Provisions With Respect to the Underlying Securities, Rate Protection Agreements and Participations.

(a)

If the Trustee shall not have received a payment with respect to the Participations, the Underlying Securities or any Rate Protection Agreement by the date on which such payment was due and payable pursuant to the terms thereof, the Trustee shall make demand upon the Participation Seller, any Underlying Trustee or the related Rate Protection Provider, as applicable, for immediate payment, and may, and at the direction of a majority (by Voting Rights) of the Certificateholders) shall, take any available legal action, including the prosecution of any claims in connection therewith. If the Trustee determines, in its sole discretion, that taking such action would create a material conflict of interest between its obligations and duties as Underlying Trustee under the Underlying Agreements and its obligations and duties under this Agreement, the Trustee may resign in accordance with Section 6.08 of this Agreement.  The Depositor shall cooperate with the Trustee in connection with any such demand or action to the extent reasonably requested by the Trustee.  The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action shall be reimbursable to the Trustee from the Trust Fund.

(b)

The Participations, the Underlying Securities and each Rate Protection Agreement shall be the property of the Trust Fund.

ARTICLE VII

REMEDIES

Section 7.01.  Limitation on Suits.

No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)

there is a continuing Event of Master Servicer Default and such Certificateholder has previously given written notice to the Trustee of a continuing Event of Master Servicer Default;

(ii)

the Required Certificateholders shall have made written request to the Trustee to institute proceedings in respect of such Event of Master Servicer Default in its own name as Trustee hereunder;

(iii)

such Certificateholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)

the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(v)

no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Required Certificateholders;

it being understood and intended that no one or more Certificateholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Certificateholders, or to obtain or to seek to obtain priority or preference over any other Certificateholders or to enforce any right under this Agreement, except in the manner herein provided and for the ratable benefit of all the Certificateholders as provided herein.

Section 7.02.  Restoration of Rights and Remedies.

If the Trustee or any Certificateholder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Certificateholder, then and in every such case, subject to any determination in such proceeding, the Seller, the Trustee and the Certificateholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Certificateholders shall continue as though no such proceeding had been instituted.

Section 7.03.  Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Certificateholders is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.04.  Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Certificateholder to exercise any right or remedy accruing upon any Event of Master Servicer Default shall impair any such right or remedy or constitute a waiver of any such Event of Master Servicer Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Certificateholders may be exercised from time to time, and as often as may be deemed expedient, as permitted under the terms hereof, by the Trustee or by the Certificateholders, as the case may be.

Section 7.05.  Control by Certificateholders.

(a)

Subject to Section 7.06 hereof, the Required Certificateholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee hereunder; provided, that (i) such direction shall not be in conflict with any rule of law or with this Agreement, (ii) such direction shall not involve any action for which the Trustee reasonably believes it may not obtain compensation or reimbursement for hereunder or, if the Trustee determines that such compensation or reimbursement is not available, such Certificateholders have not offered the Trustee reasonable indemnity for the cost of such actions, and (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

(b)

Prior to the occurrence of an Event of Master Servicer Default hereunder and after the curing or waiver of all Events of Master Servicer Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Required Certificateholders; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the Certificate afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action.  The reasonable expense of every such examination relating to an Event of Master Servicer Default shall be paid by the Master Servicer if an Event of Master Servicer Default shall have occurred and be continuing, and otherwise by the Certificateholders requesting the investigation.

Section 7.06.  Waiver of Past Defaults.

The Required Certificateholders may on behalf of the Certificateholders of all the Certificates waive any past default hereunder and its consequences.

Upon any such waiver, such default shall cease to exist, and any Event of Master Servicer Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 7.07.  Undertaking for Costs.

All parties to this Agreement agree, and each Certificateholder by the acceptance of a Certificate shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.07 (other than this clause) shall not apply to any suit instituted by the Depositor, by the Trustee, by the Master Servicer, by any Certificateholder or group of Certificateholders holding in the aggregate more than [   ]% of the Voting Rights of the outstanding Certificates, or to any suit instituted by any Certificateholder for the enforcement of the payment of any principal of or interest on any Certificate.

Section 7.08.  Waiver of Stay or Extension Laws.

The Depositor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Depositor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

LIMITATION ON LIABILITY; INDEMNITIES

Section 8.01.  Liabilities of Mortgagors.

No obligation or liability of any Mortgagor under any of the Mortgage Loans is intended to be assumed by the Depositor, the Master Servicer, the Trustee, the Holder of any Certificate under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Master Servicer, the Trustee and the Holders of each Certificate expressly disclaim such assumption.

Section 8.02.  Liability of the Depositor.

(a)

The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

(b)

Neither the Depositor, nor any of the directors, officers, employees or agents of the Depositor, shall be under any liability to the Trust Fund, the Master Servicer, the Trustee or any Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder.  The Master Servicer, the Trustee, and any director, officer, employee or agent of the Master Servicer or the Trustee may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

Section 8.03.  Relationship of Master Servicer.

The relationship of the Master Servicer (and of any Successor Master Servicer under this Agreement) to the Trustee and the Depositor under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, partner or agent of the Trustee or the Depositor, except as otherwise stated herein.

Section 8.04.  Indemnities of the Master Servicer.


(a)

Subject to Section 4.33 hereof, the Master Servicer agrees to indemnify the Trust Fund, the Trustee and the Depositor and their respective directors, officers, employers and agents (the “Indemnified Parties”) from, and hold them harmless against, any and all costs, expenses (including reasonable attorney fees and disbursements), losses, claims, damages and liabilities that the Indemnified Parties may sustain to the extent attributable to the failure of the Master Servicer to perform its duties under this Agreement in compliance with its obligations hereunder, including, without limitation, its obligation to master service the Mortgage Loans in compliance with the terms of this Agreement.  Each Indemnified Party shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund, the Depositor or the Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  This indemnification shall survive the termination of this Agreement and the resignation or removal of the Master Servicer.

(b)

This Section 8.04 shall survive the termination of this Agreement, the resignation or removal of the Master Servicer, and the resignation or removal of the Trustee, with respect to the acts or omissions of the Master Servicer while it acted as Master Servicer.

ARTICLE IX

CONCERNING THE TRUSTEE

Section 9.01.  Duties of Trustee.


(a)

If an Event of Master Servicer Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.


(b)

Except during the continuance of an Event of Master Servicer Default:

(i)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

(ii)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and on their face conforming to the requirements of this Agreement; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Agreement.

(c)

The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)

this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)

the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;


(iii)

the Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Master Servicer Default, unless a Responsible Officer of the Trustee obtains actual knowledge of such default or Event of Master Servicer Default or shall have received written notice thereof.  In the absence of such actual knowledge or notice, the Trustee may conclusively assume that there is no default or Event of Master Servicer Default.

(d)

Every provision of this Agreement that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

(e)

The Trustee shall not be liable for indebtedness evidenced by or arising under any of the Basic Documents, including principal of or interest on the Certificates, or interest on any money received by it except as the Trustee may agree in writing.

(f)

Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Agreement.

(g)

No provision of this Agreement shall require the Trustee to expend, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it provided, however, that the Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses.

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(h)

Every provision of this Agreement or any Basic Document relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and Section 9.02.

(i)

The Trustee shall execute and deliver this Agreement and such other documents and instruments as shall be necessary or appropriate in accordance with its duties and obligations hereunder, including any agreement relating to any Pool PMI Insurance Policy.

Section 9.02.  Certain Matters Affecting the Trustee.

(a)

The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)

Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, which shall not be at the expense of the Trustee.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.  The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(c)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

(d)

The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)

The Trustee may consult with counsel, and any Opinion of Counsel with respect to legal matters relating to this Agreement, any Basic Document and the Certificates shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with any Opinion of Counsel of such counsel.

(f)

In the event that the Trustee is also acting as Certificate Registrar hereunder or under any Basic Document, the rights and protections afforded to the Trustee pursuant to this Article Six shall be afforded to such Certificate Registrar.

Section 9.03.  Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any of the Basic Documents or the Certificates; it shall not be accountable for the Depositor’s use of the proceeds from the Certificates, and it shall not be responsible for any statement of the Depositor, the Master Servicer or Servicers in this Agreement or in any document issued in connection with the sale of the Certificates or in the Certificates other than the Trustee’s certificate of authentication.

Section 9.04.  Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

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Section 9.05.  Compensation and Indemnity.

The Trustee shall be entitled, as compensation for its services, to the Trustee Fee, as provided herein.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Trustee shall be reimbursed subject to Section 9.10 hereof from the Trust Fund, as provided in this Agreement, for all reasonable ordinary out of pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services (as provided in this Agreement).  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Trust Fund shall indemnify the Trustee and the Trustee’s employees, directors and agents, as provided in this Agreement, against any and all claim, loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder or under any Basic Document (to the extent not previously reimbursed above), including, without limitation, the execution and filing of any federal or state tax returns and information returns and being the mortgagee of record with respect to the Mortgage Loans.  The Trustee shall notify the Depositor promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Depositor shall not relieve the Trust Fund of its obligations hereunder.  The Trustee may have separate counsel and the fees and expenses of such counsel shall be paid from the Trust Fund.  The Trust Fund shall not be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.  The Trustee’s rights pursuant to this Section shall survive the discharge of this Agreement.

Section 9.06.  Replacement of Trustee.

No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section.  The Trustee may resign at any time by giving 90 days’ written notice thereof to the Master Servicer, the Depositor, each Certificateholder and each Rating Agency.  The Depositor shall remove the Trustee if:

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(i)

the Trustee fails to comply with Section 9.09;

(ii)

the Trustee is adjudged bankrupt or insolvent;

(iii)

a receiver or other public officer takes charge of the Trustee or its property; or

(iv)

the Trustee otherwise becomes incapable of acting.

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If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Depositor shall promptly appoint a successor Trustee that satisfies the eligibility requirements of Section 9.09.

The resigning or removed Trustee agrees to cooperate with the Master Servicer and any successor Trustee in effecting the termination of the resigning or removed Trustee’s responsibilities and rights hereunder and shall promptly provide such successor Trustee all documents and records reasonably requested by it to enable it to assume the Trustee’s functions hereunder.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Depositor.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Agreement.  The successor Trustee shall mail a notice of its succession to Certificateholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Depositor or the Holders of a majority in Outstanding Amount of the Certificates may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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If the Trustee fails to comply with Section 9.09, any Certificateholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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Section 9.07.  Successor Trustee by Merger.

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If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 9.09.  The Trustee shall provide each Rating Agency prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Agreement any of the Certificates shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Certificates so authenticated; and in case at that time any of the Certificates shall not have been authenticated, any successor to the Trustee may authenticate such Certificates either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Certificates or in this Agreement provided that the certificate of the Trustee shall have.

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Section 9.08.  Appointment of Co-Trustee or Separate Trustee.

(a)

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Fund may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Fund and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.09 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.09 hereof.

(b)

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article Six.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

(d)

Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney in fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

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Section 9.09.  Eligibility; Disqualification.

The Trustee shall at all times (i) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, (ii) have a long term deposit rating of at least A or the equivalent by each Rating Agency, (iii) not be an Affiliate of the Depositor or the Master Servicer, (iv) be an FHA Approved Mortgagee and be qualified to own and hold VA Mortgage Loans and (v) be in compliance with all applicable Regulations.

Section 9.10.  Fees and Expenses.

On each Distribution Date, the Trustee shall be entitled to withdraw from the Certificate Distribution Account, pursuant to Section 6.04 hereof, the Trustee Fee.  The Trustee and any co-trustee are entitled to reimbursement from the Collection Account, in accordance with Section 4.08(ix) of this Agreement, for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 9.08 hereof) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided that the expenses to be reimbursed under Section 4.08(ix) of this Agreement shall not exceed $100,000 in the aggregate.

Section 9.11.  Representations and Warranties.

The Trustee hereby represents that:

(i)

the Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii)

the Trustee has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Trustee by all necessary corporate action;

(iii)

the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without  notice or lapse of time) a default under the articles of organization or bylaws of the Trustee or any agreement or other instrument to which the Trustee is a party or by which it is bound;

(iv)

to the Trustee’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trustee or its properties:  (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, this Agreement; and

(v)

the Trustee is an FHA Approved Mortgagee and is qualified to own and hold VA Mortgage Loans, shall at all times maintain such status, and shall, at its own expense, maintain compliance with all applicable Regulations.

ARTICLE X

MISCELLANEOUS

Section 10.01.  Termination upon Liquidation or Purchase of all Mortgage Loans.

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Subject to Section 10.03, the respective obligations and responsibilities of the Master Servicer, the Depositor and the Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust Fund) shall terminate on the date (the “Termination Date”) which is the earlier to occur of:

(i)

the day after the day on which the Certificates are paid in full (including payment pursuant to Section 10.02 below); and

(ii)

the date that is 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 10.02.  Final Distribution on the Certificates.

(a)

On the first Distribution Date on or after the date on which the aggregate Class Principal Balance of the [LIBOR] Certificates is less than [   ]% of the Initial Aggregate Certificate Principal Balance (such Distribution Date, the “Auction Call Date”), the Trustee or its agent shall solicit bids for the purchase of the Mortgage Loans, the Underlying Securities and all other property of the Trust Fund.  To effectuate such sale, the Trustee (or an agent thereof) shall make reasonable efforts to sell all of the property of the Trust Fund for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which shall include the good faith solicitation of competitive bids to prospective purchasers that are considered at the time to be competitive participants in the applicable mortgage market.  The Trustee shall consult [          ] or any other financial advisor of its choice in order to identify potential bidders.  The Trustee (or an agent thereof) shall sell all of the property of the Trust Fund to the highest bidder; provided, that (i) the sale price shall not be less than the Minimum Bid Price and (ii) the Trustee shall have received bids from no fewer than three prospective purchasers.  The Trustee shall be entitled to reimbursement for all costs and expenses incurred by it under this Section 10.02(a).

If after following the procedures set forth in the immediately preceding paragraph the Trustee is unable to identify a prospective purchaser of the Trust Fund property that is willing to pay the Minimum Bid Price therefor, the Trustee (or an agent thereof) shall repeat the above-specified process at three-month intervals until the property of the Trust Fund has been sold.

(b)

On any Distribution Date on or after the first Distribution Date on which the Asset Balance for such date is less than ten percent of the Cut-off Date Asset Balance, either the Majority Holder of the Residual Certificates or the Master Servicer, acting directly or through one or more Affiliates, may purchase from the Trustee all (but not fewer than all) of the Loan Assets and all other property of the Trust Fund at a cash price equal to the sum of (w) the greater of (i) the sum of the unpaid principal balance of each Mortgage Loan and the Underlying Securities Balance immediately prior to the date of purchase and (ii) the fair market value of such Mortgage Loans and Underlying Securities (disregarding accrued interest), (x) any accrued and unpaid interest on the Mortgage Loans from the date as to which interest was last paid to (but not including) the Due Date in the Due Period immediately preceding the related Distribution Date, calculated at the Mortgage Rate thereon and any accrued and unpaid interest on the Underlying Securities to but not including the related Distribution Date, (y) any unreimbursed Servicing Advances with respect to such Mortgage Loan and (z) the fair market value of all other property of the Trust Fund (such amount, the “Termination Price”).  Either the Majority Holder of the Residual Certificates or the Master Servicer, as applicable shall deliver written notice of its intention to exercise such option to the Trustee and the Master Servicer no fewer than ten days prior to the applicable Distribution Date.

The right of the Majority Holder of the Residual Certificates so to exercise such optional purchase right is superior to such right of the Master Servicer.  The Master Servicer may only exercise such optional right if the Majority Holder of the Residual Certificates explicitly declines to do so.  In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Collection Account in respect of the related Total Distribution Amount for deposit to the Certificate Distribution Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

(c)

If on any Determination Date the Master Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder.  If the Master Servicer or the Majority Holder of the Residua1 Certificates elects to terminate the Trust Fund pursuant to clause (b) of Section 10.02, at least [   ] days prior to the date notice is to be mailed to the affected Certificateholders the Master Servicer shall notify the Depositor and the Trustee of the date such Person intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the [   ] day and no later than the [   ] day of the month next preceding the month of such final distribution.  Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.  The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

In the event such notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates.  Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

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Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in Section 4.08, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Class Principal Balance thereof plus accrued interest thereon (or on their Class Notional Balance, if applicable) in the case of an interest bearing Certificate, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.  If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class [    ] Certificateholders shall be entitled to al unclaimed funds and other assets of the Trust Fund which remain subject hereto.

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In connection with any purchase of the property of the Trust Fund pursuant to paragraphs (a), (b) or (c) of this Section 10.02, the Master Servicer shall reimburse itself and each applicable Servicer for any amounts to be reimbursed to the Master Servicer or such Servicer pursuant to this Agreement and the applicable Servicing Agreements from funds in the Collection Account prior to remitting the balance of the funds in the Collection Account to the Certificate Distribution Account.  Promptly following any such purchase pursuant to paragraphs (a), (b) or (c) of this Section, the Trustee shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 10.02, or otherwise upon its order.

Section 10.03.  Additional Termination Requirements.

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(a)

In the event that either the Majority Holder of the Residual Certificates or the Master Servicer exercises its purchase option as provided in Section 10.02(b), the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Person exercising such purchase option, to the effect that the failure to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC as defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)

Within 90 days prior to the final Distribution Date set forth in  the notice given by the Master Servicer under Section 10.02, the Master Servicer shall prepare and the Trustee, at the expense of the “tax matters person,” shall adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Tax Matters Person), meets the requirements of a qualified liquidation; and

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(ii)

Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Person exercising the purchase option for cash.

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(b)

The Trustee as agent for any REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 10.03(a)(i) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

(c)

By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to prepare and the Trustee to adopt and sign a plan of complete liquidation.

Section 10.04.  Beneficiaries.

This Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders of the Certificates, and their respective successors and permitted assigns.  No other Person will have any right or obligation hereunder.

Section 10.05.  Amendment.

(a)

This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Holders of the Certificates, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein that may be inconsistent with any other provision herein, to correct any error or to conform the provisions hereof to statements made in the Prospectus, (iii) to obtain or maintain a rating for a Class of Certificates from a nationally recognized statistical rating organization, (iv) to change the timing and/or nature of deposits in the Trust Accounts or to change the name in which the Collection Account is maintained (except that (x) deposits into the Certificate Distribution Account must be made no later than the related Distribution Date and (y) either (1) such change may not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an Opinion of Counsel or (2) such change may not adversely affect the then-current rating of any rated Classes of Certificates, as evidenced by letters from the Rating Agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the Trust Fund provided that the Trustee has received an Opinion of Counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any Certificateholder or (y) to restrict the transfer of any Residual Certificate, provided that the Depositor has determined that such change would not adversely affect the applicable ratings of any Classes of the Certificates, as evidenced by letters from each Rating Agency and (vi) to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions hereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder as evidenced by either an Opinion of Counsel or by a letter from each Rating Agency to the effect that such change will not adversely affect the applicable ratings of any Classes of the Certificates.

(b)

This Agreement may also be amended from time to time by the Master Servicer, the Depositor and the Trustee, with the consent of the Required Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate then outstanding, (b) reduce the percentage required to consent to any such amendment, (c) cause the Trust Fund to be taxable as a corporation for federal income tax purposes or (d) modify this Section 10.05(b) without the consent of the Holders of all of the Certificates.  The Trustee may set a record date for purposes of determining the holders entitled to give a written consent or waive compliance as authorized or permitted by this Section 10.05(b). Such record date shall not be more than 30 days prior to the first solicitation to such consent or waiver.

(c)

Promptly after the execution of any amendment or consent pursuant to this Section 10.05, the Trustee shall furnish a copy of such amendment to each Holder of a Certificate and, not later than the tenth Business Day preceding the effectiveness of any such amendment, to each Rating Agency.

(d)

The manner of obtaining consents and of evidencing the authorization of the execution thereof by Holders of the Certificates shall be subject to such reasonable requirements as the Trustee may prescribe.

(e)

The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(f)

In connection with any amendment pursuant to this Section 10.05, the Trustee, the Master Servicer and the Depositor shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Agreement and that all conditions precedent to the execution of such amendment in accordance with the relevant provisions of this Section 10.05 have been met.

Section 10.06.  Notices.

(a)

All communications and notices to the parties hereto shall be in writing and delivered as follows:

If to the Master Servicer, to:

[          ]

[

                    ]

Attention: [          ]

Telephone: [          ]

Telecopier: [          ]

If to the Master Servicer via overnight delivery to:

[

                    ]

Attention: [          ]

Telephone: [          ]

Telecopier: [          ]

If to the Trustee, to:

[          ]

[

                    ]

Attention:  [          ]

Telephone: [          ]

Facsimile:   [          ]

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If to the Depositor, to:

Bayview Financial Securities Company, LLC

4425 Ponce de Leon Boulevard, 4th Floor

Coral Gables, Florida 33146

Telephone:  (305) 854-8880

Facsimile:   (305) 854-2031

If to the Rating Agencies, to:

[Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attn:  Bayview Financial [          ] Trust [          ]

Telephone:  (212) 553-0300

Telecopier:  (212) 553-0881]

[Standard & Poor’s Ratings Services

55 Water Street, 41st Floor

New York, NY  10041

Attn:  Bayview Financial [          ] Trust [          ]

Telephone:  (212) 438-2000

Telecopier:  (212) 438-2661]

[Fitch Ratings

1 State Street Plaza, 30th Floor

New York, NY  10004

Attn:  Bayview Financial [          ] Trust [          ]

Telephone:  (212) 908-0500

Telecopier:  (212) 480-4435]

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

(b)

The Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

(c)

All communications and notices to Certificateholders given pursuant hereto shall be in writing and mailed first class mail, postage prepaid at the address shown above, or, in the case of the Certificateholders, at the address shown in the Certificate Register, as applicable.  Such notices shall be deemed given when mailed.

Section 10.07.  Merger and Integration.

Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.  This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 10.08.  Headings.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 10.09.  Provision of Information.

Upon request, the Depositor shall make available to the Underwriters such information as is reasonably available to the Depositor regarding procedures employed by the Seller or its affiliates to ensure that any Mortgage Loans subject to the Home Ownership and Equity Protection Act of 1994 or comparable state laws were originated in compliance with such laws.

Section 10.10.  Severability of Provisions.

If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the rights of the Certificateholders or the rights of the Trustee.

Section 10.11.  No Proceedings.

Notwithstanding any prior termination of this Agreement, the Trustee, the Master Servicer and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust Fund or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust Fund.

Section 10.12.  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)

THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, SOLELY WITH RESPECT TO MATTERS ARISING UNDER THIS AGREEMENT, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 10.06 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT THEREOF.  THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY SUCH PERSON TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

(c)

THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT.  INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 10.13.  Counterparts.

This Agreement may be executed in counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 10.14.  Taxes.

It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of any such REMIC and that in such capacity it shall:  (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or .information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or time in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of any REMIC status; (h) pay, from the sources specified in the last paragraph of this Section 10.14, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein.  The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contribution to any REMIC hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon any REMIC hereunder pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Master Servicer or Seller of any of their obligations under this Agreement, (iii) the Seller, if any such tax arises out of or results from the Seller’s obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the Master Servicer or the Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.08(b).

Section 10.15.  Periodic Filings.

The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K.  Thereafter, within 15 days after each Distribution Date, the Trustee shall, in accordance with applicable law and regulation and industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR) a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to [          ], 20[  ], the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable.  Prior to [          ], 20[  ], the Trustee shall file [(but will not be required to execute)] a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund.  The Form 10-K shall include the certification required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act (the “Form 10-K Certification”) signed by an appropriate party or parties designated by the Depositor [(which Form 10-K Certification the Trustee shall not be required to sign)].  The Trustee shall have no liability for any delay in filing the form 10-K due to the failure of any party to timely sign the Form 10-K Certification.  The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Trustee shall have no responsibility to file any items other than those specified in this section.

If so requested, the Trustee shall sign a certification (in the form attached hereto as Exhibit Q for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the Trustee shall not be required to undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K).

Section 10.16.  Rule 144A Information; Periodic Filings.

(a)

For so long as any of the Private Certificates are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Trustee agrees to provide to any holder of Private Certificates and to any prospective purchaser of Private Certificates designated by such a Certificateholder, upon the request of such Certificateholder or prospective purchaser, the information specified below, which is intended to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act; provided that this Section shall require, as to the Depositor, the Trustee or the Master Servicer, only that the Trustee provide publicly available information regarding it, the Depositor, the Trust Fund or the Master Servicer in response to any such request:

(i)

the Prospectus and any amendments and supplements thereto;

(ii)

the Basic Documents and any amendments thereto;

(iii)

the Master Servicer’s and each Servicer’s certificates required pursuant to Section 4.28 of this Agreement and Section 2.5(h) of the applicable Servicing Agreement;

(iv)

copies of each statement or report sent to Certificateholders pursuant to Section 6.08 during the 12 months immediately prior to such request; and

(v)

such other information as is reasonably available to the Trustee and is directly related to the distributions on the Certificates and the Underlying Securities and the servicing and performance of the Mortgage Loans.

Any recipient of information provided pursuant to this Section shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by the prospective purchaser.  The Depositor and the Trustee shall have no responsibility for the sufficiency under Rule 144A of any information so provided by the Trustee to any Certificateholder or prospective purchaser of Certificates.

(b)

The Trustee will provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Commission pursuant to Section 10.15 and (ii) a copy of any other document incorporated by reference in the Prospectus to the extent in the possession of the Trustee.  Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention:  Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 6.08.

IN WITNESS WHEREOF, the parties hereto have caused this Pooling and Servicing Agreement to be executed by their respective officers thereunto duly authorized on the day and year first above written.

BAYVIEW FINANCIAL SECURITIES

   COMPANY, LLC,

   as Depositor

By:

[          ], not in [his/her] individual

capacity but solely as Co-Trustee

[          ],

as Master Servicer

By:

Name:

Title:

[          ],

as Trustee

By:

Name:

Title:

Accepted and Agreed to for purposes of Section 4.06
and Section 4.34 only:

[Seller]

By:  [       ],

By:

Name:  [          ]

Title:  [          ]

EXHIBIT A

FORM OF MASTER SERVICER’S MONTHLY REPORT

EXHIBIT B

FORM OF INITIAL CERTIFICATION

[Date]

Bayview Financial Securities Company, LLC
4425 Ponce de Leon Boulevard, 4th Floor
Coral Gables, Florida 33146

Re:

Pooling and Servicing Agreement dated as of [        ], among Bayview

Financial Securities Company, LLC, [        ] and [       ] (the “Pooling

and Servicing Agreement”)

Ladies and Gentlemen:

In accordance with the provisions of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to any Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attachment hereto), it has reviewed the documents delivered to it pursuant to the Pooling and Servicing Agreement and has determined that (i) all Mortgages Certificates and Assignments, installment sale contracts or contracts for purchase required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession and (ii) each such Mortgage Certificate and Assignment, installment sale contract or contract for purchase has been reviewed by it and appears regular on its face, appears to bear original signatures, and has not been mutilated, damaged, torn or otherwise physically altered and relates to such Mortgage Loan. The undersigned has made no independent examination of such documents beyond the review specifically required in the Pooling and Servicing Agreement.  The undersigned makes no representations or warranties as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

This Certificate is subject in all respects to the Pooling and Servicing Agreement including, but not limited to, Section 2.02.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[          ],

   as Trustee

  By:______________________________

  Name:

  Title:

EXHIBIT C

FORM OF INTERIM CERTIFICATION

[Date]

Bayview Financial Securities Company, LLC
4425 Ponce de Leon Boulevard, 4th Floor
Coral Gables, Florida 33146

Re:

Pooling and Servicing Agreement dated as of [        ], among Bayview

Financial Securities Company, LLC, [        ] and [       ] (the “Pooling and

Servicing Agreement”)

Ladies and Gentlemen:

In accordance with the provisions of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attached hereto), it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that (a) each such document has not been mutilated, damaged or torn and relates to the Mortgage Loan identified in such document and (b) the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii) of the definition of Mortgage Loan Schedule contained in the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

This Certificate is qualified in all respects by the terms of the Pooling and Servicing Agreement including, but not limited to, Section 2.02.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[          ],

   as Trustee

  By:______________________________

  Name:

  Title:

EXHIBIT D

FORM OF FINAL CERTIFICATION

[Date]

Bayview Financial Securities Company, LLC

4425 Ponce de Leon Boulevard, 4th Floor

Coral Gables, Florida 33146

Re:

Pooling and Servicing Agreement dated as of [        ], among Bayview

Financial Securities Company, LLC, [        ] and [       ] (the “Pooling and

Servicing Agreement”)

Ladies and Gentlemen:

In accordance with the provisions of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attached hereto), it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified in the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (iii) of the Mortgage Loan Schedule is correct.

This Certificate is qualified in all respects by the terms of the Pooling and Servicing Agreement including, but not limited to, Section 2.02.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[          ],

   as Trustee

  By:______________________________

  Name:

  Title:

EXHIBIT E

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

[Trustee]

Re:

Pooling and Servicing Agreement dated as of [        ], among Bayview

Financial Securities Company, LLC, [        ] and [       ] (the “Pooling and

Servicing Agreement”)

In connection with the administration of Mortgage Loans held by you as Trustee, we hereby request the release, and acknowledge receipt, of the [specify documents] for the Mortgage Loans described below, for the reason indicated.

Mortgagor’s Name Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one):

    1.

Mortgage Loan Paid in Full.  (All amounts received in connection therewith have been credited to the Collection Account and remitted to (as applicable) the Trustee for deposit into the Certificate Distribution Account pursuant to this Agreement.)

    2.

Mortgage Loan Liquidated.  (All proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account and remitted to (as applicable) the Trustee for deposit into the Certificate Distribution Account pursuant to this Agreement.)

    3.

Mortgage Loan in foreclosure or another method of liquidation pursuant to the Pooling and Servicing Agreement.

    4.

Mortgage Loan subject to documentation corrections for errors and ambiguities.  (The documentation released pursuant to this Request for Release of Documents has errors or ambiguities that require correction and that such documentation shall be corrected in a prompt manner and returned to the Trustee in accordance with the Pooling and Servicing Agreement; provided, however, that no more than one hundred Trustee’s Mortgage Files shall be released at any one time.)

    5.

Mortgage Loan repurchased pursuant to Section 2.03 of the Pooling and Servicing Agreement.  (The Purchase Price, or the Substitution Amount, if any, has been credited to the Collection Account and remitted to the Trustee for deposit into the Certificate Distribution Account pursuant to the Pooling and Servicing Agreement.)

    6.

Subject to the approval of the Trustee set forth below, other release (explain):

If box 1, 2 or 5 above is checked, and if all or part of the Trustee’s Mortgage Files were previously released to Bayview Financial Securities Company, LLC, please release to Bayview Financial Securities Company, LLC its previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 3 or 4 above is checked, upon the return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

If box 6 above is checked, and the Mortgage Loan is being foreclosed, the Mortgage File will be returned when no longer required for such purpose.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

[SERVICER] [SELLER]

By:

Name:

Title:

Date:

EXHIBIT F

[RESERVED]

EXHIBIT G

RATE PROTECTION AGREEMENTS

EXHIBIT H

LIST OF SERVICING AGREEMENTS

EXHIBIT I

FORM OF CONFIRMATION AND CONFIDENTIALITY AGREEMENT

[          ], as Trustee

[       ]

[       ]

Attention:  [       ]

Re:  Bayview Financial [          ] Trust [          ]

Ladies and Gentlemen:

This letter is delivered to you in connection with a request for information by the undersigned beneficial holder (the “Holder”) or the undersigned prospective transferee (the “Transferee”) of [Class __ Certificates (the “Certificates”)] [Residual Certificates].  The [Certificates] [Residual Certificates] were issued pursuant to the Pooling and Servicing Agreement dated as of [          ] (the “Pooling and Servicing Agreement”), by and among [          ], as Master Servicer, [          ], as depositor and [          ], as trustee and custodian].  All terms used herein and not otherwise defined shall have the meanings set forth in the Bayview Financial Securities Company, LLC, as depositor.  The undersigned hereby certifies, represents and warrants to you, that:

INITIAL BOX AS APPLICABLE

1.     _____

In the case of a request for information by a direct or beneficial holder of [Certificates] [Residual Certificates]:  the undersigned is a direct or beneficial holder of [Certificates] [Residual Certificates] and is requesting the information solely for use in evaluating such party’s investment in the [Certificates] [Residual Certificates] and will otherwise keep such information confidential.

2.     _____

In the case of a request for information by a prospective transferee:  (i) the undersigned holder is a direct or beneficial holder of [Certificates] [Residual Certificates] and the undersigned requesting party is a prospective transferee of the undersigned holder’s [Certificates] [Residual Certificates] and (ii) the undersigned requesting party is a prospective transferee of [Certificates] [Residual Certificates], is requesting the information solely for use in evaluating a possible investment in [Certificates] [Class Residual Certificates] and will otherwise keep such information confidential.

IN WITNESS WHEREOF, the parties hereto have caused this Confirmation and Confidentiality Agreement to be executed this ___ day of ______________, 200__.

[___________________________],

HOLDER

By:  __________________________

Name:

Title:

[_____________________________],

TRANSFEREE

By:  __________________________

Name:

Title:

SCHEDULE I

MORTGAGE LOAN SCHEDULE

SCHEDULE I-A

PERFORMING MORTGAGE LOANS

SCHEDULE I-B

NON-PERFORMING MORTGAGE LOANS

SCHEDULE I-C

SIMPLE INTEREST MORTGAGE LOANS

SCHEDULE I-D

[Reserved]

SCHEDULE I-E

PREPAYMENT PREMIUM CONVEYED MORTGAGE LOANS

SCHEDULE I-F

BI-WEEKLY MORTGAGE LOANS

SCHEDULE I-G

CONVERTIBLE MORTGAGE LOANS

SCHEDULE I-H

[Reserved]

SCHEDULE I-I

HOLDBACK MORTGAGE LOANS

SCHEDULE I-J

[Reserved]

SCHEDULE II-A

[Reserved]